                               [GRAPHIC OF XL2]



PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 8, 1998)



                                 $695,868,000
                                 (APPROXIMATE)


                         MORGAN STANLEY CAPITAL I INC.
                                   DEPOSITOR
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-XL2
                                -------------
Morgan Stanley Capital I Inc. is offering certain classes of its Series
 1998-XL2 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 7 mortgage loans secured by first liens on 41 commercial properties. The Series 1998-XL2 Certificates are not obligations of Morgan Stanley Capital I Inc. or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                                -------------
Morgan Stanley Capital I Inc. will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.
                                -------------
INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-24 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 12 OF THE PROSPECTUS.
                                 -------------
         Certain characteristics of the offered certificates include:




                            APPROXIMATE
                        INITIAL CERTIFICATE        INITIAL                                          RATED FINAL
                            PRINCIPAL OR        PASS-THROUGH          RATE           RATINGS        DISTRIBUTION
CLASS                    NOTIONAL AMOUNT(1)         RATE         DESCRIPTION(2)     (DCR/S&P)           DATE
--------------------   ---------------------   --------------   ----------------   -----------   -----------------
Class A-1 ..........   $ 43,300,000                 5.950%            Fixed          AAA/AAA     October 3, 2034
Class A-2 ..........   $467,121,000                 6.170%            Fixed          AAA/AAA     October 3, 2034
Class X(3) .........   $706,465,702                 0.399%          WAC/IO(3)        AAA/AAAr    October 3, 2034
Class B ............   $ 75,945,000                 6.661%             WAC            AA/AA      October 3, 2034
Class C ............   $ 42,388,000                 6.661%             WAC             A/A       October 3, 2034
Class D ............   $ 45,920,000                 6.661%             WAC           BBB/BBB     October 3, 2034
Class E ............   $ 21,194,000                 6.661%             WAC          BBB-/BBB-    October 3, 2034

(Footnotes on page S-2)

                                 -------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

     Morgan Stanley & Co. Incorporated will purchase the offered certificates from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. Morgan Stanley & Co. Incorporated expects to deliver the offered certificates to purchasers on October 15, 1998. Morgan Stanley Capital I Inc. expects to receive from this offering approximately 101.1% of the initial principal amount of the offered certificates, plus accrued interest from October 1, 1998, before deducting expenses payable by Morgan Stanley Capital I Inc.

     This prospectus supplement and prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.
                                 -------------
                          MORGAN STANLEY DEAN WITTER
           The date of this Prospectus Supplement is October 8, 1998

                 Map of United States showing location of all
                      the Commercial Mortgage Properties

WA

Spokane

North Town Mall

CA

Los Angeles

Westside Pavilion

TX

Dallas

Grapevine Mills

IN

OH

TN

MS

AL

GA

FL

SC

NC

VA

Arlington

Crystal Park IV

NY

MA

CT

NH

Mall of New Hampshire

Manchester

Single Asset Loans

Edens & Avant Pool I

Edens & Avant Pool II

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

GRAPEVINE MILLS
Grapevine, TX
picture of Grapevine Mills exterior facade

                                   [PICTURE]


EDENS & AVANT POOL I & II                                [PICTURE]
                                          BISHOPS CORNER, West Hartford, CT
[PICTURE]
exterior views of properties              exterior view showing facade of
in Edens & Avant Pool I & II              Marshalls

                                                         [PICTURE]
                                          KENILWORTH COMMONS, Charlotte, NC

MALL OF NEW HAMPSHIRE                     exterior view showing facade of
Manchester, NH                            Harris Teeter

[PICTURE]                                                [PICTURE]
Exterior view of facade                   view exterior of Filene's

                                                         [PICTURE]
                                          view of interior entrance to Filene's

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]



WESTSIDE PAVILION
Los Angeles, CA
                                                             [PICTURE]
[PICTURE]
view of exterior facade and interior area

NORTHTOWN MALL
Spokane, WA

                                                             [PICTURE]
view of exterior facade and interior area

[PICTURE]


CRYSTAL PARK IV
Arlington, VA

views of exterior facade lobby area, and interior area
                                                             [PICTURE]
[PICTURE]
                                                             [PICTURE]

--------
(1)   Approximate, subject to adjustment as described herein.

(2) "WAC" means the weighted average coupon as described herein and "Fixed" means fixed rate coupon. "WAC" and "Fixed" are descriptions of the type of Pass-Through Rates borne by the related Classes and "IO" designates that the related Class is entitled only to distributions of interest.

(3) The Class X Certificates will not have a Certificate Principal Amount and will not be entitled to receive distributions of principal. Interest will accrue on the Class X Certificates at their Pass-Through Rate on their Notional Amount. The Notional Amount of the Class X Certificates is initially $706,465,702, which is equal to the aggregate initial Certificate Principal Amount of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates. See "Description of the Offered Certificates--General" herein.


             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Significant Definitions" beginning on page S-182 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Significant Definitions" beginning on page 94 in the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Morgan Stanley Capital I Inc.

                              -----------------

     Until the date that is ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                               TABLE OF CONTENTS




                                                        PAGE
                                                       ------
EXECUTIVE SUMMARY ..................................    S-4
RISK FACTORS .......................................    S-24
MORTGAGE POOL CHARACTERISTICS ......................    S-42
   General .........................................    S-42
   Security for the Mortgage Loans .................    S-42
   Certain Mortgage Loan Definitions ...............    S-43
   Certain Characteristics of the Mortgage Loans        S-51
   Prepayment and Defeasance Terms .................    S-52
   Underwriting Standards ..........................    S-57
   Additional Information ..........................    S-58
DESCRIPTION OF THE MORTGAGED
   PROPERTIES AND THE MORTGAGE
   LOANS ...........................................    S-59
   Grapevine Mills: The Borrower; The Property          S-59
   Grapevine Mills: The Loan .......................    S-67
   Edens & Avant Pool I: The Borrower; The
     Properties ....................................    S-71
   Edens & Avant Pool I: The Loan ..................    S-76
   Mall of New Hampshire: The Borrower; The
     Property ......................................    S-81
   Mall of New Hampshire: The Loan .................    S-88
   Westside Pavilion: The Borrower; The
     Property ......................................    S-92
   Westside Pavilion: The Loan .....................    S-99
   NorthTown Mall: The Borrower; The
     Property ......................................   S-103
   NorthTown Mall: The Loan ........................   S-109
   Edens & Avant Pool II: The Borrower; The
     Properties ....................................   S-114
   Edens & Avant Pool II: The Loan .................   S-120
   Crystal Park IV: The Borrower; The Property         S-125
   Crystal Park IV: The Loan .......................   S-130
DESCRIPTION OF THE OFFERED
   CERTIFICATES ....................................   S-134
   General .........................................   S-134
   Distributions ...................................   S-135
   Subordination ...................................   S-142
   Appraisal Reductions ............................   S-142
   Delivery, Form and Denomination .................   S-143
   Book-Entry Registration .........................   S-143
   Definitive Certificates .........................   S-145
   Transfer Restrictions ...........................   S-145
YIELD, PREPAYMENT AND MATURITY
   CONSIDERATIONS ..................................   S-147
   Yield ...........................................   S-147
   Yield on the Offered Certificates ...............   S-148
   Rated Final Distribution Date ...................   S-151
   Weighted Average Life of Offered Certificates       S-151
THE POOLING AGREEMENT ..............................   S-155
   General .........................................   S-155
   Assignment of the Mortgage Loans ................   S-155


                                                        PAGE
                                                       ------
   Representations and Warranties; Repurchase ......   S-155
   Servicing of the Mortgage Loans; Collection
     of Payments ...................................   S-156
   Advances ........................................   S-158
   Accounts ........................................   S-159
   Withdrawals From the Collection Account .........   S-160
   Successor Manager ...............................   S-160
   Enforcement of "Due-on-Sale" and
     "Due-on-Encumbrance" Clauses ..................   S-161
   Inspections .....................................   S-162
   Evidence as to Compliance .......................   S-162
   Certain Matters Regarding the Depositor, the
     Master Servicer and the Special Servicer ......   S-162
   Events of Default ...............................   S-163
   Rights Upon Event of Default ....................   S-164
   Amendment .......................................   S-165
   Realization Upon Mortgage Loans;
     Modifications .................................   S-165
   Optional Termination ............................   S-169
   The Trustee .....................................   S-170
   Duties of the Trustee ...........................   S-171
   The Master Servicer .............................   S-171
   Servicing Compensation and Payment of
     Expenses ......................................   S-172
   Special Servicer ................................   S-172
   Master Servicer and Special Servicer
     Permitted to Buy Certificates .................   S-173
   Reports to Certificateholders ...................   S-173
CERTAIN LEGAL ASPECTS OF THE
   MORTGAGE LOANS ..................................   S-174
USE OF PROCEEDS ....................................   S-176
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ....................................   S-176
CERTAIN ERISA CONSIDERATIONS .......................   S-177
LEGAL INVESTMENT ...................................   S-179
PLAN OF DISTRIBUTION ...............................   S-179
EXPERTS ............................................   S-180
VALIDITY OF OFFERED CERTIFICATES ...................   S-180
RATINGS ............................................   S-180
INDEX OF SIGNIFICANT DEFINITIONS ...................   S-182
Financial Information
   Grapevine Mills Property ..................   Exhibit A-1
   Edens & Avant Pool I (unaudited) ..........   Exhibit A-2
   Mall of New Hampshire (unaudited) .........   Exhibit A-3
   Westside Pavilion (unaudited) .............   Exhibit A-4
   NorthTown Mall (unaudited) ................   Exhibit A-5
Representations & Warranties .................   Exhibit B
Form of Report to Certificateholders .........   Exhibit C
Term Sheet ...................................   Exhibit D
Mortgaged Properties Characteristics .........   Annex A

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                               EXECUTIVE SUMMARY

     This Executive Summary highlights selected information regarding the offered certificates and underlying mortgage loans. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE LOANS, READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.


                              CERTIFICATE SUMMARY

                                                                                                        APPROXIMATE
                                                                                                         PERCENT OF
   APPROXIMATE                                                                                             TOTAL
 CREDIT SUPPORT                                                                                         CERTIFICATES
                                                --------------------------------------------------------------------
                                                                      INITIAL
                                                                    CERTIFICATE
                                                                     PRINCIPAL          RATINGS
                                                     CLASS            AMOUNT           (DCR/S&P)
                     -----------------------------------------------------------------------------------------------
                     CLASS X                     CLASS A-1        $  43,300,000       (AAA/AAA)             6.13%
                     $706,465,702                -------------------------------------------------------------------
        27.75%(1)    (Approximate Notional       CLASS A-2        $ 467,121,000       (AAA/AAA)            66.12%
                     Amount)
                     (AAA/AAAr)






                                                 -------------------------------------------------------------------
           17%                                   CLASS B          $  75,945,000         (AA/AA)            10.75%
                                                 -------------------------------------------------------------------
           11%                                   CLASS C          $  42,388,000           (A/A)             6.00%
                                                 -------------------------------------------------------------------
          4.5%                                   CLASS D          $  45,920,000       (BBB/BBB)             6.50%
                                                 -------------------------------------------------------------------
          1.5%                                   CLASS E          $  21,194,000     (BBB-/BBB-)             3.00%
                                                 -------------------------------------------------------------------
          n/a                                    CLASS F(2)       $  10,597,702        (BB/BB-)             1.50%
                     -----------------------------------------------------------------------------------------------

        (1) Represents the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

        (2)   Not offered hereby.

              The Class Q, Class R and Class LR Certificates are not represented in this table.

                              CERTIFICATE SUMMARY



                          INITIAL
                        CERTIFICATE
                       PRINCIPAL OR                                            INITIAL
          RATINGS(1)     NOTIONAL       % OF                                PASS-THROUGH      WTD. AVG.     PRINCIPAL
  CLASS     DCR/S&P      AMOUNT(2)      TOTAL          DESCRIPTION(3)           RATE       LIFE(4) (YRS.)   WINDOW(4)
-------- ------------ -------------- ----------  ------------------------- -------------- ---------------- ----------
Offered  Certificates
----------------------------------------------------------------------------------------------------------------------
  A-1    AAA/AAA       $ 43,300,000   6.13%      Fixed Rate                     5.950%           5.44         1-106
-----    ------------  ------------  -----       -------------------------      -----            ----         -----
  A-2    AAA/AAA       $467,121,000  66.12%      Fixed Rate                     6.170%           9.88       106-120
-----    ------------  ------------  -----       -------------------------      -----            ----       -------
  X(5)   AAA/AAAr      $706,465,702     N/A      Interest Only:                 0.399%          N/A            N/A
-----    ------------  ------------   -----                                     -----           -----       -------
                                                 Weighted Average Coupon
                                                 -------------------------
  B      AA/AA         $ 75,945,000  10.75%      Weighted Average Coupon        6.661%           9.97           120
-----    ------------  ------------  -----       -------------------------      -----           -----       -------
  C      A/A           $ 42,388,000   6.00%      Weighted Average Coupon        6.661%           9.97           120
-----    ------------  ------------  -----       -------------------------      -----           -----       -------
  D      BBB/BBB       $ 45,920,000   6.50%      Weighted Average Coupon        6.661%           9.97           120
-----    ------------  ------------  -----       -------------------------      -----           -----       -------
  E      BBB-/BBB-     $ 21,194,000   3.00%      Weighted Average Coupon        6.661%           9.97           120
-----    ------------  ------------  -----       -------------------------      -----           -----       -------
  Non-Offered Certificates
----------------------------------------------------------------------------------------------------------------------
  F      BB/BB-        $ 10,597,702   1.50%      Fixed Rate                     5.950%           9.97           120
-----    ------------  ------------  -----       -------------------------      -----           -----       -------

      The Class Q, Class R and Class LR Certificates are not represented in this table.
(1) The Rated Final Distribution Date for each Class of rated Certificates is the Distribution Date in October 2034.
(2)   Approximate, subject to adjustment as described herein.
(3) "Weighted Average Coupon" and "Fixed Rate" are descriptions of the type of Pass-Through Rates borne by the related Classes and "Interest Only" designates that the related Class is entitled only to distributions of interest.
(4) The weighted average life ("Weighted Average Life") and period during which distributions of principal would be received (the "Principal Window") are based on the assumptions that the Mortgage Loans suffer no losses and that they are fully paid on their respective Effective
      Maturity Dates and otherwise on the basis of the assumptions for Scenario 1 set forth under "Yield, Prepayment and Maturity
      Considerations--Weighted Average Life of Offered Certificates". The Principal Window is expressed in months following the Closing Date, commencing with the first Distribution Date.
(5) The Class X Certificates will not have a Certificate Principal Amount and will not be entitled to receive distributions of principal. Interest will accrue on the Class X Certificates at its Pass-Through Rate and on its Notional Amount. The Notional Amount of the Class X Certificates is initially $706,465,702, which is equal to the aggregate initial Certificate Principal Amount of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates. See "Description of the Offered Certificates--General" herein.

                             MORTGAGE LOAN SUMMARY



                                     CUT-OFF
                       NUMBER          DATE       EFFECTIVE     FINAL
      MORTGAGE           OF         PRINCIPAL      MATURITY   MATURITY
        LOAN         PROPERTIES      BALANCE         DATE       DATE
------------------- ------------ --------------- ----------- ----------
   Grapevine Mills        1       $155,000,000     10/1/08     9/1/32
-------------------       -       ------------     -------     ------
   Edens & Avant
  Pool I                 15       $125,000,000     10/1/08    10/1/28
-------------------      --       ------------     -------    -------
   Mall of New
  Hampshire               1       $105,000,000     10/1/08     4/1/28
-------------------      --       ------------     -------    -------
   Westside
  Pavilion                1       $100,000,000      7/1/08     7/1/31
-------------------      --       ------------     -------    -------
   NorthTown Mall         1       $ 84,426,244      9/1/08     9/1/28
-------------------      --       ------------     -------    -------
   Edens & Avant
  Pool II                21       $ 70,000,000     10/1/08    10/1/28
-------------------      --       ------------     -------    -------
   Crystal Park IV        1       $ 67,039,458      9/1/08     9/1/28
-------------------      --       ------------     -------    -------
   Total/Weighted
  Average                41       $706,465,702       N/A         N/A
-------------------      --       ------------     -------    -------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                       CUT-OFF
                                                        DATE      CUT-OFF   EFFECTIVE
                                                       ACTUAL      DATE     MATURITY
                                                        DEBT       LOAN-      DATE
                           ORIGINAL                    SERVICE      TO-     LOAN-TO-
      MORTGAGE           AMORTIZATION      MORTGAGE   COVERAGE     VALUE      VALUE
        LOAN            TERM (MONTHS)        RATE     RATIO(1)   RATIO(2)   RATIO(2)
------------------- --------------------- ---------- ---------- ---------- ----------
   Grapevine Mills         360(3)             6.47%      2.17x      61.7%      56.8%
--------------------       -----              ----       ----       ----       ----
   Edens & Avant
  Pool I              Interest Only(4)        6.20%      2.72x      47.1%      47.1%
----------------------------------------      ----       ----       ----       ----
   Mall of New
  Hampshire                360(5)            6.955%      1.67x      65.2%      57.2%
----------------------     ------            -----       ----       ----       ----
   Westside
  Pavilion                 360(6)             6.44%      1.93x      62.5%      57.0%
----------------------     ------            -----       ----       ----       ----
   NorthTown Mall          360                6.68%      1.73x      58.5%      49.7%
----------------------     ------            -----       ----       ----       ----
   Edens & Avant
  Pool II             Interest Only(4)        6.20%      2.90x      48.8%      48.8%
-----------------------------------------    -----       ----       ----       ----
   Crystal Park IV         360                6.51%      1.93x      62.7%      54.0%
----------------------------                 -----       ----       ----       ----
   Total/Weighted
  Average                  N/A                6.49%      2.16x      58.2%      53.2%
----------------------------                 -----       ----       ----       ----

(1) Based on Underwritable Cash Flow as defined in "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans" in this prospectus supplement. The loan balance used in computing the following "debt service coverage ratios" are net of any guarantees or letters of credit.
(2) The loan balance used in computing the "loan-to-value ratios" are net of any guarantees or letters of credit.
(3)   Interest only until September 1, 2002.
(4) Interest-only loan from origination to the loan's "effective maturity date"; thereafter, principal payments are based on an amortization term of 240 months.
(5)   Interest only until October 1, 1999.
(6)   Interest only until July 1, 2001.

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.


                          RELEVANT PARTIES AND DATES


DEPOSITOR..............   Morgan Stanley Capital I Inc., a Delaware
                          corporation.


MASTER SERVICER........   Midland Loan Services, Inc., a Delaware corporation.
                          See "The Pooling Agreement--the Master Servicer" in this prospectus supplement and "Description of the Agreements--Certain Matters Regarding a Master
                          Servicer and the Depositor" in the prospectus.


SPECIAL SERVICER.......   Initially, Midland Loan Services, Inc., a Delaware
                          corporation. See "The Pooling Agreement--Special
                          Servicer" in this prospectus supplement.


TRUSTEE................   Norwest Bank Minnesota, National Association, a
                          national banking association. See "The Pooling
                          Agreement--the Trustee" in this prospectus supplement.


CUT-OFF DATE...........   October 1, 1998.


CLOSING DATE...........   On or about October 15, 1998.


DISTRIBUTION DATE......   The third business day of each month, commencing in
                          November, 1998.


RECORD DATE............   With respect to each distribution date, the close of
                          business on the last business day of the preceding month.


                              OFFERED SECURITIES


GENERAL................   Morgan Stanley Capital I Inc. is offering the
                          following 7 classes of Commercial Mortgage
                          Pass-Through Certificates (collectively, the "Offered
                          Certificates") as part of Series 1998-XL2:

                                    o  Class A-1
                                    o  Class A-2
                                    o  Class B
                                    o  Class C
                                    o  Class D
                                    o  Class E
                                    o  Class X

                          Series 1998-XL2 will consist of a total of 11 classes, the following 4 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class F, Class Q, Class R and Class LR (collectively, the "Private Certificates").

                          The Offered Certificates and the Private Certificates will represent beneficial ownership interests in a trust created by Morgan Stanley Capital I Inc. The trust's assets will primarily be 7 mortgage loans secured by first liens on 41 commercial properties.

PRINCIPAL AND
NOTIONAL AMOUNTS.......   Your certificates will have the approximate
                          aggregate initial principal amount or notional amount set forth below, subject to a variance of plus or minus 5%:



  Class A-1      $ 43,300,000     Principal Amount
  Class A-2      $467,121,000     Principal Amount
  Class B        $ 75,945,000     Principal Amount
  Class C        $ 42,388,000     Principal Amount
  Class D        $ 45,920,000     Principal Amount
  Class E        $ 21,194,000     Principal Amount
  Class X        $706,465,702     Notional Amount

                          The notional amount of the Class X Certificates will generally be equal to: (i) the sum of the Principal Amounts of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates, plus
                          (ii) the amount of any unpaid interest on the classes referred to in clause (i). The Class X Certificates will receive interest only; they will not be entitled to distributions of principal.


PASS-THROUGH RATES


A. OFFERED CERTIFICATES
   (OTHER THAN CLASS X).. Your certificates will accrue interest at an annual rate called a "Pass-Through Rate" which is set forth below (other than for the Class X Certificates).



  Class A-1     5.95%
  Class A-2     6.17%
  Class B       WAC Rate minus 0.02%
  Class C       WAC Rate minus 0.02%
  Class D       WAC Rate minus 0.02%
  Class E       WAC Rate minus 0.02%

                          Interest on the Offered Certificates (including the Class X Certificates) will be calculated based on a 360-day year consisting of twelve 30-day months (also referred to herein as a 30/360 basis).

                          The "WAC Rate" for a particular distribution date is a weighted average of the mortgage loan interest rates in effect as of the first day of the preceding month, minus the annual servicing fee rate of 0.028% (which includes the Trustee fee rate). The weighting of this average is based upon the respective principal balances of the mortgage loans.


B.  CLASS X CERTIFICATES. The Pass-Through Rate for the Class X Certificates
                          will be equal to the weighted average of specified rates on certain classes of certificates that have principal amounts. The weighting will be based upon the respective principal amounts of the classes.

                          For purposes of calculating the Class X Pass-Through Rate, the mortgage loan interest rates will not reflect any default interest rate or any rate increase occurring after an Effective Maturity Date. The mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the Special Servicer or resulting from the borrower's bankruptcy or insolvency. In addition, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in such month, calculated on a 30/360 basis, will equal the amount of interest that actually accrues on that loan in that month.

                          The components used to determine the Class X Mortgage Pass-Through Rate and the specified rates on those components are as follows:



  -----------------------------------------------
  Class A-1   WAC Rate minus Pass-Through Rate on
  Component   Class A-1 Certificates
  -----------------------------------------------
  Class A-2   WAC Rate minus Pass-Through Rate on
  Component   Class A-2 Certificates
  -----------------------------------------------
  Class B
  Component   0.02%
  -----------------------------------------------
  Class C
  Component   0.02%
  -----------------------------------------------
  Class D
  Component   0.02%
  -----------------------------------------------
  Class E
  Component   0.02%
  -----------------------------------------------
  Class F     WAC Rate minus Pass-Through Rate on
  Component   Class F Certificates
  -----------------------------------------------

DISTRIBUTIONS


A. AMOUNT AND ORDER
   OF DISTRIBUTIONS..     On each distribution date, funds available for
                          distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                          Step 1/Class A and Class X: To interest on Class A and Class X, pro rata, based on their interest entitlements.

                          Step 2/Class A: To the extent of funds available for principal, to principal on Classes A-1 and A-2, in that order, until reduced to zero. If each class of certificates other than Class A has been reduced to zero, funds available for principal will be distributed to Classes A-1 and A-2, pro rata, rather than sequentially.

                          Step 3/ Class A: After each class of certificates other than Class A has been reduced to zero, to reimburse Classes A-1 and A-2, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

                          Step 4/Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

                          Step 5/Class C: To Class C in a manner analogous to the Class B allocations of Step 4.

                          Step 6/Class D: To Class D in a manner analogous to the Class B allocations of Step 4.

                          Step 7/Class E: To Class E in a manner analogous to the Class B allocations of Step 4.

                          Step 8/Private Certificates: In the amounts and order of priority described in "Description of the Offered Certificates--Distributions--Payment Priorities" in this prospectus supplement.


B. INTEREST AND
   PRINCIPAL
   ENTITLEMENTS........   A description of each class' interest entitlement
                          can be found in "Description of the Offered
                          Certificates--Distributions" in this prospectus supplement. As described in such section, there are circumstances relating to the timing of prepayments in which a class' interest entitlement for a distribution date could be less than one full month's interest at the Pass-Through Rate on the certificate's principal amount or notional amount.

                          The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Offered Certificates--Distributions" in this prospectus suppleent.


C. PREPAYMENT
   PREMIUMS............   The manner in which any prepayment premiums and
                          yield maintenance premiums received during a particular collection period will be allocated to the Class X Certificates, on the one hand, and the classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered
                          Certificates--Distributions" in this prospectus supplement.


D. DEFERRED INTEREST...   As further described below, the mortgage loans
                          provide that after a specified date, the mortgage loan will bear interest at an increased interest rate and will require certain excess cash flow from the related mortgaged property or properties to be used to repay principal on the mortgage loan. The interest that accrues at the increased rate that is in excess of the interest that would have accrued at the initial rate will not be paid until the principal balance of the mortgage loan has been reduced to zero, but that unpaid amount of interest will accrue interest at the increased interest rate (such amount is referred to as "Deferred Interest)."


SUBORDINATION


A. GENERAL.............   The chart below describes the manner in which the
                          rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than Deferred Interest) on any distribution date is depicted in descending order (top to bottom). The manner in which mortgage loan losses are allocated is depicted in ascending order (bottom to top). No principal payments or loan losses will be allocated to the Class X Certificates.

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                     Chart depicting flow of distributions

                              [GRAPHIC OF CHART]



                          NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE FOR THE BENEFIT OF THE HOLDERS OF THE OFFERED CERTIFICATES.

                          See "Description of the Offered Certificates" in this prospectus supplement.


B.  SHORTFALLS IN
    AVAILABLE FUNDS....   The following types of shortfalls in available funds
                          will be allocated in the same manner as mortgage loan losses: (i) shortfalls resulting from additional compensation (other than the servicing fee) which the Master Servicer or Special Servicer is entitled to receive; (ii) shortfalls resulting from interest on P&I Advances made by the Master Servicer and the Trustee (to the extent not covered by default interest paid by the borrower); (iii) shortfalls resulting from extraordinary expenses of the trust; (iv) shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust; and (v) shortfalls in mortgage loan interest as a result of the timing of prepayments (net of the Master Servicer's servicing fee payable on the related distribution date).

                          See "Description of the Offered Certificates-- Distributions--Payment Priorities" in this prospectus supplement.

                               THE MORTGAGE POOL


GENERAL................   The trust's primary assets will be 7 mortgage loans,
                          each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on one or more commercial properties.

                          As of October 1, 1998 (the "Cut-Off Date"), the mortgage loans will have the following approximate characteristics:



  ------------------------------------------------
  Aggregate Principal Balance     $706,465,702
  ------------------------------------------------
  Lowest Mortgage Loan            $67,039,458
  Principal Balance
  ------------------------------------------------
  Highest Mortgage Loan           $155,000,000
  Principal Balance
  ------------------------------------------------
  Average Mortgage Loan           $100,923,672
  Principal Balance
  ------------------------------------------------
  Range of Remaining Terms to     117 to 120
  Effective Maturity Date              months
  ------------------------------------------------
  Weighted Average Remaining      119 months
  Term to Effective Maturity
  Date
  ------------------------------------------------
  Range of Mortgage Rates         6.20% to 6.955%
  ------------------------------------------------
  Weighted Average Mortgage              6.49%
  Rate
  ------------------------------------------------
  Range of Loan to Value Ratios   47.1% to 65.2%
  ------------------------------------------------
  Weighted Average Loan to               58.2%
  Value Ratio
  ------------------------------------------------
  Range of Actual Debt Service    1.67x to 2.90x
  Coverage Ratios
  ------------------------------------------------
  Weighted Average Actual Debt           2.16x
  Service Coverage Ratio
  ------------------------------------------------

                          The loan balances used in computing these statistics for the Grapevine Mills, Mall of New Hampshire and NorthTown loans have been reduced by any guarantees and letters of credit. See "Description of the Mortgaged Properties and the Mortgage Loans" in this prospectus supplement.

DESCRIPTION OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES


A. GRAPEVINE MILLS.....   Significant characteristics of this mortgage loan
                          (all statistics are as of October 1, 1998 unless otherwise noted):

                          o  PRINCIPAL BALANCE: $155,000,000

                          o SECURITY: First priority lien encumbering the Grapevine Mills Mall located in Grapevine, Texas (the "Grapevine Mills Property").

                          o ADDITIONAL SECURITY: Two guarantees of up to $5,000,000 each (for a total of up to $10,000,000). When the Grapevine Mills Property reaches certain operating results, the guarantees will terminate.

                          o  SQUARE FOOTAGE:        315,702 s.f. (Anchor Stores)
                             (MALL AND COLLATERAL)  382,968 s.f. (Mini-Anchors)
                                                    543,099 s.f. (Mall Stores)
                                                  ---------
                                                  1,241,769 s.f. (Total)


                          o  OCCUPANCY (AS OF JUNE 1, 1998): 91%

                          o ANCHOR STORES: Burlington Coat Factory, JCPenney and AMC Theatres.

                          o SELECTED TENANTS: Marshalls, Saks Fifth Avenue, Bed, Bath & Beyond, Virgin Megastores.

                          o  APPRAISED VALUE (AS OF JULY 17, 1998):
                             $235,000,000

                          o LOAN TO VALUE RATIO: 61.7% (assuming the guarantees described above are applied to pay principal of the loan).

                          o DEBT SERVICE COVERAGE RATIO: 2.17x (based on underwritable cash flow, the initial interest rate and the current loan balance net of the guarantees described above).

                          o SCHEDULED PRINCIPAL BALANCE AS OF EFFECTIVE MATURITY DATE (OCTOBER 1, 2008): $143,481,582
                             (assuming the guarantees described above are not applied to pay principal of the loan).

                          o INTEREST RATE: 6.47% to October 1, 2008. Increased to the greater of (i) 8.47% and (ii) 2% plus a rate based on U.S. Treasury obligations, from October 1, 2008 (its Effective Maturity Date) to September 1, 2032.

                          o MONTHLY PAYMENTS: Interest only to September 1, 2002. $976,649.36 (principal and interest) from October 1, 2002 to September 1, 2032.

                          o PREPAYMENTS: Loan may not be voluntarily prepaid until July 1, 2008 (90 days prior to its Effective Maturity Date). Beginning 3 years from the closing date of the loan, the borrower may defease the loan by substituting U.S. Treasury obligations as collateral for the loan.

B. EDENS & AVANT POOL I.  Significant characteristics of this mortgage loan (all statistics are as of October 1, 1998 unless otherwise noted):

                          o  PRINCIPAL BALANCE: $125,000,000

                          o SECURITY: First priority liens encumbering 15 community and neighborhood shopping centers located in Connecticut, Indiana, Massachusetts, New York, Ohio and Tennessee (the "Edens & Avant Pool I Properties").

                          o  SQUARE FOOTAGE: 2,100,452 s.f.

                          o  OCCUPANCY (AS OF APRIL-JUNE, 1998): 97%

                          o SELECTED TENANTS: Stop & Shop, Finast, Marshalls, Circuit City, Blockbuster Video, Office Max, Staples and CVS/Revco.

                          o AGGREGATE VALUE: $265,582,293 (based on recent acquisition prices).

                          o  LOAN TO VALUE RATIO: 47.1%

                          o DEBT SERVICE COVERAGE RATIO: 2.72x (based on underwritable cash flow and the initial interest rate).

                          o SCHEDULED PRINCIPAL BALANCE AS OF EFFECTIVE MATURITY DATE (OCTOBER 1, 2008): $125,000,000

                          o INTEREST RATE: 6.20% to October 1, 2008. Increased to the greater of (i) 8.20% and (ii) 2% plus a rate based on U.S. Treasury obligations, from October 1, 2008 (its Effective Maturity Date) to October 1, 2028.

                          o MONTHLY PAYMENTS: Interest only to October 1, 2008. $910,021.12 (principal and interest) from November 1, 2008 to October 1, 2028.

                          o PREPAYMENTS: Loan may not be voluntarily prepaid until August 1, 2008 (60 days prior to its Effective Maturity Date). Beginning 2 years from the closing date of this securitization, the borrower may defease all or a portion of the loan by substituting U.S. Treasury obligations as collateral for all or a portion of the loan.

                          o SUBSTITUTION OF PROPERTIES: Borrower may substitute other properties for any one or more of the mortgaged properties securing the loan, provided certain conditions are satisfied. These conditions include confirmation from the rating agencies that the ratings on the certificates will not be affected and satisfaction of debt service coverage tests.

C. MALL OF
   NEW HAMPSHIRE........  Significant characteristics of this mortgage loan (all statistics are as of October 1, 1998 unless otherwise noted):

                          o  PRINCIPAL BALANCE: $105,000,000

                          o SECURITY: First priority lien encumbering a portion of the Mall of New Hampshire located in Manchester, New Hampshire (the "Mall of New Hampshire Property").

                          o ADDITIONAL SECURITY: $10,000,000 letter of credit. When the Mall of New Hampshire Property reaches certain operating results, the letter of credit will terminate.

                          o  SQUARE FOOTAGE: 402,852 s.f. (Anchor Stores)
                               (MALL)         60,986 s.f. ("Mini-Anchor" Stores)
                                             329,913 s.f. (Mall Stores)
                                             -------
                                             793,751 s.f. (Total)

                          o  COLLATERAL: 329,913 s.f. (Mall Stores)

                          o  MALL STORE OCCUPANCY (AS OF JULY 15, 1998): 91%

                          o  ANCHOR STORES: Filene's, JCPenney and Sears.

                          o "MINI-ANCHOR" STORES: Best Buy and Kitchens Etc. (Both expected to open in October, 1998).

                          o SELECTED TENANTS: B. Dalton, B. Dalton Software, Bath & Body Works, Limited Express, Victoria's Secret, Casual Corner, Petite Sophisticate, Contempo Casual, The Gap and Gap Kids.

                          o  APPRAISED VALUE (AS OF SEPTEMBER 24, 1998):
                             $145,600,000

                          o LOAN TO VALUE RATIO: 65.2% (assuming the letter of credit described above is applied to pay principal of the loan).

                          o DEBT SERVICE COVERAGE RATIO: 1.67x (based on underwritable cash flow, the initial interest rate and the current loan balance net of the letter of credit described above):

                          o SCHEDULED PRINCIPAL BALANCE AS OF EFFECTIVE MATURITY DATE (OCTOBER 1, 2008): $93,305,773
                             (assuming the letter of credit described above is not applied to pay principal of the loan).

                          o  INTEREST RATE: 6.955% to October 1, 2008.
                             Increased to the greater of (i) 11.955% and (ii) 5% plus a rate based on U.S. Treasury obligations, from October 1, 2008 (its Effective Maturity Date) to April 1, 2028.

                          o MONTHLY PAYMENTS: Interest only to October 1, 1999. $695,397.21 (principal and interest) from November 1, 1999 to April 1, 2028.

                          o PREPAYMENTS: Loan may not be voluntarily prepaid until October 1, 2008 (its Effective Maturity
                             Date). Beginning 2 years from the closing date of this securitization, the borrower may defease the loan by substituting U.S. Treasury obligations as collateral for the loan.

D. WESTSIDE PAVILION...   Significant characteristics of this mortgage loan
                          (all statistics are as of October 1, 1998 unless otherwise noted):

                          o  PRINCIPAL BALANCE: $100,000,000

                          o SECURITY: First priority lien encumbering a portion of the Westside Pavilion located in Los Angeles, California (the "Westside Pavilion Property").

                          o  SQUARE FOOTAGE:       401,563 s.f. (Anchor Stores)
                             (MALL)                354,138 s.f. (Mall Stores)
                                                   -------
                                                   755,701 s.f. (Total)

                          o  COLLATERAL:           181,563 s.f. (Anchor Stores)
                                                   262,160 s.f. (Mall Stores)
                                                   -------
                                                   443,723 s.f. (Total)

                          o  MALL STORE OCCUPANCY (AS OF MAY 29, 1998): 98.8%

                          o  ANCHOR STORES: Nordstrom, Pavilions and
                             Robinson's-May.

                          o SELECTED TENANTS: The Gap, Gap Kids, The Limited, Victoria's Secret, Nine West and FootLocker.

                          o  APPRAISED VALUE (AS OF JULY 13, 1998):
                             $160,000,000

                          o  LOAN TO VALUE RATIO: 62.5%

                          o DEBT SERVICE COVERAGE RATIO: 1.93x (based on underwritable cash flow and the initial interest rate)

                          o SCHEDULED PRINCIPAL BALANCE AS OF EFFECTIVE MATURITY DATE (JULY 1, 2008): $91,132,625

                          o INTEREST RATE: 6.44% to July 1, 2008. Increased to the greater of (i) 8.44% and (ii) 2% plus a rate based on U.S. Treasury obligations, from July 1, 2008 (its Effective Maturity Date) to July 1, 2031.

                          o MONTHLY PAYMENTS: Interest only to July 1, 2001. $628,127.29 (principal and interest) from August 1, 2001 to July 1, 2031.

                          o PREPAYMENTS: Loan may not be voluntarily prepaid until July 1, 2008 (its Effective Maturity Date). Beginning 2 years from the closing date of this securitization, the borrower may defease the loan by substituting U.S. Treasury obligations as collateral for the loan.

E. NORTHTOWN MALL......   Significant characteristics of this mortgage loan
                          (all statistics are as of October 1, 1998 unless otherwise noted):

                          o  PRINCIPAL BALANCE: Approximately $84,426,244

                          o SECURITY: First priority lien encumbering a portion of the NorthTown Mall located in Spokane, Washington (the "NorthTown Mall Property").

                          o ADDITIONAL SECURITY: $9,500,000 letter of credit which will be released when the NorthTown Mall borrower completes construction of certain improvements and achieves certain net rents under leases with acceptable tenants.

                          o  SQUARE FOOTAGE:       541,209 s.f. (Anchor Stores)
                              (MALL)               411,053 s.f. (Mall Stores)
                                                   -------
                                                   952,262 s.f. (Total)

                          o  COLLATERAL:          298, 817 s.f. (Anchor Stores)
                                                   411,053 s.f. (Mall Stores)
                                                   -------
                                                   709,870 s.f. (Total)

                          o  MALL STORE OCCUPANCY (AS OF JULY 31, 1998): 77.2%

                          o ANCHOR STORES: JCPenney, Sears, The Bon Marche, Emporium and Mervyn's.

                          o SELECTED TENANTS: FootLocker, The Gap, Disney and Victoria's Secret.

                          o  PURCHASE PRICE (AS OF AUGUST 6, 1998):
                             $128,000,000 (subject to earn-out payable by the parent of the borrower of up to an additional $17,000,000).

                          o LOAN TO VALUE RATIO: 58.5% (assuming the letter of credit described above is applied to pay principal of the loan).

                          o DEBT SERVICE COVERAGE RATIO: 1.73x (based on underwritable cash flow, the initial interest rate and the current loan balance net of the letter of credit described above).

                          o SCHEDULED PRINCIPAL BALANCE AS OF EFFECTIVE MATURITY DATE (SEPTEMBER 1, 2008): $73,062,731 (assuming the letter of credit described above is not applied to pay principal of the loan).

                          o INTEREST RATE: 6.68% to September 1, 2008. Increased to the greater of (i) 8.68% and (ii) 2% plus a rate based on U.S. Treasury obligations, from September 1, 2008 (its Effective Maturity
                             Date) to September 1, 2028.

                          o MONTHLY PAYMENTS: $544,139.35 to September 1, 2028 (based on a 30-year amortization schedule and the initial interest rate).

                          o PREPAYMENTS: Loan may not be voluntarily prepaid until September 1, 2008 (its Effective Maturity
                             Date). Beginning 2 years from the closing date of this securitization, the borrower may defease the loan by substituting U.S. Treasury obligations as collateral for the loan.

F. EDENS & AVANT
 POOL II................  Significant characteristics of this mortgage loan (all statistics are as of October 1, 1998 unless otherwise noted):

                          o  PRINCIPAL BALANCE: $70,000,000

                          o SECURITY: First priority liens encumbering 21 community and neighborhood shopping centers located in Alabama, Georgia, Florida, Mississippi, North Carolina, South Carolina and Virginia (the "Edens & Avant Pool II Properties").

                          o  SQUARE FOOTAGE: 2,175,884 s.f.

                          o  OCCUPANCY (AS OF MAY-JULY, 1998): 96%

                          o SELECTED TENANTS: Jitney Jungle, Wal-Mart, Winn-Dixie, Harris Teeter, K-Mart.

                          o AGGREGATE VALUE: $143,567,822 (based on recent acquisition prices).

                          o  LOAN TO VALUE RATIO: 48.8%

                          o DEBT SERVICE COVERAGE RATIO: 2.90x (based on underwritable cash flow and the initial interest rate).

                          o SCHEDULED PRINCIPAL BALANCE AS OF EFFECTIVE MATURITY DATE (OCTOBER 1, 2008): $70,000,000

                          o INTEREST RATE: 6.20% to October 1, 2008. Increased to the greater of (i) 8.20% and (ii) 2% plus a rate based on U.S. Treasury obligations, from October 1, 2008 (its Effective Maturity Date) to October 1, 2028.

                          o MONTHLY PAYMENTS: Interest only to October 1, 2008. $509,611.82 (principal and interest) from November 1, 2008 to October 1, 2028.

                          o PREPAYMENTS: Loan may not be voluntarily prepaid until August 1, 2008 (60 days prior to its Effective Maturity Date). Beginning 2 years from the closing date of this securitization, the borrower may defease all or a portion of the loan by substituting U.S. Treasury obligations as collateral for all or a portion of the loan.

                          o SUBSTITUTION OF PROPERTIES: Borrower may substitute other properties for any one or more of the mortgaged properties securing the loan, provided certain conditions are satisfied. These conditions include confirmation from the rating agencies that the ratings on the certificates will not be affected and satisfaction of debt service coverage tests.

G. CRYSTAL PARK IV.....   Significant characteristics of this mortgage loan
                          (all statistics are as of October 1, 1998 unless otherwise noted):

                          o  PRINCIPAL BALANCE: Approximately $67,039,458

                          o SECURITY: First priority lien encumbering the fee interest of the owner and the leasehold estate of the borrower in an office building located in Arlington, Virginia (the "Crystal Park IV Property").

                          o ADDITIONAL SECURITY: $1,000,000 letter of credit which will be released when the long-term unsecured debt rating of the U.S. Airways, Inc. tenant is rated at least "BB" by S&P and "Ba2" by Moody's Investors Service.

                          o  NET LEASABLE AREA: Approximately 466,369 s.f.

                          o  OCCUPANCY (AS OF AUGUST 1, 1998): 100%

                          o MAJOR TENANTS: U.S. Airways, Inc. and Charles E. Smith Management.

                          o  APPRAISED VALUE (AS OF JULY 7, 1998): $107,000,000

                          o  LOAN TO VALUE RATIO: 62.7%

                          o DEBT SERVICE COVERAGE RATIO: 1.93x (based on underwritable cash flow and the initial interest rate)

                          o SCHEDULED PRINCIPAL BALANCE AS OF EFFECTIVE MATURITY DATE (SEPTEMBER 1, 2008): $57,745,712

                          o INTEREST RATE: 6.51% to September 1, 2008. Increased to the greater of (i) 10.51% and (ii) 4% plus a rate based on U.S. Treasury obligations, from September 1, 2008 (its Effective Maturity
                             Date) to September 1, 2028.

                          o MONTHLY PAYMENTS: $424,559.02 to September 1, 2028 (based on a 30-year amortization schedule and the initial interest rate).

                          o PREPAYMENTS: Loan may not be voluntarily prepaid until August 1, 2008 (30 days prior to its Effective Maturity Date). Beginning 2 years from the closing date of this securitization, the borrower may defease the loan by substituting U.S. Treasury obligations as collateral for the loan.

                             PREPAYMENT PROVISIONS

     The following table contains general information regarding the prepayment provisions of the mortgage loans:





                                                                                                         PREPAYMENT
                                                                                       PREPAYMENT         FEE/YIELD
                                                                                       FEE/YIELD         MAINTENANCE
                                                                      DEFEASANCE      MAINTENANCE          PREMIUM
         MORTGAGE LOAN           LOAN TYPE    LOCKOUT PERIOD TO          TERM           TERM(1)        UPON DEFAULT(2)
------------------------------- ----------- -------------------- ------------------- ------------- ----------------------
Grapevine Mills ............... EMD Loan    July 1, 2008, 3      From August 12,          N/A      Grapevine Mills Yield
                                            months prior to      2001 to EMD                       Maintenance Premium
                                            its EMD
Edens & Avant                   Interest    August 1, 2008, 2    From 2 yrs. after        N/A      Greater of 1% and
 Pool I ....................... Only EMD    months prior to      Closing Date to                   Yield Maintenance
                                Loan(3)     its EMD              EMD                               Premium
Mall of New Hampshire ......... EMD Loan    October 1, 2008,     From 2 yrs. after        N/A      Greater of 1% and
                                            its EMD              Closing Date to                   Yield Maintenance
                                                                 EMD                               Premium
Westside Pavilion ............. EMD Loan    July 1, 2008, its    From 2 yrs. after        N/A      Westside Pavilion
                                            EMD                  Closing Date to                   Yield Maintenance
                                                                 EMD                               Premium
NorthTown Mall ................ EMD Loan    September 1,         From 2 yrs. after        N/A      Greater of 1% and
                                            2008, its EMD        Closing Date to                   Yield Maintenance
                                                                 EMD                               Premium
Edens & Avant                   Interest    August 1, 2008, 2    From 2 yrs. after        N/A      Greater of 1% and
 Pool II ...................... Only EMD    months prior to      Closing Date to                   Yield Maintenance
                                Loan(3)     its EMD              EMD                               Premium
Crystal Park IV ............... EMD Loan    August 1, 2008, 1    From 2 yrs. after        N/A      Greater of 1% and
                                            month prior to its   Closing Date to                   Yield Maintenance
                                            EMD                  EMD                               Premium

(1) All mortgage loans require payment of a prepayment charge if paid as a result of a loan default at any time that voluntary prepayment is prohibited. Prepayment charges are generally not required if prepayment is a result of casualty or condemnation.

(2) A more complete description of the prepayment fee or yield maintenance premium provisions for each mortgage loan payable in the event of default is contained in the descriptions of each mortgage loan set forth under "Description of the Mortgaged Properties and Mortgage Loans" herein. A definition of the term "Yield Maintenance Premium" is set forth under "Mortgage Pool Characteristics--Certain Mortgage Loan Definitions."

(3) The Edens & Avant Pool I and Pool II Loans permit the Borrower's parent to receive up to 5% of the gross income earned on the related properties prior to the application of Excess Cash Flow to payment of principal on the related loan.


ADVANCES OF PRINCIPAL AND INTEREST


A. GENERAL.............   The Master Servicer is required to advance (each, a
                          "P&I Advance") delinquent monthly mortgage loan payments, if it determines that the advance will be recoverable. The Master Servicer will not be required to advance interest in excess of a loan's regular interest rate (without considering any default rate or any rate increase after an Effective Maturity Date).
                          The Master Servicer also is not required to advance prepayment or yield maintenance premiums, or balloon payments. If an advance is made, the Master Servicer will not advance its servicing fee, but will advance the Trustee's fee.

                          If the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make the P&I Advance. The Trustee will be obligated to make a P&I Advance only if it determines that the Advance will be recoverable.

                          See "The Pooling Agreement--Advances" and "--The Trustee" in this prospectus supplement.

B. APPRAISAL REDUCTION
   EVENT ADVANCES......   Certain adverse events affecting a mortgage loan,
                          called "Appraisal Reduction Events," will require the Special Servicer to obtain a new appraisal on the related mortgaged property. Based on the appraised value in such appraisal, it may be necessary to calculate an "Appraisal Reduction Amount." The amount required to be advanced in respect of a mortgage loan that has been subject to an Appraisal Reduction Event will be reduced so that the Master Servicer will not be required to advance interest on the Appraisal
                          Reduction Amount (as described below). Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes then-outstanding.

                          See "Description of the Offered
                          Certificates--Appraisal Reductions" in this prospectus supplement.



                      ADDITIONAL ASPECTS OF CERTIFICATES


RATINGS................   The Offered Certificates will not be issued unless
                          each of the offered classes receives the following ratings from one or more of Duff & Phelps Credit
                          Rating Co. ("DCR") and Standard & Poor's Ratings
                          Services, a division of McGraw Hill Companies ("S&P"):



  ----------------------------------
  Classes A-1 and A-2       AAA/AAA
  ----------------------------------
  Class B                    AA/AA
  ----------------------------------
  Class X                  AAA/AAAr
  ----------------------------------
  Class C                     A/A
  ----------------------------------
  Class D                   BBB/BBB
  ----------------------------------
  Class E                  BBB-/BBB-
  ----------------------------------

                          A rating agency may lower or withdraw a security rating at any time.

                          See "Ratings" in this prospectus supplement and the prospectus for a discussion of the basis upon which ratings are given, the limitations of and exclusions from the ratings and the conclusions that may not be drawn from a rating.


OPTIONAL TERMINATION...   On any distribution date on which the aggregate
                          principal balance of the mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the Cut-Off Date, the Depositor will have the option to purchase all of the remaining mortgage loans, at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then-outstanding certificates.

                          If the Depositor does not exercise this option, either of the following, in descending order of priority, may exercise this option on the same terms as the Depositor, with the same effect:

                               o  the Master Servicer

                               o the holders of the Class LR Certificates representing more than 50% of the Class LR Certificates.

                          See "The Pooling Agreement--Optional Termination" in this prospectus supplement.


DENOMINATIONS..........   The Offered Certificates (other than the Class X
                          Certificates) will be offered in minimum denominations of $10,000 initial principal amount. The Class X
                          Certifi-
                          cates will be offered in minimum denominations of $100,000 initial notional amount. Investments in excess of the minimum denominations may be made in multiples of $1.


REGISTRATION, CLEARANCE AND
SETTLEMENT.............   Your certificates will be registered in the name of
                          CEDE & Co., as nominee of the Depository Trust
                          Company, and will not be registered in your name. You will not receive a definitive certificate representing your interest, except in very limited circumstances described in this prospectus supplement. As a result, you will not be a certificateholder of record, and you will receive distributions on your certificates and reports relating to distributions only through DTC, CEDEL or Euroclear or through participants in DTC, CEDEL or Euroclear.

                          You may hold your Offered Certificates through: (i) The Depository Trust Company ("DTC") in the United States; or (ii) Cedel Bank, S.A. ("CEDEL") or The Euroclear System ("Euroclear") in Europe. Transfers within DTC, CEDEL or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through DTC, CEDEL or Euroclear will be effected in DTC through the relevant depositories of CEDEL or Euroclear.

                          The Depositor may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the Offered Certificates.

                          See "Description of the Offered
                          Certificates-Delivery, Form and Denomination", "--Book-Entry Registration" and "--Definitive Certificates" in this prospectus supplement and "Description of the Certificates--General" in the prospectus.

                          We expect that the Offered Certificates will be delivered in book-entry form through the facilities of DTC, CEDEL or Euroclear on or about October 15, 1998.


TAX STATUS.............   An election will be made to treat a portion of the
                          Trust as two separate REMICs-- a Lower-Tier REMIC and an Upper-Tier REMIC--for federal income tax purposes.
                          In the opinion of counsel, each such portion of the Trust will qualify for this treatment.

                          Pertinent federal income tax consequences of an investment in the Offered Certificates include:

                               o Each class of Offered Certificates (as well as the Class F Certificate) will constitute "regular interests" in the Upper-Tier REMIC.

                               o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                               o Beneficial owners will be required to report income on the Offered Certificates in accordance with the accrual method of accounting.

                               o  The Class B, Class C, Class D and Class E
                                  Certificates (as well as the Class F
                                  Certificates) will represent undivided
                                  beneficial interests in portions of the
                                  Deferred Interest. That portion of the Trust will be treated as part of a grantor trust for federal income tax purposes. Deferred Interest will be reportable as income as it accrues, commencing after the Effective Maturity Date of the related Mortgage Loan.

                          See "Certain Federal Income Tax Consequences" in this prospectus supplement and "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the prospectus.

ERISA CONSIDERATIONS...   Subject to the satisfaction of important conditions
                          described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A and Class X Certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

                          THE CLASS B, CLASS C, CLASS D AND CLASS E
                          CERTIFICATES MAY NOT BE PURCHASED BY, OR TRANSFERRED TO, A PLAN OR ANY PERSON INVESTING THE ASSETS OF A PLAN. (THIS PROHIBITION DOES NOT APPLY TO AN INSURANCE COMPANY INVESTING ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHICH WOULD QUALIFY FOR AN EXEMPTION UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.)


LEGAL INVESTMENTS......   The Class A-1, Class A-2, Class X and Class B
                          Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage
                          Market Enhancement Act of 1984, as amended ("SMMEA"), so long as: (i) those certificates are rated in one of the two highest rating categories by one or more rating agencies; and (ii) the underlying mortgage loans are secured by real estate. The other classes of Offered Certificates will not constitute "mortgage related securities" within the meaning of SMMEA.

                          Except as to SMMEA status, no representation is made regarding the proper characterization of the Offered Certificates for purposes of any applicable legal investment restrictions, regulatory capital requirements or other similar purposes. Regulated entities should consult with their own advisors regarding these matters.

                          See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

                                 RISK FACTORS

     You should carefully consider the risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.


MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     Other than as described below with respect to the Grapevine Mills loan, the mortgage loans are generally not insured or guaranteed by any person or entity.

     Each mortgage loan is a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged properties. Payment at maturity is dependent primarily upon the market value of the mortgaged properties or the borrower's ability to refinance the mortgaged properties.

     The Grapevine Mills loan is guaranteed by two separate guarantees, one from the Simon Property Group, L.P. ("SDG") (formerly known as Simon DeBartolo Group, L.P.) and the other from The Mills Limited Partnership ("MLP"). Both SDG and MLP are equity owners of the Grapevine Mills borrower. Both guarantees cover the full and punctual payment when due of all obligations of the Grapevine Mills borrower and all obligations of SDG or MLP, itself, as applicable, under the Grapevine Mills loan documents. The maximum amount that either SDG or MLP will be required to pay is $5,000,000 each (for a total guaranteed amount of up to $10,000,000). The guarantees will terminate when mortgagee receives evidence that the "debt service coverage ratio" for any 12 consecutive calendar months is equal to or exceeds 1.50x. SDG has a credit rating of its long term senior unsecured debt of BBB+ from S&P.


COMMERCIAL LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial properties. Commercial lending is generally thought to expose a lender to greater risk than residential one-to-four family lending because it typically involves larger loans to a single borrower.

     The repayment of a commercial loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating income and property value of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the property itself, such as:

          o  the age, design and construction quality of the property;

          o perceptions regarding the safety, convenience and attractiveness of the property;

          o  the proximity and attractiveness of competing properties;

          o  the adequacy of the property's management and maintenance;

          o  increases in operating expenses;

          o an increase in the capital expenditures needed to maintain the property or make improvements;

          o  a decline in the financial condition of a major tenant;

          o  an increase in vacancy rates; and

          o a decline in rental rates as leases are renewed or entered into with new tenants.

     Others factors are more general in nature, such as:

          o national, regional or local economic conditions (including plant closings, industry slowdowns and unemployment rates);

          o local real estate conditions (such as an oversupply of retail space or office space);

          o  demographic factors;

          o  consumer confidence;

          o  consumer tastes and preferences; and

          o  retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

          o  the length of tenant leases;

          o  the creditworthiness of tenants;

          o in the case of rental properties, the rate at which new rentals occur;

          o and the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenue, and the level of capital expenditures required to maintain the property and retain or replace tenants).

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources and may lead to higher rates of delinquency or defaults.


SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. Zoning or other restrictions also may prevent alternative use.


PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include: changes in governmental regulations, fiscal policy, zoning or tax laws, potential environmental legislation or liabilities or other legal liabilities, the availability of refinancing and changes in interest rate levels or yields required by investors in income producing commercial properties.


TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or a small number of tenants. Mortgaged properties leased to a single tenant, or a small number of tenants, also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is so because: (i) the financial effect of the absence of rental income may be severe, (ii) more time may be required to re-lease the space, and (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     The mortgaged properties contain the following examples of tenant concentration.

          o US Airways, Inc. leases approximately 70.1% of the Crystal Park IV Property, under leases that are scheduled to expire in 2002 and 2008.

          o At the Edens & Avant Pool I Properties, Royal Ahold NV operates 6 stores and The TJX Companies operates 4 Marshalls stores representing approximately 19.4% and 9.4%, respectively, of annualized base rent and approximately 16.6% and 6.1%, respectively, of gross leasable area.

          o At the Edens & Avant Pool II Properties, Jitney-Jungle Stores of America, Inc. operates 7 stores, Wal-Mart Stores, Inc. operates 3 stores (although all 3 are current on their rent, 2 properties are vacant) and Winn-Dixie Stores, Inc. operates 4 stores representing approximately 10.8%, 9.7% and 9.6%, respectively, of annualized base rent and approximately 16.3%, 14.0% and 8.4%, respectively, of gross leasable area.


MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses

RISKS RELATING TO LOAN CONCENTRATION

     The effect of mortgage pool loan losses will be more severe: (i) if the pool is comprised of a small number of loans, each with a relatively large principal amount; or (ii) if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance. Because there are only 7 underlying mortgage loans, losses on any loan may have a substantial adverse effect on the Offered Certificates. The relative approximate percentages of the 7 mortgage loans are:



                                               PERCENTAGE OF
                                                CUT-OFF DATE
MORTGAGE LOAN                               PRINCIPAL BALANCE(1)
------------------------------------------ ---------------------
  Grapevine Mills ........................          21.9%
  Edens & Avant Pool I ...................          17.7
  Mall of New Hampshire ..................          14.9
  Westside Pavilion ......................          14.2
  NorthTown Mall .........................          12.0
  Edens & Avant Pool II ..................           9.9
  Crystal Park IV ........................           9.5
                                                   -----
   Total .................................         100.0%
                                                   =====

            --------
            (1) Numbers do not total 100% due to rounding.


A concentration of mortgaged property types also can pose increased risks. In this regard:

          o Regional mall properties represent approximately 41.0% of the aggregate principal balance of the mortgage pool as of the Cut-Off Date (based on the primary property type for combined office/retail properties);

          o  Regional "Mills" mall properties represent 21.9%;

          o  other retail properties represent 27.6%; and

          o  office properties represent 9.5%.

     Concentrations of mortgage loans with the same borrower or related borrowers can also pose increased risks. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one mortgaged property, it could defer maintenance at one mortgaged property in order to satisfy current expenses with respect to the first mortgaged property, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments of debt service (subject to the Master Servicer's obligation to make Advances) for an indefinite period on all of the related mortgage loans. In this regard:

          o Edens & Avant Properties Limited Partnership directly and indirectly owns 100% of the Edens & Avant Pool I borrower and 100% of the Edens & Avant Pool II borrower. The Edens & Avant Pool I loan and the Edens & Avant Pool II loan are not cross-defaulted or cross-collateralized.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by such mortgaged properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country.

     The mortgaged properties are located in 17 states, and there are 7 states in which 5% or more of the mortgaged properties (based on Cut-Off Date principal amount) are located. See "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans" in this prospectus supplement.


RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 6 of the underlying mortgage loans. See "Description of the Mortgaged Properties and the Mortgage Loans--Grapevine Mills", "--Edens & Avant Pool I", "--Mall of New Hampshire", "--Westside Pavilion", "--NorthTown Mall" and "--Edens & Avant Pool II" in this prospectus supplement. The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" in a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. The economic performance of a retail property will consequently be adversely affected by:

          o  an anchor tenant's failure to renew its lease;

          o  termination of an anchor tenant's lease;

          o the bankruptcy or economic decline of an anchor tenant or self-owned anchor; and

          o the cessation of the business of a self-owned anchor or of an anchor tenant (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors without suffering adverse economic consequences.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet web sites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the market value of such properties.

     Moreover, additional competing retail properties may be built in the areas where the retail mortgaged properties are located.


RISKS RELATING TO SPECIFIC RETAIL PROPERTIES

          o Certain of the anchor stores of the Mall of New Hampshire, the Westside Pavilion and the NorthTown Mall are owned by the anchor stores, rather than the owner of the mortgaged property. Accordingly, those anchor stores are not included in the mortgaged property securing the mortgage loan, and the borrower does not receive rental income from those anchor stores.

          o With respect to the Grapevine Mills Property, the lease for JCPenney, an anchor tenant, permits it to discontinue operations on the property at any time during the term of the lease. The lease for Burlington Coat Factory and AMC Theatres, both anchor tenants at the Grapevine Mills property, permit both such tenants to discontinue operations on the property at any time after 3 years and 10 years, respectively. These dates are prior to the Effective Maturity Date of the related loan. In the case of both JCPenney and Burlington Coat Factory, the Grapevine Mills borrower may terminate the tenant's lease if the anchor tenant discontinues its operations at the property.

          o The operating covenant under the lease for Nordstrom, an anchor store at the Westside Pavilion Property, expires in 2005, which is prior to the final maturity date of the Westside Pavilion loan. In addition, under the operating agreement for Robinson's-May, another anchor store at the Westside Pavilion, Robinson's-May is released from its operating covenant if Nordstrom closes its store.

          o The operating agreements or leases, as applicable, for certain anchor tenants of the Grapevine Mills Property, the Westside Pavilion Property, and the NorthTown Mall Property, impose certain obligations for restoration upon an event of casualty or condemnation. Such requirements will override requirements for prepayment under the applicable loan. In addition, these anchor stores are permitted to abate rent or terminate the related lease or operating covenant upon certain events of casualty or condemnation.

          o The operating agreement for Sears and Mervyn's, anchor tenants of the NorthTown Mall Property, permit them to discontinue operating stores at the NorthTown Mall Property prior to the Effective Maturity Date of the NorthTown Mall loan.


RISKS RELATING TO CO-TENANCY CLAUSES

     A number of the anchor stores at the retail mall properties have co-tenancy clauses in their leases or operating agreements which permit those anchors to cease operating if certain other stores are not operated at those locations. See "Description of the Mortgaged Properties and the Mortgage Loans--Grapevine Mills: The Borrower; The Property"; "--Mall of New Hampshire:
The Borrower; the Property"; "--Westside Pavilion: The Borrower; The Property", and "--NorthTown Mall: The Borrower, The Property," in this prospectus supplement. The breach of various other covenants in anchor store leases or operating agreements also may permit those stores to cease operating.

     Certain non-anchor tenants at retail properties also may be permitted to terminate their leases if certain other stores are not operated or if those tenants fail to meet certain business objectives. For example:

          o A small number of non-anchor leases at the Grapevine Mills Property permit their respective tenants to terminate their leases, discontinue operations or reduce their rent to a percentage of sales upon events such as: (i) certain percentage of gross leasable area of property is not in operation for a specified period of time; (ii) certain anchor stores fail to remain open; or (iii) the tenant fails to achieve certain sales levels for certain specified years of its lease term.


OFFICE PROPERTIES HAVE SPECIAL RISKS

     One of the underlying mortgage loans is secured by an office property. See "Description of the Mortgaged Properties and the Mortgage Loans--Crystal Park IV" in this prospectus supplement.

     A large number of factors may adversely affect the value of office properties, including:

          o  the quality of an office building's tenants;

          o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

          o  the desirability of the area as a business location; and

          o the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.


CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

          o space in the mortgaged properties could not be leased or re-leased;

          o  tenants were unable to meet their lease obligations;

          o  a significant tenant were to become a debtor in a bankruptcy case;
             or

          o  rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail and office properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Tables describing the expiration dates of certain leases are set forth under "Description of the Mortgaged Properties and the Mortgage Loans" in this prospectus supplement.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment.


TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining rent reserved under the lease (but not more than three years' rent).

     There is no assurance that tenants in the mortgaged properties will continue making timely payments under their leases or that other tenants will not file for bankruptcy protection in the future.


ENVIRONMENTAL LAWS ENTAIL RISKS

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials ("ACMs") into the air or require the removal or containment of ACMs. In some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In some states, this lien has priority over the lien of an existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs or other exposure to hazardous substances.

     The owner's liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance using the property as collateral or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a material adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

     In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See "Legal Matters" in the prospectus.


ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     All of the mortgaged properties have been subject to recent environmental site assessments, including Phase I site assessments or updates of previously performed Phase I site assessments. In several cases, Phase II site assessments also have been performed. These assessments were intended to evaluate the environmental condition of the mortgaged properties and generally included a site visit, a review of certain records and public information concerning the mortgaged properties, and the preparation of a written report. Some of the assessments included sampling or analysis of soil, groundwater or other environmental media or subsurface investigations. There can be no assurance, however, that all environmental conditions and risks have been identified in these environmental assessments.

     Certain of the environmental assessments identified environmental conditions which have impacted, or may impact, some of the mortgaged properties. Those conditions include the presence of ACMs, leaks from chemical storage tanks and on-site spills. Certain mortgaged properties presently have or formerly had landfills, waste disposal areas, historic industrial use, oil wells, gasoline stations and/or dry cleaning businesses located on or near the premises. Corrective action, as required by the regulatory agencies, has been undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts or have assigned rights to existing reserve accounts. However, we cannot assure you that the reserve amounts will be sufficient to remediate such environmental conditions or that all such environmental conditions have been identified.

     Certain of the mortgaged properties are in the vicinity of sites containing "leaking underground storage tanks" or other potential sources of groundwater contamination. Although the owners of those mortgaged properties and the trust may not have legal liability for contamination from such off-site sources, the enforcement of rights against third parties may result in additional transaction costs.

     ACMs have been detected through sampling by environmental consultants at several mortgaged properties and suspected at others. ACMs found or suspected at these mortgaged properties are not expected to present a significant risk as long as the property continues to be properly managed. Nonetheless, the value of a mortgaged property as collateral for the mortgage loan could be adversely affected.

     The environmental assessments have not revealed any environmental liability that the Depositor believes would have a material adverse effect on the borrowers' businesses, assets or results of operations taken as a whole. For several mortgaged properties, the site assessments recommend limited further investigations or minor repairs; however, based on the information currently available to the Depositor and reviews performed by the Depositor's environmental consultants, the Depositor does not believe any of these other issues would have a material adverse effect on the related mortgaged properties. Nevertheless, there may be material environmental liabilities of which the Depositor is unaware. Moreover, there is no assurance that: (i) future laws, ordinances or regulations will not impose any material environmental liability; or (ii) the current environmental condition of the mortgaged properties will not be adversely affected by tenants or other third parties, or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

     Before the Special Servicer acquires title to a property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained (or until any required remedial action is thereafter taken). There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, there is no assurance this requirement will effectively insulate the trust from potential liability under environmental laws.


BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE

     All of the mortgage loans are expected to have substantial remaining principal balances as of their respective Effective Maturity Dates. All of the mortgage loans substantially fully amortize by their final maturity. A borrower's ability to repay a loan on its Effective Maturity Date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

          o the availability of, and competition for, credit for commercial real estate projects;

          o  the prevailing interest rates;

          o  the fair market value of the related properties;

          o  the borrower's equity in the related properties;

          o  the borrower's financial condition;

          o  the operating history and occupancy level of the property; and

          o the tax laws; and prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the Effective Maturity Date. See "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans" in this prospectus supplement.

RISKS RELATING TO BORROWERS THAT ARE NOT SPECIAL-PURPOSE ENTITIES

     The business activities of the Grapevine Mills borrower are not limited to owning the Grapevine Mills Property. See "Description of the Mortgaged Properties and the Mortgage Loans -- Grapevine Mills Mall" in this prospectus supplement. The Grapevine Mills borrower is permitted to own and operate an entity known as Grapevine Mills Development Company, LLC, which does not secure the Grapevine Mills loan. However, the Grapevine Mills borrower may divest its interest in this subsidiary. The organizational documents of Grapevine Mills Developement, LLC contain the representations, warranties and covenants that are typically used to ensure that an entity will not be consolidated with an affiliate in the bankruptcy of such affiliate.

     Further, the organizational documents of the Grapevine Mills borrower do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special-purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets or amend its organizational documents). Such representations, warranties and covenants are contained in the related loan agreement.

     Additionally, the Grapevine Mills borrower does not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower's own economic circumstances.


AUTHORITY TO EFFECT OTHER BORROWINGS ENTAILS RISKS

     The NorthTown Mall loan permits mezzanine loan financing in connection with the purchase by the NorthTown Mall borrower of the space currently occupied by Mervyn's, an anchor tenant on the NorthTown Mall Property which owns its building. However, such mezzanine loan financing is subject to written confirmation from the rating agencies that it would not result in a qualification, downgrade or withdrawal of the then-current ratings of the Certificates. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business.

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the trust's ability to foreclose would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.


BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (i) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (ii) reduce monthly payments due under a mortgage loan; (iii) change the rate of interest due on a mortgage loan; or (iv) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the mortgaged property in a manner that would substantially diminish the position of the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the lender's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.


ABSENCE OF LOCKBOXES ENTAILS RISKS

     Under the Mall of New Hampshire loan the borrower has access to the lockbox account and may withdraw funds in the account until: (i) there is a default under the Mall of New Hampshire loan beyond any applicable cure period,
(ii) 60 days prior to the Effective Maturity Date unless the borrower provides lender with evidence of its ability to repay the Mall of New Hampshire loan on or before the Effective Maturity Date or (iii) the "debt service coverage ratio" is less than 1.25x. However, in the case of clause (iii), the borrower is permitted to regain access to the lockbox account if the "debt service coverage ratio" equals or exceeds 1.25x for a period of at least six months or if the borrower deposits additional collateral that effectively reduces debt service so that the "debt service coverage ratio" is 1.25x or higher.

     Under the NorthTown Mall loan, the borrower collects rents prior to depositing them into the lockbox account until: (i) there is a default under the NorthTown Mall loan, (ii) 30 days prior to the Effective Maturity Date or
(iii) the "debt service coverage ratio" is less than 1.10x. After the occurrence of any such event, the tenants of the borrower will be instructed to deposit rents directly into the lockbox account.

     If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert those funds.

     Neither the Edens & Avant Pool I loan nor the Edens & Avant Pool II Loan requires the related borrower to cause tenants to pay rent and other payments into a lockbox account maintained on behalf of the lender unless (i) a default has occurred and is continuing under the loan, (ii) the Effective Maturity Date has occurred or (iii) the "debt service coverage ratio" is less than 1.25x. However, all amounts collected by the borrowers or the managers, as applicable under such loans are required to be deposited one business day after receipt. Further, each such borrower has deposited and is at all times required to maintain with the lender two months of reserves for debt service.

     The Westside Pavilion loan does not require the borrower to cause rent and other payments to be deposited into a lockbox account maintained on behalf of the lender unless (i) an event of default has occurred and is continuing under the loan, (ii) the borrower does not deliver, 30 days prior to the Effective Maturity Date, evidence that it will be able to refinance amounts outstanding under the loan, (iii) the Effective Maturity Date has occurred or (iv) the "debt service coverage ratio" is less than 1.35x.


LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAIL RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

          o  responding to changes in the local market;

          o  planning and implementing the rental structure;

          o  operating the property and providing building services;

          o  managing operating expenses; and

          o assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

RISKS OF INSPECTIONS RELATING TO PROPERTY

     Licensed engineers inspected the mortgaged properties to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, there is no assurance that all conditions requiring repair or replacement were identified.


ENGINEERING RISKS RELATING TO SPECIFIC PROPERTIES

          o The engineering report for the Edens & Avant Pool I Property known as Bishop's Corner recommended that repairs be made to a portion of the property used as a garage. The report estimated that such repairs would cost approximately $1,642,933. Under the related loan agreement, a repair escrow has been established in an amount of $2,670,105 to cover the cost of such expenses as well as for other repairs related to the Edens & Avant Pool I Properties.


RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT

     The Mortgage Loans require that certain reserves be funded:

          o The Grapevine Mills loan requires a reserve to be funded on a monthly basis for certain leasing expenses. The Grapevine Mills loan does not require the establishment of a reserve for capital expenditure items until September, 2004.

          o The Edens & Avant Pool I loan, the NorthTown Mall loan and the Edens & Avant Pool II loan each require that a reserve for capital expenditure items and a reserve for certain leasing expenses be funded on a monthly basis from cash flow of the applicable mortgaged property or properties.

          o The Mall of New Hampshire loan requires that a reserve for capital expenditure items be funded on a monthly basis from cash flow of the mortgaged property or properties. However, for so long as the total deposits in the combined capital expenditure reserve and rollover reserve exceed $1,000,000, the Mall of New Hampshire borrower is not required to make further deposits into such account.

          o The Westside Pavilion loan requires reserves for capital improvements, but not leasing costs, to be funded on an ongoing monthly basis. However, disbursements from this reserve account are not subject to an annual budget approved by the lender. The Westside Pavilion loan does not require the establishment of reserve accounts for certain leasing costs until a lockbox has been established for the loan as described above under "Absence of Lockboxes Entails Risks."

          o The Crystal Park IV loan requires a reserve for capital expenditure items be funded on a monthly basis from cash flow of the mortgaged property. The Crystal Park IV loan does not require a reserve for certain leasing rollover expenses until the occurrence of a bankruptcy or a non-renewal of lease by US Airways, Inc., a tenant of the Crystal Park IV Property which leases 70.1% of the gross leaseable area of such property.

     We cannot assure you that the reserve amounts will be great enough to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the properties will be great enough to fully fund the ongoing monthly reserve requirements.


RISKS OF INADEQUACY OF TITLE INSURANCE

     Title insurance for a mortgaged property generally insures a mortgagee against risks relating to a borrower not having good title to a mortgaged property, and in certain cases can insure a mortgagee against certain other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. There can be no assurance that a title insurer will have the ability to pay title insurance claims made upon it, and there can be no assurance that the title insurer will maintain its present financial strength. Further, there can be no assurance that a title insurer will not contest claims made upon it.


ABSENCE OR INADEQUACY OF INSURANCE COVERAGE ENTAILS RISKS

     The mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, certain of the mortgaged properties are located in California and Texas, states that have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other states. There is no assurance borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

     As a result of any of these factors, the amount available to make distributions on the Offered Certificates could be reduced.


HAZARDS APPLICABLE TO SPECIFIC PROPERTIES AND INSURANCE COVERAGE FOR CERTAIN MORTGAGE LOANS

          o The building damage insurance, business interruption insurance and boiler and machinery insurance for the Grapevine Mills Property are provided by Industrial Risk Investors, which is a syndication of insurers which have claims paying ability ratings that range from "BBB" to "AAA" by S&P and "A-" to "A++" by Best's.

          o The Mall of New Hampshire is located in a Zone C flood zone. The Mall of New Hampshire borrower has obtained flood coverage as part of its property damage insurance in a $50,000,000 annual aggregate flood limit. The Mall of New Hampshire property's coverage for all property damage was, as of the closing of the Mall of New Hampshire loan, provided by Industrial Risk Insurers, which is an underwriting organization comprised of a number of insurance companies which have claims paying ability ratings that range from "A" to "AAA" by S&P, with the majority rated "AAA"; and the liability coverage is provided by Travelers Indemnity Company, which has a claims paying ability rating of "A+" by S&P and "A(FSC xv)" by Best's.

          o The Westside Pavilion Property is located in a Zone AO flood hazard area and a high seismic activity zone in California.

             The Westside Pavilion borrower has flood coverage as part of its building damage insurance limited to $100,000,000 in annual aggregate damages.

             At closing, the Westside Pavilion borrower was required to obtain earthquake insurance for the Westside Pavilion Property with a coverage amount of not less than the probable maximum loss of 15% of the replacement cost of improvements on the Westside Pavilion Property, which amount was determined by engineering and seismic analysis as the probable maximum loss on such property. Even if earthquake insurance premiums increase over time, the Westside Pavilion borrower is only required to maintain earthquake insurance in the amount obtainable for a premium price not greater than 140% of the premium of the earthquake insurance initially purchased in connection with the Westside Pavilion loan. For a description of the insurance the borrower has currently obtained, see "Description of the Mortgage Loans--Westside Pavilion: The Loan" in this prospectus supplement.

          o The Crystal Park Property is located in a Zone C flood zone. The Crystal Park borrower has obtained flood coverage as part of its property damage insurance, in a $20,000,000 annual aggregate flood limit. The Crystal Park property's coverage for property damage, loss of income and general and excess liability, except for boiler and machinery, is provided by Travelers Indemnity Company of Illinois, which has a claims paying ability rating of "A+" by S&P and "A(FSC xv)" by Best's. The boiler and machinery coverage is provided by American Motorist Insurance Co., which has a claims paying ability rating of "A+" by S&P and "A(FSC xv)" by Best's.

     The amount of earthquake or flood insurance currently required or provided may be insufficient to cover damages caused by an earthquake or flood, and such insurance may not be commercially available in the future. In addition, earthquake insurance coverage often is not obtainable from "AA" or higher-rated insurers. The loan documents therefore permit such insurance to be obtained from lower-rated insurance companies.


BLANKET INSURANCE POLICIES ENTAIL RISKS

     Certain of the mortgaged properties are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. If those policies are drawn on to cover losses on those other properties, the amount of available insurance coverage would be reduced and could be insufficient to cover each mortgaged property's insurable risks.

APPRAISALS AND MARKET STUDIES HAVE CERTAIN LIMITATIONS

     In connection with the origination of the applicable mortgage loan, appraisals were obtained with respect to each of the mortgaged properties (other than the NorthTown Mall Property and the Edens & Avant Pool I and Pool II Properties). Market studies were obtained for the NorthTown Mall Property and the Edens & Avant Pool I and Pool II Properties. The values for the properties for which market studies were obtained, for purposes of loan-to-value calculations contained in this prospectus supplement, are the purchase prices of such properties.

     Appraisals represent the analysis and opinion of qualified appraisers. They are not guarantees of present or future value. Moreover, different appraisers may reach different conclusions regarding the value of a particular property. Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.


DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority. This is so because principal on the Offered Certificates is payable in sequential order, and no class entitled to distribution of principal receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.


SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2 or Class X Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation. See "Description of the Offered Certificates--Distributions--Payment Priorities" and "--Subordination" in this prospectus supplement and "Risk Factors--Subordination of the Subordinate Certificates; Effect of Losses on the Assets" in the prospectus.


TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer must retain an independent contractor to operate the property. Any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%). In such event, the net proceeds available for distribution to certificateholders will be reduced. The Special Servicer may permit the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property.


RISKS RELATING TO ENFORCEABILITY

     All of the mortgage loans contain due-on-sale clauses, each of which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. All of the Mortgage Loans also include debt-acceleration clauses, each of which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust or permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of such remedies would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Each of the mortgage loans is secured by an assignment of leases and rents under which the related borrower assigned its right, title and interest as landlord under the leases on the related mortgaged property and the income derived from the property to the lender as further security for the related mortgage loan, while keeping a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, such assignments may not be perfected as security interests prior to actual possession of the cash flow. In some cases, state law may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in the Prospectus.


STATE LAW LIMITATIONS ENTAIL CERTAIN RISKS

     Some states (including California and Washington) have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of a pool loan secured by mortgaged properties located in multiple states, the Special Servicer may be required to foreclose first on mortgaged properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on mortgaged properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans, may be limited by the application of state laws. Foreclosure actions may also, in certain circumstances, subject the trust to liability as a "lender-in-possession" or result in the equitable subordination of the claims of the Trustee to the claims of other creditors of the borrower. The Special Servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.


CALIFORNIA USURY LAW ENTAILS CERTAIN RISKS WITH RESPECT TO WESTSIDE PAVILION
LOAN

     Under certain circumstances the interest rate of the Westside Pavilion loan might violate California usury law. The loan documents for the Westside Pavilion loan contain choice of law provisions stipulating that New York law apply to the loan provisions. An opinion letter was obtained from California counsel of the borrower indicating that courts applying California law should honor the choice of law provisions with respect to usury and apply New York law, except where application of New York law would contravene a fundamental policy of California. The opinion concludes that the application of such choice of law provisions to the Westside Pavilion loan should not violate the fundamental policy of California. The Westside Pavilion loan is not usurious under New York law. Under California law, a lender under a loan that is usurious loses its right to collect interest on the loan, but keeps its right to collect principal. The title insurance policy obtained for the Westside Pavilion loan affirmatively insures the lender against loss or costs if the Westside Pavilion mortgage is unenforceable as a result of the California usury law.


LEASEHOLD INTERESTS ENTAIL CERTAIN RISKS

     4 of the mortgaged loans are secured, in whole or in part, by ground leases. See "Description of the Mortgaged Properties and the Mortgage Loans--Mall of New Hampshire: The Borrower; The Property," "--Westside
Pavilion: The Borrower; The Property," "--Edens & Avant Pool II: The Borrower; The Property" and "--Crystal Park IV: The Borrower; The Property" in this prospectus supplement. For example:

          o The Mall of New Hampshire loan is secured by, among other things, a leasehold interest under 2 ground leases for a portion of the land underlying the Mall of New Hampshire Property which is currently used exclusively for parking. One of the ground leases contains 15 extension options of 5 years each. If the borrower fails to exercise any option to renew this ground lease during the term of the Mall of New Hampshire loan, the ground lessor has agreed that the mortgagee will have the right to exercise the options.

             The other ground lease expires on September 20, 2027, which is before the final maturity date of the loan, and does not have any renewal rights. This ground lease lacks substantially all of the lender protections that are commonly required by institutional lenders. However, the potential risks relating to lack of standard mortgagee protections in this ground lease have been mitigated by the following factors: (i) the ground lessor has joined in the mortgage as required by the ground lease; (ii) the title insurance policy insures that the mortgage constitutes a valid and enforceable first lien on the ground lessor's fee interest in the land that is covered by the ground lease; and (iii) a zoning opinion letter was obtained from local counsel to the effect that the loss of the land demised by the ground lease (a) would not cause the remainder of the Mall of New Hampshire Property to violate applicable zoning requirements, (b) would result in the loss of not more than 30 parking spaces and (c) would not prevent the borrower from rerouting the existing driveways. According to this opinion letter, the Mall of New Hampshire Property currently has 3,807 parking spaces which is approximately 253 more than required.

         o The Edens & Avant Pool II loan is secured in part by ground leases in the land underlying 3 of the Edens & Avant Pool II Properties. These ground leases expire in April, 2002, November, 2014 and September, 2097.

            Two of the ground leases securing the Edens & Avant Pool II loan, relating to the properties known as Baldwin Square and Reservoir Square, do not have standard mortgagee protections in the case of a bankruptcy where the borrower rejects the ground leases. The loan agreement has mitigated the effect of such lack of protections by requiring the borrower to substitute those properties for two other properties if the debt service coverage ratio for the loan falls below 1.25x and subject to certain other requirements. See "Description of the Mortgaged Properties and The Mortgage Loans--Edens & Avant Pool II: the Borrower; The Property."

            With respect to the third ground lease securing the Edens & Avant Pool II loan relating to the property known as Magee, the borrower has exercised a purchase option for the property that will become effective in one year. Under the purchase option, the borrower has required the seller of Magee to escrow all monthly ground lease rental payments that will become due prior to the actual transfer of the property. The borrower has provided the lender with a lien on the ground lease escrow in order to insure that such amounts will be available for the payment of all ground lease rents due with respect to this property.

         o The Westside Pavilion loan is secured by, among other things, a lease of a portion of the land on the Westside Pavilion Phase II property which is not secured by the Westside Pavilion loan. Such leased property is subleased to Nordstrom, an anchor tenant on the Westside Pavilion Property, as storage space for the Nordstrom store operated on the Westside Pavilion Property. Such lease is coterminous with, and does not extend further than, the Nordstrom lease for the anchor store.

         o The Crystal Park IV loan is secured by, among other things, both the fee interest of the owner and the ground leasehold interest of the Crystal Park IV borrower in the land underlying the Crystal Park IV Property under a ground lease that expires in 2084. All ground lease rents due with respect to this property have been prepaid to 2084. Pursuant to the related mortgage, the mortgagee has given the ground lessor for this property certain rights to cure defaults under the Crystal Park IV loan, and agreed to notify it of certain defaults simultaneously with the Crystal Park IV borrower. See "Description of the Mortgaged Properties and the Mortgage Loans--Crystal Park IV: The Borrower; The Property" in this prospectus supplement.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of its leases, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

RISKS RELATING TO CONSTRUCTION AT GRAPEVINE MILLS PROPERTY AND NORTHTOWN MALL PROPERTY

     The Grapevine Mills borrower has ground leased certain portions of non-income earning portions of the Grapevine Mills Property to its subsidiary, Grapevine Mills Development Company, L.L.C. The ground lessee intends to develop these parcels. However, the Grapevine Mills borrower will not receive the revenues from these parcels. All development on these parcels is required to comply with all zoning restrictions applicable to these parcels and to the Grapevine Mills Property, including parking requirements.

     As part of the contract of sale for the NorthTown Mall Property, the seller agreed to construct additional improvements on the NorthTown Mall Property. The borrower has agreed to pay up to $17,000,000 for this construction. Price Development Company, Limited Partnership, an equity owner of the NorthTown Mall borrower, agreed that it will pay the seller for the price of construction of these additional improvements. Price Development Company, Limited Partnership has a credit rating of its long term senior unsecured debt of BBB-- from S&P. The seller has released the NorthTown Mall borrower from its obligation to pay the seller for the construction, but has reserved the right to place construction liens on the property. In addition, Price Development Company, Limited Partnership, has guaranteed to the lender the timely performance of the construction of such additional improvements.

     There is no assurance that the construction will be completed, that there will not be delays in construction, or that the construction, when and if completed, will be successful. Any such event could have a negative effect, which could be material, on the related borrower's ability to pay its loan.

     A $9,500,000 letter of credit issued by UBS AG, New York branch, on behalf of Price Development Company, Limited Partnership, was provided to mortgagee as escrow security for the completion of such construction. This letter of credit will not be released until (a) the construction has been completed and (b) the borrower has entered into leases with Act III Theaters, Barnes & Noble and Old Navy (or other tenants with equal or higher credit ratings), for terms of at least 10 years and for rents, in the aggregate, of at least $1,475,000. If the conditions for release are not met by August, 2000, the borrower is required to partially defease the loan in an amount of $9,500,000. If the borrower fails to defease such amount, the trust is required to draw upon the entire amount of the letter of credit and apply it toward the prepayment of the loan. See "Description of the Mortgaged Properties and Mortgage Loans--NorthTown Mall:
The Loan" in this prospectus supplement.

     Construction, while ongoing, could be disruptive and inconvenient to customers. This disruption could cause temporary downward pressure on net operating income of the Grapevine Mills Property or the NorthTown Mall Property, as applicable. With respect to the NorthTown Mall Property, if Price Development Company, Limited Partnership fails to pay the costs for the construction, the portion of the property on which there is construction could be subject to mechanics' and a materialmen's liens that would be senior to the lien of the NorthTown Mall loan.

     Furthermore, the REMIC provisions of the Code prohibit construction on a mortgaged property acquired on behalf of the trust through foreclosure or deed in lieu of foreclosure, subject to certain exceptions, which include, among others, construction that was at least 10% completed before default became imminent and construction of tenant improvements. If the NorthTown Mall Property were acquired by foreclosure or deed in lieu of foreclosure at a time when construction was ongoing and such construction did not fall into one of the categories described above, the Special Servicer would be unable to take any action to complete such construction, and the value of the property might diminish as a result.


POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to liens created by the mortgage and do not contain attornment provisions (i.e. provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g. provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g. a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Certain of the anchor leases and other leases at the retail properties included in the trust are not subordinate to the related Mortgage.


RISKS RELATING TO LITIGATION

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates.



RISKS RELATING TO COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT

     Under the Americans with Disabilities Act of 1990 ("ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

RISKS RELATING TO CONFLICTS OF INTEREST


     Conflicts Between Trustee and Affiliates of Morgan Stanley Mortgage Capital Inc. Conflicts of interest may arise between the trust and affiliates of Morgan Stanley Mortgage Capital Inc. that engage in the acquisition, development, operation, financing and disposition of real estate.


     Those conflicts may arise because affiliates of Morgan Stanley Mortgage Capital Inc. intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, those affiliates may acquire or sell properties, or finance mortgage loans secured by properties, which are in the same markets as the mortgaged properties. In such case, the interests of those affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the value of the mortgaged properties and therefore the amount and timing of distributions with respect to the certificates.


     Conflicts Between Property Managers and the Mortgage Loan Borrowers. Substantially all of the property managers for the mortgaged properties (or their affiliates) manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.


RISKS RELATING TO PREPAYMENTS AND REPURCHASES


     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. Because the Notional Amount of the Class X Certificates is based upon the Principal Amounts of the certificates with principal amounts, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal.


     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.


     Voluntary prepayments are permitted in certain limited circumstances, but in no case earlier than 90 days before a loan's Effective Maturity Date. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans. Also, we cannot assure you that involuntary prepayments will not occur.


     No yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. In addition, if Morgan Stanley Mortgage Capital Inc. repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.


RISKS RELATING TO ENFORCEABILITY OF PREPAYMENT PREMIUMS


     Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

          o  the aggregate amount of distributions on the offered certificates;

          o  their yield to maturity;

          o  the rate of principal payments; and

          o  their weighted average life.

     If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such class).

     If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless P&I Advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.


RISKS RELATING TO CERTAIN PAYMENTS

     To the extent described in this prospectus supplement, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to receive interest on unreimbursed Advances. This interest will generally accrue from the date on which the related Advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the Special Servicer is entitled to compensation for special servicing activities. The right to receive interest on Advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates.


RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your Certificates will not be listed on any securities exchange or traded on the NASDAQ Stock Market, and there is currently no secondary market for your certificates. See "Risk Factors--Limited Liquidity" in the prospectus.


RELATED PARTIES MAY PURCHASE CERTIFICATES

     Related parties, including the Master Servicer, the Special Servicer or affiliates of the borrowers may purchase all or part of one or more classes of certificates. A purchase by the Master Servicer or Special Servicer, as the case may be, could cause a conflict between such entity's duties pursuant to the Pooling Agreement and its interest as a holder of a certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. The Pooling Agreement provides that the mortgage loans shall be administered in accordance with the Servicing Standard without regard to ownership of any certificate by the Master Servicer, the Special Servicer or any affiliate thereof.


INTEREST RATES BASED ON WAC RATE ENTAIL CERTAIN RISKS

     The interest rates on the Class B, Class C, Class D and Class E Certificates are based on a weighted average of the mortgage loan interest rates, which is calculated based upon the respective principal balances of those mortgage loans. This "weighted average" rate is further described in this prospectus supplement under the definition of WAC Rate. All of those classes of certificates which are either fully or partially based upon such "weighted average" rate will be affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans. Because certain mortgage loans will amortize their principal more quickly than others, such rate will fluctuate over the life of such classes of certificates. See "Yield, Prepayment and Maturity Considerations--Yield" herein.


RISKS ASSOCIATED WITH YEAR 2000 COMPLIANCE

     We are aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The "year 2000 problem" is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause the system to fail.

     We have been advised by each of the Master Servicer, the Special Servicer and the Trustee that they are committed either to (i) implement modifications to their respective existing systems to the extent required to cause them to be year 2000 compliant or (ii) acquire computer systems that are year 2000 compliant in each case prior to January 1, 2000. However, we have not made any independent investigation of the computer systems of the Special Servicer or the Trustee. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Master Servicer, the Special Servicer or the Trustee are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the mortgage loans could materially adversely affect your investment.


OTHER RISKS

     See "Risk Factors" in the Prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                         MORTGAGE POOL CHARACTERISTICS


GENERAL

     The Trust Fund will consist primarily of 7 Mortgage Loans with an aggregate principal balance as of the Cut-Off Date, after deducting payments of principal due on such date, of $706,465,702. All of the numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. The Mortgage Loans are evidenced by 1 or more promissory notes (each, a "Note") and secured by 1 or more mortgages, deeds of trust or other similar security instruments (each, a "Mortgage") creating a first lien on the related borrower's fee and/or leasehold estate in one or more commercial or properties (each, a "Mortgaged Property") as set forth on the following table:




INTEREST IN PROPERTY ENCUMBERED      NUMBER OF MORTGAGED PROPERTIES
---------------------------------   -------------------------------
 Fee Estate (1) .................                 38
 Leasehold Estate ...............                  3

--------
(1) Mortgage Loans which are secured by a fee and a leasehold interest in a Mortgaged Property are listed under the Fee Estate heading.



     The Mortgaged Properties consist of retail properties and an office property. All of the Mortgage Loans are non-recourse loans so that, in the event of a borrower default on any Mortgage Loan, recourse is limited to the Mortgaged Property or Mortgaged Properties securing such Mortgage Loan, as well as such limited other assets as may have been specifically pledged to secure such Mortgage Loan, and not against the borrower's other assets or any assets of the borrower's affiliates (except with respect to the guaranty of the obligations of the Grapevine Mills Borrower under the Guaranties described under "Description of the Mortgaged Properties and the Mortgage Loans--Grapevine Mills: The Loan" herein). To facilitate loan closings, MSMC engaged Secore Financial Corporation, a Pennsylvania corporation ("Secore"), to originate all of the Mortgage Loans. Secore is referred to herein as the "Originator". The Depositor will purchase the Mortgage Loans on or before the Closing Date from MSMC pursuant to the Loan Sale Agreement (the "Loan Sale Agreement") between MSMC and the Depositor. The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"), pursuant to the Pooling Agreement. Midland Loan Services, Inc. ("Midland"), in its capacity as Master Servicer, will service the Mortgage Loans pursuant to the Pooling Agreement.

     Pursuant to the Loan Sale Agreement, MSMC will make certain representations and warranties to the Depositor with respect to the Mortgage Loans and MSMC may be obligated to repurchase a Mortgage Loan in the event of a material breach of a representation or warranty with respect to such Mortgage Loan. See "The Pooling Agreement--Representations and Warranties; Repurchase" herein and Exhibit B hereto. Under the Pooling Agreement, the Depositor will assign its rights with respect to the representations, warranties and remedies in the Loan Sale Agreement to the Trustee for the benefit of the Trust Fund. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or which are otherwise defective. MSMC will have no obligations with respect to the Certificates other than pursuant to the limited representations, warranties and covenants made by them pursuant to the Loan Sale Agreement, to the extent assigned by the Depositor to the Trustee. See "The Pooling Agreement--Representations and Warranties; Repurchase" herein and "Description of the Agreements--Representations and Warranties; Repurchases" in the Prospectus.


SECURITY FOR THE MORTGAGE LOANS

     Each Mortgage Loan is generally non-recourse and is secured by a Mortgage or Mortgages encumbering the related borrower's or borrowers' interest in the related Mortgaged Property or Properties. Each Mortgage Loan is also secured by an assignment of the related borrower's or borrowers' interest in the leases, rents and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities, construction guaranties and the establishment and pledge of one or more reserve or escrow accounts or letters of credit for necessary repairs, replacements and environmental remediation, real estate taxes and insurance premiums, tenant improvements, leasing commissions, deferred maintenance and/or scheduled capital improvements.

     Each Mortgage constitutes a first lien on the related Mortgaged Properties, subject generally only to (i) liens for real estate and other taxes and special assessments and (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances, whether or not of public record as of the date of recording of the related Mortgage, all of which were determined to have been acceptable to the related Originator or MSMC in connection with the origination of the related Mortgage Loan.


CERTAIN MORTGAGE LOAN DEFINITIONS

     For purposes of the descriptions of the Mortgage Loans herein, and for purposes of the tables set forth in Annex A, the defined terms have the meanings described below:

     "30/360 Basis" means the calculation of interest on the basis of a 360-day year comprised of 12, 30-day months.

     "Actual/360 Basis" means the calculation of interest on the basis of the actual number of days elapsed and a 360 day year.

     "Actual DSCR" means for any Mortgage Loan (i) as of the Cut-Off Date, (A) Underwritable Cash Flow divided by (B) Annual Debt Service and (ii) as of the Effective Maturity Date, (A) Underwritable Cash Flow divided by (B) 12 months of debt service assuming a balance equal to the Effective Maturity Date Balance, an interest rate equal to the Initial Interest Rate and an amortization period equal to the amortization period of such Mortgage Loan (or in the case of a Mortgage Loan that is interest only, based on the Monthly Payment specified in the related Loan Description).

     "Adjusted Net Operating Income" means, NOI which has been reduced by extraordinary revenue items, such as interest income or other income reported on historical operating statements which was not generated directly from the operations of the Mortgaged Property, or NOI which has been increased by extraordinary or one-time expense items, such as significant non-recurring capital expenditures, or expenses which are considered ancillary to the operations of the Mortgaged Property.

     "Allocated Loan Amount" means for each Mortgaged Property in the Edens & Avant Pool I and the Edens & Avant Pool II, the portion of the principal amount of the related Mortgage Loan allocated to such Mortgaged Property for certain purposes (including, without limitation, determining the release prices of properties, if the Mortgage Loan permits such releases) under such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property securing a Mortgage Loan, was determined generally based on the ratio of the Underwritable Cash Flow or net operating income (calculated as provided in the related Mortgage
Loan) or appraised value, or some combination thereof, of such Mortgaged Property to the aggregate Underwritable Cash Flow, net operating income, appraised value, or some combination thereof, of all the Mortgaged Properties securing such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property may be adjusted upon the payment of principal of the related Mortgage Loan, whether upon amortization, prepayment, defeasance or otherwise.

     "Alteration Escrow Threshold" means the dollar cost of alterations above which the loan documents require the borrower to provide security to the mortgagee for such excess cost.

     "Annual Debt Service" means on any Mortgage Loan, the annual debt service (interest, including interest allocable to payment of the Servicing Fee and, if applicable, principal) on such Mortgage Loan for the 12 month period following the Cut-Off Date.

     "Annualized Base Rent" is calculated by multiplying the contractual monthly base rent by 12 as of the point in time for which Occupancy was calculated for the related property, as reflected in the rent rolls provided by the related borrower.

     "Appraised Value" means, for each of the Mortgaged Properties, the appraised value of such Mortgaged Property as determined by the appraisal thereof reviewed in connection with the origination or purchase of the related Mortgage Loan, or in the case of the NorthTown Mall Loan, the Edens & Avant Pool I Loan and the Edens & Avant Pool II Loan, the recent purchase price for each Mortgaged Property.

     "Approved Bank" means, with respect to a Letter of Credit, a bank or other financial institution which has a minimum long-term unsecured debt rating of at least "AA" by each of the Rating Agencies, or if any such bank or other financial institution is not rated by all the Rating Agencies, then a minimum long-term rating of at least "AA" or its equivalent by 2 of the Rating Agencies (at least 1 of which shall be S&P).

     "Average Base Rent Per Square Foot" is calculated by dividing the Annualized Base Rent or annual base rent by total GLA or NRA as of the same date for which the NOI of the subject property was calculated.

     "Best's" means A.M. Best Company, Inc.

     "Capital Expenditures Account" means a Reserve Account established for a Mortgage Loan to fund capital improvements to the related Mortgaged Property or Properties. Unless otherwise specified in the related Loan Description, funds in a Capital Expenditures Account are disbursed by the mortgagee only (i) for items set forth in a capital budget approved by the mortgagee and (ii) on receipt of evidence that such items are complete in all material respects and have been paid for or will be paid for when such disbursement is made.

     "Comparable Store" means, with respect to each regional mall for which mall store sales are shown, mall stores for which sales information was available for all annual periods considered in the occupancy cost and sales analysis.

     "Cut-Off Date Allocated Loan Amount" means for each Mortgaged Property in the Edens & Avant Pool I Loan and the Edens Avant Pool II Loan, the Allocated Loan Amount of such Mortgaged Property as of the Cut-Off Date.

     "Debt Service Account" means for any Mortgage Loan a Reserve Account for the payment of principal and interest, the funds in which are disbursed to mortgagee on each Due Date to pay the related Monthly Payment.

     "Default Rate" means for any Mortgage Loan, the interest rate set forth in such Mortgage Loan as being applicable after a Loan Default.

     "Defeasance" as defined under "Defeasance Conditions."

     "Defeasance Conditions" means for any Mortgage Loan as to which U.S. Obligations are proposed to be substituted for one or more of the Mortgaged Properties (a "Defeasance"), the following conditions: (i) no Loan Default then existing, (ii) delivery of a security agreement creating a first priority perfected security interest in the U.S. Obligations, (iii) written confirmation from the Rating Agencies that Defeasance will not result in a qualification, downgrade or withdrawal of the then-current ratings of the Certificates, (iv) delivery of legal opinions regarding perfected security interest and other matters, (v) delivery of an accountant's certificate as to the sufficiency of the U.S. Obligations to make the payments that they are intended to defease,
(vi) in the case of a Defeasance as to less than all the Mortgaged Properties, confirmation that the Loan DSCR of the remaining Mortgaged Properties is not less than the greater of (A) such ratio prior to Defeasance and (B) such ratio at origination of the Mortgage Loan and (vii) conveyance of the property as to which Defeasance is effected to an entity other than Borrower.

     "Deferred Interest" as defined under "EMD Loan."

     "Disbursement Procedures" means for any Mortgage Loan the procedures set forth in the loan documents for disbursing casualty and condemnation proceeds. Unless otherwise specified in the related Loan Description, such procedures include (i) evidence of lack of liens (or satisfactory bonding or insurance of any liens) on the related Mortgaged Property, (ii) architect's certificates as to costs, (iii) a retainage of 10% until final completion in all material respects and (iv) title endorsements ensuring the continued priority of the lien of the related Mortgage.

     "DSCR" or "Debt Service Coverage Ratio" means with respect to any Mortgage Loan (i) the aggregate Underwritable Cash Flow for all of the related Mortgaged Properties divided by (ii) Annual Debt Service. The DSCRs set forth herein for the Mortgage Loans and Mortgaged Properties vary (and may vary substantially) from the Loan DSCRs for such Mortgage Loans and Mortgaged Properties as calculated pursuant to the definition of debt service coverage ratio set forth in the related loan documents.

     "Due Date" means for any Mortgage Loan the date in each month on which the Monthly Payment is due, without giving effect to any grace period. Notwithstanding the foregoing, if the Due Date is not a business day (as defined in such Mortgage Loan), the Mortgage Loan may be paid on the next business day.

     "Economic Occupancy" means the percentage of actual rental income collected from tenants which lease space in the subject property as of the date indicated in the column with the heading "As of Date", as compared with the Total (or Gross) Potential Rent for the subject property were it fully occupied with all tenants paying base rent.

     "Effective Gross Income" means with respect to any Mortgaged Property or group of related Mortgaged Properties means Total Revenues, which includes base rents, percentage rents, recoveries, and other recurring income generated by such Mortgaged Property or Mortgaged Properties net of vacancy and credit losses.

     "Effective Maturity Date" or "EMD" means for any EMD Loan the date specified therein on and after which the interest rate under such EMD Loan is increased from the Initial Interest Rate to the Revised Interest Rate and all Excess Cash Flow is paid to the mortgagee to be applied to prepay principal.

     "Effective Maturity Date Balance" means for any EMD Loan the principal balance that would be outstanding on its Effective Maturity Date based on scheduled amortization, assuming that there are no prepayments or principal payment defaults.

     "Effective Maturity Date LTV" or "EMD LTV" means with respect to any EMD Loan, the Effective Maturity Date Balance for such Mortgage Loan divided by the aggregate Appraised Value of the Mortgaged Properties securing such Mortgage Loan as of the Cut-Off Date. Such calculation thus assumes that the appraised or calculated values of the Mortgaged Properties securing a Mortgage Loan on the Effective Maturity Date is the same as the Appraised Values thereof as of the Cut-Off Date. There can be no assurance that the value of any particular Mortgaged Property will not have declined or increased from its value as of the Cut-Off Date.

     "EMD Loan" means a Mortgage Loan with the following characteristics:

    (i) it is fully amortizing to its Maturity Date (except that, if interest on such loan is calculated on an Actual/360 Basis and its Monthly Payment is calculated on a 30/360 Basis, there may be a remaining principal balance at maturity due solely to such difference, and except as otherwise provided in the definition of Interest Only EMD Loan);

    (ii) it bears interest until its Effective Maturity Date at its Initial Interest Rate;

    (iii) it bears interest on and after its Effective Maturity Date at its Revised Interest Rate, provided that payment of interest accrued at the excess of the Revised Interest Rate over the Initial Interest Rate shall be deferred until the Maturity Date or such earlier date as principal is paid in full and such deferred interest shall bear interest at the Revised Interest Rate (such accrued and deferred interest, and interest thereon, "Deferred Interest"); and

    (iv) on and after its Effective Maturity Date requires, in addition to its Monthly Payment, monthly prepayments of principal on each Due Date in an amount equal to all Excess Cash Flow for the preceding calendar month, without payment of any Prepayment Charge; provided, however, that the Edens & Avant Pool I and Pool II Loans permit Edens & Avant Properties, Limited Partnership, the direct and indirect owner of 100% of the equity interest in each of the Edens & Avant Pool I and Pool II Borrowers, to receive up to 5% of the gross income earned on the related Mortgaged Properties prior to application of Excess Cash Flow to payment of principal on the related Mortgage Loan.

     "Environmental Reserve Account" means for any Mortgage Loan a Reserve Account established to fund environmental remediation required by the loan documents.

     "Excess Cash Flow" means for any Mortgage Loan gross income or revenues less debt service, deposits to Reserve Accounts, and capital and operating expenses approved by mortgagee.

     "Fee" means the owner of a subject property has entitlement to the entire interest in such property, with unconditional power of disposition.

     "Financial Statements" means for any Mortgage Loan, unless otherwise specified in the related Loan Description, the following financial statements:
(i) within 90 days after each fiscal year, annual financial statements audited by a "Big Five" accounting firm or other independent certified public accountant reasonably acceptable to mortgagee, and (ii) within 45 days after each calendar quarter, the following items, certified by the chief financial officer or general partner of borrower to be accurate: (a) a report of occupancy or rent roll and (b) quarterly and year to date operating statements.


     "First Tier Lockbox" as defined under "Two-Tier Lockbox."

     "GAAP" means generally accepted accounting principles.

     "GLA" or "Gross Leasable Area" means the total floor area of the subject property that is available for use by all tenants. This may include hallway, elevator bank and lobby areas.

     "Hard Lockbox" means for any Mortgage Loan, a Lockbox as to which the related lockbox or cash management agreement requires the borrower to instruct tenants to deposit rents directly therein.

     "Initial Interest Rate" means for any EMD Loan the rate at which such EMD Loan accrues interest from its origination until its Effective Maturity Date.

     "Initial Reserve Deposit" means for any Reserve Account, the amount, if any, deposited in such Reserve Account on the date such Reserve Account was established.

     "Insurance Account" means a Reserve Account established to fund insurance premiums for insurance policies required under the related loan documents. Unless otherwise specified in the related Loan Description, funds in an Insurance Account are disbursed directly by mortgagee to pay insurance premiums.

     "Insurance Requirements" means for any Mortgage Loan, unless otherwise specified in the related Loan Description, the following requirements applicable to the insurance policies maintained for the related Mortgaged
Properties: (i) the claims paying ability of the insurer shall be rated at least "AA" or its equivalent by each Rating Agency, (ii) if the policy is a blanket policy it shall provide at least the same protection as would a separate policy, (iii) the policy shall name borrower as the insured and mortgagee as the additional insured, and in the case of property, boiler and machinery, flood and earthquake insurance, shall contain a standard New York non-contributing mortgagee clause providing that the loss thereunder shall be payable to mortgagee and (iv) the policy shall contain endorsements providing that (a) no act or negligence of borrower or of a tenant or other occupant shall affect the validity or enforceability of the insurance insofar as mortgagee is concerned and (b) the policy shall not be materially changed or canceled without at least 30 days written notice to mortgagee.

     "Interest Only EMD Loan" means an EMD Loan as to which until the Effective Maturity Date the Monthly Payment consists only of interest and no principal payment is due thereon, and on and after the Effective Maturity Date the Monthly Payment includes principal in an amount sufficient to fully amortize the loan by its Maturity Date.

     "Late Payment Fee" means for any Mortgage Loan the fee imposed on late payments of principal or interest.

     "Lease Approval Threshold" means for any Mortgage Loan, the size (in square feet) of the leased space above which the entering into or termination of a lease requires mortgagee approval.

     "Leasehold" means the interest in the subject property is a lease which defines the conditions and area for which the lease holder has rights to the subject property.

     "Letter of Credit" means an irrevocable, transferable, clean sight draft letter of credit conditioned only upon items approved by mortgagee in its sole discretion in favor of mortgagee issued by a domestic Approved Bank or the U.S. agency or branch of a foreign Approved Bank, or if none of the foregoing are then issuing letters of credit, then issued by a domestic bank, the long term unsecured debt rating of which is the highest such rating then given by the Rating Agencies to a domestic commercial bank. If at any time the issuing bank shall cease to be an Approved Bank or shall cause the letter of credit not to renew when renewal is required by the related Mortgage Loan, mortgagee may draw the same and hold the proceeds in accordance with the provisions of the related Mortgage Loan unless borrower shall deliver a replacement Letter of Credit within 30 days after mortgagee delivers written notice to it that such bank shall have ceased to be an Approved Bank or by a date which is at least 15 days prior to the scheduled expiration date.

     "LIBOR" means the London Interbank Offered Rate for one month U.S. Dollar deposits.

     "Loan Default" means for any Mortgage Loan an event which constitutes an "Event of Default" under the loan documents for such Mortgage Loan.

     "Loan Description" means for any Mortgage Loan the description of such Mortgage Loan set forth in this Prospectus Supplement under the heading "Description of the Mortgaged Properties and the Mortgage Loans--The [Name of Mortgage Loan]--The Loan."

     "Loan DSCR" means for any Mortgage Loan the debt service coverage ratio for such Mortgage Loan, calculated as provided in such Mortgage Loan.

     "Loan Per Square Foot/Unit" means for any Mortgage Loan (i) as of the Cut-Off Date, the Cut-Off Date Principal Balance of such Mortgage Loan divided by the number of square feet in the related Mortgaged Property or Properties and (ii) as of the Effective Maturity Date, the Effective Maturity Date Balance divided by the number of square feet in the related Mortgaged Property or Properties.

     "Loan to Value Ratio" or "LTV" means for any Mortgage Loan (i) as of the Cut-Off Date, the Cut-Off Date principal balance of such Mortgage Loan divided by the aggregate Appraised Value (based on the appraisal delivered or calculated value determined at origination) of the Mortgaged Property or related Mortgaged Properties and (ii) as of the Effective Maturity Date, the Effective Maturity Date Balance divided by the aggregate Value (based on the appraisal delivered or calculated value determined at origination) of the Mortgaged Property or related Mortgaged Properties. There can be no assurance that the Value of any Mortgaged Property at the Effective Maturity Date will not have changed from its Value at origination.

     "Lockbox" means for any Mortgage Loan a bank account established in the name of mortgagee as secured party of the borrower for the receipt of rents and other income from the related Mortgaged Properties.

     "Lockbox Bank" means for any Lockbox, the financial institution at which the Lockbox is established.

     "Lockbox Waterfall" means the priority in which the funds contained in a Lockbox (or in the case of a Two-Tier Lockbox, in the Second Tier Lockbox) are applied in the absence of a Loan Default. Unless otherwise specified in the related Loan Description, the Lockbox Waterfall is as follows: (i) to the Tax Account, if any, and Insurance Account, if any, (ii) to fund payment of the Monthly Payment, (iii) to fund the Required Repair Account, if any, (iv) to fund the Capital Expenditures Account, if any, (v) to fund the Rollover Account, if any, (vi) for any EMD Loan that has reached its Effective Maturity Date, and any other Mortgage Loan that requires budget approval by mortgagee, to the payment of budgeted expenses and any other expenses approved by mortgagee, (vii) for any EMD Loan that has reached its Effective Maturity Date, to apply Excess Cash Flow to prepay such loan until paid in full, (viii) for any EMD Loan that has reached its Effective Maturity Date, to pay Deferred Interest, (ix) to pay any other amounts due under the Mortgage Loan and (x) provided no trade payables or other obligations are more than 60 days past due (unless contested in good faith in accordance with the terms of such Mortgage
Loan), to the borrower.

     "Lockout Period" means for any Mortgage Loan the period, if any, set forth in such Mortgage Loan during which voluntary prepayment is prohibited.

     "LTM" means, with respect to any date, the last 12 months preceding such date.

     "Maturity Date" means for any Mortgage Loan the date set forth therein on which the entire remaining principal balance thereof and all other amounts due thereunder are due.

     "Mezzanine Debt" means for any Mortgage Loan, debt of one or more direct or indirect owner(s) of the borrower thereunder which is secured by the direct or indirect ownership interests of such owner(s) in such borrower.

     "Monthly Insurance Deposit Amount" means for any Mortgage Loan, an amount equal to 1/12 of the insurance premiums that mortgagee estimates will be due for the renewal of the insurance policies required by the Mortgage Loan upon the expiration thereof in order to accumulate sufficient funds to pay all such insurance premiums at least 30 days prior to such expiration.

     "Monthly Payment" means for any Mortgage Loan the scheduled monthly payment of interest and, if applicable, principal, due under such Mortgage Loan.

     "Monthly Reserve Deposit" means for any Reserve Account, the monthly deposit, if any, that is required to be made therein under the terms of the related Mortgage Loan.

     "Monthly Tax Deposit Amount" means for any Mortgage Loan, an amount equal to 1/12 of the real estate taxes that mortgagee estimates will be due in the next ensuing 12 months in order to accumulate sufficient funds to pay all such taxes at least 10 days prior to their due dates.

     "Net Rentable Area" or "NRA" means the square footage (floor area) of the subject property that can be occupied by tenants, and upon which tenant rental income is based. This generally excludes common building areas as well as space devoted to heating and cooling systems and other equipment.

     "NOI" or "Net Operating Income" means, with respect to any Mortgaged Property or group of related Mortgaged Properties, for the year stated, the excess of the total revenue for such Mortgaged Property or Properties during the 12 calendar months ending at the indicated date less the total operating expenses of such Mortgaged Property or Properties incurred during such period. No effect is given to deductions for debt service, depreciation, amortization, capital expenditures, tenant improvements, leasing commissions, reserves or interest income in the calculation of NOI.

     NOI and the revenues and expenses used to determine the NOI for each Mortgaged Property or group of Mortgaged Properties are derived from information furnished by the related borrowers. There can be no assurance that the components of net operating income for any Mortgaged Property or group of Mortgaged Properties (i.e., revenues and expenses) as determined under GAAP would be the same as those used in computing the stated NOI for such Mortgaged Property or group of related Mortgaged Properties. Moreover, NOI is not a substitute for net income as determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "Non-Comparable Store" means, with respect to each regional mall for which mall store sales are shown, mall stores that are not "Comparable Stores" (sales information was not submitted by the related borrower for all annual periods considered).

     "Occupancy" or "OCC" means the percentage of SF/Units of the property that are leased as of the date indicated in the column with the heading "As of Date". Such percentage includes month to month tenants and tenants which have vacated their space but continue to make rental payments.

     "Occupancy Costs" means the sum of minimum rent, percentage rent, and tenant reimbursements divided by sales.

     "One-Tier Lockbox" means a Lockbox arrangement where a single Lockbox is used for both receipt of funds and application of such funds in the Lockbox Waterfall.

     "Original Principal Balance" means the principal balance of the Mortgage Loan at origination.

     "Prepayment Charge" means for any Mortgage Loan, a payment required to be made solely as a condition to the making of a voluntary prepayment, such as a prepayment premium or yield maintenance premium, including without limitation any Yield Maintenance Premium.

     "Prepayment Charge Period" means for any Mortgage Loan, the period during which the loan documents require payment of a Prepayment Charge.

     "psf" means per square foot.

     "Refinancing DSCR" with respect to each Mortgage Loan is calculated in the manner set forth in the footnotes to the table entitled "Certain Loan Statistics" included in each loan description set forth under the heading "Description of the Mortgaged Properties and Mortgage Loans." The calculation of Refinancing DSCR at the Effective Maturity Date assumes that Underwritable Cash Flow at the Effective Maturity Date will remain the same as current Underwritable Cash Flow, and that the loan constant set forth therein will be the loan constant used in a refinancing loan. There can be no assurance that actual net operating income will not be less or greater than such Underwritable Cash Flow or as to what the loan constant or debt service would be on a refinancing loan.

     "Required Repair Account" means for any Mortgage Loan a Reserve Account established to fund specified repairs and replacements required by the loan documents. Unless otherwise specified in the related Loan Description, funds in a Required Repair Account are disbursed by mortgagee only (i) to pay for such specified repairs and replacements and (ii) upon receipt of evidence that such repairs and replacements are complete in all material respects and have been paid for or will be paid for when such disbursement is made.

     "Reserve Account" means for any Mortgage Loan a reserve account established under the related loan documents and held by the mortgagee or its agent as security for the Mortgage Loan. Each Reserve Account is required to be applied (i) unless a Loan Default has occurred and is continuing for the purposes for which such account was established and (ii) following a Loan Default which is continuing, at mortgagee's option, either for such purposes or to make payments due under the Mortgage Loan.

     "Revised Interest Rate" means for any EMD Loan the increased rate at which such EMD Loan bears interest on and after its Effective Maturity Date.

     "Rollover Account" means for any Mortgage Loan a Reserve Account established to fund tenant improvements and leasing commissions for the related Mortgaged Property or Mortgaged Properties. Unless otherwise specified in the related Loan Description, funds in a Rollover Account are disbursed by mortgagee only (i) to pay tenant improvements and leasing commissions set forth in a budget approved by mortgagee and (ii) upon receipt of evidence that any such tenant improvements are complete in all material respects and have been paid for or will be paid for when such disbursement is made.

     "Sales per SF" means sales, based on the most recent sales data provided by the borrower to MSMC, for the previous applicable 12 month period, or if 12 months of sales data was not available, such sales data as was available, annualized.

     "Second Tier Lockbox" as defined in the definition of Two-Tier Lockbox.

     "SF/Units" means, in the case of office or retail properties, total square footage or GLA or NRA (as provided by the borrower), and in the case of multifamily properties and hotel properties, the number of apartment units and hotel rooms, respectively.

     "Soft Lockbox" means a Lockbox as to which rents and other income are not directly deposited therein by the payors, but are instead first collected by the related borrower or property manager, and are required to be deposited therein by such borrower or manager within a specified period, generally 1-3 business days after collection.

    "Standard Approval Rights" means for any Mortgage Loan, the following approval rights:


    (i) as to leases, the right to approve the entering into and/or termination of all leases above the Lease Approval Threshold;


    (ii) as to alterations to the improvements on the Mortgaged Properties,
  (a) the right to approve any such alterations that may have a material adverse effect on borrower's financial condition, the value of the Mortgaged Properties or the net operating income, or in case of certain Mortgage Loans, underwritable cash flow, in each case as defined in the related loan agreement, thereof and (b) if the cost of such alterations is in excess of the Alteration Escrow Threshold, security for the amount of such excess must be provided to mortgagee; and


    (iii) as to budgets, (a) the right to approve each annual budget of the borrower commencing with the annual period in which the Effective Maturity Date occurs, and (b) the right to approve any expense that is not budgeted for in an annual budget as to which the mortgagee's approval is required.


     "Substitution Period" means for any Mortgage Loan that permits substitution of Mortgaged Properties, the period during which substitution is permitted.


     "Successor Borrower" means in connection with a Defeasance, a single purpose bankruptcy remote entity reasonably approved by mortgagee.


     "Tax Account" means a Reserve Account established to fund real estate taxes. Unless otherwise specified in the related Loan Description, funds in a Tax Account are disbursed directly by mortgagee to pay real estate taxes.


     "Total (or Gross) Potential Rent" means the sum of the base rents collectible by the owner of the subject property, as stated in the lease agreements of the tenants which have a lease obligation to the owner on the "As of Date", in addition to the rental income which may have been collectible for the vacant space of the subject property were it to have been leased. The Potential Rent of the vacant space is calculated as the product of the unleased square footage, and either the average rent paid by tenants currently under lease, or average market rent for comparable space in the vicinity of the subject.


     "Total Revenue" as used herein with respect to any Mortgaged Property or group of Mortgaged Properties generally means, for the historical year stated, total revenue generated at such Mortgaged Property or Properties during the 12 calendar months ending at the indicated date.


     "Two-Tier Lockbox" means a 2 Lockbox arrangement where 1 Lockbox (the "First-Tier Lockbox") is used for receipt of funds, and all funds therein are swept, when applicable, within a specified period after receipt therein into a second lockbox (the "Second-Tier Lockbox") from which such funds are applied in the Lockbox Waterfall.


     "Underwritable Cash Flow" as used herein with respect to any Mortgaged Property or group of Mortgaged Properties generally means NOI (as determined by MSMC) for a 12 month period based upon the following assumptions:


    (a) Revenue: In calculating Underwritable Cash Flow, revenue was generally determined by using the annual rental income as reflected in the most recent rent rolls provided by the related borrower.


    (b) Management Fees: Management fees used in the calculation of Underwritable Cash Flow are generally as follows, except as listed on the chart below: 4.0%-5.0% of base rent plus percentage rent for retail properties; and 3.0%-3.5% of Effective Gross Income for the office property.



    (c) Capital Reserves: Annual reserves assumed in calculating Underwritable Cash Flow are $0.15/sf, except as listed on the chart below.


    (d) Rollover Expenses: Annual expenses of tenant rollover (i.e., tenant improvements and leasing commissions) assumptions used in calculating Underwritable Cash Flow are generally as follows:

                                                                                  TENANT
                                                                             IMPROVEMENTS(1)
                                                                            ------------------
                                    BASE RENT
                                       PER        AVG. LEASE     RENEWAL       NEW    RENEWAL
                                 SQUARE FOOT(2)   TERM (YRS)   PROBABILITY   TENANT    TENANT
                                ---------------- ------------ ------------- -------- ---------
Grapevine Mills ...............     $ 16.88           10          65%          $15       $5
Edens & Avant Pool I ..........     $ 11.24            5          65%          $ 5       $0
Mall of New Hampshire .........     $ 36.39           10          65%          $15       $5
Westside Pavilion .............     $ 27.40           10          65%          $15       $5
NorthTown Mall ................     $ 14.70           10          65%          $15       $5
Edens & Avant Pool II .........     $  7.27            5          65%          $ 5       $0
Crystal Park IV ...............     $ 27.18           10          65%          $20       $5

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                      LEASING
                                   COMMISSIONS(1)
                                --------------------
                                    NEW     RENEWAL   MANAGEMENT   CAPITAL
                                  TENANT     TENANT      FEES      RESERVES
                                ---------- --------- ------------ ---------
Grapevine Mills ...............   $ 2.50   $ 1.50         4.5%     $ 0.15
Edens & Avant Pool I ..........   $ 2.50   $ 1.25         4.0%     $ 0.20
Mall of New Hampshire .........   $ 2.50   $ 1.50         4.0%     $ 0.15
Westside Pavilion .............   $ 2.50   $ 1.50         5.0%     $ 0.15
NorthTown Mall ................   $ 2.50   $ 1.50         4.0%     $ 0.15
Edens & Avant Pool II .........   $ 2.50   $ 1.25         4.0%     $ 0.20
Crystal Park IV ...............   $ 2.50   $ 1.50         3.0%     $ 0.24

--------
(1)   Amounts are per square foot.

(2) Total annual base rent per square foot calculation excludes vacant square footage.



    (e) Occupancy: In calculating Underwritable Cash Flow, adjustments were made to total base rents to reflect maximum occupancies generally as the lower of actual or 95%, except in the case of the Crystal Park IV Property 97%.

    (f) Real Estate Taxes: In calculating Underwritable Cash Flow, historical 1997 real estate tax expense as provided by the borrower was generally used, unless the historical 1996 expenses exceeded the historical 1997 expenses, in which case the average of the 1996 and 1997 real estate tax expenses was used.

    (g) Expenses: In calculating expenses, historical 1997 expenses based on operating statements provided by the related borrower were generally subject to the adjustments described above, and to the following exceptions: interest expense and non-recurring extraordinary expenses, to the extent determinable, were excluded; depreciation and amortization were removed from operating expense categories.

     The management fees and reserves used in calculating Underwritable Cash Flow differ in many cases from the management fees and reserves provided for under the loan documents for the Mortgage Loans. Further, actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating Underwritable Cash Flow. In particular, the assumptions regarding tenant vacancies, renewal rates, tenant improvements and leasing commissions and other conditions used in calculating Underwritable Cash Flow for the retail and office properties may differ substantially from actual conditions. Such assumptions may also differ from those used by the Rating Agencies or by investors. Each investor should make its own determination of the appropriate assumptions to be used in determining Underwritable Cash Flow.

     Underwritable Cash Flow reflects the calculations and assumptions used by MSMC and may or may not reflect the amounts calculated and used by the Rating Agencies for their own analysis. Underwritable Cash Flow and the Debt Service Coverage Ratios derived therefrom are not a substitute for cash flow as determined in accordance with GAAP as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     Leasing costs and capital expenditures are crucial to the operation of commercial properties. Each investor should make its own assessment of the level of leasing costs and capital expenditures of the Mortgaged Properties, and the consequent effect of such costs and expenditures on the actual net operating income and debt service coverage ratios of the Mortgage Loans.

     No representation is made as to the future net cash flows of the properties, nor is Underwritable Cash Flow set forth herein intended to represent such future net cash flow.

     "Underwritable NOI" means the Net Operating Income (as determined by MSMC) for a 12 month period, generally LTM (last 12 months), with respect to a Mortgaged Property, or group of related Mortgaged Properties, and is defined as the excess of the total Effective Gross Income or Total Revenue less the operating expenses incurred for such period. The adjustments described in the definition of Underwritable Cash Flow under the headings "Revenue," "Management Fees," "Occupancy," "Real Estate Taxes" and "Expenses" were also used in calculating Underwritable NOI. No effect is given to deductions for debt service, depreciation, amortization, capital expenditures, tenant improvements, leasing commissions, reserves or interest income in the calculation of Underwritable NOI.

     "U.S. Obligations" means direct, noncallable, obligations of the United States or of an instrumentality of the United States, so long as such obligations are backed by the full faith and credit of the United States.


     "Yield Maintenance Premium" means for any Mortgage Loan, a Prepayment Charge equal to the present value as of the date of the prepayment of the Calculated Payments from the date of the prepayment to the Effective Maturity Date, determined by discounting such payments at the Discount Rate. "Calculated Payments" are the monthly payments of interest only that would be due on the principal amount being prepaid at a rate equal to the positive excess of (i) the Initial Interest Rate over (ii) the Yield Maintenance Treasury Rate. "Yield Maintenance Treasury Rate" means the yield calculated by linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates, for the week ending prior to the date of prepayment, of U.S. Treasury constant maturities with maturity dates (1 longer and 1 shorter) most nearly approximating the Effective Maturity Date. "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually.


CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


     All of the Mortgage Loans have Due Dates that occur on the first day of each month; provided that, if such day is not a business day, payment may be made on the next business day. The Crystal Park IV Loan provides the ground lessor of the Crystal Park IV Property, the ability to cure payment defaults under the Crystal Park IV Loan. As of the Cut-Off Date, the Mortgage Loans had the following characteristics:



Aggregate Principal Balance ..............................................        $706,465,702
Lowest Mortgage Loan Principal Balance ...................................         $67,039,458
Highest Mortgage Loan Principal Balance ..................................        $155,000,000
Average Mortgage Loan Principal Balance ..................................        $100,923,672
Range of Remaining Terms to Effective Maturity Date ......................      117 to 120 months
Weighted Average Remaining Term to Effective Maturity Date ...............         119 months
Range of Mortgage Rates per annum ........................................       6.20% to 6.955%
Weighted Average Mortgage Rate ...........................................            6.49%
Range of Cut-Off Date LTVs ...............................................       47.1% to 65.2%
Weighted Average Cut-Off Date LTVs .......................................           58.2%
Range of Cut-Off Date Actual Debt Service Coverage Ratios ................       1.67x to 2.90x
Weighted Average Cut-Off Date Actual Debt Service Coverage Ratio .........            2.16x

     The loan balances used in computing these statistics for the Grapevine Mills, Mall of New Hampshire and NorthTown loans have been reduced by any guarantees or letters of credit.

  The following table sets forth certain general information regarding the prepayment terms of the Mortgage Loans.


                        PREPAYMENT AND DEFEASANCE TERMS




         MORTGAGE LOAN               LOAN TYPE       LOCKOUT PERIOD TO
------------------------------- ------------------ --------------------
Grapevine Mills ............... EMD Loan           July 1, 2008,
                                                   3 months prior to
                                                   its EMD

Edens & Avant                   Interest           August 1, 2008,
 Pool I ....................... Only EMD Loan(3)   2 months prior to
                                                   its EMD

Mall of New Hampshire ......... EMD Loan           October 1, 2008,
                                                   its EMD

Westside Pavilion ............. EMD Loan           July 1, 2008,
                                                   its EMD

NorthTown Mall ................ EMD Loan           September 1, 2008,
                                                   its EMD

Edens & Avant                   Interest           August 1, 2008,
 Pool II ...................... Only EMD Loan(3)   2 months prior
                                                   to its EMD

Crystal Park IV ............... EMD Loan           August 1, 2008,
                                                   1 month prior to
                                                   its EMD


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                        PREPAYMENT
                                                    PREPAYMENT           FEE/YIELD
                                                    FEE/YIELD           MAINTENANCE
                                    DEFEASANCE     MAINTENANCE            PREMIUM
         MORTGAGE LOAN                 TERM          TERM(1)          UPON DEFAULT(2)
------------------------------- ----------------- ------------- --------------------------
Grapevine Mills ............... From August 12,        N/A           Grapevine Mills
                                2001 to EMD                     Yield Maintenance Premium

Edens & Avant                   From 2 yrs.            N/A          Greater of 1% and
 Pool I ....................... after Closing                   Yield Maintenance Premium
                                Date to EMD

Mall of New Hampshire ......... From 2 yrs.            N/A          Greater of 1% and
                                after Closing                   Yield Maintenance Premium
                                Date to EMD

Westside Pavilion ............. From 2 yrs.            N/A          Westside Pavilion
                                after Closing                   Yield Maintenance Premium
                                Date to EMD

NorthTown Mall ................ From 2 yrs.            N/A          Greater of 1% and
                                after Closing                   Yield Maintenance Premium
                                Date to EMD

Edens & Avant                   From 2 yrs.            N/A          Greater of 1% and
 Pool II ...................... after Closing                   Yield Maintenance Premium
                                Date to EMD

Crystal Park IV ............... From 2 yrs.            N/A          Greater of 1% and
                                after Closing                   Yield Maintenance Premium
                                Date to EMD

--------
(1) All Mortgage Loans require payment of a Prepayment Charge if paid as a result of a Loan Default prior to the end of their Lockout Period. Prepayment charges are generally not required if prepayment is a result of casualty or condemnation.

(2) A more complete description of the prepayment fee or yield maintenance premium provisions for each Mortgage Loan is contained in the descriptions of each Mortgage Loan set forth under "Description of the Mortgaged Properties and Mortgage Loans" herein. A definition of the term "Yield Maintenance Premium" is set forth under "Mortgage Pool Characteristics--Certain Mortgage Loan Definitions."

(3) The Edens & Avant Pool I and Pool II Loans permit the Borrower's parent to receive up to 5% of the gross income earned on the related properties prior to application of Excess Cash Flow to payment of principal on the related loan.


     All of the Mortgage Loans provide for prepayment thereof in certain circumstances following the occurrence of a casualty or condemnation. No yield maintenance premium will be required under the Mortgage Loans for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. Other Mortgage Loans permit prepayments in connection with a casualty or condemnation to be made on a date other than a Due Date. Accordingly, if such loans are prepaid on a date other than a regularly scheduled due date, prepayment interest shortfalls may result.

     The following tables set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. The statistics in the following tables were primarily derived from information provided to the Originator or MSMC by the respective borrowers, other than assumptions or projections used in calculating such statistics, which were determined by the Depositor. Some of the calculations of the statistics in the tables were not made with adjustments which would be required under GAAP.

                         MORTGAGE LOAN CHARACTERISTICS




                                                                                 ORIGINAL
                                                                                 TERM TO
                                        ORIGINAL                  ORIGINAL      EFFECTIVE
                         NUMBER OF     PRINCIPAL     MORTGAGE   AMORTIZATION     MATURITY
       LOAN NAME        PROPERTIES      BALANCE        RATE       TERM (3)     DATE (MOS.)
---------------------- ------------ --------------- ---------- -------------- -------------
Grapevine Mills ......       1       $155,000,000      6.470%       360           121
Edens & Avant
 Pool I ..............      15        125,000,000      6.200        IO            120
Mall of New
 Hampshire ...........       1        105,000,000      6.955        360           126
Westside Pavilion.....       1        100,000,000      6.440        360           120
Northtown Mall .......       1         84,500,000      6.680        360           120
Edens & Avant
 Pool II .............      21         70,000,000      6.200        IO            120
Crystal Park IV ......       1         67,100,000      6.510        360           120
                            --       ------------      -----        ---           ---
Total/Weighted
 Average .............      41       $706,600,000      6.492%       360           121
                            ==       ============      =====        ===           ===

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                         REMAINING                                           PERCENT OF     PRINCIPAL
                          TERM TO                               CUT-OFF        CUT-OFF      BALANCE AT
                         EFFECTIVE    EFFECTIVE                   DATE          DATE        EFFECTIVE
                          MATURITY     MATURITY    STATED      PRINCIPAL      PRINCIPAL      MATURITY        APPRAISED
       LOAN NAME        DATE (MOS.)      DATE     MATURITY      BALANCE        BALANCE       DATE(5)           VALUE
---------------------- ------------- ----------- ---------- --------------- ------------ --------------- -----------------
Grapevine Mills ......     120       10/01/08    09/01/32    $155,000,000        21.9%    $143,481,582    $  235,000,000
Edens & Avant
 Pool I ..............     120       10/01/08    10/01/28     125,000,000        17.7      125,000,000       265,582,293
Mall of New
 Hampshire ...........     120       10/01/08    04/01/28     105,000,000        14.9       93,305,773       145,600,000
Westside Pavilion.....     117       07/01/08    07/01/31     100,000,000        14.2       91,132,625       160,000,000
Northtown Mall .......     119       09/01/08    09/01/28      84,426,244        12.0       73,062,731       128,000,000
Edens & Avant
 Pool II .............     120       10/01/08    10/01/28      70,000,000         9.9       70,000,000       143,567,822
Crystal Park IV ......     119       09/01/08    09/01/28      67,039,458         9.5       57,745,712       107,000,000
                           ---                               ------------       -----     ------------    --------------
Total/Weighted
 Average .............     119                               $706,465,702       100.0%    $653,728,424    $1,184,750,115
                           ===                               ============       =====     ============    ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                          CURRENT                                          EFFECTIVE
                           ANNUAL     UNDERWRITABLE              CUT-OFF   MATURITY
                            DEBT           CASH                    DATE      DATE
       LOAN NAME        SERVICE (1)        FLOW       DSCR (2)   LTV (2)    LTV (2)
---------------------- ------------- --------------- ---------- --------- ----------
Grapevine Mills ......  $10,167,785    $20,619,033       2.17x     61.7%      56.8%
Edens & Avant
 Pool I ..............    7,857,639     21,337,841       2.72      47.1       47.1
Mall of New
 Hampshire ...........    7,404,177     11,199,597       1.67      65.2       57.2
Westside Pavilion.....    6,529,444     12,632,326       1.93      62.5       57.0
Northtown Mall .......    6,529,672     10,028,711       1.73      58.5       49.7
Edens & Avant
 Pool II .............    4,400,278     12,772,222       2.90      48.8       48.8
Crystal Park IV ......    5,094,708      9,844,213       1.93      62.7       54.0
                        -----------    -----------       ----      ----       ----
Total/Weighted
 Average .............  $47,983,703    $98,433,943       2.16x     58.2%      53.2%
                        ===========    ===========       ====      ====       ====

-------
(1)   Interest only payments calculated on an Actual/360 Basis.

(2) Net of $10 MM Letter of Credit for Mall of New Hampshire, $9.5 MM Letter of Credit for Northtown Mall, and $10 MM Guarantee for Grapevine Mills

(3) Edens & Avant Pools I and II begin a 240 month amortization term at the Effective Maturity Date. Grapevine Mills, Mall of New Hampshire and Westside Pavilion have initial interest only periods of 48, 18, and 36 months, respectively.

(4)   Numbers may not total 100% due to rounding.

(5)   Total principal balance at Effective Maturity Date is $653,728,423.58.

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

    Pie chart which indicates Loan Amount Allocation (in $mm)
    Grapevine Mills $155.0 21.9%, Edens & Avant Pool I $125.0 17.7%, Mall of New Hampshire $105.0 14.9%, Westside Pavilion $100.0 14.2%, Northtown Mall $84.5 12.0%,Crystal Park IV $67.1 9.5%,
    Edens & Avant Pool II $70.0 9.9%



                       MORTGAGED PROPERTIES BY LOCATION




                                      CUT-OFF      PERCENTAGE OF
                                        DATE        CUT-OFF DATE
                       NUMBER OF     ALLOCATED       ALLOCATED     UNDERWRITTEN
        STATE         PROPERTIES    LOAN AMOUNT     LOAN AMOUNT      CASH FLOW
-------------------- ------------ --------------- --------------- --------------
Texas ..............       1       $155,000,000         21.9%      $20,619,033
New Hampshire.......       1        105,000,000         14.9        11,199,597
California .........       1        100,000,000         14.2        12,632,326
Washington .........       1         84,426,244         12.0        10,028,711
Virginia ...........       3         83,077,358         11.8        12,924,404
Massachusetts ......       5         46,644,000          6.6         7,787,518
Ohio ...............       4         35,887,000          5.1         5,991,384
Connecticut ........       2         28,761,000          4.1         4,801,924
Mississippi ........       8         15,440,700          2.2         2,750,702
Georgia ............       2         14,112,000          2.0         2,452,254
Tennessee ..........       1          8,651,000          1.2         1,912,644
South Carolina .....       4          8,279,150          1.2         1,466,262
Alabama ............       2          6,432,450          0.9         1,235,530
North Carolina .....       2          6,176,100          0.9         1,073,229
Florida ............       1          3,521,700          0.5           714,054
New York ...........       2          3,233,000          0.5           539,766
Indiana ............       1          1,824,000          0.3           304,605
                           -       ------------        -----       -----------
Total/Weighted
 Average ...........      41       $706,465,702        100.0%      $98,433,943
                          ==       ============        =====       ===========

                    (RESTUBBED TBALE CONTINUED FROM ABOVE)

                       PERCENTAGE                      PERCENTAGE   WEIGHTED
                        OF TOTAL                        OF TOTAL     AVERAGE   WEIGHTED
                      UNDERWRITTEN      APPRAISED       APPRAISED    CUT-OFF   AVERAGE
        STATE           CASH FLOW         VALUE           VALUE     DATE LTV     DSCR
-------------------- -------------- ----------------- ------------ ---------- ---------
Texas ..............       20.9%     $  235,000,000        19.8%       61.7%     2.17x
New Hampshire.......       11.4         145,600,000        12.3        65.2      1.67
California .........       12.8         160,000,000        13.5        62.5      1.93
Washington .........       10.2         128,000,000        10.8        58.5      1.73
Virginia ...........       13.1         143,150,000        12.1        60.0      2.12
Massachusetts ......        7.9          99,565,306         8.4        47.1      2.72
Ohio ...............        6.1          78,448,496         6.6        47.1      2.72
Connecticut ........        4.9          60,048,312         5.1        47.1      2.72
Mississippi ........        2.8          29,572,853         2.5        48.8      2.90
Georgia ............        2.5          27,579,806         2.3        48.8      2.90
Tennessee ..........        1.9          18,100,000         1.5        47.1      2.72
South Carolina .....        1.5          16,744,909         1.4        48.8      2.90
Alabama ............        1.3          12,673,000         1.1        48.8      2.90
North Carolina .....        1.1          12,032,254         1.0        48.8      2.90
Florida ............        0.7           8,815,000         0.7        48.8      2.90
New York ...........        0.5           6,532,097         0.6        47.1      2.72
Indiana ............        0.3           2,888,082         0.2        47.1      2.72
                          -----      --------------       -----        ----      ----
Total/Weighted
 Average ...........      100.0%     $1,184,750,115       100.0%       58.2%     2.16x
                          =====      ==============       =====        ====      ====

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]









                                 [MAP OMITTED]

               Map providing visual of table on previous page

              RANGE OF LOAN-TO-VALUE RATIOS AS OF THE CUT-OFF DATE




                                                                   PERCENTAGE OF     WEIGHTED                    WEIGHTED
                                                  CUT-OFF DATE      CUT-OFF DATE      AVERAGE     WEIGHTED       AVERAGE
                                    NUMBER OF       PRINCIPAL        PRINCIPAL       MORTGAGE      AVERAGE     CUT-OFF DATE
LOAN TO VALUE RATIO                   LOANS          BALANCE          BALANCE          RATE         DSCR           LTV
--------------------------------   -----------   --------------   ---------------   ----------   ----------   -------------
45%-50% ........................       2          $195,000,000          27.6%          6.200%        2.78x         47.7%
55%-60% ........................       1            84,426,244          12.0           6.680         1.73          58.5
60%-65% ........................       3           322,039,458          45.6           6.469         2.04          62.1
65%-70% ........................       1           105,000,000          14.9           6.955         1.67          65.2
                                   -----------    ------------         -----           -----         ----          ----
Total/Weighted Average .........       7          $706,465,702         100.0%          6.492%        2.16x         58.2%
                                   ===========    ============         =====           =====         ====          ====

        RANGE OF LOAN-TO-VALUE RATIOS AS OF THE EFFECTIVE MATURITY DATE




                                                                    PERCENTAGE OF                                 WEIGHTED
                                                    EFFECTIVE         EFFECTIVE       WEIGHTED                     AVERAGE
                                                  MATURITY DATE     MATURITY DATE      AVERAGE     WEIGHTED       EFFECTIVE
                                    NUMBER OF       PRINCIPAL         PRINCIPAL       MORTGAGE      AVERAGE     MATURITY DATE
LOAN TO VALUE RATIO                   LOANS         BALANCE(1)         BALANCE          RATE         DSCR            LTV
--------------------------------   -----------   ---------------   ---------------   ----------   ----------   --------------
45%-50% ........................       3          $268,062,731           41.0%          6.331%        2.58x          48.2%
50%-55% ........................       1            57,745,712            8.8           6.510         2.25           54.0
55%-60% ........................       3           327,919,980           50.2           6.600         2.16           57.0
                                   -----------    ------------          -----           -----         ----           ----
Total/Weighted Average .........       7          $653,728,424          100.0%          6.482%        2.34x          53.2%
                                   ===========    ============          =====           =====         ====           ====

--------
(1)   Total principal balance at Effective Maturity Date is $653,728,423.58.




                 MORTGAGED PROPERTIES BY PRIMARY PROPERTY TYPE




                                                                           PERCENTAGE
                                                             CUT-OFF       OF CUT-OFF
                                  NUMBER     PERCENTAGE        DATE           DATE
                                    OF        OF TOTAL      ALLOCATED      ALLOCATED                     APPRAISED
PROPERTY TYPE                   PROPERTIES   PROPERTIES    LOAN AMOUNT    LOAN AMOUNT   SQUARE FEET        VALUE
------------------------------ ------------ ------------ --------------- ------------- ------------- -----------------
Regional Mall ................       3            7.3%    $289,426,244        41.0%      1,483,506    $  433,600,000
Community and Neighborhood
 Shopping Center .............      36           87.8      195,000,000        27.6       4,276,336       409,150,115
Regional "Mills" Mall ........       1            2.4      155,000,000        21.9       1,241,769       235,000,000
Office .......................       1            2.4       67,039,458         9.5         466,369       107,000,000
                                    --          -----     ------------       -----       ---------    --------------
Total/Weighted Average .......      41          100.0%    $706,465,702       100.0%      7,467,980    $1,184,750,115
                                    ==          =====     ============       =====       =========    ==============


                                  CUT-OFF
                                    DATE                                                      PERCENTAGE
                                 ALLOCATED        1997                                         OF TOTAL     WEIGHTED   WEIGHTED
                                LOAN AMOUNT       TOTAL          1997       UNDERWRITABLE   UNDERWRITABLE    AVERAGE   AVERAGE
PROPERTY TYPE                       PSF          REVENUE          NOI         CASH FLOW       CASH FLOW        LTV       DSCR
------------------------------ ------------- -------------- -------------- --------------- --------------- ---------- ---------
Regional Mall ................   $  195.10    $ 50,405,955   $33,949,962     $33,860,634         34.4%         62.3%     1.78x
Community and Neighborhood
 Shopping Center .............       45.60      46,061,725    33,032,615      34,110,063         34.7          47.7      2.78
Regional "Mills" Mall ........      124.82       4,921,059     3,866,831      20,619,033         20.9          61.7      2.17
Office .......................      143.75      14,843,904    10,571,204       9,844,213         10.0          62.7      1.93
                                 ---------    ------------   -----------     -----------        -----          ----      ----
Total/Weighted Average .......   $   94.60    $116,232,643   $81,420,612     $98,433,943        100.0%         58.2%     2.16x
                                 =========    ============   ===========     ===========        =====          ====      ====

UNDERWRITING STANDARDS

     General. The underwriting standards utilized in connection with the origination or purchase of the Mortgage Loans addressed, with respect to each Mortgaged Property, property valuations and property financial performance, environmental conditions and physical conditions, as described below.

     Appraisals and Market Studies. An appraisal of each of the Mortgaged Properties was performed except for the NorthTown Mall Property, the Edens & Avant Pool I Properties and the Edens & Avant Pool II Properties. Market Studies were performed for each of the NorthTown Mall Property, the Edens & Avant Pool I Properties and the Edens & Avant Pool II Properties. The appraisals, which were performed by independent MAI appraisers determined that, with respect to each Mortgage Loan, at the time of the appraisal the aggregate value of the related Mortgaged Properties exceeded the original principal amount of such Mortgage Loan. In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. The market studies were also performed by independent MAI appraisers; however while a marketability study gives an opinion of value, the market studies do not. LTV figures herein for NorthTown Mall Loan, the Edens & Avant Pool I Loan and the Edens & Avant Pool II Loan are based on the recent purchase price paid for each property. See "Risk Factors--Appraisals and Market Studies Have Certain Limitations" herein. Information regarding the value of each Mortgaged Property as of the Cut-Off Date presented under "--Certain Characteristics of the Mortgage Loans" above is not intended to be a representation as to the past, present or future market values of the Mortgaged Properties.

     Operating Statements, Financial Data, Occupancy Statements. In connection with the origination of the Mortgage Loans, the related Originator or MSMC reviewed historical operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by borrowers and, with respect to the Mortgage Loans secured by office properties and retail properties, certain major tenant leases.

     Environmental Assessments. As part of the origination, all of the Mortgaged Properties have been subject to either Phase I site assessments, updates of previously performed Phase I site assessments, or other site assessments which were updated and upgraded to comply with Phase I standards through follow up investigations, within the last 12 months. Additionally, all borrowers were required to provide certain environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the Mortgaged Properties. For a discussion of environmental issues identified on the Mortgaged Properties, see "Risk Factors--Environmental Law Entails Risks" and "--Environmental Risks Relating to the Mortgaged Properties" herein.

     Property Condition Assessments. Inspections of the Mortgaged Properties were conducted by licensed engineers prior to origination of the Mortgage Loans. Such inspections were generally commissioned to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general conditions of the site, buildings and other improvements located at each Mortgaged Property. The resulting reports of the inspecting engineers (the "Property Condition Reports") indicated, where appropriate, a variety of deferred maintenance items and recommended capital improvements with respect to the related Mortgaged Property, as well as the estimated cost of such items and improvements. In each instance, the MSMC either determined that such items and improvements were being addressed by the related borrowers in a satisfactory manner, or required that they be addressed post-closing and, in some instances, that reserves be established to cover the related costs. See "Description of the Mortgaged Properties and the Mortgage Loans" herein for descriptions of the reserves or other security provided for deferred maintenance and capital improvements related to each Mortgaged Property.

     There are violations of the ADA at some of the Mortgaged Properties that are not expected to have a material impact on the value of or earnings from such properties. See "Risk Factors--Risks Relating to Compliance with Americans with Disabilities Act."

     Zoning and Building Code Compliance. Each of the borrowers has, under its related Mortgage or loan agreement, generally represented as of the date on which the Mortgage Loan was originated and provided a legal opinion, a title insurance policy endorsement and/or other evidence, to the effect that the use and operation of the related Mortgaged Properties are in compliance in all material respects with applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to the related Mortgaged Properties.

     Property Management. The manager for each Mortgaged Property was approved by MSMC in connection with the origination or purchase of the related Mortgage Loan. Generally, a manager is responsible for responding to changes in the local market, planning and implementing the rental rate or operating structure, which may include establishing levels of rent payments or rates, and insuring that maintenance and capital improvements are carried out in a timely fashion. Upon the occurrence of certain events specified in each Mortgage Loan, the related management agreement is terminable by the Master Servicer or terminates unless the Master Servicer otherwise elects. For a discussion of the management contracts and the Master Servicer's rights thereunder, see "Description of the Mortgaged Properties and the Mortgage Loans" herein. Neither the Master Servicer nor the Special Servicer manages any of the Mortgaged Properties and they are not expected to manage any REO Properties (as defined herein).


ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-Off Date. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                GRAPEVINE MILLS


[PICTURE]                                                             [PICTURE]

                                   [PICTURE]

Pictures of Grapevine Mills showing outside view, inside (Brooks Brothers factory store entrance) and an aerial view

GRAPEVINE MILLS

  [PICTURE]
  Floor plan of Grapevine Mills



  [PICTURE]
  Map indicating the location of Grapevine Mills in the Dallas/Fort Worth area

        DESCRIPTION OF THE MORTGAGED PROPERTIES AND THE MORTGAGE LOANS


GRAPEVINE MILLS: THE BORROWER; THE PROPERTY


     The Loan. The Grapevine Mills Loan was originated by Secore and acquired by MSMC on August 12, 1998. The Grapevine Mills Loan had an original principal balance of $155,000,000 and has a Cut-Off Date Principal Balance of $155,000,000. It is secured by a Mortgage (the "Grapevine Mills Mortgage") encumbering a regional shopping center known as Grapevine Mills, located in Grapevine, Texas (the "Grapevine Mills Property").


     The Borrower. Grapevine Mills Limited Partnership (the "Grapevine Mills Borrower") is a Delaware limited partnership whose purpose is limited to owning and operating the Grapevine Mills Property and related activities. The Grapevine Mills Borrower owns no material assets other than the Grapevine Mills Property. The Grapevine Mills Borrower's general partners are Grapevine Mills Operating Company L.L.C. (1%), which is the managing general partner, and Kan Am USA XV Limited Partnership, a Delaware limited partnership ("Kan Am") (1%), which is the non-managing general partner. Grapevine Mills Operating Company L.L.C. is owned equally by (i) The Mills Limited Partnership, a Delaware limited partnership ("Mills L.P."), which is the operating partnership of The Mills Corporation (the "Mills REIT") and (ii) Simon Property Group (Texas), L.P., a Texas limited partnership and is managed, for bankruptcy voting matters only, by Grapevine Mills Finance Corp., a Delaware corporation. The Grapevine Mills Borrower's limited partners are (i) Mills L.P. (37%), (ii) Simon Property Group, L.P. (formerly known as Simon DeBartolo Group, L.P.), a Delaware limited partnership ("SDG") (37%), which is the operating partnership of Simon Property Group, Inc. (formerly known as Simon DeBartolo Group, Inc.) (the "SDG REIT"), and (iii) Kan Am (24%).


     The Property. The Grapevine Mills Property was originally opened on October 30, 1997. The Grapevine Mills Property is a value-retail mall anchored by Burlington Coat Factory, JCPenney and AMC Theatres, which comprise 315,702 square feet of GLA. Combined with approximately 382,968 square feet of mini-anchor GLA (e.g., tenants such as Marshalls, Saks Fifth Avenue, and Virgin Megastore) and mall store GLA of 543,099 square feet, the Grapevine Mills Property contains approximately 1,241,769 total square feet. The Grapevine Mills Property is situated on approximately 131.8 acres. The ratio of parking spaces is 7.0 per 1,000 square feet of GLA. An appraisal completed by Cushman & Wakefield, Inc. on July 17, 1998, determined a market value of $235,000,000 for the Grapevine Mills Borrower's ownership interest in the property.

     The table below summarizes the components of total square feet at the Grapevine Mills Property as of June 1, 1998.




                                                                       % OF
                                                        GLA        TOTAL GLA(1)
                                                   ------------   -------------
Anchor Stores (Borrower-Owned)
 Burlington Coat Factory .......................      100,102           8.1%
 JCPenney ......................................      106,207           8.6
 AMC Theatres ..................................      109,393           8.8
                                                      -------         -----
  Total Anchor Stores (Borrower-Owned) .........      315,702          25.5%
Major Stores
 Sports Authority ..............................       48,763           3.9%
 Bed, Bath & Beyond ............................       40,340           3.3
 Saks Fifth Avenue .............................       34,982           2.8
 American Wilderness ...........................       32,285           2.6
 Sega Gameworks ................................       32,223           2.6
 Marshalls .....................................       29,397           2.4
 Virgin Megastores .............................       27,490           2.2
 Off Rodeo Drive, Beverly Hills ................       24,203           2.0
 Books-A-Million ...............................       23,967           1.9
 Old Navy ......................................       23,329           1.9
 Group USA .....................................       23,257           1.9
 Rainforest Cafe ...............................       22,602           1.8
 Western Warehouse .............................       20,130           1.6
                                                      -------         -----
  Total Major Stores ...........................      382,968          30.8%
Mall Stores ....................................      543,099          43.7%
                                                      -------         -----
  Total GLA ....................................    1,241,769         100.0%
                                                    =========         =====

--------
(1)   Numbers may not total 100% due to rounding.


     Location/Access. The Grapevine Mills Property is located in a central portion of the Dallas/Ft. Worth area and has access to an extensive regional freeway system. State Highway 121 traverses the area in a northeast/southwest direction and intersects several major freeways including Interstate Highway 635 (LBJ Freeway), Interstate Highway 35E (Stemmons Freeway), State Highway 114 (John Carpenter Freeway) and State Highway 183 (Airport Freeway). The intersection with LBJ Freeway is located approximately one-half mile south of the subject. The subject is also located approximately two miles north of State Highway 114 and the Dallas/Fort Worth International Airport. State Highway 121 intersects Stemmons Freeway approximately five miles northeast of the subject in Lewisville.

     Operating History. The following table shows certain information regarding the operating history of the Grapevine Mills Property:


                         ADJUSTED NET OPERATING INCOME



                                                          1998         UNDERWRITABLE
                                       1997(1)           BUDGET             NOI
                                   ---------------   --------------   --------------
Revenues .......................    $  4,921,059      $ 30,811,218     $ 30,752,515
Expenses .......................      (1,054,228)       (9,385,109)      (9,385,109)
                                    ------------      ------------     ------------
  Net Operating Income .........    $  3,866,831      $ 21,426,109     $ 21,367,406
                                    ============      ============     ============

--------
(1)   For the period beginning November 1, 1997.

(2) Adjusted Net Operating Income for the two months ended December 31, 1997, has been prepared on the basis the Grapevine Mills Borrower uses for income tax purposes. Appendix A-1 hereto, is presented in conformity with generally accepted accounting principles, therefore the Adjusted Net Operating Income presented above may not match the revenues and expenses presented in Appendix A-1.

     Occupancy History. The Grapevine Mills Property opened in October, 1997 and as a result, there is no occupancy history. The occupancy as of June 1, 1998 of mall stores was 91%.


     Occupancy Costs. The ratio of the average occupancy cost per square foot (i.e., minimum rent, percentage rent, real estate taxes, insurance and common area maintenance charges) to the comparable sales per square foot for mall store tenants has averaged approximately 11.7% to date.


     Tenant Sales. The Grapevine Mills Property's projected mall store sales, anchor store sales and outparcels are summarized as follows(1):



                                                                              PROJECTED 1998 SALES
                                                                      ------------------------------------
                                                          SQUARE         TOTAL
                                                          FOOTAGE        (000S)             PER SF
                                                       ------------   -----------   ----------------------
Anchor Store Sales
 AMC Theatres ......................................      109,393      $ 13,750          $   125.69
 Burlington Coat Factory ...........................      100,102        12,658              126.45
 JCPenney ..........................................      106,207        25,638              241.40
                                                          -------      --------          ----------
  Total Anchor Stores ..............................      315,702      $ 52,046          $   164.86
Major Store Sales
 American Wilderness ...............................       32,285      $    399          $    70.95(2)
 Bed, Bath & Beyond ................................       40,340         7,060              175.00
 Books-A-Million ...................................       23,967         3,448              143.86
 Group USA .........................................       23,257         2,517              108.23
 Marshalls .........................................       29,397         4,410              150.02
 Off Rodeo Drive, Beverly Hills ....................       24,203         3,002              124.03
 Old Navy ..........................................       23,329         8,541              366.11
 Rainforest Cafe ...................................       22,602        14,919              660.07
 Saks Fifth Avenue .................................       34,982         7,784              222.51
 Sega Gameworks ....................................       32,223         5,122              158.95
 Sports Authority ..................................       48,763         6,062              124.32
 Virgin Megastores .................................       27,490         6,957              253.07
 Western Warehouse .................................       20,130         3,083              153.15
                                                          -------      --------          ------------
  Total Major Stores ...............................      382,968      $ 73,304          $   205.73(2)

Mall Sales .........................................      493,289      $158,654          $   321.62
Vacant .............................................       49,810           N/A                N/A
                                                          -------      --------          ------------
  Total Mall Store .................................      543,099      $158,654          $   321.62(3)
    Total Sales -- Anchors and Mall Stores .........    1,241,769      $284,004          $   243.72(2)(3)
                                                        =========      ========          ============

--------
(1) Data based solely on the sales figures provided by the Grapevine Mills Borrower.

(2) PSF numbers reflect that American Wilderness will operate on 5,624 of square feet for 1998.

(3)   Sales per square foot exclude vacant space.

     Mall Stores. The Grapevine Mills Property tenant base is primarily comprised of national retailers such as Burlington Coat Factory and JCPenney. The retail leases usually provide for minimum rents, percentage rents based on gross sales and the recovery from tenants of a portion of common area expenses, real estate taxes and other property related costs.

     The following table shows certain information regarding the 10 largest mall store tenants by Annualized Base Rent (percentage rent and tenant reimbursement obligations are not included):


TEN LARGEST MALL STORE TENANTS BASED ON ANNUALIZED BASE RENT BY PARENT
COMPANY(1)



                                                                              % OF                   % OF TOTAL     ANNUALIZED
                                                                 TENANT      TOTAL     ANNUALIZED    ANNUALIZED     BASE RENT
  TENANT OR TENANT PARENT COMPANY          STORE NAME              GLA        GLA       BASE RENT     BASE RENT       PER SF
---------------------------------- -------------------------- ------------ --------- -------------- ------------ ---------------
Host Marriott Services ........... Host Marriott-Food Court       33,903       2.7%   $ 1,158,890         5.8%      $  34.18
                                   Master Lease
                                    Subleased to:
                                    Chili's Too
                                    Dick Clark's
                                    American Bandstand
                                    Grill
                                    Cold Stone Creamery
                                    Starbucks Coffee
                                    Corner Bakery
                                    Juice Works
Sega Inc. ........................ Sega Gameworks                 32,223       2.6        594,244         3.0          18.44
Sports Authority, Inc. ........... Sports Authority               48,763       3.9        582,000         2.9          11.94
Rainforest Cafe .................. Rainforest Cafe                22,602       1.8        565,050         2.8          25.00
Just For Feet .................... Just For Feet                  19,920       1.6        517,290         2.6          25.97
Off Rodeo Drive, Beverly           Off Rodeo Drive, Beverly
 Hills ...........................  Hills                         24,203       1.9        508,473         2.5          21.01
Virgin, Inc. ..................... Virgin Megastores              27,490       2.2        453,585         2.3          16.50
The Gap, Inc. .................... Gap Outlet                     33,098       2.7        397,176         2.0          12.00
                                   Old Navy
Bed, Bath & Beyond, Inc. ......... Bed, Bath & Beyond             40,340       3.2        373,145         1.9           9.25
Group USA ........................ Group USA                      23,257       1.9        325,598         1.6          14.00
                                                                  ------     -----    -----------       -----       --------
 Total/Weighted Average
  (10 Largest) ...................                               305,799      24.6%   $ 5,475,451        27.2%      $  17.91
Remaining Mall Stores ............                               570,458      45.9     10,984,740        54.6          19.26
Vacant Space .....................                                49,810       4.0              0         0.0           0.00
                                                                 -------     -----    -----------       -----       --------
 Total Mall Stores ...............                               926,067      74.6%   $16,460,191        81.8%     $   18.78(2)
                                                                 =======     =====    ===========       =====      ===========
Burlington Coat Factory,
 Inc. ............................ Burlington Coat Factory       100,102       8.1%   $   500,510         2.5%     $    5.00
AMC Entertainment Inc. ........... AMC Theatres                  109,393       8.8      2,625,432        13.1          24.00
J.C. Penney Co., Inc. ............ JCPenney                      106,207       8.6        528,410         2.6           4.98
 Total (including
  anchors) .......................                             1,241,769     100.0%   $20,114,543       100.0%     $   16.88(2)
                                                               =========     =====    ===========       =====      ===========

--------
(1)   Based on the June 1, 1998 rent roll.

(2)   Excludes vacant square footage.

     Lease Expiration. The following table shows scheduled lease expirations at the Grapevine Mills Property as of June 1, 1998, assuming none of the tenants renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date. See "Anchor Stores" below for anchor lease or REA expirations.


                        LEASE EXPIRATION SCHEDULE(1)(3)




                                                                                                                  CUMULATIVE
                      NUMBER OF                          CUMULATIVE                    ANNUALIZED    PERCENT OF   PERCENT OF
                        LEASES     EXPIRING    PERCENT     PERCENT     ANNUALIZED      BASE RENT     ANNUALIZED   ANNUALIZED
 YEAR OF EXPIRATION    EXPIRING       SF        OF SF       OF SF       BASE RENT        PER SF       BASE RENT   BASE RENT
-------------------- ----------- ------------ --------- ------------ -------------- --------------- ------------ -----------
Vacant .............      27         49,810       4.0%        4.0%    $         0      $   0.00           0.0%        0.0%
1998 ...............       2          2,836       0.2         4.2%         82,426         29.06           0.4         0.4%
1999 ...............       2          7,979       0.6         4.9%        135,901         17.03           0.7         1.1%
2000 ...............       9         17,277       1.4         6.3%        473,076         27.38           2.4         3.4%
2001 ...............       9         23,213       1.9         8.1%        526,817         22.69           2.6         6.1%
2002 ...............      59        213,097      17.2        25.3%      4,504,632         21.14          22.4        28.5%
2003 ...............      14         40,189       3.2        28.5%        932,736         23.21           4.6        33.1%
2004 ...............       4         10,802       0.9        29.4%        288,178         26.68           1.4        34.5%
2005 ...............       4         25,336       2.0        31.5%        498,203         19.66           2.5        37.0%
2006 ...............       1          7,514       0.6        32.1%        127,738         17.00           0.6        37.6%
2007 ...............      32        238,482      19.2        51.3%      4,637,730         19.45          23.1        60.7%
2008 ...............      16        155,213      12.5        63.8%      2,439,501         15.72          12.1        72.8%
Thereafter .........      12        450,021      36.2       100.0%      5,467,605         12.15          27.2       100.0%
                          --        -------     -----                 -----------      --------         -----
 Total .............     191      1,241,769     100.0%                $20,114,543     $   16.88(2)      100.0%
                         ===      =========     =====                 ===========     ===========       =====

--------
(1)   Data based on the June 1, 1998 rent roll.

(2)   Excludes vacant square footage.

(3)   Numbers may not total 100% due to rounding.


     Anchor Stores. The following table shows certain information for each of the Grapevine Mills Property's anchor tenants (and each respective corporate parent):




                                            CREDIT RATING OF                                           OPERATING
                                             PARENT COMPANY              ANCHOR-OWNED/      LEASE      COVENANT        REA
ANCHORS                PARENT COMPANY       (S&P/MOODY'S)(1)     GLA       COLLATERAL    EXPIRATION   EXPIRATION   TERMINATION
----------------- ------------------------ ------------------ --------- --------------- ------------ ------------ ------------
Burlington Coat   Burlington Coat
 Factory ........  Factory, Inc.               -- / --        100,102     Collateral       1/31/13    10/29/00        N/A
JCPenney ........ J.C. Penney Co., Inc.          A/A2         106,207     Collateral      10/31/12       N/A          N/A
AMC Theatres..... AMC Entertainment Inc.       BB-/ --        109,393     Collateral      12/31/17    12/18/07        N/A

--------
(1) Ratings as of August 1, 1998. Unless otherwise stated, the parent company, if different from the anchor store listed, is not a party to or a guarantor of the anchor store's lease.


     Market Overview and Competition. According to the Cushman & Wakefield, Inc. July 17, 1998 appraisal, the primary trade area of the Grapevine Mills Property contains approximately 4,379,915 residents as of 1998 with an average household income of $70,104.

The following table shows an overview of the competition to the Grapevine Mills
Property:



                                                                     APPROXIMATE
                                                                    DISTANCE FROM
         MALL/RETAIL           YEAR BUILT/                          THE PROPERTY
           PROPERTY             RENOVATED            OWNER             (MILES)             ANCHORS            SIZE (SF)
----------------------------- ------------- ---------------------- -------------- ------------------------- ------------
Subject Property
 Grapevine Mills ............      1997     The Mills Corp./             --       Burlington Coat Factory      100,102
                                            Simon Property                        JCPenney                     106,207
                                            Group                                 AMC                          109,393
                                                                                                               -------
                                                                                  Total                        315,702
Secondary Competition
 Vista Ridge Mall ...........      1989     General Growth
                                            Properties/Homart             5       Foley's                      180,000
                                                                                  Dillard's                    200,000
                                                                                  JCPenney                     150,000
                                                                                  Sears                        150,000
                                                                                                               -------
                                                                                  Total                        680,000

 Valley View Center .........      1973     The Macerich Company         15       Foley's                      300,196
                                                                                  Dillard's                    302,268
                                                                                  JCPenney                     220,378
                                                                                  Sears                        235,005
                                                                                                               -------
                                                                                  Total                      1,057,897
 Collin Creek Mall ..........      1981     CGR Advisors
                                            of Atlanta/
                                            The Rouse Company            20       Foley's                      197,478
                                                                                  Dillard's                    176,259
                                                                                  JCPenney                     156,772
                                                                                  Sears                        161,742
                                                                                  Mervyn's                      97,832
                                                                                                             ---------
                                                                                  Total                        790,083
 The Parks at Arlington .....      1988     General Growth
                                            Properties/Homart            20       Foley's                      200,000
                                                                                  Dillard's                    260,000
                                                                                  JCPenney                     150,000
                                                                                  Mervyn's                      82,000
                                                                                  Sears                        150,000
                                                                                                             ---------
                                                                                  Total                        842,000

 Irving Mall ................      1971     Simon Property Group          5       Dillard's                    207,359
                                                                                  JCPenney                     176,740
                                                                                  Foley's                      183,012
                                                                                  Mervyn's                      77,540
                                                                                  Sears                         93,645
                                                                                                             ---------
                                                                                  Total                        738,296

 Ridgmar Mall ...............      1976     N/A                          35       Dillard's                    199,000
                                                                                  JCPenney                     203,407
                                                                                  Sears                        173,579
                                                                                  Neiman-Marcus                120,000
                                                                                                             ---------
                                                                                  Total                        695,986

 NorthPark Center ...........      1965     N/A                          20       Dillard's                    299,543
                                                                                  JCPenney                     176,686
                                                                                  Lord & Taylor                125,482
                                                                                  Neiman-Marcus                213,823
                                                                                                             ---------
                                                                                  Total                        815,534
 Galleria Mall ..............      1982     Hines International
                                            Limited Partnership          15       Macy's                       242,692
                                                                                  Marshall Fields              155,063
                                                                                  Saks Fifth Avenue            108,335
                                                                                  Nordstrom                    214,485
                                                                                                             ---------
                                                                                  Total                        720,575

--------
Source: Cushman & Wakefield, Inc.

     Anchor Leases. Pursuant to the lease between the Grapevine Mills Borrower and J.C. Penney Co., Inc. ("JC Penney"), JCPenney may terminate its lease with the Grapevine Mills Borrower in the event that (i) any amendment to the Master Declaration of Easements, Covenants, Conditions and Restrictions dated April 18, 1997 is entered into without the approval of JCPenney, if such amendment shall, in JCPenney's reasonable judgment, have an adverse effect upon JCPenney's rights, and (ii) if fewer than 4.5 parking spaces for each 1,000 square feet in the rentable area of the Grapevine Mills Property are available or fewer than 5 parking spaces for each 1,000 square feet of the premises demised to JCPenney by the Grapevine Mills Borrower are available. JCPenney has the right to discontinue the use of the premises demised to JCPenney by the Grapevine Mills Borrower at any time during the term of the lease; provided, however, that the Grapevine Mills Borrower shall have the right to terminate the lease in the event that JCPenney discontinues its use.

     Pursuant to a lease between the Grapevine Mills Borrower and Burlington Factory Warehouse of Grapevine, Inc. ("Burlington"), Burlington may terminate its lease with the Grapevine Mills Borrower if (i) at least two other stores which contain at least 50,000 square feet of gross floor area, or (ii) at least 65% of the gross floor area of the shopping center, are not open and operating for business for a period of 365 consecutive days. Burlington may cease operating its business following the initial three years of the term of the lease with the Grapevine Mills Borrower; provided, however, that, Grapevine Mills Borrower may terminate the lease with Burlington in the event that Burlington ceases to operate its business.

     Pursuant to the lease between Grapevine Mills Borrower and AMC Entertainment Inc. ("AMC"), AMC may terminate its lease with the Grapevine Mills Borrower in the event that, after the tenth year of the lease, there has not been at least 530,000 square feet of floor area in the shopping center (excluding AMC's facility) open for business for a period of at least 42 months. AMC may cease operations of any or all of its facility after the tenth anniversary of AMC's opening for business at the Grapevine Mills Property.

     Each of the leases with JCPenney and AMC impose certain obligations on the Grapevine Mills Borrower with respect to casualty and condemnation, which may require the Grapevine Mills Borrower to restore the Grapevine Mills Property (and which under the terms of the Grapevine Mills Loan will override provisions that would otherwise permit mortgagee to cause a prepayment rather than a restoration). Such provisions may also permit the anchor store to abate rent or to terminate the related lease or its operating covenant upon certain events of casualty or condemnation.

     Encumbrances. The Grapevine Mills Borrower has the right to grant easements, dedications for public purposes, covenants and restrictions provided
(i) no Loan Default exists, (ii) such encumbrances are acceptable to prudent institutional lenders making non-recourse commercial mortgage loans secured by first-class regional shopping centers, and (iii) mortgagee is given 30 days notice thereof. If mortgagee reasonably determines within such 30 day period that a proposed encumbrance does not meet the foregoing conditions, it may disapprove such encumbrance in writing; however, it does not have the right to disapprove any encumbrance which by its terms is subordinate to the Grapevine Mills Mortgage or terminates upon foreclosure thereof or upon delivery of a deed in lieu of foreclosure.

     Ground Leases. The Grapevine Mills Borrower has entered into separate ground leases with Grapevine Mills Development Company, L.L.C. (the "Ground Lessee"), a wholly owned subsidiary of the Grapevine Mills Borrower for four separate parcels of land (the "Ground Leased Parcels"). The ground leases are not subordinate to the Grapevine Mills Mortgage. It is the intention of Ground Lessee to develop the Ground Leased Parcels. None of the revenues derived from the Ground Leased Parcels and the improvements thereon would accrue to the Grapevine Mills Borrower.

     Environmental Report. A Phase I site assessment, dated July 1, 1998, was performed on the Grapevine Mills Property. The Phase I site assessment did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the Grapevine Mills Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment. See "Risk Factors--Environmental Laws Entail Risks" and "--Environmental Risks Relating to the Mortgaged Properties" herein.

     Engineering Report. A Property Condition Report was completed on the Grapevine Mills Property on July 13, 1998, by a third party due diligence firm. The Property Condition Report concluded that the Grapevine Mills Property was generally in good physical condition and identified approximately $2,500 in deferred maintenance requirements, all of which have been completed.

     Property Management. The Grapevine Mills Property is managed by MillsServices Corp. (the "Grapevine Mills Manager"), which is an affiliate of the Grapevine Mills Borrower, pursuant to a management agreement dated November 13,

1996 (the "Grapevine Mills Management Agreement"). The Grapevine Mills Manager is owned by Mills Service Corp. which is also an affiliate of the Grapevine Mills Borrower. The Grapevine Mills Manager receives (a) an annual management fee of 4% of gross income from the Grapevine Mills Property, (b) leasing commissions of (i) $2.50/sf of leased space for renewals occurring through the exercise of an option, and (ii) $3.50/sf of leased space (subject to annual CPI increases) for leases procured by the Grapevine Mills Manager other than the initial lease of any space, with a minimum fee of $1,000 and a maximum fee of $250,000; provided, however, that, if a third-party broker is involved, the amount of fees payable to the Grapevine Mills Manager in connection with such lease shall be reduced by the amount of fees paid to such broker up to a maximum reduction of 50% of the fees otherwise due.

     The Grapevine Mills Management Agreement is for a term continuing for so long as the Grapevine Mills Borrower owns the Grapevine Mills Property. Under the terms of the Grapevine Mills Loan, any termination or replacement of the Grapevine Mills Manager or entering into a new management agreement requires the consent of mortgagee; provided, however that the Grapevine Mills Borrower may replace the Grapevine Mills Manager without such consent if (i) the new manager is wholly owned by SDG or Mills L.P., or (ii) it receives confirmation from each Rating Agency that such action will not result in a downgrade, qualification or withdrawal of the then current ratings of the Certificates. Pursuant to an Assignment of Management Agreement and Subordination of Management Fees among the Grapevine Mills Borrower, the Grapevine Mills Manager and mortgagee, the Grapevine Mills Manager has agreed (i) that the Grapevine Mills Management Agreement is subordinate to the Grapevine Mills Loan and (ii) that mortgagee has the right to terminate the Grapevine Mills Manager and replace it with a manager selected by mortgagee on or after any Loan Default.

GRAPEVINE MILLS: THE LOAN



ORIGINAL PRINCIPAL BALANCE: $155,000,000        LOAN TYPE: EMD

CUT-OFF DATE PRINCIPAL BALANCE:  $155,000,000   INITIAL INTEREST RATE: 6.47%

ORIGINATION DATE:  August 12, 1998              REVISED INTEREST RATE: Greater of (i) 8.47%
                                                                       and (ii) Treasury Rate plus 2%.
                                                AMORTIZATION: Interest only through September 1, 2002;
                                                              360 months thereafter.

EFFECTIVE MATURITY DATE:  October 1, 2008

MATURITY DATE: September 1, 2032                MONTHLY PAYMENT: Interest only through September 1, 2002;
                                                                 $976,649.36 (principal and interest) thereafter.

EMD BALANCE: $143,481,582                       CALL PROTECTION: Lockout to 90 days prior to EMD

                  CERTAIN GRAPEVINE MILLS LOAN STATISTICS(1)




                                        LOAN PER        LOAN TO VALUE      ACTUAL     REFINANCING
                                     SQUARE FOOT(2)        RATIO(3)       DSCR(4)       DSCR(5)
                                    ----------------   ---------------   ---------   ------------
Cut-Off Date ....................         $117               61.7%          2.17x         1.58x
Effective Maturity Date .........         $107               56.8%          2.35x         1.72x

--------
(1) The loan balance used in computing these statistics has been reduced by the Guaranties (described below under "Security").

(2) Based on the 1,241,769 square feet securing the Grapevine Mills Loan and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.

(3) Based on the July 17, 1998 Cushman & Wakefield appraised value of $235,000,000 and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.

(4) Based on (a) Underwritable Cash Flow of $20,619,033 and (b) in the case of the Cut-Off Date Actual DSCR, actual debt service on the Grapevine Mills Loan during the 12 months following the Cut-Off Date, and in the case of Effective Maturity Date Actual DSCR, 12 months of debt service on the Grapevine Mills Loan assuming a balance equal to the Effective Maturity Date Balance and a coupon equal to the Grapevine Mills Loan Initial Interest Rate.

(5) Based on (a) Underwritable Cash Flow of $20,619,033 and (b) in the case of the Cut-Off Date Refinancing DSCR, an annual debt service payment equal to 9.00% of the Cut-Off Date Principal Balance of the Grapevine Mills Loan, and, in the case of the Effective Maturity Date Refinancing DSCR, an annual debt service payment equal to 9.00% of the Effective Maturity Date Balance.

     Security. The Grapevine Mills Loan is a nonrecourse loan (with the exception of the Guaranties described below), secured by the fee estate of the Grapevine Mills Borrower in the Grapevine Mills Property and certain related collateral, including an assignment of leases and rents. Mortgagee is the insured under a title insurance policy insuring that the Grapevine Mills Mortgage constitutes a valid and enforceable first lien on the Grapevine Mills Property, subject to certain exceptions set forth therein.

     The Grapevine Mills Loan is guaranteed by (a) that certain Limited Guaranty of Payment by SDG dated August 12, 1998 and (b) that certain Limited Guaranty of Payment by Mills, L.P. dated August 12, 1998 (collectively, the "Guaranties"). Pursuant to the Guaranties, SDG and Mills L.P. each guarantee the full and punctual payment when due, whether at stated maturity or otherwise, of all obligations of the Grapevine Mills Borrower and SDG or Mills L.P., itself, as applicable, now or hereafter existing under the Grapevine Mills Loan documents, whether for principal, interest, fees, expenses or otherwise; provided, however, that the maximum amount either SDG or Mills L.P. shall be required to pay under the Guaranties shall not exceed $5,000,000, for a total guaranty of up to $10,000,000. The Guaranties shall terminate upon mortgagee's receipt of evidence that the Debt Service Coverage Ratio for any twelve (12) consecutive calendar months is equal to or exceeds 1.50x using a 9.0% loan constant.

     Payment Terms. The Grapevine Mills Loan is an EMD Loan. However, the Grapevine Mills Loan requires monthly payments of interest only to September 1, 2002. Its Due Date is the first business day of each month with no grace period (provided that if the Due Date is not a business day, payment may be made on the next business day). Interest on the Grapevine Mills Loan is calculated on an Actual/360 Basis. The Late Payment Fee on any principal or interest payment not paid on its due date is 3% of such unpaid sum and the Default Rate following a Loan Default is 3% above the then applicable interest rate, in each case subject to applicable law.

     Prepayment. Voluntary prepayment is prohibited under the Grapevine Mills Loan prior to the date that is 90 days prior to the Effective Maturity Date. From and after such date the Grapevine Mills Loan may be voluntarily prepaid on any Due Date, in whole until the Effective Maturity Date, and in whole or in part after the Effective Maturity Date, without payment of a Prepayment Charge.


     Principal prepayments on the Grapevine Mills Loan may occur on or after the date which is 90 days prior to the Effective Maturity Date through application of rents, as described in the definition of "EMD Loan," and must be made, at mortgagee's option, upon acceleration of the Grapevine Mills Loan following a Loan Default. Prepayments following a Loan Default require payment of a Prepayment Charge equal to the amount, if any, which, when added to the then remaining principal amount of the Grapevine Mills Loan, would be sufficient to purchase U.S. obligations which provide for payments on or prior to, but as close as possible to, each Due Date up to the Effective Maturity Date and in amounts equal to the principal and interest payments due on the Grapevine Mills Loan on such dates, and provide for payment on the Effective Maturity Date of the remaining principal balance of the Grapevine Mills Loan (the "Grapevine Mills Yield Maintenance Premium"). As described below, prepayments may also be made, without payment of a Prepayment Charge, from insurance or condemnation proceeds.

     Defeasance. Subject to the Defeasance Conditions, commencing on August 12, 2001, the Grapevine Mills Loan permits the release of the Grapevine Mills Property upon delivery to mortgagee of U.S. Obligations which provide for payments on or prior to, but as close as possible to, each Due Date up to the Effective Maturity Date and in amounts equal to the principal and interest payments due on the Grapevine Mills Loan on such dates, and provide for payment on the Effective Maturity Date of the remaining principal balance of the Grapevine Mills Loan. Upon any such Defeasance, at the option of mortgagee, the Grapevine Mills Borrower's obligations under the Grapevine Mills Loan and the U.S. Obligations securing the Grapevine Mills Loan will be transferred to a Successor Borrower. Following such Defeasance, the U.S. Obligations will be the sole security for the Grapevine Mills Loan.

     Lockbox and Reserves. Pursuant to the Grapevine Mills Loan, the Grapevine Mills Borrower has established a Hard Lockbox, which is a One-Tier Lockbox. The Lockbox Bank is NationsBank, N.A. Amounts in the Lockbox are required to be applied in accordance with the Lockbox Waterfall at any time after August 12, 1999, in the event that the Debt Service Coverage Ratio for the immediately preceding 12 full calendar months is less than 1.15x.

     The Grapevine Mills Borrower has established (a) a Tax Account, which had an Initial Reserve Deposit of $2,334,141, and requires a Monthly Reserve Deposit equal to the Monthly Tax Deposit Amount, and (b) a Rollover Account, which requires a Monthly Reserve Deposit equal to $16,666.67. Borrower is required to establish, on or before September 1, 2004, a Capital Reserve Account, which requires a Monthly Reserve Deposit equal to $15,522.08 on September 1, 2004 and each Due Date thereafter.

     Transfer of Property and Interest in Borrower; Encumbrance; Other
Debt. The Grapevine Mills Borrower is prohibited from transferring the Grapevine Mills Property without consent of mortgagee, which consent may be conditioned upon (i) confirmation by each Rating Agency that such transfer will not result in the downgrade, qualification or withdrawal of the then current ratings of the Certificates, (ii) delivery of a nonconsolidation opinion, (iii) modification and assumption of the loan documents executed in connection with the Grapevine Mills Loan, (iv) payment of mortgagee's expenses in connection with such transfer, (v) the proposed transferee's continued compliance with the covenants contained in the loan documents and (vi) such other conditions as mortgagee shall determine in its reasonable discretion. The Grapevine Mills Borrower is also prohibited from further encumbering the Grapevine Mills Property.

     The Grapevine Mills Loan prohibits the transfer of any direct or indirect interest in the Grapevine Mills Borrower unless (i) mortgagee has received prior written notice and (ii)(a) mortgagee has received confirmation by each Rating Agency that such transfer will not result in the downgrade, qualification or withdrawal of the then current ratings of the Certificates or
(b) Mills L.P. and SDG each continue to own 25.5% or more of the interests in Grapevine Mills Borrower and such assignment shall not result in a change of control in Grapevine Mills Borrower. Notwithstanding anything to the contrary, transfers of interests in Mills L.P, Mills REIT, SDG and SDG REIT shall be permitted.

     The Grapevine Mills Borrower is not permitted to incur any additional indebtedness other than (i) unsecured indebtedness for trade payables incurred in the ordinary course of owning and operating the Grapevine Mills Property which does not exceed, at any time, $1,500,000 and is paid within 60 days of the date incurred and (ii) inducements to unaffiliated tenants under leases given in the ordinary course of business, provided, that the proceeds of such inducements are used solely for the purpose of preparing the demised premises at the Grapevine Mills Property for occupancy by such tenant or to pay for other costs relating to tenant's leasing of space at the Grapevine Mills Property.

     Insurance. The Grapevine Mills Borrower is required to maintain for the Grapevine Mills Property (a) comprehensive all risk insurance with coverage in an amount at all times sufficient to prevent the Grapevine Mills Borrower from becoming a co-insurer, but in any event equal to the greater of the full replacement value of the improvements and the outstanding principal amount of the Grapevine Mills Loan, (b) general liability insurance with a combined limit, including umbrella coverage, of not less than $10,000,000, (c) statutory workers compensation insurance, (d) business interruption insurance to cover the loss of at least 18 months income, (e) during any period of construction or repair, builder's all risk insurance in an amount not less than full replacement value, (f) comprehensive boiler and machinery insurance in amounts reasonably required by mortgagee and (g) at mortgagee's reasonable request, such other insurance in such amounts as are generally required by institutional lenders for comparable properties.

     All insurance policies are required to meet the Insurance Requirements; except that (i) the claims paying ability of the insurer is required to have a rating of "AA" or better by at least two of the Rating Agencies (one of which must be S&P), rather than from all the Rating Agencies and (ii) the insurance policy is not required to contain an endorsement that acts of tenants or other occupants will not affect enforceability by mortgagee; however, it must contain such an endorsement as to acts of the Grapevine Mills Borrower.

     Condemnation and Casualty. Promptly after the occurrence of any damage or destruction to all or any portion of the Grapevine Mills Property or a condemnation affecting the Grapevine Mills Property, the Grapevine Mills Borrower is obligated, subject to requirements under leases over the Lease Approval Threshold and certain permitted encumbrances ("Permitted Encumbrances"), to commence and diligently prosecute to completion the restoration of the Grapevine Mills Property. So long as there is no default or Loan Default, if proceeds for the condemnation are (a) equal to or less than $500,000, such proceeds shall be disbursed to Grapevine Mills Borrower without condition or (b) greater than $500,000 but less than $1,000,000, such proceeds shall be disbursed to Grapevine Mills Borrower provided that such funds be used for the restoration or improvement of the Grapevine Mills Property. If both the net proceeds of the casualty or condemnation and the costs of restoration are less than $5,000,000, the Grapevine Mills Borrower may receive and apply such proceeds provided that (i) the conditions to restoration set forth in the next paragraph are met, and (ii) the Grapevine Mills Borrower delivers to mortgagee a written undertaking to expeditiously commence and complete with due diligence a restoration of the Grapevine Mills Property; otherwise such proceeds must be paid to mortgagee for disbursement as provided below.

     Mortgagee is required to make the net proceeds of a casualty or condemnation available to the Grapevine Mills Borrower for restoration so long as (i) there is no Loan Default, (ii) (a) in the case of casualty, if (1) the proceeds are less than 50% of the outstanding principal balance of the Grapevine Mills Loan or (2) the Grapevine Mills Borrower is required to restore under a lease exceeding the Lease Approval Threshold or under a Permitted Encumbrance and (b) in the case of condemnation, if (i) less than 10% of the land constituting the Grapevine Mills Property is taken, and such land is located along the perimeter or periphery of the Grapevine Mills Property, (ii) the Grapevine Mills Borrower is required to restore under a lease exceeding the Lease Approval Threshold or a Permitted Encumbrance, (iii) leases demising more than 80% (or a lesser percentage if the Grapevine Mills Borrower is required to restore pursuant to a lease exceeding the Lease Approval Threshold or a Permitted Encumbrance) of rentable space remain in full force and effect during and after restoration, and (iv) mortgagee shall be satisfied that the work of restoration can be completed before the earliest of (a) the date which is 6 months before the Maturity Date, (b) the date on which the business interruption insurance expires or (c) the time required under any lease or applicable zoning law. If such conditions are not met, the net proceeds of a casualty or condemnation may at the option of the mortgagee either (i) be applied to prepay the Grapevine Mills Loan without payment of a Prepayment Charge or (ii) be disbursed to the Grapevine Mills Borrower for restoration. All disbursements of net proceeds of a casualty or condemnation in excess of $5,000,000 shall be made in accordance with the Disbursement Procedures, except that the Grapevine Mills Borrower is not required to provide architect's certificates but instead is required to provide evidence that all materials installed and work and labor performed have been paid for in full.

     Approval Rights. The Grapevine Mills Loan provides mortgagee with the Standard Approval Rights regarding budgets, leases (except that mortgagee does not have the right to approve lease amendments or terminations) and alterations. The Lease Approval Threshold is 20,000 square feet and the Alteration Approval Threshold is $5,000,000. The Grapevine Mills Borrower has the right to request mortgagee's consent to (i) a reclassification or material variance of its zoning classification and (ii) a purchase of property in connection with the expansion or operation of the Grapevine Mills Property.

     Certain Approval Procedures. Approval of requests for alterations, leases, zoning reclassifications or expansion purchases will be deemed to have been granted by mortgagee if (i) mortgagee fails to approve or disapprove, after approval is requested, the request within 20 business days for zoning reclassifications or expansion purchases, 15 business days for alterations and 10 business days for leases, (ii) the Grapevine Mills Borrower sends a written notice of failure to respond and (iii) mortgagee does not approve or disapprove such request within 10 business days of such notice for zoning reclassifications or expansion purchases, and 5 business days of such notice for alterations and leases.

     Financial Reporting. The Grapevine Mills Borrower is required to furnish the Financial Statements to mortgagee; except that (i) annual statements may be delivered within 120 days after each fiscal year, (ii) quarterly statements are required to be delivered within 60 days after the end of each calendar quarter and (iii) Loan DSCR is calculated based on the most recent 4 calendar quarters. The Grapevine Mills Borrower is also required to deliver quarterly and annual tenant sales reports received by it and a quarterly net cash flow schedule.

                             EDENS & AVANT POOL I

[PICTURE]

Brookside/Brookway, Bridgeport, CT
exterior view showing Super Stop & Shop



  [PICTURE]                                 [PICTURE]
ACTON PLAZA, Acton, MA                      BISHOPS CORNER, West Hartford's, CT
exterior view                               Depicting outside of Marshalls

                                   [PICTURE]

Map indicating location of the properties in Edens & Avant Pool I

EDENS & AVANT POOL I: THE BORROWER; THE PROPERTIES

     The Loan. The Edens & Avant Pool I Loan was originated by Secore and acquired by MSMC on September 18, 1998. The Edens & Avant Pool I Loan had an original principal balance and has a Cut-Off Date Principal Balance of $125,000,000. It is secured by certain Mortgages (collectively, the "Edens & Avant Pool I Mortgage") encumbering 15 community and neighborhood retail shopping centers located in Connecticut, Indiana, Massachusetts, New York, Ohio and Tennessee (each, an "Edens & Avant Pool I Property" and, collectively, the "Edens & Avant Pool I Properties").

     The Borrower. E&A Northeast Limited Partnership (the "Edens & Avant Pool I Borrower") is a Delaware limited partnership whose purpose is limited to owning and operating the Edens & Avant Pool I Property and related activities. The Edens & Avant Pool I Borrower owns no material asset other than the Edens & Avant Pool I Property and related interests. The Edens & Avant Pool I Borrower's sole general partner is E&A Northeast LLC (the "Edens & Avant Pool I General Partner"), a Delaware limited liability company, and the Edens & Avant Pool I Borrower's sole limited partner is Edens & Avant Properties Limited Partnership, a Delaware limited partnership. The Edens & Avant Pool I General Partner's sole managing member is Edens & Avant Northeast, Inc. (the "Edens & Avant Pool I Managing Member"), a Delaware corporation, and the Edens & Avant Pool I General Partner's sole other member is Edens & Avant Properties Limited Partnership. The sole shareholder of the Edens & Avant Pool I Managing Member is Edens & Avant Properties Limited Partnership. Edens & Avant Properties Limited Partnership is indirectly owned approximately 90% by the State of Michigan Retirement System and approximately 10% by a group consisting of Joseph Edens and other principals and employees of affiliates of the Edens & Avant Pool I Borrower.

     The Properties. The Edens & Avant Pool I Properties securing the Edens & Avant Pool I Loan are the Edens & Avant Pool I Borrower's fee interest in 15 community and neighborhood retail shopping centers located in Connecticut, Indiana, Ohio, Massachusetts, New York and Tennessee. The Edens and Avant Pool I Properties were recently acquired by the Edens and Avant Pool I Borrower. The Edens & Avant Pool I Properties contain approximately 2,100,452 square feet of GLA and range in size from approximately 18,100 square feet to 353,191 square feet of GLA, with an average size of approximately 140,030 square feet. As of April-June 1998, the average occupancy rate of the Edens & Avant Pool I Properties was approximately 97.2% and the aggregate annualized base rent was $22,956,115 or approximately $11.24 per square foot of occupied GLA. The Edens and Avant Pool I Properties were recently purchased for $265,582,293, which equates into a 47.1% loan to purchase price ratio. As of April-June 1998, no single Edens & Avant Pool I Property accounted for more than approximately 16.8% of the total GLA or more than approximately 15.2% of Annualized Base Rent.

     Location. The following table summarizes the locations of the Edens & Avant Pool I Properties based on square footage of GLA:



                                          TOTAL COMMUNITY     PERCENT OF     PERCENT OF
STATE                                        CENTER GLA        TOTAL GLA     GLA LEASED
--------------------------------------   -----------------   ------------   -----------
   Massachusetts .....................         744,506            35.4%         99.4%
   Ohio ..............................         689,133            32.8          96.9
   Connecticut .......................         282,786            13.5          97.4
   Tennessee .........................         244,992            11.7          97.4
   Indiana ...........................          97,560             4.6         100.0
   New York ..........................          41,475             2.0          96.2
                                               -------           -----         -----
     Total/ Weighted Average .........       2,100,452           100.0%         97.2%
                                             =========           =====         =====

     Operating History. The following table shows certain information regarding the operating history of the Edens & Avant Pool I Properties:

                             NET OPERATING INCOME



                                                                                              UNDERWRITABLE
                                          1995(1)             1996            1997(2)              NOI
                                      ---------------   ---------------   ---------------   ----------------
   Effective Gross Income .........    $ 23,727,901      $ 27,339,587      $ 31,188,916       $ 31,630,980
   Operating Expenses .............      (7,387,106)       (9,298,016)       (9,830,418)        (9,437,117)
                                       ------------      ------------      ------------       ------------
     Net Operating Income .........    $ 16,340,795      $ 18,041,571      $ 21,358,498       $ 22,193,863
                                       ============      ============      ============       ============

--------
(1) Operating Statements were not available for Middlesex Plaza. As a result, they have not been included in the 1995 cash flow analysis.

(2) Fairlawn was significantly expanded and renovated during 1996-7. The year ending December 31, 1997 did not represent stabilized operations. As a result, the underwritten cash flow was based on the rent roll in place as of May 31, 1998 and the 1998 budgeted expenses.

     Description of Tenants. As of April-June 1998, approximately 67.0% of the Edens & Avant Pool I Properties GLA was leased to anchor tenants with an area of at least 15,000 square feet per lease. These anchor tenants include supermarket, drug store, and value-oriented department, furniture and apparel stores. Tenants in the Edens & Avant Pool I Properties offer a range of basic consumer necessities, such as food, health and beauty aids, moderately priced clothing, furniture and home improvement supplies.

     The largest single tenant of the Edens & Avant Pool I Properties is Royal Ahold N.V., whose 6 stores consisting of Stop and Shop, Bi-Lo and Finast, contributed approximately 19.4% of the annualized base rent of the Edens & Avant Pool I Properties. The 10 largest tenants average approximately 32,365 square feet per lease as of April-June, 1998. No single tenant contributed more than approximately 9.4% of the annualized base rent of the Edens & Avant Pool I Properties other than Royal Ahold N.V.

     The following table shows certain information regarding the 10 largest tenants for the Edens & Avant Pool I Properties by Annualized Base Rent (percentage rent and tenant reimbursement obligations are not included):


      TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT BY PARENT COMPANY



                                                          NO. OF     TENANT
TENANT OR TENANT PARENT COMPANY           STORE NAME      STORES       GLA
------------------------------------ ------------------- -------- ------------
Royal Ahold N.V. ................... Stop & Shop              6      349,144
                                     Bi-Lo
                                     Finast
The TJX Companies, Inc. ............ Marshalls                4      128,224
Intercontinental Holding             Adams                    1       59,016
 Company ........................... Bozzuto's
Giant Eagle, Inc. .................. Giant Eagle              1       78,181
Linens n' Things, Inc. ............. Linens n' Things         1       38,100
Circuit City Stores, Inc. .......... Circuit City             1       39,840
Blockbuster Entertainment
 Group ............................. Blockbuster Video        4       24,614
Office Max, Inc. ................... Office Max               1       23,400
Staples, Inc. ...................... Staples                  1       25,200
CVS Corporation .................... CVS/Revco                5       43,408
                                                         ------   ----------
Total/Weighted Average
 (10 Largest) ......................                         25      809,127
Other Major Tenants (greater
 than 5,000 square feet) ...........                         57      976,107
Remaining Tenants ..................                        126      257,161
Vacant Space .......................                         47       58,057
                                                         ------   ----------
Total/Weighted Average .............                        255    2,100,452
                                                         ======   ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                   PERCENT OF
                                      PERCENT OF                      TOTAL        ANNUALIZED
                                         TOTAL      ANNUALIZED     ANNUALIZED      BASE RENT
TENANT OR TENANT PARENT COMPANY         GLA(2)       BASE RENT    BASE RENT(2)       PER SF
------------------------------------ ------------ -------------- -------------- ---------------
Royal Ahold N.V. ...................      16.6%    $ 4,446,285         19.4%       $  12.73
The TJX Companies, Inc. ............       6.1       2,162,468          9.4           16.86
Intercontinental Holding                   2.8       1,386,876          6.0           23.50
 Company ...........................
Giant Eagle, Inc. ..................       3.7         840,446          3.7           10.75
Linens n' Things, Inc. .............       1.8         762,000          3.3           20.00
Circuit City Stores, Inc. ..........       1.9         496,431          2.2           12.46
Blockbuster Entertainment
 Group .............................       1.2         456,391          2.0           18.54
Office Max, Inc. ...................       1.1         427,050          1.9           18.25
Staples, Inc. ......................       1.2         403,200          1.8           16.00
CVS Corporation ....................       2.1         395,591          1.7            9.11
                                         -----    ------------        -----        --------
Total/Weighted Average
 (10 Largest) ......................      38.5%    $11,776,738         51.3%       $  14.55
Other Major Tenants (greater
 than 5,000 square feet) ...........      46.5       7,305,796         31.8            7.48
Remaining Tenants ..................      12.2       3,873,581         16.9           15.06
Vacant Space .......................       2.8               0          0.0            0.00
                                         -----    ------------        -----        --------
Total/Weighted Average .............     100.0%    $22,956,115        100.0%      $   11.24(1)
                                         =====    ============        =====       ===========

--------
(1) Excludes vacant square footage.

(2) Numbers may not total 100% due to rounding.

     Sales History. The following table shows the 1996 and 1997 sales history for certain tenants at the Edens & Avant Pool I Properties:(1)




                                                                   ANNUAL 1996 SALES                 ANNUAL 1997 SALES
                                                            -------------------------------   -------------------------------
                                      NO. OF      SQUARE
            STORE NAME                STORES       FEET          TOTAL            PER SF           TOTAL            PER SF
----------------------------------   --------   ---------   ---------------   -------------   ---------------   -------------
Stop & Shop ......................       3       183,444     $111,197,786      $   606.17      $106,216,530      $   579.01
Finast ...........................       3       165,700       74,487,063          449.53        65,716,754          396.60
Marshalls ........................       4       128,224       29,385,446          229.17        34,891,265          272.11
Roche Brothers ...................       1        26,943       28,709,286        1,065.56        33,314,745        1,236.49
Marc's ...........................       1        36,396       14,242,545          391.32        16,864,644          463.37
CVS / Revco ......................       4        36,820       16,858,126          457.85        16,181,283          439.47
                                         -       -------     ------------      ----------      ------------      ----------
  Total Largest Tenants ..........      16       577,527     $274,880,252      $   475.96      $273,185,221      $   473.03
Other Comparable Stores ..........      50       313,662       53,580,011          170.82        55,653,782          177.43
                                        --       -------     ------------      ----------      ------------      ----------
  Total/Weighted Average .........      66       891,189     $328,460,263      $   368.56      $328,839,003      $   368.99
                                        ==       =======     ============      ==========      ============      ==========

--------
(1) Historical sales figures and square footage amounts are only listed for tenants reporting sales for full years in both 1996 and 1997.


     Lease Expirations. The following table shows scheduled lease expirations at the Edens & Avant Pool I Properties, assuming none of the tenants renew their leases, exercise renewal options or terminate their leases prior to the scheduled expiration date:


                        LEASE EXPIRATION SCHEDULE(1)(3)




                      NUMBER OF
                        LEASES     EXPIRING    PERCENT OF     CUMULATIVE
 YEAR OF EXPIRATION    EXPIRING       SF           SF       PERCENT OF SF
-------------------- ----------- ------------ ------------ ---------------
Vacant .............      47         58,057     2.8%              2.8%
Month to Month......      10         18,485     0.9               3.6%
1998 ...............      10         19,471     0.9               4.6%
1999 ...............      23         86,565     4.1               8.7%
2000 ...............      30        260,324    12.4              21.1%
2001 ...............      24         91,993     4.4              25.5%
2002 ...............      27        220,737    10.5              36.0%
2003 ...............      30        281,915    13.4              49.4%
2004 ...............       8        112,192     5.3              54.7%
2005 ...............       6         32,420     1.5              56.3%
2006 ...............      10        124,952     5.9              62.2%
2007 ...............       8         65,906     3.1              65.4%
2008 ...............       6         90,247     4.3              69.7%
Thereafter .........      16        637,188    30.3             100.0%
                          --        -------   -----
Total ..............     255      2,100,452   100.0%
                         ===      =========   =====

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                  CUMULATIVE
                                       ANNUALIZED    PERCENT OF   PERCENT OF
                       ANNUALIZED      BASE RENT     ANNUALIZED   ANNUALIZED
 YEAR OF EXPIRATION     BASE RENT        PER SF       BASE RENT   BASE RENT
-------------------- -------------- --------------- ------------ -----------
Vacant .............  $         0      $   0.00       0.0%            0.0%
Month to Month......      319,610         17.29       1.4             1.4%
1998 ...............      264,127         13.57       1.2             2.5%
1999 ...............      675,409          7.80       2.9             5.5%
2000 ...............    1,541,404          5.92       6.7            12.2%
2001 ...............    1,250,259         13.59       5.4            17.6%
2002 ...............    1,867,044          8.46       8.1            25.8%
2003 ...............    2,514,765          8.92      11.0            36.7%
2004 ...............      697,104          6.21       3.0            39.8%
2005 ...............      465,480         14.36       2.0            41.8%
2006 ...............    1,926,121         15.41       8.4            50.2%
2007 ...............      721,176         10.94       3.1            53.3%
2008 ...............    1,187,361         13.16       5.2            58.5%
Thereafter .........    9,526,255         14.95      41.5           100.0%
                      -----------      --------     -----
Total ..............  $22,956,115     $   11.24(2)  100.0%
                      ===========     ===========   =====

--------
(1) Data based on the April-June, 1998 rent rolls.

(2) Excludes vacant square footage.

(3) Numbers may not total 100% due to rounding.

     Property Summary. The following table sets forth certain information regarding location, Cut-Off Date Allocated Loan Amount, GLA, occupancy history, financial history and the tenancy of the Edens & Avant Pool I Properties:



                                                 CUT-OFF DATE                    YEAR
                                                ALLOCATED LOAN      TOTAL       BUILT/
PROPERTY NAME                     LOCATION          AMOUNT           SF        RENOVATED   OCCUPANCY(7)
---------------------------- ----------------- ---------------- ------------ ------------ --------------
Fairlawn Town Centre
 Shopping Center ........... Fairlawn, OH        $ 18,512,000      353,191   1958/70/96         91.3%
Bishops Corner ............. West                  16,570,000      123,796         1970        100.0
                             Hartford, CT
Middlesex Mall ............. Burlington, MA         9,808,000      222,218    1974/1991         97.7
South Bay Center ........... Boston, MA            14,180,000      121,540         1994        100.0
Brookside / Brookway
 Shopping Center ........... Bridgeport, CT        12,191,000      158,990         1957         94.8
Winchester Court
 Shopping Center ........... Memphis, TN            8,651,000      244,992         1987         97.4
Westown Square
 Shopping Center ........... Cleveland, OH          9,806,000      169,059         1987         99.4
Burlington Crossroads ...... Burlington, MA         9,043,000      190,300    1974/1997        100.0
Shrewsbury Crossing
  Shopping Center .......... Shrewsbury, MA         7,828,000       74,215         1993        100.0
Buckeye Plaza .............. Cleveland, OH          6,247,000      117,281         1989         96.7
Acton Plaza ................ Acton, MA              5,785,000      136,233    1972/1994         99.2
Eastchester Plaza .......... Eastchester, NY        2,281,000       23,375    1956/1988         92.3
Elkhart Plaza Shopping
 Center .................... Elkhart, IN            1,824,000       97,560    1972/1992        100.0
Columbia -- Detroit
 Shopping Center ........... Westlake, OH           1,322,000       49,602    1979/1995        100.0
Center at Patchogue ........ Patchogue, NY            952,000       18,100         1991        100.0
                                               --------------   ----------                     -----
Total/Weighted Average:                          $125,000,000    2,100,452                      97.2%
                                               ==============   ==========                     =====

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                NOI                        UNDER-                      ANNUALIZED
                              ----------------------------------------    WRITABLE     ANNUALIZED       BASE RENT
PROPERTY NAME                     1995          1996          1997       CASH FLOW    BASE RENT(7)      PSF(6)(7)
---------------------------- ------------- ------------- ------------- ------------- -------------- ----------------
Fairlawn Town Centre
 Shopping Center ...........  $ 1,449,842   $ 1,307,148   $ 2,365,727   $ 3,090,396     $ 3,481,781      $ 10.79
Bishops Corner .............    2,473,428     2,334,499     2,982,595     2,766,516       2,817,788        22.76
Middlesex Mall .............      n/a           743,369     1,779,562     1,637,585       1,826,937         8.41
South Bay Center ...........    2,186,597     2,375,611     2,704,560     2,367,435       2,376,885        19.56
Brookside / Brookway
 Shopping Center ...........    1,358,595     1,673,000     1,592,147     2,035,408       2,235,660        14.83
Winchester Court
 Shopping Center ...........    2,090,946     2,375,241     1,933,339     1,912,644       2,029,331         8.50
Westown Square
 Shopping Center ...........    1,497,000     1,592,334     1,660,918     1,637,208       1,813,573        10.79
Burlington Crossroads ......    1,321,253     1,385,749     1,975,448     1,509,724       1,758,979         9.24
Shrewsbury Crossing
  Shopping Center ..........    1,209,000     1,217,564     1,303,931     1,306,974       1,304,816        17.58
Buckeye Plaza ..............    1,096,957     1,167,241     1,004,499     1,043,009       1,083,657         9.56
Acton Plaza ................      678,176       718,744       885,724       965,800       1,118,700         8.28
Eastchester Plaza ..........      358,436       397,505       408,991       380,790         382,579        17.73
Elkhart Plaza Shopping
 Center ....................      295,980       348,879       352,052       304,605         279,513         2.87
Columbia -- Detroit
 Shopping Center ...........      231,869       246,779       244,555       220,771         240,916         4.86
Center at Patchogue ........       92,715       157,908       164,450       158,976         205,000        11.33
                             ------------  ------------  ------------  ------------    ------------       ---------
Total/Weighted Average:       $16,340,794   $18,041,571   $21,358,498   $21,337,841     $22,956,115       $ 11.24(6)
                             ============  ============  ============  ============    ============       ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                 PRIMARY TENANTS WITH
                                     GREATER THAN
PROPERTY NAME                        15,000 SF(7)
---------------------------- ---------------------------
Fairlawn Town Centre
 Shopping Center ...........      (1)
Bishops Corner ............. Adams/Bozzuto's (2011)
                             and Marshalls (2006)
Middlesex Mall .............      (2)
South Bay Center ...........      (3)
Brookside / Brookway
 Shopping Center ........... Stop & Shop (2013),
                             Staples (2003) and
                             Marshalls (2008)
Winchester Court
 Shopping Center ...........      (4)

Westown Square
 Shopping Center ........... Finast (2012)
Burlington Crossroads ...... Marshalls (2008),
                             Michael's (2008) and
                             Service Merchandise
                             (2004)
Shrewsbury Crossing
  Shopping Center .......... Stop & Shop (2012)
Buckeye Plaza .............. Finast (2010)
Acton Plaza ................ Ames (2003) and Roche
                             Bros. (2015)
Eastchester Plaza .......... Thriftway (2001)
Elkhart Plaza Shopping
 Center .................... Fleet Supply of Elkhart
                             (2000) and Martin's
                             Supermarkets (2000)
Columbia -- Detroit
 Shopping Center ........... Finast (2003)
Center at Patchogue ........      (5)
Total/Weighted Average:

-------

(1)      US Post Office (1999), Courtyard (2003), Marc's (2006), Giant Eagle
         (2022) and Circuit City (2017).

(2) Demoulas Market Basket (2000), Caldor (2000), Linen N'Things (2017), Loehmann's (2001) and Joann Fabric Shop (2003).

(3) Marshalls (2014), Office Max (2010), Stop & Shop (2018). Toys R Us, K-Mart and Home Depot are shadow anchors.

(4) Seessel's, Inc. (2002), K&B store (2007), Samuel's Furniture (2002), Decor 8 (2002) Stein Mart (2002) and Malco 8 Theatres (2009).

(5)      No tenants with greater than 15,000 sf as of May 31, 1998.

(6) Annualized base rent per square foot calculation excludes vacant square footage.

(7)      Based on rent rolls dated between April-June 1998.

     Environmental Reports. Environmental Site Assessments have been performed on the Edens & Avant Pool I Properties within the past 12 months. The Environmental Site Assessments did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the Edens & Avant Pool I Borrower's business, assets or results of operations taken as a whole. Certain minor environmental concerns were identified for which remedial reserves have been established. See "--Lockbox and Reserves" herein. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessments. See "Risk Factors--Environmental Laws Entail Risks" and "--Environmental Risks Relating to the Mortgaged Properties" herein.


     Engineering Reports. Property Condition Reports were completed on the Edens & Avant Pool I Properties in June, 1998 by third party due diligence firms. The Property Condition Reports concluded that the Edens & Avant Pool I Properties were generally in good physical condition and required $2,155,384 deferred maintenance. At origination of the Edens & Avant Pool I Loan, the Edens & Avant Pool I Borrower established a deferred maintenance reserve account.


     Property Management. The Edens & Avant Pool I Loan is managed by Edens & Avant Properties Limited Partnership (the "Edens & Evant Pool I Manager"), which is an affiliate of the Edens & Avant Pool I Borrower, pursuant to a management agreement dated September 18, 1998 (the "Edens & Avant Pool I Management Agreement"). The Edens & Avant Pool I Manager receives an annual management fee of 4% of gross revenues and leasing commissions of 5% of the base rent.


     The Edens & Avant Pool I Management Agreement is for a term ending September 18, 1999 with automatic extensions of 1 year each. Pursuant to a management subordination agreement executed by the Edens & Avant Pool I Manager, the Edens & Avant Pool I Manager has agreed (i) that the Edens & Avant Pool I Management Agreement is subordinate to the Edens & Avant Pool I Loan and
(ii) the mortgagee has the right to terminate the Edens & Avant Pool I Manager and replace it with a manager selected and approved by mortgagee (a) on or after any Loan Default, (b) on or after any default by Edens & Avant Pool I Manager under the Edens & Avant Pool I Management Agreement, or for cause, including gross negligence, willful misconduct or fraud or (c) if the debt service coverage ratio of the Edens & Avant Pool I Loan falls below 1.25x.


     The Edens & Avant Pool I Manager is the limited partner of the Edens & Avant Pool I Borrower, the shareholder of the Edens Pool I managing member and the non-managing member of the Edens Pool I General Partner. Edens & Avant Pool I Manager has approximately 12.5 million square feet of retail shopping center properties under management.


     Mortgagee has agreed to allow Samuels Northeast Management LLC (the "Samuels Manager") to qualify as a new property manager, provided the Samuels Manager, within 2 months of the closing date of the loan, enters into a management subordination agreement with the same terms as those contained in the management subordination agreement executed by the Edens & Avant Pool I Manager.


     The Samuels Manager is not affiliated with the Edens & Avant Pool I Borrower. The Samuels Manager has approximately 1.25 million square feet of retail shopping center properties under management.


     Without mortgagee's consent (which may not be unreasonably withheld, delayed or conditioned), the Edens & Avant Pool I Borrower may not enter into any new management agreement with any new property manager. If during the term of the Edens & Avant Pool I Loan, the Edens & Avant Pool I Borrower wishes to designate another property manager acceptable to mortgagee for all or any of Edens & Avant Pool I Properties, the Edens & Avant Pool I Borrower must notify mortgagee and each Rating Agency in writing and obtain from each Rating Agency written confirmation that the retention of the proposed property manager will not result in a downgrade, withdrawal or qualification of the then current rating of the Certificates, provided that Rating Agency approval shall not be required, for purposes of permitted transfers described under "--Transfer of Properties and Interest in Borrower; Encumbrance; Other Debt" herein, with respect to a property manager that (a) is a permitted transferee under clause
(i) of the second paragraph under "--Transfer of Property and Interest in Borrower; Encumbrance; Other Debt" herein, or (b) is an affiliate of such a permitted transferee, that on the date of determination manages (for itself or otherwise) commercial real estate assets containing at least 5,000,000 square feet of which no less than 25 individual properties, containing no less than 2,500,000 square feet in the aggregate, are comprised of "neighborhood" retail or "strip" shopping centers.

EDENS & AVANT POOL I: THE LOAN
ORIGINAL PRINCIPAL BALANCE: $125,000,000         LOAN TYPE: Interest Only EMD
CUT-OFF DATE PRINCIPAL BALANCE: $125,000,000     INITIAL INTEREST RATE:  6.20%
ORIGINATION DATE: September 18, 1998             REVISED INTEREST RATE: Greater of (i) 8.20% and
                                                                        (ii) Treasury Rate plus 2%
EFFECTIVE MATURITY DATE: October 1, 2008         AMORTIZATION: 240 months starting at November 1, 2008
MATURITY DATE: October 1, 2028                   MONTHLY PAYMENT: Interest only through
                                                                  October 1, 2008. $910,021.12 (principal and
                                                                  interest) thereafter
EMD BALANCE: $125,000,000                        CALL PROTECTION: Lockout to 60 days prior to EMD

                 CERTAIN EDENS & AVANT POOL I LOAN STATISTICS



                                                         LOAN TO
                                        LOAN PER          VALUE       ACTUAL     REFINANCING
                                     SQUARE FOOT(1)     RATIO(2)     DSCR(3)       DSCR(4)
                                    ----------------   ----------   ---------   ------------
Cut-Off Date ....................          $60             47.1%       2.72x         1.77x
Effective Maturity Date .........          $60             47.1%       2.72x         1.77x

--------
(1) Based on the 2,100,452 square feet securing the Edens & Avant Pool I Loan and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.

(2) Based on the recent purchase price of $265,582,293 and the Cut-Off Date Principal Balance or Effective Maturity Date Principal Balance, as applicable.

(3) Based on (a) Underwritable Cash Flow of $21,337,841 and (b) in the case of the Cut-Off Date Actual DSCR, actual debt service on the Edens & Avant Pool I Loan during the 12 months following the Cut-Off Date, and in the case of Effective Maturity Date Actual DSCR, 12 months of debt service on the Edens & Avant Pool I Loan assuming a balance equal to the Effective Maturity Date Balance and a coupon equal to the Edens & Avant Pool I Loan Initial Interest Rate.

(4) Based on (a) Underwritable Cash Flow of $21,337,841 and (b) in the case of the Cut-Off Date Refinancing DSCR, an annual debt service payment equal to 9.66% of the Cut-Off Date Principal Balance of the Edens & Avant Pool I Loan and, in the case of the Effective Maturity Date Refinancing DSCR, an annual debt service payment equal to 9.66% of the Effective Maturity Date Balance.



     Security. The Edens & Avant Pool I Loan is a nonrecourse loan, secured only by the fee estates of the Edens & Avant Pool I Borrower in the Edens & Avant Pool I Properties and certain related collateral, including assignments of leases and rents. Mortgagee is the insured under title insurance policies insuring that the Edens & Avant Pool I Mortgages constitute a valid and enforceable first lien on each of the Edens & Avant Pool I Properties, subject to certain exceptions set forth therein.


     Payment Terms. The Edens & Avant Pool I Loan is an Interest Only EMD Loan. Its Due Date is the first business day of each month with no grace period (provided that if the Due Date is not a business day, payment may be made on the next business day). Interest on the Edens & Avant Pool I Loan is calculated on an Actual/360 Basis. The Late Payment Fee on any principal or interest payment not paid on its due date is 5% of such unpaid sum and the Default Rate following a Loan Default is 5% above the then applicable interest rate prior to the Effective Maturity Date and 3% above the then applicable interest rate after the Effective Maturity Date, in each case subject to applicable law.


     Prepayment. Voluntary prepayment is prohibited under the Edens & Avant Pool I Loan before the date that is 60 days prior to the Effective Maturity Date. From and after such date, the Edens & Avant Pool I Loan may be voluntarily prepaid on any Due Date, in whole or in part, without payment of a Prepayment Charge upon 30 days written notice.

     Principal prepayments on the Edens & Avant Pool I Loan may occur 60 days prior to the Effective Maturity Date through application of rents, as described in the definition of "EMD Loan," and must be made, at mortgagee's option, upon acceleration of the Edens & Avant Pool I Loan following a Loan Default. Notwithstanding the definition of "EMD Loan", Edens & Avant Properties Limited Partnership, is entitled to receive 5% of the gross income earned on the Edens & Avant Pool I Properties prior to application of Excess Cash Flow to payment of principal on the Edens & Avant Pool I Loan. Prepayments following a Loan Default require payment of a Prepayment Charge equal to the greater of (a) 1% of the portion of the principal amount being repaid or (b) the Yield Maintenance Premium. As described below, prepayments may also be made, without payment of a Prepayment Charge, from insurance or condemnation proceeds.

     Defeasance. Subject to the Defeasance Conditions, commencing on the date that is 2 years after the Closing Date, the Edens & Avant Pool I Loan permits the release of all of the Edens & Avant Pool I Properties upon delivery to mortgagee of U.S. Obligations which provide for payments on or prior to, but as close as possible to, each Due Date up to the Effective Maturity Date and in amounts equal to the principal and interest payments due on the Edens & Avant Pool I Loan on such dates, and provide for payment on the Effective Maturity Date of the remaining principal balance of the Edens & Avant Pool I Loan. Upon any such Defeasance, at the option of the Edens & Avant Pool I Borrower, the Edens & Avant Pool I Borrower's obligations under the Edens & Avant Pool I Loan and the U.S. Obligations securing the Edens & Avant Pool I Loan may, or if mortgagee requests shall, be transferred to a Successor Borrower. Following such Defeasance, the U.S. Obligations will be the sole security for the Edens & Avant Pool I Loan.

     Subject to the Defeasance Conditions, commencing on the date that is 2 years after the Closing Date, the Edens & Avant Pool I Loan also permits the release of any of the Edens & Avant Pool I Properties in exchange for U.S. Obligations which provide for payments on or prior to, but as close as possible to, each Due Date up to the Effective Maturity Date and in amounts equal to the principal and interest payments due on the Edens & Avant Pool I Defeased Loan Amount on such dates and provide for payment on the Effective Maturity Date of the remaining principal balance of the Edens & Avant Pool I Defeased Loan Amount. The "Edens & Avant Pool I Defeased Loan Amount" is an amount equal to 125% of the Allocated Loan Amount of the Edens & Avant Pool I Property proposed to be released. Upon any such substitution, at the option of Edens & Avant Pool I Borrower, the Edens & Avant Pool I Loan will be divided into two Notes, one of which will be in a principal amount equal to the Edens & Avant Pool I Defeased Loan Amount.

     Substitution of Properties. During the Substitution Period, the Edens & Avant Pool I Borrower is permitted to substitute one or more properties (each, an "Edens & Avant Pool I Substitute Property") for properties which are collateral for the Edens & Avant Pool I Loan (each, an "Edens & Avant Pool I Replaced Property"). To qualify as an Edens & Avant Pool I Substitute Property, the following conditions must be satisfied with respect to such property: (a) the property must have an appraised fair market value of no less than the greater of (1) the fair market value of the Edens & Avant Pool I Replaced Property as of origination and (2) the fair market value of the Edens & Avant Pool I Replaced Property immediately prior to the substitution (which value may be evidenced by a then-current arms-length sales price to a third party); (b) the property must have net operating income of at least 105% of that of the Edens & Avant Pool I Replaced Property for the immediately preceding 12-month period; (c) all tenants with more than 25,000 square feet of net rentable space, any tenant which is the largest supermarket or grocery store and any tenant which is the largest drug or pharmaceutical store must be occupying their space, open for business, paying rent not in arrears more than 30 days and not be in bankruptcy; (d) the average terms remaining under the leases for more than 10% of the rentable space at the substitute property must be no less than (i) 5 years from the date of substitution, or (ii) the average of terms remaining under anchor tenant leases at the Edens & Avant Pool I Replaced Property; (e) tenants having more than 10% of the rentable space at the property must have sales for the 3 most recent years of no less than the average sales of similar retailers at other properties securing the Edens & Avant Pool I Loan; (f) the Edens & Avant Pool I Borrower must hold the property free of all encumbrances except permitted encumbrances and easements, covenants and other title exceptions and tenant leases which do not have a material adverse effect on the utility or value of the property for its current use; (g) the Edens & Avant Pool I Borrower must (x) deliver an engineering report acceptable to the Rating Agencies showing that the property is in reasonably good repair and (y) deposit 125% of deferred maintenance costs into the Required Repair Account (as defined below); and (h) the property must comply in all material respects with all legal requirements and insurance requirements.

     In addition, in order to effect a substitution, the following conditions, among others, must be met: (a) the Rating Agencies must have confirmed in writing that the credit rating of the Certificates will not be qualified, downgraded or withdrawn as a result of the substitution; (b) the representations and warranties in the Edens & Avant Pool I Loan documents applicable to the Edens & Avant Pool I Replaced Property must be true and correct as to the Edens & Avant Pool I Substitute Property in all material respects; (c) the Edens and Avant Pool I Borrower must pay all related costs and expenses; (d) no Loan Default shall have occurred and be continuing; and
(e) the Edens & Avant Pool I Borrower must deliver certain other closing documents relating to the Edens & Avant Pool I Substitute Property, including an officer's certificate, a substitute security instrument and assignment of leases, a title insurance policy or endorsement to mortgagee's existing title insurance policy, a current as-built survey, UCC-1 financing statements, insurance certificates, and certain legal opinions.

     The approval of the Rating Agencies is not required for any substitution if: (a) the NOI of the Edens & Avant Pool I Substitute Property is less than 5% of the sum of the NOI for all Edens & Avant Pool I Properties, for the 12-month period immediately preceding the proposed substitution and (b) the aggregate amount of annual NOI for all Edens & Avant Pool I Substitute Properties (including the Edens & Avant Pool I Property proposed for substitution) substituted since origination is less than 15% of the annual NOI for all Edens & Avant Pool I Properties as of the date of origination of the Edens & Avant

Pool I Loan. The Substitution Period commences on the Closing Date and ends on the Effective Maturity Date. No substitution may be effected if the total Allocated Loan Amount for all prior substituted properties is equal to 40% or more of the original principal amount of the Edens & Avant Pool I Loan.

     Lockbox and Reserves. Pursuant to the Edens & Avant Pool I Loan, the Edens & Avant Pool I Borrower has established a Soft Lockbox, which is a Two-Tier Lockbox. The Lockbox Bank is The National Bank of South Carolina for each tier. Amounts in the Lockbox are required to be applied in accordance with the Lockbox Waterfall, except that the amounts are first deposited into separate property accounts for payment of specific property expenses.

     Pursuant to the Edens & Avant Pool I Loan, the Edens & Avant Pool I Borrower is required to establish a Hard Lockbox, which is a Two-Tier Lockbox upon the following events: (i) following the occurrence of a Loan Default, (ii) at the Effective Maturity Date or (iii) if the DSCR falls below 1.25x.

     The Edens & Avant Pool I Borrower has established (a) a Debt Service Account, which had an Initial Reserve Deposit of $1,313,194 and requires a Monthly Reserve Deposit equal to the Monthly Payment, (b) a Tax Account, which had an Initial Reserve Deposit of $2,138,978 and requires a Monthly Reserve Deposit equal to the Monthly Tax Deposit Amount, (c) an Insurance Account, which had an Initial Reserve Deposit of $31,448 and requires a Monthly Reserve Deposit equal to the Monthly Insurance Deposit Amount, (d) a Required Repair Account, which had an Initial Reserve Deposit of $2,670,105, (e) a Capital Reserve Account, which had an Initial Reserve Deposit of $35,008 and requires a Monthly Reserve Deposit equal to $17,504, (f) a Rollover Account, which had an Initial Reserve Deposit of $35,008 and requires a Monthly Reserve Deposit equal to $17,504 and (g) an Environmental Reserve Account, which had an Initial Reserve Deposit of $174,125 for the purpose of remediation of the Individual Properties known as Brookside and Eastchester. A subsequent Phase II Environmental Site Assessment with respect to Westown Square indicated a lack of environmental issues and need of any further remediation and mortgagee subsequently released to the Edens & Avant Pool I Borrower $93,750 from the Environmental Reserve Account. The Edens & Avant Pool I Borrower is required at all times to keep two months of reserves in the Debt Service Account, Tax Account, Insurance Account, the Capital Reserve Account and the Rollover Account.

     The Edens & Avant Pool I Borrower has also assigned to mortgagee its rights to an escrow in the amount of $370,000 which has been set aside for environmental remediation work with respect to the Individual Property known as Fairlawn.

     Transfer of Properties and Interest in Borrower; Encumbrance; Other
Debt. The Edens & Avant Pool I Borrower is prohibited from transferring any Edens & Avant Pool I Property without (i) consent of mortgagee, (ii) confirmation by each Rating Agency that such transfer will not result in the downgrade, qualification or withdrawal of the then current ratings of the Certificates, (iii) delivery of a new nonconsolidation opinion, (iv) the proposed transferee shall be a reputable entity or person of good character, creditworthy with sufficient financial worth considering the obligations assured and undertaken, and shall comply in all respects with single purpose entity provisions and all other applicable criteria of each Rating Agency and
(v) the proposed transferee shall have agreed to assume the obligations of the Edens & Avant Pool I Borrower under the Edens & Avant Pool I Loan. The Edens & Avant Pool I Borrower is also prohibited from further encumbering any of the Edens & Avant Pool I Properties.

     The Edens & Avant Pool I Loan generally prohibits the transfer of any interest in the Edens & Avant Pool I Borrower without the prior written consent of mortgagee. The consent of mortgagee and the Rating Agencies shall not be required, however, with respect to the following transfers of direct or indirect beneficial interests in the Edens & Avant Pool I Borrower, provided that (a) the Edens & Avant Pool I Borrower shall demonstrate to mortgagee that the Edens & Avant Pool I Borrower shall remain a single purpose entity, (b) the Edens & Avant Pool I Borrower shall deliver a nonconsolidation opinion to mortgagee and (c) unless the transfer is of the nature described in clause
(i)(C) below, the Edens & Avant Pool I Borrower shall certify that no change of control of the Edens & Avant Pool I Manager shall have occurred except as approved by mortgagee in writing in its sole discretion: (i) any transfer to any one or more of the following: (A) an insurance company that has investments in real estate and real estate-related assets equal in value to at least $500,000,000 and that has a senior unsecured credit rating by S&P of at least "AA-" and by Moody's of at least "Aa3", (B) a pension fund that has investments in real estate and real estate-related assets equal in value to at least $500,000,000 and that has a senior unsecured credit rating by S&P of at least "A-" and by Moody's of at least "A3", (C) a real estate investment trust having a senior unsecured credit rating of at least investment grade, or (D) any affiliate or subsidiary of the foregoing so long as such affiliate or subsidiary has the equivalent rating; (ii) any transfer by E&A Affiliates, LP, a South Carolina limited partnership, of any of its direct or indirect interests in the Edens & Avant Pool I Borrower to the State of Michigan or any department or agency thereof ("Michigan") and (iii) any transfer pursuant to which any direct or indirect interest in the Edens & Avant Pool I Borrower is sold in connection with one or more offerings of securities that is either registered or exempt from registration under the Securities Act of 1933, provided that either (x) Michigan, alone or in combination with one or more transferees permitted under clause (i) above, or (y) such permitted transferees described in clause (i) above shall; own at least (A) 40% of all such securities for a period of one year after the issuance thereof; (B) 30% of all such securities for a period of two years after the issuance thereof; (C) 20% of all such securities for a period of three years after the issuance thereof; and (D) 10% of all such securities for a period of 4 years after the issuance thereof.

     Any transfers of limited partner interests in the Edens & Avant Pool I Borrower, other than transfers described in the paragraph above, are permitted without mortgagee's consent, provided that (i) no event of default shall have occurred and be continuing, (ii) at least 15 business days' notice shall be delivered to mortgagee, (iii) the Edens & Avant Pool I Borrower shall remain a single purpose entity, (iv) no transfer of limited partner, non-managing member or shareholder interests shall result in any one person (together with members of his or her immediate family or any affiliates thereof) owning, directly, indirectly or beneficially, 49% or more of the interest in the Edens & Avant Pool I Borrower, (v) no such transfer of interest shall result in a change of control of the Edens & Avant Pool I Borrower or the day to day operations of the Edens & Avant Pool I Property, (vi) each Rating Agency will confirm in writing that it will not qualify, reduce or withdraw the ratings applicable to the Certificates and (vii) the Edens & Avant Pool I Borrower provides such legal opinions as may be reasonably required by mortgagee and each Rating Agency. In addition, a transfer shall not require the consent of mortgagee if such transfer occurs by inheritance, devise or bequest or by operation of law upon the death of a natural person holding, directly or indirectly, a limited partner interest in the Edens & Avant Pool I Borrower, provided such transfer is to an immediate family member of such person or a trust established for the benefit of such family member.

     The Edens & Avant Pool I Borrower is not permitted to incur any additional indebtedness other than unsecured indebtedness for trade payables incurred in the ordinary course of owning and operating the Edens & Avant Pool I Property which does not exceed, at any time, $2,200,000 and is paid within 60 days of the date incurred (unless contested in good faith in accordance with the requirements of the loan documents, including the provision to mortgagee of security in an amount equal to 125% of the contested amount).

     Insurance. The Edens & Avant Pool I Borrower is required to maintain for the Edens & Avant Pool I Properties (a) comprehensive all risk insurance with coverage in an amount at all times sufficient to prevent the Edens & Avant Pool I Borrower from becoming a co-insurer, but in any event equal to the greater of the full replacement value of the improvements and the outstanding principal amount of the Edens & Avant Pool I Loan, (b) general liability insurance with coverage of $1,000,000 per occurrence and with an aggregate limit of not less than $5,000,000, (c) statutory workers compensation insurance, (d) business interruption insurance to cover the loss of at least 18 months income, (e) during any period of construction or repair, builder's all risk insurance in an amount not less than full replacement value, (f) comprehensive boiler and machinery insurance in amounts reasonably required by mortgagee, (g) flood insurance, if available, with respect to any Edens & Avant Pool I Property located within a federally designated "special flood hazard area," in an amount equal to the lesser of the outstanding principal amount of the Edens & Avant Pool I Loan and the maximum limit of coverage available under federal law and
(h) at the mortgagee's reasonable request, such other insurance in such amounts as are generally required by institutional lenders for comparable properties.

     All insurance policies are required to meet the Insurance Requirements. Such coverage may be provided by "cut-through" endorsement with insurers meeting the requirements set forth in the definition of Insurance Requirements. If premiums increase to an annual cost which exceeds 130% of the premiums for the previous year or 150% of the premiums for the first year of the term of the Edens & Avant Pool I Loan, then the Edens & Avant Pool I Borrower may provide insurance through a consortium of insurers through which (a) at least 60% of the coverage is provided by insurers meeting the requirements set forth above and (b) the remainder of the coverage is provided through insurers meeting the requirements set forth in the definition of Insurance Requirements, except that the rating by S&P may not be less than "A" and such insurers must have an equivalent rating by any other Rating Agency.

     Condemnation and Casualty. Promptly after the occurrence of any damage or destruction to all or any portion of a Edens & Avant Pool I Property or a condemnation of any portion of a Edens & Avant Pool I Property, the Edens & Avant Pool I Borrower is obligated to commence and diligently prosecute to completion the restoration of the affected Edens & Avant Pool I Property. Proceeds of the casualty or condemnation must be paid to mortgagee for disbursement as provided below.

     Mortgagee is required to make the net proceeds of a casualty or condemnation available to the Edens & Avant Pool I Borrower for restoration so long as (i) there is no Loan Default, (ii) in the case of casualty or condemnation, less than the greater of (a) 5% of the Allocated Loan Amount for such Edens & Avant Pool I Property, or (b) $300,000 worth of improvements is damaged or destroyed, (iii) mortgagee shall be satisfied that the work of restoration can be completed before the earliest of (a) the date which is 6 months before the Effective Maturity Date, (b) the date on which the business interruption insurance expires or (c) the time required under any lease or applicable zoning law. If such conditions are not met, the net proceeds of a casualty or condemnation may at the option of mortgagee either (i) be applied to prepay the Edens & Avant Pool I Loan without payment of a Prepayment Charge or (ii) be disbursed to the Edens & Avant Pool I Borrower for restoration. All disbursements of net proceeds of a casualty or condemnation shall be made in accordance with the Disbursement Procedures.

     Approval Rights. The Edens & Avant Pool I Loan provides the mortgagee with the Standard Approval Rights regarding budgets, leases and alterations. The Lease Approval Threshold is 25,000 square feet and the Alteration Approval Threshold is $6,250,000.

     Financial Reporting. The Edens & Avant Pool I Borrower is required to furnish the Financial Statements to mortgagee.

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













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

                             MALL OF NEW HAMPSHIRE

                                   [PICTURE]
     [PICTURE]                                             [PICTURE]




     [PICTURE]                                             [PICTURE]

Pictures showing outside facade of JCPenney, interior entrances of JCPenney, Sears and the Body Shop. View of Mall interior

[PICTURE]

Floor Plan of Mall of New Hampshire


                                                                      [PICTURE]

Map indicating location of the Mall of New Hampshire in southern portion of the state

MALL OF NEW HAMPSHIRE: THE BORROWER; THE PROPERTY

     The Loan. The Mall of New Hampshire Loan was originated by Secore and acquired by MSMC on March 24, 1998. The Mall of New Hampshire Loan had an original principal balance and has a Cut-Off Date Principal Balance of $105,000,000. It is secured by a Mortgage (the "Mall of New Hampshire Mortgage") encumbering a portion of a regional shopping center known as the Mall of New Hampshire located in Manchester, New Hampshire (the "Mall of New Hampshire Property").

     The Borrower. MNH Mall L.L.C. (the "Mall of New Hampshire Borrower") is a New Hampshire limited liability company whose purpose is limited to owning and operating the Mall of New Hampshire Property and related activities. The Mall of New Hampshire Borrower owns no material assets other than the Mall of New Hampshire Property and related interests. The Mall of New Hampshire Borrower is owned by Stephen R. Karp (50%), Mall Holdings L.L.C. (49%), a New Hampshire limited liability company owned primarily by Stephen R. Karp, Steven S. Fischman and trusts for the benefit of their respective family members, and by Manchester SPE Corporation (1%), a special purpose Delaware corporation formed solely for the purpose of acting as the manager of the Mall of New Hampshire Borrower.

     The Property. The Mall of New Hampshire Property is comprised of a portion of the Mall of New Hampshire, an enclosed single-level, 3-anchor, regional mall located in the city of Manchester, New Hampshire, approximately 40 miles northwest of downtown Boston, Massachusetts. The Mall of New Hampshire Property was originally built in 1977, and was substantially renovated and expanded between 1996 and 1998. The Mall of New Hampshire is anchored by Filene's, JCPenney and Sears, which comprise 402,852 square feet of GLA. Additionally, Best Buy and Kitchens Etc. are each expected to open "mini-anchor" stores of 42,037 square feet of GLA and 18,949 square feet of GLA, respectively, in October, 1998. Combined with approximately 329,913 square feet of mall store GLA, the Mall of New Hampshire contains approximately 793,751 total square feet. The Mall of New Hampshire is situated on approximately 70.61 acres and contains approximately 3,800 parking spaces. The ratio of parking spaces is 4.8 per 1,000 square feet of GLA. An appraisal completed by Cushman & Wakefield, Inc. on September 24, 1998, determined a market value of $145,600,000 for the Mall of New Hampshire Property.

     The table below summarizes the components of total square feet at the Mall of New Hampshire as of July 15, 1998.



                                                                   % OF
                                                     GLA       TOTAL GLA(1)
                                                  ---------   -------------
Anchor Stores (Anchor-Owned)
 Filene's .....................................    165,000         20.8%
 JCPenney .....................................    101,388         12.8
 Sears ........................................    136,464         17.2
                                                   -------        -----
  Total Anchor Stores (Anchor-Owned) ..........    402,852         50.8%
"Mini-Anchors" (Anchor-Owned)
 Best Buy .....................................     42,037          5.3%
 Kitchens Etc. ................................     18,949          2.4
                                                   -------        -----
  Total "Mini Anchors" (Anchor-Owned) .........     60,986          7.7%
Mall Store Space ..............................    329,913         41.6
                                                   -------        -----
  Total GLA ...................................    793,751        100.0%
                                                   =======        =====

--------
(1)   Numbers may not total 100% due to rounding.


     Location/Access. The Mall of New Hampshire Property is located in the city of Manchester, New Hampshire, which is located 40 miles northwest of Boston, just off of I-93 on State Route 28 and Interstate 293.

     Operating History. The following table shows certain information regarding the operating history of the Mall of New Hampshire Property:


                         ADJUSTED NET OPERATING INCOME



                                                                          LTM          UNDERWRITABLE
                                       1996             1997         JUNE 30, 1998          NOI
                                  --------------   --------------   ---------------   --------------
Revenues ......................    $ 10,431,201     $ 12,700,097     $ 14,067,265      $ 16,349,280
Expenses ......................      (3,217,269)      (4,052,684)      (4,116,778)       (4,789,619)
                                   ------------     ------------     ------------      ------------
 Net Operating Income .........    $  7,213,932     $  8,647,413     $  9,950,487      $ 11,559,661
                                   ============     ============     ============      ============

     Occupancy History. The occupancy history for the mall store space of the Mall of New Hampshire Property is as follows:


                                 MALL STORES
OCCUPANCY AS OF:                PERCENT LEASED
----------------------------   ---------------
 July 15, 1998 .............         91.0%
 December 31, 1997 .........         82.8%
 December 31, 1996 .........         80.3%
 December 31, 1995 .........         88.3%

     Occupancy Costs. The ratio of the average occupancy cost per square foot (i.e., minimum rent, percentage rent, real estate taxes, insurance and common area maintenance charges) to the comparable sales per square foot for mall store tenants averaged approximately 14.9% in 1997.


     Tenant Sales. The Mall of New Hampshire's historical mall store sales and anchor store sales are summarized as follows(1):


                                                                     ANNUAL 1996 SALES             ANNUAL 1997 SALES
                                                                 --------------------------   ----------------------------
                                                       SQUARE        TOTAL                        TOTAL
                                                      FOOTAGE       (000S)         PER SF        (000S)          PER SF
                                                     ---------   ------------   -----------   ------------   -------------
Anchor Store Sales
 Filene's(2) .....................................    165,000       $17,000         $283        $ 33,000        $  200(4)
 Sears(2) ........................................    136,464        26,000          249          30,000           288(5)
 JCPenney(3) .....................................    101,388         N/A           N/A            N/A           N/A
                                                      -------       -------         ----        --------        --------
  Total Anchor Sales .............................    402,852       $43,000         N/A         $ 63,000         N/A
"Mini-Anchor" Sales
 Best Buy(3) .....................................     42,037         N/A           N/A            N/A           N/A
 Kitchens Etc.(3) ................................     18,949         N/A           N/A            N/A           N/A
                                                      -------       -------                     --------
  Total "Mini-Anchor" Sales ......................     60,986         N/A           N/A            N/A           N/A
Mall Store Sales
 Comparable Stores ...............................    119,088       $42,625         $349        $ 44,181        $  371
 Non-Comparable Stores ...........................    180,986         5,695         N/A           29,198         N/A
 Vacant ..........................................     29,839         N/A           N/A            N/A           N/A
                                                      -------       -------         ----        --------        --------
  Total Mall Store Sales .........................    329,913       $48,320         N/A         $ 73,379         N/A
    Total Sales--Anchors and Mall Stores .........    793,751       $91,320                     $136,379
                                                      =======       =======                     ========

--------
(1) Data based on the December 31, 1996 and December 31, 1997 sales report and summarized only for tenants on July 15, 1998 rent roll. Information is based solely upon the sales figures provided by the Mall of New Hampshire Borrower from data provided by tenants. Anchor sales are estimates by the Mall of New Hampshire Borrower. Square footage is based on the July 15, 1998 rent roll.

(2) During 1997, Filene's and Sears increased available GLA from 60,000 sf and 104,262 sf respectively.

(3) JCPenney opened in April, 1998. Best Buy and Kitchens Etc. are both expected to open in October, 1998.

(4) Sales per square foot for Filene's decreased because of the new construction, and the expansion of its store size by 105,000 square feet during 1997.

(5)   Expansion of the Sears space was not complete until the end of 1997.


     Mall Stores. The Mall of New Hampshire Property tenant base is primarily comprised of national retailers such as B. Dalton, Disney, The Gap and Victoria's Secret. The retail leases usually provide for minimum rents, percentage rents based on gross sales and the recovery from tenants of a portion of common area expenses, real estate taxes and other property related costs.

     The following table shows certain information regarding the 10 largest mall store tenants by Annualized Base Rent (percentage rent and tenant reimbursement obligations are not included):


TEN LARGEST MALL STORE TENANTS BASED ON ANNUALIZED BASE RENT BY PARENT
                                 COMPANY(1)(3)




                                                                          TENANT
TENANT OR TENANT PARENT COMPANY                  STORE NAME                GLA
------------------------------------ --------------------------------- -----------
Venator Group, Inc. ................ Foot Locker                          15,477
                                     Kids Foot Locker
                                     Afterthoughts Boutique
                                     Lady Foot Locker
                                     Northern Experience (Reflection)
B. Dalton BookSellers .............. B. Dalton                            10,038
                                     B. Dalton Software
The Limited, Inc. .................. Bath & Body Works                    14,270
                                     Limited Express
                                     Victoria's Secret
Casual Corner Group Inc. ........... Casual Corner                        12,232
                                     Petite Sophisticate
                                     Contempo Casuals
The Gap, Inc. ...................... The Gap                               9,913
                                     Gap Kids
Levi Strauss & Co. ................. Designs By Levis                      8,741
Olympia Sport Center ............... Olympia Sport Center                 15,000
Record Town ........................ Record Town                           6,926
Eastern Mountain Sports ............ Eastern Mountain Sports               6,945
Eye World .......................... Eye World                              4.480
                                                                          -------
  Total/Weighted Average
   (10 Largest) ....................                                     104,022
Remaining Mall Stores ..............                                     196,052
Vacant Space .......................                                      29,839
                                                                         --------
  Total Mall Stores ................                                     329,913
                                                                         ========
Filene's ........................... Filene's                            165,000
J.C. Penney Co., Inc. .............. JCPenney                            101,388
Sears, Roebuck & Co. ............... Sears                               136,464
Best Buy Co., Inc. ................. Best Buy                             42,037
Kitchens Etc. ...................... Kitchens Etc.                        18,949
                                                                         --------
  Total (including anchor and
   mini-anchor leases) .............                                     793,751
                                                                         ========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                 % OF TOTAL     ANNUALIZED
                                         % OF      ANNUALIZED    ANNUALIZED     BASE RENT
TENANT OR TENANT PARENT COMPANY       TOTAL GLA     BASE RENT     BASE RENT       PER SF
------------------------------------ ----------- -------------- ------------ ---------------
Venator Group, Inc. ................      4.7%    $   486,625         4.5%      $  31.44
B. Dalton BookSellers ..............      3.0         443,482         4.1          44.18
The Limited, Inc. ..................      4.3         428,100         3.9          30.00
Casual Corner Group Inc. ...........      3.7         413,001         3.8          33.76
The Gap, Inc. ......................      3.0         327,129         3.0          33.00
Levi Strauss & Co. .................      2.6         262,230         2.4          30.00
Olympia Sport Center ...............      4.5         225,000         2.1          15.00
Record Town ........................      2.1         213,000         2.0          30.75
Eastern Mountain Sports ............      2.1         208,350         1.9          30.00
Eye World ..........................      1.4         185,000         1.7          41.29
                                        -----     -----------       -----       --------
  Total/Weighted Average
   (10 Largest) ....................     31.5%    $ 3,191,917        29.2%      $  30.69
Remaining Mall Stores ..............     59.4%      7,727,846        70.8          39.42
Vacant Space .......................      9.0               0         0.0           0.00
                                        -----     -----------       -----       --------
  Total Mall Stores ................    100.0%    $10,919,763       100.0%     $   36.39(2)
                                        =====     ===========       =====      ===========
Filene's ...........................
J.C. Penney Co., Inc. ..............
Sears, Roebuck & Co. ...............
Best Buy Co., Inc. .................
Kitchens Etc. ......................
  Total (including anchor and
   mini-anchor leases) .............

--------
(1) Based on the July 15, 1998 rent roll, updated to include newly executed leases through September 24, 1998.

(2)   Excludes vacant square footage.

(3)   Numbers may not total 100% due to rounding.

     Mall Store Lease Expirations. The following table shows scheduled lease expirations of mall store GLA at the Mall of New Hampshire Property as of July 15, 1998, assuming none of the tenants renew their leases, exercise renewal options or terminate their leases prior to the scheduled expiration date. See "Anchor Stores" below for anchor lease or REA expirations.


                        LEASE EXPIRATION SCHEDULE(1)(3)



                                                                                                                CUMULATIVE
                      NUMBER OF                        CUMULATIVE                    ANNUALIZED    PERCENT OF   PERCENT OF
                        LEASES    EXPIRING   PERCENT     PERCENT     ANNUALIZED      BASE RENT     ANNUALIZED   ANNUALIZED
YEAR OF EXPIRATION     EXPIRING      SF       OF SF       OF SF       BASE RENT        PER SF       BASE RENT   BASE RENT
-------------------- ----------- ---------- --------- ------------ -------------- --------------- ------------ -----------
Vacant .............      19       29,839       9.0%        9.0%    $         0      $   0.00           0.0%        0.0%
1999 ...............      10       22,816       6.9        16.0%      1,035,301         45.38           9.5         9.5%
2000 ...............       4        8,564       2.6        18.6%        386,010         45.07           3.5        13.0%
2001 ...............       3        3,465       1.1        19.6%        263,817         76.14           2.4        15.4%
2002 ...............       2        5,124       1.6        21.2%        209,388         40.86           1.9        17.3%
2003 ...............       5       18,611       5.6        26.8%        732,230         39.34           6.7        24.1%
2004 ...............       4        8,555       2.6        29.4%        317,705         37.14           2.9        27.0%
2005 ...............       7       17,191       5.2        34.6%        703,512         40.92           6.4        33.4%
2006 ...............       4        6,836       2.1        36.7%        413,500         60.49           3.8        37.2%
2007 ...............      23       60,628      18.4        55.1%      1,946,695         32.11          17.8        55.0%
2008 ...............      43      118,186      35.8        90.9%      3,726,345         31.53          34.1        89.1%
Thereafter .........       9       30,098       9.1       100.0%      1,185,260         39.38          10.9       100.0%
                          --      -------     -----                 -----------      --------         -----
 Total .............     133      329,913     100.0%                $10,919,763     $   36.39(2)      100.0%
                         ===      =======     =====                 ===========     ===========       =====

--------
(1) Data based on the July 15, 1998 rent roll, updated to include newly executed leases through September 24, 1998.

(2)   Excludes vacant square footage.

(3)   Numbers may not total 100% due to rounding.



     Anchor Stores. The following table shows certain information for each of the Mall of New Hampshire's anchor tenants (and each respective corporate parent):




                                          CREDIT RATING OF                                           OPERATING
                                           PARENT COMPANY              ANCHOR-OWNED/      LEASE      COVENANT        REA
ANCHORS               PARENT COMPANY      (S&P/MOODY'S)(1)     GLA       COLLATERAL    EXPIRATION   EXPIRATION   TERMINATION
---------------- ----------------------- ------------------ --------- --------------- ------------ ------------ ------------
Filene's ....... The May Department
                  Stores Company                A+/A2       165,000   Anchor-owned        N/A        11/15/11       N/A
JCPenney ....... J.C. Penney Co., Inc.          A/A2        101,388   Anchor-owned        N/A         4/30/13       N/A
Sears .......... Sears, Roebuck & Co.           A-/A2       136,464   Anchor-owned        N/A        11/15/11       N/A

--------
(1) Ratings as of August 1, 1998. Unless otherwise stated, the parent company, if different from the anchor store listed, is not a party to or a guarantor of the anchor store's lease.



     Market Overview and Competition. According to the February 16, 1998 Cushman & Wakefield, Inc. appraisal, as of February, 1997, Hillsborough County (in which the Mall of New Hampshire Property is located), contained approximately 357,546 residents with a projected average household income of $64,527. Population growth in the primary trade area from 1980-1997 increased by 2.0% per annum.

     The following table shows an overview of the competition to the Mall of New Hampshire Property:




                                                                           APPROXIMATE
                                                                          DISTANCE FROM
                            YEAR BUILT/                                   THE PROPERTY
MALL/RETAIL PROPERTY         RENOVATED                OWNER                  (MILES)       ANCHORS/MALL STORES     SIZE (SF)
------------------------   -------------   ---------------------------   --------------   ---------------------   ----------
Subject Property
 Mall of New Hampshire       1977/1998     New England Development             --         Filene's                  165,000
                                                                                          Sears                     136,464
                                                                                          JCPenney                  101,388
                                                                                          Best Buy(1)                42,037
                                                                                          Kitchens Etc.(1)           18,949
                                                                                          Mall Stores               329,913
                                                                                                                    -------
                                                                                           Total                    793,751
Competition
 Pheasant Lane               1986/1996     New England Development/            20         Filene's                  150,000
                                           SR Weiner & Assoc.                             JCPenney                  105,000
                                                                                          Macy's                    120,000
                                                                                          Sears                     165,000
                                                                                          Vacant                    115,000
                                                                                          Mall Stores               305,000
                                                                                                                    -------
                                                                                           Total                    960,000

 Mall at                          1991     New England Development             20         Filene's                  139,476
  Rockingham Park                                                                         JCPenney                  121,106
                                                                                          Macy's                    153,388
                                                                                          Sears                     200,627
                                                                                          Mall Stores               382,889
                                                                                                                    -------
                                                                                           Total                    997,486

 Steeplegate                      1990     General Growth Properties           25         JCPenney                   61,880
                                                                                          Sears                     106,731
                                                                                          Steinbach                  51,684
                                                                                          Vacant                     55,180
                                                                                          Mall Stores               162,655
                                                                                                                    -------
                                                                                           Total                    438,130

--------
Source: Cushman & Wakefield, Inc.

(1) Expected to open in October, 1998.



     Operating Agreement. The Second Amended and Restated Construction, Operating and Reciprocal Easement Agreement (the "Mall of New Hampshire ROA") dated as of November 15, 1996, by and among the Mall of New Hampshire Borrower, Sears, Roebuck & Co. ("Sears"), J.C. Penney Properties, Inc. ("Penney"), the May Department Stores Company ("May") and Mall Parcel L.L.C., which is an affiliate of the Mall of New Hampshire Borrower, as successor to Lechmere Realty Limited Partnership ("Mall Parcel"), contains operating covenants affecting the operation of the anchor stores in the Mall of New Hampshire Property. Under the Mall of New Hampshire ROA, Sears must operate continuously under the name "Sears" or such other name as is used to identify the majority of its department stores in New Hampshire and Maine until November 15, 2011. Sears may terminate its operating covenant upon the occurrence and failure to cure of the following: (i) the Mall of New Hampshire Borrower is not operating in accordance with its operating covenant or materially defaults in its obligations under the Mall of New Hampshire ROA, (ii) either May or Penney is in violation of its respective operating covenants or is not obligated to operate in accordance with its covenants or has ceased retail operation of its store under its respective name or (iii) less than 65% of minimum floor area of the mall stores is occupied and open for business as provided under the Mall of New Hampshire ROA. Penney must operate continuously under the trade name "JCPenney" or such other name as is then used to identify the majority of the stores operating under the Penney name for a period of 15 years after the opening of the store. Penney may terminate its operating covenant upon the occurrence and failure to cure of the following: (i) the Mall of New Hampshire Borrower is not operating in accordance with its operating covenant or materially defaults in its obligations under the Mall of New Hampshire ROA
(ii) either May or Sears is in violation of its respective operating covenants or is not obligated to operate in accordance with its covenants or has ceased retail operation of its stores under its respective name or (iii) less than 65% of minimum floor area of the mall stores is occupied and open for business as provided under the Mall of New Hampshire ROA. May must operate continuously under the trade name "Filenes" or such other name as is used to identify the majority of its department stores in the Boston area for a period of 15 years after the opening of its store. May may terminate its operating covenant upon the occurrence and failure to cure of the following: (i) the Mall of New Hampshire Borrower is not operating in accordance with its operating covenant or materially defaults in its obligations under the Mall of New Hampshire ROA
(ii) either Sears or Penney is in violation of its respective operating covenants or is not obligated to operate in accordance with its covenants or has ceased retail operation of its store under its respective name or (iii) less than 65% of minimum floor area of the mall stores is occupied and open for business as provided under the Mall of New Hampshire ROA. The Mall of New Hampshire Borrower is required to continuously operate the Mall of New Hampshire Property as a shopping center for a term of 15 years after the opening of the Mall of New Hampshire Property.

     Environmental Report. A Phase I site assessment, dated March 11, 1998, was performed on the Mall of New Hampshire Property. The Phase I site assessment did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment. See "Risk Factors--Environmental Laws Entail Risks" and "--Environmental Risks Relating to the Mortgaged Properties" herein.

     Engineering Report. A Property Condition Report was completed on the Mall of New Hampshire Property on December 3, 1997, by a third-party due diligence firm. The Property Condition Report concluded that the Mall of New Hampshire Property was generally in good physical condition and identified approximately $2,000 in deferred maintenance requirements.

     Ground Leases. Two portions of the interest of the Mall of New Hampshire Borrower in the Mall of New Hampshire Property consist of ground leasehold interests created under leases with Louis N. Ashkar and John N. Ashkar (the "Mall of New Hampshire Ground Leases"). The portions of the Mall of New Hampshire Property demised by the Mall of New Hampshire Ground Leases are currently used exclusively for parking. The larger of the two Mall of New Hampshire Ground Leases (the "Large Mall of New Hampshire Ground Lease") expires on May 31, 2004. The Large Mall of New Hampshire Ground Lease contains 15 extension options of 5 years each. In the event that the Mall of New Hampshire Borrower fails to exercise any option to renew the Large Mall of New Hampshire Ground Lease during the term of the Mall of New Hampshire Loan, the ground lessor thereunder has agreed that mortgagee shall have the right to exercise such options. Rent is payable under the Large Mall of New Hampshire Ground Lease at the rate of $3,000 per month for the first 5-year period of the Large Mall of New Hampshire Ground Lease and increases during each subsequent 5-year period at the rate per month which is the lesser of (i) 120% of the monthly rent for the immediately preceding 5-year period and (ii) the monthly rent for the immediately preceding 5-year period increased by the percentage increase of the consumer price index. The monthly rent payable under the Large Mall of New Hampshire Ground Lease as of the closing of the Mall of New Hampshire Loan was $4,289.17. The smaller of the two Mall of New Hampshire Ground Leases (the "Small Mall of New Hampshire Ground Lease") expires on September 20, 2027, and contains no extension options. Rent is payable under the Small Mall of New Hampshire Ground Lease at the rate of $625 per month for the first 5-year period of the Small Mall of New Hampshire Ground Lease and increases or decreases during each subsequent 5-year period to reflect changes in the Wholesale Price Index as published by the Bureau of Labor Statistics of the United States Department of Labor. The monthly rent payable under the Small Mall of New Hampshire Ground Lease as of the closing of the Mall of New Hampshire Loan was $1,428. The Small Mall of New Hampshire Ground Lease lacks standard mortgagee protections. The potential risks relating to lack of standard mortgagee protections in the Small Mall of New Hampshire Ground Lease have been mitigated by the following factors: (i) the ground lessor under the Small Mall of New Hampshire Ground Lease has joined in the Mall of New Hampshire Mortgage, (ii) the title insurance policy insures that the Mall of New Hampshire Mortgage constitutes a valid and enforceable first lien on the ground lessor's fee interest in the land demised by the Small Mall of New Hampshire Ground Lease and (iii) a zoning opinion was obtained from local counsel to the effect that the loss of the land demised by the Small Mall of New Hampshire Ground Lease (a) would not cause the remainder of the Mall of New Hampshire Property to violate applicable zoning requirements and (b) would result in the loss of not more than 30 parking spaces, leaving the total then remaining at approximately 223 more than required.

     Property Management. The Mall of New Hampshire Property is managed by NH Mall Management, L.L.C., a New Hampshire limited liability company (the "Mall of New Hampshire Manager"), which is an affiliate of the Mall of New Hampshire Borrower, pursuant to an amended and restated management agreement dated July 1, 1996 (as amended by amendment dated August 1, 1996, the "Mall of New Hampshire Management Agreement"). The Mall of New Hampshire Manager receives a management fee of 3.5% of gross rent collected, payable monthly, and leasing commissions of $8,000 per lease for standard leases and 20% of the gross income generated by a specialty leasing program for temporary tenants, kiosks and pushcarts.


     The Mall of New Hampshire Management Agreement is for a term ending March 31, 2007 with unlimited automatic extensions of 5 years each. Pursuant to a management services agreement, the Mall of New Hampshire Manager has employed WellsPark Group Limited Partnership, a Delaware limited partnership (the "Mall of New Hampshire Co-Manager") to assist in the management, operation, rental and leasing of the Mall of New Hampshire Property. The Mall of New Hampshire Co-Manager is also an affiliate of the Mall of New Hampshire Borrower. Pursuant to a management subordination agreement executed by the Mall of New Hampshire Manager and the Mall of New Hampshire Co-Manager, mortgagee has the right to terminate the Mall of New Hampshire Manager and the Mall of New Hampshire Co-Manager upon the occurrence of a Loan Default.


     The Mall of New Hampshire Co-Manager has approximately 13,000,000 square feet of retail properties under management.


     The Mall of New Hampshire Borrower may terminate the Mall of New Hampshire Manager at any time and retain a Mall of New Hampshire Approved Manager to manage the Mall of New Hampshire Property without the consent of mortgagee. The term "Mall of New Hampshire Approved Manager" means (i) an entity in which Stephen R. Karp and Steven S. Fischman collectively own, directly or indirectly, a minimum of 25% of the ownership interests or (ii) a property manager which, together with its affiliates, manages, exclusive of the Mall of New Hampshire Property, at least 5 regional malls totaling not less than 3,000,000 square feet in the aggregate.

MALL OF NEW HAMPSHIRE: THE LOAN



ORIGINAL PRINCIPAL BALANCE: $105,000,000       LOAN TYPE: EMD

CUT-OFF DATE PRINCIPAL BALANCE: $105,000,000   INITIAL INTEREST RATE: 6.955%.

ORIGINATION DATE: March 24, 1998               REVISED INTEREST RATE: Greater of (i) 11.955% and
                                               (ii) Treasury Rate plus 5%

EFFECTIVE MATURITY DATE: October 1, 2008       AMORTIZATION: 360 months starting November 1, 1999

MATURITY DATE: April 1, 2028                   MONTHLY PAYMENT: Interest only to October 1, 1999;
                                               $695,397.21 (principal and interest) thereafter.

EMD BALANCE: $93,305,773                       CALL PROTECTION: Lockout to EMD

               CERTAIN MALL OF NEW HAMPSHIRE LOAN STATISTICS(1)




                                      LOAN PER      LOAN TO VALUE    ACTUAL   REFINANCING
                                   SQUARE FOOT(2)      RATIO(3)     DSCR(4)     DSCR(5)
                                  ---------------- --------------- --------- ------------
Cut-Off Date ....................       $288             65.2%        1.67x       1.31x
Effective Maturity Date .........       $253             57.2%        1.91x       1.49x

--------
(1) The loan balance used in computing these statistics has been reduced by the Mall of New Hampshire Letter of Credit (described below under "-- Security").

(2) Based on the 329,913 square feet securing the Mall of New Hampshire Loan and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.

(3) Based on September 24, 1998 Cushman & Wakefield, Inc. appraised value of $145,600,000 and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.

(4) Based on (a) Underwritable Cash Flow of $11,199,597 and (b) in the case of Cut-Off Date Actual DSCR, actual debt service on the Mall of New Hampshire Loan during the 12 months following the Cut-Off Date, and in the case of Effective Maturity Date Actual DSCR, 12 months of debt service on the Mall of New Hampshire Loan assuming a balance equal to the Effective Maturity Date Balance and a coupon equal to the Mall of New Hampshire Loan Initial Interest Rate.

(5) Based on (a) Underwritable Cash Flow of $11,199,597 and (b) in the case of the Cut-Off Date Refinancing DSCR, an annual debt service payment equal to 9.00% of the Cut-Off Date Principal Balance of the Mall of New Hampshire Loan, and, in the case of the Effective Maturity Date Refinancing DSCR, an annual debt service payment equal to 9.00% of the Effective Maturity Date Balance.


     Security. The Mall of New Hampshire Loan is a nonrecourse loan, secured by the fee and leasehold estate of the Mall of New Hampshire Borrower in the Mall of New Hampshire Property and certain related collateral, including an assignment of leases and rents. Mortgagee is the insured under a title insurance policy insuring that the Mall of New Hampshire Mortgage constitutes a valid and enforceable first lien on the Mall of New Hampshire Property, subject to certain exceptions set forth therein. As additional security for the Mall of New Hampshire Loan, the Mall of New Hampshire Borrower has delivered a Letter of Credit in the amount of $10,000,000 (the "Mall of New Hampshire Letter of Credit"). Provided there has been no Loan Default, the Mall of New Hampshire Borrower may reduce the Mall of New Hampshire Letter of Credit to an amount which, when subtracted from the outstanding principal balance of the Mall of New Hampshire Loan, causes the calculation of the DSCR to equal no less than 1.25x assuming a 9.0% loan constant. Provided there has been no Loan Default, the Mall of New Hampshire Letter of Credit will be returned to the Mall of New Hampshire Borrower when the DSCR equals or exceeds 1.25x assuming a 9.0% loan constant.

     Payment Terms. The Mall of New Hampshire Loan is an EMD Loan. However, the Mall of New Hampshire Loan requires monthly payments of interest only through October 1, 1999. Its Due Date is the first day of each month with no grace period (provided that if the Due Date is not a business day, payment may be made on the next business day). Interest on the Mall of New Hampshire Loan is calculated on an Actual/360 Basis. The Late Payment Fee on any principal or interest payment not paid on its due date is 5% of such unpaid sum and the Default Rate following a Loan Default is 5% above the then applicable interest rate, in each case subject to applicable law.

     Prepayment. Voluntary prepayment is prohibited under the Mall of New Hampshire Loan prior to the Effective Maturity Date. From and after such date the Mall of New Hampshire Loan may be voluntarily prepaid on any Due Date, in whole or in part, without payment of a Prepayment Charge.

     Principal prepayments on the Mall of New Hampshire Loan may occur from and after the Effective Maturity Date through application of rents, as described in the definition of "EMD Loan," and must be made, at mortgagee's option, upon acceleration of the Mall of New Hampshire Loan following a Loan Default. Prepayments following a Loan Default require payment of a Prepayment Charge equal to the greater of (a) 1% of the portion of the principal amount being repaid or (b) the Yield Maintenance Premium. As described below, prepayments may also be made, without payment of a Prepayment Charge, from insurance or condemnation proceeds.

     Defeasance. Subject to the Defeasance Conditions, commencing on the date that is 2 years after the Closing Date, the Mall of New Hampshire Loan permits the release of the Mall of New Hampshire Property upon delivery to mortgagee of U.S. Obligations which provide for payments on or prior to, but as close as possible to, each Due Date up to the Effective Maturity Date and in amounts equal to the principal and interest payments due on the Mall of New Hampshire Loan on such dates, and provide for payment on the Effective Maturity Date of the remaining principal balance of the Mall of New Hampshire Loan. Upon any such Defeasance, at the option of mortgagee, the Mall of New Hampshire Borrower's obligations under the Mall of New Hampshire Loan and the U.S. Obligations securing the Mall of New Hampshire Loan will be transferred to a Successor Borrower. Following such Defeasance, the U.S. Obligations will be the sole security for the Mall of New Hampshire Loan.

     Lockbox and Reserves. Pursuant to the Mall of New Hampshire Loan, the Mall of New Hampshire Borrower has established a Hard Lockbox, which is a One-Tier Lockbox. The Lockbox Bank is BankBoston, N.A. Until (i) the occurrence of Loan Default, (ii) the occurrence of the date which is 60 days prior to the Effective Maturity Date unless the Mall of New Hampshire Borrower provides evidence of its ability to repay the Mall of New Hampshire Loan on or before the Effective Maturity Date or (iii) the calculation of the Loan DSCR falling below 1.25x (each a "Mall of New Hampshire Lockbox Trigger Event"), the Mall of New Hampshire Borrower shall have access to all funds on deposit in the Lockbox. Upon the occurrence and during the continuance of any Mall of New Hampshire Lockbox Trigger Event, the Mall of New Hampshire Borrower will not have access to the funds in the Lockbox, provided that in the event of a Mall of New Hampshire Lockbox Trigger Event caused by a Loan DSCR below 1.25x, the Mall of New Hampshire Borrower will regain access to funds in the Lockbox if the Loan DSCR thereafter equals or exceeds 1.25x for 6 consecutive months or if the Mall of New Hampshire Borrower deposits additional collateral in an amount which, when subtracted from the principal balance of the Mall of New Hampshire Loan, causes the Loan DSCR to equal or exceed 1.25x.

     The Mall of New Hampshire Borrower has established (i) a Debt Service Account, which requires a Monthly Reserve Deposit equal to the Monthly Payment,
(ii) a Required Repair Account, which had an Initial Reserve Deposit of $1,701,309 and (iii) a combined Capital Reserve Account and Rollover Account, which requires a Monthly Reserve Deposit of $0.10 per square foot of space at the Mall of New Hampshire Property; provided that the Mall of New Hampshire Borrower is not required to make further deposits into the combined Capital Reserve Account and Rollover Account at any time when the amount on deposit therein equals or exceeds $1,000,000. The Required Repair Account was established to ensure the completion of certain renovations to the food court area of the Mall of New Hampshire Property. In lieu of making any required Monthly Reserve Deposits, the Mall of New Hampshire Borrower may deposit a Letter of Credit in accordance with the terms of the Mall of New Hampshire loan documents.

     Additionally, upon the occurrence of a Mall of New Hampshire Impounds Trigger Event, the Mall of New Hampshire Borrower is required to establish (i) a Tax Account, which requires a Monthly Reserve Deposit equal to the Monthly Tax Deposit Amount, (ii) an Insurance Account, which requires a Monthly Reserve Deposit equal to the Monthly Insurance Deposit Amount and (iii) a Ground Rent Account, which requires a Monthly Reserve Deposit equal to one-twelfth of the annual ground rents due under the Mall of New Hampshire Ground Leases. The term "Mall of New Hampshire Impounds Trigger Event" means any of the following events: (i) the occurrence of a Loan Default, (ii) the occurrence of the Effective Maturity Date or (iii) the failure of the Mall of New Hampshire Borrower to make any payment of taxes, insurance premiums or ground rent on or before the date such payments are due and payable. Following the occurrence of a Mall of New Hampshire Impounds Trigger Event, amounts in the Lockbox are required to be applied in accordance with the Lockbox Waterfall.

     Transfer of Property and Interest in Borrower; Encumbrance; Other
Debt. The Mall of New Hampshire Borrower is prohibited from transferring the Mall of New Hampshire Property without (i) confirmation by each Rating Agency that such transfer will not result in the downgrade, qualification or withdrawal of the then current ratings of the Certificates and (ii) if requested by the Rating Agencies, delivery of a new nonconsolidation opinion, except that the confirmation by each Rating Agency is not required in connection with a transfer of the Mall of New Hampshire Property to a Mall of New Hampshire Approved Transferee. The term "Mall of New Hampshire Approved Transferee" means a corporation, partnership or limited liability company meeting SPE criteria and that (i) is owned by a pension fund, account or trust, an insurance company, a major money center bank, or a real estate investment trust that has a minimum long-term unsecured debt rating of at least "BBB-/Baa3" (or the equivalent) by each Rating Agency, or if any such real estate investment trust is not rated by each Rating Agency, then a minimum long-term unsecured debt rating of at least "BBB-/Baa3" or its equivalent by two Rating Agencies (at least one of which shall be S&P), (ii) is controlled by an entity which, together with its affiliates, exclusive of the Mall of New Hampshire Property, has a current net worth of at least $150,000,000 and total assets of at least $300,000,000, or if controlled by a pension fund advisor, then such advisor has assets under its control of at least $1,500,000,000, and
(iii) controls, or together with its property manager and their respective affiliates control and/or manage, at least five regional malls totaling not less than 3,000,000 rentable square feet in the aggregate. The Mall of New Hampshire Borrower is also prohibited from further encumbering the Mall of New Hampshire Property.

     The Mall of New Hampshire Loan generally prohibits the transfer of any direct or indirect interest in the Mall of New Hampshire Borrower without (i) the prior written consent of mortgagee, (ii) if the transfer is not to a Mall of New Hampshire Approved Transferee, confirmation by each Rating Agency that such transfer will not result in the downgrade, qualification or withdrawal of the then current ratings of the Certificates and (iii) if required by the Rating Agencies, delivery of a satisfactory nonconsolidation opinion. Notwithstanding the foregoing, mortgagee's consent is not required with respect to transfers of direct or indirect beneficial interests in the Mall of New Hampshire Borrower or the SPE managing member, provided that (a) Stephen R. Karp and Steven S. Fischman, their immediate family members, or any entity or trust owned or controlled by, or for the benefit of, Stephen R. Karp, Steven S. Fischman or their immediate family members at all times directly or indirectly own not less than 51% of the beneficial interests in the Mall of New Hampshire Borrower and the SPE managing member or (b) the transferee is a Mall of New Hampshire Approved Transferee.

     The Mall of New Hampshire Borrower is not permitted to incur any additional indebtedness other than (i) unsecured indebtedness for trade payables incurred in the ordinary course of owning and operating the Mall of New Hampshire Property which does not exceed, at any time, $1,000,000 and is paid within 90 days of the date incurred and (ii) equipment leases incurred in the ordinary course of owning and operating the Mall of New Hampshire Property with annual payments that do not exceed $250,000 in the aggregate.

     Insurance. The Mall of New Hampshire Borrower is required to maintain for the Mall of New Hampshire Property (a) comprehensive all risk insurance with coverage in an amount at all times sufficient to prevent the Mall of New Hampshire Borrower from becoming a co-insurer, but in any event equal to the full replacement cost of the improvements, (b) general liability insurance with per occurrence and aggregate limits of not less than $10,000,000, (c) statutory workers compensation insurance, (d) business interruption insurance to cover at least 24 months income, (e) during any period of construction or repair, builder's all risk insurance in an amount not less than full replacement cost,
(f) comprehensive boiler and machinery insurance in amounts reasonably required by mortgagee and (g) at mortgagee's reasonable request, such other insurance against loss or damage of the kind customarily insured against and in such amounts as are generally required by institutional lenders for comparable properties.

     All insurance policies are required to meet the Insurance Requirements.

     Condemnation and Casualty. Promptly after the occurrence of any damage or destruction to all or any portion of the Mall of New Hampshire Property or a condemnation of any portion of the Mall of New Hampshire Property, the Mall of New Hampshire Borrower is obligated to commence and diligently prosecute to completion the restoration of the Mall of New Hampshire Property. If both the net proceeds of the casualty or condemnation and the costs of restoration are less than $2,500,000, the Mall of New Hampshire Borrower may directly receive and apply such proceeds; otherwise such proceeds must be paid to mortgagee for disbursement as provided below.

     Mortgagee is required to make the net proceeds of a casualty or condemnation available to the Mall of New Hampshire Borrower for restoration so long as (i) there is no Loan Default, (ii) (x) in the case of casualty, less than 25% of the total floor area of the improvements is damaged or destroyed (other than the improvements on the land demised by the Large Mall of New Hampshire Ground Lease) and (y) in the case of condemnation, the land taken is located along the perimeter or periphery of the Mall of New Hampshire Property and less than 20% of the land constituting the Mall of New Hampshire Property is taken and no portion of the improvements is the subject of the condemnation (other than the improvements on the land demised by the Large Mall of New Hampshire Ground Lease), (iii) after giving effect to the restoration work, the Loan DSCR shall be no less than 1.1x, and (iv) mortgagee shall be satisfied that the work of restoration can be completed before the earliest of (a) the Effective Maturity Date, (b) the date on which the business interruption insurance expires or (c) the time required under applicable zoning laws. If such conditions are not met, the net proceeds of a casualty or condemnation may at the option of mortgagee either (i) be applied to prepay the Mall of New Hampshire Loan without payment of a Prepayment Charge or (ii) be disbursed to the Mall of New Hampshire Borrower for restoration. All disbursements of net proceeds of a casualty or condemnation shall be made in accordance with the Disbursement Procedures, except that the 10% casualty retainage shall be required only for the first half of the restoration work.

     Approval Rights. The Mall of New Hampshire Loan provides mortgagee with the Standard Approval Rights regarding budgets, leases and alterations (except that with respect to leases over 7,500 square feet which are in default, the Mall of New Hampshire Borrower may terminate such lease without the consent of mortgagee). The Lease Approval Threshold is 7,500 square feet and the Alteration Escrow Threshold is $2,500,000.

     Financial Reporting. The Mall of New Hampshire Borrower is required to furnish the Financial Statements to mortgagee.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                               WESTSIDE PAVILION

                                   [PICTURE]

     [PICTURE]                     [PICTURE]                    [PICTURE]

Pictures depicting exterior and interior views of the Westside Pavilion

[PICTURE]
Floor plan of the Westside Pavilion


[PICTURE]
Map indicating location of the Westside Pavilion in the Los Angeles area

WESTSIDE PAVILION: THE BORROWER; THE PROPERTY

     The Loan. The Westside Pavilion Loan was originated by Secore and acquired by MSMC on July 1, 1998. The Westside Pavilion Loan had an original principal balance and has a Cut-Off Date Principal Balance of $100,000,000. It is secured by a Mortgage (the "Westside Pavilion Mortgage") encumbering the Phase I portion of a regional shopping center known as the Westside Pavilion, located in Los Angeles, California (the "Westside Pavilion Property").


     The Borrower. Macerich Westside Limited Partnership (the "Westside Pavilion Borrower") is a California limited partnership whose purpose is limited to owning and operating the Westside Pavilion Property and related activities. The Westside Pavilion Borrower owns no material asset other than the Westside Pavilion Property and related interests. The sole general partner of the Westside Pavilion Borrower is Macerich Westside GP Corp., a Delaware corporation (the "Westside GP"), which holds a 1% interest in the Westside Pavilion Borrower and whose purpose is limited to acting as general partner of the Westside Pavilion Borrower and related activities. The sole limited partner of the Westside Pavilion Borrower is The Macerich Partnership, L.P., a Delaware limited partnership (the "Macerich Operating Partnership") which holds a 99% interest in the Westside Pavilion Borrower, the general partner of which is The Macerich Company, a Maryland corporation and a real estate investment trust (the "Macerich REIT").


     The Property. The Westside Pavilion consists of two components. The original portion of the center (Phase I) was built in 1985 and consists of a 663,723 square foot, three-level enclosed mall anchored by Robinson's-May (220,000 s.f.), Nordstrom (138,128 s.f.) and Pavilions Market (43,435 s.f.) and is situated at the southeast corner of Pico and Westwood Boulevards. The second component of the Westside Pavilion (Phase II) was constructed in 1991 and consists of a 91,978 square foot, three-level open-air mall situated at the southwest corner of Pico and Westside Boulevards. The original and expansion components of Westside Pavilion comprise a total gross leasable area of 755,701 square feet and are connected by a pedestrian bridge on the third level extending across Westwood Boulevard. The Westside Pavilion is situated on approximately 15.13 acres and contains 3,334 parking spaces. The ratio of parking spaces at the Westside Pavilion is 4.40 per 1,000 square feet of total GLA. An appraisal completed by Cushman & Wakefield, Inc. on July 13, 1998 determined a market value of $160,000,000 for the Westside Pavilion Property.


     The table below summarizes the components of total square feet at the Westside Pavilion as of May 29, 1998.




                                                                    % OF
                                                      GLA       TOTAL GLA(1)
                                                   ---------   -------------
Anchor Stores (Borrower-Owned)
------------------------------
 Nordstrom .....................................    138,128         18.3%
 Pavilions .....................................     43,435          5.8
                                                    -------        -----
  Total Anchor Stores (Borrower-Owned) .........    181,563         24.1%

Anchor Stores (Anchor-Owned)
----------------------------
 Robinson's-May ................................    220,000         29.1%

Mall Stores
-----------
 Phase I (Borrower-Owned) ......................    262,160         34.7%
 Phase II (Non-Borrower-Owned) .................     91,978         12.2
                                                    -------        -----
  Total GLA ....................................    755,701        100.0%
                                                    =======        =====

--------
(1)   Numbers may not total 100% due to rounding.



     Location/Access. The Westside Pavilion Property is located on the westside of the city of Los Angeles, California. The Westside Pavilion Property has access from the Santa Monica Freeway (10) and is located approximately .5 miles east of the San Diego Freeway (405).

     Operating History. The following table shows certain information regarding the operating history of the Westside Pavilion:


                       ADJUSTED NET OPERATING INCOME(1)




                                                                           LTM          UNDERWRITABLE
                                       1996             1997         APRIL 30, 1998          NOI
                                  --------------   --------------   ----------------   --------------
Revenues ......................    $ 23,603,674     $ 23,000,883      $ 23,344,115      $ 20,699,693
Expenses ......................      (9,052,213)      (8,414,772)       (8,300,056)       (7,756,708)
                                   ------------     ------------      ------------      ------------
 Net Operating Income .........    $ 14,551,461     $ 14,586,111      $ 15,044,059      $ 12,942,985
                                   ============     ============      ============      ============

--------
(1) Operating history of the Westside Pavilion includes both Phase I and II components. Underwritable amounts pertain to Phase I only.


     Occupancy History. The occupancy history for the mall store space of the Phase I portion of the Westside Pavilion Property is as follows:




                                 MALL STORES
OCCUPANCY AS OF:                PERCENT LEASED
----------------------------   ---------------
 May 29, 1998 ..............         98.8%
 December 31, 1997 .........         96.3%
 December 31, 1996 .........         91.1%

     Occupancy Costs. The ratio of the average occupancy cost per square foot (i.e., minimum rent, percentage rent, real estate taxes, insurance and common area maintenance charges) to the comparable sales per square foot for mall store tenants was 16.7% in 1997 after adjustments are made to exclude real estate taxes allocable to Phase II.

     Tenant Sales. The Westside Pavilion's Phase I historical mall store sales and anchor store sales are summarized as follows(1):




                                                                     ANNUAL 1996 SALES         ANNUAL 1997 SALES
                                                                 -------------------------   ----------------------
                                                       SQUARE        TOTAL                       TOTAL
                                                      FOOTAGE       (000S)        PER SF        (000S)       PER SF
                                                     ---------   ------------   ----------   ------------   -------
Anchor Store Sales
------------------
 Nordstrom .......................................    138,128      $ 76,857        $556        $ 73,857      $535
 Pavilions .......................................     43,435        14,866         342          15,463       356
 Robinson's-May (Anchor-Owned) ...................    220,000        47,127         214          49,782       226
                                                      -------      --------        ----        --------      ----
  Total Anchor Stores ............................    401,563      $138,850        $346        $139,102      $346

Mall Store Sales
----------------
 Comparables .....................................    186,264      $ 70,092        $376        $ 70,059      $376
 Non-Comparable Stores ...........................     72,783        20,924         N/A          22,297       N/A
 Vacant ..........................................      3,113         N/A           N/A           N/A         N/A
                                                      -------      --------        ----        --------      ----
  Total Mall Stores ..............................    262,160      $ 91,016         N/A        $ 92,356       N/A
    Total Sales--Anchors and Mall Stores .........    663,723      $229,866                    $231,458
                                                      =======      ========                    ========

--------
(1) Data based on the December 31, 1996 and December 31, 1997 sales reports and summarized only for tenants on May 29, 1998 rent roll. Information is based solely upon the figures provided by the Westside Pavilion Borrower from data provided by the tenants.

     Mall Stores. The Westside Pavilion Property tenant base is primarily comprised of national retailers such as The Gap, Gap Kids, Disney, The Limited, Victoria's Secret, Nine West and FootLocker. The retail leases usually provide for minimum rents, percentage rents based on gross sales and the recovery from tenants of a portion of common area expenses, real estate taxes and other property related costs.

     The following table shows certain information regarding the 10 largest mall store tenants by Annualized Base Rent (percentage rent and tenant reimbursement obligations are not included):


TEN LARGEST MALL STORE TENANTS BASED ON ANNUALIZED BASE RENT BY PARENT
                                 COMPANY(1)(3)



                                                                                                   % OF TOTAL     ANNUALIZED
                                                              TENANT       % OF      ANNUALIZED     BASE RENT     BASE RENT
  TENANT OR TENANT PARENT COMPANY          STORE NAME           GLA     TOTAL GLA     BASE RENT    ANNUALIZED       PER SF
----------------------------------- ----------------------- ---------- ----------- -------------- ------------ ---------------
The Limited, Inc. ................. Bath & Body Works         42,021        9.5%    $ 1,366,828        11.3%      $  32.53
                                    Express
                                    Lane Bryant
                                    Limited
                                    Limited Too
                                    Structure
                                    Victoria's Secret
The Gap, Inc. ..................... Banana Republic           25,848        5.8       1,073,227         8.9          41.52
                                    Banana Republic (Men)
                                    Gap Kids
                                    The Gap
Venator Group, Inc ................ Champs                     8,808        2.0         355,474         2.9          40.36
                                    FootLocker
                                    Lady FootLocker
Nine West Group, Inc. ............. Easy Spirit                6,045        1.4         247,761         2.1          40.99
                                    NineWest
Guess ............................. Guess                      5,380        1.2         242,100         2.0          45.00
Rampage ........................... Rampage                    6,422        1.5         224,770         1.9          35.00
Goldwyn Pavilion Cinemas .......... Goldwyn Pavilion           8,321        1.9         208,025         1.7          25.00
                                    Cinemas
Lechters .......................... Lechters                   6,119        1.4         204,655         1.7          33.45
Consolidated Stores, Inc. ......... Kay Bee Toy                3,843        0.9         172,935         1.4          45.00
Waldenbooks ....................... Waldenbooks                6,557        1.5         163,925         1.4          25.00
                                                              ------      -----     -----------       -----       --------
 Total/Weighted Average
  (10 Largest) ....................                          119,364       26.9%    $ 4,259,700        35.3%      $  35.69
Remaining Mall Stores .............                          139,683       31.5       6,943,743        57.5          49.71
Vacant Space ......................                            3,113        0.7               0         0.0           0.00
                                                             -------      -----     -----------       -----       --------
 Total Mall Store .................                          262,160       59.1%    $11,203,443        92.8%     $   43.25(2)
Nordstrom, Inc. ................... Nordstrom                138,128       31.1         221,000         1.8           1.60
Safeway, Inc. ..................... Pavilions                 43,435        9.8         650,004         5.4          14.96
                                                             -------      -----     -----------       -----      -----------
 Total (including
  borrower-owned
  anchors) ........................                          443,723      100.0%    $12,074,447       100.0%     $   27.40(2)
                                                             =======      =====     ===========       =====      ===========
Phase II Mall Store Space .........                           91,978
The May Department Stores
 Company .......................... Robinson's-May           220,000
                                                             -------
 Total (including all anchors
  and Phase II mall stores)                                  755,701
                                                             =======

--------
(1) Based on the May 29, 1998 rent roll and applicable lease modifications. Reflects Phase I only.

(2) Excludes vacant square footage.

(3) Numbers may not total 100% due to rounding.

     Mall Store Lease Expiration. The following table shows scheduled lease expirations of mall store GLA at the Westside Pavilion Property as of May 29, 1998, assuming none of the tenants renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date. See "Anchor Stores" below for anchor lease or REA expirations.


                        LEASE EXPIRATION SCHEDULE(1)(3)




                                                                                                                CUMULATIVE
                                                       CUMULATIVE                    ANNUALIZED    PERCENT OF   PERCENT OF
       YEAR OF          NUMBER    EXPIRING   PERCENT     PERCENT     ANNUALIZED      BASE RENT     ANNUALIZED   ANNUALIZED
     EXPIRATION       OF LEASES      SF       OF SF       OF SF       BASE RENT        PER SF       BASE RENT   BASE RENT
-------------------- ----------- ---------- --------- ------------ -------------- --------------- ------------ -----------
Vacant .............       4        3,113       0.7%        0.7%    $         0      $   0.00           0.0%        0.0%
1998 ...............       1          581       0.1         0.8%         43,575         75.00           0.4         0.4%
1999 ...............       6        4,640       1.0         1.9%        307,824         66.34           2.5         2.9%
2000 ...............      13       18,600       4.2         6.1%        792,418         42.60           6.6         9.5%
2001 ...............      12       63,258      14.3        20.3%      1,685,853         26.65          14.0        23.4%
2002 ...............       9       14,975       3.4        23.7%        645,437         43.10           5.3        28.8%
2003 ...............       9       10,763       2.4        26.1%        518,362         48.16           4.3        33.1%
2004 ...............      11       25,627       5.8        31.9%      1,063,094         41.48           8.8        41.9%
2005 ...............      18       38,847       8.8        40.7%      1,701,477         43.80          14.1        56.0%
2006 ...............      19       47,038      10.6        51.3%      2,166,780         46.06          17.9        73.9%
2007 ...............      12       37,960       8.6        59.8%      1,491,943         39.30          12.4        86.3%
2008 ...............      12       35,082       7.9        67.7%      1,245,128         35.49          10.3        96.6%
Thereafter .........       3      143,239      32.3       100.0%        412,556          2.88           3.4       100.0%
                          --      -------     -----                 -----------      --------         -----
 Total .............     129      443,723     100.0%                $12,074,447     $   27.40(2)      100.0%
                         ===      =======     =====                 ===========     ===========       =====

--------
(1)   Data based on the May 29, 1998 rent roll. Excludes Phase II tenants.

(2)   Excludes vacant square footage.

(3)   Numbers may not total 100% due to rounding.



     Anchor Stores: The following table shows certain information for each of Westside Pavilion's anchor tenants (and each respective corporate parent):




                                           CREDIT RATING OF                                           OPERATING
                                            PARENT COMPANY              ANCHOR-OWNED/      LEASE      COVENANT        REA
ANCHORS                 PARENT COMPANY    (S&P/MOODY'S) (1)     GLA       COLLATERAL    EXPIRATION   EXPIRATION   TERMINATION
--------------------  -----------------  ------------------- --------- --------------- ------------ ------------ ------------
Nordstrom ..........  Nordstrom, Inc.           A-/A2        138,128      Collateral     5/31/35      4/30/05       1/1/61
Pavilions ..........  Safeway, Inc.             A-/A2        43,435       Collateral    12/31/01        N/A          N/A
Robinson's-May .....  The May                   A+/A2        220,000     Anchor-owned      N/A        4/30/05       1/1/61
                      Department
                      Stores
                      Company

--------
(1) Ratings as of August 1, 1998. Unless otherwise stated, the parent company, if different from the anchor store listed, is not a party to or a guarantor of the anchor store's lease.

     Market Overview and Competition. According to the August 20, 1998 Cushman & Wakefield, Inc. market study, Los Angeles County (in which the Westside Pavilion Property is located) contains approximately 9,210,790 residents with an average household income of $69,138.




                                                                    APPROXIMATE
                                                                   DISTANCE FROM
       MALL/RETAIL           YEAR BUILT/                           THE PROPERTY
         PROPERTY             RENOVATED            OWNER              (MILES)       ANCHORS/MALL STORES     SIZE (SF)
-------------------------   -------------   -------------------   --------------   ---------------------   ----------
Subject Property
----------------
 Westside Pavilion ......       1985        The Macerich                 --        Robinsons-May            220,000
                                            Company                                Nordstrom                138,128
                                                                                   Pavilions                 43,435
                                                                                   Mall Stores
                                                                                    Phase I                 262,160
                                                                                    Phase II                 91,978
                                                                                                           --------
                                                                                    Total                   755,701
Competition
--------------------------
 Century City Mall ......    1964/1987      The RREEF Funds              1.5       Macy's                   132,614
                                                                                   Bloomingdale's           222,726
                                                                                   Gelson's Market           37,249
                                                                                   AMC Theatres              49,537
                                                                                   Mall Stores              320,054
                                                                                                           --------
                                                                                    Total                   762,180

 Beverly Center .........       1982        Taubman                       4        Macy's                   148,998
                                                                                   Bloomingdale's           157,190
                                                                                   Cineplex Odeon               N/A
                                                                                   Mall Stores              575,000
                                                                                                           --------
                                                                                    Total                   900,000

 Santa Monica Place .....    1980/1990      The Rouse Company             5        Robinson's-May                NA
                                                                                   Macy's                        NA
                                                                                   Mall Stores              300,000
                                                                                                           --------
                                                                                    Total                   570,000

--------
Source: Cushman & Wakefield, Inc.


     Operating Agreement and Anchor Leases: The First Amendment and Restatement of Construction, Operation and Reciprocal Easement Agreement (the "Westside Pavilion ROA") dated December 1, 1983, as amended, by and among the May Department Stores Company ("May"), Nordstrom, Inc. ("Nordstrom") and the Westside Pavilion Borrower's predecessor in interest contains operating covenants affecting the operation of the anchor stores in the Westside Pavilion Property. Under the Westside Pavilion ROA, May must operate a department store under the name May until April 30, 2005. May is released from its operating covenants upon the earliest to occur of the following: (i) if the Westside Pavilion Borrower fails to comply with its obligations under the Westside Pavilion ROA, (ii) if occupancy of the Westside Pavilion Property remains below 60% for twelve consecutive months after notice or (iii) Nordstrom closes. The Westside Pavilion Borrower is required to continuously operate the Westside Pavilion Property as a shopping center until April 30, 2005. The Westside Pavilion ROA terminates on January 1, 2061.

     Pursuant to the lease between the Westside Pavilion Borrower's predecessor in interest and Nordstrom, dated December 1, 1983 (as amended, the "Nordstrom Lease"), Nordstrom leases its space at the Westside Pavilion Property for a term of approximately 50 years ending on May 31, 2035, subject to 4 10-year renewal options and 1 final option of 9 years. The minimum annual rent under the Nordstrom Lease is $221,000 and in addition, Nordstrom pays percentage rent of 0.5% on sales up to $35,000,000, 0.4% on sales between $35,000,000 and
$40,000,000, 0.3% on sales between $40,000,000 and $45,000,000, 0.2% on sales between $45,000,000 and $60,000,000 and 0.1% on sales between $60,000,000 and
$100,000,000.

Pursuant to Lease Amendment No. 3 dated July 2, 1992, Nordstrom also subleases 22,500 square feet of storage space in Phase II of the Westside Pavilion with an annual rental of $450,000. This storage space is the same space leased to the Westside Pavilion Borrower pursuant to the Westside Pavilion Storage Space Lease described below. The Nordstrom Lease requires Nordstrom to operate until 2005. Nordstrom has the right to terminate the Nordstrom Lease if (i) the Westside Pavilion Borrower defaults under certain obligations under the Nordstrom Lease, (ii) the Westside Pavilion Property is less than 60% occupied for a period of 12 consecutive months, (iii) the Westside Pavilion ROA is terminated or (iv) the May Department Store ceases operation for a period of 18 consecutive months.

     Each of the Westside Pavilion ROA and the Nordstrom Lease imposes certain obligations on the Westside Pavilion Borrower with respect to casualty and condemnation, which may require the Westside Pavilion Borrower to restore the common areas of the Westside Pavilion Property (and which under the terms of the Westside Pavilion Loan would most likely require mortgagee to make the proceeds available for restoration rather than permit mortgagee to cause a prepayment). Such provisions may also permit the anchor store to abate rent or to terminate the related lease or its operating covenant upon certain events of casualty or condemnation.

     Storage Space Lease. A portion of the interest of the Westside Pavilion Borrower in the Westside Pavilion consists of a leasehold interest created under a lease with Macerich Westside Adjacent Limited Partnership (the "Westside Pavilion Storage Space Lease") for 22,500 square feet of storage space presently leased to Nordstrom (the "Nordstrom Storage Space") at Phase II of the Westside Pavilion. The term of the Westside Pavilion Storage Space Lease expires upon the expiration or earlier termination of the Nordstrom Lease, which lease is currently scheduled to expire on May 31, 2035, subject to 4 10-year renewal terms and a 9-year renewal term. The Westside Pavilion Storage Space Lease may be extended in the event that the Nordstrom Lease is extended. Rent is payable under the Westside Pavilion Storage Space Lease at the rate of $1.00 per year. The Westside Pavilion Storage Space Lease was entered into to allow the Westside Pavilion Borrower to receive the rent payable by Nordstrom for such storage space under the Nordstrom Lease. The Westside Pavilion Storage Space Lease is encumbered by the Westside Pavilion Mortgage and contains all typical leasehold mortgagee protective provisions.

     Environmental Report. A Phase I site assessment, dated June 1, 1998, was performed on the Westside Pavilion Property. The Phase I site assessment did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment. See "Risk Factors--Environmental Laws Entail Risks" and "--Environmental Risks Relating to the Mortgaged Properties" herein.

     Engineering Report. A Property Condition Report was completed on the Westside Pavilion Property on June 4, 1998 by a third party due diligence firm. The Property Condition Report concluded that the Westside Pavilion Property was generally in good physical condition and identified approximately $314,000 in deferred maintenance requirements.

     Property Management. The Westside Pavilion Loan is managed by Macerich Property Management Company (the "Westside Pavilion Manager"), which is an affiliate of the Westside Pavilion Borrower, pursuant to a management agreement dated as of July 1, 1998 (the "Westside Pavilion Management Agreement"). The Westside Pavilion Manager receives an annual management fee of 2.5% of all minimum rents and percentage rents and other income derived from the Westside Pavilion Property other than tax reimbursements, common area reimbursements, merchant association dues and promotional fund charges, utility charges payable by tenants, security deposits, parking expense recoveries, reimbursement for landlord's work, insurance and condemnation proceeds other than business interruption insurance, sales proceeds and interest income.

     The Westside Pavilion Management Agreement continues until terminated by either party (a) upon 30 days written notice, (b) upon 15 days notice in the event of a default by either party, (c) upon the bankruptcy of either party or
(d) immediately in the event of a sale of the Westside Pavilion Property. Under the terms of the Westside Pavilion Loan, any termination or replacement of the Westside Pavilion Manager or entering into a new management agreement requires
(i) confirmation from each Rating Agency that such action will not result in a downgrade, qualification or withdrawal of the then current ratings of the Certificates and (ii) the consent of mortgagee if the replacement manager is not a Westside Pavilion Qualifying Manager (as hereinafter defined). Pursuant to a Manager's Consent and Subordination of Management Agreement executed by the Westside Pavilion Manager, the Westside Pavilion Manager has agreed that
(i) the Westside Pavilion Management Agreement is subordinate to the Westside Pavilion Loan and (ii) mortgagee has the right to terminate the Westside Pavilion Manager and replace it with a Westside Pavilion Qualifying Manager (a) on or after any Loan Default, (b) on or after any default by Westside Pavilion Manager under the Westside Pavilion Management Agreement beyond any applicable grace period, (c) if the Westside Pavilion Manager ceases to be a Westside Pavilion Qualifying Manager or (d) for cause, including gross negligence, willful misconduct or fraud. A "Westside Pavilion Qualifying Manager" means (i) an affiliate of the Westside Pavilion Manager or (ii) provided that the Westside Pavilion Borrower shall have obtained prior written confirmation from the Rating Agencies that management of the Westside Pavilion Property by such entity will not cause a downgrade, withdrawal or qualification of the then current rating of the Certificates, another reputable and experienced professional management corporation or business entity which manages at least 5 other regional shopping centers totaling at least 5,000,000 square feet of gross leasable area (including anchor stores) in the United States.

     The Westside Pavilion Manager is owned by The Macerich REIT. The Westside Pavilion Manager has approximately 22,100,000 square feet of retail properties under management.

WESTSIDE PAVILION: THE LOAN

ORIGINAL PRINCIPAL BALANCE: $100,000,000         LOAN TYPE: EMD

CUT-OFF DATE PRINCIPAL BALANCE: $100,000,000     INITIAL INTEREST RATE: 6.44%

ORIGINATION DATE: July 1, 1998                   REVISED INTEREST RATE: Greater of (i) 8.44%
                                                 and (ii) Treasury Rate plus 2%

EFFECTIVE MATURITY DATE: July 1, 2008            AMORTIZATION: 360 months starting August 1, 2001.

MATURITY DATE: July 1, 2031                      MONTHLY PAYMENT: Interest only to July 1, 2001; $628,127.29
                                                 (principal and interest) thereafter.

EMD BALANCE: $91,132,625                         CALL PROTECTION: Lockout to EMD

                   CERTAIN WESTSIDE PAVILION LOAN STATISTICS




                                        LOAN PER        LOAN TO VALUE      ACTUAL     REFINANCING
                                     SQUARE FOOT(1)        RATIO(2)       DSCR(3)       DSCR(4)
                                    ----------------   ---------------   ---------   ------------
Cut-Off Date ....................         $225               62.5%          1.93x         1.40
Effective Maturity Date .........         $205               57.0%          2.12x         1.54

--------
(1) Based on the 443,723 square feet securing the Westside Pavilion Loan and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.

(2) Based on July 13, 1998 Cushman & Wakefield of California, Inc. appraised value of $160,000,000 and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.

(3) Based on (a) Underwritable Cash Flow of $12,632,326 and (b) in the case of the Cut-Off Date Actual DSCR, actual debt service on the Westside Pavilion Loan during the 12 months following the Cut-Off Date, and in the case of Effective Maturity Date Actual DSCR, 12 months of debt service on the Westside Pavilion Loan assuming a balance equal to the Effective Maturity Date Balance and a coupon equal to the Westside Pavilion Loan Initial Interest Rate.

(4) Based on (a) Underwritable Cash Flow of $12,632,326 and (b) in the case of the Cut-Off Date Refinancing DSCR, an annual debt service payment equal to 9.00% of the Cut-Off Date Principal Balance of the Westside Pavilion Loan, and, in the case of the Effective Maturity Date Refinancing DSCR, an annual debt service payment equal to 9.00% of the Effective Maturity Date Balance.


     Security. The Westside Pavilion Loan is a nonrecourse loan, secured by the fee estate of the Westside Pavilion Borrower in the Westside Pavilion Property and a leasehold interest in the Nordstrom Storage Space pursuant to the Westside Pavilion Storage Space Lease and certain related collateral, including an assignment of leases and rents. Mortgagee is the insured under title insurance policies insuring that the Westside Pavilion Mortgage constitutes a valid and enforceable first lien on the Westside Pavilion Property and the Westside Pavilion Storage Space Lease, subject to certain exceptions set forth therein.

     Payment Terms. The Westside Pavilion Loan is an EMD Loan. Its Due Date is the first business day of each month with no grace period (provided that if the Due Date is not a business day, payment may be made on the next business day). Interest on the Westside Pavilion Loan is calculated on an Actual/360 Basis. Payments of interest only are due and payable on each Due Date until July 1, 2001. Commencing on August 1, 2001 until the Effective Maturity Date, constant monthly payments of $628,127.29 are payable on each Due Date. The Default Rate following a Loan Default is 3% over the Applicable Interest Rate, subject to applicable law.

     Prepayment. Voluntary prepayment is prohibited under the Westside Pavilion Loan prior to the Effective Maturity Date. From and after such date, the Westside Pavilion Loan may be voluntarily prepaid on any Due Date, in whole or in part, without payment of a Prepayment Charge, on at least 15 business days prior written notice.

     Principal prepayments on the Westside Pavilion Loan may occur on or after the Effective Maturity Date through application of rents, as described in the definition of "EMD Loan," and must be made, at mortgagee's option, upon acceleration of the Westside Pavilion Loan following a Loan Default. Prepayments following a Loan Default prior to the Effective Maturity Date require payment of a Prepayment Charge equal to the Westside Pavilion Yield Maintenance Premium. The "Westside Pavilion Yield Maintenance Premium" means an amount equal to the aggregate present value of a series of payments each equal to the Westside Prepayment Differential and payable on each monthly Due Date through and including the Due Date occurring on the Effective Maturity Date for the Westside Pavilion Loan discounted at the Westside Reinvestment Yield for the number of months remaining from the prepayment date to each such monthly Due Date through and including the Due Date occurring on the Effective Maturity Date for the Westside Pavilion Loan. The "Westside Prepayment Differential" means an amount equal to (a) the Initial Interest Rate for the Westside Pavilion Loan minus the Westside Reinvestment Yield, (b) divided by 12 and (c) multiplied by the outstanding principal amount due under the Westside Pavilion Loan on such prepayment date. The "Westside Reinvestment Yield" means an amount equal to the yield on U.S. Treasury obligations (primary issue) with a maturity date closest to the Effective Maturity Date of the Westside Pavilion Loan with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the prepayment date and converted to a monthly compounded nominal yield. As described below, prepayments may also be made, without payment of a Prepayment Charge, from insurance or condemnation proceeds.

     Defeasance. Subject to the Defeasance Conditions commencing on the date that is 2 years after the Closing Date, the Westside Pavilion Loan permits the release of the Westside Pavilion Property upon delivery to mortgagee of U.S. Obligations which provide for payments on or prior to, but as close as possible to, each Due Date up to the Effective Maturity Date and in amounts equal to the principal and interest payments due on the Westside Pavilion Loan on such dates, and provide for payment on the Effective Maturity Date of the remaining principal balance of the Westside Pavilion Loan. Upon any such Defeasance, at the option of mortgagee, the Westside Pavilion Borrower's obligations under the Westside Pavilion Loan and the U.S. Obligations securing the Westside Pavilion Loan will be transferred to a Successor Borrower. Following such Defeasance, the U.S. Obligations will be the sole security for the Westside Pavilion Loan.

     Lockbox and Reserves. Pursuant to the Westside Pavilion Loan, the Westside Pavilion Borrower is required to establish a Hard Lockbox, which is a Two-Tier Lockbox, upon the occurrence of any of the following events: (i) a Loan Default which can be cured by the payment of money only, (ii) if Borrower fails to deliver to mortgagee, at least 30 days prior to the Effective Maturity Date, a binding loan commitment from an institutional lender in an amount at least equal to the then outstanding principal amount of the Westside Pavilion Loan, together with evidence that all commitment fees associated therewith have been paid and that there are no conditions to the closing of the refinancing contemplated by such commitment except for customary closing conditions acceptable to mortgagee, (iii) on the Effective Maturity Date or (iv) if at any time the debt service coverage ratio is less than or equal to 1.35x (a "Westside Pavilion Lockbox Event"). Unless and until any such event occurs, no Lockbox is required. In addition, if a Loan Default is cured, the Westside Pavilion Borrower will not be required to continue to maintain a Lockbox, unless any of the foregoing events shall again occur. The Westside Pavilion Borrower has agreed to provide notice to all of the tenants of the Westside Pavilion Property directing them to pay rent to the mortgagee upon receipt of notice from the mortgagee.

     Upon the occurrence of a Westside Pavilion Lockbox Event, the Westside Pavilion Borrower is required to enter into a Lockbox agreement with mortgagee in a form required by mortgagee in mortgagee's sole discretion which shall provide that amounts deposited into the Lockbox shall be collected and deposited daily by the Lockbox Bank into the Lockbox account and transferred in immediately available funds by federal wire transfer once every other business day to a segregated eligible account (the "Westside Pavilion Cash Collateral Account") which shall be under the sole dominion and control of mortgagee. Amounts on deposit in the Westside Pavilion Cash Collateral Account shall be applied by mortgagee in accordance with the Lockbox Waterfall.

     The Westside Pavilion Borrower has established a Capital Reserve Account, which requires a Monthly Reserve Deposit for capital expenditures equal to one-twelfth of $0.15 per rentable square foot of space exclusive of the space occupied by Nordstrom and Pavilions. Upon the occurrence and during the continuance of a Westside Pavilion Lockbox Event, the Westside Pavilion Borrower is required to establish (a) a combined Tax Account and Insurance Account which requires a Monthly Reserve Deposit equal to the Monthly Tax Deposit Amount and the Monthly Insurance Deposit Amount and (b) a Rollover Account, which requires a Monthly Reserve Deposit equal to $13,000. The Nordstrom Lease is not subordinate to the Westside Pavilion Mortgage and the Pavilions food store lease requires it to attorn to a mortgagee that acquires title to the Westside Pavilion Property.

     Transfer of Property and Interest in Borrower; Encumbrance; Other
Debt. The Westside Pavilion Borrower is prohibited from transferring the Westside Pavilion Property without (i) confirmation by each Rating Agency that such transfer will not result in the downgrade, qualification or withdrawal of the then current ratings of the Certificates and (ii) delivery of a new nonconsolidation opinion. The Westside Pavilion Borrower is also prohibited from further encumbering the Westside Pavilion Property.

     The Westside Pavilion Loan prohibits the transfer of any direct or indirect interest in the Westside Pavilion Borrower without the prior written consent of mortgagee provided that mortgagee shall not unreasonably withhold its consent to transfers of direct or indirect beneficial ownership interests in the Westside Pavilion Borrower if (i) after giving effect to the proposed transaction, a Westside Pavilion Permitted Owner (defined below) or an affiliate of the Westside Pavilion Borrower shall, individually or acting in concert, be the managing or co-managing general partner of or control the Westside Pavilion Borrower or shall be the borrower and (ii) the Rating Agencies confirm in writing that such proposed transaction will not cause a downgrade, withdrawal or qualification of the then current rating of the Certificates and (iii) the Westside Pavilion Borrower shall deliver to mortgagee a satisfactory nonconsolidation opinion. However, so long as the Westside GP continues to be wholly owned directly or indirectly by the Macerich REIT or the Macerich Operating Partnership, the sale, exchange, assignment, conveyance, transfer, encumbrance or issuance of, or grant of a security interest in, either (x) publicly registered securities issued by and representing interests with respect to the Macerich REIT or (y) general or limited partnership interests in the Macerich Operating Partnership, shall not require either mortgagee's consent or compliance with the foregoing conditions.


     "Westside Pavilion Permitted Owner" shall mean the Macerich REIT, the Macerich Operating Partnership, any entity which is, directly or indirectly, a wholly owned subsidiary of the Macerich REIT and/or the Macerich Operating Partnership or an entity that is or that owns or controls or is a general partner of any of the following persons or entities: (i) a person or entity which, together with its affiliates, exclusive of the Westside Pavilion Property, has a current net worth of at least $100 million and total assets of at least $200 million, (ii) a pension fund, account or trust or an investment established by such an entity, which has total assets of at least $100 million, exclusive of the Westside Pavilion Property, and which is managed by a person or entity which manages at least $200 million in real estate assets exclusive of the Westside Pavilion Property or (iii) an entity in which any combination of the persons or entities set forth in clauses (i) or (ii) is a general partner or controls at least a 25% interest.

     The Westside Pavilion Borrower is not permitted to incur any additional indebtedness other than (i) unsecured indebtedness for trade payables incurred in the ordinary course of owning and operating the Westside Pavilion Property which is paid within 60 days of the date incurred, (ii) unsecured indebtedness payable or reimbursable to any tenant on account of work performed at the Westside Pavilion Property by such tenant (but in no event shall the Westside Pavilion Borrower be permitted under this provision to enter into a note for such indebtedness) and (iii) indebtedness relating solely to financing of capital improvements, tenant improvements or equipment or leasing costs relating solely to the Westside Pavilion Property which (a) is unsecured, (b) does not exceed $2,000,000 in the aggregate at any time, (c) the proceeds of which are not distributed to the Westside Pavilion Borrower or any of its partners, (d) is evidenced by a note or other written agreement which is otherwise on terms (other than the interest rate and repayment terms) no less favorable to the Westside Pavilion Borrower than the terms of the Westside Pavilion Loan and (e) the terms of which shall require that the principal amount of such indebtedness be repaid from the operating income, in excess of operating expenses and debt service on the Westside Pavilion Loan, prior to any distributions to any partner of the Westside Pavilion Borrower.

     Insurance. The Westside Pavilion Borrower is required to maintain for the Westside Pavilion Property (a) comprehensive all risk insurance with coverage in an amount at all times sufficient to prevent the Westside Pavilion Borrower from becoming a co-insurer, but in any event equal to the greater of the full replacement value of the improvements and the outstanding principal amount of the Westside Pavilion Loan, (b) general liability insurance with coverage of not less than $10,000,000 combined single limit, (c) statutory workers compensation insurance, (d) business interruption insurance to cover the loss of income for at least 180 days after completion of restoration work, (e) comprehensive boiler and machinery insurance in amounts reasonably required by mortgagee, (f) flood insurance, if available, with respect to any portion of the Westside Pavilion Property located within a federally designated "special flood hazard area," in an amount equal to the lesser of the outstanding principal amount of the Westside Pavilion Loan and the maximum limit of coverage available under federal law, (g) earthquake insurance in amounts of not less than the probable maximum loss (which according to a third party seismic study is equal to 15% of the replacement cost of the improvements of Westside Pavilion Property as such replacement cost may be reasonably estimated by mortgagee), and with such deductibles as are commercially reasonable, provided, however, that if the cost of renewal or replacement of such earthquake insurance shall exceed 140% of the initial cost of such earthquake insurance allocated to the Westside Pavilion Property, the Westside Pavilion Borrower shall be required to maintain such earthquake insurance only in such amount as may be purchased for 140% of the initial premium amount and (h) at mortgagee's reasonable request, such other insurance in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders in connection with loans secured by first class regional shopping centers in the general vicinity of the Westside Pavilion Property.

     All insurance policies are required to meet the Insurance Requirements, except that worker's compensation coverage may be maintained with the applicable state worker's compensation fund and the Westside Pavilion Borrower may place the insurance coverage required to meet the Insurance Requirements with insurers having ratings lower than the ratings prescribed in the Insurance Requirements provided that a cut-through endorsement in form and substance approved by mortgagee shall be issued by an insurer with at least an "AA" rating by S&P provided, however, that if, upon the renewal or replacement of any insurance policy or change to a different carrier, the cost of maintaining such insurance with an insurer that is rated "AA" or maintaining a cut-through endorsement to an insurer that is rated "AA" is commercially unreasonable, the Westside Pavilion Borrower agrees to maintain such insurance with insurers that are rated "A" or maintaining a cut-through endorsement to an insurer that is rated "A".

     Condemnation and Casualty. Promptly after the occurrence of any damage or destruction to all or any portion of the Westside Pavilion Property or a condemnation of any portion of the Westside Pavilion Property, the Westside Pavilion Borrower is obligated to commence and diligently prosecute to completion the restoration of the Westside Pavilion Property. If both the net proceeds of the casualty or condemnation and the costs of restoration are less than $5,000,000, the Westside Pavilion Borrower may receive and apply such proceeds; otherwise such proceeds must be paid to mortgagee for dis-bursement as provided below.

     Mortgagee is required to make the net proceeds of a casualty or condemnation available to the Westside Pavilion Borrower for restoration so long as (i) there is no Loan Default, (ii) the estimated cost of the restoration does not exceed the net proceeds available or the Westside Pavilion Borrower shall deposit with or deliver to mortgagee either cash, U.S. Treasury securities or a Letter of Credit, each in the amount of the excess of the estimated cost over the Proceeds available, (iii) upon completion of the restoration, the Westside Pavilion Property shall be of reasonably equivalent value and general utility to the Westside Pavilion Property as it was prior to the damage or destruction, except that in the case of a condemnation, the restoration of the Westside Pavilion Property shall be made to the extent reasonably practicable after taking into account the consequences of the condemnation, (iv) the casualty or condemnation occurs more than 6 months prior to the Effective Maturity Date and (v) the casualty or condemnation is not a Westside Pavilion Total Loss. A "Westside Pavilion Total Loss" means (i) with respect to a casualty or condemnation of the Westside Pavilion Property where the Westside Pavilion Borrower is not required, under the Westside Pavilion Major Leases or the Westside Pavilion ROA, to restore such Premises and (ii) with respect to a condemnation, a permanent condemnation of the entire Westside Pavilion Property or so much of the Westside Pavilion Property such that it would be impracticable, even after restoration, to use the Westside Pavilion Property as an economically viable shopping center.

     The Westside Pavilion ROA and the Nordstrom Lease require the Westside Pavilion Borrower to restore the common areas in the event of casualty or condemnation. In addition, the Nordstrom Lease provides that condemnation proceeds with respect to the Nordstrom store are to be used first to restore the Nordstrom store and the remainder to be divided between Nordstrom and the Westside Pavilion Borrower based upon the fair-market value of their respective interests in the premises.

     If such conditions are not met, subject to the provisions of the Westside Pavilion ROA and the Nordstrom Lease, the net proceeds of a casualty or condemnation may at the option of mortgagee either be (i) applied to prepay the Westside Pavilion Loan without payment of a Prepayment Charge or (ii) disbursed to the Westside Pavilion Borrower for restoration. All disbursements of net proceeds of a casualty or condemnation shall be made in accordance with the Disbursement Procedures.

     Approval Rights. The Westside Pavilion Loan provides mortgagee with the Standard Approval Rights regarding budgets, leases and alterations. The Lease Approval Threshold is 15,000 square feet and the Alteration Escrow Threshold is $5,000,000.

     Financial Reporting. The Westside Pavilion Borrower is required to furnish the Financial Statements to mortgagee, except that annual statements are required to be filed within 120 days after the end of the calendar year and quarterly statements are required within 60 days after the end of each quarter.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                NORTHTOWN MALL

[PICTURE]


[PICTURE]                      [PICTURE]

Pictures depicting exterior and interior views of the Northtown Mall

[PICTURE]
Floor plan of Northtown Mall



[PICTURE]
Map indicating location of Northtown Mall in the Spokane area

NORTHTOWN MALL: THE BORROWER; THE PROPERTY

     The Loan. The NorthTown Mall Loan was originated by Secore and acquired by MSMC on August 4, 1998. The NorthTown Mall Loan had an original principal balance of $84,500,000 and has a Cut-Off Date Principal Balance of approximately $84,426,244 secured by a Mortgage (the "NorthTown Mall Mortgage") encumbering a portion of a regional shopping center known as the NorthTown Mall, located in Spokane, Washington (the "NorthTown Mall Property").


     The Borrower. Price Spokane Limited Partnership (the "NorthTown Mall Borrower") is a Delaware limited partnership whose purpose is limited to owning and operating the NorthTown Mall Property and related activities. The NorthTown Mall Borrower owns no material asset other than the NorthTown Mall Property and related interests. The sole general partner of the NorthTown Mall Borrower is Price NT Corp., a Delaware corporation which holds a 1% general partnership interest in the Borrower and whose purpose is limited to owning the general partnership interest in the NorthTown Mall Borrower and related activities. The limited partner of the Borrower is Price Development Company, Limited Partnership, a Maryland limited partnership (the "Price Operating Partnership") which holds a 99% limited partnership interest, the general partner of which is JP Realty, Inc., a Maryland corporation (the "JP REIT").


     The Property. The NorthTown Mall was originally built in 1955 and was renovated and/or expanded in 1985, and 1992-1993. The NorthTown Mall Property is an enclosed 2--level, 5--anchor, regional mall located in Spokane, Washington. The NorthTown Mall is anchored by Sears, JCPenney, Emporium, Mervyn's and The Bon Marche, which comprise 541,209 square feet of GLA in the aggregate. Together with approximately 411,053 square feet of mall store GLA, the NorthTown Mall Property contains approximately 952,262 total square feet. The NorthTown Mall is situated on approximately 34.43 acres and contains 4,088 parking spaces. The ratio of parking spaces is 4.3 per 1,000 square feet of GLA.


     The table below summarizes the components of total square feet at the NorthTown Mall as of July 31, 1998.




                                                                    % OF
                                                      GLA       TOTAL GLA(1)
                                                   ---------   -------------
Anchor Stores (Borrower-Owned)
------------------------------
 The Bon Marche ................................     89,207          9.4%
 Emporium ......................................     68,742          7.2
 JCPenney ......................................    140,868         14.8
                                                    -------        -----
  Total Anchor Stores (Borrower-Owned) .........    298,817         31.4%

Anchor Stores (Anchor-Owned)
----------------------------
 Sears .........................................    160,480         16.9%
 Mervyn's ......................................     81,912          8.6
                                                    -------        -----
  Total Anchor Stores (Anchor-Owned) ...........    242,392         25.5%
Mall Stores ....................................    411,053         43.2%
                                                    -------        -----
  Total GLA ....................................    952,262        100.0%
                                                    =======        =====

--------
(1)   Numbers may not total 100% due to rounding.



     Location/Access. The NorthTown Mall Property is located in Spokane, Washington at the intersection of U.S. Highway 2/395 and Wellesley Avenue.

     Operating History. The following table shows certain information regarding the operating history of the NorthTown Mall Property:


                         ADJUSTED NET OPERATING INCOME




                                                                          LTM          UNDERWRITABLE
                                       1996             1997         JUNE 30, 1998          NOI
                                  --------------   --------------   ---------------   --------------
Revenues ......................    $ 13,737,676     $ 14,704,975     $ 14,448,323      $ 14,669,744
Expenses ......................      (4,027,799)      (3,988,537)      (3,819,576)       (4,251,008)
                                   ------------     ------------     ------------      ------------
 Net Operating Income .........    $  9,709,877     $ 10,716,438     $ 10,628,747      $ 10,418,736
                                   ============     ============     ============      ============

     Occupancy History. The occupancy history for the mall store space of the NorthTown Mall Property is as follows:




                                 MALL STORES
OCCUPANCY AS OF:                PERCENT LEASED
----------------------------   ---------------
 July, 31 1998 .............         77.2%
 December 31, 1997 .........         72.7%
 December 31, 1996 .........         76.8%

     Occupancy Costs. The ratio of the average occupancy cost per square feet (i.e., minimum rent, percentage rent, real estate taxes, insurance and common area maintenance charges) to the comparable sales per square foot for mall store tenants was 12.5% in 1997.


     Tenant Sales. The NorthTown Mall Property's historical mall store sales and anchor store sales are summarized as follows(1):




                                                                   ANNUAL 1996 SALES(2)         ANNUAL 1997 SALES(3)
                                                                ---------------------------   ------------------------
                                                      SQUARE        TOTAL                         TOTAL
                                                     FOOTAGE        (000S)         PER SF         (000S)       PER SF
                                                    ---------   -------------   -----------   -------------   --------
Anchor Store Sales
------------------
 The Bon Marche .................................     89,207       $ 22,636         $254         $ 21,958       $246
 Emporium .......................................     68,742          6,148           89            6,022         88
 JCPenney .......................................    140,868         24,292          172           23,904        170
                                                     -------       --------         ----         --------       ----
  Total Anchor Stores ...........................    298,817       $ 53,076         $178         $ 51,884       $174

Mall Store Sales
----------------
 Comparable Stores ..............................    288,260       $ 83,260         $289         $ 81,628       $283
 Non-Comparable Stores ..........................     29,003          3,145         N/A             5,962        N/A
 Vacant .........................................     93,790         N/A            N/A            N/A           N/A
                                                     -------       --------         ----         --------       ----
  Total Mall Stores .............................    411,053       $ 86,405         N/A          $ 87,590        N/A
    Total Sales--Anchor and Mall Stores .........    709,870       $139,481                      $139,474
                                                     =======       ========                      ========

--------
(1) Data based on the December 31, 1996 and December 31, 1997 sales reports and summarized only for tenants on July 31, 1998 rent roll. Information is based solely figures provided by the seller of the NorthTown Mall Property from data provided by tenants. Square footage is based on the July 31, 1998 rent roll.

(2) JCPenney 1996 sales are based on the sales reporting periods of September 1, 1995 to August 31, 1996.

(3) JCPenney 1997 sales are based on the sales reporting periods of September 1, 1996 to August 31, 1997.

     Mall Stores. The NorthTown Mall Property tenant base is primarily comprised of national retailers such as FootLocker, The Gap, Disney and Victoria's Secret. The retail leases usually provide for minimum rents, percentage rents based on gross sales and the recovery from tenants of a portion of common area expenses, real estate taxes and other property related costs.

     The following table shows certain information regarding the 10 largest mall store tenants by Annualized Base Rent (percentage rent and tenant reimbursement obligations are not included):


   TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT BY PARENT COMPANY(1)(3)




                                                                              % OF                 % OF TOTAL     ANNUALIZED
                                                                  TENANT     TOTAL    ANNUALIZED   ANNUALIZED     BASE RENT
TENANT OR TENANT PARENT COMPANY                STORE NAME           GLA       GLA      BASE RENT    BASE RENT       PER SF
--------------------------------------- ----------------------- ---------- --------- ------------ ------------ ---------------
The Limited, Inc. ..................... Lane Bryant               43,758       6.2%   $  801,411        8.9%      $  18.31
                                        Lerners New York
                                        Bath & Body Works
                                        Limited Express
                                        Structure
                                        Victoria's Secret
Venator Group, Inc. ................... FootLocker                18,274       2.6       436,172        4.8          23.87
                                        Kids FootLocker
                                        Afterthoughts Boutique
                                        Lady FootLocker
                                        Kinney Shoes
                                        Champs Sports
Bumpers Fun Center .................... Bumpers Fun Center        30,000       4.2       275,000        3.0           9.17
The Gap, Inc. ......................... The Gap                   10,695       1.5       267,375        3.0          25.00
                                        Gap Kids
Maurices/Just Petites ................. Maurices/Just Petites      8,881       1.3       159,858        1.8          18.00
B. Dalton Book Sellers ................ B. Dalton                  4,465       0.6       133,950        1.5          30.00
Pizzeria Uno .......................... Pizzeria Uno               6,152       0.9       132,000        1.5          21.46
Mariposa .............................. Mariposa                   5,155       0.7       105,910        1.2          20.55
Spiegel, Inc. ......................... Eddie Bauer                6,208       0.9       117,952        1.3          19.00
Jay Jacobs ............................ Jay Jacobs                 4,996       0.7       109,912        1.2          22.00
                                                                  ------     -----    ----------      -----       --------
 Total/Weighted Average
  (10 Largest) ........................                          138,584      19.5%   $2,539,540       28.0%      $  18.32
Remaining Mall Stores .................                          178,679      25.2     4,924,123       54.4          27.56
Vacant Space ..........................                           93,790      13.2             0        0.0           0.00
                                                                 -------     -----    ----------      -----       --------
 Total Mall Stores ....................                          411,053      57.9%   $7,463,663       82.4%     $   23.53(2)
Federated Department Stores, Inc. ..... The Bon Marche            89,207      12.6       400,000        4.4           4.48
Emporium .............................. Emporium                  68,742       9.7       516,940        5.7           7.52
J.C. Penney Co., Inc. ................. JCPenney                 140,868      19.8       673,952        7.4           4.78
 Total (including borrower-owned
  anchors) ............................                          709,870     100.0%   $9,054,555      100.0%     $   14.70(2)
                                                                ========     =====    ==========      =====      ===========
Sears Roebuck & Co. ................... Sears                    160,480
Dayton Hudson Corp. ................... Mervyn's                  81,912
                                                                --------
 Total (including all anchors) ........                          952,262
                                                                ========

--------
(1)   Based on July 31, 1998 rent roll.

(2)   Excludes vacant square footage.

(3)   Numbers may not total 100% due to rounding.

     Lease Expirations. The following table shows scheduled lease expirations of mall store GLA at the NorthTown Mall Property as of July 31, 1998, assuming none of the tenants renew their leases, exercise renewal options or terminate their leases prior to the scheduled expiration date. See "Anchor Stores" below for anchor lease or REA expirations.


                        LEASE EXPIRATION SCHEDULE(1)(3)




                                                                                                              CUMULATIVE
                      NUMBER OF                        CUMULATIVE                  ANNUALIZED    PERCENT OF   PERCENT OF
                        LEASES    EXPIRING   PERCENT     PERCENT    ANNUALIZED     BASE RENT     ANNUALIZED   ANNUALIZED
YEAR OF EXPIRATION     EXPIRING      SF       OF SF       OF SF      BASE RENT       PER SF       BASE RENT   BASE RENT
-------------------- ----------- ---------- --------- ------------ ------------ --------------- ------------ -----------
Vacant .............      45       93,970      13.2%       13.2%    $        0     $   0.00           0.0%        0.0%
Month-to-Month             3        4,828       0.7        13.9%       115,662        23.96           1.3         1.3%
1998 ...............       3        3,135       0.4        14.3%        73,284        23.38           0.8         2.1%
1999 ...............       8       10,072       1.4        15.8%       259,200        25.73           2.9         4.9%
2000 ...............       8       12,883       1.8        17.6%       323,058        25.08           3.6         8.5%
2001 ...............      24       33,341       4.7        22.3%       987,515        29.62          10.9        19.4%
2002 ...............      31      111,164      15.7        37.9%     2,211,945        19.90          24.4        43.9%
2003 ...............      13       19,546       2.8        40.7%       459,803        23.52           5.1        48.9%
2004 ...............      14       38,134       5.4        46.0%       840,280        22.03           9.3        58.2%
2005 ...............      11       17,214       2.4        48.5%       514,237        29.87           5.7        63.9%
2006 ...............      10       21,366       3.0        51.5%       575,366        26.93           6.4        70.2%
2007 ...............      12       34,880       4.9        56.4%       829,487        23.78           9.2        79.4%
2008 ...............       3       10,109       1.4        57.8%       229,500        22.70           2.5        81.9%
Thereafter .........       4      299,408      42.2       100.0%     1,635,218         5.46          18.1       100.0%
                          --      -------     -----                 ----------     --------         -----
 Total .............     189      709,870     100.0%                $9,054,555    $   14.70(2)      100.0%
                         ===      =======     =====                 ==========    ===========       =====

--------
(1)   Data based on the July 31, 1998 rent roll.

(2)   Excludes vacant square footage.

(3)   Numbers may not total 100% due to rounding.


     Anchor Stores. The following table shows certain information for each of the NorthTown Mall Property anchors tenants (and each respective corporate parent):




                                               CREDIT RATING OF                                           OPERATING
                                                PARENT COMPANY              ANCHOR-OWNED/      LEASE      COVENANT        REA
ANCHORS                   PARENT COMPANY      (S&P/MOODY'S) (1)     GLA       COLLATERAL    EXPIRATION   EXPIRATION   TERMINATION
-------------------- ----------------------- ------------------- --------- --------------- ------------ ------------ ------------
The Bon Marche ..... Federated Department         BBB-/ --         89,207     Collateral      1/31/14     12/31/06       N/A
                      Stores, Inc.
JCPenney ........... J.C. Penney Co., Inc.          A/A2          140,868     Collateral      8/31/11     12/31/06       N/A
Emporium ........... Emporium                     -- / --          68,742     Collateral     10/31/11     10/31/11       N/A
Sears .............. Sears, Roebuck & Co.          A-/A2          160,480    Anchor-owned    10/03/04      10/4/04     9/27/40
Mervyn's ........... Dayton Hudson Corp.          BBB+/A3          81,912    Anchor-owned    10/16/06     10/18/06     9/27/40

--------
(1) Ratings as of July, 1998. Unless otherwise stated, the parent company, if different from the anchor store listed, is not a party to or a guarantor of the anchor store's lease.


     Market Overview and Competition. According to the August 20, 1998 Cushman & Wakefield, Inc. market study, Spokane (in which the NorthTown Mall Property is located) contains approximately 412,700 residents with a projected average household income of $45,229. Population growth in the primary trade area from 1990 to 1998 increased by 13.9%.

     The following table shows an overview of the competition to the NorthTown Mall Property.




                                                                       APPROXIMATE
                                                                      DISTANCE FROM
          MALL/RETAIL             YEAR BUILT/                         THE PROPERTY
           PROPERTY                RENOVATED           OWNER             (MILES)           ANCHORS        SIZE (SF)
------------------------------   -------------   -----------------   --------------   ----------------   ----------
Subject Property
 NorthTown Mall ..............       1955        JP Realty, Inc.           --         The Bon Marche        89,207
                                  1985/1992-                                          Emporium              68,742
                                     1993                                             JCPenney             140,868
                                                                                      Mervyn's              81,912
                                                                                      Sears                160,480
                                                                                                           -------
                                                                                       Total               541,209
Competition
 Spokane Valley Mall .........       1997        JP Realty, Inc.           11         The Bon Marche       114,399
                                                                                      JCPenney             119,705
                                                                                      Sears                212,157
                                                                                      Theatre               45,000
                                                                                                           -------
                                                                                       Total               491,261

--------
Source: Cushman and Wakefield, Inc.
        Directory of Major Malls
        NRB Shopping Center Directory


     Operating Agreement. The First Amended and Restated Construction, Operation and Reciprocal Easement Agreement by and between the NorthTown Mall Borrower's predecessor in interest, Sabey Corporation (the "NorthTown Developer"); Mervyn's ("Mervyn's") and Sears, Roebuck & Co. ("Sears", and collectively with Mervyn's, the "NorthTown Mall Majors") dated September 27, 1990 (the "NorthTown Mall ROA") contains operating covenants affecting the operation of the anchor stores in the NorthTown Mall Property. The NorthTown Mall Borrower has succeeded to the rights and interests of F&N Acquisition Corp. under the NorthTown Mall ROA. Under the NorthTown Mall ROA, Sears is required to operate a department store under the name Sears for 15 consecutive years. Mervyn's is obligated to remain open for 15 consecutive years beginning October 18, 1991. Sears and Mervyn's shall each be released from its operation covenant (a) if NorthTown Mall Borrower fails to cure a default in the performance of any of its duties after 60 days' notice to cure from the NorthTown Mall Major to be released, (b) the NorthTown Developer fails to have occupied at least 65% of the initial planned floor area of Developer Mall Stores after 12 months' notice to cure from the NorthTown Mall Major to be released or (c) after December 1, 1991 if at least 2 other department stores shall have ceased operating in the NorthTown Mall Property after 6 months' notice to cure given NorthTown Mall Borrower.

     The NorthTown Mall Borrower is required to (a) make the Developer Mall Stores available for use as a complex of retail merchandise and retail service establishments within the Shopping Center; (b) use all commercially reasonable efforts to: (i) have the floor area of the Developer Mall Stores occupied and open for business in its entirety; and (ii) have a balanced and diversified mixture of retail merchandise and retail service occupants; (c) maintain a quality of management and operation not less than that generally adhered to in other first-class enclosed malls in the State of Washington; (d) operate the NorthTown Mall property under the name "NorthTown Mall"; and (e) maintain the minimum floor area required by the NorthTown Mall ROA.

     Anchor Leases. In addition to Sears and Mervyn's, the NorthTown Mall Property contains 3 additional anchor stores: JCPenney, The Bon Marche and Emporium. Pursuant to the lease between the NorthTown Mall Borrower and Emporium, which terminates in October, 2011, (subject to 4, 5-year renewal options), Emporium is required to continuously operate. If less than 3 of the anchor stores are operating or (b) more than 40% of the floor area, excluding anchors, is not actively being used during normal business hours, the Emporium has the right to give landlord conditional notice of termination and if the condition is not cured within 1 year, the Emporium can terminate its lease. In addition, the Emporium can terminate if the NorthTown Mall ROA is terminated.

     Pursuant to the lease between the NorthTown Mall Borrower and J.C. Penney Co., Inc., which lease terminates in August, 2011, subject to 6, 5-year renewal options, J.C. Penney Co., Inc. is required to operate under the name Penney or JCPenney through 2006. If Sears shall cease to operate or if less than 60% of the floor area of the mall is open for 12 months, J.C. Penney Co., Inc. can terminate its operating covenants.

     Pursuant to the lease between the NorthTown Mall Borrower and The Bon, Inc., which lease terminates in January, 2014, (subject to 2, 10-year renewal options), The Bon is required to operate under the name The Bon or The Bon Marche through 2006. The Bon may terminate its operating covenant upon 60 days' prior notice to the NorthTown Mall Borrower in the event that there are at any time (i) less than 2 department stores operating at the NorthTown Mall Property for a period exceeding 12 consecutive months after notice to cure or (ii) less than 65% of the mall store space is leased to tenants who are open and operating for a period exceeding 12 months after notice to cure from tenant. The NorthTown Mall Borrower shall be deemed to have cured the above-described conditions if the NorthTown Mall Borrower shall have entered into bona fide leases requiring the tenants thereunder to open and occupy floor area of mall store spaces sufficient to increase the occupancy of the mall store space within said 12 month period to more than 65%.


     Each of the NorthTown Mall ROA and the leases with JCPenney, Bon Marche and Emporium impose certain obligations on the NorthTown Mall Borrower with respect to casualty and condemnation, which may require the NorthTown Mall Borrower to restore the NorthTown Mall Property (and which under the terms of the NorthTown Mall Loan documents will override provisions that would otherwise permit mortgagee to apply proceeds in reduction of the NorthTown Mall Loan rather than toward a restoration). Such documents may also permit the anchor store to abate rent or to terminate the related lease or its operating covenant upon certain events of casualty or condemnation.


     Environmental Report. A Phase I site assessment, dated May 24 and 28, 1998, was performed on the NorthTown Mall Property. The Phase I site assessment did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the NorthTown Mall Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment. See "Risk Factors--Environmental Laws Entail Risks" and "--Environmental Risks Relating to the Mortgaged Properties" herein.


     Engineering Report. A Property Condition Report was completed on the NorthTown Mall Property on June 2, 1998, by a third party due diligence firm. The Property Condition Report concluded that the NorthTown Mall Property was generally in good physical condition and identified approximately $132,300 in deferred maintenance requirements.


     Property Management. The NorthTown Mall Property is managed by Price Development Company, Limited Partnership (the "NorthTown Mall Manager"), which is the limited partner of the NorthTown Mall Borrower, pursuant to a management agreement dated August 4, 1998 (the "NorthTown Mall Management Agreement"). The NorthTown Mall Manager receives a monthly management fee in an amount equal to 2.5% of the monthly gross operating revenue.


     The NorthTown Mall Management Agreement is for a term ending September 1, 2008 and in the event that the NorthTown Mall Loan is extended beyond its Effective Maturity Date of September 1, 2008, the NorthTown Mall Management Agreement will automatically be extended to be coterminous with the NorthTown Mall Loan. The NorthTown Mall Manager and the NorthTown Mall Borrower may terminate the NorthTown Mall Management Agreement at any time upon 30 days notice to the other. Under the terms of the NorthTown Mall Loan, any termination or replacement of the NorthTown Mall Manager or entering into a new management agreement requires the consent of mortgagee. Pursuant to a management subordination agreement executed by the NorthTown Mall Manager, the NorthTown Mall Manager has agreed (i) that the NorthTown Mall Management Agreement is subordinate to the NorthTown Mall Loan and (ii) that the mortgagee has the right to terminate the NorthTown Mall Manager and replace it with a manager selected by the NorthTown Mall Borrower and approved by mortgagee (a) on or after any Loan Default (and, with respect to a non-monetary Loan Default, if such non-monetary Loan Default continues for 5 days after notice), (b) at any time that the NorthTown Mall Manager has engaged in gross negligence, fraud or willful misconduct, (c) if the debt service coverage ratio of the NorthTown Mall Loan falls below 1.15x on a quarterly basis for the trailing 4 quarters or
(d) from and after the Effective Maturity Date, provided that in case of (c) above, the NorthTown Mall Borrower has the right to retain the NorthTown Mall Manager if, prior to the replacement of the NorthTown Mall Manager, the NorthTown Mall Borrower provides a Letter of Credit for a portion of the NorthTown Mall Loan such that the Debt Service Coverage Ratio of 1.15x can be maintained on the NorthTown Mall Loan net of such additional collateral. Such additional collateral shall be released to the NorthTown Mall Borrower when the Debt Service Coverage Ratio equals or exceeds 1.15x for 6 consecutive months provided no Loan Default has occurred and is continuing.


     The NorthTown Mall Manager is the limited partner of the NorthTown Mall Borrower and is owned by the JP REIT. The NorthTown Mall Manager currently manages approximately 12,827,075 square feet of commercial space.

NORTHTOWN MALL: THE LOAN

ORIGINAL PRINCIPAL BALANCE: $84,500,000           LOAN TYPE: EMD

CUT-OFF DATE PRINCIPAL BALANCE: Approximately     INITIAL INTEREST RATE: 6.68%
$ 84,426,244

ORIGINATION DATE: August 4, 1998                  REVISED INTEREST RATE: Greater of (i) 8.68% and (ii)
                                                  Treasury Rate plus 2%

EFFECTIVE MATURITY DATE: September 1, 2008        AMORTIZATION: 360 months

MATURITY DATE: September 1, 2028                  MONTHLY PAYMENT: $544,139.35 (principal and interest)

EMD BALANCE: $73,062,731                          CALL PROTECTION: Lockout to EMD

                   CERTAIN NORTHTOWN MALL LOAN STATISTICS(1)



                                        LOAN PER        LOAN TO VALUE      ACTUAL     REFINANCING
                                     SQUARE FOOT(2)        RATIO(3)       DSCR(4)       DSCR(5)
                                    ----------------   ---------------   ---------   ------------
Cut-Off Date ....................         $106               58.5%          1.73x         1.49x
Effective Maturity Date .........         $ 90               49.7%          2.04x         1.75x

--------
(1) The Loan Balance used in computing these statistics have been reduced by the Northtown Mall Letter of Credit (described below under "Security").

(2) Based on the 709,870 square feet securing the NorthTown Mall Loan and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.

(3) Based on the recent purchase price of $128,000,000 and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.

(4) Based on (a) Underwritable Cash Flow of $10,028,711 and (b) in the case of the Cut-Off Date Actual DSCR, actual debt service on the NorthTown Mall Loan during the 12 months following the Cut-Off Date, and in the case of Effective Maturity Date Actual DSCR, 12 months of debt service on the NorthTown Mall Loan assuming a balance equal to the Effective Maturity Date Balance and a coupon equal to the NorthTown Mall Loan Initial Interest Rate.

(5) Based on (a) Underwritable Cash Flow of $10,028,711 and (b) in the case of the Cut-Off Date Refinancing DSCR, an annual debt service payment equal to 9.00% of the Cut-Off Date Principal Balance of the NorthTown Mall Loan, and, in the case of the Effective Maturity Date Refinancing DSCR, an annual debt service payment equal to 9.00% of the Effective Maturity Date Balance.


     Security. The NorthTown Mall Loan is a nonrecourse loan, secured by the fee estate of the NorthTown Mall Borrower in the NorthTown Mall Property and certain related collateral, including an assignment of leases and rents. Mortgagee is the insured under title insurance policies insuring that the NorthTown Mall Mortgage constitutes a valid and enforceable first lien on the NorthTown Mall Property, subject to certain exceptions set forth therein.

     As additional collateral for the payment of the NorthTown Mall Loan, the NorthTown Mall Borrower has delivered to mortgagee a Letter of Credit. in the amount of $9,500,000 (the "NorthTown Mall Letter of Credit"). The NorthTown Mall Letter of Credit shall be released by mortgagee to the NorthTown Mall Borrower upon the NorthTown Mall Borrower's satisfaction of the following conditions (the "NorthTown Mall Release Conditions"), provided the same shall have occurred on or before 30 days prior to the date that is 2 years from the Closing Date (the "Additional Collateral Release Date"): (a) the NorthTown Mall Borrower shall have completed construction of an addition to the improvements on the NorthTown Mall Property containing at least 93,000 rentable square feet of space (the "NorthTown Mall Additional Building") and shall have delivered to mortgagee a certified copy of a duly issued certificate of occupancy for the NorthTown Mall Additional Building, (b) NorthTown Mall Borrower shall have executed leases for space in the NorthTown Mall Additional Building (the "NorthTown Mall Additional Leases") with each of the tenants known by the trade names of Act III Theaters, Barnes & Noble and Old Navy or with other tenants having an equal or higher credit rating from the Rating Agencies as the foregoing named tenants and reasonably approved by mortgagee for terms of not less than 10 years each, having a total aggregate net annual rent of not less than $1,475,000, and otherwise on commercially reasonable terms and conditions as may be approved by mortgagee in its sole discretion, (c) each such tenant shall have accepted possession of its space in the NorthTown Mall Additional Building, shall have begun paying rent to the NorthTown Mall Borrower under its NorthTown Mall Additional Lease and shall have opened for business to the public, (d) each such tenant shall have executed and delivered to mortgagee an estoppel certificate reasonably acceptable to mortgagee, (e) no Loan Default shall have occurred and be continuing and (f) the obligations and all amounts due under the contract of sale pursuant to which the NorthTown Mall Borrower acquired the NorthTown Mall Property shall have been met and paid to the extent due. In the event that the NorthTown Mall Borrower shall have failed to satisfy the NorthTown Mall Release Conditions on or prior to the Additional Collateral Release Date, NorthTown Mall Borrower shall, on the second anniversary of the Closing Date, partially defease the principal amount of $9,500,000 of the NorthTown Mall Loan. Upon such defeasance of the NorthTown Mall Loan, the NorthTown Mall Letter of Credit shall be released to the NorthTown Mall Borrower. A default by the NorthTown Mall Borrower in so defeasing the NorthTown Mall Loan shall be a Loan Default and mortgagee shall have the right, in addition to any other rights mortgagee may have and without accelerating the NorthTown Mall Loan, to draw upon the NorthTown Mall Letter of Credit and to apply the NorthTown Mall Letter of Credit to the prepayment of the NorthTown Mall Loan and the Prepayment Charge payable in connection with such prepayment.


     Payment Terms. The NorthTown Mall Loan is an EMD Loan. Interest on the NorthTown Mall Loan is calculated on an Actual/360 Basis. Its Due Date is the first business day of each month with no grace period (provided that if the Due Date is not a business day, payment may be made on the next business day). The Late Payment Fee on any principal or interest payment not paid on its due date is 3% of such unpaid sum and the Default Rate following a Loan Default is 5% above the then applicable interest rate, in each case subject to applicable law. Interest at the Default Rate begins to accrue 5 days after the related Due Date.

     Prepayment. Voluntary prepayment is prohibited under the NorthTown Mall Loan prior to the Effective Maturity Date. From and after such date, the NorthTown Mall Loan may be voluntarily prepaid on any Due Date, in whole or in part, without payment of a Prepayment Charge.

     Principal prepayments on the NorthTown Mall Loan may occur from and after the Effective Maturity Date through application of rents, as described in the definition of "EMD Loan," and must be made, at mortgagee's option, upon acceleration of the NorthTown Mall Loan following a Loan Default. Prepayments following a Loan Default require payment of a Prepayment Charge equal to the greater of (a) 1% of the portion of the principal amount being repaid or (b) the Yield Maintenance Premium. As described below, prepayments may also be made, without payment of a Prepayment Charge, from insurance or condemnation proceeds.

     Defeasance. Subject to the Defeasance Conditions, commencing on the date that is 2 years after the Closing Date, the NorthTown Mall Loan permits the release of the NorthTown Mall Property upon delivery to mortgagee of U.S. Obligations which provide for payments on or prior to, but as close as possible to, each Due Date up to the Effective Maturity Date and in amounts equal to the principal and interest payments due on the NorthTown Mall Loan on such dates, and provide for payment on the Effective Maturity Date of the remaining principal balance of the NorthTown Mall Loan. Upon any such Defeasance, at the option of the mortgagee, the NorthTown Mall Borrower's obligations under the NorthTown Mall Loan and the U.S. Obligations securing the NorthTown Mall Loan will be transferred to a Successor Borrower. Following such Defeasance, the U.S. Obligations will be the sole security for the NorthTown Mall Loan.

     Lockbox and Reserves. Pursuant to the NorthTown Mall Loan, the NorthTown Mall Borrower has established a Soft Lockbox, which is a Two-Tier Lockbox. The Lockbox Bank for the First Tier Lockbox is Washington Trust and the Lockbox Bank for the Second Tier Lockbox is BankOne Arizona, N.A. Amounts in the Lockbox are required to be applied in accordance with the Lockbox Waterfall, except that after the Effective Maturity Date prior to the application on account of item (vi) of the Lockbox Waterfall, amounts in the Lockbox are required to be used to fund the payment of interest accruing at the Default Rate and Late Payment Fees, if any.

     The NorthTown Mall Borrower has established (a) a Debt Service Account, which requires a Monthly Reserve Deposit equal to the Monthly Payment, (b) a Tax Account, which had an Initial Reserve Deposit of $620,526.78, and requires a Monthly Reserve Deposit equal to the Monthly Tax Deposit Amount, (c) a Required Repair Account, which had an Initial Reserve Deposit of $170,375, (d) a Capital Reserve Account, which requires a Monthly Reserve Deposit equal to $8,873 and (e) a Rollover Account, which requires a Monthly Reserve Deposit equal to $20,833.33.

     Pursuant to the NorthTown Mall Loan, the NorthTown Mall Borrower is required to convert the Soft Lockbox to a Hard Lockbox, which would continue to be a Two-Tier Lockbox, upon the following events: (i) following the occurrence of a Loan Default, (ii) within 30 days of the Effective Maturity Date or (iii) if the Debt Service Coverage Ratio for the NorthTown Mall Property is less than 1.10x. Unless and until any such event occurs, a Hard Lockbox is not required. Amounts in the Hard Lockbox are required to be applied in the same manner as described in the second preceding paragraph in connection with the Soft Lockbox.

     Expansion. The NorthTown Mall Borrower has the right to expand the improvements on the NorthTown Mall Property (a "NorthTown Mall Expansion"), upon compliance with several conditions including the following: (a) no Loan Default shall have occurred and be continuing, (b) mortgagee shall have received (i) confirmation in writing from the Rating Agencies to the effect that the NorthTown Mall Expansion will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to the NorthTown Mall Expansion, (ii) an appraisal of the NorthTown Mall Property indicating an appraised value of the NorthTown Mall Property after the NorthTown Mall Expansion equal to or greater than the value of the NorthTown Mall Property prior to the NorthTown Mall Expansion, (iii) evidence that the NorthTown Mall Expansion and the remainder of the NorthTown Mall Property following the NorthTown Mall Expansion will comply with all zoning and land use laws and requirements, and (iv) executed leases for not less than 50% of the retail space to be constructed as part of the NorthTown Mall Expansion, (c) the NorthTown Mall Borrower shall have obtained all approvals required under any leases and operating agreements and shall obtain any air rights from Sears Roebuck & Co. necessary for same, if any, and (d) the NorthTown Mall Borrower shall pay all actual third party costs, taxes and expenses associated with the NorthTown Mall Expansion, including mortgagee's reasonable attorneys' fees.

     Release of a Portion of the Property. In the event the NorthTown Mall Borrower desires to sell a portion of the NorthTown Mall Property (a "NorthTown Mall Release Parcel") to the then owner of the parcel of land surrounded by the NorthTown Mall Property owned by Mervyn's (the "Mervyn's Parcel") in connection with the expansion of the store located on the Mervyn's Parcel, mortgagee shall consent to such transfer and release the lien of the mortgage from the NorthTown Mall Release Parcel, provided, among other requirements: (a) that no Loan Default shall have occurred and be continuing, (b) the NorthTown Mall Release Parcel shall contain no more than 75,000 square feet of gross floor area of the Improvements on the NorthTown Mall Property located immediately adjacent to the Mervyn's Parcel and/or such additional unimproved land as may be reasonably required by the NorthTown Mall Borrower in connection with the expansion of the improvements on the Mervyn's Parcel and (c) mortgagee shall have received (i) confirmation in writing from the Rating Agencies to the effect that such release will not result in a withdrawal, qualification or downgrade of the respective ratings for the Certificates in effect immediately prior to such release, (ii) a certificate from the NorthTown Mall Borrower indicating that the debt service coverage ratio with respect to the remaining NorthTown Mall Property will not be less than the debt service coverage ratio of the NorthTown Mall Property prior to the release, (iii) an appraisal of the NorthTown Mall Property indicating an appraised value of the NorthTown Mall Property after the release equal to or greater than the value of the NorthTown Mall Property prior to the release and (iv) a redated endorsement to its title insurance policy indicating that the NorthTown Mall Release Parcel has been legally subdivided from the remainder of the NorthTown Mall Property.

     Acquisition of Additional Property. Mortgagee agrees that the NorthTown Mall Borrower may acquire additional land and the improvements thereon, if any, ("Additional NorthTown Mall Property"), upon compliance with several conditions including the following: (a) no Loan Default shall have occurred and be continuing, (b) mortgagee shall have received (i) a Phase I environmental site assessment of the Additional NorthTown Mall Property indicating that the Additional NorthTown Mall Property is in compliance with all environmental laws and that there are no environmental hazards associated with the Additional NorthTown Mall Property, (ii) an engineering report indicating that the property is in compliance with all requirements of laws and that the condition of the Additional NorthTown Mall Property is equal to or better than the condition of the NorthTown Mall Property, (iii) confirmation in writing from the Rating Agencies to the effect that the acquisition of the Additional NorthTown Mall Property will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such acquisition, (iv) a title insurance commitment with respect to the Additional NorthTown Mall Property, a copy of all easement agreements, leases and estoppel certificates relating thereto and other documents creating liens and encumbrances affecting the Additional NorthTown Mall Property and a survey of the NorthTown Mall Property and the Additional NorthTown Mall Property, (v) certificates of insurance evidencing that the NorthTown Mall Borrower has obtained insurance for the Additional NorthTown Mall Property that complies with the Insurance Requirements and (vi) financial statements and other financial information relating to the Additional Northtown Mall Property requested by the Rating Agencies or reasonably requested by mortgagee. The NorthTown Mall Mortgage and the other NorthTown Mall Loan Documents shall be modified to spread the lien of the NorthTown Mall Mortgage to encumber the Additional NorthTown Mall Property. The NorthTown Mall Borrower shall have obtained all approvals required under any leases and the NorthTown Mall ROA.

     Transfer of Property and Interest in Borrower; Encumbrance; Other
Debt. The NorthTown Mall Borrower is prohibited from transferring the NorthTown Mall Property without the consent of mortgagee, other than pursuant to a NorthTown Mall Permitted Transfer (as defined below). The NorthTown Mall Borrower is also prohibited from further encumbering the NorthTown Mall Property, except for easements entered into in the ordinary course of business and easements entered into in connection with the development of the Mervyn's Parcel and which do not materially and adversely affect the value of the NorthTown Mall Property.

     A "NorthTown Mall Permitted Transfer" means a transfer to a NorthTown Mall Permitted Transferee (defined below) or a NorthTown Mall Affiliated Transferee (defined below), each of which transfers satisfies several conditions including the following:

     (a)  No Loan Default has occurred and remains uncured;

     (b) If the transferee is not a NorthTown Mall Affiliated Transferee, mortgagee shall have received evidence reasonably satisfactory to mortgagee that such transferee is creditworthy, with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by mortgagee.

     (c) Mortgagee shall have received evidence in writing from the Rating Agencies to the effect that such transfer will not result in a downgrade, qualification or withdrawal of the then current ratings of the Certificates;

     (d) Mortgagee shall have received such opinions of counsel as may be reasonably requested by mortgagee (including nonconsolidation opinions) or as may be requested by any Rating Agency in connection with such sale or transfer; and

     (e) If the transferee is not a NorthTown Mall Affiliated Transferee, mortgagee shall have received payment of an assumption fee equal to one quarter of one percent (0.25%) of the original principal amount of the NorthTown Mall Loan.

     A "NorthTown Mall Permitted Transferee" means a corporation, partnership or limited liability company (i) acceptable to mortgagee in its reasonable commercial discretion, (ii) that qualifies as a single purpose entity under criteria established by the Rating Agencies and (iii) whose counsel has delivered to mortgagee a nonconsolidation opinion acceptable to the Rating Agencies. A "NorthTown Mall Affiliated Transferee" means any entity in which the JP REIT directly or indirectly owns not less than a fifty one percent (51%) voting and beneficial interest.

     The NorthTown Mall Loan prohibits the transfer of any direct or indirect interest in the NorthTown Mall Borrower without the prior written consent of mortgagee. However, mortgagee's consent is not required with respect to transfers of direct or indirect beneficial interests in the NorthTown Mall Borrower if (a) no Loan Default then exists, (b) mortgagee has received evidence in writing from the Rating Agencies to the effect that such transfer will not result in a downgrade, qualification or withdrawal of the then current ratings of the Certificates and (c) in connection with any transfer or series of transfers in any twelve month period of more than a 10% direct or indirect interest in the NorthTown Mall Borrower in the aggregate, mortgagee shall have received such opinions of counsel as may be reasonably requested by Mortgagee (including nonconsolidation opinions) or as may be requested by any Rating Agency in connection with such sale or transfer. Notwithstanding the foregoing, transfers of direct or indirect interests in the NorthTown Mall Borrower shall be permitted without compliance with clause (b) above provided that following any such transfer the JP REIT directly or indirectly owns not less than a fifty one percent (51%) voting and beneficial interest in the NorthTown Mall Borrower and Price NT Corp.

     The NorthTown Mall Borrower is not permitted to incur any additional indebtedness other than unsecured indebtedness for trade payables incurred in the ordinary course of owning and operating the NorthTown Mall Property which does not exceed, at any time, $800,000 and is paid within 90 days of the date incurred.

     Notwithstanding the prohibitions on transfers and additional indebtedness set forth above, the shareholders, partners or members of NorthTown Mall Borrower shall be permitted to pledge their interests in the NorthTown Mall Borrower as security for a mezzanine loan to such shareholders, partners or members without the consent of mortgagee, provided that (a) no Loan Default then exists, (b) mortgagee shall have received such opinions of counsel as may be reasonably requested by Mortgagee (including nonconsolidation opinions) or as may be requested by any Rating Agency in connection with the mezzanine loan and (c) mortgagee shall have received evidence in writing from the Rating Agencies to the effect that the terms and conditions of such mezzanine loan and pledge and all documentation in connection therewith, including, without limitation, the identity of the mortgagee under the mezzanine loan, the transferability of the mezzanine loan by the holders thereof, the remedies available to the mortgagee under the mezzanine loan, and the conditions to the enforcement of any such remedies, will not result in a qualification, reduction or withdrawal of any rating initially or then currently assigned or to be assigned to the Certificates.

     Insurance. The NorthTown Mall Borrower is required to maintain for the NorthTown Mall Property (a) comprehensive all risk insurance with coverage in an amount at all times sufficient to prevent the NorthTown Mall Borrower from becoming a co-insurer, but in any event equal to the greater of the full replacement value of the improvements and the outstanding principal amount of the NorthTown Mall Loan, (b) general liability insurance with coverage, together with umbrella coverage, of $21,000,000 combined single limit, (c) statutory workers compensation insurance, (d) business interruption insurance to cover the loss of at least 12 months income, (e) during any period of construction or repair, builder's all risk insurance in an amount not less than full replacement value and (f) at the mortgagee's reasonable request, such other insurance in such amounts as are generally required by institutional mortgagees for comparable properties.

     All insurance policies are required to meet the Insurance Requirements.

     Condemnation and Casualty. Promptly after the occurrence of any damage or destruction to all or any portion of the NorthTown Mall Property or a condemnation of all or any portion of the NorthTown Mall Property, the NorthTown Mall Borrower is obligated to commence and diligently prosecute to completion the restoration of the NorthTown Mall Property. If both the net proceeds of the casualty or condemnation and the costs of restoration are less than $3,500,000 and there is no Loan Default, the NorthTown Mall Borrower may receive and apply such proceeds; otherwise such proceeds must be paid to mortgagee for disbursement as provided below.

     Mortgagee is required to make the net proceeds of a casualty or condemnation available to the NorthTown Mall Borrower for restoration so long as (i) there is no Loan Default, (ii) in the case of casualty, less than 50% of the total floor area of the improvements is damaged or destroyed, and in the case of condemnation, less than 30% of the land constituting the NorthTown Mall Property is taken, and such land is located along the perimeter or periphery of the NorthTown Mall Property, (iii) leases demising more than 65% of rentable space remain in full force and effect during and after restoration without abatement of rent and (iv) mortgagee shall be satisfied that the work of restoration can be completed before the earliest of (a) the date which is two months before the Effective Maturity Date, (b) the date on which the business interruption insurance expires or (c) the time required under any lease demising 20,000 square feet or more (each, a "NorthTown Mall Major Lease"), the NorthTown Mall ROA or applicable zoning law, provided that so long as there is no Loan Default outstanding, Mortgagee shall make net proceeds available for the restoration to the extent required by the NorthTown Mall Borrower to comply with its obligations to restore under any NorthTown Mall Major Lease. If such conditions are not met, the net proceeds of a casualty or condemnation may at the option of the mortgagee either (i) be applied to prepay the NorthTown Mall Loan without payment of a Prepayment Charge or (ii) be disbursed to the NorthTown Mall Borrower for restoration. All disbursements of net proceeds of a casualty or condemnation shall be made in accordance with the Disbursement Procedures.

     Approval Rights. The NorthTown Mall Loan provides mortgagee with the Standard Approval Rights regarding budgets, leases and alterations. The Lease Approval Threshold is 20,000 square feet and the Alteration Escrow Threshold is $3,500,000.

     Financial Reporting. The NorthTown Mall Borrower is required to furnish the Financial Statements to the mortgagee, except that quarterly Financial Statements are required to be submitted within 60 days after the end of each fiscal quarter (which quarterly Financial Statements are required to include sales figures for tenants of the NorthTown Mall Property), and annual Financial Statements are required within 115 days after the end of the fiscal year.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                             EDENS & AVANT POOL II

                                   [PICTURE]
                        LANDING STATION, Lake Wylie, SC

             [PICTURE]                            [PICTURE]
      KENILWORTH COMMONS, Charlotte, NC      MOUNTAIN ISLAND, Charlotte, NC

Pictures depicting exterior views of above properties

[PICTURE]

Map indicating location of properties in Edens & Avant Pool II

EDENS & AVANT POOL II: THE BORROWER; THE PROPERTIES

     The Loan. The Edens & Avant Pool II Loan was originated by Secore and acquired by MSMC on September 18, 1998. The Edens & Avant Pool II Loan had an original principal balance and has a Cut-Off Date Principal Balance of $70,000,000. It is secured by certain Mortgages (collectively, the "Edens & Avant Pool II Mortgage") encumbering 21 community and neighborhood shopping centers in Alabama, Georgia, Florida, Mississippi, North Carolina, South Carolina and Virginia (each, an "Edens & Avant Pool II Property" and, collectively, the "Edens & Avant Pool II Properties").


     The Borrower. E&A Southeast Limited Partnership (the "Edens & Avant Pool II Borrower") is a Delaware limited partnership whose purpose is limited to owning and operating the Edens & Avant Pool II Property and related activities. The Edens & Avant Pool II Borrower owns no material asset other than the Edens & Avant Pool II Property and related interests. The Edens & Avant Pool II Borrower's sole general partner is E&A Southeast LLC (the "Edens & Avant Pool II General Partner"), a Delaware limited liability company, and the Edens & Avant Pool II Borrower's sole limited partner is Edens & Avant Properties Limited Partnership, a Delaware limited partnership. The Edens & Avant Pool II General Partner's sole managing member is Edens & Avant Southeast, Inc. (the "Edens & Avant Pool II Managing Member"), a Delaware corporation, and the Edens & Avant Pool II General Partner's sole other member is Edens & Avant Properties Limited Partnership. The sole shareholder of the Edens & Avant Pool II Managing Member is Edens & Avant Properties Limited Partnership. Edens & Avant Properties Limited Partnership is indirectly owned approximately 90% by the State of Michigan Retirement System and approximately 10% by a group consisting of Joseph Edens and other principals and employees of affiliates of the Edens & Avant Pool II Borrower.


     The Properties. The Edens & Avant Pool II Properties securing the Edens & Avant Pool II Loan are the Edens & Avant Pool II Borrower's fee interests in 18 community and neighborhood retail shopping centers located in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, and Virginia and leasehold interests in 3 community and neighborhood retail shopping centers located in Alabama and Mississippi. The Edens and Avant Pool II Properties were recently acquired by the Edens and Avant Pool II Borrower. The Edens & Avant Pool II Properties contain approximately 2,175,884 square feet of GLA and range in size from approximately 25,860 square feet to 305,555 square feet of GLA, with an average size of approximately 103,614 square feet. As of May-July 1998, the average occupancy rate of the Edens & Avant Pool II Properties was approximately 96.1% and the aggregate annualized base rent was $15,203,673 or approximately $7.27 per square foot of occupied GLA. The Edens and Avant Pool II Properties were recently purchased for $143,567,822, which equates into a 48.8% loan to purchase price ratio. As of May-July 1998, no single Edens & Avant Pool II Property accounted for more than approximately 14.0% of the total GLA, or more than approximately 17.0% of Annualized Base Rent.


     Location. The following table summarizes the locations of the Edens & Avant Pool II Properties based on square footage of GLA:




                                      TOTAL COMMUNITY       PERCENT OF      PERCENT OF GLA
STATE                                    CENTER GLA       TOTAL GLA (1)         LEASED
----------------------------------   -----------------   ---------------   ---------------
Mississippi ......................         749,438             34.4%             98.9%
Virginia .........................         421,645             19.4              93.7
Georgia ..........................         368,755             16.9              98.2
Alabama ..........................         218,384             10.0              83.7
South Carolina ...................         192,695              8.9              99.0
Florida ..........................         113,620              5.2              92.8
North Carolina ...................         111,347              5.1             100.0
                                           -------            -----             -----
 Total/ Weighted Average .........       2,175,884            100.0%             96.1%
                                         =========            =====             =====

--------
(1)   Numbers may not total 100% due to rounding.

     Operating History. The following table shows certain information regarding the operating history of the Edens & Avant Pool II Properties:


                             NET OPERATING INCOME

                                                                                           UNDERWRITABLE
                                       1995(1)           1996(2)           1997(3)              NOI
                                   ---------------   ---------------   ---------------   ----------------
Effective Gross Income .........    $ 12,045,719      $ 12,717,892     $14,872,809         $ 17,217,353
Operating Expenses .............      (2,645,914)       (2,838,061)     (3,198,692)          (3,529,108)
                                    ------------      ------------     --------------      ------------
 Net Operating Income ..........    $  9,399,805      $  9,879,831     $11,674,117         $ 13,688,245
                                    ============      ============     ===========         ============

--------
(1) Operating Statements were not available for Baldwin Square (opened January 1998), Cypress Point (hostile acquisition), Gateway Plaza (opened May 1998), Landing Station (opened 1997), Midway Shopping Center (opened May 1998), Mountain Island Market Place, and Shields Plaza (opened December 1996). As a result, they have not been included in the 1995 cash flow analysis.
(2) Operating Statements were not available for Baldwin Square (opened January 1998), Cypress Point (hostile acquisition), Gateway Plaza (opened May 1998), Landing Station (opened 1997), Midway Shopping Center (opened May 1998), and Shields Plaza (opened December 1996). As a result, they have not been included in the 1996 cash flow analysis.
(3) Operating Statements were not available for Baldwin Square (opened January 1998), Gateway Plaza (opened May 1998), and Midway Shopping Center (opened May 1998). As a result, the seven months annualized budget of Gateway and Midway Plaza has been presented in the 1997 analysis. Landing Station has been underwritten based on the 1998 budget. Baldwin Center has been underwritten based on the annualized seven months ending July 31, 1998.


     Description of Tenants. As of May-July, 1998, approximately 65.6% of the Edens & Avant Pool II Properties GLA was leased to anchor tenants with an area of at least 15,000 square feet per lease. These anchor tenants include supermarket, drug store, and value-oriented department, furniture and apparel stores. Tenants in the Edens & Avant Pool II Properties offer a range of basic consumer necessities, such as food, health and beauty aids, moderately priced clothing, furniture and home improvement supplies.

     The largest single tenant of the Edens & Avant Pool II Properties is Jitney-Jungle Stores of America, Inc., whose 7 stores contributed approximately 10.8% of the annualized base rent of the Edens & Avant Pool II Properties. The 10 largest tenants average approximately 56,178 square feet per lease. As of May-July, 1998, no single tenant contributed more than approximately 9.7% of the annualized base rent of the Edens & Avant Pool II Properties other than Jitney-Jungle Stores of America, Inc.

     The following table shows certain information regarding the ten largest tenants for the Edens & Avant Pool II Properties by Annualized Base Rent (percentage rent and tenant reimbursement obligations are not included):

    TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT BY PARENT COMPANY(4)



                                                                                                      PERCENT OF
                                                                          PERCENT OF                     TOTAL       ANNUALIZED
                                                    NO. OF     TENANT        TOTAL      ANNUALIZED    ANNUALIZED     BASE RENT
TENANT OR TENANT PARENT COMPANY       STORE NAME    STORES       GLA          GLA        BASE RENT     BASE RENT       PER SF
---------------------------------- --------------- -------- ------------ ------------ -------------- ------------ ---------------
Jitney-Jungle Stores of            Jitney-Jungle
 America, Inc.(2) ................ Sack N Save          7      355,438        16.3%    $ 1,636,235        10.8%      $   4.60
Wal-Mart Stores(3) ............... Wal-Mart             3      303,598        14.0       1,478,795         9.7           4.87
Winn-Dixie Stores, Inc. .......... Winn-Dixie           4      183,282         8.4       1,452,749         9.6           7.93
Home Depot, Inc. ................. Home Depot           1      107,400         4.9         843,090         5.5           7.85
Ruddick Corporation .............. Harris Teeter        2       76,627         3.5         695,212         4.6           9.07
Supervalu, Inc. .................. Cub Foods            1       76,564         3.5         556,921         3.7           7.27
Kmart Corporation ................ K-Mart               1      107,806         5.0         545,498         3.6           5.06
Farm Fresh, Inc. ................. Farm Fresh           1       53,231         2.4         371,020         2.4           6.97
Royal Ahold N.V. ................. Bi-Lo                1       38,654         1.8         302,661         2.0           7.83
The Kroger Company ............... Kroger               1       45,674         2.1         240,000         1.6           5.25
                                                        -      -------       -----     -----------       -----       --------
 Total/Weighted Average
  (10 Largest) ...................                     22    1,348,274        62.0%    $ 8,122,181        53.4%      $   6.02
Other Major Tenants (greater
 than 5,000 square feet) .........                     35      338,378        15.6       2,386,423        15.7           7.05
Remaining Tenants ................                    207      403,334        18.5       4,695,069        30.9          11.64
Vacant Space .....................                     31       85,898         3.9               0         0.0           0.00
                                                      ---    ---------       -----     -----------       -----       --------
 Total/Weighted Average ..........                    295    2,175,884       100.0%    $15,203,673       100.0%     $    7.27(1)
                                                      ===    =========       =====     ===========       =====      ===========

--------
(1)   Excludes vacant square footage.
(2)   Includes corporate office space at Ellis Isle of 12,500 square feet.
(3)   Although all 3 stores are current on their rent, 2 properties are vacant.
(4)   Numbers may not total 100% due to rounding.

     Sales History. The following table shows the 1996 and 1997 sales history for certain tenants at the Edens & Avant Pool II Properties(1):




                                                                 ANNUAL 1996 SALES                ANNUAL 1997 SALES
                                                           ------------------------------   ------------------------------
                                     NO. OF      SQUARE
            STORE NAME               STORES       FEET          TOTAL           PER SF           TOTAL           PER SF
---------------------------------   --------   ---------   --------------   -------------   --------------   -------------
Jitney Jungle ...................       5       177,938     $ 65,231,941     $   366.60      $ 59,918,548     $   336.74
Sack and Save ...................       2       165,000       51,907,139         314.59        50,971,644         308.92
Wal Mart ........................       1       116,085       45,243,591         389.75        47,004,113         404.91
Home Depot ......................       1       107,400       31,297,059         291.41        30,621,029         285.11
Bi-Lo ...........................       1        38,654       14,334,712         370.85        16,358,208         423.20
Harris Teeter ...................       1        26,000       14,955,731         575.22        15,112,901         581.27
                                        -       -------     ------------     ----------      ------------     ----------
 Total Largest Tenants ..........      11       631,077     $222,970,173     $   353.32      $219,986,443     $   348.59
Other Comparable Stores .........      28       292,894       48,119,251         164.29        47,924,367         163.62
                                       --       -------     ------------     ----------      ------------     ----------
 Total/Weighted Average .........      39       923,971     $271,089,424     $   293.40      $267,910,810     $   289.96
                                       ==       =======     ============     ==========      ============     ==========

--------
(1) Historical sales figures and square footage amounts are only listed for tenants reporting sales for full years in both 1996 and 1997.


     Lease Expirations. The following table shows scheduled lease expirations at the Edens & Avant Pool II Properties as of May-July, 1998, assuming none of the tenants renew their leases, exercise renewal options or terminate their leases prior to the scheduled expiration date:


                      LEASE EXPIRATION SCHEDULE(1)(3)(4)




                                                                   CUMULATIVE
                             NUMBER OF       EXPIRING    PERCENT     PERCENT
   YEAR OF EXPIRATION     LEASES EXPIRING       SF        OF SF       OF SF
------------------------ ----------------- ------------ --------- ------------
Vacant .................         31            85,898       3.9%        3.9%
Month to Month .........          7            10,371       0.5         4.4%
1998 ...................         15            23,819       1.1         5.5%
1999 ...................         50           146,163       6.7        12.2%
2000 ...................         46           134,853       6.2        18.4%
2001 ...................         49           126,293       5.8        24.2%
2002 ...................         25            94,461       4.3        28.6%
2003 ...................         33           132,716       6.1        34.7%
2004 ...................          6           172,451       7.9        42.6%
2005 ...................          4           134,500       6.2        48.8%
2006 ...................          1             5,000       0.2        49.0%
2007 ...................          8           120,273       5.5        54.5%
2008 ...................          8           252,708      11.6        66.2%
Thereafter .............         14           736,378      33.8       100.0%
                                 --           -------     -----
Total ..................        297         2,175,884     100.0%
                                ===         =========     =====

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                      CUMULATIVE
                                           ANNUALIZED    PERCENT OF   PERCENT OF
                           ANNUALIZED      BASE RENT     ANNUALIZED   ANNUALIZED
   YEAR OF EXPIRATION       BASE RENT        PER SF       BASE RENT   BASE RENT
------------------------ -------------- --------------- ------------ -----------
Vacant .................  $         0      $   0.00           0.0%        0.0%
Month to Month .........      117,639         11.34           0.8         0.8%
1998 ...................      338,592         14.22           2.2         3.0%
1999 ...................    1,317,075          9.01           8.7        11.7%
2000 ...................    1,246,098          9.24           8.2        19.9%
2001 ...................    1,244,904          9.86           8.2        28.0%
2002 ...................      702,153          7.43           4.6        32.7%
2003 ...................    1,146,576          8.64           7.5        40.2%
2004 ...................      688,756          3.99           4.5        44.7%
2005 ...................      436,660          3.25           2.9        47.6%
2006 ...................       55,000         11.00           0.4        48.0%
2007 ...................      833,374          6.93           5.5        53.5%
2008 ...................    1,867,919          7.39          12.3        65.7%
Thereafter .............    5,208,927          7.07          34.3       100.0%
                          -----------      --------         -----
Total ..................  $15,203,673     $    7.27(2)      100.0%
                          ===========     ===========       =====

--------
(1)   Data is based on the May-July, 1998 rent rolls.

(2)   Excludes vacant square footage.

(3)   Numbers may not total 100% due to rounding.

(4)   Includes corporate office space at Ellis Isle of 12,500 square feet.

     Property Summary. The following table sets forth certain information regarding location, Cut-Off Date Allocated Loan Amount, GLA, occupancy history, financial history, and the tenancy of the Edens & Avant Pool II Properties:



                                                  CUT-OFF
                                                    DATE                      YEAR
                                                 ALLOCATED      TOTAL        BUILT      OCCUPANCY AS OF
      PROPERTY NAME             LOCATION        LOAN AMOUNT    SF/UNITS   (RENOVATED)    MAY-JULY 1998
------------------------- -------------------- ------------- ----------- ------------- -----------------
Promenade at Manasas      Manassas, VA          $11,791,400   303,643           1993           97.5
Marietta Trade Center     Marrietta, GA          11,261,250   305,555           1988          100.0
Fulton Crossing           Corinth, MS             5,106,150   179,905        1992/95          100.0
Shopping Center
Cypress Point             Virginia Beach, VA      4,246,500   118,002           1990           89.9
Shopping Center
Rio Pinar Plaza           Orlando, FL             3,521,700   113,620        1984/86           92.8
Baldwin Square            Fairhope, AL            3,667,950   139,144      1979/1997           67.3
Shopping Center
Mountain Island           Charlotte, NC           3,546,900    73,230           1995          100.0
Market Place
Butler Square             Mauldin, SC             3,265,500    80,285           1987          100.0
Shields Plaza             Huntsville, AL          2,764,500    79,240        1996/97          100.0
Plantation Point          Smyrna, GA              2,850,750    63,200           1988           96.3
Shopping Center
Kennilworth               Charlotte, NC           2,629,200    38,117           1988          100.0
Commons
Ellis Isle                Jackson, MS             2,552,550   238,091           1973          100.0
Shopping Center
Landing Station           Lake Wylie, SC          2,479,650    58,400           1997           95.9
Shopping Center
Old Canton Road           Jackson, MS             1,762,000    57,276      1984/1992          100.0
Shopping Center
Reservoir Square          Brandon, MS             1,641,000    57,238     1979/87/92          100.0
Shopping Center
Magee Shopping            Magee, MS               1,451,000    93,456      1979/1987           91.4
Center
English Village           Jackson, MS             1,443,000    33,472      1973/1989          100.0
Shopping Center
Gateway Plaza             Conway, SC              1,405,000    28,150           1997          100.0
Midway Plaza              Winnsboro, SC           1,129,000    25,860           1997          100.0
Shopping Center
Daniel Lake               Jackson, MS               752,000    45,000           1978          100.0
Shopping Center
Village Square            Brookhaven, MS            733,000    45,000           1977          100.0
                                                ----------- ---------
Shopping Center
 Total/Weighted Average                         $70,000,000 2,175,884
                                                =========== =========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                             NOI                                                      ANNUALIZED
                          -----------------------------------------  UNDERWRITABLE    ANNUALIZED      BASE RENT
      PROPERTY NAME            1995          1996          1997        CASH FLOW     BASE RENT(3)     PSF(2)(3)
------------------------- ------------- ------------- ------------- --------------- -------------- ---------------
Promenade at Manasas       $2,292,711    $2,276,793    $ 2,416,101    $ 2,264,551    $ 2,585,897      $   8.73
Marietta Trade Center       2,122,388     1,793,780      2,063,814      1,956,808      2,529,669          8.28
Fulton Crossing               825,825       826,375        838,219        887,331      1,023,989          5.69
Shopping Center
Cypress Point                  N/A           N/A           815,499        815,640        934,757          8.81
Shopping Center
Rio Pinar Plaza               625,252       711,101        707,585        714,054        900,036          8.54
Baldwin Square                 N/A           N/A           N/A            704,503        761,430          8.13
Shopping Center
Mountain Island                N/A          668,357        655,555        616,357        670,050          9.15
Market Place
Butler Square                 525,228       643,481        611,022        567,447        674,844          8.41
Shields Plaza                  N/A           N/A           470,906        531,027        599,439          7.56
Plantation Point              515,179       552,100        507,125        495,446        554,244          9.10
Shopping Center
Kennilworth                   440,062       456,527        508,362        456,872        489,798         12.85
Commons
Ellis Isle                    521,915       358,946        563,970        443,601        664,462          2.79
Shopping Center
Landing Station                N/A           N/A           N/A            436,482        470,700          8.41
Shopping Center
Old Canton Road               337,127       337,007        337,294        321,480        348,967          6.09
Shopping Center
Reservoir Square              370,811       392,075        353,861        299,377        400,794          7.00
Shopping Center
Magee Shopping                203,349       250,606        258,705        264,674        398,982          4.67
Center
English Village               285,259       285,727        286,322        263,218        289,000          8.63
Shopping Center
Gateway Plaza                  N/A           N/A           N/A            256,285        313,875         11.15
Midway Plaza                   N/A           N/A           N/A            206,048        258,240          9.99
Shopping Center
Daniel Lake                   159,478       151,768        104,589        137,253        184,500          4.10
Shopping Center
Village Square                175,221       175,188        175,188        133,768        150,000          3.33
                           ----------    ----------    -----------    -----------    -----------      --------
Shopping Center
 Total/Weighted Average    $9,399,805    $9,879,831    $11,674,117    $12,772,222    $15,203,673      $   7.27(2)
                           ==========    ==========    ===========    ===========    ===========      ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                PRIMARY TENANTS WITH
      PROPERTY NAME          GREATER THAN 15,000 SF (3)
------------------------- -------------------------------
Promenade at Manasas      Wal-Mart (2012) and
                          Home Depot (2015)
Marietta Trade Center     Cub Foods (2008) and
                          Wal-Mart (2008) (dark)
Fulton Crossing           K-Mart (2017) and
Shopping Center           Kroger (2012)
Cypress Point             Farm Fresh Store (2015)
Shopping Center
Rio Pinar Plaza           Publix Supermarkets (2004)
Baldwin Square            Winn-Dixie (2016)
Shopping Center
Mountain Island           Harris Teeter (2015)
Market Place
Butler Square             Bi-Lo (2007)
Shields Plaza             Winn-Dixie (2016)
Plantation Point          Winn-Dixie (2008)
Shopping Center
Kennilworth               Harris Teeter (2008)
Commons
Ellis Isle                Sack and Save (2005)
Shopping Center           and Wal-Mart (2004) (dark)
Landing Station           Winn-Dixie (2017)
Shopping Center
Old Canton Road           Jitney Jungle (2009)
Shopping Center
Reservoir Square          Jitney Jungle (2007)
Shopping Center
Magee Shopping            Jitney Jungle (2007)
Center
English Village           Jitney Jungle (2013)
Shopping Center
Gateway Plaza                 (1)
Midway Plaza                  (1)
Shopping Center
Daniel Lake               Jitney Jungle (2003)
Shopping Center
Village Square            Sack and Save (2002)
Shopping Center
 Total/Weighted Average

-------
(1)   No tenants with greater than 15,000 sf as of July 28, 1998.
(2) Annualized base rent per square foot calculation excludes vacant square footage.

(3)   Based on rent rolls dated between May-July, 1998.

     Environmental Reports. Environmental Site Assessments have been performed on the Edens & Avant Pool II Properties within the past 12 months. The Environmental Site Assessments did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the Edens & Avant Pool II Borrower's business, assets or results of operations taken as a whole. Certain minor environmental concerns were identified for which remedial reserves have been established. See "--Lockbox and Reserves" herein. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessments. See "Risk Factors--Environmental Laws Entail Risks" and "--Environmental Risks Relating to the Mortgaged Properties" herein.

     Engineering Reports. Property Condition Reports were completed on the Edens & Avant Pool II Properties between February 1998 and August 1998 by third party due diligence firms. The Property Condition Reports concluded that the Edens & Avant Pool II Properties were generally in good physical condition and required $990,590 deferred maintenance. At origination of the Edens & Avant Pool II Loan, the Edens & Avant Pool II Borrower established a deferred maintenance reserve account.

     Property Management. The Edens & Avant Pool II Loan is managed by Edens & Avant Properties Limited Partnership (the "Edens & Avant Pool II Manager"), which is an affiliate of the Edens & Avant Pool II Borrower, pursuant to a management agreement dated September 18, 1998 (the "Edens & Avant Pool II Management Agreement"). The Edens & Avant Pool II Manager receives an annual management fee of 4% of gross revenues and leasing commissions of 5% of the base rent.

     The Edens & Avant Pool II Management Agreement is for a term ending September 18, 1999 with automatic extensions of one year each. Pursuant to a management subordination agreement executed by the Edens & Avant Pool II Manager, the Edens & Avant Pool II Manager has agreed (i) that the Edens & Avant Pool II Management Agreement is subordinate to the Edens & Avant Pool II Loan and (ii) the mortgagee has the right to terminate the Edens & Avant Pool II Manager and replace it with a manager selected and approved by Mortgagee (a) on or after any Loan Default, (b) on or after any default by Edens & Avant Pool II Manager under the Edens & Avant Pool II Management Agreement, or for cause, including gross negligence, willful misconduct or fraud or (c) if the debt service coverage ratio of the Edens & Avant Pool II Loan falls below 1.25x.

     The Edens & Avant Pool II Manager is the limited partner of the Borrower, the sole shareholder of the Edens Pool II Managing Member and the non-managing member of the Edens Pool II General Partner. The Edens & Avant Pool II Manager has approximately 12,500,000 square feet of retail shopping center properties under management.

     Without the mortgagee's consent (which may not be unreasonably withheld, delayed or conditioned) the Edens & Avant Pool II Borrower may not enter into any new management agreement with any new property manager. If during the term of the Edens & Avant Pool II Loan, the Edens & Avant Pool II Borrower wishes to designate another property manager acceptable to the mortgagee for all or any Edens & Avant Pool II Property, the Edens & Avant Pool II Borrower must notify the mortgagee and each Rating Agency in writing and obtain from each Rating Agency written confirmation that the retention of the proposed property manager will not result in a downgrade, withdrawal or qualification of the then rating of the Certificates, provided that Rating Agency approval shall not be required, for purposes of permitted transfers described under "--Transfer of Properties and Interest in Borrower; Encumbrance; Other Debt" herein, with respect to a property manager that (a) is a permitted transferee under clause
(i) of the second paragraph under "--Transfer of Property and Interest in Borrower; Encumbrance; Other Debt" herein, or (b) is an affiliate of such a permitted transferee, that on the date of determination manages (for itself or otherwise) commercial real estate assets containing at least 5,000,000 square feet of which no less than 25 individual properties, containing no less than 2,500,000 square feet in the aggregate, are comprised of "neighborhood" retail or "strip" shopping centers.

     Ground Lease. The interest of the Edens & Avant Pool II Borrower in the Magee, Mississippi property ("Magee") consists of a leasehold interest created under a ground lease with Richard T. McAlpin (the "Magee Ground Lease"). The term of the Magee Ground Lease expires on November 1, 2014. The Magee Ground Lease contains 3 5-year extension options. Rent is payable under the Magee Ground Lease at the rate of $21,780 per year during its initial term.

     The Edens & Avant Pool II Borrower is required to acquire the fee interest in Magee through a purchase option to be exercised in November, 1999. The Edens & Avant Pool II Borrower has assigned $750,000 in cash and $500,000 in a letter of credit, to be used towards (a) the acquisition of Magee plus (b) the ground rent for the period from the date hereof until the fee interest in Magee is acquired by the Edens & Avant Pool II Borrower.

     The interest of the Edens & Avant Pool II Borrower in the Reservoir Square property located in Brandon, Mississippi ("Reservoir Square") consists of a ground leasehold interest created under a lease with Pearl River Valley Water Supply District (the "Reservoir Square Ground Lease"). The term of the Ground Lease expires in August 10, 2002. The Reservoir Square Ground Lease contains 7 extension options of 5 years each. Rent is payable under the Reservoir Square Ground Lease at the rate of $24,396 per year.

     The interest of the Edens & Avant Pool II Borrower in the Baldwin Square property located in Fairhope, Alabama ("Baldwin Square") consists of a ground leasehold interests created under a lease with Fairhope Single Tax Corporation (the "Baldwin Square Ground Lease"). The term of the Baldwin Square Ground Lease expires in September 11, 2097. The fee interest for the Baldwin Square Property is owned by a municipality. There is no actual rent due under the Baldwin Square Ground Lease. Instead of rent, the ground lease payments are limited to taxes that accrue on such parcel. The taxes levied on such parcel for the 1998 fiscal year are $51,085. Therefore, rent increases will be the tax increases that are assessed on such property.

     The Reservoir Square Ground Lease and the Baldwin Square Ground Lease lack some standard mortgagee protections (such as that upon a default by the borrower, the lessor will enter into a new lease with mortgagee). However, the Edens & Avant Pool II Loan has mitigated the effect of the lack of such the Loan provisions by requiring the substitution of such properties by the Edens & Avant Pool II Borrower with other properties if the Loan DSCR falls below 1.25x, subject to the criteria for an Edens & Avant Pool II Substitute Property. See "Risk Factors--Leasehold Interests Entail Certain Risks."

EDENS & AVANT POOL II: THE LOAN

ORIGINAL PRINCIPAL BALANCE: $70,000,000         LOAN TYPE: Interest Only EMD

CUT-OFF DATE PRINCIPAL BALANCE: $70,000,000     INITIAL INTEREST RATE: 6.20%

ORIGINATION DATE: September 18, 1998            REVISED INTEREST RATE: Greater of (i) 8.20% and
                                                (ii) Treasury Rate plus 2%

EFFECTIVE MATURITY DATE: October 1, 2008        AMORTIZATION: Interest only until EMD; 240 months starting
                                                November 1, 2008

MATURITY DATE: October 1, 2028                  MONTHLY PAYMENT: Interest only to October 1, 2008; $509,611.82
                                                (principal and interest) thereafter.

EMD BALANCE: $70,000,000                        CALL PROTECTION: Lockout until 60 days prior to EMD

                 CERTAIN EDENS & AVANT POOL II LOAN STATISTICS




                                        LOAN PER            LOAN TO         ACTUAL     REFINANCING
                                     SQUARE FOOT(1)     VALUE RATIO(2)     DSCR(3)       DSCR(4)
                                    ----------------   ----------------   ---------   ------------
Cut-Off Date ....................          $32                48.8%          2.90x         1.89x
Effective Maturity Date .........          $32                48.8%          2.90x         1.89x

--------
(1) Based on the 2,175,884 square feet securing the Edens & Avant Pool II Loan and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.

(2) Based on the recent purchase price of $143,567,822 and the Cut-Off Date Principal Balance or Effective Maturity Date Principal Balance, as applicable.

(3) Based on (a) Underwritable Cash Flow of $12,772,222 and (b) in the case of the Cut-Off Date Actual DSCR, actual debt service on the Edens & Avant Pool II Loan during the 12 months following the Cut-Off Date, and in the case of Effective Maturity Date Actual DSCR, 12 months of debt service on the Edens & Avant Pool II Loan assuming a balance equal to the Effective Maturity Date Balance and a coupon equal to the Edens & Avant Pool II Loan Initial Interest Rate.

(4) Based on (a) Underwritable Cash flow of $12,772,222 and (b) in the case of the Cut-Off Date Refinancing DSCR, an annual debt service payment equal to 9.66% of the Cut-Off Date Principal Balance of the Edens & Avant Pool II Loan and, in the case of the Effective Maturity Date Refinancing DSCR, an annual debt service payment equal to 9.66% of the Effective Maturity Date Balance.


     Security. The Edens & Avant Pool II Loan is a nonrecourse loan, secured only by the fee and leasehold estates of the Edens & Avant Pool II Borrower in the Edens & Avant Pool II Properties and certain related collateral, including assignments of leases and rents. Mortgagee is the insured under title insurance policies insuring that the Edens & Avant Pool II Mortgages constitute a valid and enforceable first lien on each of the Edens & Avant Pool II Properties, subject to certain exceptions set forth therein.

     Payment Terms. The Edens & Avant Pool II Loan is an Interest Only EMD Loan. Interest on the Edens & Avant Pool II Loan is calculated on an Actual/360 Basis. Its Due Date is the first business day of each month with no grace period (provided that if the Due Date is not a business day, payment may be made on the next business day). The Late Payment Fee on any principal or interest payment not paid on its due date is 5% of such unpaid sum and the Default Rate following a Loan Default is 5% prior to the Effective Maturity Date and 3% after the Effective Maturity Date above the then applicable interest rate, in each case subject to applicable law.

     Prepayment. Voluntary prepayment is prohibited under the Edens & Avant Pool II Loan before the date that is 60 days prior to the Effective Maturity Date. From and after such date, the Edens & Avant Pool II Loan may be voluntarily prepaid on any Due Date, in whole or in part, without payment of a Prepayment Charge upon 30 days written notice.

     Principal prepayments on the Edens & Avant Pool II Loan may occur 60 days prior to the Effective Maturity Date through application of rents, as described in the definition of "EMD Loan," and must be made, at mortgagee's option, upon acceleration of the Edens & Avant Pool II Loan following a Loan Default. Notwithstanding the definition of "EMD Loan", Edens & Avant Properties Limited Partnership, the direct and indirect owner of 100% of the equity interest in the Edens & Avant Pool II Borrower, is entitled to receive 5% of the gross income earned on the Edens & Avant Pool II Properties prior to application of Excess Cash Flow to payment of principal on the Edens & Avant Pool II Loan. Prepayments following a Loan Default require payment of a Prepayment Charge equal to the greater of (a) 1% of the portion of the principal amount being repaid or (b) the Yield Maintenance Premium. As described below, prepayments may also be made, without payment of a Prepayment Charge, from insurance or condemnation proceeds.

     Defeasance. Subject to the Defeasance Conditions, commencing on the date that is 2 years after the Closing Date, the Edens & Avant Pool II Loan permits the release of all of the Edens & Avant Pool II Properties upon delivery to mortgagee of U.S. Obligations which provide for payments on or prior to, but as close as possible to, each Due Date up to the Effective Maturity Date and in amounts equal to the principal and interest payments due on the Edens & Avant Pool II Loan on such dates, and provide for payment on the Effective Maturity Date of the remaining principal balance of the Edens & Avant Pool II Loan. Upon any such Defeasance, at the option of the Edens & Avant Pool II Borrower, the Edens & Avant Pool II Borrower's obligations under the Edens & Avant Pool II Loan and the U.S. Obligations securing the Edens & Avant Pool II Loan may, or if mortgagee requests shall, be transferred to a Successor Borrower. Following such Defeasance, the U.S. Obligations will be the sole security for the Edens & Avant Pool II Loan.

     Subject to the Defeasance Conditions, commencing on the date that is 2 years after the Closing Date, the Edens & Avant Pool II Loan also permits the release of any of the Edens & Avant Pool II Properties in exchange for U.S. Obligations which provide for payments on or prior to, but as close as possible to, each Due Date up to the Effective Maturity Date and in amounts equal to the principal and interest payments due on the Edens & Avant Pool II Defeased Loan Amount on such dates and provide for payment on the Effective Maturity Date of the remaining principal balance of the Edens & Avant Pool II Defeased Loan Amount. The "Edens & Avant Pool II Defeased Loan Amount" is an amount equal to 125% of the Allocated Loan Amount of the Edens & Avant Pool II Property proposed to be released. Upon any such substitution, at the option of Edens & Avant Pool II the Edens & Avant Pool II Loan will be divided into two Notes, one of which Borrower, will be in a principal amount equal to the Edens & Avant Pool II Defeased Loan Amount.

     Substitution of Properties. During the Substitution Period, the Edens & Avant Pool II Borrower is permitted to substitute one or more properties (each, an "Edens & Avant Pool II Substitute Property") for properties which are collateral for the Edens & Avant Pool II Loan (each, an "Edens & Avant Pool II Replaced Property"). To qualify as an Edens & Avant Pool II Substitute Property, the following conditions must be satisfied with respect to such property: (a) the property must have an appraised fair market value of no less than the greater of (1) the fair market value of the Edens & Avant Pool II Replaced Property as of origination, and (2) fair market value of the Edens & Avant Pool II Replaced Property immediately prior to the substitution (which value may be evidenced by a then-current, arm's-length sales price to a third party); (b) the property must have net operating income of at least 105% of that of the Edens & Avant Pool II Replaced Property for the immediately preceding 12-month period; (c) all tenants with more than 25,000 square feet of net rentable space, any tenant which is the largest supermarket or grocery store, and any tenant which is the largest drug or pharmaceutical store must be occupying their space, open for business, paying rent not in arrears more than 30 days and not be in bankruptcy; (d) the average terms remaining under the leases for more than 10% of the rentable space at the substitute property must be no less than (i) five years from the date of substitution, or (ii) the average of terms remaining under anchor tenant leases at the Edens & Avant Pool II Replaced Property; (e) tenants having more than 10% of the rentable space at the property must have sales for the three most recent years of no less than the average sales of similar retailers at other properties securing the Edens & Avant Pool II Loan; (f) the Edens & Avant Pool II Borrower must hold the property in indefeasible fee or ground leasehold title and the property must be free of all other encumbrances except permitted encumbrances and easements, covenants and other title exceptions and tenant leases which do not have a material adverse effect on utility or value or property for its current use;
(g) the Edens & Avant Pool II Borrower must deliver an environmental report acceptable to the Rating Agencies showing that the property is free of hazardous substances; (h) the Edens & Avant Pool II Borrower must (x) deliver an engineering report acceptable to the Rating Agencies showing that the property is in reasonably good repair, and (y) deposit 125% of deferred maintenance costs into the Required Repair Account (as defined below); and (i) the property must comply in all material respects with all legal requirements and insurance requirements.

     In addition, in order to effect a substitution, the following conditions, among others, must be met: (a) the Rating Agencies must have confirmed in writing that the credit rating of the Certificates will not be qualified, downgraded or withdrawn as a result of the substitution; (b) the representations and warranties in the Edens & Avant Pool II Loan documents applicable to the Edens & Avant Pool II Replaced Property must be true and correct as to the Edens & Avant Pool II Substitute Property in all material respect; (c) the Edens & Avant Pool II Borrower must pay all related costs and expenses; (d) no event of default shall have occurred and be continuing; and
(e) the Edens & Avant Pool II Borrower must deliver certain other closing documents relating to the Edens & Avant Pool II Substitute Property, including an officer's certificate, a substitute security instrument and assignment of leases, a title insurance policy or endorsement to the mortgagee's existing title insurance policy, a current as-build survey, UCC-1 financing statements, insurance certificates, and certain legal opinions.

     The approval of the Rating Agencies is not required for any substitution if: (a) the NOI of the Edens & Avant Pool II Substitute Property is less than 5% of the sum of the NOI for all Edens & Avant Pool II Properties, for the 12-month period immediately preceding the proposed substitution and (b) the aggregate amount of annual NOI for all Edens & Avant Pool II Substitute Properties (including Edens & Avant Pool II Property for substitution) substituted since origination is less than 15% of the annual NOI for all Edens & Avant Pool II Properties as of the date of origination of the Edens & Avant Pool II Loan.

     The Substitution Period commences on the Closing Date and ends on the Effective Maturity Date. No substitution may be effected if the total Allocated Loan Amount for all prior substituted properties is equal to 40% or more of the original principal amount of the Edens & Avant Pool II Loan.

     Lockbox and Reserves. Pursuant to the Edens & Avant Pool II Loan, the Edens & Avant Pool II Borrower has established a Soft Lockbox, which is a Two-Tier Lockbox. The Lockbox Bank for each tier is The National Bank of South Carolina. Amounts in the Lockbox are required to be applied in accordance with the Lockbox Waterfall, except that the amounts are first deposited into separate property accounts for payment of specific property expenses.

     Pursuant to the Edens & Avant Pool II Loan, the Edens & Avant Pool II Borrower is required to establish a Hard Lockbox, which is a Two-Tier Lockbox upon the following events: (i) following the occurrence of a Loan Default, (ii) at the Effective Maturity Date or (iii) if the DSCR falls below 1.25x.

     The Edens & Avant Pool II Borrower has established (a) a Debt Service Account, which had an Initial Reserve Deposit of $735,389 and requires a Monthly Reserve Deposit equal to the Monthly Payment (b) a Tax Account, which had an Initial Reserve Deposit of $1,457,000 and requires a Monthly Reserve Deposit equal to the Monthly Tax Deposit Amount, (c) an Insurance Account, which had an Initial Reserve Deposit of $16,192 and requires a Monthly Reserve Deposit equal to the Monthly Insurance Deposit Amount, (d) a Required Repair Account, which had an Initial Reserve Deposit of $1,238,238, (e) a Capital Reserve Account, which had an Initial Reserve Deposit of $36,264 and requires a Monthly Reserve Deposit equal to $18,132 (f) a Rollover Account, which had an Initial Reserve Deposit of $36,264 and requires a Monthly Reserve Deposit equal to $18,132 and (g) a Ground Rent Account, which had an Initial Reserve Deposit of $7,016 and requires a Monthly Reserve Deposit equal to $3,908. The Edens & Avant Pool II Borrower is required at all times to keep two months of reserves in the Debt Service Account, Tax Account, Insurance Account, the Capital Reserve Account and the Rollover Account. The Edens & Avant Pool II Borrower has also assigned to mortgagee its rights to an escrow in the amount of $50,000 which has been set aside for environmental remediation work with respect to the Individual Property known as Marrietta.

     Transfer of Properties and Interest in Borrower; Encumbrance; Other
Debt. The Edens & Avant Pool II Borrower is prohibited from transferring any Edens & Avant Pool II Property without (i) consent of the mortgagee, (ii) confirmation by each Rating Agency that such transfer will not result in the downgrade, qualification or withdrawal of the then current ratings of the Certificates, and (iii) delivery of a satisfactory nonconsolidation opinion. The Edens & Avant Pool II Borrower is also prohibited from further encumbering any of the Edens & Avant Pool II Properties, (i) the proposed transferee shall be a reputable entity or person of good character, creditworthy with sufficient financial worth considering the obligations assured and undertaken, and shall comply in all respects with single purpose entity provisions and all other applicable criteria of each Rating Agency and (ii) the proposed transferee shall have agreed to assume the obligations of the Edens & Avant Pool II Borrower under the Edens & Avant Pool II Loan.

     The Edens & Avant Pool II Loan generally prohibits the transfer of any interest in the Edens & Avant Pool II Borrower without the prior written consent of the mortgagee. The consent of the mortgagee and the Rating Agencies shall not be required, however, with respect to the following transfers of direct or indirect beneficial interests in the Edens & Avant Pool II Borrower, provided that (a) the Edens & Avant Pool II Borrower shall demonstrate to the mortgagee that the Edens & Avant Pool II Borrower shall remain a single purpose entity, (b) the Edens & Avant Pool II Borrower shall deliver a non-consolidation opinion to the mortgagee and (c) unless the transfer is of the nature described in clause (i)(C) below, the Edens & Avant Pool II Borrower shall certify that no change of control of the Pool Manager shall have occurred except as approved by the mortgagee in writing in its sole discretion: (i) any transfer to any one or more of the following: (A) an insurance company that has investments in real estate and real estate-related assets equal in value to at least $500,000,000 and that has a senior unsecured credit rating by S&P of at least "AA-" and by Moody's of at least "Aa3", (B) a pension fund that has investments in real estate and real estate-related assets equal in value to at least $500,000,000 and that has a senior unsecured credit rating by S&P of at least "A-" and by Moody's of at least "A3", (C) a real estate investment trust having a senior unsecured credit rating of at least investment grade, or (D) any affiliate or subsidiary of the foregoing so long as such affiliate or subsidiary has the equivalent rating; (ii) any transfer by E&A Affiliates, LP, a South Carolina limited partnership, of any of its direct or indirect interests in the Edens & Avant Pool II Borrower to the State of Michigan or any department or agency thereof ("Michigan"); and (iii) any transfer pursuant to which any direct or indirect interest in the Edens & Avant Pool II Borrower is sold in connection with one or more offerings of securities that is either registered or exempt from registration under the Securities Act of 1933, provided that either (x) Michigan, alone or in combination with one or more transferees permitted under clause (i) above, or (y) such permitted transferees described in clause (i) above, shall: own at least (A) 40% of all such securities for a period of one year after the issuance thereof; (B) 30% of all such securities for a period of two years after the issuance thereof; (C) 20% of all such securities for a period of three years after the issuance thereof; and (D) 10% of all such securities for a period of four years after the issuance thereof.

     In addition, transfers of limited partner interests in the Edens & Avant Pool II Borrower are permitted without the mortgagee's consent, provided that
(i) no event of default shall have occurred and be continuing, (ii) at least 15 business days' notice shall be delivered to the mortgagee, (iii) the Edens & Avant Pool II Borrower shall remain a single purpose entity, (iv) no transfer of limited partner, non-managing member or shareholder interests shall result in any one person (together with members of his or her immediate family or any affiliates thereof) owning, directly, indirectly or beneficially, 49% or more of the interest in the Edens & Avant Pool II Borrower, (v) no such transfer of interest shall result in a change of control of the Edens & Avant Pool II Borrower or the day to day operations of the Edens & Avant Pool II Property,
(vi) each Rating Agency will not qualify, reduce or withdraw the ratings applicable to the Certificates, and (vii) the Edens & Avant Pool II Borrower provides such legal opinions as may be reasonably required by the mortgagee and each Rating Agency. In addition, a transfer shall not require the consent of the mortgagee if such transfer occurs by inheritance, device or bequest or by operation of law upon the death of a natural person holding, directly or indirectly, a limited partner interest in the Edens & Avant Pool II Borrower, provided such transfer is to an immediate family member of such person or a trust established for the benefit of such family member.

     The Edens & Avant Pool II Borrower is not permitted to incur any additional indebtedness other than (i) unsecured indebtedness for trade payables incurred in the ordinary course of owning and operating the Edens & Avant Pool II Property which does not exceed, at any time, $1,800,000 and is paid within 60 days of the date incurred (unless contested in good faith in accordance with the requirements of the loan documents, including the provision to mortgagee of security in an amount equal to 125% of the contested amount).

     Insurance. The Edens & Avant Pool II Borrower is required to maintain for the Edens & Avant Pool II Properties (a) comprehensive all risk insurance with coverage in an amount at all times sufficient to prevent the Edens & Avant Pool II Borrower from becoming a co-insurer, but in any event equal to the greater of the full replacement value of the improvements and the outstanding principal amount of the Edens & Avant Pool II Loan, (b) general liability insurance with coverage of $1,000,000 per occurrence and with an aggregate limit of not less than $5,000,000, (c) statutory workers compensation insurance, (d) business interruption insurance to cover the loss of at least 18 months income, (e) during any period of construction or repair, builder's all risk insurance in an amount not less than full replacement value, (f) comprehensive boiler and machinery insurance in amounts reasonably required by mortgagee, (g) flood insurance, if available, with respect to any Edens & Avant Pool II Property located within a federally designated "special flood hazard area," in an amount equal to the lesser of the outstanding principal amount of the Edens & Avant Pool II Loan and the maximum limit of coverage available under federal law and
(h) at the mortgagee's reasonable request, such other insurance in such amounts as are generally required by institutional lenders for comparable properties.

     All insurance policies are required to meet the Insurance Requirements. Such coverage may be provided by "cut-through" endorsement with insurers meeting the requirements set forth in clauses (x) and (y). If premiums increase to an annual cost which exceeds 130% of the premiums for the previous year or 150% of the premiums for the first year of the term of the Edens & Avant Pool II Loan, then the Edens & Avant Pool II Borrower may provide insurance through a consortium of insurers through which (a) at least 60% of the coverage is provided by insurers meeting the requirements set forth above, and (b) the remainder of the coverage is provided through insurers meeting the requirements set forth above, except that the rating by S&P may not be less than "A" and such insurers must have an equivalent rating by any other Rating Agency.

     Condemnation and Casualty. Promptly after the occurrence of any damage or destruction to all or any portion of a Edens & Avant Pool II Property or a condemnation of any portion of a Edens & Avant Pool II Property, the Edens & Avant Pool II Borrower is obligated to commence and diligently prosecute to completion the restoration of the affected Edens & Avant Pool II Property. Proceeds of the casualty or condemnation must be paid to the mortgagee for disbursement as provided below.

     The mortgagee is required to make the net proceeds of a casualty or condemnation available to the Edens & Avant Pool II Borrower for restoration so long as (i) there is no Loan Default, (ii) in the case of casualty or condemnation, less than the greater of (a) 5% of the Allocated Loan Amount for such Edens & Avant Pool II Property, or (b) $300,000 worth of improvements is damaged or destroyed, (iii) mortgagee shall be satisfied that the work of restoration can be completed before the earliest of (a) the date which is 6 months before the Effective Maturity Date, (b) the date on which the business interruption insurance expires or (c) the time required under any lease or applicable zoning law. If such conditions are not met, the net proceeds of a casualty or condemnation may at the option of the mortgagee either (i) be applied to prepay the Edens & Avant Pool II Loan without payment of a Prepayment Charge or (ii) be disbursed to the Edens & Avant Pool II Borrower for restoration. All disbursements of net proceeds of a casualty or condemnation shall be made in accordance with the Disbursement Procedures.

     Approval Rights. The Edens & Avant Pool II Loan provides the mortgagee with the Standard Approval Rights regarding budgets, leases and alterations. The Lease Approval Threshold is 25,000 square feet and the Alteration Approval Threshold is $3,500,000.

     Financial Reporting. The Edens & Avant Pool II Borrower is required to furnish Financial Statements to mortgagee.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                CRYSTAL PARK IV

[PICTURE]
CRYSTAL PARK IV exterior view


                     [PICTURE]
                     CHARLES E. SMITH RECEPTION area

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]


[PICTURE]
Graphic indicating occupants, by floor, of Crystal Park IV


[PICTURE]
Map indicating location of Crystal Park IV in the Washington D.C./Arlington region.

CRYSTAL PARK IV: THE BORROWER; THE PROPERTY

     The Loan. The Crystal Park IV Loan was originated by Secore and acquired by MSMC on August 26, 1998. The Crystal Park IV Loan had an original principal balance of $67,100,000 and has a Cut-Off Date Principal Balance of approximately $67,039,458. It is secured by a Mortgage (the "Crystal Park IV Mortgage") encumbering an office building known as Crystal Park IV, located in Crystal City, Arlington, Virginia (the "Crystal Park IV Property").


     The Borrower. Fourth Crystal Park Associates Limited Partnership (the "Crystal Park IV Borrower") is a Virginia limited partnership whose purpose is limited to owning and operating the Crystal Park IV Property and related activities. The Crystal Park IV Borrower owns no material asset other than the Crystal Park IV Property and related interests. The sole general partner of the Crystal Park IV Borrower is CESC Park Four Manager L.L.C. (1%), a Virginia limited liability company (the "Crystal Park IV G.P."), formed for the limited purpose of acting as the general partner of the Crystal Park IV Borrower. The Crystal Park IV G.P. has as its majority member Charles E. Smith Commercial Realty L.P. (99.999%). The majority limited partnership interests in the Crystal Park IV Borrower are held by Commonwealth Atlantic Properties Inc. (49.99%), a Virginia corporation ("CAPI") and Charles E. Smith Commercial Realty, L.P. (49.01%).


     The Property. The Crystal Park IV Property is a "Class-A" office building constructed in 1988 and located in Crystal City, Arlington, Virginia. The Crystal Park IV Property contains approximately 466,369 square feet of GLA and 1,122 on-site parking spaces. As of August 1, 1998 the occupancy of the building was approximately 100%. The major tenants are various operating units of US Airways, Inc. ("US Air") and Charles E. Smith Residential Realty, Inc., Charles E. Smith Commercial Realty, L.P. and their affiliates, which together lease approximately 95% of the total rentable area. The Crystal Park IV Property is part of the complex known as Crystal City. An appraisal of the Crystal Park IV Property completed by Cushman & Wakefield of Washington D.C., Inc. on July 7, 1998 determined a market value of $107,000,000.


     Major Tenant Information. Various operating units of US Air lease 327,016 square feet of GLA and various affiliates of the Crystal Park IV Manager lease 115,475 square feet of GLA. US Air is a major international airline that has leased floors 3, 4, 5, 6, 7 and 8 and portions of floors 1, 2, and 9 of the 11-story office building. The lease does not include the parking garage located under the building. Of the 327,016 square feet that US Air leases, 31,242 square feet terminate in 2002 and the remaining 295,774 square feet terminate in 2008. The tenant has 2, 5-year renewal options. In the event of a sale, US Air has a "right of first refusal" to purchase the building.


     Location/Access. The Crystal Park IV Property is located in Crystal City, Virginia in the Arlington, Virginia sub-market. This sub-market is part of metropolitan Washington, D.C. The subject property is located within 2 miles of Washington National Airport. Main thoroughfares include Interstate 395 leaving downtown Washington, D.C., and heading southwesterly toward Interstate 95 and the Beltway (I-495 which circumnavigates the metropolitan area) south of the subject neighborhood. U.S. Route 1, Jefferson Davis Highway, is the main north/south arterial. The most prominent east/west route is Glebe Road. The Blue and Yellow Lines of the MetroRail system have a station at Crystal City and at Pentagon City, located to the west, and a stop within National Airport. This subway line connects with downtown Washington, D.C., about two miles to the northeast and with the city of Alexandria and the suburbs in Fairfax County to the south.


     Market Overview. The Crystal City/Pentagon City sub-market has historically had a vacancy of under 5% due to the large amount of government related tenants. "Class A" space has demonstrated strength in the overall market, absorbing a large portion of the total market absorption and achieving strong rent growth. The overall vacancy rate in Crystal City for "Class A" office space was 1.2% in 1995, 1.2% in 1996, and 2.9% in 1997.

               COMPETITIVE "CLASS A" SUB-MARKET OFFICE BUILDINGS
             RENTAL AND OCCUPANCY SURVEY AS OF 2ND QUARTER 1998(1)




                                 YEAR BUILT/       NO.      NET LEASEABLE     TYPICAL FLOOR
    BUILDING NAME/LOCATION        RENOVATED      FLOORS          AREA           SIZE (SF)         OCCUPANCY       ASKING RENT
-----------------------------   -------------   --------   ---------------   --------------   ----------------   ------------
Subject Property
Crystal Park Four
 2345 Crystal Drive .........       1988          11          466,369            43,333             100.0%         $ 30.00
Competition
One Crystal Gateway
 1235 Jefferson Davis
 Highway ....................       1980          15          324,823            21,655               94.2         $ 27.50
Two Crystal Gateway
 1225 Jefferson Davis
 Highway ....................       1982          15          256,400            17,093               96.1         $ 27.00
Three Crystal Gateway
 1215 Jefferson Davis
 Highway ....................       1983          15          321,800            21,453               90.5         $ 27.50
Four Crystal Gateway
 1213 Jefferson Davis
 Highway ....................       1985          15          183,672            12,245               94.5         $ 27.00
One Crystal Park
 2011 Crystal Drive .........       1985          11          406,380            36,944              100.0         $ 30.00
Two Crystal Park
 2121 Crystal Drive .........       1986          11          449,346            40,850              100.0         $ 30.00
Three Crystal Park
 2231 Crystal Drive .........       1987          11          450,000            40,909              100.0         $ 30.00
Five Crystal Park
 2451 Crystal Drive .........       1990          11          365,994            33,272               76.4         $ 30.00
400 Army Drive Building
 400 Army Drive .............       1985          10          220,000            22,000              100.0         $ 30.00
Washington Tower @
 Pentagon City
 1200 South Hayes Street            1989          12          163,866            13,656              100.0         $ 30.00
                                    ----          --          -------            ------             ------         -------
 Total/Weighted
  Average: ..................                                 314,228            26,008              95.2%(2)      $ 28.90
                                                              =======            ======             ========       =======

--------
(1)   According to July 7, 1998 Cushman & Wakefield, Inc. appraisal.

(2) Average occupancy increases to 97.5% excluding Five Crystal Park, which lost a major tenant due to GSA consolidation.


     Operating History. The following table shows certain information regarding the operating history of the Crystal Park IV Property:


                         ADJUSTED NET OPERATING INCOME




                                                                          LTM          UNDERWRITABLE
                                       1996             1997         JUNE 30, 1998          NOI
                                  --------------   --------------   ---------------   --------------
Revenues ......................    $ 14,535,117     $ 14,843,904     $ 14,958,438      $ 14,791,068
Expenses ......................      (4,167,811)      (4,272,700)      (4,288,258)       (4,291,179)
                                   ------------     ------------     ------------      ------------
 Net Operating Income .........    $ 10,367,306     $ 10,571,204     $ 10,670,180      $ 10,499,889
                                   ============     ============     ============      ============

     Occupancy History. The following table shows certain historical information regarding average occupancy of the Crystal Park IV Property:




OCCUPANCY AS OF:                PERCENT LEASED
------------------------------ ---------------
  August 1, 1998 .............      100%
  December 31, 1997 ..........      100%
  December 31, 1996 ..........      100%
  December 31, 1995 ..........      100%

     Major Tenant Summary. The following table shows certain information regarding certain major tenants of the Crystal Park IV Property:


   FIVE LARGEST TENANTS BASED ON ANNUALIZED BASE RENTS BY PARENT COMPANY(1)




                                                                TENANT NET    % OF TOTAL
                                                                 LEASABLE    NET LEASABLE
TENANT OR TENANT PARENT COMPANY                                    AREA          AREA
-------------------------------------------------------------- ------------ --------------
US Airways, Inc. .............................................    327,016         70.1%
Charles E. Smith Residential Realty, Inc., Charles E.
 Smith Commercial Realty, L.P., and their affiliates .........    115,475         24.8
ADI Technology, Inc. .........................................      9,198          2.0
Booz-Allen & Hamilton Inc. ...................................      3,553          0.8
Via Cucina Restaurant ........................................      3,000          0.6
                                                                  -------        -----
 Total Major Tenants .........................................    458,242         98.3%
Other Tenants ................................................      8,127          1.7
Vacant .......................................................          0          0.0
                                                                  -------        -----
 Total Net Rentable Area .....................................    466,369        100.0%
                                                                  =======        =====

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                               % OF TOTAL     ANNUALIZED
                                                                 ANNUALIZED    ANNUALIZED      BASE RENT
TENANT OR TENANT PARENT COMPANY                                   BASE RENT     BASE RENT       PER SF
-------------------------------------------------------------- -------------- ------------ ----------------
US Airways, Inc. .............................................  $ 8,950,238     70.6%         $  27.37
Charles E. Smith Residential Realty, Inc., Charles E.
 Smith Commercial Realty, L.P., and their affiliates .........    3,014,036     23.8             26.10
ADI Technology, Inc. .........................................      269,248      2.1             29.27
Booz-Allen & Hamilton Inc. ...................................       99,484      0.8             28.00
Via Cucina Restaurant ........................................       97,500      0.8             32.50
                                                                -----------    -----          --------
 Total Major Tenants .........................................  $12,430,506     98.1%         $  27.13
Other Tenants ................................................      246,676      1.9             30.35 (2)
Vacant .......................................................            0      0.0              0.00
                                                                -----------    -----          -----------
 Total Net Rentable Area .....................................  $12,677,182    100.0%         $  27.18(2)
                                                                ===========    ======         ===========

--------
(1) Based on the August 1, 1998 rent roll. Does not include annualized CPI escalations of $964,271.

(2) Includes Environmental Center Parking which occupies 1 square foot and pays an annual rent of $8,400. If this tenant were eliminated, the Annualized Base Rent per SF for the Other Tenants (parking income only) would be $28.97 resulting in a Total Annualized Base Rent per sf of $27.15.

     Lease Expiration Summary. The following table shows scheduled lease expirations for the Crystal Park IV Property as of August 1, 1998, assuming none of the tenants renew their leases, exercise renewal options or terminate their leases prior to the scheduled expiration date.
                        LEASE EXPIRATION SCHEDULE(1)(4)


                                                                                                                   CUMULATIVE
                         NUMBER OF                        CUMULATIVE                    ANNUALIZED    PERCENT OF   PERCENT OF
                           LEASES    EXPIRING   PERCENT     PERCENT     ANNUALIZED      BASE RENT     ANNUALIZED   ANNUALIZED
   YEAR OF EXPIRATION     EXPIRING      SF       OF SF       OF SF       BASE RENT      PER SF(2)      BASE RENT   BASE RENT
----------------------- ----------- ---------- --------- ------------ -------------- --------------- ------------ -----------
Vacant ................       0            0       0.0%        0.0%    $         0      $   0.00           0.0%        0.0%
1998 ..................       2            0       0.0         0.0%             50          0.00           0.0         0.0%
1999 ..................       8       23,568       5.1         5.1%        491,799         20.87           3.9         3.9%
2000 ..................       2        2,263       0.5         5.5%         68,246         30.16           0.5         4.4%
2001 ..................       1        2,901       0.6         6.2%         81,228         28.00           0.6         5.1%
2002 ..................       6       40,617       8.7        14.9%      1,146,148         28.22           9.0        14.1%
2003 ..................       0            0       0.0        14.9%              0          0.00           0.0        14.1%
2004 ..................       1      101,246      21.7        36.6%      2,809,549         27.75          22.2        36.3%
2005 ..................       0            0       0.0        36.6%              0          0.00           0.0        36.3%
2006 ..................       0            0       0.0        36.6%              0          0.00           0.0        36.3%
2007 ..................       0            0       0.0        36.6%              0          0.00           0.0        36.3%
2008 ..................       1      295,774      63.4       100.0%      8,080,162         27.32          63.7       100.0%
Thereafter ............       0            0       0.0       100.0%              0          0.00           0.0       100.0%
                              -      -------     -----                 -----------      --------         -----
 Total Weighted Average      21      466,369     100.0%                $12,677,182     $   27.18(3)      100.0%
                             ==      =======     =====                 ===========     ===========       =====

--------
(1) Based on the August 1, 1998 rent roll. Does not include annualized CPI escalations of $964,271.

(2)   $50 Base Rent reflects antenna on roof of building.

(3)   Excludes vacant square footage.

(4)   Numbers may not total 100% due to rounding.


     Ground Lease. The interest of the Crystal Park IV Borrower in the Crystal Park IV Property consists of a leasehold interest created under a ground lease (the "Crystal Park IV Ground Lease") with CAPI (the "Crystal Park IV Ground Lessor"). The term of the Crystal Park IV Ground Lease expires in 2081. Rent is payable under the Crystal Park IV Ground Lease at the rate of $1.00 per year, said rent having been prepaid for the entire term of the Crystal Park IV Ground Lease. The Crystal Park IV Ground Lessor has joined in the Crystal Park IV Mortgage for the purpose of subordinating its fee interest in the Crystal Park IV Property thereby permitting mortgagee to sell, at foreclosure sale, the fee title to the property free and clear of the interests now owned by the Crystal Park IV Borrower and the Crystal Park IV Ground Lessor under the Crystal Park IV Ground Lease.

     Pursuant to the terms of the Crystal Park IV Ground Lease, the Crystal Park IV Ground Lessor has also agreed (i) to provide mortgagee with notice of and the right to cure defaults of the Crystal Park IV Borrower under the Crystal Park IV Ground Lease for a period of 30 days after the Crystal Park IV Borrower's cure period, (ii) to provide 45 days notice of any termination of the Crystal Park IV Ground Lease, (iii) with respect to security instruments to which the Crystal Park IV Ground Lessor has not joined in or subordinated its fee interest in the Crystal Park IV Property, that the lease may not be terminated while mortgagee is diligently pursuing its remedies under the Crystal Park IV Mortgage so long as all ground rents and impositions are paid and (iv) that mortgagee may obtain a new lease upon the same terms if the Crystal Park IV Ground Lessor terminates the Crystal Park IV Ground Lease due to bankruptcy or other defaults that cannot be readily cured by mortgagee.

     Pursuant to the Crystal Park IV Mortgage, mortgagee has given the Crystal Park IV Ground Lessor certain rights to cure defaults under the Crystal Park IV Loan. In the event of a default by the Crystal Park IV Borrower, mortgagee shall give or cause to be given to the Crystal Park IV Ground Lessor written notice of the Crystal Park IV Borrower's default and the Crystal Park IV Ground Lessor shall have a period of 30 days from mortgagee's delivery of such written notice to cure such default; provided, however, that if the cure period afforded to the Crystal Park IV Borrower is longer than 30 days, the Crystal Park IV Ground Lessor shall have such longer cure period in which to cure the default. All cure periods of the Crystal Park IV Borrower's and the Crystal Park IV Ground Lessor shall run concurrently and not consecutively.

     If the Crystal Park IV Borrower is in default and such default continues beyond any applicable cure period, or if the Crystal Park IV Borrower is adjudged a bankrupt, mortgagee shall not institute foreclosure proceedings so long as the Crystal Park IV Ground Lessor (i) pays, or causes to be paid, to mortgagee all installments of interest and principal then due and as and when due thereafter, (ii) pays prior to delinquency, or reimburses mortgagee within 5 days following receipt of written demand from mortgagee, for all impositions, taxes, and other amounts from time to time owing, (iii) takes reasonable steps to promptly cure such other defaults as may relate to the Crystal Park IV Property (other than a default by the Crystal Park IV Borrower under the Crystal Park IV Ground Lease or a termination of the Crystal Park IV Ground Lease) and completes the cure of same unless (a) any such default is incapable of cure by the Crystal Park IV Ground Lessor notwithstanding the good faith efforts of the Crystal Park IV Ground Lessor, and (b) such default, if not cured, will not result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current respective ratings in effect immediately prior to the occurrence of such default for the Certificates and (iv) within 3 months after the occurrence of the default notifies mortgagee in writing that it will assume or cause its designee to assume the balance of the Crystal Park IV Loan at the same interest rate and upon the same terms and conditions as are provided for in the Crystal Park IV Loan Documents.

     Environmental Report. A Phase I Environmental Site Assessment was completed on the Crystal Park IV Property on July 2, 1998. The Environmental Site Assessment did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessments. See "Risk Factors--Environmental Laws Entail Risks" and "--Environmental Risks Relating to the Mortgaged Properties" herein.

     Engineering Report. A Property Condition Report was completed on the Crystal Park IV Property on June 16, 1998 by a third party due diligence firm. The Property Condition Report concluded that the Crystal Park IV Property was generally in good physical condition and identified no deferred maintenance requirements.

     Property Management. The Crystal Park IV Property is managed by Charles E. Smith Real Estate Services L.P. (the "Crystal Park IV Manager"), which is an affiliate of the Crystal Park IV Borrower, pursuant to a management agreement dated March 1, 1987 (the "Crystal Park IV Management Agreement"), as amended. The Crystal Park IV Manager receives a monthly management fee of 3% of the monthly gross income and, effective as of March 1, 1998, leasing commissions of 2% of all gross income collected from the leases negotiated or extended during the term of the Crystal Park IV Management Agreement.

     The Crystal Park IV Management Agreement is for a yearly term and renews on an annual basis unless terminated by 90 days notice given prior to the end of any year by either party. Under the terms of the Crystal Park IV Loan, any termination or replacement of the Crystal Park IV Manager or entering into a new management agreement requires the consent of mortgagee. The Crystal Park IV Management Agreement is terminable by either party (i) for just cause, including the failure of either party to perform any of its covenants thereunder and (ii) upon the sale of all or a majority interest in the Crystal Park IV Property to a bona fide purchaser, in each case upon payment to the Crystal Park IV Manager of all management fees earned and accrued and reimbursement of all amounts expended on behalf of the Crystal Park IV Property plus, in the event of a termination upon the sale of all or a majority interest in the Crystal Park IV Property to a bona fide purchaser (but not a foreclosure sale by mortgagee), a termination fee in an amount equal to the management fee which would have been collected from the Crystal Park IV Property for 1 year at 100% occupancy and a leasing fee equal to all amounts due as leasing commissions had the agreement not been terminated. Under the terms of the Crystal Park IV Loan, the Crystal Park IV Borrower is required to replace the Crystal Park IV Manager (except within the 9-month period following a US Air Bankruptcy Event (hereinafter defined)) with an entity acceptable to mortgagee in the event that the Loan DSCR falls below 1.10x, the Crystal Park IV Manager is managing the Crystal Park IV Property in a manner which is inconsistent with the management standards of other management companies managing properties comparable to the Crystal Park IV Property and located in the Greater Washington, D.C. Metropolitan Area and the Crystal Park IV Borrower has failed to deliver a Letter of Credit to mortgagee which in mortgagee's determination provides for a Loan DSCR of 1.10x net of such Letter of Credit. Such Letter of Credit shall be released if at any time the Loan DSCR equals or exceeds 1.10x for 6 consecutive months.

     Pursuant to an Assignment of Management Agreement and Subordination of Management Fees executed by the Crystal Park IV Borrower and mortgagee and acknowledged and consented to by the Crystal Park IV Manager, the Crystal Park IV Manager has agreed (i) that any management fees due to the Crystal Park IV Manager will be subordinate to amounts due under the Crystal Park IV Loan and
(ii) mortgagee has the right to terminate the Crystal Park IV Manager on or after any Loan Default.

     The Crystal Park IV Manager is owned by Charles E. Smith Commercial Realty, L.P., an affiliate of the Crystal Park IV Borrower, and is the largest office property manager in the metropolitan Washington D.C. area, with approximately 20,000,000 square feet of commercial space under management.

CRYSTAL PARK IV: THE LOAN

ORIGINAL PRINCIPAL BALANCE:  $67,100,000                      LOAN TYPE: EMD

CUT-OFF DATE PRINCIPAL BALANCE: Approximately $67,039,458     INITIAL INTEREST RATE: 6.51%

ORIGINATION DATE: August 26, 1998                             REVISED INTEREST RATE: Greater of (i) 10.51% and
                                                              (ii) Treasury Rate plus 4%

EFFECTIVE MATURITY DATE:  September 1, 2008                   AMORTIZATION: 360 months

MATURITY DATE: September 1, 2028                              MONTHLY PAYMENT: $424,559.02 (principal and interest)
EMD BALANCE: $57,745,712                                      CALL PROTECTION: Lockout to 1 month prior to EMD

                    CERTAIN CRYSTAL PARK IV LOAN STATISTICS



                                        LOAN PER            LOAN TO         ACTUAL     REFINANCING
                                     SQUARE FOOT(1)     VALUE RATIO(2)     DSCR(3)       DSCR(4)
                                    ----------------   ----------------   ---------   ------------
Cut-Off Date ....................         $144                62.7%          1.93x         1.63x
Effective Maturity Date .........         $124                54.0%          2.25x         1.89x

--------
(1) Based on the 466,369 square feet securing the Crystal Park IV Loan and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.

(2) Based on the Cushman & Wakefield, Inc. appraised value of $107,000,000 and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.

(3) Based on (a) Underwritable Cash Flow of $9,844,213 and (b) in the case of the Cut-Off Date Actual DSCR, actual debt service on the Crystal Park IV Loan during the 12 months following the Cut-Off Date, and in the case of Effective Maturity Date Actual DSCR, 12 months of debt service on the Crystal Park IV Loan assuming a balance equal to the Effective Maturity Date Balance and a coupon equal to the Crystal Park IV Loan Initial Interest Rate.

(4) Based on (a) Underwritable Cash Flow of $9,844,213 and (b) in the case of the Cut-Off Date Refinancing DSCR, an annual debt service payment equal to 9.00% of the Cut-Off Date Principal Balance of the Crystal Park IV Loan, and, in the case of the Effective Maturity Date Refinancing DSCR, an annual debt service payment equal to 9.00% of the Effective Maturity Date Balance.


     Security. The Crystal Park IV Loan is a nonrecourse loan, secured by the leasehold estate of the Crystal Park IV Borrower in the Crystal Park IV Property, the fee estate of the Crystal Park IV Ground Lessor in the Crystal Park IV Property and certain related collateral, including an assignment of leases and rents. Mortgagee is the insured under a title insurance policy insuring that the Crystal Park IV Mortgage constitutes a valid and enforceable first lien on the Crystal Park IV Property, subject to certain exceptions set forth therein.

     As additional collateral for the payment of the Crystal Park IV Loan, the Crystal Park IV Borrower has delivered to mortgagee a Letter of Credit in the amount of $1,000,000 issued by Nationsbank, N.A., for the account of Charles E. Smith Commercial Realty, L.P., in favor of mortgagee (the "Crystal Park IV Letter of Credit"). The long term, senior, unsecured debt of Nationsbank, N.A. is currently rated "AA-" by S&P. The Crystal Park IV Borrower is required to maintain the Crystal Park IV Letter of Credit at all times during which the rating for the long term senior unsecured debt obligations of US Air is less than "BB" as determined by S&P and below "Ba2" as determined by Moody's Investors Service. The long term, senior, unsecured debt of USAir was rated, as of the closing date of the loan, "B" by S&P and "B1" by Moody's Investors Service. The Crystal Park IV Borrower may substitute such Crystal Park IV Letter of Credit with a payment guaranty (the "Crystal Park IV Payment Guaranty") in an amount of $1,000,000 and in a form and content acceptable to the mortgagee and the Rating Agencies in their sole and absolute discretion. The provider of such Crystal Park IV Payment Guaranty must at all times have a senior unsecured debt obligation rating of "BBB" or higher as determined by the Rating Agencies. Such Crystal Park IV Letter of Credit or Crystal Park IV Payment Guaranty, as applicable, may be drawn upon at any time during a Loan Default.

     Payment Terms. The Crystal Park IV Loan is an EMD Loan. Its Due Date is the first business day of each month with no grace period (provided that if the Due Date is not a business day, payment may be made on the next business day). Interest on the Crystal Park IV Loan is calculated on an Actual/360 Basis. The Late Payment Fee on any principal or interest payment not paid on its due date is an amount equal to 5% of such unpaid amount and the Default Rate following a Loan Default is 5%, in each case subject to applicable law.

     Prepayment. Voluntary prepayment is prohibited under the Crystal Park IV Loan prior to the date that is 1 month prior to the Effective Maturity Date. From and after such date, the Crystal Park IV Loan may be voluntarily prepaid on any Due Date, in whole or in part, without payment of a Prepayment Charge.

     Principal prepayments on the Crystal Park IV Loan may occur one month prior to the Effective Maturity Date through application of rents, as described in the definition of "EMD Loan," and must be made, at mortgagee's option, upon acceleration of the Crystal Park IV Loan following a Loan Default. Prepayments following a Loan Default require payment of a Prepayment Charge equal to the greater of (a) 1% of the portion of the principal amount being repaid or (b) the Yield Maintenance Premium. As described below, prepayments may also be made, without payment of a Prepayment Charge, from insurance or condemnation proceeds.

     Defeasance. Subject to the Defeasance Conditions, commencing on the date that is 2 years after the Closing Date, the Crystal Park IV Loan permits the release of the Crystal Park IV Property upon delivery to mortgagee of U.S. Obligations which provide for payments on or prior to, but as close as possible to, each Due Date up to the Effective Maturity Date and in amounts equal to the principal and interest payments due on the Crystal Park IV Loan on such dates, and provide for payment on the Effective Maturity Date of the remaining principal balance of the Crystal Park IV Loan. Upon any such Defeasance, at the option of either mortgagee or the Crystal Park IV Borrower the Crystal Park IV Borrower's obligations under the Crystal Park IV Loan and the U.S. Obligations securing the Crystal Park IV Loan will be transferred to a Successor Borrower. Following such Defeasance, the U.S. Obligations will be the sole security for the Crystal Park IV Loan.


     Lockbox and Reserves. Pursuant to the Crystal Park IV Loan, the Crystal Park IV Borrower has established a Hard Lockbox, which is a One-Tier Lockbox. The Lockbox Bank is PNC Bank. Amounts in the Lockbox are required to be applied in accordance with the Lockbox Waterfall.

     The Crystal Park IV Borrower has established (a) a Debt Service Account, which requires a Monthly Reserve Deposit equal to the Monthly Payment, (b) a Tax Account, which requires a Monthly Reserve Deposit equal to the Monthly Tax Deposit Amount, (c) an Insurance Account, which requires a Monthly Reserve Deposit equal to the Monthly Insurance Deposit Amount, (d) a Capital Reserve Account, which requires a Monthly Reserve Deposit equal to $15,545.63 and (e) a Rollover Account, which requires a Monthly Reserve Deposit equal to all net cash flow derived from the Crystal Park IV Property (in excess of the Monthly Payment) upon the happening of a USAir Bankruptcy Event or the USAir Non-Renewal (each defined below) (until the amount in the Rollover Account is equal to $6,000,000). In lieu of making deposits into the Rollover Account, the Crystal Park IV Borrower may obtain a payment guaranty in an amount of $6,000,000 and in a form and content acceptable to the mortgagee and the Rating Agencies in their sole discretion. The provider of such payment guaranty must at all times have a senior unsecured debt obligation rating of "BBB" or higher as determined by the Rating Agencies.

     A "USAir Bankruptcy Event" shall mean the occurrence of the appointment of a receiver, liquidator or trustee for USAir or if USAir shall be adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, USAir. A "USAir Non-Renewal" shall mean the failure to occur of one or both of (i) the delivery to mortgagee, on or before March 1, 2007, of written evidence from USAir of USAir's decision to renew its lease (either pursuant to existing renewal terms or other terms acceptable to mortgagee) and (ii) the delivery to mortgagee, on or before April 30, 2007, of all documentation necessary to effect the renewal of the USAir lease, as aforesaid, including without limitation, an estoppel certificate from USAir to mortgagee setting forth the terms of said renewal and being otherwise in form, content and substance reasonably acceptable to mortgagee.

     Transfer of Property and Interest in Borrower; Encumbrance; Other
Debt. The Crystal Park IV Borrower is prohibited from transferring the Crystal Park IV Property without (i) consent of the mortgagee, (ii) confirmation by each Rating Agency that such transfer will not result in the downgrade, qualification or withdrawal of the then current ratings of the Certificates, and (iii) delivery of a new nonconsolidation opinion, except that mortgagee's consent shall not be required with respect to a sale, conveyance or transfer (but not mortgage, encumbrance, pledge or assignment) of Crystal Park IV Ground Lessor's interest in the Crystal Park IV Property, subject in all events to the lien of the Crystal Park IV Mortgage and neither mortgagee's consent nor Rating Agency confirmation will be required (however, a new nonconsolidation opinion will be required) in connection with any transfer of the Crystal Park IV Property to (i) an entity, the beneficial interests of which are held collectively in an amount equal to 51% or greater by Robert H. Smith, Robert P. Kogod and/or their respective spouses, children and spouses of children, or
(ii) to an entity, the beneficial interests of which are controlled by another entity which is a publicly traded company (including a real estate investment trust) (x) having a Market Capitalization of at least $1,300,000,000, (y) having a Debt-to-Market Capitalization Ratio (after taking into account the subject transfer) of less than

50%, and (z) which owns (not taking into account the subject transfer) at least 10 office buildings (each being at least four (4) stories in height) consisting of an aggregate of at least 5,000,000 square feet of net rentable space, all as determined by mortgagee in its reasonable discretion. The Crystal Park IV Borrower is prohibited from further encumbering the Crystal Park IV Property. "Market Capitalization" shall mean as of any date of determination, the product of (i) the number of issued and outstanding shares of the common stock of the applicable publicly traded company and (ii) the market price per share, "Debt-to-Market Capitalization Ratio" shall mean the percentage determined by dividing (a) the aggregate indebtedness of the applicable entity by (b) the Market Value of the applicable entity and multiplying the quotient by 100%. "Market Value" shall mean, with respect to any entity, the aggregate fair market values of all assets of such entity, as reasonably determined by mortgagee based upon such appraisals and historical performance information with respect to such assets of such entity as mortgagee may request from the Crystal Park IV Borrower.

     The Crystal Park IV Loan prohibits the transfer of any direct or indirect interest in the Crystal Park IV Borrower without the prior written consent of mortgagee, provided that mortgagee's consent shall not be withheld if (a) after giving effect to such transfer and all prior transfers, the Crystal Park IV Borrower's affiliates hold more than 10% of the ownership interest in the Crystal Park IV Borrower, (b) mortgagee receives a non-consolidation opinion acceptable to mortgagee in its reasonable discretion and (c) mortgagee has received a confirmation in writing from the Rating Agencies that such transfer will not result in a downgrading, withdrawal or qualification of the initial, or, if higher then current respective ratings in effect immediately prior to such transfer of ownership interests for the Certificates. Notwithstanding the foregoing, transfers of limited partner interests in the Crystal Park IV Borrower shall be permitted provided that the transferee thereof is, as of the Closing Date, the beneficial owner of the Crystal Park IV G.P. and mortgagee receives a non-consolidation opinion acceptable to mortgagee in its reasonable discretion.


     The Crystal Park IV Borrower is not permitted to incur any additional indebtedness other than unsecured indebtedness for trade payables incurred in the ordinary course of owning and operating the Crystal Park IV Property which does not exceed, at any time, $2,000,000 and is paid within 90 days of the date incurred.

     Insurance. The Crystal Park IV Borrower is required to maintain for the Crystal Park IV Property (a) comprehensive all risk insurance with coverage in an amount at all times sufficient to prevent the Crystal Park IV Borrower from becoming a co-insurer, but in any event equal to the greater of the full replacement value of the improvements and the outstanding principal amount of the Crystal Park IV Loan, (b) general liability insurance with coverage of $25,000,000 per occurrence, (c) statutory workers compensation insurance, (d) business interruption insurance to cover the loss of at least 24 months income,
(e) during any period of construction or repair, builder's all risk insurance in an amount not less than full replacement value, (f) comprehensive boiler and machinery insurance in amounts reasonably required by mortgagee and (g) at the mortgagee's reasonable request, such other insurance in such amounts as are generally required by institutional lenders for comparable properties.

     All insurance policies are required to meet the Insurance Requirements (except that the minimum required rating of the claims paying ability of the insurer is "A+").

     Condemnation and Casualty. Promptly after the occurrence of any damage or destruction to all or any portion of the Crystal Park IV Property or a condemnation of all or any portion of the Crystal Park IV Property, the Crystal Park IV Borrower is obligated to commence and diligently prosecute to completion the restoration of the Crystal Park IV Property. If both the net proceeds of the casualty or condemnation and the costs of restoration are less than $2,000,000, the Crystal Park IV Borrower may receive and apply such proceeds; otherwise such proceeds must be paid to the mortgagee for disbursement as provided below.

     The mortgagee is required to make the net proceeds of a casualty or condemnation available to the Crystal Park IV Borrower for restoration so long as (i) there is no Loan Default, (ii) in the case of casualty, less than 25% of the total floor area of the improvements is damaged or destroyed, and in the case of condemnation, less than 10% of the land constituting the Crystal Park IV Property is taken, and such land is located along the perimeter or periphery of the property, (iii) leases requiring payment of annual rent equal to 60% of the gross revenues received by the Crystal Park IV Borrower during the 12 month period preceding such casualty or condemnation remain in full force and effect during and after restoration without abatement of rent, (iv) if at any time the net proceeds or the undisbursed portion thereof shall not in mortgagee's opinion be sufficient to pay the full balance of estimated costs of completion of restoration, the Crystal Park IV Borrower shall deposit the amount of the deficiency with the mortgagee and (v) mortgagee shall be satisfied that the work of restoration can be completed before the earliest of (a) the date which is 6 months before the Effective Maturity Date, (b) the date on which the business interruption insurance expires or (c) the time required under any lease or applicable zoning law. If such conditions are not met, the net proceeds of a casualty or condemnation may at the option of the mortgagee either (i) be applied to prepay the Crystal Park IV Loan without payment of a Prepayment Charge or (ii) be disbursed to the Crystal Park IV Borrower for restoration. All disbursements of net proceeds of a casualty or condemnation shall be made in accordance with the Disbursement Procedures (except that the retainage shall only be 5% of the costs actually incurred).

     Approval Rights. The Crystal Park IV Loan provides the mortgagee with the Standard Approval Rights regarding budgets, leases and alterations. The Lease Approval Threshold is 42,000 square feet, the Alteration Escrow Threshold is 5% of the then outstanding principal balance of the Crystal Park IV Loan and alterations may not be undertaken without mortgagee's consent in the event that the alterations might have a material adverse effect on (i) the Crystal Park IV Borrower's financial condition, (ii) the value of the Crystal Park IV Property, or (iii) the net cash flow with respect to the Crystal Park IV Borrower.

     Financial Reporting. The Crystal Park IV Borrower is required to furnish the Financial Statements to the mortgagee, except that the annual financial statements of the Crystal Park IV Borrower are not required to be delivered to mortgagee until 120 days following the end of each fiscal year of the Crystal Park IV Borrower and quarterly, delivery of rent rolls, year-to-date operating statements and Loan DSCR calculations are required within 45 days following the end of each quarter.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling Agreement and will consist of 11 classes (each, a "Class") to be designated as the Class A-1 Certificates and the Class A-2 Certificates (collectively, the "Class A Certificates"), the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class X Certificates, the Class Q Certificates, the Class R Certificates and the Class LR Certificates. The Class F, Class Q, Class R and Class LR Certificates (collectively, the "Private Certificates") are not offered hereby.

     The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-Off Date; (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Interest Reserve Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Deferred Interest Distribution Account, the Class Q Distribution Account and any account established in connection with REO Properties (an "REO Account"); (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; (v) certain rights and remedies under the Loan Sale Agreement; and (vi) all of the mortgagee's right, title and interest in the Reserve Accounts and the Lockbox Accounts. The Certificates do not represent an interest in or obligation of the Depositor, MSMC, the Master Servicer, the Special Servicer, the Trustee, the Underwriter, the borrowers or any of their respective affiliates.

     Upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates (collectively, the "Principal Balance Certificates") and the Class X Certificates will have the following Certificate Principal Amount or Notional Amount (in each case, subject to a variance of plus or minus 5%):




                         INITIAL CERTIFICATE PRINCIPAL
        CLASS              AMOUNT OR NOTIONAL AMOUNT
---------------------   ------------------------------
  Class A-1 .........            $ 43,300,000
  Class A-2 .........             467,121,000
  Class B ...........              75,945,000
  Class C ...........              42,388,000
  Class D ...........              45,920,000
  Class E ...........              21,194,000
  Class F ...........              10,597,702
  Class X ...........             706,465,702

     The Certificate Principal Amount of any Class of Principal Balance Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that in the event that Realized Losses previously allocated to a Class of Certificates in reduction of their Certificate Principal Amounts are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under "--Distributions--Payment Priorities" herein. The respective Certificate Principal Amount of each Class of Certificates entitled to distributions of principal will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates.

     The Class X will not have a Certificate Principal Amount. Such Class will represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount"). The Notional Amount of the Class X Certificates will generally equal the aggregate Certificate Principal Amounts of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates outstanding from time to time, plus the amount of any unpaid Interest Shortfall on such Classes. For convenience in describing interest distributions, the Class X Certificates will be deemed to consist of 7 components, the "Class A-1 Component", the "Class A-2 Component", the "Class B Component", the "Class C Component", the "Class D Component", the "Class E Component" and the "Class F Component", each of which will have a notional amount (each, a "Component Notional Amount") equal to the Certificate Principal Amount of the related Class of Certificates and will be reduced by distributions allocable to principal and by any Realized Losses allocated to such Class of Certificates. The Notional Amount of the Class X Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates will be made on the third Business Day of each month, commencing in November, 1998 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Principal Amount or the Notional Amount, as the case may be, thereof has been reduced to zero) of such Certificate at the location specified in the notice to the Certificateholder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Principal Amount of the related Class.

     The aggregate distribution to be made on the Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for a Distribution Date will be the sum of (i) all Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the Master Servicer in the related Collection Period, (ii) for the Distribution Date occurring in each March, the "Withheld Amounts" as described under "--The Pooling Agreement--Accounts--Interest Reserve Account" and required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling Agreement, (iii) all other amounts required to be deposited in the Collection Account by the Master Servicer pursuant to the Pooling Agreement in respect of such Distribution Date that are allocable to the Mortgage Loans, including all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of such Distribution Date, and any interest or other income earned on funds in the Interest Reserve Account, and (iv) any late payments of the items set forth in clause (i) above received after the end of the Collection Period relating to such Distribution Date but prior to the related Master Servicer Remittance Date, but excluding the following:

    (a) amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and interest thereon as described herein under "The Pooling Agreement--Advances";

    (b) the aggregate amount of the Servicing Fee (which includes the fees for both the Trustee and the Master Servicer) payable to the Master Servicer and the amounts payable to the Special Servicer described herein under "The Pooling Agreement--Special Servicer" in each case in respect of such Distribution Date, and all amounts in the nature of late fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, assumption fees, modification fees and similar fees, and reinvestment earnings on payments received with respect to the Mortgage Loans which the Master Servicer or Special Servicer is entitled to receive as additional servicing compensation pursuant to the terms of the Pooling Agreement (together with the Servicing Fee, "Servicing Compensation");

    (c) all amounts representing scheduled Monthly Payments due after the related Due Date;

    (d) to the extent permitted by the Pooling Agreement, that portion of liquidation proceeds, insurance proceeds, condemnation proceeds or the Repurchase Price received with respect to a Mortgage Loan which represents any unpaid Servicing Compensation as described herein, to which the Master Servicer, the Special Servicer or the Trustee is entitled;

    (e) all amounts representing certain unanticipated or default related expenses reimbursable or payable to the Master Servicer, the Special Servicer or the Trustee and other amounts permitted to be retained by the Master Servicer or withdrawn pursuant to the Pooling Agreement in respect of various items, including indemnities;

    (f) Prepayment Premiums;

    (g) Default Interest;

    (h) Deferred Interest;

    (i) with respect to the Mortgage Loans having Mortage Rates below 6.61%, and any Distribution Date occurring in each February or any January occurring in a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of each such Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution;

    (j) all amounts received with respect to each Mortgage Loan previously purchased or repurchased pursuant to the Pooling Agreement during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; and

    (k) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling Agreement.

     "Monthly Payment" with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date. The Monthly Payment for any Distribution Date with respect to (i) any REO Mortgage Loan, or (ii) any Mortgage Loan which is delinquent at its maturity date and with respect to which the Special Servicer does not enter into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged or the related maturity date not been reached, as the case may be, determined as set forth in the Pooling Agreement.

     "Unscheduled Payments" are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, any Principal Prepayment, any delinquent Monthly Payment received from the related borrower after the Master Servicer Remittance Date for the Due Date related to such Monthly Payment, any Repurchase Price received in connection with a Mortgage Loan repurchased from the Trust Fund and any other payments under or with respect to the Mortgage Loans not scheduled to be made, but excluding Prepayment Premiums, Deferred Interest and Default Interest and excluding any amount paid in connection with the release of the related Mortgaged Property through defeasance.

     "Net REO Proceeds" with respect to any REO Property and any related REO Mortgage Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan (other than the proceeds of a liquidation thereof) net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling Agreement.

     "Principal Prepayments" are unscheduled payments of principal permitted to be made by a borrower under the terms of a Mortgage Loan and received from the borrower.

     "Collection Period" with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in November 1998, beginning on the day after the Cut-Off Date) and ending on the Due Date in the month in which such Distribution Date occurs.

     "Net Default Interest" with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on Advances at the Advance Rate.

     "Default Interest" with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate plus, if applicable, the related Excess Rate.

     "Default Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan including a default in the payment of a Monthly Payment.

     "Excess Rate" with respect to each of the Mortgage Loans is the excess of the related Revised Interest Rate over the related Initial Interest Rate.

     "Deferred Interest" with respect to each of the Mortgage Loans is the interest accrued at the related Excess Rate in respect of such Mortgage Loan, plus interest thereon, to the extent permitted by applicable law, at the related Revised Interest Rate.

     Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.

     The "Interest Accrual Amount", with respect to any Distribution Date and any Class of Principal Balance Certificates, is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Principal Amount (provided, that for interest accrual purposes any distributions in reduction of Certificate Principal Amount or reductions in Certificate Principal Amount as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period); and "Interest Accrual Amount" with respect to any Distribution Date and the Class X Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class for such Interest Accrual Period on the Notional Amount (provided, that for interest accrual purposes any distributions in reduction of Notional Amount or reductions in Notional Amount as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period) of such Class. Calculations of interest on the Certificates, will be made on the basis of a 360-day year consisting of twelve 30-day months.

     The "Interest Distribution Amount" with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

     The "Interest Accrual Period" with respect to any Distribution Date and with respect to any Class of Certificates is the calendar month preceding the month in which such Distribution Date occurs.

     Each Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

     An "Interest Shortfall" with respect to any Distribution Date for any Class of Regular Certificates is the sum of (a) the excess, if any, of (i) the Interest Distribution Amount for such Class for the immediately preceding Distribution Date, over (ii) all distributions of interest (other than Deferred Interest) made with respect to such Class of Certificates on the immediately preceding Distribution Date, and (b) to the extent permitted by applicable law,
(i) other than in the case of the Class X Certificates, one month's interest on any such excess at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and (ii) in the case of the Class X Certificates, one month's interest on any such excess at the WAC Rate for such Distribution Date.

     The "Pass-Through Rate" for any Class of Regular Certificates for any Interest Accrual Period is the per annum rate at which interest accrues on the Certificates of such Class during such Interest Accrual Period, as follows:

     The Pass-Through Rate on the Class A-1 Certificates will be equal to 5.95%.

     The Pass-Through Rate on the Class A-2 Certificates will be equal to 6.17%.

     The Pass-Through Rate on the Class B Certificates is equal to the WAC Rate minus 0.02%.

     The Pass-Through Rate on the Class C Certificates is equal to the WAC Rate minus 0.02%.

     The Pass-Through Rate on the Class D Certificates is equal to the WAC Rate minus 0.02%.

     The Pass-Through Rate on the Class E Certificates is equal to the WAC Rate minus 0.02%.

     The Pass-Through Rate on the Class F Certificates is equal to 5.95%.

     The Pass-Through Rate on the Class X Certificates is a per annum rate equal to the weighted average of the Pass-Through Rates on the Class A-1 Component, the Class A-2 Component, the Class B Component, the Class C Component, the Class D Component, the Class E Component and the Class F Component, weighted on the basis of their respective Component Notional Amounts. The Pass-Through Rate on the Class A-1 Component is a per annum rate equal to the WAC Rate minus the Pass-Through Rate on the Class A-1 Certificates. The Pass-Through Rate on the Class A-2 Component is a per annum rate equal to the WAC Rate minus the Pass-Through Rate on the Class A-2 Certificates. The Pass-Through Rate on the Class B Component is a per annum rate equal to 0.02%. The Pass-Through Rate on the Class C Component is a per annum rate equal to 0.02%. The Pass-Through Rate on the Class D Component is a per annum rate equal to 0.02%. The Pass-Through Rate on the Class E Component is a per annum rate equal to 0.02%. The Pass-Through Rate on the Class F Component is a per annum rate equal to the WAC Rate minus the Pass-Through Rate on the Class F Certificates.

     The "WAC Rate" for any Distribution Date is the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their Due Date in the month preceding the month in which such Distribution Date occurs weighted on the basis of their respective Stated Principal Balances on such Due Date.

     The "Regular Certificates" are the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class X Certificates.

     The "Net Mortgage Rate" with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate in effect from time to time minus the Servicing Fee Rate. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan shall be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     The "Mortgage Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related
Note in each case without giving effect to the Excess Rate or the Default Rate. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, for purposes of calculating Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to each Interest Reserve Loan (as defined herein), (i) the Mortgage Rate for the Collection Period preceding the Due Dates in (a) January and February in each year that is not a leap year or (b) in February only in each year that is a leap year will be determined net of the Withheld Amounts and (ii) the Mortgage Rate for the Collection Period preceding the Due Dates in March for each related Interest Reserve Loan will be determined after taking into account the addition of the Withheld Amounts with respect to each such Mortgage Loan.

     The "Stated Principal Balance" of any Mortgage Loan at any date of determination will equal (a) the principal balance as of the Cut-Off Date of such Mortgage Loan, minus (b) the sum of (i) the principal portion of each Monthly Payment or, if applicable, Extended Monthly Payment due on such Mortgage Loan after the Cut-Off Date and prior to such date of determination, if received from the borrower or advanced by the Master Servicer or Trustee,
(ii) all voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan, to the extent distributed to holders of the Certificates or applied to other payments required under the Pooling Agreement before such date of determination and
(iii) any adjustment thereto as a result of a reduction of principal by a bankruptcy court or as a result of a modification reducing the principal amount due on such Mortgage Loan. The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired by the Trust Fund is equal to the principal balance thereof outstanding on the date on which such title is acquired less any Net REO Proceeds allocated to principal on such Mortgage Loan. The Stated Principal Balance of a defaulted Mortgage Loan with respect to which the Master Servicer or the Special Servicer has determined that it has received all payments and recoveries which it expects to be finally recoverable on such Mortgage Loan is zero.

     The "Principal Distribution Amount" for any Distribution Date will be equal to the sum, without duplication, of:

    (i) the principal component of all scheduled Monthly Payments due on the Due Date immediately preceding such Distribution Date (if received, or advanced by the Master Servicer or Trustee, in respect of such Distribution
  Date) with respect to the Mortgage Loans;

    (ii) the principal component of all Extended Monthly Payments due on the related Due Date (if received, or advanced by the Master Servicer or Trustee, in respect of such Distribution Date) with respect to the Mortgage Loans;

    (iii) the principal component of any payment on any Mortgage Loan received on or after the maturity date thereof in the related Collection Period; and

    (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan received or applied during the related Collection Period, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan.

     An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

     On each Distribution Date prior to the Cross-over Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

    First, pro rata, in respect of interest, to the Class A-1, Class A-2 and Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the Interest Distribution Amounts of such Classes;

    Second, to the Class A Certificates, in reduction of their respective Certificate Principal Amounts in the following order: first, to the Class A-1 Certificates and, second, to the Class A-2 Certificates, in each case up to an amount equal to the lesser of (i) the Certificate Principal Amount thereof and (ii) the Principal Distribution Amount for such Distribution Date;

    Third, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

    Fourth, to the Class B Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

    Fifth, to the Class B Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

    Sixth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

    Seventh, to the Class C Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

    Eighth, to the Class C Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

    Ninth, to the Class D Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

    Tenth, to the Class D Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

    Eleventh, to the Class D Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

    Twelfth, to the Class E Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

    Thirteenth, to the Class E Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

    Fourteenth, to the Class E Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

    Fifteenth, to the Class F Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

    Sixteenth, to the Class F Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

    Seventeenth, to the Class F Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

    Eighteenth, to the Class R Certificates, any amounts remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, any amounts remaining in the Lower-Tier Distribution Account.

     On each Distribution Date occurring on and after the Cross-over Date, regardless of the allocation of principal payments described in priority Second above, an amount equal to the aggregate of the Principal Distribution Amounts will be distributed, first, to the Class A-1 and Class A-2 Certificates, pro rata, based on their respective Certificate Principal Amounts, in reduction of their respective Certificate Principal Amounts, until the Certificate Principal Amount of each such Class is reduced to zero, and, second, to the Class A-1 and Class A-2 Certificates for unreimbursed amounts of Realized Losses previously allocated to such Classes, pro rata in accordance with the amount of such unreimbursed Realized Losses so allocated, plus interest thereon at the Pass-Through Rates for such Classes compounded monthly from the date the related Realized Losses were allocated for such Classes. The "Cross-over Date" is the Distribution Date on which the Certificate Principal Amount of each Class of Certificates entitled to distributions of principal (other than the Class A-1 and Class A-2 Certificates) has been reduced to zero.

     All references to "pro rata" in the preceding clauses, unless otherwise specified, mean pro rata based upon the amount distributable pursuant to such clause.

     Prepayment Charges. On any Distribution Date, Prepayment Charges collected during the related Collection Period will be distributed to the holders of the Certificates as described below.

     If any Class A Certificate remains outstanding on such Distribution Date, holders of the Classes of Principal Balance Certificates entitled to distributions of principal on such Distribution Date will be entitled to distributions with respect to the applicable Prepayment Charge in an aggregate amount (allocable among such Classes if more than one such Class remains outstanding, as described below) equal to the product of (a) the amount of such Prepayment Charge, multiplied by (b) a fraction, expressed as a percentage, the numerator of which is equal to the excess, if any, of the then current Pass-Through Rate applicable to the most senior of such Classes of Principal Balance Certificates (or, in the case of both classes of Class A Certificates remaining outstanding, the one with the earliest payment priority), over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the prepaid Mortgage Loan over the relevant Discount Rate. If there is more than one Class of Principal Balance Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis, in accordance with the relative amounts of such distributions of principal. Any portion of such Prepayment Charge that is not so distributed to the holders of such Principal Balance Certificates will be distributed to the Class X Certificates.

     If no Class A Certificate remains outstanding on such Distribution Date, holders of the Class X Certificates will be entitled to a distribution with respect to the applicable Prepayment Charge equal to the product of such Prepayment Charge, multiplied by a fraction, the numerator of which is equal to the sum of the Servicing Fee Rate and the Component Pass-Through Rate related to the Class of Certificates with the earliest Class designation which has a Class Prepayment Percentage greater than zero, and the denominator of which is the greater of (x) the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid over the Discount Rate, and (y) the sum of such Component Pass-Through Rate and the Servicing Fee Rate. Any portion of such Prepayment Charge that is not so distributed to the holders of the Class X Certificates will be distributed to the holders of one or more of the Class B, Class C, Class D and Class E Certificates in an amount equal to the product of (a) the related Class Prepayment Percentage for such Distribution Date and (b) such remaining portion of the Prepayment Charge.

     With respect to any Class of Certificates (other than the Class X, Class Q and Residual Certificates) and any Distribution Date, the "Class Prepayment Percentage" will be equal to a fraction, expressed as a percentage, the numerator of which is the portion of the Principal Distribution Amount to be distributed to the holders of such Class of Certificates on such Distribution Date, and the denominator of which is the total Principal Distribution Amount for such Distribution Date.

     For purposes of the foregoing, the "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates ("Release H.15") under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Trustee will select a comparable publication to determine the Treasury Rate.

     See "Certain Legal Aspects of the Mortgage Loans and the Leases--Default Interest, Prepayment Charges and Prepayments" in the Prospectus regarding the enforceability of Prepayment Charges.

     Deferred Interest. On each Distribution Date, the Trustee shall distribute any Deferred Interest received with respect to any Mortgage Loan during the related Collection Period to holders of the following Classes of Certificates in the following percentages: 14% to the Class B Certificates, 18% to the Class C Certificates, 20% to the Class D Certificates, 24% to the Class E Certificates and 24% to the Class F Certificates.

     Class Q Distributions. On each Distribution Date, Net Default Interest received in the related Collection Period with respect to a default on a Mortgage Loan will be distributed solely to the Class Q Certificates, to the extent set forth in the Pooling Agreement. The Class Q Certificates are not entitled to any other distributions.

     Realized Losses. The Certificate Principal Amount of each Class of Certificates entitled to distributions of principal will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class on such Distribution Date. As referred to herein, the "Realized Loss" with respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Principal Amount of all such Classes of Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to any payments of principal received or advanced with respect to the Due Date occurring immediately prior to such Distribution Date. Any such write-offs will be applied to such Classes of Certificates in the following order, until each is reduced to zero: first, to the Class F Certificates; second, to the Class E Certificates; third, to the Class D Certificates; fourth, to the Class C Certificates; fifth, to the Class B Certificates and, finally, pro rata, to the Class A-1 and Class A-2, Certificates, based on their respective Certificate Principal Amounts.

     Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Default Interest, extraordinary expenses of the Trust Fund, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses will be allocated to each Class of Certificates in the same manner as Realized Losses. The Notional Amount of the Class X Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class A-1, Class A-2, Class B, Class C and Class D Certificates resulting from allocations of Realized Losses. Excess Prepayment Interest Shortfalls will be allocated to reduce the interest entitlement of the Classes of Certificates in the following order of priority: first, to the Class F Certificates; second, to the Class E Certificates; third, to the Class D Certificates; fourth, to the Class C Certificates; fifth, to the Class B Certificates; and finally to the Class A-1, Class A-2 and Class X Certificates, pro rata.

     The "Prepayment Interest Shortfall", with respect to any Distribution Date and any Mortgage Loan, is equal to the amount of any shortfall in collections of interest, adjusted to the applicable Net Mortgage Rate, resulting from a Principal Prepayment on such Mortgage Loan during the related Collection Period and prior to the Due Date in such Collection Period. Such shortfall may result because interest on a Principal Prepayment in full is paid by the related borrower only to the date of prepayment.

     The "Excess Prepayment Interest Shortfall", with respect to any Distribution Date, is the aggregate amount by which the Prepayment Interest Shortfall with respect to all Principal Prepayments received during the related Collection Period exceeds the aggregate Servicing Fee (minus the Trustee Fee) available to be paid to the Master Servicer for such Distribution Date.

     Appraisal Reduction Amounts. In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, (i) the amount advanced by the Master Servicer with respect to delinquent payments of interest with respect to the related Mortgage Loan will be reduced as described under "The Pooling Agreement--Advances" below, and (ii) the Voting Rights of certain Classes will be reduced as described under "The Pooling Agreement--Amendment" herein. The reduction of interest advanced by the Master Servicer will have the effect of reducing the amount available to be distributed as interest on the then most subordinate Class or Classes of Certificates.

     The Certificate Principal Amount of each of the Class F, Class E, Class D, Class C and Class B Certificates will be notionally reduced (solely for purposes of determining the Voting Rights of the related Classes) on any Distribution Date to the extent of any Appraisal Reduction Amounts allocated to such Class on such Distribution Date. To the extent that the aggregate of the Appraisal Reduction Amounts for any Distribution Date exceed such Certificate Principal Amount, such excess will be applied, subject to any reversal described below, to notionally reduce the Certificate Principal Amount of the next most subordinate Class of Certificates on the next Distribution Date. Any such reductions will be applied in the following order of priority: first, to the Class F Certificates; second, to the Class E Certificates; third, to the Class D Certificates; fourth, to the Class C Certificates, and finally, to the Class B Certificates (provided in each case that no Certificate Principal Amount in respect of any such Class may be notionally reduced below zero). See "--Payment Priorities" above and "--Appraisal Reductions" below.


SUBORDINATION

     As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2 and Class X Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class B, Class C, Class D, Class E and Class F Certificates to receive distributions of interest (other than Deferred Interest) and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2 and Class X Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate thereto and (ii) by the allocation of Realized Losses first, to the Class F Certificates; second, to the Class E Certificates; third, to the Class D Certificates; fourth, to the Class C Certificates; fifth, to the Class B Certificates; and, finally, to the Class A-1 and Class A-2 Certificates, pro rata, based on their respective Certificate Principal Amounts. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.


APPRAISAL REDUCTIONS

     With respect to the first Distribution Date following the earliest of (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 90 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) 45 days after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 30 days after a receiver has been appointed or after the commencement of an involuntary bankruptcy proceeding, (v) immediately after a borrower declares bankruptcy, and (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan (each, an "Appraisal Reduction Event"), an Appraisal Reduction Amount will be calculated. The "Appraisal Reduction Amount" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which shall be paid by the Master Servicer as an Advance) over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been the subject of an Advance). If no independent MAI appraisal has been obtained within twelve months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Special Servicer will be required to estimate the value of the related Mortgaged Properties (the "Special Servicer's Appraisal Reduction Estimate") and such estimate will be used for purposes of determining the Appraisal Reduction Amount. Within 60 days after the Special Servicer receives notice or is otherwise aware of an Appraisal Reduction Event (or such longer period of time, not to exceed 30 days, provided that the Special Servicer is diligently proceeding in accordance with the Servicing Standard to obtain such appraisal), the Special Servicer will be required to obtain an independent MAI appraisal, the cost of which will be paid by the Master Servicer as a Property Advance. On the first Distribution Date occurring on or after the delivery of such independent MAI appraisal, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the independent MAI appraisal is higher or lower than the Special Servicer's Appraisal Reduction Estimate). Annual updates of such independent MAI appraisal will be obtained during the continuance of an Appraisal Reduction Event and the Appraisal Reduction Amount will be adjusted accordingly.

     Upon payment in full or liquidation of any Mortgage Loan for which an Appraisal Reduction Amount has been determined, such Appraisal Reduction Amount will be eliminated.

DELIVERY, FORM AND DENOMINATION

     The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess thereof, and the Class X Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $100,000 initial Notional Amount, and in multiples of $1 in excess thereof.

     The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described below under "--Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with CEDEL and Euroclear participating organizations, the "Participants"), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling Agreement responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

     Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates.

     A "Certificateholder" or "holder" under the Pooling Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling Agreement, any Certificate registered in the name of the Depositor, the Trustee, the Master Servicer, the Special Servicer, a manager of a Mortgaged Property, a mortgagor or any person affiliated with the Depositor, the Trustee, the Master Servicer, or the Special Servicer, such Certificate will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling Agreement, any Certificates beneficially owned by the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Master Servicer or the Special Servicer, or otherwise benefit the Master Servicer or the Special Servicer in any material respect; and, provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Master Servicer or an affiliate thereof will be deemed to be outstanding, provided that the Special Servicer is not the Master Servicer. The Percentage Interest of any Offered Certificate of any Class will be equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate initial Certificate Principal Amount of such Class of Certificates. See "Description of the Certificates--General" in the Prospectus.


BOOK-ENTRY REGISTRATION

     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or CEDEL, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     Although DTC, Euroclear and CEDEL have implemented the foregoing procedures in order to facilitate transfers of interests in Global Certificates among Participants of DTC, Euroclear and CEDEL, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Master Servicer, the Special Servicer or the Underwriter will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations. The information herein concerning DTC, CEDEL and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.


DEFINITIVE CERTIFICATES

     Definitive Certificates will be delivered to beneficial owners of Offered Certificates ("Certificate Owners") (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Offered Certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor or the Trustee, at its sole option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default under the Pooling Agreement, Certificate Owners representing a majority in principal amount of the Offered Certificates of any Class then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Certificate Owners.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, DTC is required to notify all affected DTC Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, Certificate Registrar and Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling Agreement ("Holders"). Distributions of principal of and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Pooling Agreement.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested.


TRANSFER RESTRICTIONS

     Each Class B, Class C, Class D and Class E Certificate (each, a "Subordinated Offered Certificate" and, collectively, the "Subordinated Offered Certificates") will bear a legend substantially to the effect that such Certificate may not be purchased by a transferee that is (A) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of ERISA, or
Section 4975 of the Code, or a "governmental plan" (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA of the Code (each, a "Plan"), or (B) a collective investment fund in which Plans are invested, an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other person acting on behalf of any such Plan or using the assets of any such Plan, other than an insurance company using the assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificate by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Section III of Prohibited Transaction Class Exemption 95-60.

     Holders of Subordinated Offered Certificates that are in book-entry form will be deemed to have represented that they are not persons or entities referred to in clause (A) or (B) of the legend described in the preceding paragraph. In the event that holders of the Subordinated Offered Certificates become entitled to receive Definitive Certificates under the circumstances described under "--Definitive Certificates," each prospective transferee of a Subordinated Offered Certificate that is a Definitive Certificate will be required to either deliver to the Seller, the Certificate Registrar and the Trustee a representation letter substantially in the form set forth as an exhibit to the Pooling Agreement stating that such transferee is not a person or entity referred to in clause
(A) or (B) of the legend or provide an opinion to the Seller, the Certificate Registrar and the Trustee as described in the Pooling Agreement. Any transfer of a Subordinated Offered Certificate that would result in a prohibited transaction under ERISA or Section 4975 of the Code, or a materially similar characterization under any Similar Law will be deemed absolutely null and void ab initio.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS


YIELD

     The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholders, the rate and timing of the distributions in reduction of Certificate Principal Amounts or Notional Amounts, as applicable, of the related Classes of Certificates and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amounts or Notional Amounts, as applicable, of such Classes of Certificates, as well as prevailing interest rates at the time of payment or loss realization.

     The rate of distributions in reduction of the Certificate Principal Amount or Notional Amount, as applicable, of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults. In addition, such distributions in reduction of Certificate Principal Amount or Notional Amount, as applicable, may result from repurchases of Mortgage Loans made by MSMC due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described herein under "The Pooling Agreement--Representations and Warranties; Repurchase" or purchases of the Mortgage Loans in the manner described under "The Pooling Agreement--Optional Termination."

     Disproportionate principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective Prepayment Lockout Periods or otherwise) on the Mortgage Loans affect the Pass-Through Rates of the Class X, Class B, Class C, Class D and Class E Certificates for one or more future periods and therefore the yield on such Classes.

     The Certificate Principal Amount of any Class of Offered Certificates may be reduced without distributions thereon as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of Certificate Principal Amount, if applicable, as well as the amount of interest that would have accrued on such Certificates in the absence of such reduction. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged Properties or a reduction in the principal balance of a Mortgage Loan by a bankruptcy court.

     Because the Notional Amount of the Class X Certificates is based upon the Certificate Principal Amounts of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the Mortgage Loans and any repurchase with respect to breaches of representations and warranties with respect to the Mortgage Loans to the extent such payments of principal are allocated to each such Class in reduction of the Certificate Principal Amount thereof. The rate at which voluntary prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the length of any Prepayment Lockout Period, the level of prevailing interest rates, the availability of mortgage credit, the occurrence of casualties or natural disasters and economic, demographic, tax, legal and other factors, and no representation is made as to the anticipated rate of prepayments on the Mortgage Loans.

     Although the payment of a Prepayment Charge is required in connection with a voluntary prepayment of certain of the Mortgage Loans during certain periods of time, there can be no assurance that the related borrowers would refrain from prepaying such Mortgage Loans due to the existence of such Prepayment Charges, or that such Prepayment Charges would be held to be enforceable if challenged.

     Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the maturity date of the related Mortgage Loan has been effected.

     The rate of payments (including voluntary and involuntary prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their mortgage loans. The terms of the Mortgage Loans (in particular, the term of any Prepayment Lockout Period, the extent to which Prepayment Charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, the availability of certain rights to defease all or a portion of the Mortgage Loan, and any increase in the interest rate and the application of Excess Cash Flow, if applicable, to prepay the related Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates. See "Mortgage Pool Characteristics" and "Description of the Mortgaged Properties and the Mortgage Loans" herein.

     The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. In addition, although Excess Cash Flow is applied to reduce principal of the respective Mortgage Loans after their respective Effective Maturity Dates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

     An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of Offered Certificates entitled to distributions of principal, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

     The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.


YIELD ON THE OFFERED CERTIFICATES

     The yield to maturity of Offered Certificates will be sensitive to the rate and timing of principal payments (including voluntary and involuntary prepayments and repurchases), delinquencies and liquidations on the Mortgage Loans.

     The following tables indicate the assumed purchase price (before adding accrued interest, if any), expressed as a percentage of the applicable Certificate Principal Amount, and the hypothetical pre-tax yield to maturity on the Offered Certificates, stated on a corporate bond equivalent basis, based on certain hypothetical scenarios. The pre-tax yields to maturity set forth in the tables below were calculated by determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the Offered Certificates, would cause the discounted present value of such assumed cash flows to equal the assumed purchase price thereof, plus accrued interest, if any, as basis points and by converting such monthly rates to corporate bond equivalent rates. Such calculations of yield do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates and consequently, do not purport to reflect the return on any investment in the Offered Certificates when such reinvestment rates are considered.

     For purposes of preparing the tables, it was assumed that (i) each of the Mortgage Loans has the following characteristics as of the Cut-Off Date:




                                                                    REMAINING
                                                                     TERM TO
                                  CUT-OFF        REMAINING TERM     MATURITY
                                    DATE          TO EFFECTIVE      (MONTHS)
                                 PRINCIPAL        MATURITY DATE     INTEREST     SERVICING      ASSUMED NET
       MORTGAGE LOAN              BALANCE           (MONTHS)         ACCRUAL        FEE          CASH FLOW
---------------------------   ---------------   ----------------   ----------   -----------   --------------
 1. Grapevine Mills            $155,000,000           120             407           0.028%     $20,619,033
 2. Edens & Avant Pool I       $125,000,000           120             360           0.028%     $21,337,841
 3. Mall of New Hampshire      $105,000,000           120             354           0.028%     $11,199,597
 4. Westside Pavilion          $100,000,000           117             393           0.028%     $12,632,326
 5. NorthTown Mall             $ 84,426,244           119             359           0.028%     $10,028,711
 6. Edens & Avant Pool II      $ 70,000,000           120             360           0.028%     $12,772,222
 7. Crystal Park IV            $ 67,039,458           119             359           0.028%     $ 9,844,213

     (ii) each Mortgage Loan will pay principal and interest in accordance with its terms, and scheduled payments will be timely received; (iii) MSMC does not repurchase any Mortgage Loan as described herein under "The Pooling Agreement-- Representations and Warranties; Repurchase"; (iv) none of the Depositor, Master Servicer or the Class LR Certificateholders exercise the right to cause early termination of the Trust Fund; (v) the Closing Date is October 15, 1998; (vi) there are no delinquencies; (vii) partial prepayments on the Mortgage Loans are permitted, but are assumed not to affect the amortization schedules; (viii) no Prepayment Charges are collected except as otherwise noted in the tables; (ix) there are no Prepayment Interest Shortfalls or Appraisal Reduction Amounts; (x) distributions on the Offered Certificates are made on the 3rd day of the month (each assumed to be a Business Day); (xi) each Mortgage Loan bears interest at the related Mortgage Rate as described herein; (xii) the Offered Certificates bear interest at the related Pass-Through Rates as described herein; and (xiii) unless otherwise specified in the Scenarios described below, the Mortgage Loans do not prepay (assumptions (i) through (xiii) above are collectively referred to as the "Mortgage Loan Assumptions").

     In the case of Scenario 1 below, it is assumed that all of the Mortgage Loans are prepaid in full ("Scenario 1") on their respective Effective Maturity Dates. In the case of Scenario 2, it is assumed that the Mortgage Loans are prepaid in full on the first Due Dates on which prepayments in full can be made without payment of any Prepayment Charge and without defeasance. Scenarios 1 and 2 are collectively referred to herein as the "Scenarios".


                                   CLASS A-1




     ASSUMED      SCENARIO    SCENARIO
 PURCHASE PRICE       1          2
---------------- ---------- -----------
     100-00         6.017%      6.017%
     100-04         5.988%      5.988%
     100-08         5.960%      5.960%
     100-12         5.932%      5.932%
     100-16         5.904%      5.904%
     100-20         5.876%      5.876%
     100-24         5.848%      5.848%
     100-28         5.820%      5.820%
     101-00         5.792%      5.792%

                                   CLASS A-2




     ASSUMED      SCENARIO    SCENARIO
 PURCHASE PRICE       1          2
---------------- ---------- -----------
       99-00        6.385%      6.386%
       99-04        6.367%      6.368%
       99-08        6.350%      6.351%
       99-12        6.332%      6.333%
       99-16        6.315%      6.315%
       99-20        6.297%      6.298%
       99-24        6.280%      6.280%
       99-28        6.262%      6.263%
      100-00        6.245%      6.245%

                                    CLASS B




     ASSUMED      SCENARIO    SCENARIO
 PURCHASE PRICE       1          2
---------------- ---------- -----------
       100-0        6.619%      6.621%
       100-4        6.602%      6.604%
       100-8        6.584%      6.586%
      100-12        6.567%      6.568%
      100-16        6.549%      6.551%
      100-20        6.532%      6.533%
      100-24        6.514%      6.515%
      100-28        6.497%      6.498%
      101-00        6.480%      6.480%

                                    CLASS C




     ASSUMED      SCENARIO    SCENARIO
 PURCHASE PRICE       1          2
---------------- ---------- -----------
      98-00         6.904%      6.909%
      98-04         6.886%      6.891%
      98-08         6.868%      6.873%
      98-12         6.850%      6.855%
      98-16         6.832%      6.837%
      98-20         6.814%      6.819%
      98-24         6.796%      6.801%
      98-28         6.779%      6.783%
      99-00         6.761%      6.765%

                                    CLASS D




     ASSUMED      SCENARIO    SCENARIO
 PURCHASE PRICE       1          2
---------------- ---------- -----------
      83-00         9.309%      9.314%
      83-04         9.287%      9.292%
      83-08         9.264%      9.270%
      83-12         9.242%      9.247%
      83-16         9.220%      9.225%
      83-20         9.198%      9.203%
      83-24         9.176%      9.181%
      83-28         9.154%      9.159%
      84-00         9.132%      9.137%

                                    CLASS E




     ASSUMED      SCENARIO    SCENARIO
 PURCHASE PRICE       1          2
---------------- ---------- -----------
      89-00         8.284%      8.289%
      89-04         8.264%      8.269%
      89-08         8.243%      8.249%
      89-12         8.223%      8.228%
      89-16         8.203%      8.208%
      89-20         8.183%      8.188%
      89-24         8.162%      8.168%
      89-28         8.142%      8.147%
      90-00         8.122%      8.127%

                                    CLASS X




     ASSUMED       SCENARIO     SCENARIO
 PURCHASE PRICE        1            2
---------------- ------------ ------------
      1-26           10.490%      10.296%
      1-27           10.049%       9.852%
      1-28            9.619%       9.419%
      1-29            9.200%       8.998%
      1-30            8.792%       8.587%
      1-31            8.394%       8.186%
      2-00            8.006%       7.795%
      2-01            7.627%       7.414%
      2-02            7.257%       7.041%

     It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with the assumptions underlying any one of the Scenarios. The Mortgage Loans will not have all of the characteristics assumed for purposes of the Scenarios. Yield will be affected by prepayment rates and may differ significantly from the Mortgage Loan Assumptions. There can be no assurance that the pre-tax yields, on the Offered Certificates will correspond to any of the pre-tax yields or discounted margins, as applicable, shown herein or that the aggregate purchase prices of the Offered Certificates will be as assumed. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Offered Certificates.


RATED FINAL DISTRIBUTION DATE


     The "Rated Final Distribution Date" is the Distribution Date occurring 2 years after the latest maturity date of any Mortgage Loan. Because certain of the Mortgage Loans have maturity dates that occur earlier than the latest maturity date, and because certain of the Mortgage Loans may be prepaid prior to maturity, it is possible that the Certificate Principal Amount of each Class of Offered Certificates will be reduced to zero significantly earlier than the Rated Final Distribution Date. However, delinquencies on Mortgage Loans could result in final distributions in reduction of the Certificate Principal Amount of one or more Classes after the Rated Final Distribution Date of such Class or Classes.


WEIGHTED AVERAGE LIFE OF OFFERED CERTIFICATES


     Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution or allocation to the investor of each dollar in reduction of Certificate Principal Amount. The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may occur as a result of scheduled amortization, voluntary or involuntary prepayments or liquidations.


     The weighted average lives of the Offered Certificates may also be affected to the extent that additional distributions in reduction of the Certificate Principal Amount of such Certificates occur as a result of the repurchase or purchase of Mortgage Loans from the Trust Fund as described under "The Pooling Agreement--Representations and Warranties; Repurchase" or "--Optional Termination; Optional Mortgage Loan Purchase" herein. Such a repurchase or purchase from the Trust Fund will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loans had prepaid in full, except that no Prepayment Charges are made in respect thereof. The tables of "Percentage of Initial Certificate Principal Amount Outstanding For Each Designated Scenario" set forth below indicate the weighted average life of each Class of Offered Certificates (other than the Class X Certificates) and set forth the percentage of the initial Certificate Principal Amount of such Offered Certificates that would be outstanding after each of the dates shown based on the assumptions for each of the designated Scenarios described above under "--Yield on the Offered Certificates." The tables have also been prepared on the basis of the Mortgage Loan Assumptions described under "--Yield on the Offered Certificates." The Mortgage Loan Assumptions made in preparing the previous and following tables are expected to vary, and may vary significantly, from the actual performance of the Mortgage Loans. It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with the assumptions underlying any one of the Scenarios. Investors are urged to conduct their own analysis concerning the likelihood that the Mortgage Loans may pay or prepay on any particular date.

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO


                                   CLASS A-1




                             SCENARIO   SCENARIO
     DISTRIBUTION DATE           1         2
--------------------------- ---------- ---------
  Initial Percent .........     100%       100%
  October 3, 1999 .........      96%        96%
  October 3, 2000 .........      91%        91%
  October 3, 2001 .........      84%        84%
  October 3, 2002 .........      74%        74%
  October 3, 2003 .........      60%        60%
  October 3, 2004 .........      46%        46%
  October 3, 2005 .........      30%        30%
  October 3, 2006 .........      13%        13%
  October 3, 2007 .........       0%         0%
  October 3, 2008 .........       0%         0%
  Weighted Average Life
  (in years) ..............    5.44       5.44


--------
(1) Assuming that the 3rd day of each of the months indicated is the Distribution Date occurring in such month.

(2)   The weighted average life of the Class A-1 Certificates is determined by
      (i) multiplying the amount of each distribution or allocation in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date,
      (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Principal Amount referred to in clause (i).


              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO


                                   CLASS A-2




                             SCENARIO   SCENARIO
     DISTRIBUTION DATE           1         2
--------------------------- ---------- ---------
  Initial Percent .........     100%       100%
  October 3, 1999 .........     100%       100%
  October 3, 2000 .........     100%       100%
  October 3, 2001 .........     100%       100%
  October 3, 2002 .........     100%       100%
  October 3, 2003 .........     100%       100%
  October 3, 2004 .........     100%       100%
  October 3, 2005 .........     100%       100%
  October 3, 2006 .........     100%       100%
  October 3, 2007 .........     100%       100%
  October 3, 2008 .........       0%         0%
  Weighted Average Life
  (in years) ..............    9.88       9.75


--------
(1) Assuming that the 3rd day of each of the months indicated is the Distribution Date occurring in such month.

(2)   The weighted average life of the Class A-2 Certificates is determined by
      (i) multiplying the amount of each distribution or allocation in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date,
      (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO


                                    CLASS B




                             SCENARIO   SCENARIO
     DISTRIBUTION DATE           1         2
--------------------------- ---------- ---------
  Initial Percent .........     100%       100%
  October 3, 1999 .........     100%       100%
  October 3, 2000 .........     100%       100%
  October 3, 2001 .........     100%       100%
  October 3, 2002 .........     100%       100%
  October 3, 2003 .........     100%       100%
  October 3, 2004 .........     100%       100%
  October 3, 2005 .........     100%       100%
  October 3, 2006 .........     100%       100%
  October 3, 2007 .........     100%       100%
  October 3, 2008 .........       0%         0%
  Weighted Average Life
  (in years) ..............    9.97       9.85


--------
(1) Assuming that the 3rd day of each of the months indicated is the Distribution Date occurring in such month.

(2)   The weighted average life of the Class B Certificates is determined by
      (i) multiplying the amount of each distribution or allocation in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date,
      (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Principal Amount referred to in clause (i).


              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO


                                    CLASS C




                             SCENARIO   SCENARIO
     DISTRIBUTION DATE           1         2
--------------------------- ---------- ---------
  Initial Percent .........     100%       100%
  October 3, 1999 .........     100%       100%
  October 3, 2000 .........     100%       100%
  October 3, 2001 .........     100%       100%
  October 3, 2002 .........     100%       100%
  October 3, 2003 .........     100%       100%
  October 3, 2004 .........     100%       100%
  October 3, 2005 .........     100%       100%
  October 3, 2006 .........     100%       100%
  October 3, 2007 .........     100%       100%
  October 3, 2008 .........       0%         0%
  Weighted Average Life
  (in years) ..............    9.97       9.91


--------
(1) Assuming that the 3rd day of each of the months indicated is the Distribution Date occurring in such month.

(2)   The weighted average life of the Class C Certificates is determined by
      (i) multiplying the amount of each distribution or allocation in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date,
      (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO


                                    CLASS D




                             SCENARIO   SCENARIO
     DISTRIBUTION DATE           1         2
--------------------------- ---------- ---------
  Initial Percent .........     100%       100%
  October 3, 1999 .........     100%       100%
  October 3, 2000 .........     100%       100%
  October 3, 2001 .........     100%       100%
  October 3, 2002 .........     100%       100%
  October 3, 2003 .........     100%       100%
  October 3, 2004 .........     100%       100%
  October 3, 2005 .........     100%       100%
  October 3, 2006 .........     100%       100%
  October 3, 2007 .........     100%       100%
  October 3, 2008 .........       0%         0%
  Weighted Average Life
  (in years) ..............    9.97       9.97


--------
(1) Assuming that the 3rd day of each of the months indicated is the Distribution Date occurring in such month.

(2)   The weighted average life of the Class D Certificates is determined by
      (i) multiplying the amount of each distribution or allocation in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date,
      (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Principal Amount referred to in clause (i).


              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO


                                    CLASS E




                             SCENARIO   SCENARIO
     DISTRIBUTION DATE           1         2
--------------------------- ---------- ---------
  Initial Percent .........     100%       100%
  October 3, 1999 .........     100%       100%
  October 3, 2000 .........     100%       100%
  October 3, 2001 .........     100%       100%
  October 3, 2002 .........     100%       100%
  October 3, 2003 .........     100%       100%
  October 3, 2004 .........     100%       100%
  October 3, 2005 .........     100%       100%
  October 3, 2006 .........     100%       100%
  October 3, 2007 .........     100%       100%
  October 3, 2008 .........       0%         0%
  Weighted Average Life
  (in years) ..............    9.97       9.97


--------
(1) Assuming that the 3rd day of each of the months indicated is the Distribution Date occurring in such month.

(2)   The weighted average life of the Class E Certificates is determined by
      (i) multiplying the amount of each distribution or allocation in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date,
      (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Principal Amount referred to in clause (i).

                             THE POOLING AGREEMENT


GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of October 1, 1998 (the "Pooling Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer and the Trustee.


     The Depositor will provide to a prospective or actual holder of an Offered Certificate without charge, upon written request, a copy (without exhibits) of the Pooling Agreement. Requests should be addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036; Attention: Domenico Ruscitti, Prospectus Department, (212) 761-8570.


ASSIGNMENT OF THE MORTGAGE LOANS

     On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Depositor will cause to be delivered to the Trustee, with respect to each Mortgage Loan (i) the original Note endorsed without recourse to the order of the Trustee, as trustee; (ii) the original Mortgage(s) or counterpart(s) thereof; (iii) the assignment(s) of the Mortgage(s) in recordable form in favor of the Trustee; (iv) to the extent not contained in the Mortgages, the original assignment of leases and rents or counterpart thereof; (v) if applicable, the original assignment of assignment of leases and rents to the Trustee; (vi) where applicable, a copy of the UCC-1 financing statements, if any, including UCC-3 assignments; (vii) the original lender's title insurance policy (or marked commitments to insure); and (viii) originals or copies of environmental indemnities, collateral assignments of management agreements and such other loan documents as are in the possession of the Depositor, including original assignments thereof to the Trustee, unless the Depositor is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office in which case it shall notify the Trustee in writing of such delay and shall deliver such documents to the Trustee promptly upon the Depositor's receipt thereof.

     The Trustee, or any custodian for the Trustee, will hold such documents in trust for the benefit of the holders of Certificates. The Trustee is obligated to review such documents for each Mortgage Loan (in certain cases only to the extent such documents are identified by the Depositor as being part of the related mortgage file) within 45 days after the later of delivery or execution of the Pooling Agreement and report any missing documents or certain types of defects therein to the Depositor and MSMC.


REPRESENTATIONS AND WARRANTIES; REPURCHASE

     In the Pooling Agreement, the Depositor will assign the representations and warranties made by MSMC in the Loan Sale Agreement to the Trustee for the benefit of Certificateholders. The representations and warranties to be assigned to the Trustee for the benefit of the Certificateholders are set forth on Exhibit B to this Prospectus Supplement.

     The Pooling Agreement requires that the Master Servicer, the Special Servicer or the Trustee notify MSMC and the Depositor upon its becoming aware of any breach of any representation or warranty with respect to a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the holders of the Certificates therein. In the Loan Sale Agreement, MSMC will make the representations and warranties set forth in Exhibit B with respect to the Mortgage Loans, and that upon a breach of any of such representations and warranties that remains uncured and which materially and adversely affects the value of a Mortgage Loan, or the interest of the Certificateholders therein, MSMC will repurchase such Mortgage Loan at the Repurchase Price. The Pooling Agreement will provide that the Trustee will enforce the rights of the Trust Fund and Certificateholders under the Loan Sale Agreement.

     Notwithstanding the foregoing, the Pooling Agreement will provide that upon discovery by the Trustee, the Special Servicer or the Master Servicer of a breach of a representation or warranty that causes any Mortgage Loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code, such party shall give prompt notice thereof to the Depositor and MSMC and within 90 days after such discovery, if such breach cannot be cured within such period MSMC will be required to purchase such Mortgage Loan from the Trust Fund at the Repurchase Price.

     The obligations of MSMC to repurchase or cure constitute the sole remedies available to holders of Certificates or the Trustee for a breach of a representation or warranty by MSMC with respect to a Mortgage Loan. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or any of their respective affiliates will be obligated to purchase a Mortgage

Loan if MSMC defaults on its obligation to repurchase or cure, and no assurance can be given that MSMC will fulfill such obligations. See "The Depositor" in the Prospectus. If such obligation is not met as to a Mortgage Loan that is not a "qualified mortgage," the Upper-Tier REMIC and Lower-Tier REMIC may be disqualified as REMICs.

     The "Repurchase Price" with respect to a Mortgage Loan shall be equal to the sum of (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase, (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate, in effect from time to time, to but not including the Due Date in the Collection Period of purchase, (iii) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate, and unpaid Special Servicing Fees allocable to such Mortgage Loan and (iv) all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, which are reimbursable to such parties under the terms of the Pooling Agreement.


SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

     The Pooling Agreement requires each of the Master Servicer and the Special Servicer to service and administer the Mortgage Loans on behalf of the Trust Fund in the best interests of and for the sole benefit of all of the holders of Certificates (as determined by the Master Servicer or the Special Servicer in the exercise of its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling Agreement and the Mortgage Loans, and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans and to the maximization of the net present value of the Mortgage Loans, or the same care, skill, prudence and diligence which the Master Servicer and Special Servicer uses for loans serviced for their own account, whichever is higher, with respect to mortgage loans and REO properties that are comparable to the Mortgaged Properties, and in each event with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collection that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate), but without regard to (i) any known relationship that the Master Servicer or the Special Servicer, or an affiliate of the Master Servicer or the Special Servicer, as applicable, may have with the borrowers or any other parties to the Pooling Agreement; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as applicable, (iii) the Master Servicer's or the Special Servicer's obligation, as applicable, to make Advances: (iv) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation for its services under the Pooling Agreement or with respect to any particular transaction; (v) the ownership, servicing or management for others or itself, by the Master Servicer or the Special Servicer of any other mortgage loans or properties, or (vi) any obligation of the Master Servicer or Special Servicer to pay any indemnity with respect to or repurchase of any Mortgage Loan (the "Servicing Standard"). The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling Agreement. Notwithstanding any subservicing agreement, the Master Servicer or Special Servicer, as applicable, shall remain primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling Agreement without diminution of such obligation or liability by virtue of such subservicing agreement. Any subservicing agreement entered into by the Master Servicer or Special Servicer, as applicable, will provide that it may be assumed or terminated by the Trustee, or any successor Master Servicer or Special Servicer, if the Trustee, or any successor Master Servicer or Special Servicer, has assumed the duties of the Master Servicer or Special Servicer, respectively. The Pooling Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking any action in good faith, or for errors in judgment. The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling Agreement, the breach of certain specified covenants therein or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of its obligations or duties under the Pooling Agreement. The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer's obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

     The Master Servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan with respect to which: (i) the related borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next due date under such Mortgage Loan); (ii) the Master Servicer and/or the Trustee has made four consecutive P&I Advances (regardless of whether such P&I Advances have been reimbursed); (iii) the related borrower has expressed to the Master Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms; (iv) the Master Servicer has received notice that the related borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (v) the Master Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing such Mortgage Loan; (vi) a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders; or (vii) in the opinion of the Master Servicer (consistent with the Servicing Standard) a default under a Mortgage Loan is imminent and such Mortgage Loan deserves the attention of the Special Servicer; provided however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (a) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout of the Mortgage Loan, (b) with respect to the circumstances described in clause (iii), (iv),
(v) and (vii) above, when such circumstances cease to exist in the good faith judgment of the Master Servicer, or (c) with respect to the circumstances described in clause (vi) above, when such default is cured; provided, in any case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan. With respect to any Specially Serviced Mortgage Loan the Master Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and to make remittances and prepare certain reports to the Trustee for remittance to the Certificateholders with respect to such Mortgage Loan and upon the curing of such events the servicing of such Mortgage Loan will be returned to the Master Servicer.

     The Pooling Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable best efforts to collect all payments called for under the terms and provisions of the Mortgage Loans consistent with the Servicing Standard. Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment charge or penalty fee in connection with any delinquent Monthly Payment with respect to any Mortgage Loan. For any Mortgage Loan with respect to which, under the terms of the related loan documents, the mortgagee may, in its discretion, apply insurance proceeds, condemnation awards or escrowed funds to the prepayment of such loan prior to the expiration of the related Prepayment Lockout Period, the Master Servicer or Special Servicer, as applicable, may only require such a prepayment if the Master Servicer or Special Servicer, as applicable, has determined in accordance with the Servicing Standard that such prepayment is in the best interest of all Certificateholders. The Master Servicer and the Special Servicer will be directed in the Pooling Agreement not to take any enforcement action other than requests for payment with respect to payment of Deferred Interest or principal in excess of the principal component of the Monthly Payment prior to the final maturity date. The Master Servicer and the Special Servicer will also be permitted to forgive the payment of Deferred Interest under the circumstances described under "--Realization Upon Mortgage Loans; Modifications" below. With respect to any defaulted Mortgage Loan, subject to the restrictions set forth below under "--Realization Upon Mortgage Loans; Modifications," the Special Servicer will be entitled to pursue any of the remedies set forth in the related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. The Special Servicer may elect to extend a Specially Serviced Mortgage Loan (subject to conditions described herein) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.

ADVANCES

     The Master Servicer will be obligated to advance, on the Business Day immediately preceding a Distribution Date (the "Master Servicer Remittance Date"), an amount (each such amount, a "P&I Advance") equal to the total or any portion of the Monthly Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee Rate) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date (and which delinquent payment has not been cured as of the Master Servicer Remittance
Date), or, with respect to a Mortgage Loan for which the Special Servicer has elected to extend the payments as described in "--Realization Upon Mortgage Loans; Modifications" herein, the amount equal to the lesser of (a) the related Extended Monthly Payment (net of the related Servicing Fee) or (b) the Monthly Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee
Rate) that was due prior to the maturity date; provided, however, that the Master Servicer will not be required to make a P&I Advance to the extent it determines that such Advance would not ultimately be recoverable out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds and certain other collections with respect to such Mortgage Loan as to which such Advances were made. The Master Servicer will not be required or permitted to make an advance for Deferred Interest, Default Interest or Prepayment Charges. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of Monthly Payments (or Extended Monthly Payments) on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Amounts less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amounts, and (y) a fraction, the numerator of which is the Appraisal Reduction Amount with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance as of the last day of the related Collection Period.

     The Master Servicer will also be obligated (subject to the limitations described herein) to make cash advances ("Property Advances," and together with P&I Advances, "Advances") to pay delinquent real estate taxes, ground lease rent payments, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property. With respect to any Property Advances to pay delinquent real estate taxes, in the event that the Master Servicer reasonably anticipates that such taxes will be paid by the related borrower prior to the close of business on the penalty date, the Master Servicer will be allowed to delay payment of such tax until the earlier of (i) five business days after the Master Servicer has determined that such tax bill has not been paid by the related borrower or (ii) forty-five days past such penalty date. In addition, the Special Servicer may be obligated to make certain Property Advances with respect to Specially Serviced Mortgage Loans. Any Property Advances made by the Special Servicer will be reimbursed by the Master Servicer on a monthly basis and such reimbursement will be treated as Property Advance by the Master Servicer.

     The obligation of the Master Servicer, the Special Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Master Servicer, the Special Servicer or the Trustee will be required to make any Advance that it determines in its good faith business judgment will not be ultimately recoverable by the Master Servicer, the Special Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds and certain other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Master Servicer, the Special Servicer or the Trustee, as applicable, determines in its good faith business judgment that any Advance previously made will not be ultimately recoverable from the foregoing sources, then the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest thereon at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee (or in the case of the Trustee, the Depositor) setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (including but not limited to information selected by the Master Servicer or the Special Servicer in its good faith discretion such as related income and expense statements, rent rolls, occupancy status, property inspections, inquiries by the Master Servicer, the Special Servicer or the Trustee, as applicable, and an independent appraisal performed in accordance with MAI standards and methodologies on the applicable Mortgaged Properties).

     To the extent the Master Servicer or Special Servicer fails to make an Advance it is required to make under the Pooling Agreement, the Trustee, subject to a determination of recoverability, will make such required Advance, pursuant to the terms of the Pooling Agreement. The Trustee (or the Master Servicer with respect to a Property Advance required to be made by the Special Servicer) will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer (or the Special Servicer). See "--Duties of the Trustee" below.

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it equal to the amount of such Advance and interest accrued thereon at the Advance Rate from
(i) late payments on the Mortgage Loan by the borrower, (ii) insurance proceeds, condemnation proceeds or liquidation proceeds from the sale of the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance or interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

     The Master Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Advances at the Prime Rate (the "Advance Rate"), compounded monthly as of each Master Servicer Remittance Date and the Master Servicer will be authorized to pay itself, the Special Servicer or the Trustee, as applicable, such interest monthly from general collections with respect to all of the Mortgage Loans prior to any payment to holders of Certificates. If the interest on such Advance is not recovered from Default Interest on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in The Wall Street Journal, New York edition.


ACCOUNTS

     Collection Account. On each Due Date, the Master Servicer will be required to withdraw from each Lockbox an amount equal to the Monthly Payment on the related Mortgage Loan and deposit such amount into a segregated account (the "Collection Account") established pursuant to the Pooling Agreement for application towards the Monthly Payment due on the related Mortgage Loan. The Master Servicer shall also deposit into the Collection Account within one Business Day of receipt all other payments in respect of the Mortgage Loans, other than amounts deposited into any Reserve Account.

     Distribution Accounts. The Trustee will establish and maintain two segregated accounts (the "Lower-Tier Distribution Account" and the "Upper-Tier Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates entitled to distributions therefrom. With respect to each Distribution Date, the Master Servicer will disburse from the Collection Account and deposit into the Lower-Tier Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds, and (ii) the portion of the Servicing Compensation representing the Trustee Fee. In addition, the Master Servicer will deposit all P&I Advances into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account as described herein. On each Distribution Date, the Trustee will withdraw amounts distributable on such date on the Regular Certificates and on the Class R Certificates (which are expected to be zero) from the Lower-Tier Distribution Account and deposit such amounts in the Upper-Tier Distribution Account. See "Description of the Offered Certificates--Distributions" herein.

     Interest Reserve Account. The Trustee will establish and maintain an Interest Reserve Account ("Interest Reserve Account") in the name of the Trustee for the benefit of the holders of the Certificates. On each Distribution Date occurring in any February and on any Distribution Date occurring in any January which occurs in a year which is not a leap year, the Trustee will be required to deposit (based on information provided by the Master Servicer or the Special Servicer), in respect of each Mortgage Loan having a Mortgage Rate less than or equal to 6.61% (the "Interest Reserve Loans"), into the Interest Reserve Account, an amount equal to one day's interest collected on the Stated Principal Balance of such Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January and February, "Withheld Amounts"). On each Distribution Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and February, if any, and deposit such amount into the Lower-Tier Distribution Account.

     The Trustee will also establish and maintain one or more segregated accounts for the "Deferred Interest Distribution Account" in the name of the Trustee for the benefit of the Certificateholders entitled to distributions therefrom and the "Class Q Distribution Account" in the name of the Trustee for the benefit of the holders of the Class Q Certificates.

     The Lockboxes, the Collection Account, the Interest Reserve Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Deferred Interest Distribution Account and the Class Q Distribution Account will be held in the name of the Trustee (or the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Master Servicer will be authorized to make withdrawals from the Lockboxes, the Cash Collateral Accounts and the Collection Account. Each of the Lockboxes, Collection Account, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, any escrow account, the Deferred Interest Distribution Account and the Class Q Distribution Account will be either (i) (A) an account maintained with either a federal or state chartered depository institution or trust company the long term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) of which are rated by each of the Rating Agencies in one of its three highest rating categories at all times (or in the case of the REO Account, Lockboxes, and Collection Account, the long term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) of which are rated at least "AA" by DCR and "AA--" by S&P or, if applicable, the short term rating equivalent thereof (or "A-1" in the case of S&P) or (B) as to which the Master Servicer or the Trustee, as applicable, has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause such Rating Agency to qualify, withdraw or downgrade any of its ratings on the Certificates, or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity (an "Eligible Bank"); provided, however, that the establishment and administration of the Lockboxes and escrow accounts will be subject to the related Mortgage Loan documents and applicable law. Amounts on deposit in the Collection Account, the Lockboxes, the Interest Reserve Account, the escrow accounts and any REO Account may be invested in certain United States government securities and other high-quality investments ("Permitted Investments"). Interest or other income earned on funds in the Collection Account, the Lockboxes and the escrow accounts will be paid to the Master Servicer (except, in the case of the Lockboxes or the escrow accounts to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.


WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Master Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling Agreement: (i) to remit on or before each Master Servicer Remittance Date (A) to the Lower-Tier Distribution Account an amount equal to the sum of (I) Available Funds and any Prepayment Charges and (II) the Trustee Fee for such Distribution Date, (B) to the Class Q Distribution Account an amount equal to the Net Default Interest received in the related Collection Period, if any, (C) to the Deferred Interest Distribution Account an amount equal to the Deferred Interest received in the related Collection Period, if any, and (D) to the Interest Reserve Account an amount required to be withheld as described under "--Accounts--Interest Reserve Account;" (ii) to pay or reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, pursuant to the terms of the Pooling Agreement for Advances made by any of them and interest on Advances, the Master Servicer's, the Special Servicer's or the Trustee's right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under "--Advances"; (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer as compensation, the aggregate unpaid Servicing Compensation (not including the portion of the Servicing Compensation representing the Trustee Fee) in respect of the immediately preceding Interest Accrual Period; (iv) to pay on or before each Distribution Date to any person with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee and/or the Depositor for unpaid Servicing Compensation (in the case of the Master Servicer, the Special Servicer or the Trustee), and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling Agreement; (vi) to pay to the Trustee amounts requested by it to pay any taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC; (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.


SUCCESSOR MANAGER

     With respect to each Mortgage Loan, the Master Servicer or the Special Servicer, as applicable, will enforce the Trustee's rights with respect to the manager under the related Mortgage Loan and management agreement. In the event the Master

Servicer or the Special Servicer is entitled itself to terminate, or to cause the related borrower to terminate, the manager under the Mortgage Loan, the Master Servicer or the Special Servicer, as the case may be, will promptly give notice of its intent to exercise its right to terminate the manager to the Trustee (who will copy the holders of Certificates and the Rating Agencies). The most subordinate Class of Certificates then outstanding (provided, however, that for purposes of determining the most subordinate Class, in the event that the Class A Certificates are the only Classes outstanding (other than the Class X Certificates or the Class Q or Residual Certificates), the Class A Certificates and the Class X Certificates together will be treated as the most subordinate Class of Certificates) will have the right to recommend termination of the manager, and if so, to recommend a Successor Manager (as defined below). Holders of Certificates representing Voting Rights of greater than 50% of such subordinate Class of Certificates will have 10 Business Days from the receipt of such notice to respond to such notice. Upon receipt of a recommendation to terminate the manager and appoint a Successor Manager, the Master Servicer or the Special Servicer, as the case may be, will give notice of such recommendation to the Trustee (who will copy the holders of Certificates) and effect such recommendation unless: (i) within five business days of the receipt of notice of such recommendation holders of Certificates representing Voting Rights of greater than 50% of any Class of Certificates which is assigned a rating by any Rating Agency on the Closing Date reject such proposed Successor Manager; or (ii) the Master Servicer or the Special Servicer, as the case may be, determines that effecting such recommendation to terminate is not consistent with the Servicing Standard and therefore the Master Servicer or Special Servicer elects not to effect such recommendation. If the Master Servicer or the Special Servicer, as the case may be, does not receive a required response (or if the response received is inconsistent) and the Master Servicer or the Special Servicer, as the case may be, determines it is consistent with the Servicing Standard to terminate the manager or in the event the manager is otherwise terminated or resigns under the related Mortgage or management agreement, the Master Servicer or the Special Servicer, as applicable, shall use its best efforts, or if applicable cause the related borrower, to retain a Successor Manager (or the recommended Successor Manager, if any) on terms substantially similar to the existing management agreement or, failing that, on terms as favorable to the Trust Fund as can reasonably be obtained. For purposes of this paragraph, a "Successor Manager" shall be reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, shall not cause a downgrade, qualification or withdrawal of any of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced in writing, and shall be a professional management corporation or business entity which manages, and is experienced in managing, other comparable commercial properties and meets any criteria in the related loan documents.


ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     Subject to certain exceptions in the case of certain of the Mortgage Loans (see "Description of the Mortgaged Properties and the Mortgage Loans" herein), the Mortgage Loans contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans shall, at the mortgagee's option, become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer. The Master Servicer or the Special Servicer, with respect to Specially Serviced Mortgage Loans, will not be required to enforce such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the Master Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Master Servicer or the Special Servicer, as applicable, determines that granting such consent would be likely to result in a greater recovery, the Master Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (a) the proposed transfer is in compliance with the terms of the related Mortgage and (b) the Master Servicer or the Special Servicer, as applicable, has received written confirmation from each Rating Agency that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

     Subject to certain exceptions in the case of certain of the Mortgage Loans (see "Description of the Mortgaged Properties and the Mortgage Loans" herein), the Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause which by their terms (a) provide that the Mortgage Loans shall, at the mortgagee's option, become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (b) require the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Master Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Master Servicer or the Special Servicer, as applicable, (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) receives prior written confirmation from each Rating Agency that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

     See "Certain Legal Aspects of the Mortgage Loans and the
Leases--Due-on-Sale and Due-on-Encumbrance" in the Prospectus.


INSPECTIONS

     The Master Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standards, but in any event (i) the Master Servicer is required to inspect each Mortgaged Property with an Allocated Loan Amount of (a) $5,000,000 or more at least once every 12 months and (b) less than $5,000,000 at least once every 24 months (provided, however, that at least 50% of the Mortgaged Properties with Allocated Loan Amounts of less than $5,000,000 will be inspected within 12 months after the Closing Date), in each case commencing in October, 1999 (or at such other times, provided each Rating Agency has confirmed in writing to the Master Servicer that such schedule will not result in the withdrawal, downgrading or qualification of the then current ratings assigned to the Certificates) and (ii) if the Mortgage Loan (a) becomes a Specially Serviced Mortgage Loan, or (b) has a debt service coverage ratio of less than 1.0, the Master Servicer (or with respect to Specially Serviced Mortgage Loans, the Special Servicer) is required to inspect the related Mortgaged Properties as soon as practicable and thereafter at least every twelve months until such condition ceases to exist. The cost of any such inspection shall be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Mortgage Loan, in which case such cost will be borne by the Trust Fund.


EVIDENCE AS TO COMPLIANCE

     The Pooling Agreement requires that each of the Master Servicer and the Special Servicer cause a nationally recognized firm of independent public accountants (which may render other services to the Master Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee on or before March 31 of each year, beginning March 31, 1999, a report which expresses an opinion to the effect that the assertion of management of the Master Servicer or the Special Servicer that it has maintained an effective internal control system over the servicing of mortgage loans including the Mortgage Loans for the preceding calendar year is fairly stated, based on an examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation, except for such exceptions stated in such report.

     The Pooling Agreement also requires each of the Master Servicer and the Special Servicer to deliver to the Trustee, on or before March 31 of each year, beginning March 31, 1999, an officers' certificate of the Master Servicer or the Special Servicer, as the case may be, stating that, to the best of each such officer's knowledge, the Master Servicer or the Special Servicer, as the case may be, has fulfilled its obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or, if there has been a default, specifying each default known to each such officer, and that it has maintained an effective internal control system over the servicing of mortgage loans including the Mortgage Loans.


CERTAIN MATTERS REGARDING THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

     Each of the Master Servicer and the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling Agreement, provided that certain conditions are satisfied including obtaining the consent of the Trustee and written confirmation of each of the Rating Agencies that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates. The Pooling Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or the Special Servicer, as the case may be, thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses.

     The Pooling Agreement also provides that the holders of a majority of the Percentage Interests in the Directing Class may, at their election, remove and replace the Special Servicer, provided that certain conditions are satisfied including obtaining the written confirmation of each of the Rating Agencies that such removal and replacement will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates.

     The Pooling Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, nor any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer will be under any liability to the Trust Fund or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Depositor, the Master Servicer, the Special Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation, or (ii) any willful misconduct, bad faith, fraud or negligence in the performance or disregard of duties thereunder. The Pooling Agreement further provides that the Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with or relating to the Pooling Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance or disregard of duties thereunder in each case by the person being indemnified, or
(ii) with respect to any such party, resulting from the breach by such party of any of its representations or warranties contained in the Pooling Agreement.

     In addition, the Pooling Agreement provides that none of the Depositor, the Master Servicer, nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling Agreement and which in its opinion does not expose it to any expense or liability. The Depositor, the Master Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer will be entitled to be reimbursed therefor from the Collection Account.

     The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer or the Trustee under the Pooling Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Trust Fund in accordance with the standard set forth above. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling Agreement.

     Any person into which the Depositor, the Master Servicer or the Special Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer is a party, or any person succeeding to the business of the Depositor, the Master Servicer or the Special Servicer, will be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, under the Pooling Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Depositor, the Master Servicer or the Special Servicer under the Pooling Agreement.


EVENTS OF DEFAULT

     Events of default of the Master Servicer (each, with respect to the Master Servicer, an "Event of Default") under the Pooling Agreement consist, among other things, of (i) any failure by the Master Servicer to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Lower-Tier Distribution Account, Deferred Interest Distribution Account or Class Q Distribution Account any amount required to be so remitted at the time required to be remitted pursuant to the Pooling Agreement; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements or the material breach of its representations or warranties under the Pooling Agreement which continues unremedied for thirty (30) days after the giving of written notice of such failure to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer and to the Depositor and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected Class, and if such default is not capable of being cured within such 30 day period and the Master Servicer is diligently pursuing such cure, the Master Servicer shall be entitled to an additional 30 day period; (iii) any failure by the Master Servicer to make any Advances as required pursuant to the Pooling Agreement; (iv) confirmation in writing by any Rating Agency that not terminating the Master Servicer would, in and of itself, cause the then-current rating assigned to any Class of Certificates to be qualified, withdrawn or downgraded; or (v) certain events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Master Servicer indicating its insolvency or inability to pay its obligations.

     Events of default of the Special Servicer (each, with respect to the Special Servicer, an "Event of Default") under the Pooling Agreement consist, among other things, of (i) any failure by the Special Servicer to remit to the Collection Account any amount so required under the Pooling Agreement; (ii) any failure by the Special Servicer duly to observe or perform in any material respect any of its other covenants or agreements, or the material breach of its representations or warranties under the Pooling Agreement which continues unremedied for a period of 30 days after the giving of written notice of such failure to the Special Servicer by the Master Servicer, the Depositor or the Trustee, or to the Special Servicer, the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected Class; (iii) confirmation in writing by any Rating Agency that not terminating the Special Servicer would, in and of itself, cause the then-current rating assigned to any Class of Certificates to be qualified, withdrawn or downgraded; or (iv) certain events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Special Servicer indicating its insolvency or inability to pay its obligations.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default with respect to the Master Servicer (acting as Master Servicer or Special Servicer) occurs, which has not been remedied, then the Trustee may, and at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will be required to terminate all of the rights and obligations of the Master Servicer as Master Servicer under the Pooling Agreement and in and to the Trust Fund. If an Event of Default with respect to the Master Servicer (acting as Master Servicer or Special Servicer) described in clause (v) in the second preceding paragraph occurs, the rights and obligations of the Master Servicer under the Pooling Agreement shall automatically terminate. Notwithstanding the foregoing, upon any termination of the Master Servicer under the Pooling Agreement, the Master Servicer will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling Agreement. In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated, the Master Servicer will also be terminated as Special Servicer.

     On and after the date of termination following an Event of Default by the Master Servicer, the Trustee will succeed to all authority and power of the Master Servicer (and the Special Servicer if the Special Servicer is also the Master Servicer) under the Pooling Agreement and will be entitled to the compensation arrangements to which the Master Servicer (and the Special Servicer if the Special Servicer is also the Master Servicer) would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the long-term unsecured debt rating of the Trustee is not at least "AA" by DCR and S&P or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Master Servicer or Special Servicer will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency to act as successor to the Master Servicer or Special Servicer under the Pooling Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid. If the compensation payable to such successor exceeds that to which the predecessor Master Servicer was entitled, the additional servicing compensation will be allocated to the Certificates in the same manner as Realized Losses.

     If the Special Servicer is not the Master Servicer and an Event of Default with respect to the Special Servicer occurs, which has not been remedied, the Trustee may, and at the direction of the holders of at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will be required to terminate the Special Servicer and the Trustee will succeed to all the power and authority of the Special Servicer under the Pooling Agreement, unless such termination and succession would result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates, as evidenced in writing by each Rating Agency, in which case, a successor Special Servicer shall be appointed in accordance with the Pooling Agreement. The Trustee or other successor Special Servicer which succeeds to the power and authority of the Special Servicer will be entitled to the compensation to which the Special Servicer would have been entitled.

     No Certificateholder will have any right under the Pooling Agreement to institute any proceeding with respect to the Pooling Agreement or the Mortgage Loans, unless, with respect to the Pooling Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling Agreement, and of the continuance thereof, and unless also the holders of Certificates of each Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

     The Trustee will have no obligation to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     The Pooling Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the holders of Certificates (i) to cure any ambiguity; (ii) to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and Lower-Tier REMIC as a REMIC, or to prevent the imposition of any material state or local taxes; (iv) to amend or supplement a provision which will not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an opinion of counsel or confirmation in writing from each Rating Agency that such amendment will not result in a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates; (v) to amend or supplement any provisions therein to the extent necessary or desirable to maintain the rating assigned to each of the Classes of Certificates by each Rating Agency; and (vi) to make any other provisions with respect to matters which are not inconsistent with any other provisions therein and will not result in a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates. The Pooling Agreement provides that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

     The Pooling Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the holders of Certificates evidencing at least 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate; (ii) alter the obligations of the Master Servicer, the Special Servicer or the Trustee to make a P&I Advance or Property Advance or alter the servicing standards set forth in the Pooling Agreement; (iii) change the percentages of Voting Rights of holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement; or (iv) amend the section in the Pooling Agreement relating to the amendment of the Pooling Agreement, in each case without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby.

     The "Voting Rights" assigned to each Class shall be (a) 0% in the case of the Class Q, Class R and Class LR Certificates, (b) 2.9% in the case of the Class X Certificates (the "Fixed Voting Rights Percentage"), and (c) in the case of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates, a percentage equal to the product of (i) 100% minus the Fixed Voting Rights Percentage multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of any such Class (which will be reduced for this purpose by the amount of any Appraisal Reduction Amounts notionally allocated to such Class, if applicable) and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of Certificates. The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.


REALIZATION UPON MORTGAGE LOANS; MODIFICATIONS

     Specially Serviced Mortgage Loans; Appraisals; Extensions. Within 60 days following the occurrence of an Appraisal Reduction Event (or such longer period of time, not to exceed 30 days, provided that the Special Servicer is diligently proceeding, in accordance with the Servicing Standard to obtain such appraisal), the Special Servicer will be required to

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obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser in accordance with MAI standards (an "Updated Appraisal"); provided, that, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal which is less than twelve months old. The cost of any Updated Appraisal shall be a Property Advance to be paid by the Master Servicer.

     Following a default in the payment of any principal balance and accrued interest remaining unpaid on the maturity date of a Mortgage Loan, the Special Servicer may either foreclose upon or comparably convert the related Mortgaged Property or elect to grant up to three consecutive one-year extensions of the Specially Serviced Mortgage Loan; provided that the Special Servicer may only extend such Mortgage Loan if (i) immediately prior to the default on the maturity date (or the first or second anniversary thereof in the case of the second or third extension), respectively, the related borrower had made twelve consecutive Monthly Payments (or Extended Monthly Payments in the case of the second or third extension) on or prior to their Due Dates, (ii) the Special Servicer determines that (A) extension of such Mortgage Loan is consistent with the Servicing Standard described herein and (B) extension of such Mortgage Loan is likely to result in a recovery which on a net present value basis would be greater than the recovery that would result from a foreclosure, (iii) such extension requires that all cash flow on all related Mortgaged Properties in excess of amounts required to operate and maintain such Mortgaged Properties be applied to payments of principal and interest on such Mortgage Loan, (iv) the Special Servicer terminates the related manager unless the Special Servicer determines that retaining such manager is conducive to maintaining the value of such Mortgaged Properties and (v) such extension requires the related borrower to make Extended Monthly Payments. The Special Servicer's determination to extend shall be made in the Special Servicer's good faith judgment, and may, but is not required to be, based on an Updated Appraisal.

     The Special Servicer will not be permitted to agree to any extension of a Mortgage Loan beyond the date which is 3 years prior to the Rated Final Distribution Date or beyond the date that is ten years prior to expiration of any ground lease with respect to a Mortgage Loan. If such borrower fails to make an Extended Monthly Payment during the initial extension period, no further extensions will be granted. The "Extended Monthly Payment" with respect to any extension of a Mortgage Loan that is delinquent in the payment of any principal balance and accrued interest remaining unpaid on its maturity date, is equal to (a) the principal portion of a revised monthly payment (which will be calculated based on an amortization schedule which would fully amortize such principal balance and accrued interest over a term that does not extend past the date occurring two years prior to the Rated Final Distribution Date (commencing on the maturity date of such Mortgage Loan) and an interest rate no less than the Mortgage Rate with respect to such Mortgage Loan), and (b) interest at the applicable Default Rate; provided, however, that the Special Servicer may agree that the Extended Monthly Payments may include interest at a rate lower than the related Default Rate (but, except as otherwise provided in the Pooling Agreement, not lower than the related Mortgage Rate). In no event will the Special Servicer be permitted to extend any Mortgage Loan at a rate lower than the Mortgage Rate.

     The Master Servicer or Special Servicer shall be permitted, in its discretion, to waive all or any accrued Deferred Interest if, prior to the related maturity date, the related borrower has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Deferred Interest, provided that the Master Servicer or Special Servicer, as applicable, determines that (i) in the absence of the waiver of such Deferred Interest, there is a reasonable likelihood that the Mortgage Loan will not be paid in full on the related maturity date and (ii) waiver of the right to such accrued Deferred Interest is reasonably likely to produce a greater payment in the aggregate to Certificateholders on a present value basis than a refusal to waive the right to such Deferred Interest. Any such waiver shall not be effective until such prepayment is tendered.

     The mortgagee is required to give notice to the Crystal Park IV Ground Lessor of a Loan Default under the Crystal Park IV Loan, and the Crystal Park IV Ground Lessor has certain cure rights during the exercise of which certain of mortgagee's rights may not be exercised. See "Description of the Mortgaged Properties and Mortgage Loans--Crystal Park IV: The Borrower; The Property--Ground Lease."

     Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans. In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding shall be paid by the Master Servicer as a Property Advance.

     If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Mortgagor, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

     Notwithstanding anything herein to the contrary, the Pooling Agreement will provide that the Special Servicer will not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, or the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, based on an environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee, on behalf of holders of Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

     If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling Agreement provides that the Trustee (or the Special Servicer, on behalf of the Trustee), must administer such Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling Agreement also requires that any such Mortgaged Property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, the Lower-Tier REMIC will not be taxable on income received with respect to a Mortgaged Property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Lower-Tier REMIC, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the Lower-Tier REMIC will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. The Pooling Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. See "Certain Federal Income Tax Consequences--Prohibited Transactions and Other Taxes" in the Prospectus.

     The Pooling Agreement will provide that the Special Servicer may offer to sell to any person any defaulted Mortgage Loan or any REO Property, or may offer to purchase any Specially Serviced Mortgage Loan or any REO Property, if and when the Special Servicer determines, consistent with the Servicing Standard, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund, but shall, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in the Pooling Agreement, including extensions thereof. The Special Servicer is required to give the Trustee not less than five days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer is required to accept the highest offer received from any person for any Specially Serviced Mortgage Loan or any REO Property in an amount at least equal to the Repurchase Price or, at its option, if it has received no offer at least equal to the Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan or REO Property at such Repurchase Price.

     In the absence of any such offer (or purchase by the Special Servicer), the Special Servicer shall accept the highest offer received from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is a person not the Depositor, Servicer, Special Servicer, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer, or any known affiliate of any of them (collectively, an "Interested Person"), or is determined to be a fair price by the Trustee (based upon, among other things, updated independent appraisals received by the Trustee), if the highest offeror is an Interested Person. Neither the Trustee, in its individual capacity, nor any of its affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan or any REO Property.

     The Pooling Agreement will not obligate the Special Servicer to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the holders of Certificates. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not a person affiliated with the Special Servicer. The Special Servicer is required to use its best efforts to sell all Specially Serviced Mortgage Loans and REO Property prior to the Rated Final Distribution Date.

     Following a default in the payment of principal or interest on a Mortgage Loan, the Special Servicer, after consultation with, and agreement by, the Master Servicer, may elect not to foreclose or institute similar proceedings or modify such Mortgage Loan (as described below) and instead the Master Servicer shall continue to make P&I Advances with respect to such delinquencies so long as the Special Servicer, in its reasonable judgment, after consultation with, and agreement by, the Master Servicer, concludes (a) that the election not to foreclose or modify would likely result in a greater recovery, on a present value basis, than would foreclosure or modification and (b) such P&I Advances will not be Nonrecoverable Advances. With respect to such conclusions, the Master Servicer may conclusively rely (absent manifest error) on the Special Servicer's computations and analysis.

     Modifications. During the term of a Specially Serviced Mortgage Loan, the Special Servicer, may, consistent with the Servicing Standard, agree to modify such Mortgage Loan to reduce the amount of principal (but, except as otherwise provided below, not interest) payable monthly on such Mortgage Loan provided that (a) a material default in respect of payment on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification is reasonably likely to produce a greater recovery to Certificateholders, on a net present value basis, than would liquidation; (b) the Special Servicer terminates the related manager (unless the Special Servicer determines that retaining such manager is conducive to maintaining the value of the related Mortgaged Properties); and (c) the Special Servicer may only agree to reductions of principal lasting a period of no more than twelve consecutive months and, in the aggregate, to no more than three reductions of twelve months or less each; provided, however, Certificateholders representing greater than 66 2/3% of all Voting Rights may direct the Special Servicer not to agree to any such modification. The Special Servicer will promptly provide a copy of such proposed modification to the Master Servicer, the Rating Agencies and the Trustee. The Trustee will, within five Business Days, notify, in writing, all of the Certificateholders that have Voting Rights for such proposed modification. For purposes of determining whether Certificateholders representing 66 2/3% of all Voting Rights have directed the Special Servicer not to agree to such modification, each Certificateholder will have 15 days to respond to such notice, and any Certificateholder that has not responded within such time period will be deemed to have consented to such modification. In the event that the Special Servicer is directed not to agree to such modification, the Special Servicer will continue to have the options described elsewhere herein, including foreclosure, subject to the following paragraph, or, if applicable, extension of the related Mortgage Loan.

     Additionally, the Special Servicer may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term or forgive or defer interest on and principal of, and/or add collateral for, any Specially Serviced Mortgage Loan with the consent of Certificateholders representing 100% of the Percentage Interests of the most subordinate Class of Certificates then outstanding (the "Directing Class"), subject, however, to each of the following limitations, conditions and restrictions: (a) a material default in respect of such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a net present value basis, than would liquidation; (b) no reduction in the scheduled monthly payment of interest on any Mortgage Loan as a result of such modification, waiver or amendment may result in an Interest Shortfall to any Class other than the Directing Class, determined as of the date of such modification, waiver or amendment; (c) any reduction in the scheduled monthly payment of principal and/or interest on any Mortgage Loan must require that all cash flow on all related Mortgaged Properties in excess of amounts required to operate and maintain such Mortgaged Properties be applied to payments of principal and interest on such Mortgage Loan; (d) the Special Servicer may only agree to reductions of principal and/or interest lasting a period of no more than twelve consecutive months and, in the aggregate, to no more than three periods of twelve months or less each; (e) the Special Servicer may not reduce any Prepayment Charge or Prepayment Lockout Period; (f) the Special Servicer may not forgive an aggregate amount of principal of the Mortgage Loans in excess of the Certificate Principal Amount of the Directing Class less the sum of (x) the aggregate amount of Appraisal Reduction Amounts then outstanding and
(y) the aggregate amount of Interest Shortfalls then outstanding (other than with respect to the Directing Class); and (g) the Special Servicer will not permit any borrower to add any collateral unless the Special Servicer (i) has first determined in accordance with the Servicing Standard, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that such additional collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (ii) has received confirmation from each Rating Agency that such action will not result in the downgrade, qualification or withdrawal of the ratings of the Certificates. The Certificateholders of the Directing Class will be required to identify themselves to the Trustee and the Special Servicer (who may rely on such identification absent any contrary instructions from the Trustee). Notwithstanding the foregoing, the Special Servicer will not be required to act contrary to the Servicing Standard. For the purpose of determining the Percentage Interest of the Directing Class, the Certificates held by any Certificateholder that (i) holds, or whose affiliate holds, any debt of any of the borrowers, or any of the affiliates of the borrowers, under the Mortgage Loans, or (ii) is the related manager or affiliate of the related manager, shall not be taken into consideration.

     The Master Servicer or the Special Servicer, as applicable, and consistent with the Servicing Standard, shall be permitted to modify, waive or amend any term of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable if, and only if, such modification, waiver or amendment
(a) would not be "significant" as such term is defined in Treasury Regulations
Section 1.860G-2(b) (and the Master Servicer or the Special Servicer, as applicable, may rely upon an Opinion of Counsel in making such determination),
(b) would be in accordance with the Servicing Standard and (c) would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto. The consent thereto of the majority of Percentage Interests of each Class of Certificates affected thereby or written confirmation from each Rating Agency that such modification, waiver or amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates shall not be required but shall be conclusive evidence that such modification, waiver or amendment would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto. In addition, any material modification, waiver or amendment that is made by the Master Servicer will require the previous consent of the Special Servicer, who shall grant or withhold such consent in accordance with the Servicing Standard. The Master Servicer or the Special Servicer, as applicable, shall provide copies of any modifications, waiver or amendment to each Rating Agency.


OPTIONAL TERMINATION

     The Depositor and, if the Depositor does not exercise its option, the Master Servicer and, if neither the Depositor nor the Master Servicer exercises its option, the holders of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class LR Certificates will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance

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of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-Off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;
(B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date, and (D) unreimbursed Property Advances, and unpaid servicing compensation, special servicing compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month's interest thereon at the related Mortgage Rates. There can be no assurance that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Trust Fund. See "Description of the Certificates--Termination" in the Prospectus.

     Any Mortgage Loan purchased under the circumstances described in the preceding paragraph will be purchased subject to a continuing right of (i) the holders of the Class Q Certificates to receive from the purchaser(s), from time to time, payments corresponding to Default Interest with respect to such Mortgage Loan and (ii) the holders of the Classes of Certificates entitled to receive the Deferred Interest with respect to such Mortgage Loan, to receive from the purchaser(s), from time to time, payments corresponding to Deferred Interest with respect to such Mortgage Loan.


THE TRUSTEE

     Norwest Bank Minnesota, National Association ("Norwest Bank") will act as Trustee of the Trust Fund pursuant to the Pooling Agreement. Norwest Bank, a direct, wholly owned subsidiary of Norwest Corporation, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Norwest Bank's principal office is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Certificate transfer services are conducted at Norwest Bank's offices in Minneapolis. Norwest Bank otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. In addition, Norwest Bank maintains a trust office in New York located at 3 New York Plaza, New York, New York 10004. Certificateholders and other interested parties should direct their inquiries to the New York office. The telephone number is (212) 515-5240. See "Description of the Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus.

     The Depositor may remove the Trustee if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of at least 50% of all Certificateholders may remove the Trustee upon written notice to the Depositor, the Master Servicer and the Trustee. Any resignation or removal of the Trustee and appointment of a successor trustee and, if such successor trustee is not rated at least "AA" by DCR and S&P, fiscal agent, will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent. Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by them and interest thereon as provided in the Pooling Agreement. All expenses incurred by the Trustee upon any removal without cause will be paid by the party terminating the Trustee. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, as evidenced in writing by the Rating Agencies.

     Pursuant to the Pooling Agreement, the Trustee will be entitled to receive a monthly fee (the "Trustee Fee") at a specified rate (the "Trustee Fee Rate"), payable by the Master Servicer out of the Servicing Fee.

     The Trust Fund will indemnify the Trustee against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling Agreement, or in the exercise of any of its rights or powers, if in the Trustee's opinion, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Master Servicer and the Special Servicer each indemnify the Trustee and certain related parties for similar losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of the Master Servicer's or the Special Servicer's duties as applicable, under the Pooling Agreement or by reason of reckless disregard of its respective obligations and duties under the Pooling Agreement.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling Agreement.


DUTIES OF THE TRUSTEE

     The Trustee (except for the information under the first paragraph of "--The Trustee") and the Master Servicer (except for the information under the second and third paragraph under "--The Master Servicer") will make no representation as to the validity or sufficiency of the Pooling Agreement, the Certificates or the Mortgage Loans, this Prospectus Supplement or related documents.

     In the event that the Master Servicer fails to make a required Advance, the Trustee (or with respect to a Property Advance required to be made by the Special Servicer, the Master Servicer, and if the Master Servicer so fails, the Trustee), will be obligated to make such Advance, provided that the Trustee shall not be obligated to make any Advance it deems to be nonrecoverable. The Trustee shall be entitled to rely conclusively on any determination by the Master Servicer or Special Servicer, as applicable, that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance made by it in the same manner and to same extent as the Master Servicer or Special Servicer, as applicable.

     If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling Agreement. The Trustee will not be accountable for the use or application by the Depositor, the Master Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Lockbox Accounts, Cash Collateral Accounts, Reserve Accounts, Collection Account, Interest Reserve Account, Upper-Tier Distribution Account, Lower-Tier Distribution Account, Deferred Interest Distribution Account, Class Q Distribution Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement.

     In addition, pursuant to the Pooling Agreement, the Trustee, at the cost and expense of the Depositor, based upon reports, documents, and other information provided to the Trustee, will be obligated to file with the Securities and Exchange Commission (the "Commission"), in respect of the Trust and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, and any other Form 8-K reports required to be filed pursuant to the Pooling Agreement.


THE MASTER SERVICER

     Midland Loan Services, Inc., a Delaware corporation ("Midland"), will initially act as the Master Servicer. The following information has been provided by Midland. None of the Depositor, the Trustee, the Underwriter, or any of their respective affiliates takes any responsibility therefor or makes any representation or warranty as to the accuracy or completeness thereof.

     Midland is a real estate financial services company which provides loan servicing and asset management for large pools of commercial and mutifamily real estate assets and which originates commercial real estate loans. Midland is a wholly-owned subsidiary of PNC Bank, National Association. Midland's address is 210 West 10th Street, Kansas City, Missouri 64105.

     As of July 31, 1998, Midland was responsible for the servicing of approximately 12,600 commercial and mutifamily loans with an aggregate principal balance of approximately $29.6 billion, the collateral for which is located in 50 states, Puerto Rico and the District of Columbia. With respect to such loans, approximately 10,250 loans with an aggregate principal balance of approximately $20.5 billion pertain to commercial and multifamily mortgage-backed securities. Property type concentrations within the portfolio include multifamily, office, retail, hotel/motel and other types of income producing properties. Midland also provides commercial loan servicing for newly-originated loans and loans acquired in the secondary market on behalf of issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

     Pursuant to the terms of the Pooling Agreement, the Master Servicer will be required to indemnify the Depositor and the Trustee for any losses, fines, judgments, costs and expenses incurred by them as a result of the Master Servicer's willful misfeasance, bad faith or negligent failure to comply with its duties and obligations under the Pooling Agreement.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Pursuant to the Pooling Agreement, the Master Servicer will be entitled to withdraw monthly from the Collection Account its portion of the Servicing Fee. The monthly servicing fee (the "Servicing Fee") for any Distribution Date is an amount per Interest Accrual Period equal to the sum for each Mortgage Loan of the product of (i) 1/12 times a per annum rate equal to 0.028%, (the "Servicing Fee Rate") and (ii) the Stated Principal Balance of such Mortgage Loan, provided, that such amounts shall be computed on the basis of the same principal amount and, in connection with any partial interest payment, for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed. The Servicing Fee includes the compensation payable to the Master Servicer and the Trustee Fee. With respect to any Distribution Date, to the extent that there are Prepayment Interest Shortfalls with respect to Principal Prepayments received during the related Collection Period, the Servicing Fee payable to the Master Servicer with respect to all the Mortgage Loans (excluding the fees payable to the Trustee) for the related Distribution Date shall be reduced (but not below zero) up to the amount sufficient to fully offset such Prepayment Interest Shortfalls. The Master Servicer's portion of the Servicing Fee relating to each Mortgage Loan will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of such Mortgage Loan. The Master Servicer will also be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Collection Account and the Reserve Accounts (to the extent not payable to the related borrower under the related Mortgage Loan or applicable law).

     In addition, the Master Servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related Mortgage Loans, any late payment charges, loan service transaction fees, beneficiary statement charges or similar items (but not including any yield maintenance charge or prepayment premiums), and a portion of any assumption fees, loan modification fees and extension fees, in each case to the extent received and not required to be deposited or retained in the Collection Account pursuant to the Pooling Agreement.

     The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling Agreement (subject to reimbursement as described herein), including all fees of any subservicers retained by it.


SPECIAL SERVICER

     Midland will initially be appointed as special servicer of the Mortgage Loans (in such capacity, the "Special Servicer"). The Special Servicer will, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling Agreement will provide that although more than one Special Servicer may be appointed, only one Special Servicer may specially service any Mortgage Loan.

     The Special Servicer will be obligated to, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling Agreement provides that the holders of a majority of the Percentage Interests in the Directing Class (provided, however, that for purposes of determining the most subordinate Class, in the event that the Class A Certificates and the Class X Certificates are the only Classes outstanding, the Class A Certificates and the Class X Certificates together will be treated as the subordinate Class) may replace the Special Servicer, provided that each Rating Agency confirms to the Trustee in writing that such replacement, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.

     Pursuant to the Pooling Agreement, the Special Servicer will be entitled to certain fees, including a special servicing fee (and if the Special Servicer is the Master Servicer, such fees will be in addition to the Servicing Fee), payable with respect to each Interest Accrual Period, equal to the product of
(i) 1/12 times a per annum rate of 0.15% and (ii) the Stated Principal Balance of each related Specially Serviced Mortgage Loan (the "Special Servicing Fee"); provided, that such amounts shall be computed on the basis of the same principal amount and, in connection with any partial interest payment, for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed. The Special Servicer will be entitled, in addition to the Special Servicing Fee, to receive a "Liquidation Fee" equal to 0.75% of the amount equal to (x) the proceeds of the sale of any Mortgage Loan or REO Property minus (y) any broker's commission and related brokerage referral fees and to receive a "Rehabilitation Fee" with respect to any Mortgage Loan which ceases to be specially serviced and has made three consecutive Monthly Payments on or prior to the related Due Dates after the Mortgage Loan has ceased to be a Specially Serviced Mortgage Loan in an amount equal to 0.75% of the highest Stated Principal Balance of such Mortgage Loan during the period in which it was specially serviced; provided, however, that such Rehabilitation Fee shall be due only once for each Mortgage Loan during the term of the Pooling Agreement. However, no Liquidation Fee will be payable in connection with, or out of, Liquidation Proceeds resulting from the purchase of any Specially Serviced Mortgage Loan or REO Property (i) by MSMC as described herein under "--Representations and Warranties; Repurchase," (ii) by the Master Servicer, the Depositor or the Certificateholders as described herein under "--Optional Termination; Optional Mortgage Loan Purchase," or
(iii) in certain other limited circumstances. Each of the foregoing fees, along with certain expenses related to special servicing of a Mortgage Loan, shall be payable out of funds otherwise available to make payments on the Certificates. In addition, the Special Servicer will be entitled to a portion of any assumption fees, loan modification fees and extension fees.


MASTER SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     The Master Servicer and the Special Servicer will be permitted to purchase any Class of Certificates. Such a purchase by the Master Servicer or the Special Servicer could cause a conflict relating to the Master Servicer's or the Special Servicer's duties pursuant to the Pooling Agreement and the Master Servicer's or the Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling Agreement provides that the Master Servicer or Special Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof. Additionally, the Pooling Agreement provides that (i) an affiliate of a borrower may not vote with respect to matters where there is a potential conflict of interest and, (ii) any Certificateholder that is also (A) the holder of any debt of any of the affiliates of any of the borrowers under the Mortgage Loans or (B) the related manager or affiliate of the related manager may not vote with respect to selecting, or directing the actions of the Special Servicer with respect to such Mortgage Loan.


REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee is obligated to make available to each Certificateholder, to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies a statement setting forth certain information with respect to the Mortgage Loans and the Certificates required pursuant to the Pooling Agreement. In addition, to the extent provided to it by the Master Servicer, the Trustee shall make available upon request to each Certificateholder and Rating Agency a quarterly report and an annual summary of quarterly reports setting forth certain information with respect to the borrowers and the Mortgaged Properties. Such quarterly and annual summaries will be prepared by the Master Servicer solely from information provided to the Master Servicer pursuant to the Mortgage Loans (to the extent not inconsistent with the related borrower's rights under the Mortgage Loan or applicable law) without modification, interpretation or analysis (except that the Master Servicer will use its best efforts to isolate management fees and funded reserves from borrower reported expenses, if necessary) and the Master Servicer shall not be responsible for the completeness or accuracy of such information (except that the Master Servicer will use its best efforts to correct patent errors). A form of the monthly reports is included herein as Exhibit C. Within a reasonable period of time after each calendar year, the Trustee is obligated as provided in the Pooling Agreement to furnish to each person who at any time during such calendar year was the holder of a Certificate a statement containing certain information with respect to the Certificates required pursuant to the Pooling Agreement, aggregated for such calendar year or portion thereof during which such person was a Certificateholder. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time. See "Description of the Certificates--Reports to Certificateholders" in the Prospectus.

     The Trustee will make available each month, to any interested party, certain information regarding the Mortgage Loans via the Trustee's internet website, electronic bulletin board and fax-on-demand service. In addition, the Trustee will also make certain Mortgage Loan information as presented in the CSSA loan setup file and CSSA loan periodic update file formats, as well as this Prospectus Supplement and the Pooling Agreement available to any Certificateholder, any Certificate Owner, the Rating Agencies, the parties to the Pooling Agreement or any other interested party via the Trustee's internet website. The Trustee's internet website will initially be located at "www.securitieslink.net/cmbs". The Trustee's electronic bulletin board may be accessed by calling (301) 815-6620, and its fax-on-demand service may be accessed by calling (301) 815-6610. For assistance with regard to the above mentioned services, investors may call (301) 815-6600.

     In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Pooling Agreement.

     Additionally, the Master Servicer shall make available (to the extent not inconsistent with the related borrower's rights under the Mortgage Loan or applicable law) to the Rating Agencies and to the Trustee, which shall make available to the Certificateholders upon written request (provided that each such Certificateholder will be required to pay any expenses incurred by the Trustee in connection with the provision of such information), information relating to the Mortgaged Properties or the borrowers which has been provided to the Master Servicer pursuant to the Mortgage Loans, including financial and operating statements and other information specified on the list described in the previous paragraph and provided to the Master Servicer pursuant to the Mortgage Loans.

     Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.


                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans in Texas (approximately 21.9% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount), New Hampshire (approximately 14.9% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount), California (approximately 14.2% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount), Virginia (approximately 11.8% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount), and Washington (approximately 12.0% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount) which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

     Texas, New Hampshire, California, Virginia, Washington and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. All of the Mortgage Loans are nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the Mortgage Loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where Mortgaged Properties are located may restrict the ability of the Master Servicer or the Special Servicer, as applicable, to realize on the Mortgage Loans and may adversely affect the amount and timing of receipts on the Mortgage Loans.

     Texas Law. Under Texas law, a deed of trust customarily is foreclosed by non-judicial process; judicial process is generally not used. A mortgagee does not preclude its ability to sue on a recourse note by instituting foreclosure proceedings. Unless a longer period or other curative rights are provided by the loan documents, at least 21 days notice prior to foreclosure is required and foreclosure sales must be held on the first Tuesday of a calendar month. Absent contrary provisions in the loan documents, deficiency judgments are obtainable under Texas law. To determine the amount of any deficiency judgment, a borrower is given credit for the greater of the actual sale price (excluding trustee's and other allowable costs) or the fair market value of the property. Under a relation-back theory, the entire amount of any mechanic's or materialmen's lien takes priority over the lien of a deed of trust if the lien claimant began work or delivered its first materials prior to recordation of the deed of trust, provided that the loan affidavit is timely and properly perfected.

     New Hampshire Law. A mortgage deed is the method of perfecting a security interest in real estate in New Hampshire. There are several methods that can be used to foreclose on the mortgage, the most preferable being the foreclosure under the Statutory Power of Sale which requires that the mortgage specifically contain such right. Assuming Statutory Power of

Sale is available to a mortgagee, the foreclosure process requires that legal notice, containing certain provisions as required by statute, be sent out to the owner and mortgagee at least twenty-five (25) days prior to the sale, that all other lienholders which are of record at least thirty (30) days prior to the sale be sent such notice at least 21 days prior (with additional requirements needing to be met for federal liens) and that notice be published in a newspaper of general circulation for three (3) consecutive weeks, with the first publication being not less than 20 days prior to the date of sale. Additional notice may be required for compliance with the Soldier's and Sailor's Act.

     The foreclosure sale is by public auction, generally held on the premises being conveyed unless provided otherwise in the mortgage. The sale must be commercially reasonable, pursuant to New Hampshire case law, and the foreclosure deed, together with an affidavit reciting compliance with the statute must be recorded within 60 days of the date of sale in order to perfect the sale free from liens of any additional attaching creditors. Failure to comply with all statutory provisions of foreclosure may render the sale invalid.

     California Law. California statutes limit the right of the beneficiary to obtain a deficiency judgment against the trustor (i.e., obligor) following a non-judicial foreclosure sale under a deed of trust. A deficiency judgment is a personal judgment against the obligor in most cases equal to the difference between the amount due to the beneficiary and the fair market value of the collateral. No deficiency judgment is permitted under California law following a nonjudicial sale under the power of sale provision in a deed of trust. Other California statutes require the beneficiary to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the obligor for recovery of the debt except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the former trustor following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure, and give the borrower a one-year period within which to redeem the property. California statutes also provide priority to certain tax liens over the lien of previously recorded deeds of trust.

     Virginia Law. Foreclosure of the lien of a deed of trust in Virginia typically and most efficiently is accomplished by a non-judicial trustee's sale under a power of sale provision in the deed of trust. Judicial foreclosure also can be, but seldom is, used. In a non-judicial foreclosure, public notice of the trustee's sale, containing certain information, must be given for the time period prescribed in the deed of trust, but subject to statutory minimums. After such notice, the trustee may sell the real estate. In a judicial foreclosure, after notice to all interested parties, a full hearing and judgment in favor of the lienholder, the court orders a foreclosure sale to be conducted by a sheriff or court-appointed commissioner in chancery. In either type of foreclosure sale, the borrower has no right to redeem the property. A deficiency judgment for a recourse loan may be obtained. Further, under Virginia law, for certain circumstances and for certain time periods, a lienholder has the statutory right to obtain a court-appointed receiver, either with or without notice of the borrower, to collect, protect and disburse the real property's rents and revenues, and otherwise to maintain and preserve the real property, pursuant to the court's instructions.

     Washington Law. In Washington, it is most common to foreclose a deed of trust by a non-judicial trustee's sale. Non-judicial foreclosure is available only if the property is not used principally for agricultural purposes, either at the time the deed of trust is granted or at the time of foreclosure. The non-judicial foreclosure process requires a preliminary 30-day notice of default and a subsequent 90-day notice of sale. The notice of sale must be posted on the premises and published twice in a local newspaper. The trustee's sale cannot be held sooner than 190 days after the date of default.

     Washington has a "one action" rule that prohibits non-judicial foreclosure during the pendency of any action that seeks satisfaction of an obligation secured by the deed of trust, with the exception of actions for the appointment of a receiver or to enforce any other lien or security interest granted to secure the obligation secured by the deed of trust.

     Non-judicial foreclosure has the effect of satisfying the entire obligation secured by the deed of trust, including any cross-collateralized obligations and any obligations of the grantor contained in separate documents that are the "substantial equivalent" of obligations secured by the deed of trust. Limited exceptions to the "anti-deficiency" rule allow post-foreclosure actions against the grantor within one year after the date of foreclosure to collect misapplied rents, insurance or condemnation proceeds, or to recover for waste committed against the property.

     In Washington, a lender may elect to foreclose a deed of trust judicially as a mortgage and preserve the right to a deficiency judgment against the grantor. There is a one-year redemption period from the date of sale following a judicial foreclosure. The redemption period may be reduced to eight months if the foreclosure complaint waives any deficiency judgment against the grantor.

                                USE OF PROCEEDS

     The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Elections will be made to treat the portion of the Trust Fund exclusive of the Deferred Interest, the Deferred Interest Distribution Account, the Default Interest and the Class Q Distribution Account, and, in the opinion of Cadwalader, Wickersham & Taft, special tax counsel to the Depositor, such portion of the Trust Fund will qualify, as two separate REMICs (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) within the meaning of Code
Section 860D. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the Deferred Interest and the Default Interest), proceeds therefrom, the Collection Account, the Lower-Tier Distribution Account and any REO Property, and will issue (i) certain uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Upper-Tier REMIC and (ii) the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions thereon will be deposited and will issue (i) classes of regular interests represented by the Regular Certificates and (ii) the Class R Certificates, which will represent the sole class of residual interests in the Upper-Tier REMIC. In addition, the Class B, Class C, Class D, Class E and Class F Certificates will represent pro rata undivided beneficial interests in designated portions of the Deferred Interest and the related portions of the Deferred Interest Distribution Account, which portion of the Trust Fund will be treated as part of a grantor trust for federal income tax purposes. Although holders of these Classes of Certificates will be required to allocate their purchase price between their interests in the regular interests in the Upper-Tier REMIC and their beneficial interests in Deferred Interest based on the relative fair market values of each, it is anticipated that the rights to Deferred Interest will have negligible value as of the Closing Date. The Class Q Certificates will represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of Default Interest (subject to an obligation to pay interest on Advances to the Master Servicer, Special Servicer or Trustee, as the case may be) in respect of the Mortgage Loans and the Class Q Distribution Account, and such portion will be treated as part of the grantor trust for federal income tax purposes.

     The Offered Certificates will be treated as "real estate assets" under Code Section 856(c)(4)(A), to the extent that the assets of the REMICs are so treated. The interest on the Offered Certificates will be "interest on obligations secured by mortgages on real property" described in Code Section 856(c)(3)(B) for a real estate investment trust, in the same proportion that the income of the REMICs is so treated.

     A beneficial owner's interest in an Offered Certificate will qualify for the foregoing treatments under Sections 856(c)(4)(A) and 856(c)(3)(B) in their entirety if at least 95% of the REMICs' assets qualify for such treatment, and otherwise will qualify to the extent of the REMICs' percentage of such assets. The preceding three sentences do not apply to a beneficial owner's interest in the Offered Certificates (other than the Class A-1, Class A-2 and Class X Certificates) to the extent allocable to the right to receive Deferred Interest. However, a beneficial owner's interest in Deferred Interest will separately qualify under such sections. A Mortgage Loan that has been defeased with U.S. Treasury securities will not qualify for the foregoing treatments. The Lower-Tier REMIC and the Upper-Tier REMIC will be treated as one REMIC solely for the purpose of making the foregoing determinations.

     The regular interests represented by the Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on the regular interests represented by the Offered Certificates in accordance with the accrual method of accounting. Deferred Interest will be required to be reported as income by the beneficial owners thereof (to the extent such amounts do not represent a recovery of a portion of the owner's adjusted basis therein, if any) as such amounts are accrued by the Trust Fund, commencing after the Effective Maturity Dates on the related Mortgage Loans.

     It is anticipated that the regular interests represented by the Class A-1 and Class B Certificates will be issued at a premium, that the Class A-2 and Class C Certificates will be issued with de minimis original issue discount and that the Class D and Class E Certificates will be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--General" in the Prospectus.

     Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be treated as issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their respective issue prices (including accrued interest). Any "negative" amounts of original issue discount on the Class X Certificates attributable to rapid prepayment with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of a Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules in the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Class X Certificates. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any net reduction in the income accrual for the taxable year below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and would be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amounts of original issue discount on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation. However, unless and until otherwise required under applicable regulations, the Depositor does not intend to treat the payments of interest on the Class X Certificates as contingent interest.

     The prepayment assumption that will be used to accrue original issue discount or to amortize premium of an initial owner will be Scenario 1 as described under "Yield, Prepayment and Maturity Considerations--Yield on the Offered Certificates" above.

     Although not free from doubt, it is anticipated that any prepayment premiums will be treated as ordinary income to the extent allocable to beneficial owners of the Offered Certificates as such amounts become due to such beneficial owners.


                         CERTAIN ERISA CONSIDERATIONS

     The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or a "governmental plan" (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan of the Class B, Class C, Class D and Class E Certificates (the "Subordinated Offered Certificates") is restricted. See "Description of the Offered Certificates--Transfer Restrictions" herein. Accordingly, except as specifically referenced herein, the following discussion does not purport to discuss the considerations under ERISA or Section 4975 of the Code with respect to the purchase, holding or disposition of the Subordinated Offered Certificates. For purposes of the following discussion all references to the Offered Certificates, unless otherwise indicated, shall be deemed to exclude the Subordinated Offered Certificates.

     As described in the Prospectus under "Certain ERISA Considerations," Title I of ERISA and Section 4975 of the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. For example, unless exempted, investment by a Plan in the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted to the Underwriter an administrative exemption (Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20548 (May 17, 1990)), referred to herein as the "Exemption," for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the Underwriter. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the Underwriter, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

    (1) The acquisition of Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) The rights and interests evidenced by Offered Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Fund;

     (3) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Moody's Investors Service ("Moody's"), S&P, Fitch IBCA, Inc. ("Fitch") or DCR;

     (4) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

     (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     (6) The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The Trust Fund must also meet the following requirements:

    (a) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

    (b) certificates evidencing interests in such other investment pools must have been rated in one of the three highest rating categories of Moody's, Fitch, DCR or S&P for at least one year prior to the Plan's acquisition of the Offered Certificates pursuant to the Exemption; and

    (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates pursuant to the Exemption.

     If all of the conditions of the Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in the Mortgage Pool, the acquisition, holding and resale of the Offered Certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

     Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. Borrowers who are acting on behalf of Plans or who are investing assets of Plans, and any affiliates of any such borrowers, should not purchase any of the Offered Certificates, unless the conditions described in this paragraph are met.

     The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Underwriter, the Trustee, the Master Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

     The Underwriter believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriter or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Offered Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Offered Certificates. THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES ARE SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AND, ACCORDINGLY, SUCH CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO A PLAN OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN, UNLESS SUCH PERSON IS AN INSURANCE COMPANY INVESTING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF ANY SUCH CERTIFICATE WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.

     Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "Certain ERISA Considerations" in the Prospectus. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.


                               LEGAL INVESTMENT

     The Class A-1, Class A-2, Class X and Class B Certificates will constitute "mortgage related securities" for purposes of SMMEA, so long as such Certificates are rated in one of the two highest rating categories by one or more Rating Agencies and the Mortgage Loans are secured by real estate. The other Classes of Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. Except as to the status of certain Offered Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates of any Class under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.


                             PLAN OF DISTRIBUTION

     Subject to the terms and conditions of the Underwriting Agreement between the Depositor and the Underwriter, the Offered Certificates will be purchased from the Depositor by the Underwriter, an affiliate of the Depositor and MSMC, upon issuance. Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately 101.1% of the initial aggregate Certificate Principal Amount of the Offered Certificates, plus accrued interest, if any, from October 1, 1998, before deducting expenses payable by the Depositor.

     In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. One or more affiliates of the Underwriter have entered into and may, in the future, enter into other financing arrangements with affiliates of some or all of the borrowers.

     Certain affiliates of the Underwriter, including MSMC, engage in, and intend to continue to engage in, the acquisition, development, operation, financing and disposition of real estate-related assets in the ordinary course of their business, and are not prohibited in any way from engaging in business activities similar to or competitive with those of the borrowers. See "Risk Factors--Risks Relating to Conflicts of Interest" herein.

     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

     In connection with the offering, the Underwriter may purchase and sell the Offered Certificates in the open market. These transactions may include purchases to cover short positions created by the Underwriter in connection with the offering.

Short positions created by the Underwriter involve the sale by the Underwriter of a greater number of Certificates than they are required to purchase from the Depositor in the offering. The Underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the Underwriter if such Certificates are repurchased by the Underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the Certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

     This Prospectus Supplement and the Prospectus may only be issued or passed on in the United Kingdom to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom this Prospectus Supplement and the Prospectus may otherwise lawfully be issued or passed on.

     The Trust Fund described in this Prospectus Supplement may only be promoted (whether by the issuing or passing on of documents as referred to in the foregoing restriction or otherwise) by an authorized person under Chapter III of the Financial Services Act of 1986 of the United Kingdom ("FSA") to a person in the United Kingdom if that person is of a kind described in section 76(2) of the FSA or as permitted by the Financial Services (Promotion of Unregulated Schemes) Regulation 1991 (as amended).


                                    EXPERTS

     The financial statements of Grapevine Mills Limited Partnership at December 31, 1997 and 1996, and for the years then ended, appearing in this Prospectus Supplement to the Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     Cushman & Wakefield, Inc. and O. Marshall Dodds Co., Inc. (the "Appraisers") are each an independent real estate brokerage, appraisal, management and consulting firm, and have either appraised or rendered an opinion on the current fair market value of the Mortgaged Properties or prepared a market study of the Mortgaged Properties. The results of such appraisals, marketability study and market studies and references to such firm are set forth in the information included in this Prospectus Supplement under the heading "Description of the Mortgaged Properties and the Mortgage Loans--Description of the Borrowers and the Properties" and in the complete report available for inspection at the corporate trust office of the Trustee, and such summary report, together with information based on the complete report included in this Prospectus Supplement, have been included in this Prospectus Supplement in reliance upon the authority of the Appraiser as experts on real estate appraisals.


                       VALIDITY OF OFFERED CERTIFICATES

     The validity of the Offered Certificates will be passed upon for the Depositor and for the Underwriter by Cadwalader, Wickersham & Taft, New York, New York. The material federal income tax consequences of the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.


                                    RATINGS

     It is a condition to the issuance of the Offered Certificates that (i) each of the Class A-1 and Class A-2 Certificates be rated "AAA" by each of DCR and S&P; (ii) the Class B Certificates be rated "AA" by each of DCR and S&P;
(iii) the Class C Certificates be rated "A" by each of DCR and S&P; (iv) the Class D Certificates be rated "BBB" by each of DCR and S&P; (v) the Class E Certificates be rated "BBB-" by each DCR and S&P; (vi) the Class X Certificates be rated "AAA" by DCR and "AAAr" by S&P. S&P assigns the additional symbol of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a Class will exhibit no volatility or variability in total return. The ratings on the Offered Certificates address the likelihood of the timely receipt by holders thereof of all distributions of interest to which they are entitled and, the ultimate distribution of principal by the Rated Final Distribution Date. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments (both voluntary and involuntary) or the possibility that Certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Charges, Net Default Interest or Deferred Interest or the tax treatment of the Certificates. The ratings do not address the fact that the Pass-Through Rates of the Offered Certificates, to the extent that they are based on the WAC Rate, will be affected by changes therein due to variations in the rates of amortization of the Mortgage Loans. See "Risk Factors" herein and "Yield Considerations" in the Prospectus.

     The Rating Agencies' ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by mortgagors, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings thus address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X Certificates might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of Realized Losses. As described herein, the amounts payable with respect to the Class X Certificates consist only of interest. If all of the Mortgage Loans were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amount "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X Certificates. The Class X Certificate notional amount upon which interest is calculated is reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount as so reduced from time to time. Accordingly, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.


     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                        INDEX OF SIGNIFICANT DEFINITIONS



30/360 Basis ...............................   S-43
ACMs .......................................   S-29
Actual DSCR ................................   S-43
Actual/360 Basis ...........................   S-43
ADA ........................................   S-38
Additional Collateral Release Date .........   S-109
Additional NorthTown Mall Property .........   S-111
Adjusted Net Operating Income ..............   S-43
Advance Rate ...............................   S-159
Advances ...................................   S-158
Allocated Loan Amount ......................   S-43
Alteration Escrow Threshold ................   S-43
AMC ........................................   S-65
Annual Debt Service ........................   S-43
Annualized Base Rent .......................   S-43
Appraisal Reduction Amount .................   S-142
Appraisal Reduction Event ..................   S-142
Appraised Value ............................   S-43
Appraisers .................................   S-180
Approved Bank ..............................   S-43
Average Base Rent Per Square Foot ..........   S-43
Baldwin Square .............................   S-119
Baldwin Square Ground Lease ................   S-119
Best's .....................................   S-43
Big Five ...................................   S-45
Burlington .................................   S-65
Calculated Payments ........................   S-51
CAPI .......................................   S-125
Capital Expenditures Account ...............   S-43
CEDEL ......................................   S-22
CEDEL Participants .........................   S-144
Certificate Owners .........................   S-145
Certificate Registrar ......................   S-143
Certificateholder ..........................   S-143
Class ......................................   S-134
Class A Certificates .......................   S-134
Class A-1 Component ........................   S-134
Class A-2 Component ........................   S-134
Class B Component ..........................   S-134
Class C Component ..........................   S-134
Class D Component ..........................   S-134
Class E Component ..........................   S-134
Class F Component ..........................   S-134
Class Prepayment Percentage ................   S-140
Class Q Distribution Account ...............   S-159
Closing Date ...............................   S-7
Collection Account .........................   S-159
Collection Period ..........................   S-136
Commission .................................   S-171

Comparable Store ...................................   S-44
Component Notional Amount ..........................   S-134
Cross-over Date ....................................   S-140
Crystal Park IV Borrower ...........................   S-125
Crystal Park IV Ground Lease .......................   S-128
Crystal Park IV Ground Lessor ......................   S-128
Crystal Park IV Letter of Credit ...................   S-130
Crystal Park IV Management Agreement ...............   S-129
Crystal Park IV Manager ............................   S-129
Crystal Park IV Mortgage ...........................   S-125
Crystal Park IV Payment Guaranty ...................   S-130
Crystal Park IV Property ...........................   S-19, S-125
Cut-Off Date .......................................   S-12
Cut-Off Date Allocated Loan Amount .................   S-44
DCR ................................................   S-21
Debt Service Account ...............................   S-44
Debt Service Coverage Ratio ........................   S-44
Debt-to-Market Capitalization Ratio ................   S-132
Default Interest ...................................   S-136
Default Rate .......................................   S-44, S-136
Defeasance .........................................   S-44
Defeasance Conditions ..............................   S-44
Deferred Interest ..................................   S-44, S-45, S-136
Deferred Interest Distribution Account .............   S-159
Definitive Certificate .............................   S-143
Department .........................................   S-177
Depositor ..........................................   S-7
Depositories .......................................   S-143
Directing Class ....................................   S-169
Disbursement Procedures ............................   S-44
Discount Rate ......................................   S-51, S-140
Distribution Date ..................................   S-135
DSCR ...............................................   S-44
DTC ................................................   S-22
Due Date ...........................................   S-44
Economic Occupancy .................................   S-44
Edens & Avant Pool I Borrower ......................   S-71
Edens & Avant Pool I Defeased Loan Amount ..........   S-77
Edens & Avant Pool I General Partner ...............   S-71
Edens & Avant Pool I Management Agreement ..........   S-75
Edens & Avant Pool I Managing Member ...............   S-71
Edens & Avant Pool I Mortgage ......................   S-71
Edens & Avant Pool I Properties ....................   S-14, S-71
Edens & Avant Pool I Property ......................   S-71
Edens & Avant Pool I Replaced Property .............   S-77
Edens & Avant Pool I Substitute Property ...........   S-77
Edens & Avant Pool II Borrower .....................   S-114
Edens & Avant Pool II Defeased Loan Amount .........   S-121
Edens & Avant Pool II General Partner ..............   S-114
Edens & Avant Pool II Management Agreement .........   S-118
Edens & Avant Pool II Manager ......................   S-118

Edens & Avant Pool II Managing Member .............   S-114
Edens & Avant Pool II Mortgage ....................   S-114
Edens & Avant Pool II Properties ..................   S-18, S-114
Edens & Avant Pool II Property ....................   S-114
Edens & Avant Pool II Replaced Property ...........   S-121
Edens & Avant Pool II Substitute Property .........   S-121
Edens & Evant Pool I Manager ......................   S-75
Effective Gross Income ............................   S-44
Effective Maturity Date ...........................   S-44
Effective Maturity Date Balance ...................   S-44
Effective Maturity Date LTV .......................   S-45
Eligible Bank .....................................   S-160
EMD ...............................................   S-44
EMD Loan ..........................................   S-45
EMD LTV ...........................................   S-45
Environmental Reserve Account .....................   S-45
ERISA .............................................   S-177
Euroclear .........................................   S-22
Euroclear Participants ............................   S-144
Event of Default ..................................   S-163, S-164
Excess Cash Flow ..................................   S-45
Excess Prepayment Interest Shortfall ..............   S-141
Excess Rate .......................................   S-136
Extended Monthly Payment ..........................   S-166
Fee ...............................................   S-45
Financial Statements ..............................   S-45
First Tier Lockbox ................................   S-45
First-Tier Lockbox ................................   S-49
Fitch .............................................   S-178
Fixed Voting Rights Percentage ....................   S-165
Form 8-K ..........................................   S-58
FSA ...............................................   S-180
GAAP ..............................................   S-45
GLA ...............................................   S-45
Grapevine Mills Borrower ..........................   S-59
Grapevine Mills Management Agreement ..............   S-66
Grapevine Mills Manager ...........................   S-65
Grapevine Mills Mortgage ..........................   S-59
Grapevine Mills Property ..........................   S-13, S-59
Grapevine Mills Yield Maintenance Premium .........   S-68
Gross Leasable Area ...............................   S-45
Ground Leased Parcels .............................   S-65
Ground Lessee .....................................   S-65
Guaranties ........................................   S-68
Hard Lockbox ......................................   S-45
holder ............................................   S-143
Holders ...........................................   S-145
Indirect Participants .............................   S-144
Initial Interest Rate .............................   S-45
Initial Reserve Deposit ...........................   S-45
Insurance Account .................................   S-45

Insurance Requirements ...............................   S-46
Interest Accrual Amount ..............................   S-137
Interest Distribution Amount .........................   S-137
Interest Only EMD Loan ...............................   S-46
Interest Reserve Loans ...............................   S-159
Interest Shortfall ...................................   S-137
Interested Person ....................................   S-168
JC Penney ............................................   S-65
JP REIT ..............................................   S-103
Kan Am ...............................................   S-59
Large Mall of New Hampshire Ground Lease .............   S-86
Late Payment Fee .....................................   S-46
Lease Approval Threshold .............................   S-46
Leasehold ............................................   S-46
Letter of Credit .....................................   S-46
LIBOR ................................................   S-46
Liquidation Fee ......................................   S-173
Loan Default .........................................   S-46
Loan Description .....................................   S-46
Loan DSCR ............................................   S-46
Loan Per Square Foot/Unit ............................   S-46
Loan Sale Agreement ..................................   S-42
Loan to Value Ratio ..................................   S-46
Lockbox ..............................................   S-46
Lockbox Bank .........................................   S-47
Lockbox Waterfall ....................................   S-47
Lockout Period .......................................   S-47
Lower-Tier Distribution Account ......................   S-159
Lower-Tier Regular Interests .........................   S-176
Lower-Tier REMIC .....................................   S-176
LTM ..................................................   S-47
LTV ..................................................   S-46
Macerich Operating Partnership .......................   S-92
Macerich REIT ........................................   S-92
Magee ................................................   S-118
Magee Ground Lease ...................................   S-118
Mall of New Hampshire Approved Manager ...............   S-87
Mall of New Hampshire Approved Transferee ............   S-90
Mall of New Hampshire Borrower .......................   S-81
Mall of New Hampshire Co-Manager .....................   S-87
Mall of New Hampshire Ground Leases ..................   S-86
Mall of New Hampshire Impounds Trigger Event .........   S-89
Mall of New Hampshire Letter of Credit ...............   S-88
Mall of New Hampshire Lockbox Trigger Event ..........   S-89
Mall of New Hampshire Management Agreement ...........   S-87
Mall of New Hampshire Manager ........................   S-87
Mall of New Hampshire Mortgage .......................   S-81
Mall of New Hampshire Property .......................   S-15, S-81
Mall of New Hampshire ROA ............................   S-85
Mall Parcel ..........................................   S-85
Market Capitalization ................................   S-132

Market Value .................................   S-132
Master Servicer ..............................   S-7
Master Servicer Remittance Date ..............   S-158
Maturity Date ................................   S-47
May ..........................................   S-85, S-96
Mervyn's .....................................   S-107
Mervyn's Parcel ..............................   S-111
Mezzanine Debt ...............................   S-47
Michigan .....................................   S-78
Midland ......................................   S-42, S-171
Mills REIT ...................................   S-59
MLP ..........................................   S-24
Monthly Insurance Deposit Amount .............   S-47
Monthly Payment ..............................   S-47, S-136
Monthly Reserve Deposit ......................   S-47
Monthly Tax Deposit Amount ...................   S-47
Moody's ......................................   S-178
Mortgage .....................................   S-42
Mortgage Rate ................................   S-138
Mortgaged Property ...........................   S-42
Negative Adjustment ..........................   S-177
Net Default Interest .........................   S-136
Net Mortgage Rate ............................   S-138
Net Operating Income .........................   S-47
Net Rentable Area ............................   S-47
Net REO Proceeds .............................   S-136
NOI ..........................................   S-47
Non-Comparable Store .........................   S-47
Nordstrom ....................................   S-96
Nordstrom Lease ..............................   S-96
Nordstrom Storage Space ......................   S-97
NorthTown Developer ..........................   S-107
NorthTown Mall Additional Building ...........   S-109
NorthTown Mall Additional Leases .............   S-109
NorthTown Mall Affiliated Transferee .........   S-112
NorthTown Mall Borrower ......................   S-103
NorthTown Mall Expansion .....................   S-111
NorthTown Mall Letter of Credit ..............   S-109
NorthTown Mall Major Lease ...................   S-113
NorthTown Mall Majors ........................   S-107
NorthTown Mall Management Agreement ..........   S-108
NorthTown Mall Manager .......................   S-108
NorthTown Mall Mortgage ......................   S-103
NorthTown Mall Permitted Transfer ............   S-112
NorthTown Mall Permitted Transferee ..........   S-112
NorthTown Mall Property ......................   S-17, S-103
NorthTown Mall Release Conditions ............   S-109
NorthTown Mall Release Parcel ................   S-111
NorthTown Mall ROA ...........................   S-107
Norwest Bank .................................   S-170
Note .........................................   S-42

Notional Amount ........................   S-134
NRA ....................................   S-47
OCC ....................................   S-48
Occupancy ..............................   S-48
Occupancy Costs ........................   S-48
Offered Certificates ...................   S-7
One-Tier Lockbox .......................   S-48
Original Principal Balance .............   S-48
Originator .............................   S-42
Participants ...........................   S-143
Pass-Through Rate ......................   S-8, S-137
Penney .................................   S-85
Percentage Interest ....................   S-135
Permitted Encumbrances .................   S-69
Permitted Investments ..................   S-160
P&I Advance ............................   S-20, S-158
Plan ...................................   S-145, S-177
Pooling Agreement ......................   S-155
Prepayment Charge ......................   S-48
Prepayment Charge Period ...............   S-48
Prepayment Interest Shortfall ..........   S-141
Price Operating Partnership ............   S-103
Principal Balance Certificates .........   S-134
Principal Distribution Amount ..........   S-138
Principal Prepayments ..................   S-136
Principal Window .......................   S-5
Private Certificates ...................   S-7, S-134
Property Advances ......................   S-158
Property Condition Reports .............   S-57
psf ....................................   S-48
Rated Final Distribution Date ..........   S-151
Refinancing DSCR .......................   S-48
Regular Certificates ...................   S-138
Rehabilitation Fee .....................   S-173
Release H.15 ...........................   S-140
REO Account ............................   S-134
REO Mortgage Loan ......................   S-138
REO Property ...........................   S-134
Repurchase Price .......................   S-156
Required Repair Account ................   S-48
Reserve Account ........................   S-48
Reservoir Square .......................   S-119
Reservoir Square Ground Lease ..........   S-119
Restricted Group .......................   S-178
Revised Interest Rate ..................   S-48
Rollover Account .......................   S-48
Rules ..................................   S-144
Sales per SF ...........................   S-48
Samuels Manager ........................   S-75
Scenario 1 .............................   S-149
SDG ....................................   S-24, S-59

SDG REIT ................................................   S-59
Sears ...................................................   S-85, S-107
Second Tier Lockbox .....................................   S-48
Second-Tier Lockbox .....................................   S-49
Secore ..................................................   S-42
Servicing Compensation ..................................   S-135
Servicing Fee ...........................................   S-172
Servicing Fee Rate ......................................   S-172
Servicing Standard ......................................   S-156
SF/Units ................................................   S-48
Similar Law .............................................   S-145, S-177
Small Mall of New Hampshire Ground Lease ................   S-86
SMMEA ...................................................   S-23
Soft Lockbox ............................................   S-48
S&P .....................................................   S-21
Special Servicer ........................................   S-7, S-172
Special Servicer's Appraisal Reduction Estimate .........   S-142
Special Servicing Fee ...................................   S-173
Specially Serviced Mortgage Loan ........................   S-157
Standard Approval Rights ................................   S-49
Stated Principal Balance ................................   S-138
Subordinated Offered Certificate ........................   S-145
Subordinated Offered Certificates .......................   S-145, S-177
Substitution Period .....................................   S-49
Successor Borrower ......................................   S-49
Successor Manager .......................................   S-161
Tax Account .............................................   S-49
Terms and Conditions ....................................   S-145
Total (or Gross) Potential Rent .........................   S-49
Total Revenue ...........................................   S-49
Treasury Rate ...........................................   S-140
Trustee .................................................   S-7, S-42
Trustee Fee .............................................   S-170
Trustee Fee Rate ........................................   S-170
Two-Tier Lockbox ........................................   S-49
Underwritable Cash Flow .................................   S-49
Underwritable NOI .......................................   S-50
Unscheduled Payments ....................................   S-136
Updated Appraisal .......................................   S-166
Upper-Tier Distribution Account .........................   S-159
Upper-Tier REMIC ........................................   S-176
US Air ..................................................   S-125
U.S. Obligations ........................................   S-51
Voting Rights ...........................................   S-165
WAC Rate ................................................   S-8, S-138
Weighted Average Life ...................................   S-5
Westside GP .............................................   S-92
Westside Pavilion Borrower ..............................   S-92
Westside Pavilion Cash Collateral Account ...............   S-100
Westside Pavilion Lockbox Event .........................   S-100
Westside Pavilion Management Agreement ..................   S-97

Westside Pavilion Manager ...........................   S-97
Westside Pavilion Mortgage ..........................   S-92
Westside Pavilion Permitted Owner ...................   S-101
Westside Pavilion Property ..........................   S-16, S-92
Westside Pavilion Qualifying Manager ................   S-98
Westside Pavilion ROA ...............................   S-96
Westside Pavilion Storage Space Lease ...............   S-97
Westside Pavilion Total Loss ........................   S-102
Westside Pavilion Yield Maintenance Premium .........   S-99
Westside Prepayment Differential ....................   S-100
Westside Reinvestment Yield .........................   S-100
Yield Maintenance Premium ...........................   S-51
Yield Maintenance Treasury Rate .....................   S-51

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                  EXHIBIT A-1


                      GRAPEVINE MILLS LIMITED PARTNERSHIP
                             FINANCIAL STATEMENTS


                    Years ended December 31, 1997 and 1996
              with Report of Independent Auditors and six months
                   ended June 30, 1998 and 1997 (unaudited)


























                                     A-1-1

                      GRAPEVINE MILLS LIMITED PARTNERSHIP
                             FINANCIAL STATEMENTS


                  YEARS ENDED DECEMBER 31, 1997 AND 1996 AND
              SIX MONTHS ENDED JUNE 30, 1998 AND 1997 (UNAUDITED)




                                   CONTENTS



Report of Independent Auditors ......... A-1-1
Financial Statements
Balance Sheets ......................... A-1-2
Statements of Operations ............... A-1-3
Statements of Partners' Equity ......... A-1-4
Statements of Cash Flows ............... A-1-5
Notes to Financial Statements .......... A-1-6-12





























                                     A-1-2

                        REPORT OF INDEPENDENT AUDITORS




Partners
Grapevine Mills Limited Partnership

     We have audited the accompanying balance sheets of Grapevine Mills Limited Partnership (the "Partnership") as of December 31, 1997 and 1996, and the related statements of operations, partners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grapevine Mills Limited Partnership as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                          /s/ Ernst & Young LLP
                                          ---------------------
Washington, D.C.
September 3, 1998



















                                     A-1-3

                      GRAPEVINE MILLS LIMITED PARTNERSHIP

                                BALANCE SHEETS




                                                                 DECEMBER 31,
                                                       --------------------------------       JUNE 30,
                                                             1997              1996             1998
                                                       ----------------   -------------   ---------------
ASSETS                                                                                       (UNAUDITED)
Income producing property:
 Land and improvements .............................     $ 24,045,066      $        --     $ 25,187,907
 Building and improvements .........................      105,469,630               --      109,248,844
 Equipment .........................................        3,929,053               --        4,496,301
 Accumulated depreciation ..........................         (641,260)              --       (2,461,262)
                                                         ------------      -----------     ------------
Total income producing property ....................      132,802,489               --      136,471,790
Construction in progress ...........................        2,395,759       32,905,622          196,619
                                                         ------------      -----------     ------------
Total real estate and development assets ...........      135,198,248       32,905,622      136,668,409
Cash and cash equivalents ..........................       17,184,837        4,189,635        4,773,175
Accounts receivable ................................        1,975,198               --        2,470,295
Due from Special Assessment District ...............               --        1,163,349               --
Notes receivable from affiliate ....................        4,164,289        4,654,418        8,005,448
Accrued interest receivable ........................           57,597          201,331          260,277
Deferred leasing and other charges, net ............       33,535,080               --       36,308,499
Other assets .......................................           33,803               --           13,521
                                                         ------------      -----------     ------------
  Total assets .....................................     $192,149,052      $43,114,355     $188,499,624
                                                         ============      ===========     ============
LIABILITIES AND PARTNERS' EQUITY
Note payable .......................................     $112,095,814      $10,121,971     $130,596,925
Note payable -- affiliate ..........................               --       25,934,254               --
Accounts payable and accrued liabilities ...........       13,131,982        4,984,986        2,911,871
Accrued interest ...................................          495,271          573,446          492,076
Amounts retained on construction contracts .........        6,618,250               --          430,880
Amounts due to affiliates ..........................        2,099,559          200,538           76,458
Other liabilities ..................................        1,344,079               --        1,230,989
                                                         ------------      -----------     ------------
Total liabilities ..................................      135,784,955       41,815,195      135,739,199
Partners' equity ...................................       56,364,097        1,299,160       52,760,425
                                                         ------------      -----------     ------------
  Total liabilities and partners' equity ...........     $192,149,052      $43,114,355     $188,499,624
                                                         ============      ===========     ============

See accompanying notes.

                                     A-1-4

                      GRAPEVINE MILLS LIMITED PARTNERSHIP

                           STATEMENTS OF OPERATIONS




                                            YEARS ENDED DECEMBER 31,     SIX MONTHS ENDED JUNE 30,
                                           --------------------------   ---------------------------
                                                1997          1996           1998           1997
                                           -------------   ----------   --------------   ----------
                                                                                (UNAUDITED)
REVENUE:
 Minimum rents .........................    $2,960,150      $     --     $10,031,160      $     --
 Recoveries from tenants ...............       897,536            --       4,137,880            --
 Percentage rent .......................        90,036            --         177,670            --
 Interest income .......................     1,175,569       299,160         520,972       538,156
 Other .................................       734,572            --       1,020,657            --
                                            ----------      --------     -----------      --------
                                             5,857,863       299,160      15,888,339       538,156
EXPENSES:
 Salaries ..............................       363,882            --       1,068,918            --
 Taxes .................................        82,363            --       1,541,434            --
 Maintenance ...........................       268,456            --       1,095,144            --
 Utilities .............................       112,664            --         403,341            --
 Management fees .......................       107,753            --         454,026            --
 Insurance .............................        23,472            --         100,621            --
 Depreciation and amortization .........     1,376,637            --       4,621,075            --
 Interest ..............................       899,996            --       3,631,887            --
 Other .................................        87,107            --         180,643            --
                                            ----------      --------     -----------      --------
                                             3,322,330            --      13,097,089            --
                                            ----------      --------     -----------      --------
Net income .............................    $2,535,533      $299,160     $ 2,791,250      $538,156
                                            ==========      ========     ===========      ========



























See accompanying notes.

                                     A-1-5

                      GRAPEVINE MILLS LIMITED PARTNERSHIP

                        STATEMENTS OF PARTNERS' EQUITY




                                                              GENERAL          LIMITED
                                                              PARTNERS         PARTNERS           TOTAL
                                                           -------------   ---------------   --------------
Percentage of ownership ................................          2.00%            98.00%           100.00%
                                                                  ====             =====            ======
Partners' equity at January 1, 1996 ....................    $       --      $         --      $         --
 Contributions .........................................        40,000           960,000         1,000,000
 Net income ............................................        11,966           287,194           299,160
                                                            ----------      ------------      ------------
Partners' equity at December 31, 1996 ..................        51,966         1,247,194         1,299,160
 Contributions .........................................     1,120,000        54,139,000        55,259,000
 Distributions .........................................       (51,067)       (2,678,529)       (2,729,596)
 Net income ............................................        51,242         2,484,291         2,535,533
                                                            ----------      ------------      ------------
Partners' equity at December 31, 1997 ..................     1,172,141        55,191,956        56,364,097
 Distributions (unaudited) .............................      (129,299)       (6,265,623)       (6,394,922)
 Net income (unaudited) ................................        57,380         2,733,870         2,791,250
                                                            ----------      ------------      ------------
 Partners' equity at June 30, 1998 (unaudited) .........    $1,100,222      $ 51,660,203      $ 52,760,425
                                                            ==========      ============      ============






















See accompanying notes.

                                     A-1-6

                      GRAPEVINE MILLS LIMITED PARTNERSHIP

                           STATEMENTS OF CASH FLOWS




                                                             YEARS ENDED DECEMBER 31,         SIX MONTHS ENDED JUNE 30,
                                                              1997             1996             1998             1997
                                                          -------------     -----------     -------------     -----------
                                                                                                     (UNAUDITED)
OPERATING ACTIVITIES:
 Net income ...............................                 $2,535,533         $299,160       $2,791,250        $538,156
 Adjustments to reconcile net income to net
  cash provided by operating activities:
    Depreciation and amortization ....................       1,376,637               --        4,621,075              --
    Provision for bad debt ...........................              --               --           53,376              --
    Other changes in assets and liabilities:
     Accounts receivable .............................      (1,975,198)              --         (548,471)             --
     Operating accounts payable and accrued
      liabilities ....................................       1,121,845               --        1,371,257              --
     Accrued interest receivable .....................         143,734         (201,331)        (202,680)       (432,637)
     Other assets ....................................         (33,803)              --           20,282              --
     Other liabilities ...............................       1,344,079               --         (113,090)      2,398,745
                                                            ----------         --------        ---------       ---------
Net cash provided by operating activities ............       4,512,827           97,829        7,992,999       2,504,264
INVESTING ACTIVITIES:
 Investment in real estate and development
  assets .............................................    (102,933,886)     (22,783,651)      (3,290,164)    (38,336,195)
 Deferred leasing and other charges ..................     (34,270,457)              --       (5,574,493)             --
 Due from Special Assessment District ................       1,163,349       (1,163,349)              --       1,163,349
 Increase/(decrease) in development accounts
  payable and accrued liabilities ....................       7,025,151        4,984,986      (11,591,369)      9,445,440
 Amounts retained on construction contracts ..........       6,618,250               --       (6,187,370)      2,571,163
 Decrease/(increase) in notes receivable --
  affiliates .........................................         490,129       (4,654,418)      (3,841,159)     (6,244,494)
 (Increase)/decrease in accrued interest payable               (78,175)         573,446           (3,195)             --
                                                          ------------      -----------      -----------     -----------
Net cash used in investing activities ................    (121,985,639)     (23,042,986)     (30,487,750)    (31,400,737)
FINANCING ACTIVITIES:
 Proceeds from note payable ..........................     112,095,814               --       18,501,111              --
 Repayment of note payable ...........................     (10,121,971)              --               --      (3,914,486)
 Proceeds from note payable -- affiliate .............              --       25,934,254               --              --
 Repayment of note payable -- affiliate ..............     (25,934,254)              --               --     (25,934,254)
 Increase/(decrease) in amounts due to affiliate .....       1,899,021          200,538       (2,023,100)             --
 Contributions .......................................      55,259,000        1,000,000               --      55,507,098
 Distributions .......................................      (2,729,596)              --       (6,394,922)       (391,815)
                                                          ------------      -----------      -----------     -----------
Net cash provided by financing activities ............     130,468,014       27,134,792       10,083,089      25,266,543
                                                          ------------      -----------      -----------     -----------
Net increase/(decrease) in cash and cash
 equivalents .........................................      12,995,202        4,189,635      (12,411,662)     (3,629,930)
Cash and cash equivalents, beginning of year .........       4,189,635               --       17,184,837       4,189,635
                                                          ------------      -----------      -----------     -----------
Cash and cash equivalents, end of year ...............  $   17,184,837    $   4,189,635    $   4,773,175   $     559,705
                                                        ==============    =============    =============   =============

See accompanying notes.

                                     A-1-7

                      GRAPEVINE MILLS LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 31, 1997 AND 1996
(INFORMATION AS OF AND FOR THE PERIODS ENDED JUNE 30, 1998 AND 1997 IS
                                   UNAUDITED)


1. BASIS OF PRESENTATION

     The financial statements comprise the accounts of Grapevine Mills Limited Partnership (the "Partnership"), a Delaware limited partnership. The Partnership was formed pursuant to a limited partnership agreement executed November 13, 1996 and subsequently amended and restated in April 1997, effective January 1, 1996, between Kan Am USA XV Limited Partnership ("Kan Am XV"), The Mills Limited Partnership ("MLP"), Simon DeBartolo Group, L.P. ("Simon"), and Grapevine Mills Operating Company, L.L.C. ("GMOC," owned 50% each by MLP and Simon).

     The primary purpose of the Partnership is the development and operation of Grapevine Mills, a super-regional, value, and entertainment oriented mall ("Grapevine Mills") located in Tarrant County, Texas. The grand opening of approximately 1.1 million square feet of the mall occurred in October 1997. An additional 0.17 million square feet has opened subsequent to the grand opening and an additional 0.25 million square feet is currently under development.


2. ACCOUNTING POLICIES

     The significant accounting policies of the Partnership are as follows:


CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash and highly liquid investments with an original maturity of three months or less.


INCOME RECOGNITION

     The Partnership, as lessor, has retained substantially all the risks and benefits of ownership and accounts for its leases as operating leases. Minimum rent from income producing property is recognized on a straight-line basis over the terms of the respective leases. For the year ended December 31, 1997, the Partnership recognized percentage rents on an accrual basis. In May 1998, the Emerging Issues Task Force of the Financial Accounting Standards Board issued EITF 98-9 "Accounting for Contingent Rent in Interim Financial Periods". The provisions of EITF 98-9 preclude the Partnership from accruing percentage rent until the tenants' sales have reached the break points stipulated in the respective tenant leases. The Partnership implemented EITF 98-9 for the six months ended June 30, 1998. Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred.


INCOME PRODUCING PROPERTY

     Income producing property is stated at the lower of cost or fair value and includes development costs, land acquisition and improvements, building improvements, on-site construction salaries, and fees paid to affiliates and third parties for development of the project. The Partnership capitalizes property taxes and interest during construction to the extent such assets qualify for capitalization. Total interest of approximately $767,000, $2,073,000 and $1,547,000 was capitalized during the six months ended June 30, 1998 and the years ended December 31, 1997 and 1996, respectively. Maintenance and repairs are charged to expense as incurred. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets as follows:

  Building and improvements .........  40 years
  Land improvements .................  20 years
  Equipment ......................... 5-7 years

Depreciation expense was approximately $1,820,000, $0, $641,000 and $0 for the six months ended June 30, 1998 and 1997 and the years ended December 31, 1997 and 1996, respectively.


DEFERRED LEASING AND OTHER CHARGES

     Leasing charges are deferred and amortized over a straight-line basis over the terms of the related leases. Amortization expense was approximately $2,802,000, $0, $735,000 and $0 for the six months ended June 30, 1998 and 1997 and the years ended December 31, 1997 and 1996, respectively. Accumulated amortization was approximately $3,537,000, $735,000, and $0 at June 30, 1998 and December 31, 1997 and 1996, respectively.


                                     A-1-8

                      GRAPEVINE MILLS LIMITED PARTNERSHIP

INCOME TAXES

     The Partnership is not subject to Federal or State income taxes. Results of operations of the Partnership are included proportionately in the Federal and State income tax returns of the individual partners; therefore, no provisions for income taxes are included in the accompanying financial statements.


USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


UNAUDITED INTERIM FINANCIAL STATEMENTS

     The interim financial statements include all adjustments, consisting of normal recurring accruals, which the Partnership considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1998. All significant intercompany accounts and transactions have been eliminated in consolidation.


3. NOTE PAYABLE

     In connection with the purchase of land during 1996 from Rosewood Property Company ("Rosewood"), a portion of the purchase price of approximately $21.5 million was financed through a note payable of $10,121,971 to Rosewood. This transaction has been treated as non-cash investing and financing activity for the 1996 statement of cash flows. The note, which was repaid in January 1997, bore interest at the prime rate (8.25% at December 31, 1996).

     In April 1997 the Partnership entered into a construction loan agreement to borrow up to $155,000,000, of which $112,095,814 was outstanding at December 31, 1997. The initial loan period is for four years after draws commence, with an option to extend for one additional year. The interest rate is LIBOR plus a varying percentage amount or the prime interest rate. LIBOR and Prime were 5.72% and 8.25% at December 31, 1997, respectively. This construction loan was repaid in August 1998 (Note 8).

     Total interest paid, including interest on the note payable -- affiliate (Note 6), was approximately $3,632,000, $202,000, $3,051,000 and $974,000 for
the six months ended June 30, 1998 and 1997 and the years ended December 31, 1997 and 1996, respectively.


4. CITY OF GRAPEVINE SPECIAL ASSESSMENT DISTRICT

     In connection with the development of Grapevine Mills, a special assessment district was created by the City of Grapevine (the "City"). The City issued $28,915,000 of bonds in October 1996 for infrastructure improvements related to Grapevine Mills. The bonds will be repaid through a direct annual ad valorem tax based on the assessed value of the property.


5. PARTNERSHIP AGREEMENT

     The Partnership agreement requires construction period preference payments equal to 9% of each partner's capital account until completion of the project, as defined. Thereafter, cash distributions, based on net ordinary cash flow of the property, as defined, are required to pay cumulative unpaid construction period preference payments, cumulative unpaid prior period priority returns, as defined, current period priority returns, and distributions based on ownership interests. Distributions are recorded when paid. Unpaid preferences at June 30, 1998 were approximately $1,262,000, which were paid in July 1998. Unpaid preferences at December 31, 1997 were approximately $1,293,000, which were paid in January 1998. There were no unpaid preferences at December 31, 1996.

     Under terms of the partnership agreement, following the tenth anniversary of the grand opening of Grapevine Mills, GMOC or Kan Am XV may exercise a buy/sell provision under which Kan Am XV would sell its interest in the Partnership to GMOC for an amount equal to the amount that it would receive if Grapevine Mills were sold for its appraised value, as defined.


                                     A-1-9

                      GRAPEVINE MILLS LIMITED PARTNERSHIP

6. RELATED PARTY TRANSACTIONS


     In 1996, the Partnership borrowed $25,934,254 and issued a note to Mills-Kan Am Columbus/Sawgrass Mills Limited Partnership ("Columbus/Sawgrass"), which is owned by an affiliate of Kan Am XV and MLP. The note bore interest at 9%. Interest incurred and capitalized in 1996 was approximately $1,147,000, of which approximately $573,000 was accrued at December 31, 1996. In 1997, the Partnership repaid the note, including interest incurred and capitalized during the year of approximately $716,000.


     The Partnership, concurrent with the purchase of land from Rosewood (Note
3), funded the purchase of land by Grapevine Mills Residual Limited Partnership (the "Residual"), an affiliate of the partners of the Partnership, and received a note for approximately $4.7 million. In 1997, the Partnership advanced additional funds to the Residual of approximately $6.8 million for the purchase of another tract of land and received approximately $7.3 million in principal repayments. In 1998, the Partnership advanced additional funds to the Residual of approximately $3.8 million to fund development activity. The note bears interest at 9% and the Partnership recognized interest income of approximately $203,000, $430,000, $906,000 and $201,000, for the six months ended June 30,
1998 and 1997 and the years ended December 31, 1997 and 1996, respectively, of which approximately $260,000, $634,000, $58,000 and $201,000 was accrued at June 30, 1998 and 1997 and December 31, 1997 and 1996, respectively.


     The Partnership reimbursed MLP during 1996 for its predevelopment and development costs incurred on the project prior to Partnership formation of approximately $3 million.


     MillsServices Corp. ("MSC"), an affiliate of certain partners of the Partnership, provides development and leasing services for the Partnership and is reimbursed for costs incurred. Total costs related to these services were approximately $553,000, $3,515,000, $12,686,000 and $384,000 for the six months ended June 30, 1998 and 1997 and the years ended December 31, 1997 and 1996, respectively, all of which have been capitalized. In addition, during the six months ended June 30, 1998 and the year ended December 31, 1997 the Partnership has incurred and capitalized approximately $3,800,000 and $3,850,000, respectively, of development, leasing and financing fees for services rendered by MS Management Associates, Inc. ("MS"), an affiliate of Simon, of which approximately $63,000 and $1,317,000, was accrued at June 30, 1998 and December 31, 1997, respectively.


     MSC also provides management services to the Partnership for a recurring management fee, equal to 4% of gross rents received, which totaled approximately $454,000, $0 and $108,000 for the six months ended June 30, 1998 and 1997 and the year ended December 31, 1997.


     Amounts due to affiliates represent amounts owed to MSC for costs incurred on behalf of the Partnership and leasing and financing fees owed to MS.


7. LEASING


     The Partnership is the lessor of Grapevine Mills which is classified as income-producing property in the accompanying statements. The non-cancelable leases expire on various dates through the year 2017 and require monthly payments of minimum rents. A majority of the leases require the tenants to reimburse the Partnership for a substantial portion of the operating expenses of Grapevine Mills. In addition, some of the leases provide for rents equal to percentages of gross revenues of the tenants in excess of specified amounts.


                                     A-1-10

                      GRAPEVINE MILLS LIMITED PARTNERSHIP

     Future minimum rental payments to be received under non-cancelable leases as of December 31, 1997 representing 91% of the square footage of Grapevine Mills, are as follows:



  1998 ....................... $ 18,822,000
  1999 .......................   19,017,000
  2000 .......................   18,788,000
  2001 .......................   18,142,000
  2002 .......................   17,227,000
  Subsequent to 2002 .........  101,950,000
                               ------------
                               $193,946,000
                               ============

8. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following disclosures of estimated fair value were determined by management using available market information and appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Partnership could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     Cash equivalents, accounts receivable, the note payable, accounts payable, and other liabilities are carried at amounts which reasonably approximate their fair value.

     Disclosures about fair market value of financial instruments are based on pertinent information available to management as of December 31, 1997. Although management is not aware of any factors that would significantly affect the reasonable fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and current estimates of fair value may differ significantly from the amounts presented herein.


9. CONTINGENCIES

     The Partnership is party to various legal actions which result from operating activities. Management believes that these actions will not have a material adverse affect on the Partnership.


10. SUBSEQUENT EVENT

     In August 1998, the Partnership refinanced the construction loan (Note 3) from the proceeds of a $155,000,000 permanent loan. The loan matures September 1, 2032. The interest rate is 6.47% through September 1, 2002 and the greater of (i) 8.47% or (ii) the U.S. Treasury rate plus 200 basis points thereafter.


YEAR 2000 ISSUE (UNAUDITED)

     The Partnership has recognized the need to ensure that its systems, equipment and operations will not be adversely impacted by the change to calendar year 2000. As such, the Partnership has taken steps to identify potential areas of risks and has begun addressing these in its planning, purchasing and daily operations. The total cost of converting all internal systems, equipment and operations for the year 2000 has not been fully quantified, but it is not expected to be a material cost to the Partnership. However, no such estimates can be made as to the potential adverse impact resulting from the failure of third party service providers, tenants and vendors to prepare for the year 2000.


                                     A-1-11

                                  EXHIBIT A-2


                     SUMMARIZED FINANCIAL INFORMATION FOR
                        EDENS & AVANT POOL I PROPERTIES
                                  (UNAUDITED)



                                                                                                 YEAR ENDED
                                                                                              DECEMBER 31, 1997
                                                                                                   ($000S)
                                                                                             ------------------
Gross Revenues from Operations ...........................................................         $31,189
Operating Expenses .......................................................................           9,830
                                                                                                   -------
Gross Operating Profit ...................................................................         $21,358
Fixed Expenses ...........................................................................              55
                                                                                                   -------
Income from Operations, Exclusive of Interest Income, Depreciation and Financial Expenses          $21,303
                                                                                                   =======

                                  EXHIBIT A-3

                     SUMMARIZED FINANCIAL INFORMATION FOR
                        MALL OF NEW HAMPSHIRE PROPERTY
                                  (UNAUDITED)



                                                              YEAR ENDED
                                                          DECEMBER 31, 1995
                                                               ($000S)
                                                         -------------------
Gross Revenues from Operations .........................     $   10,220
Operating Expenses .....................................          3,918
                                                             ----------
Gross Operating Profit .................................     $    6,302
Fixed Expenses .........................................             36
                                                             ----------
Income from Operations, Exclusive of Interest
 Income, Depreciation and Financial Expenses ...........     $    6,267
                                                             ==========
Total Assets ...........................................     $   24,944
                                                             ==========
Total Liabilities ......................................     $   37,743
Total Owner's Equity (Deficiency). .....................        (12,799)
                                                             ----------
Total Liabilities & Owner's Equity (Deficiency) ........     $   24,944
                                                             ==========

                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                              YEAR ENDED          YEAR ENDED      SIX MONTHS ENDED
                                                          DECEMBER 31, 1996   DECEMBER 31, 1997    JUNE 30, 1998
                                                               ($000S)             ($000S)            ($000S)
                                                         ------------------- ------------------- -----------------
Gross Revenues from Operations .........................     $   10,431           $  12,700          $   7,485
Operating Expenses .....................................          3,217               4,053              2,647
                                                             ----------           ---------          ---------
Gross Operating Profit .................................     $    7,214           $   8,647          $   4,838
Fixed Expenses .........................................            287               4,524                486
                                                             ----------           ---------          ---------
Income from Operations, Exclusive of Interest
 Income, Depreciation and Financial Expenses ...........     $    6,927           $   4,123          $   4,352
                                                             ==========           =========          =========
Total Assets ...........................................     $   50,900           $  66,711          $  69,431
                                                             ==========           =========          =========
Total Liabilities ......................................     $   89,471           $ 106,075          $ 108,908
Total Owner's Equity (Deficiency). .....................        (38,570)            (39,364)           (39,477)
                                                             ----------           ---------          ---------
Total Liabilities & Owner's Equity (Deficiency) ........     $   50,900           $  66,711          $  69,431
                                                             ==========           =========          =========

                                  EXHIBIT A-4

                     SUMMARIZED FINANCIAL INFORMATION FOR
                     WESTSIDE PAVILION PROPERTY (PHASE I)
                                  (UNAUDITED)



                                                                              YEAR ENDED        SIX MONTHS ENDED
                                                                          DECEMBER 31, 1997      JUNE 30, 1998
                                                                               ($000S)              ($000S)
                                                                         -------------------   -----------------
Gross Revenues from Operations .......................................         $21,554              $11,148
Operating Expenses ...................................................           6,895                3,298
                                                                               -------              -------
Gross Operating Profit ...............................................         $14,660              $ 7,850
Fixed Expenses .......................................................             214                  312
                                                                               -------              -------
Income from Operations, Exclusive of Interest Income, Depreciation and
 Financial Expenses ..................................................         $14,446              $ 7,538
                                                                               =======              =======

NOTES:

     Gross Revenues from Operations excludes base rent and recoveries from Phase II tenants. Total revenues for Westside Pavilion Phases I & II were $23,000,884 and $11,896,663 for the operating year ended December 31, 1997 and six months ended June 30, 1998. Phase I accounted for 94% ($21,554,461 of the $23,000,884) of total revenue for the year ended December 31, 1997 and 94% ($11,148,298 of the $11,896,663) of total revenue for the six months ended June 30, 1998.

     Operating Expenses represents the combined Westside Pavilion Phase I & II operating expenses for the year ended December 31, 1997 and six months ended June 30, 1998 reduced by certain deductions for Phase II real estate taxes, insurance and common area maintenance. Total expenses for Westside Pavilion Phases I & II were $8,774,774 and $4,194,955 for the operating year ended December 31, 1997 and six months ended June 30, 1998. Phase I accounted for 79% ($6,894,585 of the $8,774,774) of total expenses for the year ended December 31, 1997 and 79% ($3,298,368 of the $4,194,955) of total expenses for the six months ended June 30, 1998.

     Phase II real estate taxes, insurance and common area maintenance expenses were derived according to the following methodologies:

 -- Real estate tax expense was based on the 1997/1998 real estate tax bills.

 -- Insurance expense was computed using a GLA allocation method, assuming that Phase II represented approximately 17% of the total Westside Pavilion property. Historical insurance bills were not available.

 -- Common area maintenance expense was based on the 1998 operating budget.
    Phase II common area maintenance expenses of $1,192,495 and $552,296 were calculated for the year ended December 31, 1997 and the six months ended June 30, 1998.

     Fixed Expenses were based on a building improvement report provided by the Westside Pavilion Borrower. All fixed expenses were assumed to be related to Phase I.

                                  EXHIBIT A-5

                     SUMMARIZED FINANCIAL INFORMATION FOR
                            NORTHTOWN MALL PROPERTY
                                  (UNAUDITED)



                                                                              YEAR ENDED        SIX MONTHS ENDED
                                                                          DECEMBER 31, 1997      JUNE 30, 1998
                                                                               ($000S)              ($000S)
                                                                         -------------------   -----------------
Gross Revenues from Operations .......................................         $14,816              $11,148
Operating Expenses ...................................................           4,261                3,298
                                                                               -------              -------
Gross Operating Profit ...............................................         $10,555              $ 7,850
Fixed Expenses .......................................................             227                   --
                                                                               -------              -------
Income from Operations, Exclusive of Interest Income, Depreciation and
 Financial Expenses ..................................................         $10,328              $ 7,850
                                                                               =======              =======

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   EXHIBIT B


                        REPRESENTATIONS AND WARRANTIES

     For purposes of the representations and warranties, the date of origination of each Mortgage Loan is the date on which Morgan Stanley Mortgage Capital took an assignment of the existing note and mortgage from the prior lender. With respect to each Mortgage Loan, as of the Closing Date, (except as may be specified in the related representation and warranty or on Schedule I to the Exhibit B):

  (i) The information set forth in the mortgage loan schedule attached to the Loan Sale Agreement as to the Mortgage Loan is complete, true and correct in all material respects;

  (ii) The Mortgage Loan Seller is the sole owner and holder of the Mortgage Loan and has good and marketable title thereto, has full right, power and authority to sell and assign such Mortgage Loan free and clear of any interest or claim of a third party;

  (iii) The Mortgage Loan has not been since the date of origination by the applicable Originator, and currently is not, thirty or more days delinquent, and the mortgagor is not in default thereunder beyond any applicable grace period for the payment of any obligation to pay principal and interest, taxes, insurance premiums and required reserves;

  (iv) The Mortgage Loan Seller has not advanced funds, or knowingly received any advance of funds from a party other than the mortgagor subject to the related Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

  (v) (A) The Mortgage Loan documents have been duly and properly executed, and (B) the Mortgage Loan documents are legal, valid and binding obligations of the mortgagor, and their terms are enforceable against the mortgagor, subject only to bankruptcy, insolvency, moratorium, fraudulent transfer, fraudulent conveyance and similar laws affecting rights of creditors generally and to the application of general principles of equity and there is no valid defense, counterclaim, or right of rescission or right of set-off or abatement available to any mortgagor under the Mortgage Loan documents;

  (vi) The lien of each Mortgage is insured by an ALTA lender's title insurance policy or its equivalent as adopted in the applicable jurisdiction issued by one or more nationally recognized title insurance companies, insuring the Originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan after all advances of principal, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, in the reasonable judgment of the Mortgage Loan Seller, materially interferes with the current use of the related Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations when they become due or the value of the related Mortgaged Property and (c) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, in the reasonable judgment of the Mortgage Loan Seller, materially interferes with the current use of the related Mortgaged Property or security intended to be provided by such Mortgage, with the mortgagor's ability to pay its obligations when they become due or the value of the related Mortgaged Property (or if a title insurance policy has not yet been issued in respect of the Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of the Mortgage Loan) and none of which relate to matters on the survey of the related Mortgaged Property which are material. To the actual knowledge of the Mortgage Loan Seller, no material claims have been made under such title policy;

  (vii) As of the date of origination of the Mortgage Loan there were no, and to the best knowledge of the Mortgage Loan Seller there are no, mechanics', materialman's or other similar liens or claims which have been filed for work, labor or materials affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage, unless such lien is insured against under the related title insurance policy and there is no subordinate debt secured by the Mortgaged Property except as disclosed in the Prospectus Supplement;

  (viii) (A) Each building or other improvement located on any Mortgaged Property was insured by a fire and extended perils insurance policy, issued by an insurer or reinsured by an insurer meeting the requirements of the Mortgage

             Loan documents, in an amount not less than the replacement cost of the Mortgaged Property; each Mortgaged Property was also covered by business interruption insurance and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; and (B) the loan documents obligate the mortgagor to maintain all such insurance and, at the mortgagor's failure to do so, authorize the mortgagee to maintain such insurance at the mortgagor's cost and expense and to seek reimbursement therefor from such mortgagor;

  (ix) As of the most recent date of inspection of each Mortgaged Property by the Mortgage Loan Seller, based solely on the Mortgage Loan Seller's review of the report prepared by the engineer who inspected the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general conditions of the site, buildings and other improvements with respect to the Mortgage Loan (which report indicated, where appropriate, a variety of deferred maintenance items and recommended capital improvements with respect to such Mortgaged Property, as well as the estimated cost of such items and improvements and the most recent visual inspection (as described in (xviii) below) of the Mortgaged Property, no building or other improvement on any Mortgaged Property has been affected in any material manner or suffered any material loss as a result of any fire, wind, explosion, accident, riot, war, or act of God or the public enemy, and each Mortgaged Property is free of any material damage that would affect materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan and is in good repair. The Mortgage Loan Seller has neither received notice, nor is otherwise aware, of any proceedings pending for the total condemnation of any Mortgaged Property or a partial condemnation of any portion material to the borrower's ability to perform its obligations under its related Mortgage Loan;

  (x) To the Mortgage Loan Seller's best knowledge, after review of compliance confirmations from applicable municipalities, surveys and/or title insurance endorsements, none of the improvements included for the purpose of determining the appraised value of each Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties materially encroach upon the Mortgaged Property except those which are insured against by the title insurance policy (including endorsements thereto) issued in connection with the Mortgage Loan and all improvements on the Mortgaged Property comply with the applicable zoning laws and/or set-back ordinances in force when improvements were added;

  (xi)       The Mortgage Loan does not violate applicable usury laws;

  (xii) Since the date of origination of the Mortgage Loan, the terms of the Mortgage Loan have not been impaired, waived, altered, satisfied, canceled, subordinated or modified in any respect (except with respect to modifications the economic terms of which are reflected in the mortgage loan schedule and which are evidenced by documents in the Mortgage Loan file delivered to the Trustee) and no portion of the Mortgaged Property has been released from the lien of the Mortgage in any manner;

  (xiii) All applicable mortgage recording taxes and other filing fees have been paid in full or deposited with the issuer of the title insurance policy issued in connection with the Mortgage Loan for payment upon recordation of the relevant documents;

  (xiv) Each assignment of leases and rents, if any, creates a valid assignment of, or a valid security interest in, certain rights under the related leases, subject only to a license granted to the relevant mortgagor to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property, subject only to those exceptions described in clause (vi) above. To the best of the Mortgage Loan Seller's knowledge and without affirmative investigation, no person other than the relevant mortgagor owns any interest in any payments due under such leases that is superior to or of equal priority with the mortgagee's interest therein, subject only to those exceptions described in clause (vi) above;

  (xv) Each Mortgage, upon due recordation, is a valid and enforceable first lien on the related Mortgaged Property, subject only to those exceptions described in clause (vi) above;

  (xvi) The Mortgage Loan Seller has not taken any action, nor has knowledge that the mortgagor has taken any action, that would cause the representations and warranties made by the mortgagor in the Mortgage Loan documents not to be true;

  (xvii) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and the Mortgage Loan Seller covenants that it will not make any future advances under the Mortgage Loan to the mortgagor. Except for the escrows and disbursements therefrom as contemplated by the mortgage loan documents, any mortgagor requirements for on or off-site improvements as to disbursement of any escrow funds therefor have been complied with;

  (xviii) The Mortgage Loan Seller has inspected or caused to be inspected each Mortgaged Property within the past twelve months preceding the date hereof;

  (xix) The Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization, except with those Mortgage Loans that provide for Deferred Interest;

  (xx) The Mortgage Loan is a whole loan and contains no equity participation by the lender and is not convertible into an equity interest in the borrower;

  (xxi) No fraudulent acts were committed by the Mortgage Loan Seller in connection with the origination process of the Mortgage Loan;

  (xxii) All taxes and governmental assessments that prior to the date of origination of the Mortgage Loan became due and owing in respect of each Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established or are insured against by the title insurance policy issued in connection with the origination of the Mortgage Loan;

  (xxiii) To the extent required under applicable law, the Mortgage Loan Seller was authorized to transact and do business in each jurisdiction in which a Mortgaged Property is located at all times when it held the Mortgage Loan;

  (xxiv) To the best knowledge of the Mortgage Loan Seller, there is no material default, breach, violation or event of acceleration existing under any of the Mortgage Loan documents and the Mortgage Loan Seller has not received actual notice of any event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration; no waiver of the foregoing exists and no person other than the holder of the Note may declare any of the foregoing;

  (xxv) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against each related Mortgaged Property of the material benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the mortgagor which would materially interfere with such right to foreclosure;

  (xxvi) (A) With respect to each Mortgaged Property, a Phase I environmental report and, in certain cases, a Phase II environmental report or an update to such Phase I report was conducted by a licensed qualified engineer. The Mortgage Loan Seller has reviewed each such report and update. (B) the Mortgage Loan Seller, having made no independent inquiry other than reviewing the environmental reports and updates referenced herein and without other investigation or inquiry, has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in the related report and/or update. The Mortgage Loan Seller has not received any actual notice of a material violation of CERCLA or any applicable federal, state or local environmental law with respect to any Mortgaged Property that was not disclosed in the related report and/or update. (C) the Mortgage Loan Seller has not taken any actions which would cause any Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards;

  (xxvii) The Mortgage Loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if (A) the mortgagor voluntarily transfers or encumbers all or any portion of any related Mortgaged Property, or
             (B) any direct or indirect interest in mortgagor is voluntarily transferred or assigned, other than, in each case, as permitted under the terms and conditions of the Mortgage Loan documents and, to the best of the Mortgage Loan Seller's knowledge, the mortgagor is not a debtor in a state or federal bankruptcy or insolvency proceeding;

  (xxviii) To the best of the Mortgage Loan Seller's knowledge and without affirmative investigation or inquiry, there is no pending action, suit or proceeding, arbitration or governmental investigation against the mortgagor or any Mortgaged Property an adverse outcome of which could materially affect the mortgagor's performance of its obligations under the Mortgage Loan documents;

  (xxix) The servicing and collection practices used by the Mortgage Loan Seller, and to the best of the Mortgage Loan Seller's knowledge, the origination practices of the related Originator, have been in all respects legal, proper and prudent and have met customary industry standards except to the extent that, in connection with its origination, such standards were modified by the applicable Originator in its reasonable discretion;

  (xxx) In connection with the assignment, transfer or conveyance of any individual Mortgage, the Note and Mortgage contain no provision limiting the right or ability of the applicable Originator to assign, transfer and convey the Mortgage to any other person or entity;

  (xxxi) If any Mortgaged Property is subject to any leases (other than any ground lease referred to in (xxxv) below), to the best of the Mortgage Loan Seller's knowledge, the mortgagor is the owner and holder of the landlord's interest under any leases, and the related Mortgage and Assignment of Leases, Rents and Profits, if any, provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rent or provide for rents to be paid directly to mortgagee in the event of a default, subject to the exceptions described in clause (vi) hereof;

  (xxxii) If a Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with the sale or release of the Mortgaged Property following default or payment of the loan;

  (xxxiii) Any insurance proceeds in respect of a casualty loss or taking will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds (provided that such proceeds exceed the threshold amount described in the loan documents) as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, except to the extent of any excess proceeds after restoration;

  (xxxiv) Based on the Mortgage Loan Seller's review of the 100-year flood plain map provided by FEMA, except for the Mortgaged Properties set forth on Schedule 1, no Mortgaged Property is located in a special flood hazard area (Zone A) as defined by the Federal Insurance Administration and, with respect to the Mortgaged Properties set forth on Schedule 1, flood insurance coverage has been obtained;

  (xxxv) With respect to any Mortgage which is secured in whole or in part by the interest of a borrower as a lessee under a ground lease and based upon the terms of the ground lease or an estoppel letter from the ground lessor the following apply to such ground lease:

             (A) The ground lease or a memorandum thereof has been duly recorded, the ground lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage, does not restrict the use of the Mortgaged Property by the lessee or its successors and assigns in a manner that would adversely affect the security provided by the related Mortgage, and there has not been a material change in the terms of the ground lease since its recordation, with the exception of written instruments which are part of the related Mortgage Loan documents delivered to the Trustee.

             (B) The ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related ground lessor's related fee interest and any permitted encumbrances on such fee interest.

             (C) The borrower's interest in the ground lease is assignable to the holder of the Mortgage upon notice to, but without the consent of, the lessor thereunder and, in the event that it is so assigned, it is further assignable by the trustee and its successors and assigns upon notice to, but without a need to obtain the consent of, such lessor.

             (D) To the best of the Mortgage Loan Seller's knowledge, as of the origination date of the Mortgage Loan, the ground lease was in full force and effect and no material default had occurred under the ground lease and there was no existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of the ground lease. No notice of default under the ground lease has been received by the Mortgage Loan Seller.

             (E) The ground lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee; and the ground lease, or an estoppel letter received by the mortgagee from the lessor, further provides that notice of termination given under the ground lease is not effective against the mortgagee unless a copy of the notice has been delivered to the mortgagee in the manner described in such ground lease or estoppel letter.

             (F) The mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease) to cure any default under the ground lease which is curable after the receipt of notice of any default, before the lessor thereunder may terminate the ground lease.

             (G) The ground lease either (i) has a term which extends not less than 10 years beyond the maturity date of the related Mortgage Loan or (ii) grants the lessee the option to extend the term of the lease for a period (in the aggregate) which exceeds ten years beyond the maturity date of the related Mortgage Loan.

             (H) The ground lease requires the lessor to enter into a new lease with the mortgagee upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding, provided the mortgagee cures the lessee's defaults to the extent they are curable and succeeds to the interest of the mortgagee.

             (I) Under the terms of the ground lease and the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon.

             (J) Such ground lease does not impose any material restrictions on subletting.

             (K) Either the ground lease or the related Mortgage contains the borrower's covenant that such ground lease shall not be amended, canceled, or terminated without the prior written consent of the mortgagee.

             (L) Either the ground lease or an estoppel letter contains a covenant that the lessor thereunder is not permitted in the absence of an uncured default under the ground lease, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such ground lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage;

  (xxxvi) (A) the Mortgage Loan is directly secured by a Mortgage on a commercial real property, and (B) the fair market value of such real property, as evidenced by an appraisal conducted within 12 months of the origination of the Mortgage Loan, or as determined by the Mortgage Loan Seller based on market studies and pursuant to its underwriting standards, was at least equal to 80% of the principal amount of the Mortgage Loan (I) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (II) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (I) and (II) shall be made on an aggregated basis) and (2) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (I) and (II) shall be made on an aggregate basis);

  (xxxvii) To the best knowledge of the Mortgage Loan Seller, all required certificates of occupancy and building permits, as applicable, have been issued with respect to the Mortgaged Property;

  (xxxviii)  Any escrow accounts for taxes or other reserves required to be funded on the date of origination of the Mortgage Loan pursuant to the Mortgage Loan documents have been funded and all such escrow accounts required to have been funded as of the Cut-Off Date (taking into account any applicable notice and grace period) have been funded;

  (xxxix) The related Assignment of Mortgage constitutes a legal, valid and binding assignment of such Mortgage to the Depositor, and the related Reassignment of Assignment of Leases, Rents and Profits, if any, constitutes a legal, valid and binding assignment thereof to the Depositor;

  (xl) The related Note is not, and has not been since the date of origination of the Mortgage Loan, secured by any collateral except the lien of the related Mortgage, any related Assignment of Leases, Rents and Profits and any related security agreement and escrow agreement; the security for the Mortgage Loan consists only of the related Mortgaged Property or Properties, any leases (including without limitation any credit leases) thereof, and any appurtenances, fixtures and other property located thereon; and such Mortgaged Property or Properties do not secure any mortgage loan other than the Mortgage Loan being transferred and assigned to the Depositor hereunder (except for Mortgage Loans, if any, which are cross-collateralized with other Mortgage Loans being conveyed to the Depositor or subsequent transferee hereunder and identified on the Mortgage Loan Schedule);

  (xli) To the Mortgage Loan Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated;

  (xlii) Each Mortgage Loan requires that the borrower comply with all legal requirements applicable to it and the Mortgaged Property; and

  (xliii) No Mortgage Loan is a loan in which the originator paid the borrower a premium in exchange for a higher Mortgage Rate ("Buy-up Loan").

                            SCHEDULE 1 TO EXHIBIT B


                 EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES


GRAPEVINE MILLS



REPRESENTATION   EXCEPTION
---------------- ----------
                 None.

EDENS & AVANT POOL I





REPRESENTATION   EXCEPTION
---------------- ----------
                 None.

MALL OF NEW HAMPSHIRE





REPRESENTATION              EXCEPTION
-------------------------   ---------------------------------------------------------------
     (xxxv) (E)             The Small Mall of New Hampshire Ground Lease does not provide the protections to the mortgagee set forth in this subsection.
      (F)                   The Small Mall of New Hampshire Ground Lease does not provide the protections to the mortgagee set forth in this subsection.
      (G)                   The Small Mall of New Hampshire Ground Lease expires, with no further renewals, on September 20, 2027.
      (H)                   The Small Mall of New Hampshire Ground Lease does not provide the protections to the mortgagee set forth in this subsection.
      (I)                   The Small Mall of New Hampshire Ground Lease does not provide the protections to the mortgagee set forth in this subsection.
      (J)                   The Small Mall of New Hampshire Ground Lease does not provide the protections to the mortgagee set forth in this subsection.

WESTSIDE PAVILION



REPRESENTATION           EXCEPTION
----------------------   ----------------------------------------------------------------------
(viii)                   The Westside Pavilion Borrower may obtain the insurance coverage required to meet the insurance requirements from insurers having ratings lower than the ratings prescribed in the insurance requirements section of the mortgage, provided that a cut-through endorsement in form and substance approved by mortgagee shall be issued by an insurer with at least an "AA" rating by S&P provided, that if, upon the renewal or replacement of any insurance policy or change to a different carrier, the cost of maintaining such insurance with an insurer that is rated "AA" or maintaining a cut-through endorsement with an insurer that is rated "AA" is commercially unreasonable, the Westside Pavilion Borrower agrees to maintain such insurance with insurers that are rated "A" or maintaining cut-through endorsement with an insurer that is rated "A".
(xxxiv)                  The Westside Pavilion Property is located in a special flood hazard area. The Westside Pavilion Borrower is required to maintain flood insurance in an amount equal to the maximum available National
                         Flood Insurance Program coverage.

          (xxxv) (G)     A portion of the Westside Pavilion Property consisting of a storage space is leased to Nordstrom and held by the Borrower pursuant to a ground lease. The ground lease expires upon the expiration or earlier termination of the Nordstrom Lease, which is currently scheduled to expire on December 1, 2033 which extends is not less than 10 years beyond the maturity date of the Mortgage Loan, subject to four ten year renewal terms.
                 (J)     The Westside Pavilion ground lease imposes material restrictions on subletting.

NORTHTOWN MALL



REPRESENTATION   EXCEPTION
---------------- ----------
                 None.

EDENS & AVANT POOL II



REPRESENTATION              EXCEPTION
-------------------------   ------------------------------------------------------------------------
     (xxxv) (E)             Reservoir Square Shopping Center -- The ground lease does not provide specifically the protections to the mortgagee set forth in this subsection.
                            Baldwin Square -- The ground lease does not provide specifically the protections to the mortgagee set forth in this subsection.
            (F)             Reservoir Square Shopping Center -- The ground lease does not provide specifically the protections to the mortgagee set forth in this subsection.
                            Baldwin Square -- The ground lease does not provide specifically the protections to the mortgagee set forth in this subsection.
            (H)             Reservoir Square Shopping Center -- The ground lease provides that lessor may terminate if the tenant is judicially declared bankrupt.
                            Baldwin Square -- The ground lease does not specifically provide the protections to the mortgagee set forth in this subsection.
            (I)             Reservoir Square Shopping Center -- The ground lease does not specifically provide the protections to the mortgagee set forth in this subsection.
                            Baldwin Square -- The ground lease does not specifically provide the protections to the mortgagee set forth in this subsection.
                            Magee Shopping Center -- The ground lease provides that all insurance shall be paid to the ground lessee (borrower) and all proceeds should be applied to repair or restoration of the property.
                            The leasehold mortgage pledges all insurance proceeds to mortgagee to be either: (a) retained in payment of the outstanding debt, or (b)
                            paid directly to Borrower for diligent prosecution of the repair and restoration of the property. In addition, mortgagee does not retain the right to disburse the proceeds as repair and restoration progresses.

CRYSTAL PARK IV



REPRESENTATION   EXCEPTION
---------------- ----------
                 None.

                         EXHIBIIT C
              FORM OF REPORT TO CERTIFICATEHOLDERS


[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
                         MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-XL2

For Additional Information, please contact
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www.securitieslink.net/cmbs
PAYMENT DATE: 11/4/98
RECORD DATE: 10/30/98


                          DISTRIBUTION DATE STATEMENT
                               TABLE OF CONTENTS

STATEMENT SECTIONS                                            PAGE(S)
Certificate Distribution Detail                                   2
Certificate Factor Detail                                         3
Reconciliation Detail                                             4
Other Required Information                                        5
Ratings Detail                                                    6
Current Mortgage Loan and Property Stratification Tables          7
Mortgage Loan Detail                                              8
Principal Prepayment Detail                                       9
Historical Detail                                                10
Delinquency Loan Detail                                          11
Specially Serviced Loan Detail                                 12 - 13
Modified Loan Detail                                             14
Liquidated Loan Detail                                           15


UNDERWRITER
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Contact: General Information Number
Phone Number: (212) 761-4700

MASTER SERVICER
Midland Loan Services, Inc.
210 West 10th Street
Kansas City, MO 64105

Contact: Brad Hauger
Phone Number: (816) 435-5175

SPECIAL SERVICER
Midland Loan Services, Inc.
210 West 10th Street
Kansas City, MO 64105


Contact: Brad Hauger
Phone Number: (816) 435-5175



This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.



Copyright 1997, Norwest Bank Minnesota, N. A.                    Page 1 of 15

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
                         MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-XL2

For Additional Information, please contact
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www.securitieslink.net/cmbs
PAYMENT DATE: 11/4/98
RECORD DATE: 10/30/98




                        CERTIFICATE DISTRIBUTION DETAIL

                                                                                                Realized loss/
                                                                                                 Additional              Current
             Pass-Through Original Beginning Principal      Interest   Prepayment   Trust Fund     Total      Ending  Subordination
Class  CUSIP    Rate      Balance  Balance  Distribution  Distribution  Penalties    Expenses   Distribution  Balance    Level (1)
-----------------------------------------------------------------------------------------------------------------------------------
A-1            0.000000%    0.00    0.00       0.00           0.00         0.00        0.00        0.00        0.00      0.00%
A-2            0.000000%    0.00    0.00       0.00           0.00         0.00        0.00        0.00        0.00      0.00%
B              0.000000%    0.00    0.00       0.00           0.00         0.00        0.00        0.00        0.00      0.00%
C              0.000000%    0.00    0.00       0.00           0.00         0.00        0.00        0.00        0.00      0.00%
D              0.000000%    0.00    0.00       0.00           0.00         0.00        0.00        0.00        0.00      0.00%
E              0.000000%    0.00    0.00       0.00           0.00         0.00        0.00        0.00        0.00      0.00%
F              0.000000%    0.00    0.00       0.00           0.00         0.00        0.00        0.00        0.00      0.00%
Q              0.000000%    0.00    0.00       0.00           0.00         0.00        0.00        0.00        0.00      0.00%
R              0.000000%    0.00    0.00       0.00           0.00         0.00        0.00        0.00        0.00      0.00%
LR             0.000000%    0.00    0.00       0.00           0.00         0.00        0.00        0.00        0.00      0.00%
Totals                      0.00    0.00       0.00           0.00         0.00        0.00        0.00        0.00


                              Original  Beginning                                                   Ending
               Pass-Through   Notional   Notional     Interest         Prepayment       Total       Notional
Class   CUSIP      Rate        Amount     Amount    Distribution        Penalties    Distribution    Amount
------------------------------------------------------------------------------------------------------------
X                0.000000%      0.00       0.00        0.00              0. 00          0.00          0.00


(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright 1997, Norwest Bank Minnesota, N.A.                     Page 2 of 15

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
                         MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-XL2

For Additional Information, please contact
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www.securitieslink.net/cmbs
PAYMENT DATE: 11/4/98
RECORD DATE: 10/30/98

                           CERTIFICATE FACTOR DETAIL

                                                                              Realized Loss/
                 Beginning      Principal         Interest     Prepayment    Additional Trust   Ending
Class    CUSIP     Balance     Distribution     Distribution    Penalties     Fund Expenses     Balance
--------------------------------------------------------------------------------------------------------
A-1             0.00000000     0.00000000       0.00000000     0.00000000      0.00000000     0.00000000
A-2             0.00000000     0.00000000       0.00000000     0.00000000      0.00000000     0.00000000
B               0.00000000     0.00000000       0.00000000     0.00000000      0.00000000     0.00000000
C               0.00000000     0.00000000       0.00000000     0.00000000      0.00000000     0.00000000
D               0.00000000     0.00000000       0.00000000     0.00000000      0.00000000     0.00000000
E               0.00000000     0.00000000       0.00000000     0.00000000      0.00000000     0.00000000
F               0.00000000     0.00000000       0.00000000     0.00000000      0.00000000     0.00000000
Q               0.00000000     0.00000000       0.00000000     0.00000000      0.00000000     0.00000000
R               0.00000000     0.00000000       0.00000000     0.00000000      0.00000000     0.00000000
LR              0.00000000     0.00000000       0.00000000     0.00000000      0.00000000     0.00000000

                   Beginning                                       Ending
                   Notional        Interest        Prepayment     Notional
Class      CUSIP     Amount      Distribution       Penalties      Amount
-------------------------------------------------------------------------------
X                  0.00000000    0.00000000        0.00000000    0.00000000


Copyright 1997, Norwest Bank Minnesota, N.A.                      Page 3 of 15

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
                         MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-XL2

For Additional Information, please contact
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www.securitieslink.net/cmbs
PAYMENT DATE: 11/4/98
RECORD DATE: 10/30/98

                             RECONCILIATION DETAIL

ADVANCE SUMMARY
P & I Advances Outstanding                                0.00
Servicing Advances Outstanding                            0.00

Reimbursement for Interest on Advances                    0.00
paid from general collections

SERVICING FEE BREAKDOWNS

Current Period Accrued Servicing Fees                     0.00
Less Delinquent Servicing Fees                            0.00
Less Reductions to Servicing Fees                         0.00
Plus Servicing Fees for Delinquent Payments Received      0.00
Plus Adjustments for Prior Servicing Calculation          0.00
Total Servicing Fees Collected                            0.00

CERTIFICATE INTEREST RECONCILIATION

        Interest        Excess           Realized        Previously Unpaid    Distribution  Distributable                 Remaining
        Accrual       Prepayment          Losses/        Interest(including    Certificate Certif. Interest    Interest     Unpaid
Class    Amount    Interest Shortfall   Expense Losses    interest thereon)      Interest    Adjustment      Distribution  Interest
-----------------------------------------------------------------------------------------------------------------------------------
A-1      0.00          0.00                0.00                0.00                0.00          0.00          0.00          0.00
A-2      0.00          0.00                0.00                0.00                0.00          0.00          0.00          0.00
X        0.00          0.00                0.00                0.00                0.00          0.00          0.00          0.00
B        0.00          0.00                0.00                0.00                0.00          0.00          0.00          0.00
C        0.00          0.00                0.00                0.00                0.00          0.00          0.00          0.00
D        0.00          0.00                0.00                0.00                0.00          0.00          0.00          0.00
E        0.00          0.00                0.00                0.00                0.00          0.00          0.00          0.00
F        0.00          0.00                0.00                0.00                0.00          0.00          0.00          0.00
Totals   0.00          0.00                0.00                0.00                0.00          0.00          0.00          0.00


Copyright 1997, Norwest Bank Minnesota, N.A.                      Page 4 of 15

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
                         MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-XL2

For Additional Information, please contact
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www.securitieslink.net/cmbs
PAYMENT DATE: 11/4/98
RECORD DATE: 10/30/98


                          OTHER REQUIRED INFORMATION

Available Funds                                  0.00

Aggregate Number of Outstanding Loans               0
Aggregate Unpaid Principal Balance of Loans      0.00
Aggregate Stated Principal Balance of Loans      0.00


Aggregate Amount of Servicing Fee                0.00
Aggregate Amount of Special Servicing Fee        0.00
Aggregate Amount of Trustee Fee                  0.00
Aggregate Trust Fund Expenses                    0.00

Specially Serviced Loans not Delinquent
    Number of Outstanding Loans                     0
    Aggregate Unpaid Principal Balance           0.00


Appraisal Reduction Amount

                  Appraisal           Date Appraisal
 Loan             Reduction             Reduction
Number             Amount                Effected
-----------------------------------------------------

















-----------------------------------------------------
Total
-----------------------------------------------------




Copyright 1997, Norwest Bank Minnesota, N.A.                    Page 5 of 15

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
                         MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-XL2

For Additional Information, please contact
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www.securitieslink.net/cmbs
PAYMENT DATE: 11/4/98
RECORD DATE: 10/30/98


                                RATINGS DETAIL

                             Original Ratings         Current Ratings (1)
                          -----------------------------------------------------
Class    CUSIP            DCR  Fitch  Moody's  S&P  DCR  Fitch   Moody's  S&P
-------------------------------------------------------------------------------
A-1
A-2
X
B
C
D
E
F
-------------------------------------------------------------------------------

NR     - Designates that the class was not rated by the above agency at the time of original issuance.
X      - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A    - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.
55 East Monroe Street
Chicago, Illinois 60603
(312) 368-3100

Fitch IBCA, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
26 Broadway
New York, New York 10004
(212) 208-8000

Copyright 1997, Norwest Bank Minnesota, N.A.                     Page 6 of 15

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
                         MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-XL2

For Additional Information, please contact
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www.securitieslink.net/cmbs
PAYMENT DATE: 11/4/98
RECORD DATE: 10/30/98



           CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                   STATE (3)

                               % of
          # of     Scheduled    Agg.     WAM            Weighted
State     Props.    Balance     Bal.     (2)   WAC    Avg DSCR (1)
--------------------------------------------------------------------














----------------------------------------------------------------------
Totals
----------------------------------------------------------------------


                              PROPERTY TYPE (3)

                               % of
Property   # of     Scheduled    Agg.     WAM            Weighted
  Type     Props.    Balance     Bal.     (2)   WAC    Avg DSCR (1)
--------------------------------------------------------------------
















-----------------------------------------------------------------------
Totals
-----------------------------------------------------------------------


(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) WAM is calculated based upon the Effective Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.

Copyright 1997, Norwest Bank Minnesota, N.A.                    Page 7 of 15

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
                         MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-XL2

For Additional Information, please contact
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www.securitieslink.net/cmbs
PAYMENT DATE: 11/4/98
RECORD DATE: 10/30/98


                              MORTGAGE LOAN DETAIL
                                                                                                           Latest
                                                            Effective          Beginning   Ending  Paid  Financial      Res.   Mod.
Loan           Loan  Interest Principal Gross  Origination  Maturity  Maturity Scheduled Scheduled Thru  Statement     Strat.  Code
Number   ODCR  Name   Payment  Payment  Coupon     Date       Date      Date    Balance   Balance  Date    Date   DSCR   (2)   (3)
-----------------------------------------------------------------------------------------------------------------------------------
















-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------


(1) Collateral Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
MH - Mobile Home Park


(2) Resolution Strategy Code

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure

(3) Modification Code

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

Copyright 1997, Norwest Bank Minnesota, N.A.                    Page 8 of 15

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
                         MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-XL2

For Additional Information, please contact
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www.securitieslink.net/cmbs
PAYMENT DATE: 11/4/98
RECORD DATE: 10/30/98

                          PRINCIPAL PREPAYMENT DETAIL


                                           Principal Prepayment Amount                       Prepayment Penalties
                Offering Document      -----------------------------------     ------------------------------------------------
Loan Number      Cross-Reference        Payoff Amount    Curtailment Amount    Prepaayment Premium    Yield Maintenance Premium
--------------------------------------------------------------------------------------------------------------------------------














----------------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------------

Copyright 1997, Norwest Bank Minnesota, N.A.                    Page 9 of 15

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
                         MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-XL2

For Additional Information, please contact
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www.securitieslink.net/cmbs
PAYMENT DATE: 11/4/98
RECORD DATE: 10/30/98


                               HISTORICAL DETAIL

                                 Delinquencies
--------------------------------------------------------------------------------------------
Distribution  30-59 Days  60-89 Days  90 Days or more  Foreclosure     REO     Modifications
  Date         # Balance   # Balance     # Balance     # Balance    # Balance    # Balance





















------------------------------------------------------------------------------------------



                    Prepayments             Rate and Maturities
------------------------------------------------------------------------
Distribution  Curtailments  Payoff    Next Weighted Avg.
  Date        # Amount     # Amount     Coupon   Remit      WAM



















---------------------------------------------------------------------


Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

Copyright 1997, Norwest Bank Minnesota, N.A.                    Page 10 of 15

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
                         MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-XL2

For Additional Information, please contact
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www.securitieslink.net/cmbs
PAYMENT DATE: 11/4/98
RECORD DATE: 10/30/98


                            DELINQUENCY LOAN DETAIL

          Offering         # of                    Current   Outstanding    Status of    Resolution
Loan      Document        Months    Paid Through     P&I          P&I        Mortgage     Strategy      Servicing
Number  Cross-Reference   Delinq.      Date        Advances    Advances**    Loan (1)      Code (2)   Transfer Date
--------------------------------------------------------------------------------------------------------------------
















--------------------------------------------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------------------------------------------



                     Current   Outstanding
Loan   Foreclosure  Servicing   Servicing                      REO
Number     Date      Advances    Advances   Bankruptcy Date   Date
---------------------------------------------------------------------
















---------------------------------------------------------------------
Totals
---------------------------------------------------------------------

(1) Status of Mortgage Loan

A - Payment Not Received But Still in
    Grace Period
B - Late Payment But Less
    Than 1 Month Delinquent
0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three Or More Months Delinquent
4 - Assumed Scheduled Payment
   (Performing Matured Balloon)
7 - Foreclosure
9 - REO

(2) Resolution Strategy Code

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return
     to Master Servicer
10 - Deed In Lieu Of
     Foreclosure

** Outstanding P & I Advances include the current period advance

Copyright 1997, Norwest Bank Minnesota, N.A.                    Page 11 of 15

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
                         MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-XL2

For Additional Information, please contact
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www.securitieslink.net/cmbs
PAYMENT DATE: 11/4/98
RECORD DATE: 10/30/98


                    SPECIALLY SERVICED LOAN DETAIL - PART 1

                            Offering        Servicing  Resolution                                                        Net
Distribution     Loan       Document        Transfer    Strategy   Scheduled   Property           Interest  Actual    Operating
   Date        Number    Cross Reference      Date       Code (1)   Balance    Type (2)    State    Rate    Balance    Income
-----------------------------------------------------------------------------------------------------------------------------------














-----------------------------------------------------------------------------------------------------------------------------------

                                                   Remaining
Distribution  NOI              Note    Maturity   Amortization
   Date       Date     DSCR    Date      Date         Term
--------------------------------------------------------------











---------------------------------------------------------------

(1) Resolution Strategy Code

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return
     to Master Servicer
10 - Deed In Lieu Of Foreclosure


(2) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other



Copyright 1997, Norwest Bank Minnesota, N.A.                    Page 12 of 15

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
                         MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-XL2

For Additional Information, please contact
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www.securitieslink.net/cmbs
PAYMENT DATE: 11/4/98
RECORD DATE: 10/30/98


                     SPECIALLY SERVICED LOAN DETAIL-PART 2

Distribution    Loan       Document       Strategy   Inspection               Appraisal  Appraisal      Other REO
    Date       Number    Cross-Reference   Code (1)     Date    Phase 1 Date    Date        Value    Property Revenue   Comment
--------------------------------------------------------------------------------------------------------------------------------
















----------------------------------------------------------------------------------------------------------------------------------


(1) Resolution Strategy Code

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return
     to Master Servicer
10 - Deed In Lieu Of Foreclosure




Copyright 1997, Norwest Bank Minnesota, N.A.                    Page 13 of 15

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
                         MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-XL2

For Additional Information, please contact
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www.securitieslink.net/cmbs
PAYMENT DATE: 11/4/98
RECORD DATE: 10/30/98


                             MODIFIED LOAN DETAIL

            Offering
 Loan        Document       Pre-Modification
Number    Cross Reference        Balance        Modification Date    Modification Description
----------------------------------------------------------------------------------------------









-----------------------------------------------------------------------------------------------
Total
-----------------------------------------------------------------------------------------------



Copyright 1997, Norwest Bank Minnesota, N.A.                    Page 14 of 15

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
                         MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-XL2

For Additional Information, please contact
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www.securitieslink.net/cmbs
PAYMENT DATE: 11/4/98
RECORD DATE: 10/30/98


                            LIQUIDATED LOAN DETAIL


                     Final Recovery     Offering                                                      Gross Proceeds   Aggregate
 Loan                Determination      Document      Appraisal   Appraisal   Actual      Gross         as a % of     Liquidation
Number                  Date        Cross-Reference    Date        Value     Balance    Proceeds     Actual Balance    Expenses*
-----------------------------------------------------------------------------------------------------------------------------------









-----------------------------------------------------------------------------------------------------------------------------------
Current Total
-----------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
-----------------------------------------------------------------------------------------------------------------------------------


                      Net           Net Proceeds             Repurchased
 Loan              Liquidation       as a % of     Realized   by Seller
Number              Proceeds       Actual Balance    Loss       (Y/N)
--------------------------------------------------------------------------









----------------------------------------------------------------------------
Current Total
----------------------------------------------------------------------------
Cumulative Total
----------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright 1997, Norwest Bank Minnesota, N.A.                    Page 15 of 15

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                      EXHIBIT D

                       [MORGAN STANLEY DEAN WITTER LOGO]

MORGAN STANLEY
Real Estate Debt Capital Markets
Mortgage/Asset Backed Capital Markets



                                CMBS NEW ISSUE

                                  TERM SHEET

                 ---------------------------------------------

                                   $706.5 MM
                                 (Approximate)
                         Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1998-XL2

                 ---------------------------------------------



                                      XL2
                                     1998
                                  LARGE LOAN



                           MORGAN STANLEY DEAN WITTER




This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Seller with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998
LARGE LOAN                   STRUCTURAL TERM SHEET
-------------------------------------------------------------------------------

                            $706.5 MM (APPROXIMATE)
                     MORGAN STANLEY MORTGAGE CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-XL2

                                                  OVERVIEW OF THE CERTIFICATES
--------------------------------------------------------------------------------------------------------------------------------
                                                                              Expected          Final             Anticipated
            Amount(1)(2)     Ratings       Subordination    Average Life      Principal     Distribution          Pass-Through
Class        ($MM)          (DCR/S&P)            %            (yrs)(3)       Window(3)(4)      Date(3)            Rate(5) (6)
--------------------------------------------------------------------------------------------------------------------------------
Public Certificates:
A-1          $43.3           AAA/AAA           27.75%           5.44            1-106          8/03/07               Fixed
A-2          467.1           AAA/AAA           27.75            9.88           106-120        10/03/08               Fixed
X            706.5           AAA/AAAr            -                -             1-120         10/03/08              Variable
B             75.9             AA/AA           17.0             9.97             120          10/03/08         WAC - Fixed Strip
C             42.4              A/A            11.0             9.97             120          10/03/08         WAC - Fixed Strip
D             45.9            BBB/BBB           4.5             9.97             120          10/03/08         WAC - Fixed Strip
E             21.2           BBB-/BBB-          1.5             9.97             120          10/03/08         WAC - Fixed Strip

PRIVATE CERTIFICATES:
---------------------
F             10.6             BB/BB-            -              9.97             120          10/03/08               Fixed

--------------------------------------------------------------------------------------------------------------------------------
Notes: (1)  Approximate, in the case of each such Class, subject to a permitted variance of plus or minus 5%.
       (2)  Class X Notional Amount is equal to the sum of all Certificate Principal Amounts outstanding from time to time.
       (3)  Based on Modeling Assumptions and Scenario 1, each as defined in the Prospectus Supplement.
       (4)  Principal Window is the period (expressed in terms of months and commencing with the month of the first Distribution
            Date) during which distributions of principal are expected to be made to the holders of each designed Class in accordance with the Modeling Assumptions.
       (5)  In the case of A-1, A-2, and F classes, interest will accrue at a fixed rate, in the case of B, C, D and E classes, interest will accrue at the Weighted Average Net Mortgage Rate for such Distribution Date less a fixed interest strip. The Pass Through rate for class X is described on page 4 of this term sheet.
       (6)  Subject to change at pricing.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Seller with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998
LARGE LOAN                   STRUCTURAL TERM SHEET
-------------------------------------------------------------------------------

                            $706.5 MM (APPROXIMATE)
                     MORGAN STANLEY MORTGAGE CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-XL2


I. ISSUE CHARACTERISTICS

ISSUE TYPE:                 The Class A-1, A-2, X, B, C, D and E Certificates
                            will be offered publicly through a Prospectus
                            Supplement (and accompanying Prospectus) to be dated October 8, 1998, and the class F will be privately placed (pursuant to Rule 144A under the Securities Act of 1933, as amended) pursuant to a Private Placement Memorandum to be dated October 8,
                            1998.

COLLATERAL:                 The collateral consists of approximately $706.5
                            million pool of 7 fixed rate commercial mortgage loans.

SECURITIES ISSUED:          $706,465,702 monthly pay, multi-class sequential
                            pay, commercial mortgage REMIC pass-through certificates, including seven principal and interest Classes (Classes A-1, A-2, B, C, D, E and
                            F) and an interest-only Class (Class X) whose Notional Amount consists of seven separate strip components, each corresponding to the Class A-1, A-2, B, C, D, E and F Certificates.

DEPOSITOR:                  Morgan Stanley Capital I Inc.

LEAD MANAGER:               Morgan Stanley & Co. Incorporated

MASTER SERVICER:            Midland Loan Services, Inc.

SPECIAL SERVICER:           Midland Loan Services, Inc.

TRUSTEE/FISCAL AGENT:       Norwest Bank Minnesota, National Association

PRICING DATE:               On or about October 8, 1998

EXPECTED CLOSING DATE:      On or about October 15, 1998

DISTRIBUTION DATES:         The 3rd business day of each month, commencing
                            November, 1998

MINIMUM DENOMINATIONS:      $10,000 for Public Certificates (other than the
                            Class X Certificates); $100,000 for all other
                            Certificates. DTC, Euroclear and Cedel, same day funds, with accrued interest

SETTLEMENT TERMS:           DTC, Euroclear and Cedel, same day funds, with
                            accrued interest

LEGAL/REGULATORY STATUS:    Class A-1, A-2 and X Certificates are expected to
                            be eligible for exemptive relief under ERISA. The remaining Principal Balance Certificates can be purchased by an insurance company general account under PTE 95-60. Class A-1, A-2, X and B
                            Certificates are expected to be SMMEA eligible so long as they are rated in the two highest rating categories and the loans are secured by real estate.

RISK FACTORS:               THE CERTIFICATES INVOLVE A DEGREE OF RISK AND MAY
                            NOT BE SUITABLE FOR ALL INVESTORS. SEE THE "RISK
                            FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT,
                            PROSPECTUS AND PRIVATE PLACEMENT MEMORANDUM

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Seller with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998
LARGE LOAN                   STRUCTURAL TERM SHEET
-------------------------------------------------------------------------------

                            $706.5 MM (APPROXIMATE)
                     MORGAN STANLEY MORTGAGE CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-XL2


II.  STRUCTURE CHARACTERISTICS

 ANTICIPATED PASS-THROUGH RATES:  Class A-1:   Fixed
                                  Class A-2:   Fixed
                                  Class B:     WAC - Fixed Strip
                                  Class C:     WAC - Fixed Strip
                                  Class D:     WAC - Fixed Strip
                                  Class E:     WAC - Fixed Strip
                                  Class F      Fixed
                                  Class X:     The Pass-Through Rate on the
                                               Class X Certificates on each
                                               Distribution Date will equal, in
                                               general, the weighted average of
                                               the Class X Component Rates for
                                               the respective Principal Balance
                                               Certificates for such
                                               Distribution Date.  The Class X
                                               Component Rate in respect of the
                                               Class A-1, A-2, B, C, D, E and F
                                               Certificates will, in general,
                                               equal the excess, if any, of the
                                               Weighted Average Net Mortgage
                                               Rate over the Pass-Through rates
                                               applicable to the Class A-1, A-2
                                               B, C, D, E and F Certificates.

                                               The Pass-Through Rate for each
                                               class of Principal Balance
                                               Certificates for any
                                               Distribution Date will not
                                               exceed the Weighted Average Net
                                               Mortgage Rate for such
                                               Distribution Date.

INTEREST DISTRIBUTIONS:               Each Class of Certificates will be
                                      entitled on each Distribution Date to
                                      interest accrued at its Pass-Through Rate on the outstanding Certificate Principal
                                      Amount or Notional Amount of such Class, as applicable.

PRINCIPAL DISTRIBUTIONS:              Principal will be distributed on each
                                      Distribution Date to the most senior
                                      Class (i.e., the Class with the earliest alphabetical/numerical Class designation) of the Principal Balance Certificates outstanding, until its Certificate
                                      Principal Amount is reduced to zero
                                      (sequential order). If, due to losses,
                                      the Certificate Principal Amounts of the Class B through Class F Certificates are reduced to zero, payments of principal to the Class A-1 and A-2 Certificates will be made on a pro rata basis.

CREDIT ENHANCEMENT:                   Each class of Certificates (other than
                                      Classes A-1, A-2 and X) will be
                                      subordinated to all other Classes with an earlier alphabetical Class designation.

ADVANCING:                            The Master Servicer, the Trustee and the
                                      Fiscal Agent (in that order) will each be obligated to make P&I Advances and Servicing Advances, including delinquent

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Seller with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998
LARGE LOAN                   STRUCTURAL TERM SHEET
-------------------------------------------------------------------------------

                            $706.5 MM (APPROXIMATE)
                     MORGAN STANLEY MORTGAGE CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-XL2


                                      property taxes and insurance, but only to the extent that such Advances are deemed recoverable.

REALIZED LOSSES AND EXPENSE LOSSES:   Realized Losses and trust fund expenses,
                                      if any, will be allocated to the Class F, Class E, Class D, Class C and Class B
                                      Certificates, in that order, and then to Classes A-1 and A-2 pro rata, in each case reducing amounts payable thereto.
                                      Any interest shortfall of any Class of
                                      Certificates will result in unpaid
                                      interest for such Class which, together
                                      with interest thereon compounded monthly at one-twelfth the applicable Class
                                      Pass-Through Rate, will be payable funds.

PREPAYMENT INTEREST SHORTFALLS:       For any Distribution Date, any Net
                                      Aggregate Prepayment Interest Shortfall
                                      not offset, as applicable, by the
                                      Servicing Fee for such Distribution Date, will generally be allocated to the Class
                                      F, Class E, Class D, Class C and Class B
                                      Certificates, in that order, and then to Classes A-1 and A-2 pro rata, in each case reducing amounts payable thereto.

APPRAISAL REDUCTIONS:                 Any appraisal reduction generally will be
                                      created in the amount, if any, by which
                                      the Principal Balance of a Specially
                                      Serviced Mortgage Loan (plus other
                                      amounts overdue in connection with such
                                      loan) exceeds 90% of the appraised value of the related Mortgaged Property. The
                                      Appraisal Reduction Amount will reduce
                                      proportionately the amount of P&I
                                      Advanced for such loan, which reduction
                                      will be borne, in general, by a reduction of interest distributable to the mos
                                      Certificate outstanding.

DIRECTING CLASS:                      The Directing Class will generally be the
                                      most subordinate Class of Certificates
                                      outstanding at any time. The Pooling
                                      Agreement provides that holders of
                                      Certificates evidencing greater than 50% of the Percentage Interests of the Directing Class may replace the Special
                                      Servicer provided that each Rating Agency confirms that such replacement will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.

SPECIAL SERVICER:                     In general, the Special Servicer has the
                                      right to modify the terms of a Specially
                                      Serviced Mortgage Loan if it determines
                                      that such modification would be in the
                                      best interests of the Certificateholders, provided that the Special Servicer generally may not extend the maturity date of a Mortgage Loan beyond two years prior to the Final Rated Distribution
                                      Date.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Seller with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998
LARGE LOAN                   STRUCTURAL TERM SHEET
-------------------------------------------------------------------------------

                            $706.5 MM (APPROXIMATE)
                     MORGAN STANLEY MORTGAGE CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-XL2


OPTIONAL TERMINATION:                 The Depositor, then the Master Servicer,
                                      then the holder of a majority of the LR
                                      Certificates will have the option to
                                      purchase, in whole but not in part, the
                                      remaining assets of the Trust on or after the Distribution Date on which the aggregate Certificate Principal Amount of all Classes of Certificates then outstanding is less than or equal to 1% of the initial Pool Balance. Such purchase price will generally be at a price equal to the unpaid aggregate
                                      Schedul plus accrued and unpaid interest and unreimbursed Servicing Advances.

REPORTS TO CERTIFICATEHOLDERS:        The Trustee will prepare and deliver
                                      monthly Certificateholder Reports. The
                                      Special Servicer will prepare and deliver to the Trustee monthly reports summarizing the status of each Specially
                                      Serviced Mortgage Loan. The Master
                                      Servicer and Special Servicer will
                                      prepare and deliver to the Trustee an
                                      annual report setting forth certain
                                      information with respect to each Mortgage
                                      Loan, as available. Each of the reports
                                      will be available to the
                                      Certificateholders upo regarding the
                                      Mortgage Loans will be available
                                      electronically.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Seller with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998
LARGE LOAN                   STRUCTURAL TERM SHEET
-------------------------------------------------------------------------------

                            $706.5 MM (APPROXIMATE)
                     MORGAN STANLEY MORTGAGE CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-XL2


-------------------------------------------------------------------------------

                                 BOND STRUCTURE             Class X
                                                           Component
-------------------------------------------------------------------------------
Class A-1                           AAA/AAA                             $43.3MM
                                     Fixed
-------------------------------------------------------------------------------


Class A-2                           AAA/AAA                            $467.1MM
                                     Fixed

-------------------------------------------------------------------------------
Class B                      AA/AA WAC - Fixed Strip                    $75.9MM
-------------------------------------------------------------------------------
Class C                       A/A WAC - Fixed Strip                     $42.4MM
-------------------------------------------------------------------------------
Class D                     BBB/BBB WAC - Fixed Strip                   $45.9MM
-------------------------------------------------------------------------------
Class E                    BBB-/BBB- WAC - Fixed Strip                  $21.2MM
-------------------------------------------------------------------------------
Class F                           BB/BB- Fixed                          $10.6MM
-------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Seller with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998
LARGE LOAN                   STRUCTURAL TERM SHEET
-------------------------------------------------------------------------------

                            $706.5 MM (APPROXIMATE)
                     MORGAN STANLEY MORTGAGE CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-XL2


The Class A-1, A-2 B, C, D, E and F Certificates are monthly pay, multi-class, sequential pay REMIC commercial mortgage pass-through certificates. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.

                            PRIORITY OF CASH FLOWS

  C                                                                 CLASS X
  A                                                                 (NOTIONAL
  S                                                                 PRINCIPAL)
  H                                                 A-1
                                                                     A-2
  F
  L                                                                  B
  O
  W                                                                  C

                                                                     D

                                                                     E

                                                                     F
             0       20       40        60        80       100       120 MONTHS



                   REMAINING TERM TO EFFECTIVE MATURITY DATE

GRAPEVINE MILLS                                                   120

EDENS & AVANT POOL I                                              120

MALL OF NEW HAMPSHIRE                                             120

WESTSIDE PAVILLION                                                117

NORTH TOWN MALL                                                   119

EDENS & AVANT POOL II                                             120

CRYSTAL PARK IV                                                   119


               0       20      40      60      80      100      120 MONTHS


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998
LARGE LOAN                   STRUCTURAL TERM SHEET
-------------------------------------------------------------------------------

                            $706.5 MM (APPROXIMATE)
                     MORGAN STANLEY MORTGAGE CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-XL2

                           COLLATERAL CHARACTERISTICS
                           --------------------------

Cut-Off Date Principal Balance: (as of October 1, 1998)                $706,465,702
Number of Mortgage Loans:                                                         7
Number of Mortgaged Properties:                                                  41
Weighted Average Coupon:                                                      6.49%
Weighted Average Cut-Off Date LTV:                                            58.2%
Weighted Average LTV at Effective Maturity Date:                              53.2%
Weighted Average DSCR:                                                        2.16x
Weighted Average Original Amortization Term (Months):                           360
Weighted Average Original Term to Effective Maturity Date (Months):             121
Weighted Average Remaining Term to Effective Maturity Date (Months):            119
Weighted Average Seasoning (Months):                                              2

--------------------------------------------------------------------------------
                                      Percentage            Principal
                           Cut-Off    of Cut-Off            Balance at  Cut-Off
                            Date        Date                Effective    Date
                          Principal   Principal              Maturity    LTV(2)
LOAN NAME                  Balance     Balance    Coupon       Date
--------------------------------------------------------------------------------
Grapevine Mills         $155,000,000    21.9%      6.470%  $143,481,582   61.7%
Edens & Avant Pool I     125,000,000    17.7       6.200    125,000,000   47.1
Mall of New Hampshire    105,000,000    14.9       6.955     93,305,773   65.2
Westside Pavilion        100,000,000    14.2       6.440     91,132,625   62.5
NorthTown Mall            84,426,244    12.0       6.680     73,062,731   58.5
Edens & Avant Pool II     70,000,000     9.9       6.200     70,000,000   48.8
Crystal Park IV           67,039,458     9.5       6.510     57,745,712   62.7
                        $706,465,702   100.0%      6.492%  $653,728,424   58.2%

------------------------------------------------------------------------------------
                                                               Original    Remaining
                         Effective                             Term to      Term to
                         Maturity                 Original    Effective    Effective
                           Date                 Amortization   Maturity    Maturity
LOAN NAME                 LTV(2)    DSCR(2)(3)     Term(4)       Date        Date
------------------------------------------------------------------------------------
Grapevine Mills            56.8%       2.17x         360          121         120
Edens & Avant Pool I       47.1        2.72           IO          120         120
Mall of New Hampshire      57.2        1.67          360          126         120
Westside Pavilion          57.0        1.93          360          120         117
NorthTown Mall             49.7        1.73          360          120         119
Edens & Avant Pool II      48.8        2.90           IO          120         120
Crystal Park IV            54.0        1.93          360          120         119
                           53.2%       2.16x         360          121         119

-------------------------------------------------------------------------------
Notes: (1) Numbers may not total 100% due to rounding.
       (2) Grapevine Mills, Mall of New Hampshire and NorthTown Mall Loan Balances have been reduced by credit enhancements of $10,000,000 (Guarantee), $10,000,000 (Letter of Credit) and $9,500,000 (Letter of Credit) respectively for credit statistic calculations. Values for Edens & Avant Pools I and II and NorthTown Mall are based on recent acquisitions prices.
       (3) Based on Underwritable Net Cash Flow and actual debt service adjusted for credit enhancements.
       (4) Weighted Average Original Amortization Term excludes Edens & Avant Pools I and II. Edens and Avant Pools I and II begin a 240 month amortization term at their Effective Maturity Dates. Grapevine Mills, Mall of New Hampshire and Westside Pavilion have initial interest only periods of 48, 18 and 36 months respectively.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998
LARGE LOAN                   STRUCTURAL TERM SHEET
-------------------------------------------------------------------------------

                            $706.5 MM (APPROXIMATE)
                     MORGAN STANLEY MORTGAGE CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-XL2

                                                         LOAN FEATURES
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Bankruptcy-  Funded
                                                          Removal of  Capital   Lock Box/       Cross          Remote     Tax and
                           Call              Principal     Property   Reserve     Sweep   Collateralization  Borrowing   Insurance
Loan Name                Protection(1)       Repayment     Manager    Accounts   Account     (Pools Only)      Entity      Escrow
-----------------------------------------------------------------------------------------------------------------------------------
Edens & Avant Pool I     Defeasance(2)  Effective Maturity   Yes         Yes       Yes(5)        Yes             Yes        Yes
Edens & Avant Pool II    Defeasance(2)  Effective Maturity   Yes         Yes       Yes(5)        Yes             Yes        Yes
Grapevine Mills          Defeasance(3)  Effective Maturity   Yes         Yes       Yes           N/A             Yes(8)     Yes(9)
Mall of New Hampshire    Defeasance     Effective Maturity   Yes         Yes       Yes(7)        N/A             Yes        Yes(10)
Westside Pavilion        Defeasance     Effective Maturity   Yes         Yes       Yes(6)        N/A             Yes        Yes(10)
NorthTown Mall           Defeasance     Effective Maturity   Yes         Yes       Yes(5)        N/A             Yes        Yes(10)
Crystal Park IV          Defeasance(4)  Effective Maturity   Yes         Yes       Yes           N/A             Yes        Yes
-----------------------------------------------------------------------------------------------------------------------------------
Notes: (1)  Locked out for 24 months after securitization with defeasance until the Effective Maturity Date except as noted
            below.
       (2)  Prepayable 60 days prior to the Effective Maturity Date.
       (3)  Prepayable 90 days prior to the Effective Maturity Date. Locked out for 36 months after securitization with defeasance until the Effective Maturity Date.
       (4)  Prepayable one month prior to the Effective Maturity Date.
       (5)  Soft Lock-Box, Borrower to deposit all amounts received in connection with the properties within 1 business day of its receipt thereof.
       (6)  Springing Lock-Box, based upon a DSCR test, an Event of Default, or on the Effective Maturity Date.
       (7)  Hard Lock-Box, but Borrower has access to the account unless certain trigger events occur.
       (8)  Borrowing entity does not have an independent director.
       (9)  Tax escrow only.
       (10) Springing funding of taxes and/or insurance based upon a DSCR test, an Event of Default, or on the Effective
            Maturity Date.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998
LARGE LOAN                   STRUCTURAL TERM SHEET
-------------------------------------------------------------------------------

                            $706.5 MM (APPROXIMATE)
                     MORGAN STANLEY MORTGAGE CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-XL2

                                                         PROPERTY OVERVIEW
------------------------------------------------------------------------------------------------------------------------------------
                                           Borrowing Entity/                                  Property                   Year Built/
Loan Name              Location            Sponsor                                            Type                       Renovated
------------------------------------------------------------------------------------------------------------------------------------
Edens & Avant Pool I   Eastern U.S.        State of Michigan Retirement System/Edens & Avant  Anchored Retail             Various
Edens & Avant Pool II  Southeastern U.S.   State of Michigan Retirement System/Edens & Avant  Anchored Retail             Various
Grapevine Mills        Grapevine, TX       Simon DeBartolo Group/Mills Corporation            Regional "Mills" Mall         1997
                       (Dallas/Ft. Worth)
Mall of New Hampshire  Manchester, NH      New England Development                            Regional Mall              1977/1996-
                                                                                                                            1998
Westside Pavilion      Los Angeles, CA     The Macerich Company                               Regional Mall                 1985
NorthTown Mall         Spokane, WA         JP Realty, Inc.                                    Regional Mall              1955/1985/
                                                                                                                         1992-1993
Crystal Park IV        Arlington, VA       Charles E. Smith                                   Office                        1988

------------------------------------------------------------------------------------------------------------------------------------
                                     Cut-Off Date
                                         Loan                                             Loan PSF/               Appraised
Loan Name                               Amount               Square Feet                 Per Unit(2)                Value
------------------------------------------------------------------------------------------------------------------------------------
Grapevine Mills                      $155,000,000             1,241,769                     $ 117                $235,000,000
Edens & Avant Pool I                  125,000,000             2,100,452                        60                 265,582,293(3)
Mall of New Hampshire                 105,000,000               329,913                       288                 145,600,000
Westside Pavilion                     100,000,000               443,723                       225                 160,000,000
NorthTown Mall                         84,426,244               709,870                       106                 128,000,000(3)
Edens & Avant Pool II                  70,000,000             2,175,884                        32                 143,567,822(3)
Crystal Park IV                        67,039,458               466,369                       144                 107,000,000
TOTAL/WEIGHTED AVERAGE               $706,465,702             7,467,980                     $  95              $1,184,750,115
------------------------------------------------------------------------------------------------------------------------------------

Notes: (1)  Square feet represents collateral square feet only.

       (2) Grapevine Mills, Mall of New Hampshire and NorthTown Mall Loan Balances have been reduced by credit enhancements of $10,000,000 (Guarantee), $10,000,000 (Letter of Credit) and $9,5000,000 (Letter of Credit) respectively.

       (3)  Based on recent acquisition prices.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998
LARGE LOAN                   STRUCTURAL TERM SHEET
-------------------------------------------------------------------------------

                            $706.5 MM (APPROXIMATE)
                     MORGAN STANLEY MORTGAGE CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-XL2

                                                  GEOGRAPHIC DIVERSIFICATION
-------------------------------------------------------------------------------------------------------------------------------
                                  PERCENTAGE OF                  PERCENTAGE OF                                        WEIGHTED
          NUMBER    CUT-OFF DATE  TOTAL CUT-OFF                      TOTAL      WEIGHTED              PERCENTAGE OF   AVERAGE
            OF       ALLOCATED    DATE ALLOCATED  UNDERWRITABLE  UNDERWRITABLE  AVERAGE   APPRAISED  TOTAL APPRAISED  CUT-OFF
STATE   PROPERTIES  LOAN AMOUNT    LOAN AMOUNT      CASH FLOW     CASH FLOW(1)  DSCR(2)    VALUE(3)      VALUE(3)     DATE LTV
-------------------------------------------------------------------------------------------------------------------------------
TX          1      $155,000,000       21.9%       $20,619,033         20.9%      2.17x   $235,000,000      19.8%        61.7%
NH          1       105,000,000       14.9         11,199,597         11.4       1.67     145,600,000      12.3         65.2
CA          1       100,000,000       14.2         12,632,326         12.8       1.93     160,000,000      13.5         62.5
VA          3        83,077,358       11.8         12,924,404         13.1       2.12     143,150,000      12.1         60.0
WA          1        84,426,244       12.0         10,028,711         10.2       1.73     128,000,000      10.8         58.5
MA          5        46,644,000        6.6          7,787,518          7.9       2.72      99,565,306       8.4         47.1
OH          4        35,887,000        5.1          5,991,384          6.1       2.72      78,448,496       6.6         47.1
CT          2        28,761,000        4.1          4,801,924          4.9       2.72      60,048,312       5.1         47.1
MS          8        15,440,700        2.2          2,750,702          2.8       2.90      29,572,853       2.5         48.8
GA          2        14,112,000        2.0          2,452,254          2.5       2.90      27,579,806       2.3         48.8
TN          1         8,651,000        1.2          1,912,644          1.9       2.72      18,100,000       1.5         47.1
SC          4         8,279,150        1.2          1,466,262          1.5       2.90      16,744,909       1.4         48.8
AL          2         6,432,450        0.9          1,235,530          1.3       2.90      12,673,000       1.1         48.8
NC          2         6,176,100        0.9          1,073,229          1.1       2.90      12,032,254       1.0         48.8
FL          1         3,521,700        0.5            714,054          0.7       2.90       8,815,000       0.7         48.8
NY          2         3,233,000        0.5            539,766          0.5       2.72       6,532,097       0.6         47.1
IN          1         1,824,000        0.3            304,605          0.3       2.72       2,888,082       0.2         47.1
           --      ------------      -----        -----------        -----       ----   --------------    -----         ----
TOTAL      41      $706,465,702      100.0%       $98,433,943        100.0%      2.16x  $1,184,750,115    100.0%        58.2%
           ==      ============      =====        ===========        =====       ====   ==============    =====         ====
===============================================================================================================================
Notes: (1)  Numbers may not total 100% due to rounding.
       (2)  Based on Underwritable Net Cash Flow and actual debt service adjusted for credit enhancements.
       (3)  Grapevine Mills, Mall of New Hampshire and NorthTown Mall Loan Balances have been reduced by credit enhancements of
            $10,000,000 (Guarantee), $10,000,000 (Letter of Credit) and $9,500,000 (Letter of Credit) respectively for credit statistic calculations. Values for Edens & Avant Pools I and II and NorthTown Mall are based on recent acquisitions prices.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998
LARGE LOAN                   STRUCTURAL TERM SHEET
-------------------------------------------------------------------------------

                            $706.5 MM (APPROXIMATE)
                     MORGAN STANLEY MORTGAGE CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-XL2


                         PROPERTY TYPE DIVERSIFICATION

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                  [PIE CHART]

                                     Office
                                      9.5%

                             Regional "Mills" Mall
                                     21.9%

                                 Regional Mall
                                     41.0%

                                Anchored Retail
                                     27.6%


----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WEIGHTED
                                             PERCENTAGE OF                  PERCENTAGE                        PERCENTAGE  AVERAGE
                               CUT-OFF DATE  TOTAL CUT-OFF                   OF TOTAL    WEIGHTED              OF TOTAL   CUT-OFF
                   NUMBER OF    ALLOCATED    DATE ALLOCATED  UNDERWRITTEN  UNDERWRITTEN  AVERAGE   APPRAISED  APPRAISED    DATE
PROPERTY TYPE      PROPERTIES  LOAN AMOUNT    LOAN AMOUNT     CASH FLOW    CASH FLOW(1)  DSCR(2)    VALUE(3)   VALUE(3)     LTV
----------------------------------------------------------------------------------------------------------------------------------
Regional Mall          3       $289,426,244      41.0%       $33,860,634       34.4%      1.78x    $433,600,000   36.6%    62.3%
Anchored Retail       36        195,000,000      27.6         34,110,063       34.7       2.78      409,150,115   34.5     47.7
Regional "Mills"
  Mall                 1        155,000,000      21.9         20,619,033       20.9       2.17      235,000,000   19.8     61.7
Office                 1         67,039,458       9.5          9,844,213       10.0       1.93      107,000,000    9.0     62.7
TOTAL                 41       $706,465,702     100.0%       $98,433,943      100.0%      2.16x  $1,184,750,115  100.0%    58.2%
==================================================================================================================================
Notes: (1)  Numbers may not total 100% due to rounding.
       (2)  Based on Underwritable Net Cash Flow and actual debt service adjusted for credit enhancements.
       (3)  Grapevine Mills, Mall of New Hampshire and NorthTown Mall Loan Balances have been reduced by credit enhancements of
            $10,000,000 (Guarantee), $10,000,000 (Letter of Credit) and $9,500,000 (Letter of Credit) respectively for credit statistic calculations. Values for Edens & Avant Pools I and II and NorthTown Mall are based on recent acquisitions prices.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                      GRAPEVINE MILLS
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------

                             ORIGINAL                    CUT-OFF DATE

PRINCIPAL BALANCE:           $155,000,000                $155,000,000

ORIGINATION DATE:            August 12, 1998

INTEREST RATE:               6.47%

AMORTIZATION:                Interest only until September 1, 2002; 360 months
                             thereafter (beginning October 1, 2002).

HYPERAMORTIZATION:           After the Effective Maturity Date, the interest
                             rate increases to the greater of 8.47% or the then current U.S. Treasury rate plus 2.0%. All excess cash flow is used to reduce the outstanding principal balance; the additional 2% interest accrues interest at the increased rate and is deferred until the principal balance is zero.

EFFECTIVE MATURITY DATE:     October 1, 2008

MATURITY DATE:               September 1, 2032

BORROWER/SPONSOR:            A single-purpose entity controlled by the Mills
                             Corporation (37.5%) and the Simon DeBartolo Group
                             (37.5%). Borrowing entity does not have an independent director on its board.

CALL PROTECTION:             3-year lockout from the closing date with U.S.
                             Treasury defeasance thereafter. Loan prepayable at par beginning 90 days prior to the Effective
                             Maturity Date.

REMOVAL OF
PROPERTY MANAGER:            Management may be terminated (i) if the DSCR for
                             the loan falls below 1.15x, (ii) for cause, or
                             (iii) upon an Event of Default, or (iv) after the Effective Maturity Date.

UP FRONT RESERVES:           Simon DeBartolo Group L.P. and The
                             Mills Limited Partnership have guaranteed
                             $10,000,000 of the loan amount ($5 MM each) until the time the property NOI provides a 1.50x DSCR using a 9.0% constant on a trailing 12 month basis.

GENERAL MONTHLY RESERVES:    1/12 of annual Property Taxes, Tenant Rollover
                             Reserve of $16,667 ($200,000 annually), Capital
                             Reserves of $0.15 psf per annum beginning in year
                             6.

COLLECTION ACCOUNT:          Hard Lock-Box

CROSS-COLLATERALIZATION/
DEFAULT:                     N/A

MEZZANINE LOANS:             N/A

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Regional "Mills" Mall

LOCATION:                    Grapevine,  Texas (Dallas/Ft. Worth)

YEAR BUILT/RENOVATED:        1997

THE COLLATERAL:              Single-level, four-anchor regional "Mills" mall
                             with a total GLA of 1,241,769 s.f., anchor space of 315,702 s.f., major space (mini-anchor) of 382,968 s.f., and mall store space of 543,099 s.f.
                             Collateral consists of anchor, major and mall store space for a total of 1,241,769 s.f.

                             Anchors include JC Penney (106,207 s.f.),
                             Burlington Coat Factory (100,102 s.f.), and AMC Theatres (109,393 s.f.).

PROPERTY
MANAGEMENT:                  The Mills Corporation

PERCENT OF MALL STORE SPACE
LEASED AS OF JUNE 1, 1998:   91%

COMPARABLE STORE AVERAGE
OCCUPANCY COST AS OF
JUNE 1, 1998:                11.7%

1998 BUDGETED NET OPERATING
INCOME(1):                   $21,426,109

UNDERWRITABLE NET
CASH FLOW:                   $20,619,033

APPRAISED VALUE:             $235,000,000

APPRAISED BY:                Cushman & Wakefield, Inc.

APPRAISAL DATE:              July 17, 1998

                             CUT-OFF DATE         EMD(2)
LOAN/SF(3):                     $117              $107
LTV(3):                         61.7%             56.8%
DSCR(3) (4):                    2.17x             2.35x

Notes:   (1) Grapevine Mills opened in October, 1997.
         (2) Effective Maturity Date
         (3) Loan Amount used for calculations is net of the $10,000,000 guarantee
         (4) Based on Underwritable Net Cash Flow and Actual Debt Service

-------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                      GRAPEVINE MILLS
-------------------------------------------------------------------------------

                                              TEN LARGEST MALL STORE TENANTS AND ANCHOR LEASES BASED ON
                                                   ANNUALIZED BASE RENT BY PARENT COMPANY(1)(3)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   % OF                  % OF TOTAL    ANNUALIZED
          TENANT OR TENANT                                             TENANT      TOTAL   ANNUALIZED    ANNUALIZED    BASE RENT
           PARENT COMPANY                          STORE NAME            GLA        GLA    BASE RENT      BASE RENT      PER SF
-----------------------------------------------------------------------------------------------------------------------------------
Host Marriott Services                Host Marriott-Food Court
                                         Master Lease                    33,903     2.7%    $1,158,890        5.8%        $34.18
                                            Subleased to:
                                            Chili's Too
                                            Dick Clark's American
                                              Bandstand Grill
                                            Cold Stone Creamery
                                            Starbucks Coffee
                                            Corner Bakery
                                            Juice Works

Sega Inc.                             Sega Gameworks                     32,223     2.6        594,244        3.0          18.44

Sports Authority, Inc.                Sports Authority                   48,763     3.9        582,000        2.9          11.94

Rainforest Cafe                       Rainforest Cafe                    22,602     1.8        565,050        2.8          25.00

Just For Feet                         Just For Feet                      19,920     1.6        517,290        2.6          25.97

Off Rodeo Drive, Beverly Hills        Off Rodeo Drive, Beverly Hills     24,203     1.9        508,473        2.5          21.01

Virgin, Inc.                          Virgin Megastores                  27,490     2.2        453,585        2.3          16.50

The Gap, Inc.                         Gap Outlet                         33,098     2.7        397,176        2.0          12.00
                                      Old Navy

Bed Bath & Beyond, Inc.               Bed Bath & Beyond                  40,340     3.2        373,145        1.9           9.25

Group USA                             Group USA                          23,257     1.9        325,598        1.6          14.00

                                                                      ---------   -----    -----------      -----         ------
TOTAL/WEIGHTED AVERAGE (10 LARGEST)                                     305,799    24.6%    $5,475,451       27.2%        $17.91

Remaining Mall Stores                                                   570,458    45.9     10,984,740       54.6          19.26

Vacant Space                                                             49,810     4.0             --        0.0           0.0
                                                                      ---------   -----    -----------      -----         ------
TOTAL (EXCLUDING ANCHORS)                                               926,067    74.6%   $16,460,191       81.8%        $18.78(2)
                                                                      =========   =====    ===========      =====         ======
Burlington Coat Factory, Inc.         Burlington Coat Factory           100,102     8.1        500,510        2.5           5.00

AMC Inc.                              American Multi-Cinema             109,393     8.8      2,625,432       13.1          24.00

J.C. Penney, Co., Inc.                JCPenney                          106,207     8.6        528,410        2.6           4.98
                                                                      ---------   -----    -----------      -----         ------
TOTAL (INCLUDING ANCHORS)                                             1,241,769   100.0%   $20,114,543      100.0%        $16.88(2)
                                                                      =========   =====    ===========      =====         ======
-----------------------------------------------------------------------------------------------------------------------------------
Notes: (1)  Based on the June 1, 1998 rent roll.
       (2)  Total annual base rent per square foot excludes vacant square footage.
       (3)  Numbers may not total 100% due to rounding.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                      GRAPEVINE MILLS
-------------------------------------------------------------------------------

                                                        CREDIT RATING OF                                     OPERATING
                                                       PARENT COMPANY(1)          ANCHOR-OWNED/     LEASE     COVENANT       REA
           ANCHORS               PARENT COMPANY          (S&P/MOODY'S)      GLA     COLLATERAL   EXPIRATION  EXPIRATION  TERMINATION
------------------------------------------------------------------------------------------------------------------------------------
Burlington Coat Factory   Burlington Coat Factory, Inc.      - / -       100,102    Collateral    1/31/13     10/29/00       N/A
JCPenney                  J.C. Penney Co., Inc.               A/A2       106,207    Collateral    10/31/12         N/A       N/A
AMC Theatres              AMC Entertainment Inc.            BB-/ -       109,393    Collateral    12/31/17    12/18/07       N/A
------------------------------------------------------------------------------------------------------------------------------------
Note:  (1)  Ratings as of August 1, 1998. Unless otherwise stated, the parent company, if different from the anchor store listed, is not a party to or a guarantor of the anchor store's lease.


                                               LEASE EXPIRATION SCHEDULE(1)(3)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    PERCENT OF        CUMULATIVE
                  NUMBER OF                                                        ANNUALIZED         TOTAL           PERCENT OF
                   LEASES      EXPIRING   PERCENT OF  CUMULATIVE    ANNUALIZED    BASE RENT PER     ANNUALIZED     TOTAL ANNUALIZED
YEAR EXPIRATION   EXPIRING        SF       TOTAL SF    % OF SF       BASE RENT         SF           BASE RENT          BASE RENT
-----------------------------------------------------------------------------------------------------------------------------------
    Vacant            27         49,810      4.0%         4.0%     $         -        $    -             0.0%            0.0%
     1998              2          2,836      0.2          4.2%          82,426         29.06             0.4             0.4%
     1999              2          7,979      0.6          4.9%         135,901         17.03             0.7             1.1%
     2000              9         17,277      1.4          6.3%         473,076         27.38             2.4             3.4%
     2001              9         23,213      1.9          8.1%         526,817         22.69             2.6             6.1%
     2002             59        213,097     17.2         25.3%       4,504,632         21.14            22.4            28.5%
     2003             14         40,189      3.2         28.5%         932,736         23.21             4.6            33.1%
     2004              4         10,802      0.9         29.4%         288,178         26.68             1.4            34.5%
     2005              4         25,336      2.0         31.5%         498,203         19.66             2.5            37.0%
     2006              1          7,514      0.6         32.1%         127,738         17.00             0.6            37.6%
     2007             32        238,482     19.2         51.3%       4,637,730         19.45            23.1            60.7%
     2008             16        155,213     12.5         63.8%       2,439,501         15.72            12.1            72.8%
  Thereafter          12        450,021     36.2        100.0%       5,467,605         12.15            27.2           100.0%
                     ---      ---------    -----                   -----------        --------         -----
     TOTAL           191      1,241,769    100.0%                  $20,114,543        $16.88(2)        100.0%
                     ===      =========    =====                   ===========        ========         =====
===================================================================================================================================
Notes:  (1)  Data based on the June 1, 1998 Rent Roll.
        (2)  Total annual rent per square foot excludes vacant square feet.
        (3)  Numbers may not total 100% due to rounding.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                      GRAPEVINE MILLS
-------------------------------------------------------------------------------

                               SALES ANALYSIS(1)
-------------------------------------------------------------------------------

                                                    PROJECTED 1998 SALES
                                                    --------------------
                                           SQUARE      TOTAL
                                          FOOTAGE     (000S)    PER SF
                                         ---------   --------   -------
Anchor Stores
   American Multi-Cinema                   109,393    $13,750   $125.69
   Burlington Coat Factory                 100,102     12,658    126.45
   JCPenney                                106,207     25,638    241.40
                                         ---------   --------   -------
TOTAL ANCHOR STORES                        315,702    $52,046   $164.86

Major Store
   American Wilderness                      32,285       $399    $70.95(2)
   Bed Bath & Beyond                        40,340      7,060    175.00
   Books-A-Million                          23,967      3,448    143.86
   Group USA                                23,257      2,517    108.23
   Marshalls                                29,397      4,410    150.02
   Off Rodeo Drive, Beverly Hills           24,203      3,002    124.03
   Old Navy                                 23,329      8,541    366.11
   Rainforest Cafe                          22,602     14,919    660.07
   Saks Fifth Avenue                        34,982      7,784    222.51
   Sega Gameworks                           32,223      5,122    158.95
   Sports Authority                         48,763      6,062    124.32
   Virgin Megastores                        27,490      6,957    253.07
   Western Warehouse                        20,130      3,083    153.15
                                         ---------   --------   -------
TOTAL MAJOR STORE SALES                    382,968    $73,304   $205.73(2)

Mall Stores
   Mall Stores                             493,289   $158,654   $321.62
   Vacant                                   49,810        N/A     N/A
                                         ---------   --------   -------
TOTAL MALL STORE                           543,099   $158,654   $321.62(3)

TOTAL SALES - ANCHORS, MAJORS AND MALL   1,241,769   $284,004   $243.72(2)(3)
                                         ---------   --------   -------
STORES

-------------------------------------------------------------------------------
Notes: (1)  Projected sales provided by the Mills Corporation. Square footage is based on the June 1, 1998 rent roll.
       (2) Sales per square foot for American Wilderness, Total Majors and Total Mall & Anchors reflect that American Wilderness has only been operating on 5,624 of square feet.
       (3)  Sales per square foot exclude vacant space.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                    EDENS & AVANT POOL I
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------

                             ORIGINAL                    CUT-OFF DATE

PRINCIPAL BALANCE:           $125,000,000                $125,000,000

ORIGINATION DATE:            September 18, 1998

INTEREST RATE:               6.20%

AMORTIZATION:                Interest only until Effective Maturity Date

HYPERAMORTIZATION:           After the Effective Maturity Date, the interest
                             rate increases to the greater of 8.20% or the then current U.S. Treasury rate plus 2.0%. All excess cash flow is used to reduce the outstanding principal balance; the additional 2% interest accrues interest at the increased rate and is deferred until the principal balance is zero.

EFFECTIVE MATURITY DATE:     October 1, 2008

MATURITY DATE:               October  1, 2028

BORROWER/SPONSOR:            A single purpose, bankruptcy-remote entity wholly
                             owned by the State of Michigan Retirement System and Edens & Avant, Inc. principals and family members.

CALL PROTECTION:             2-year lockout from the date of securitization
                             with U.S. Treasury defeasance thereafter. Loan prepayable at par beginning 60 days prior to the Effective Maturity Date.

REMOVAL OF
PROPERTY MANAGER:            Management may be terminated (i) if the DSCR for
                             the loan falls below 1.25x, (ii) for cause, (iii) upon an event of default or (iv) six months after the Effective Maturity Date.

UP FRONT RESERVES:           2 months of all required escrows to be funded at
                             closing for the term of the loan. Immediate deferred maintenance escrow TBD.

GENERAL MONTHLY RESERVES:    1/12 of annual Property Taxes and Insurance,
                             Capital Reserves of $.20 psf per annum.

COLLECTION ACCOUNT:          Soft Lock-Box- Borrower to deposit all amounts
                             received in connection with the properties within 1 business day of its receipt thereof. Springs to Hard Lock-Box if DSCR drops to 1.25x.

CROSS-COLLATERALIZATION/
DEFAULT:                     Cross-collateralized and cross-defaulted.

MEZZANINE LOANS:             N/A

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Portfolio

PROPERTY TYPE:               Anchored Retail

LOCATION:                    STATE                   PERCENT

                             Massachusetts             37.3%
                             Ohio                      28.7
                             Connecticut               23.0
                             Other States              11.0

YEAR BUILT/RENOVATED:        Between 1956 and 1997

THE COLLATERAL:              15 anchored-retail shopping centers with a total
                             GLA of 2,100,452 s.f.

PROPERTY  MANAGEMENT:        Edens & Avant, Inc./Samuels

PERCENT OF POOL LEASED AS
OF APRIL-JUNE 1998:          97%

1997 NET OPERATING INCOME:   $21,358,498

UNDERWRITABLE NET CASH
FLOW:                        $21,337,841

RECENT PURCHASE PRICE:       $265,582,293

MARKET STUDY PERFORMED
BY(1):                       Cushman & Wakefield

MARKET STUDY DATE:           August, 1998

                             CUT-OFF DATE                EMD(2)

LOAN/SF:                        $60                         $60
LTV(3):                         47.1%                       47.1%
DSCR(4):                        2.72x                       2.72x

                                1996                        1997

SALES PSF(5):                   $357                        $363

Notes: (1)  One property had an appraisal performed by O. Marshall Dodds in
            June, 1998.
       (2)  Effective Maturity Date
       (3)  Value based on recent purchase price
       (4)  Based on Underwritable Net Cash Flow and Actual Debt Service
       (5)  Available Comparable Store Sales

-------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                    EDENS & AVANT POOL I
-------------------------------------------------------------------------------

                                    PROPERTY SUMMARY TABLE

-----------------------------------------------------------------------------------------------

                                                                                   OCCUPANCY
                                            ALLOCATED                                AS OF
                                              LOAN                   YEAR BUILT/  APRIL-JUNE,
   PROPERTY NAME          LOCATION           AMOUNT          SF       RENOVATED       1998
-----------------------------------------------------------------------------------------------
Fairlawn Town        Fairlawn, OH          $18,512,000      353,191  1958/70/96      91.3%
Centre Shopping
Center
Bishops Corner       West Hartford, CT      16,570,000      123,796     1970        100.0

South Bay Center     Boston, MA             14,180,000      121,540     1994        100.0
Brookside/Brookway   Bridgeport, CT         12,191,000      158,990     1957         94.8
Shopping Center
Winchester Court     Memphis, TN             8,651,000      244,992     1987         97.4
Shopping Center
Middlesex Mall       Burlington, MA          9,808,000      222,218   1974/1991      97.7
Westown Square       Cleveland, OH            9806,000      169,059     1987         99.4
Shopping Center
Burlington           Burlington, MA          9,043,000      190,300   1974/1997     100.0
  Crossroads
Shrewsbury           Shrewsbury, MA          7,828,000       74,215     1993        100.0
Crossing Shopping
Center
Buckeye Plaza        Cleveland, OH           6,247,000      117,281     1989         96.7
Acton Plaza          Acton, MA               5,785,000      136,233   1972/1994      99.2
Eastchester Plaza    Eastchester, NY         2,281,000       23,375   1956/1988      92.3
Elkhart Plaza        Elkhart, IN             1,824,000       97,560   1972/1992     100.0

Columbia-Detroit     Westlake, OH            1,322,000       49,602   1979/1995     100.0
Center at Patchogue  Patchogue, NY             952,000       18,100     1991        100.0
                                          ------------    ---------                  ----
TOTALS                                    $125,000,000    2,100,452                  97.2%
                                          ============    =========                  ====
===============================================================================================

-----------------------------------------------------------------------------------------------------
                                   ANNUALIZED     ANNUALIZED
                                    BASE RENT     BASE RENT
                                      AS OF       PSF AS OF            PRIMARY TENANTS WITH
                                   APRIL-JUNE,   APRIL-JUNE,           15,000 SF OR GREATER
   PROPERTY NAME        UCF           1998         1998(6)             AS OF APRIL-JUNE 1998
-----------------------------------------------------------------------------------------------------
Fairlawn Town         $3,090,396   $3,481,781     $ 10.79      (1)
Centre Shopping
Center
Bishops Corner         2,766,516    2,817,788       22.76      Adams/Bozzuto's (2011) and Marshalls
                                                               (2006)
South Bay Center       2,367,435    2,376,885       19.56      (2)
Brookside/Brookway     2,035,408    2,235,660       14.83      Stop & Shop (2013), Staples (2003)
Shopping Center                                                and Marshalls (2008)
Winchester Court       1,912,644    2,029,331        8.50      (3)
Shopping Center
Middlesex Mall         1,637,585    1,826,937        8.41      (4)
Westown Square         1,637,208    1,813,573       10.79      Finast (2012)
Shopping Center
Burlington             1,509,724    1,758,979        9.24      Marshalls (2008), Michael's (2008)
  Crossroads                                                     and Service Merchandise (2004)
Shrewsbury             1,306,974    1,304,816       17.58      Stop & Shop (2012)
Crossing Shopping
Center
Buckeye Plaza          1,043,009    1,083,657        9.56      Finast (2010)
Acton Plaza              965,800    1,118,700        8.28      Ames (2003) and Roche Bros. (2015)
Eastchester Plaza        380,790      382,579       17.73      Thriftway (2001)
Elkhart Plaza            304,605      279,513        2.87      Fleet Supply of Elkhart (2000) and
                                                               Martin's Supermarkets (2000)
Columbia-Detroit         220,771      240,916        4.86      Finast (2003)
Center at Patchogue      158,976      205,000       11.33      (5)
                     -----------  -----------     -------
TOTALS               $21,337,841  $22,956,115     $ 11.24(6)
                     ===========  ===========     =======
====================================================================================================

Notes: Major tenants and lease expirations:

       (1)  US Post Office (1999), Courtyard (2003), Marc's (2006), Giant Eagle
            (2022) and Circuit City (2017)
       (2) Marshalls (2014), Office Max (2010), Stop & Shop (2018), Toys R Us, K-Mart and Home Depot are shadow anchors.
       (3)  Seessel's, Inc. (2002), K & B Store (2007), Samuel's Furniture
            (2002), Decor 8 (2002) Stein Mart (2002) and Malco 8 Theatres
            (2009)
       (4)  Demoulas Market Basket (2000), Caldor (2000), Linens n' Things
            (2017), Loehmann's (2001) and Joann Fabric Shop (2003)
       (5)  Blockbuster (6,000 s.f. expires 2001)
       (6) Annualized base rent per square foot excludes vacant square footage.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                    EDENS & AVANT POOL I
-------------------------------------------------------------------------------

                                         TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT(1)(3)
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     ANNUALIZED
                                                                                  % OF                  % OF TOTAL      BASE
          TENANT OR TENANT                                 NO. OF     TENANT     TOTAL     ANNUALIZED   ANNUALIZED      RENT
           PARENT COMPANY                STORE NAME        STORES      GLA       GLA(1)     BASE RENT   BASE RENT      PER SF
-------------------------------------------------------------------------------------------------------------------------------
Royal Ahold NV                        Stop & Shop             6       349,144     16.6%    $4,446,285     19.4%       $12.73
                                      Bi-Lo
                                      Finast

The TJX Companies                     Marshalls               4       128,224      6.1      2,162,468      9.4         16.86

Intercontinental Holding Company      Adams/Bozzuto's         1        59,016      2.8      1,386,876      6.0         23.50

Giant Eagle Inc.                      Giant Eagle             1        78,181      3.7        840,446      3.7         10.75

Linens n' Things Inc.                 Linens n' Things        1        38,100      1.8        762,000      3.3         20.00

Circuit City Stores, Inc.             Circuit City            1        39,840      1.9        496,431      2.2         12.46

Blockbuster Entertainment Group       Blockbuster Video       4        24,614      1.2        456,391      2.0         18.54

Office Max Inc.                       Office Max              1        23,400      1.1        427,050      1.9         18.25

Staples, Inc.                         Staples                 1        25,200      1.2        403,200      1.8         16.00

CVS Corporation                       CVS/Revco               5        43,408      2.1        395,591      1.7          9.11
                                                            ---     ---------    -----    -----------    -----        ------
     TOTAL/WEIGHTED AVERAGE (10 LARGEST)                     25       809,127     38.5%   $11,776,738     51.3%       $14.55

Other Major Tenants (greater than                            57       976,107     46.5      7,305,796     31.8          7.48
5,000 square feet)

Remaining Tenants                                           126       257,161     12.2      3,873,581     16.9         15.06

Vacant Space                                                 47        58,057      2.8              0      0.0          0.00
                                                            ---     ---------    -----    -----------    -----        ------
     TOTAL/WEIGHTED AVERAGE                                 255     2,100,452    100.0%   $22,956,115    100.0%       $11.24(2)
                                                            ===     =========    =====    ===========    =====        ======
-------------------------------------------------------------------------------------------------------------------------------
Note:  (1)  Data based on the most recent available Rent Roll (April-June, 1998).
       (2)  Total annual base rent per square foot excludes vacant square footage.
       (3)  Numbers may not total 100% due to rounding.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                    EDENS & AVANT POOL I
-------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                LEASE EXPIRATION SCHEDULE(1)(3)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                     PERCENT OF     CUMULATIVE
                   NUMBER OF                                                            ANNUAL         TOTAL        PERCENT OF
                    LEASES        EXPIRING   PERCENT OF   CUMULATIVE    ANNUALIZED    BASE RENT      ANNUALIZED  TOTAL ANNUALIZED
  YEAR EXPIRATION  EXPIRING          SF       TOTAL SF      % OF SF     BASE RENT      PER SF        BASE RENT       BASE RENT
----------------------------------------------------------------------------------------------------------------------------------
Vacant                47          58,057        2.8%          2.8%     $        -          -             0.0%           0.0%
M-T-M                 10          18,485        0.9           3.6%         319,610    $   17.29          1.4            1.4%
1998                  10          19,471        0.9           4.6%         264,127        13.57          1.2            2.5%
1999                  23          86,565        4.1           8.7%         675,409         7.80          2.9            5.5%
2000                  30         260,324       12.4          21.1%       1,541,404         5.92          6.7           12.2%
2001                  24          91,993        4.4          25.5%       1,250,259        13.59          5.4           17.6%
2002                  27         220,737       10.5          36.0%       1,867,044         8.46          8.1           25.8%
2003                  30         281,915       13.4          49.4%       2,514,765         8.92         11.0           36.7%
2004                   8         112,192        5.3          54.7%         697,104         6.21          3.0           39.8%
2005                   6          32,420        1.5          56.3%         465,480        14.36          2.0           41.8%
2006                  10         124,952        5.9          62.2%       1,926,121        15.41          8.4           50.2%
2007                   8          65,906        3.1          65.4%         721,176        10.94          3.1           53.3%
2008                   6          90,247        4.3          69.7%       1,187,361        13.16          5.2           58.5%
Thereafter            16         637,188       30.3         100.0%       9,526,255        14.95         41.5          100.0%
                     ---       ---------      -----                    -----------    ---------        -----
TOTAL                255       2,100,452      100.0%                   $22,956,115    $   11.24(2)     100.0%
                     ===       =========      =====                    ===========    =========        =====
----------------------------------------------------------------------------------------------------------------------------------
Notes: (1)  Data based on the most recent available Rent Roll (April-June, 1998).
       (2)  Total annual base rent per square foot excludes vacant square footage.
       (3)  Numbers may not total 100% due to rounding.

                         LARGEST TENANTS (OVER $12MM IN 1997 SALES) BASED ON
                       AVAILABLE COMPARABLE STORE 1996 AND 1997 SALES HISTORY
-----------------------------------------------------------------------------------------------------------
                                                              ANNUAL 1996 SALES       ANNUAL 1997 SALES
                                  NO. OF       SQUARE      ----------------------- -----------------------
     STORE NAME                   STORES        FEET        TOTAL (000S)   PER SF   TOTAL (000S)   PER SF
-----------------------------------------------------------------------------------------------------------
Stop and Shop                       3        183,444         $111,198        $606     $106,217       $579
Finast                              3        165,700           74,487         450       65,717        397
Marshalls                           4        128,224           29,385         229       34,891        272
Roche Bros.                         1         26,943           28,709       1,066       33,315      1,236
Marc's                              1         36,396           14,243         391       16,865        463
CVS/Revco                           4         36,820           16,858         458       16,181        439
                                   --        -------         --------        ----     --------       ----
TOTAL LARGEST TENANTS              16        577,527          274,880        $476     $273,186       $473
OTHER COMPARABLE STORES            50        313,662           53,580         171       55,654        177
                                   --        -------         --------        ----     --------       ----
GRAND TOTAL                        66        891,189         $328,460        $369     $328,840       $369
                                   ==        =======         ========        ====     ========       ====
-----------------------------------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                   MALL OF NEW HAMPSHIRE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------

                             ORIGINAL                    CUT-OFF DATE

PRINCIPAL BALANCE:           $105,000,000                $105,000,000

ORIGINATION DATE:            March  24, 1998

INTEREST RATE:               6.955%

AMORTIZATION:                Interest only until October 1, 1999; 360 months
                             thereafter (beginning November 1, 1999).

HYPERAMORTIZATION:           After the Effective Maturity Date, the interest
                             rate increases to the greater of 11.955% or the then current U.S. Treasury rate plus 5.0%. All excess cash flow is used to reduce the outstanding principal balance; the additional 5% interest accrues interest at the increased rate and is deferred until the principal balance is zero.

EFFECTIVE MATURITY DATE:     October 1, 2008

MATURITY DATE:               April 1, 2028

BORROWER/SPONSOR:            A special purpose bankruptcy-remote entity wholly
                             owned by the principals of New England
                             Development, Inc.

CALL PROTECTION:             2-year lockout from the date of securitization
                             with U.S. Treasury defeasance thereafter. Loan prepayable at par beginning on the Effective
                             Maturity Date.

REMOVAL OF
PROPERTY MANAGER:            Management may be terminated upon (i) an Event of
                             Default or (ii) bankruptcy or insolvency of the property manager.

UP FRONT RESERVES:           $10,000,000 Letter of Credit, reduced upon
                             achieving a 1.25x DSCR at a 9% loan constant based on annualized trailing six month operating history (adjusted for seasonal items).

GENERAL MONTHLY RESERVES:    Capital Expenditures and Tenant Rollover Reserve
                             of $1.20 psf per annum or to a maximum of $1,000,000 at any one time. Springing reserves for Ground Rent, Property Taxes, and Insurance, if
                             DSCR falls below 1.25x, or upon an Event of Default.

COLLECTION ACCOUNT:          Hard Lock-Box

CROSS-COLLATERALIZATION/
DEFAULT:                     N/A

MEZZANINE LOANS:             N/A

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Regional Mall

LOCATION:                    Manchester,  New Hampshire

YEAR BUILT/EXPANDED:         1977/1996-1998

THE COLLATERAL:              Single-level, four-anchor regional mall with a
                             total GLA of 793,751 s.f., anchor and mini-anchor space of 463,838 s.f., and mall store space of 329,913 s.f. Collateral consists of mall store space for a total of 329,913 s.f..

                             Anchors and Mini-anchors include: JC Penney
                             (101,388 s.f.), Filene's (165,000 s.f.), Sears
                             (136,464 s.f.) and a space to be occupied by Best Buy (42,037 s.f.) and Kitchens, Etc (18,949 s.f.).

PROPERTY
MANAGEMENT:                  WellsPark Group

PERCENT OF MALL STORE SPACE
LEASED AS OF JULY 15, 1998:  91%

COMPARABLE STORE AVERAGE
OCCUPANCY COST AS OF
JULY 15, 1998:               14.9%

LTM JUNE, 1998 NET
OPERATING INCOME:            $9,950,487

UNDERWRITABLE NET
CASH FLOW:                   $11,199,597

APPRAISED VALUE:             $145,600,000

APPRAISED BY:                Cushman & Wakefield, Inc.

APPRAISAL DATE:              September 24, 1998

                             CUT-OFF DATE                  EMD(1)

LOAN/SF(2):                      $288                       $253
LTV(2):                          65.2%                      57.2%
DSCR(2) (3):                     1.67x                      1.91x
                                 1996                       1997

MALL STORE SALES PSF(4):         $349                       $371

Notes: (1)  Effective Maturity Date
       (2) Loan Amount used for calculations net of the $10,000,0000 Letter of Credit
       (3)  Based on Underwritable Net Cash Flow and Actual Debt Service
       (4)  Comparable Mall Store Sales

-------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                   MALL OF NEW HAMPSHIRE
-------------------------------------------------------------------------------

                                           TEN LARGEST MALL STORE TENANTS AND ANCHOR LEASES BASED ON
                                                 ANNUALIZED BASE RENT BY PARENT COMPANY(1)(3)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                               %                       % OF TOTAL  ANNUALIZED BASE
             TENANT OR TENANT                                    TENANT    OF TOTAL     ANNUALIZED     ANNUALIZED       RENT
              PARENT COMPANY                   STORE NAME         GLA         GLA       BASE RENT      BASE RENT       PER SF
-----------------------------------------------------------------------------------------------------------------------------------
Venator Group, Inc.                  FootLocker                 15,477      4.7%          $486,625       4.5%            $31.44
                                     Kids FootLocker
                                     Afterthoughts Boutique
                                     Lady FootLocker
                                     Northern Exposure
B. Dalton BookSellers                B. Dalton                  10,038      3.0            443,482       4.1              44.18
                                     B. Dalton Software
The Limited Inc                      Bath & Body Works          14,270      4.3            428,100       3.9              30.00
                                     Limited Express
                                     Victoria's Secret
Casual Corner Group Inc.             Casual Corner              12,232      3.7            413,001       3.8              33.76
                                     Petite Sophisticate
                                     Contempo Casuals
The Gap, Inc                         The Gap                     9,913      3.0            327,129       3.0              33.00
                                     Gap Kids
Levi Strauss & Co.                   Design By Levis             8,741      2.6            262,230       2.4              30.00
Olympia Sport Center                 Olympia Sport Center       15,000      4.5            225,000       2.1              15.00
Record Town                          Record Town                 6,926      2.1            213,000       2.0              30.75
Eastern Mountain Sports              Eastern Mountain Sports     6,945      2.1            208,350       1.9              30.00
Eye World                            Eye World                   4,480      1.4            185,000       1.7              41.29
                                                               -------    -----        -----------     -----             --------
TOTAL/WEIGHTED AVERAGE (10 LARGEST)                            104,022     31.5%        $3,191,917      29.2%            $30.69

Remaining Mall Stores                                          196,052     59.4          7,727,846      70.8              39.42
Vacant Space                                                    29,839      9.0                  0       0.0               0.00
                                                               -------    -----        -----------     -----             --------
TOTAL (EXCLUDING ANCHORS)                                      329,913    100.0%       $10,919,763     100.0%            $36.39(2)
                                                               =======    =====        ===========     =====             ========
Filene's                             Filene's                  165,000
JC Penney Co., Inc.                  JCPenney                  101,388
Sears Roebuck & Co.                  Sears                     136,464
Best Buy Co., Inc.                   Best Buy                   42,037
Kitchens Etc..                       Kitchens Etc.              18,949
                                                               -------
TOTAL (INCLUDING ANCHORS)                                      793,751
                                                               =======
-----------------------------------------------------------------------------------------------------------------------------------
Notes: (1)  Based on the July 15, 1998 rent roll.
       (2)  Total annualized base rent per square foot excludes vacant square footage and rent.
       (3)  Numbers may not total 100% due to rounding.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                   MALL OF NEW HAMPSHIRE
-------------------------------------------------------------------------------

                                   CREDIT RATING OF                                         OPERATING
                                  PARENT COMPANY(1)            ANCHOR-OWNED/     LEASE       COVENANT        REA
   ANCHORS      PARENT COMPANY      (S&P/MOODY'S)      GLA       COLLATERAL    EXPIRATION   EXPIRATION   TERMINATION
----------------------------------------------------------------------------------------------------------------------
Filene's    The May Department          A+/A2        165,000    Anchor-owned      N/A        11/15/11        N/A
            Stores Company
JCPenney    JC Penney Co., Inc.          A/A2        101,388    Anchor-owned      N/A        4/30/13         N/A
Sears       Sears Roebuck & Co.         A-/A2        136,464    Anchor-owned      N/A        11/15/11        N/A
----------------------------------------------------------------------------------------------------------------------
Note:  (1)  Ratings as of August 1, 1998. Unless otherwise stated the parent company, if different from the anchor store listed, is not a party to or a guarantor of the anchor store's lease.

                                        MALL STORE LEASE EXPIRATION SCHEDULE(1)(3)
----------------------------------------------------------------------------------------------------------------------------
                                                                                               PERCENT OF     CUMULATIVE
              NUMBER OF                                                       ANNUALIZED          TOTAL       PERCENT OF
YEAR           LEASES    EXPIRING   PERCENT OF   CUMULATIVE   ANNUALIZED     BASE RENT PER     ANNUALIZED   TOTAL ANNUALIZED
EXPIRATION    EXPIRING      SF       TOTAL SF     % OF SF      BASE RENT          SF            BASE RENT      BASE RENT
----------------------------------------------------------------------------------------------------------------------------
 Vacant           19       29,839       9.0%          9.0%           $   -         $   -            0.0%            0.0%
 1999             10       22,816       6.9          16.0%       1,035,301         45.38            9.5             9.5%
 2000              4        8,564       2.6          18.6%         386,010         45.07            3.5            13.0%
 2001              3        3,465       1.1          19.6%         263,817         76.14            2.4            15.4%
 2002              2        5,124       1.6          21.2%         209,388         40.86            1.9            17.3%
 2003              5       18,611       5.6          26.8%         732,230         39.34            6.7            24.1%
 2004              4        8,555       2.6          29.4%         317,705         37.14            2.9            27.0%
 2005              7       17,191       5.2          34.6%         703,512         40.92            6.4            33.4%
 2006              4        6,836       2.1          36.7%         413,500         60.49            3.8            37.2%
 2007             23       60,628      18.4          55.1%       1,946,695         32.11           17.8            55.0%
 2008             43      118,186      35.8          90.9%       3,726,345         31.53           34.1            89.1%
 Thereafter        9       30,098       9.1         100.0%       1,185,260         39.38           10.9           100.0%
                 ---      -------     -----                    -----------        --------        -----
      TOTAL      133      329,913     100.0%                   $10,919,763        $36.39(2)       100.0%
                 ===      =======     =====                    ===========        ========        =====
----------------------------------------------------------------------------------------------------------------------------
Notes: (1)  Data based on the July 15, 1998 Rent Roll.
       (2)  Total annual base rent per square foot excludes vacant square footage.
       (3)  Numbers may not total 100% due to rounding.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                   MALL OF NEW HAMPSHIRE
-------------------------------------------------------------------------------

                                       SALES ANALYSIS(1)
---------------------------------------------------------------------------------------------------
                                                  ANNUAL 1996 SALES          ANNUAL 1997 SALES
                                       SQUARE    ---------------------    -----------------------
                                       FOOTAGE   TOTAL (000S)   PER SF    TOTAL (000S)     PER SF
                                       -------   ------------   ------    ------------     ------
Anchor Stores
   Filene's(2)                         165,000      $17,000      $283        $33,000       $200(4)
   Sears(2)                            136,464       26,000      $249         30,000       $288(5)
   JCPenney(3)                         101,388          N/A       N/A            N/A       N/A
                                       -------   ------------   ------    ------------     ------
      TOTAL ANCHOR STORE               402,852      $43,000       N/A        $63,000       N/A

"Mini Anchor" Sales
   Best Buy(3)                          42,037          N/A       N/A            N/A       N/A
   Kitchens Etc.(3)                     18,949          N/A       N/A            N/A       N/A
                                       -------   ------------   ------    ------------     ------
      TOTAL "MINI ANCHOR" SALES         60,986          N/A       N/A            N/A       N/A

Mall Stores
   Comparable Store                    119,088      $42,625      $349        $44,181      $371
   Non-Comparable Store                180,986        5,695       N/A         29,198       N/A
   Vacant                               29,839          N/A       N/A            N/A       N/A
                                       -------   ------------   ------    ------------     ------
      TOTAL MALL STORE                 329,913      $48,320       N/A        $73,379       N/A

TOTAL SALES - ANCHOR AND MALL STORES   793,751      $91,320                 $136,379
                                       =======   ============             ============
---------------------------------------------------------------------------------------------------

Notes: (1)  Data based on the December 31, 1996 and December 31, 1997 sales report and summarized only for tenants on the July 15, 1998 rent roll. Information is based solely on figures provided by The Mall of New Hampshire Borrower from data provided by tenants. Square footage is based on the July 15, 1998 rent roll.

       (2) During 1997, Filene's and Sears significantly increased available GLA. Filene's and Sears' available GLA for 1996 was 60,000 sf and 104,262 sf respectively.

       (3) JCPenney opened in April, 1998. Best Buy and Kitchens Etc. are both expected to open in October 1998.

       (4) Sales per square foot for Filene's decreased because of the new construction during 1997.

       (5) Expansion of the Sears space was not complete until the end of 1997.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                     WESTSIDE PAVILION
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------

                             ORIGINAL                    CUT-OFF DATE

PRINCIPAL BALANCE:           $100,000,000                $100,000,000

ORIGINATION DATE:            July 1, 1998

INTEREST RATE:               6.44%

AMORTIZATION:                Interest only until July 1, 2001; 360 months
                             thereafter (beginning August 1, 2001).

HYPERAMORTIZATION:           After the Effective Maturity Date, the interest
                             rate increases to the greater of 8.44% or the then current U.S. Treasury rate plus 2.0%. All excess cash flow is used to reduce the outstanding principal balance; the additional 2% interest accrues interest at the increased rate and is deferred until the principal balance is zero.

EFFECTIVE MATURITY DATE:     July 1, 2008

MATURITY DATE:               July 1, 2031

BORROWER/SPONSOR:            A single purpose, bankruptcy-remote entity wholly
                             owned by The Macerich Company and its operating partnership.

CALL PROTECTION:             2-year lockout from the date of securitization
                             with U.S. Treasury defeasance thereafter. Loan prepayable at par beginning on the Effective
                             Maturity Date.

REMOVAL OF                   Management may be terminated (i) for cause or
PROPERTY MANAGER:            (ii) upon an Event of Default.

UP FRONT RESERVES:           None

GENERAL MONTHLY RESERVES:    Capital Expenditure Reserve equal to $ .15 p.s.f.
                             per annum of shop space per year. Springing reserves for Property Taxes, Insurance and Tenant
                             Rollover, if DSCR falls below 1.35x, upon a monetary Event of Default, or at the Effective
                             Maturity Date.

COLLECTION ACCOUNT:          Springing Hard Lock-Box if DSCR falls below 1.35x,
                             upon Event of Default; or on the Estimated Maturity
                             Date

CROSS-COLLATERALIZATION/
DEFAULT:                     N/A

MEZZANINE LOANS:             N/A

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Regional Mall

LOCATION:                    Los Angeles, California

YEAR BUILT/RENOVATED:        1985

THE COLLATERAL:              Phase I of a three-level, two-anchor, two-phase
                             regional mall with a total GLA of 755,701 s.f., anchor space of 401,563 s.f. and mall store space of 354,138 s.f. Collateral consists of 262,160 s.f. of Phase I in-line space plus the Nordstrom and Pavilions anchor spaces for a total of 443,723 s.f.

                             Anchors include: Robinson-May (220,000 s.f.), Nordstrom (138,128 s.f.) and Pavilions (43,435 s.f.)

PROPERTY
MANAGEMENT:                  The Macerich Property Management Company

PERCENT OF MALL STORE SPACE
LEASED AS OF MAY 29, 1998:   98.8%

COMPARABLE STORE AVERAGE
OCCUPANCY COST AS OF
MAY 29, 1998(1):             16.7%

LTM APRIL, 1998 NET
OPERATING INCOME:            NAV

UNDERWRITABLE NET
CASH FLOW:                   $12,632,326

APPRAISED VALUE:             $160,000,000 (Collateral only)

APPRAISED BY:                Cushman & Wakefield, Inc.

APPRAISAL DATE:              July 13, 1998

                             CUT-OFF DATE                  EMD(2)

LOAN/SF:                         $225                       $205
LTV:                             62.5%                      57.0%
DSCR(3):                         1.93x                      2.12x

                                 1996                       1997

MALL STORE SALES PSF(4):         $376                       $376

Notes:   (1)   Excludes Phase II taxes being paid by Phase I tenants.
         (2)   Effective Maturity Date
         (3)   Based on Underwritable Net Cash Flow and Actual Debt Service
         (4)   Comparable Mall Store Sales

-------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                     WESTSIDE PAVILION
-------------------------------------------------------------------------------

                                        TEN LARGEST MALL STORE TENANTS AND ANCHOR LEASES BASED ON
                                              ANNUALIZED BASE RENT BY PARENT COMPANY(1)(2)(4)
-------------------------------------------------------------------------------------------------------------------------------
                                                                            % OF                   % OF TOTAL
             TENANT OR TENANT                                     TENANT   TOTAL      ANNUALIZED   ANNUALIZED  ANNUALIZED BASE
              PARENT COMPANY                    STORE NAME          GLA     GLA       BASE RENT     BASE RENT    RENT PER SF
-------------------------------------------------------------------------------------------------------------------------------
The Limited, Inc.                     Bath & Body Works           42,021     9.5%     $1,366,828      11.3%        $32.53
                                      Express
                                      Lane Bryant
                                      Limited
                                      Limited Too
                                      Structure
                                      Victoria's Secret

The Gap, Inc.                         Banana Republic             25,848     5.8       1,073,227       8.9          41.52
                                      Banana Republic (Men)
                                      Gap Kids
                                      The Gap

Venator Group, Inc.                   Champs                       8,808     2.0         355,474       2.9          40.36
                                      Foot Locker
                                      Lady FootLocker

Nine West Group, Inc.                 Easy Spirit                  6,045     1.4         247,761       2.1          40.99
                                      NineWest

Guess                                 Guess                        5,380     1.2         242,100       2.0          45.00

Rampage                               Rampage                      6,422     1.5         224,770       1.9          35.00

Goldwyn Pavilion Cinemas              Goldwyn Pavilion Cinemas     8,321     1.9         208,025       1.7          25.00

Lechters                              Lechters                     6,119     1.4         204,655       1.7          33.45

Consolidated Stores, Inc.             Kay Bee Toy                  3,843     0.9         172,935       1.4          45.00

Waldenbooks                           Waldenbooks                  6,557     1.5         163,925       1.4          25.00
                                                                 -------   -----     -----------     -----         ------
TOTAL/WEIGHTED AVERAGE (10 LARGEST)                              119,364    26.9%     $4,259,700      35.3%        $35.69

Remaining Mall Stores                                            139,683    31.5       6,943,743      57.5          49.71

Vacant Space                                                       3,113     0.7               0       0.0           0.00
                                                                 -------   -----     -----------     -----         ------
TOTAL (EXCLUDING ANCHORS)                                        262,160    59.1%    $11,203,443      92.8%        $43.25(3)

Nordstrom                             Nordstrom                  138,128    31.1         221,000       1.8           1.60

Safeway Inc.                          Pavilions                   43,435     9.8         650,004       5.4          14.96
                                                                 -------   -----     -----------     -----         ------
TOTAL (EXCLUDING NON-OWNED ANCHORS)                              443,723   100.0%    $12,074,447     100.0%        $27.40(3)
                                                                 =======   =====     ===========     =====         ======

The May Department Stores Company     Robinsons-May              220,000
                                      Phase II Mall Store Space   91,978

TOTAL (INCLUDING NON-OWNED-ANCHORS)                              755,701
                                                                 =======
-------------------------------------------------------------------------------------------------------------------------------
Notes: (1)  Based on the May 29, 1998 lease status report and applicable lease modifications.
       (2)  Reflects Phase I only.
       (3)  Total annual base rent per square foot excludes vacant square footage.
       (4)  Numbers may not total 100% due to rounding.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                     WESTSIDE PAVILION
-------------------------------------------------------------------------------

                                             CREDIT RATING OF                                              OPERATING
                                              PARENT COMPANY                 ANCHOR-OWNED/      LEASE       COVENANT      REA
       ANCHORS         PARENT COMPANY        (S&P/MOODY'S)(1)    GLA           COLLATERAL    EXPIRATION   EXPIRATION  TERMINATION
-------------------------------------------------------------------------- ------------------------------------------------------
Nordstrom         Nordstrom, Inc.                 A-/A2         138,128    Collateral         5/31/35        4/30/05      1/1/61
Robinsons-May     The May Department Stores       A+/A2         220,000    Anchor-owned            N/A       4/30/05      1/1/61
                  Company
Pavilions         Safeway, Inc.                   A-/A2          43,435    Collateral         12/31/01         N/A         N/A
---------------------------------------------------------------------------------------------------------------------------------
Notes: (1)  Ratings as of August 1, 1998. Unless otherwise stated the parent company, if different from the anchor store listed, is not a party to or a guarantor of the anchor store's lease.

                                     LEASE EXPIRATION SCHEDULE(1)(3)
------------------------------------------------------------------------------------------------------------------------
                                                                                          PERCENT OF     CUMULATIVE
              NUMBER OF                                                     ANNUALIZED       TOTAL       PERCENT OF
   YEAR        LEASES    EXPIRING   PERCENT OF   CUMULATIVE   ANNUALIZED   BASE RENT PER  ANNUALIZED   TOTAL ANNUALIZED
EXPIRATION    EXPIRING      SF       TOTAL SF     % OF SF      BASE RENT        SF         BASE RENT      BASE RENT
------------------------------------------------------------------------------------------------------------------------
  Vacant           4        3,113       0.7%         0.7%    $         -     $   -            0.0%          0.0%
   1998            1          581       0.1          0.8%         43,575      75.00           0.4           0.4%
   1999            6        4,640       1.0          1.9%        307,824      66.34           2.5           2.9%
   2000           13       18,600       4.2          6.1%        792,418      42.60           6.6           9.5%
   2001           12       63,258      14.3         20.3%      1,685,853      26.65          14.0          23.4%
   2002            9       14,975       3.4         23.7%        645,437      43.10           5.3          28.8%
   2003            9       10,763       2.4         26.1%        518,362      48.16           4.3          33.1%
   2004           11       25,627       5.8         31.9%      1,063,094      41.48           8.8          41.9%
   2005           18       38,847       8.8         40.7%      1,701,477      43.80          14.1          56.0%
   2006           19       47,038      10.6         51.3%      2,166,780      46.06          17.9          73.9%
   2007           12       37,960       8.6         59.8%      1,491,943      39.30          12.4          86.3%
   2008           12       35,082       7.9         67.7%      1,245,128      35.49          10.3          96.6%
Thereafter         3      143,239      32.3        100.0%        412,556      $2.88           3.4         100.0%
                 ---      -------     -----                  -----------     ------         -----
   TOTAL         129      443,723     100.0%                 $12,074,447     $27.40(2)      100.0%
                 ===      =======     =====                  ===========     ======         =====
------------------------------------------------------------------------------------------------------------------------
Notes: (1)  Data based on the May 29, 1998 Rent Roll, excludes Phase II tenants.
       (2)  Total annual base rent per square foot excludes vacant square footage.
       (3)  Numbers may not total 100% due to rounding.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                     WESTSIDE PAVILION
-------------------------------------------------------------------------------

                                     PHASE I SALES ANALYSIS(1)
--------------------------------------------------------------------------------------------------
                                                       ANNUAL 1996 SALES       ANNUAL 1997 SALES
                                           SQUARE    ---------------------   ---------------------
                                          FOOTAGE    TOTAL (000S)   PER SF   TOTAL (000S)   PER SF
                                          -------    ------------   ------   ------------   ------
Anchor Stores
     Nordstrom                            138,128       $76,857      $556       $73,857      $535
     Pavilions                             43,435        14,866       342        15,463       356
     Robinsons-May                        220,000        47,127       214        49,782       226
                                          -------    ------------   ------   ------------   ------
     TOTAL ANCHOR STORE                   401,563      $138,850      $346      $139,102      $346

Mall Stores
     Comparables                          186,264       $70,092      $376       $70,059      $376
     Non-Comparable Stores                 72,783        20,924       N/A        22,297       N/A
     Vacant                                 3,113           N/A       N/A           N/A       N/A
                                          -------    ------------   ------   ------------   ------
     TOTAL MALL STORES                    262,160       $91,016       N/A       $92,356       N/A

TOTAL SALES - ANCHORS AND MALL STORES     663,723      $229,866                $231,458
                                          =======    ============            ============
--------------------------------------------------------------------------------------------------

Note:  (1)  Data based on the December 31, 1996 and December 31, 1997 sales report and summarized only for tenants on the May 29, 1998 rent roll. Information is based solely upon the figures provided by the Westside Pavilion Borrower from data provided by the tenants. Square footage is based on the May 29, 1998 rent roll.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                       NORTHTOWN MALL
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------

                             ORIGINAL                    CUT-OFF DATE

PRINCIPAL BALANCE:           $84,500,000                 $84,426,244

ORIGINATION DATE:            August 4, 1998

INTEREST RATE:               6.68%

AMORTIZATION:                360 Months

HYPERAMORTIZATION:           After the Effective Maturity Date, the interest
                             rate increases to the greater of 8.68% or the then current U.S. Treasury rate plus 2.0%. All excess cash flow is used to reduce the outstanding principal balance; the additional 2% interest accrues interest at the increased rate and is deferred until the principal balance is zero.

EFFECTIVE MATURITY DATE:     September 1, 2008

MATURITY DATE:               September 1, 2028

BORROWER/SPONSOR:            A single purpose, bankruptcy-remote entity wholly
                             owned by Price Development Company and JP Realty,
                             Inc.

CALL PROTECTION:             2-year lockout from the date of securitization
                             with U.S. Treasury defeasance thereafter. Loan prepayable at par beginning on the Effective
                             Maturity Date.

REMOVAL OF
PROPERTY MANAGER:            Management may be terminated (i) if DSCR falls
                             below 1.15x, (ii) for cause, or (iii) upon an Event of Default.

UP FRONT RESERVES:           (a) $9,500,000 Letter of Credit which will be
                             released upon completion of an expansion parcel containing at least 93,00 s.f. and Borrower's obtaining $1.475 MM in net annual rents from tenants acceptable to Lender.

                             (b) Required Repair Fund: $170,375.00.

                             (c) Tax Account: $620,526.00.

GENERAL MONTHLY RESERVES:    1/12 of annual Property Taxes and Insurance,
                             Capital Reserves of $8,873 and Tenant Rollover
                             Reserve of $20,833 ($250,00 per annum) up to a maximum of $750,000 at any one time.

COLLECTION ACCOUNT:          Soft Lock-Box Springs to a Hard Lock-Box if
                             coverage drops to 1.10x, upon an Event of Default, or at the Effective Maturity Date.

CROSS-COLLATERALIZATION/     N/A
DEFAULT:

MEZZANINE LOANS:             N/A

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Regional Mall

LOCATION:                    Spokane, Washington

YEAR BUILT/RENOVATED:        1955/1985/1992-1993

THE COLLATERAL:              Two-level, five-anchor regional mall with a total
                             GLA of 952,262 s.f., anchor space of 541,209 s.f.
                             and mall store space of 411,053 s.f. Collateral consists of mall store space plus the JCPenney, Emporium, and Bon Marche space for a total of 709,870 s.f.

                             Anchors include: Sears (160,480 s.f.), JCPenney (140,868 s.f.), Mervyn's (81,912 s.f.), The Bon
                             Marche (89,207 s.f.) and Emporium (68,742 s.f.).

PROPERTY
MANAGEMENT:                  Price Development Company

PERCENT OF MALL STORE SPACE
LEASED AS OF JULY 31, 1998:  77.2%

COMPARABLE STORE AVERAGE
OCCUPANCY COST AS OF
JULY, 1998:                  12.5%

LTM JUNE, 1998 NET
OPERATING INCOME:            $10,628,747

UNDERWRITABLE NET
CASH FLOW:                   $10,028,711

RECENT PROPERTY PURCHASE
PRICE:                       $128,000,000

MARKET STUDY PERFORMED BY:   Cushman & Wakefield

MARKET STUDY DATE:           August 20, 1998

                             CUT-OFF DATE               EMD(1)

LOAN/SF(2):                     $106                       $90
LTV(2):                         58.5%                      49.7%
DSCR(2) (3):                    1.73x                      2.04x
                                1996                       1997

MALL STORE SALES PSF(4):        $289                       $283

Notes:   (1)   Effective Maturity Date
         (2)   Loan Amount used for calculations is net of the $9,500,000
               Letter of Credit
         (3)   Based on Underwritable Net Cash Flow and Actual Debt Service
         (4)   Comparable Mall Store Sales
-------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                       NORTHTOWN MALL
-------------------------------------------------------------------------------

                          TEN LARGEST MALL STORE TENANTS AND ANCHOR LEASES BASED ON
                                 ANNUALIZED BASE RENT BY PARENT COMPANY(1)(3)
-----------------------------------------------------------------------------------------------------------------
                                                         % OF                      % OF TOTAL    ANNUALIZED
TENANT OR TENANT                             TENANT      TOTAL       ANNUALIZED    ANNUALIZED     BASE RENT
 PARENT COMPANY              STORE NAME       GLA         GLA        BASE RENT      BASE RENT      PER SF
-----------------------------------------------------------------------------------------------------------------
The Limited,      Lane Bryant               43,758        6.2%      $801,411          8.9%        $18.31
Inc.              Lerners
                  Bath & Body Works
                  Limited Express
                  Structure
                  Victoria's Secret

Venator Group,    Kinney Shoes              18,274        2.6        436,172          4.8          23.87
Inc.              Champs Sports
                  FootLocker
                  Kids Footlocker
                  Afterthoughts Boutique
                  Lady FootLocker

Bumpers Fun       Bumpers Fun Center        30,000        4.2        275,000          3.0           9.17
Center

The Gap, Inc.     The Gap                   10,695        1.5        267,375          3.0          25.00
                  Gap Kids

Maurices/Just     Maurices/Just Petites      8,881        1.3        159,858          1.8          18.00
Petites

B. Dalton Book    B. Dalton                  4,465        0.6        133,950          1.5          30.00
Sellers

Pizzeria Uno      Pizzeria Uno               6,152        0.9        132,000          1.5          21.46

Mariposa          Mariposa                   5,155        0.7        105,910          1.2          20.55

Spiegel, Inc.     Eddie Bauer                6,208        0.9        117,952          1.3          19.00

Jay Jacobs        Jay Jacobs                 4,996        0.7        109,912          1.2          22.00
                                           -------      -----     ----------        -----         ------
TOTAL/WEIGHTED                             138,584       19.5%    $2,539,540         28.0%        $18.32
AVERAGE (10
LARGEST)

Remaining Mall                             178,679       25.2      4,924,123         54.4          27.56
Stores

Vacant Space                                93,790       13.2              0          0.0           0.00
                                           -------      -----     ----------        -----         ------
TOTAL                                      411,053       57.9%    $7,463,663         82.4%        $23.53(2)
(EXCLUDING
ANCHORS)

Federated         Bon Marche                89,207       12.6        400,000          4.4           4.48
Department
Stores, Inc.

Emporium          Emporium                  68,742        9.7        516,940          5.7           7.52

J.C. Penney       JCPenney                 140,868       19.8        673,952          7.4           4.78
Co., Inc.                                  -------      -----     ----------        -----         ------
TOTAL                                      709,870      100.0%    $9,054,555        100.0%        $14.70(2)
                                           =======      =====     ==========        =====         ======
(EXCLUDING
NON-OWNED
ANCHORS)

Sears Roebuck &   Sears                    160,480
Co.

Dayton Hudson     Mervyn's                  81,912
Corp.                                       ------

TOTAL                                      952,262
(INCLUDING                                 =======
LEASED ANCHORS)
-----------------------------------------------------------------------------------------------------------------
Note:  (1) Based on the July 31, 1998 Rent Roll
       (2) Total annual base rent per square foot excludes vacant square footage.
       (3) Numbers may not total 100% due to rounding.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                       NORTHTOWN MALL
-------------------------------------------------------------------------------

                                         CREDIT RATING                                               OPERATING
                                      OF PARENT COMPANY(1)             ANCHOR-OWNED/      LEASE       COVENANT         REA
     ANCHORS         PARENT COMPANY      (S&P/MOODY'S)        GLA        COLLATERAL     EXPIRATION   EXPIRATION    TERMINATION
----------------------------------------------------------------------------------------------------- -------------------------
Bon Marche     Federated Department         BBB-/ -          89,207      Collateral      1/31/14      12/31/06         N/A
               Stores, Inc.
JCPenney       J.C. Penney Co., Inc.          A/A2          140,868      Collateral      8/31/11      12/31/06         N/A
Sears          Sears Roebuck & Co.           A-/A2          160,480     Anchor-owned     10/03/04     10/04/04       9/27/40
Mervyn's       Dayton Hudson Corp.          BBB+/A3          81,912     Anchor-owned     10/16/06     10/18/06       9/27/40
Emporium       Emporium                      - / -           68,742      Collateral      10/31/11     10/31/11         N/A
-------------------------------------------------------------------------------------------------------------------------------

Note:  (1)  Ratings as of July 1998. Unless otherwise stated, the parent company is different from the anchor store listed, is not a party to or a guarantor of the anchor store's lease.

                                                  LEASE EXPIRATION SCHEDULE(1)(3)
-------------------------------------------------------------------------------------------------------------------------------
                                                                                               PERCENT OF       CUMULATIVE
              NUMBER OF                                                         ANNUALIZED        TOTAL         PERCENT OF
   YEAR        LEASES       EXPIRING   PERCENT OF   CUMULATIVE   ANNUALIZED    BASE RENT PER   ANNUALIZED    TOTAL ANNUALIZED
EXPIRATION    EXPIRING         SF       TOTAL SF     % OF SF      BASE RENT         SF          BASE RENT       BASE RENT
--------------------------- ----------- ---------------------------------------- ----------------------------------------------
  Vacant        45           93,790       13.2%          13.2%    $        -      $    -           0.0%            0.0%
    MTM          3            4,828        0.7           13.9%       115,662       23.96           1.3             1.3%
   1998          3            3,135        0.4           14.3%        73,284       23.38           0.8             2.1%
   1999          8           10,072        1.4           15.8%       259,200       25.73           2.9             4.9%
   2000          8           12,883        1.8           17.6%       323,058       25.08           3.6             8.5%
   2001         24           33,341        4.7           22.3%       987,515       29.62          10.9            19.4%
   2002         31          111,164       15.7           37.9%     2,211,945       19.90          24.4            43.9%
   2003         13           19,546        2.8           40.7%       459,803       23.52           5.1            48.9%
   2004         14           38,134        5.4           46.0%       840,280       22.03           9.3            58.2%
   2005         11           17,214        2.4           48.5%       514,237       29.87           5.7            63.9%
   2006         10           21,366        3.0           51.5%       575,366       26.93           6.4            70.2%
   2007         12           34,880        4.9           56.4%       829,487       23.78           9.2            79.4%
   2008          3           10,109        1.4           57.8%       229,500       22.70           2.5            81.9%
Thereafter       4          299,408       42.2          100.0%     1,635,218        5.46          18.1           100.0%
               ---          -------      -----                    ----------      ------         -----
    TOTAL      189          709,870      100.0%                   $9,054,555      $14.70(2)      100.0%
               ===          =======      =====                    ==========      ======         =====
-------------------------------------------------------------------------------------------------------------------------------
Notes: (1) Data based on the July 31, 1998 Rent Roll.
       (2) Total annual base rent per square foot excludes vacant square footage and rent.
       (3) Numbers may not total 100% due to rounding.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                       NORTHTOWN MALL
-------------------------------------------------------------------------------

                                      SALES ANALYSIS(1)
------------------------------------------------------------------------------------------------
                                                    ANNUAL 1996 SALES        ANNUAL 1997 SALES
                                         SQUARE    --------------------    ---------------------
                                        FOOTAGE    TOTAL (000S)  PER SF    TOTAL (000S)   PER SF
                                        -------    ------------  ------    ------------   ------
Anchor Stores
   Bon Marche                            89,207       $22,636     $254        $21,958      $246
   Emporium                              68,742         6,148       89          6,022        88
   JCPenney (2)(3)                      140,868        24,292      172         23,904       170
                                        -------    ------------  ------    ------------   ------
      TOTAL ANCHOR STORE                298,817       $53,076     $178        $51,884      $174

Mall Stores
   Comparable Store                     288,260       $83,260     $289        $81,628      $283
   Non-Comparable Store                  29,003         3,145      N/A          5,962       N/A
   Vacant                                93,790           N/A      N/A            N/A       N/A
                                        -------    ------------  ------    ------------   ------
      TOTAL MALL STORES                 411,053       $86,405      N/A        $87,590       N/A

TOTAL SALES - ANCHOR AND MALL STORES    709,870      $139,481                $139,474
                                        =======    ============            ============

------------------------------------------------------------------------------------------------

Notes: (1)  Data based on the December 31, 1996 and December 31, 1997 sales report and summarized only for tenants on July 31, 1998 rent roll. Information is based solely on figures provided by the seller of The NorthTown Property from data provided by tenants. Square footage is based on the July 31, 1998 rent roll.
       (2) JCPenney 1996 sales are based on the sales reporting of September 1, 1995 to August 31, 1996.
       (3) JCPenney 1997 sales are based on the sales reporting periods of September 1, 1996 to August 31, 1997.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                   EDENS & AVANT POOL II
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------

                             ORIGINAL                    CUT-OFF DATE

PRINCIPAL BALANCE:           $70,000,000                 $70,000,000

ORIGINATION DATE:            September 18, 1998

INTEREST RATE:               6.20%

AMORTIZATION:                Interest only until Effective Maturity Date

HYPERAMORTIZATION:           After the Effective Maturity Date, the interest
                             rate increases to the greater of 8.20% or the then current U.S. Treasury rate plus 2.0%. All excess cash flow is used to reduce the outstanding principal balance; the additional 2% interest accrues interest at the increased rate and is deferred until the principal balance is zero.

EFFECTIVE MATURITY DATE:     October 1, 2008

MATURITY DATE:               October  1, 2028

BORROWER/SPONSOR:            A single purpose, bankruptcy-remote entity wholly
                             owned by the State of Michigan Retirement System and Edens & Avant, Inc. principals and family members.

CALL PROTECTION:             2-year lockout from the date of securitization
                             with U.S. Treasury defeasance thereafter. Loan prepayable at par beginning 60 days prior to the Effective Maturity Date.

REMOVAL OF
PROPERTY MANAGER:            Management may be terminated (i) if the DSCR falls
                             below 1.25x, (ii) for cause, (iii) upon Event of Default or (iv) six months after the Effective
                             Maturity Date.

UP FRONT RESERVES:           2 months of all required escrows to be funded at
                             closing for the term of the loan. Immediate deferred maintenance escrow TBD.

GENERAL MONTHLY RESERVES:    1/12 of annual Property Taxes and Insurance,
                             Capital Reserves of $.20 psf per annum.

COLLECTION ACCOUNT:          Soft Lock-Box- Borrower to deposit all amounts
                             received in connection with the properties within 1 business day of its receipt thereof. Springs to Hard Lock-Box if DSCR drops to 1.25x.

CROSS-COLLATERALIZATION/
DEFAULT:                     Cross-collateralized and cross-defaulted.

MEZZANINE LOANS:             N/A

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Portfolio

PROPERTY TYPE:               Anchored Retail

LOCATION:                    STATE                    PERCENT
                             Virginia                  22.9%
                             Mississippi               22.1
                             Georgia                   20.2
                             South Carolina            11.8
                             Other States              23.0

YEAR BUILT/RENOVATED:        Between 1973 and 1997

THE COLLATERAL:              21 anchored-retail shopping centers with a total
                             GLA of 2,175,884 s.f.

PROPERTY MANAGEMENT:         Edens & Avant, Inc.

PERCENT OF POOL LEASED AS
OF MAY-JULY, 1998:           96%

1997 NET OPERATING INCOME:   $11,674,117

UNDERWRITABLE NET
CASH FLOW:                   $12,772,222

RECENT PURCHASE PRICE:       $143,567,822

MARKET STUDY PERFORMED
BY(1):                       Cushman & Wakefield

MARKET STUDY DATE:           August, 1998
                             CUT-OFF DATE                EMD(2)

LOAN/SF:                        $32                         $32
LTV(3):                         48.8%                       48.8%
DSCR(4):                        2.90x                       2.90x

                                1996                        1997
SALES PSF(5):                   $293                        $290

Notes: (1)  Four properties had appraisals performed by O. Marshall Dodds from
            March through June, 1998.
       (2)  Effective Maturity Date
       (3)  Value based on recent purchase price
       (4)  Based on Underwritable Net Cash Flow and Actual Debt Service
       (5)  Available Comparable Store Sales

-------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Seller with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                   EDENS & AVANT POOL II
-------------------------------------------------------------------------------

                           PROPERTY SUMMARY TABLE(1)

--------------------------------------------------------------------------------------------------

                                                                                      OCCUPANCY
                                            ALLOCATED                                   AS OF
                                              LOAN                    YEAR BUILT/     MAY-JULY,
    PROPERTY NAME           LOCATION         AMOUNT          SF        RENOVATED         1998
--------------------------------------------------------------------------------------------------
Promenade at Manassas   Manassas, VA       $11,791,400      303,643       1993           97.5%
Marrietta Trade Center  Marrietta, GA       11,261,250      305,555       1988          100.0

Fulton Crossing         Corinth, MS          5,106,150      179,905     1992/95         100.0
Shopping Center
Cypress Point           Virginia Beach,      4,246,500      118,002       1990           89.9
Shopping Center         VA
Rio Pinar Plaza         Orlando, FL          3,521,700      113,620     1984/86          92.8
Baldwin Square          Fairhope, AL         3,667,950      139,144    1979/1997         67.3
Shopping Center
Mountain Island         Charlotte, NC        3,546,900       73,230       1995          100.0
Market Place
Butler Square           Mauldin, SC          3,265,500       80,285       1987          100.0
Shields Plaza           Huntsville, AL       2,764,500       79,240     1996/97         100.0
Plantation Point        Smyrna, GA           2,850,750       63,200       1988           96.3
Shopping Center
Kenilworth Commons      Charlotte, NC        2,629,200       38,117       1988          100.0
Ellis Isle Shopping     Jackson, MS          2,552,550      238,091       1973          100.0
Center
Landing Station         Lake Wylie, SC       2,479,650       58,400       1997           95.9
Shopping Center
Old Canton Road         Jackson, MS          1,762,000       57,276    1984/1992        100.0
Shopping Center
Reservoir Square        Brandon, MS          1,641,000       57,238   1979/1987/92      100.0
Shopping Center
Magee Shopping Center   Magee, MS            1,451,000       93,456    1979/1987         91.4
English Village         Jackson, MS          1,443,000       33,472    1973/1989        100.0
Shopping Center
Gateway Plaza           Conway, SC           1,405,000       28,150       1997          100.0
Midway Plaza Shopping   Winnsboro, SC        1,129,000       25,860       1997          100.0
Center
Daniel Lake Shopping    Jackson, MS            752,000       45,000       1978          100.0
Center
Village Square
Shopping Center         Brookhaven, MS         733,000       45,000       1977          100.0
                                           -----------    ---------                      ----
 TOTALS                                    $70,000,000    2,175,884                      96.1%
                                           ===========    =========                      ====
--------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                       ANNUALIZED      ANNUALIZED
                                        BASE RENT      BASE RENT
                                          AS OF        PSF AS OF             PRIMARY TENANTS WITH
                                        MAY-JULY,      MAY- JULY,            15,000 SF OR GREATER
    PROPERTY NAME           UCF           1998          1998(2)              AS OF MAY-JULY, 1998
----------------------------------------------------------------------------------------------------------
Promenade at Manassas    $2,264,551     $2,585,897    $   8.73       WalMart (2012) and Home Depot (2015)
Marrietta Trade Center    1,956,808      2,529,669        8.28       Cub Foods (2008) and WalMart (2008)
                                                                     (dark)
Fulton Crossing             887,331      1,023,989        5.69       K-Mart (2017) and Kroger (2012)
Shopping Center
Cypress Point               815,640        934,757        8.81       Farm Fresh Store (2015)
Shopping Center
Rio Pinar Plaza             714,054        900,036        8.54       Publix Supermarkets (2004)
Baldwin Square              704,503        761,430        8.13       Winn-Dixie (2016)
Shopping Center
Mountain Island             616,357        670,050        9.15       Harris Teeter (2015)
Market Place
Butler Square               567,447        674,844        8.41       Bi-Lo (2007)
Shields Plaza               531,027        599,439        7.56       Winn-Dixie (2016)
Plantation Point            495,446        554,244        9.10       Winn-Dixie (2008)
Shopping Center
Kenilworth Commons          456,872        489,798       12.85       Harris Teeter (2008)
Ellis Isle Shopping         443,601        664,462        2.79       Sack `N Save (2005) and WalMart
Center                                                               (2004) (dark)
Landing Station             436,482        470,700        8.41       Winn-Dixie (2017)
Shopping Center
Old Canton Road             321,480        348,967        6.09       Jitney Jungle (2009)
Shopping Center
Reservoir Square            299,377        400,794        7.00       Jitney Jungle (2007)
Shopping Center
Magee Shopping Center       264,674        398,982        4.67       Jitney Jungle (2007)
English Village             263,218        289,000        8.63       Jitney Jungle (2013)
Shopping Center
Gateway Plaza               256,285        313,875       11.15       (3)
Midway Plaza Shopping       206,048        258,240        9.99       (3)
Center
Daniel Lake Shopping        137,253        184,500        4.10       Jitney Jungle (2003)
Center
Village Square
Shopping Center             133,768        150,000        3.33       Sack `N Save (2002)
                        -----------    -----------    --------
 TOTALS                 $12,772,222    $15,203,673    $   7.27
                        ===========    ===========    ========
----------------------------------------------------------------------------------------------------------

Notes: (1)  Data based on the most recent available Rent Roll (May-July, 1998).

       (2) Annualized base rent per square foot excludes vacant square footage.

       (3)  Anchored by Wal-Mart which is not part of collateral.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Seller with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                   EDENS & AVANT POOL II
-------------------------------------------------------------------------------

                                     TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT(1)(3)
----------------------------------------------------------------------------------------------------------------------------------
                                                                             % OF                    % OF TOTAL
         TENANT OR TENANT                            NO. OF      TENANT      TOTAL      ANNUALIZED   ANNUALIZED   ANNUALIZED BASE
          PARENT COMPANY              STORE NAME     STORES     GLA (SF)      GLA       BASE RENT     BASE RENT     RENT PER SF
----------------------------------------------------------------------------------------------------------------------------------
Jitney-Jungle Stores of America,  Jitney Jungle         7        355,438     16.3%     $1,636,235       10.8%          $4.60
Inc.(4)                           Sack `N Save

Wal-Mart Stores, Inc. (5)         WalMart               3        303,598     14.0       1,478,795        9.7            4.87

Winn-Dixie Stores, Inc.           Winn-Dixie            4        183,282      8.4       1,452,749        9.6            7.93

The Home Depot, Inc.              Home Depot            1        107,400      4.9         843,090        5.5            7.85

Ruddick Corporation               Harris Teeter         2         76,627      3.5         695,212        4.6            9.07

Supervalu, Inc.                   Cub Foods             1         76,564      3.5         556,921        3.7            7.27

K-Mart Corporation                K-Mart                1        107,806      5.0         545,498        3.6            5.06

Farm Fresh, Inc.                  Farm Fresh            1         53,231      2.4         371,020        2.4            6.97

Royal Ahold NV                    Bi-Lo                 1         38,654      1.8         302,661        2.0            7.83

The Kroger Co.                    Kroger                1         45,674      2.1         240,000        1.6            5.25
                                                      ---      ---------    -----     -----------      -----           -----
     TOTAL/WEIGHTED
      AVERAGE (10 LARGEST)                             22      1,348,274     62.0%     $8,122,181       53.4%          $6.02

Other Major Tenants (greater                           35        338,378     15.6       2,386,423       15.7            7.05
than 5,000 square feet)

Remaining Tenants                                     207        403,334     18.5       4,695,069       30.9           11.64

Vacant Space                                           31         85,898      3.9               0        0.0            0.00
                                                      ---      ---------    -----     -----------      -----           -----
     TOTAL/WEIGHTED AVERAGE                           295      2,175,884    100.0%    $15,203,673      100.0%          $7.27(2)
                                                      ===      =========    =====     ===========      =====           =====
----------------------------------------------------------------------------------------------------------------------------------
Note:  (1)  Data based on the most recent available Rent Roll (May-July, 1998).
       (2)  Total annual base rent per square foot excludes vacant square footage.
       (3)  Numbers may not total 100% due to rounding.
       (4)  Includes corporate office space at Ellis Isle of 12,500 square feet.
       (5)  Although all 3 stores are current on their rent, 2 properties are vacant.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Seller with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                   EDENS & AVANT POOL II
-------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                LEASE EXPIRATION SCHEDULE(1)(3)(4)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                                 CUMULATIVE
                   NUMBER OF                                                         ANNUAL       PERCENT OF     PERCENT OF
                    LEASES       EXPIRING  PERCENT OF  CUMULATIVE    ANNUALIZED    BASE RENT   ANNUALIZED BASE   ANNUALIZED
  YEAR EXPIRATION  EXPIRING         SF      TOTAL SF     % OF SF     BASE RENT      PER SF          RENT         BASE RENT
----------------------------------------------------------------------------------------------------------------------------
      Vacant          31         85,898         3.9%       3.9%   $      -      $       -            0.0%             0.0%
       M-T-M           7         10,371         0.5        4.4%       117,639        11.34           0.8              0.8%
        1998          15         23,819         1.1        5.5%       338,592        14.22           2.2              3.0%
        1999          50        146,163         6.7       12.2%     1,317,075         9.01           8.7             11.7%
        2000          46        134,853         6.2       18.4%     1,246,098         9.24           8.2             19.9%
        2001          49        126,293         5.8       24.2%     1,244,904         9.86           8.2             28.0%
        2002          25         94,461         4.3       28.6%       702,153         7.43           4.6             32.7%
        2003          33        132,716         6.1       34.7%     1,146,576         8.64           7.5             40.2%
        2004           6        172,451         7.9       42.6%       688,756         3.99           4.5             44.7%
        2005           4        134,500         6.2       48.8%       436,660         3.25           2.9             47.6%
        2006           1          5,000         0.2       49.0%        55,000        11.00           0.4             48.0%
        2007           8        120,273         5.5       54.5%       833,374         6.93           5.5             53.5%
        2008           8        252,708        11.6       66.2%     1,867,919         7.39          12.3             65.7%
  Thereafter          14        736,378        33.8      100.0%     5,208,927         7.07          34.3            100.0%
                     ---      ---------       -----               -----------     --------         -----
       TOTAL         297      2,175,884       100.0%              $15,203,673     $   7.27(2)      100.0%
                     ===      =========       =====               ===========     ========         =====
----------------------------------------------------------------------------------------------------------------------------
Notes: (1)  Data based on the most recent available Rent Roll (May-July, 1998).
       (2)  Total annual base rent per square foot excludes vacant square footage and rent.
       (3)  Numbers may not total 100% due to rounding.
       (4)  Includes corporate office space at Ellis Isle of 12,500 square feet.

                   LARGEST TENANTS (OVER $11 MM IN 1997 SALES) BASED ON
                  AVAILABLE COMPARABLE STORE 1996 AND 1997 SALES HISTORY
--------------------------------------------------------------------------------------------------
                                                   ANNUAL 1996 SALES        ANNUAL 1997 SALES
                            NO. OF    SQUARE     ---------------------    ----------------------
      STORE NAME            STORES     FEET      TOTAL (000S)   PER SF    TOTAL (000S)    PER SF
--------------------------------------------------------------------------------------------------
Jitney Jungle                 5       177,938       $65,232      $367       $59,919        $337
Sack `N Save                  2       165,000        51,907       315        50,972         309
WalMart                       1       116,085        45,244       390        47,004         405
Home Depot                    1       107,400        31,297       291        30,621         285
Bi Lo                         1        38,654        14,335       371        16,358         423
Harris Teeter                 1        26,000        14,956       575        15,113         581
                             --       -------      --------      ----      --------        ----
TOTAL LARGEST TENANTS        11       631,077       222,971      $353      $219,987        $349
OTHER COMPARABLE STORES      28       292,894        48,119       164        47,924         164
                             --       -------      --------      ----      --------        ----
GRAND TOTAL                  39       923,971      $271,090      $293      $267,911        $290
                             ==       =======      ========      ====      ========        ====
--------------------------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Seller with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                      CRYSTAL PARK IV
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------

                             ORIGINAL                    CUT-OFF DATE

PRINCIPAL BALANCE:           $67,100,000                 $67,039,458

ORIGINATION DATE:            August 26, 1998

INTEREST RATE:               6.51%

AMORTIZATION:                360 Months

HYPERAMORTIZATION:           After the Effective Maturity Date, the interest
                             rate increases to the greater of 10.51% or the then current U.S. Treasury rate plus 4.0%. All excess cash flow is used to reduce the outstanding principal balance; the additional 4% interest accrues interest at the increased rate and is deferred until the principal balance is zero.

EFFECTIVE MATURITY DATE:     September 1, 2008

MATURITY DATE:               September 1, 2028

BORROWER/SPONSOR:            The borrowing entity is a special purpose
                             bankruptcy-remote entity controlled by the principals of Charles E. Smith Commercial Realty.

CALL PROTECTION:             2-year lockout from the date of securitization
                             with U.S. Treasury defeasance thereafter. Loan prepayable at par beginning one month prior to the Effective Maturity Date.

REMOVAL OF
PROPERTY MANAGER:            Management may be terminated (i) if the DSCR for
                             the Loan falls below 1.10x, (ii) for cause, (iii) upon an Event of Default or (iv) after the Effective Maturity Date.

UP FRONT RESERVES:           Tenant Rollover Reserve Fund: $1 MM Letter of
                             Credit required for as long as S&P's and Moody's ratings of U.S. Airways, Inc.'s unsecured debt are less than "BB" and "Ba2," respectively.

USAIR ESCROW:                All property cash flow (capped at $6 MM) will be
                             escrowed starting upon the earlier occur of 3/1/07 and a USAir bankruptcy reserved for potential tenant improvements and leasing commission costs for the USAir lease rollover.

GENERAL MONTHLY RESERVES:    1/12 of annual Property Taxes, Capital Reserves of
                             $15,545.63.

COLLECTION ACCOUNT:          Hard Lock-Box

CROSS-COLLATERALIZATION/
DEFAULT:                     N/A

MEZZANINE LOANS:             N/A

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Class A Office Building

LOCATION:                    Arlington, Virginia

YEAR BUILT/RENOVATED:        1988

THE COLLATERAL:              11 office floors, 4 below grade parking garage
                             levels and 1 penthouse mechanical level with 466,369 s.f. of Net Rentable Area, which includes
                             3,000 s.f. of restaurant space and 815 s.f. of retail space.

                             Major Tenants: US Airways, Inc.; Charles E. Smith Mgmt; Booz Allen Hamilton Inc. and ADI Technology

PROPERTY
MANAGEMENT:                  Charles E. Smith Commercial Realty, LP

PERCENT OF SPACE LEASED AS
OF AUGUST 1, 1998:           100%

LTM JUNE, 1998 NET
OPERATING INCOME:            $10,670,180

UNDERWRITABLE NET
CASH FLOW:                   $9,844,213

APPRAISED VALUE:             $107,000,000

APPRAISED BY:                Cushman & Wakefield

APPRAISAL DATE:              July 7, 1998

                             CUT-OFF DATE               EMD(1)

LOAN/SF:                         $144                   $124
LTV:                             62.7%                  54.0%
DSCR(2):                         1.93x                  2.25x

Notes: (1)  Effective Maturity Date
       (2)  Based on Underwritable Net Cash Flow and Actual Debt Service.

-------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Seller with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                      CRYSTAL PARK IV
-------------------------------------------------------------------------------


                        FIVE LARGEST TENANTS BASED ON ANNUALIZED BASE RENTS BY PARENT COMPANY(1)
------------------------------------------------------------------------------------------------------------------
                                     TENANT       PERCENT                        % OF TOTAL
       TENANT OR TENANT           NET LEASABLE   OF TOTAL        ANNUALIZED      ANNUALIZED   ANNUALIZED BASE
        PARENT COMPANY                AREA          GLA          BASE RENT        BASE RENT     RENT PER SF
------------------------------------------------------------------------------------------------------------------
US Airways, Inc..                  327,016         70.1%         $8,950,238(2)       70.6%          $27.37
Charles E. Smith Mgmt Inc.         115,475         24.8           3,014,036          23.8            26.10
ADI Technology, Inc.                 9,198          2.0             269,248           2.1            29.27
Booz-Allen & Hamilton, Inc.          3,553          0.8              99,484           0.8            28.00
Via Cucina Restaurant                3,000          0.6              97,500           0.8            32.50
                                   -------        -----         -----------         -----           ------
TOTAL MAJOR TENANTS                458,242         98.3%        $12,430,506          98.1%          $27.13

Other Tenants                        8,127          1.7             246,676           1.9            30.35(2)
Vacant Space                             -          -                     -           -               -
                                   -------        -----         -----------         -----           ------
TOTAL NET RENTABLE AREA            466,369        100.0%        $12,677,182         100.0%          $27.18(3)
                                   =======        =====         ===========         =====           ======
------------------------------------------------------------------------------------------------------------------
Notes: (1)  Based on the August 1, 1998 Rent Roll and does not include annualized CPI escalations of $964,271.
       (2)  Includes $400,140 from a signed lease which begins on October 1, 1998.
       (3)  Includes Environmental Center Parking which occupies 1 square foot and pays an annual rent of $8,400.
            If this tenant were eliminated, the Annualized Base Rent per SF for the Other Tenants would be $29.32, not $30.35, resulting in a Total Annualized Base Rent per SF of $27.16, not $27.18.

-------------------------------------------------------------------------------
                              HISTORICAL OCCUPANCY
-------------------------------------------------------------------------------
OCCUPANCY PERIOD/DATE:                                           PERCENT LEASED
-------------------------------------------------------------------------------
August 1, 1998                                                        100%
December 31, 1997                                                     100%
December 31, 1996                                                     100%
December 31, 1995                                                     100%
-------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Seller with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
 XL2 1998                    COLLATERAL TERM SHEET:
LARGE LOAN                      CRYSTAL PARK IV
-------------------------------------------------------------------------------

                                                 LEASE EXPIRATION SCHEDULE(1)(4)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                   PERCENT          CUMULATIVE
             NUMBER OF                   PERCENT    CUMULATIVE                   ANNUALIZED       OF TOTAL       PERCENT OF TOTAL
  YEAR OF      LEASES      EXPIRING        OF         PERCENT     ANNUALIZED      BASE RENT    ANNUALIZED BASE      ANNUALIZED
EXPIRATION    EXPIRING        SF        TOTAL SF    OF TOTAL SF    BASE RENT       PER SF           RENT            BASE RENT
----------------------------------------------------------------------------------------------------------------------------------
Vacant             0             -         0.0%         0.0%      $         -       $   -           0.0%             0.00%
1998(2)            2             -         0.0          0.0%               50           -           0.0              0.0%
1999               8        23,568         5.1          5.1%          491,799        20.87          3.9              3.9%
2000               2         2,263         0.5          5.5%           68,246        30.16          0.5              4.4%
2001               1         2,901         0.6          6.2%           81,228        28.00          0.6              5.1%
2002               6        40,617         8.7         14.9%        1,146,148        28.22          9.0             14.1%
2003               0             -         0.0         14.9%                -           -           0.0             14.1%
2004               1       101,246        21.7         36.6%        2,809,549        27.75         22.2             36.3%
2005               0             -         0.0         36.6%                -           -           0.0             36.3%
2006               0             -         0.0         36.6%                -           -           0.0             36.3%
2007               0             -         0.0         36.6%                -           -           0.0             36.3%
2008               1       295,774        63.4        100.0%        8,080,162        27.32         63.7            100.0%
Thereafter         0             -         0.0        100.0%                -           -           0.0            100.0%
                  --       -------       -----                    -----------       ------        -----
TOTAL             21       466,369       100.0%                   $12,677,182       $27.18(3)     100.0%
                  ==       =======       =====                    ===========       ======        =====
----------------------------------------------------------------------------------------------------------------------------------
Notes: (1)  Based on the August 1, 1998 Rent Roll and does not include annualized CPI escalations of $964,271.
       (2)  $50 Base Rent reflects antenna on roof of building.
       (3)  Total annual base rent per square foot excludes vacant square footage.
       (4)  Numbers may not total 100% due to rounding.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Seller with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.


        MORTGAGE                                                            PROPERTY
          LOAN                          PROJECT NAME                          TYPE
---------------------------------------------------------------------------------------------
Grapevine Mills                                                      Regional "Mills" Mall
---------------------------------------------------------------------------------------------
Edens & Avant Pool I                                                 Anchored Retail
---------------------------------------------------------------------------------------------
                         Fairlawn  Town Centre Shopping Center       Anchored Retail
                         Bishops Corner                              Anchored Retail
                         South Bay Center                            Anchored Retail
                         Brookside/Brookway Shopping Center          Anchored Retail
                         Winchester Court Shopping Center            Anchored Retail
                         Middlesex Mall                              Anchored Retail
                         Westown Square Shopping Center              Anchored Retail
                         Burlington Crossroads                       Anchored Retail
                         Shrewsbury Crossing Shopping Center         Anchored Retail
                         Buckeye Plaza                               Anchored Retail
                         Acton Plaza                                 Anchored Retail
                         Eastchester Plaza                           Anchored Retail
                         Elkhart Plaza Shopping Center               Anchored Retail
                         Columbia Detroit Shopping Center            Anchored Retail
                         Center at Patchogue                         Anchored Retail
---------------------------------------------------------------------------------------------
Mall of New Hampshire                                                Regional Mall
---------------------------------------------------------------------------------------------
Westside Pavillion(1)                                                Regional Mall
---------------------------------------------------------------------------------------------
Northtown Mall                                                       Regional Mall
---------------------------------------------------------------------------------------------
Edens & Avant Pool II                                                Anchored Retail
---------------------------------------------------------------------------------------------
                         Promenade at Manassas                       Anchored Retail
                         Marietta Trade Center                       Anchored Retail
                         Fulton Crossing Shopping Center             Anchored Retail
                         Cypress Point Shopping Center               Anchored Retail
                         Rio Pinar Plaza                             Anchored Retail
                         Baldwin Square Shopping Center              Anchored Retail
                         Mountain Island Market Place                Anchored Retail
                         Butler Square Shopping Center               Anchored Retail
                         Shields Plaza Shopping Center               Anchored Retail
                         Plantation Point Shopping Center            Anchored Retail
                         Kenilworth Commons                          Anchored Retail
                         Ellis Isle Shopping Center                  Anchored Retail
                         Landing Station Shopping Center             Anchored Retail
                         Old Canton Road Shopping Center             Anchored Retail
                         Reservoir Square Shopping Center            Anchored Retail
                         Magee Shopping Center                       Anchored Retail
                         English Village Shopping Center             Anchored Retail
                         Gateway Plaza                               Anchored Retail
                         Midway Plaza Shopping Center                Anchored Retail
                         Daniel Lake Shopping Center                 Anchored Retail
                         Village Square Shopping Center              Anchored Retail
---------------------------------------------------------------------------------------------
Crystal Park IV                                                      Office
---------------------------------------------------------------------------------------------

Note:
     (1) Operating history of the Westside Pavilion includes both Phase I and II components. Underwritable amounts pertain to Phase I only.

         MORTGAGE
           LOAN                           PROJECT NAME                                             ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------
Grapevine Mills                                                       Northwest corner of State Highway 121 and State Highway 26
-----------------------------------------------------------------------------------------------------------------------------------
Edens & Avant Pool I
-----------------------------------------------------------------------------------------------------------------------------------
                           Fairlawn  Town Centre Shopping Center      125 Fairlawn Plaza Drive
                           Bishops Corner                             333 North Main Street
                           South Bay Center                           8 Allstate Road
                           Brookside/Brookway Shopping Center         4485-4553 Main Street
                           Winchester Court Shopping Center           6600-6740 Winchester Road
                           Middlesex Mall                             43 Middlesex Turnpike
                           Westown Square Shopping Center             10604-10950 Lorain Avenue
                           Burlington Crossroads                      34 Cambridge Street
                           Shrewsbury Crossing Shopping Center        529-571 Boston Turnpike
                           Buckeye Plaza                              11301-11501 Buckeye Road
                           Acton Plaza                                291-307 Main Street
                           Eastchester Plaza                          375 White Plains Road
                           Elkhart Plaza Shopping Center              1620-1712 S. Nappanee Street
                           Columbia Detroit Shopping Center           1502 Columbia Road
                           Center at Patchogue                        479 Main Street
-----------------------------------------------------------------------------------------------------------------------------------
Mall of New Hampshire                                                 1500 South Willow Street
-----------------------------------------------------------------------------------------------------------------------------------
Westside Pavillion(1)                                                 10800-10850 Pico Boulevard
-----------------------------------------------------------------------------------------------------------------------------------
Northtown Mall                                                        4750 North Division Street
-----------------------------------------------------------------------------------------------------------------------------------
Edens & Avant Pool II
-----------------------------------------------------------------------------------------------------------------------------------
                           Promenade at Manassas                      Corner of Sudley and Balls Ford Rd.
                           Marietta Trade Center                      200 Cobb Parkway South
                           Fulton Crossing Shopping Center            104 US Highway 72 West
                           Cypress Point Shopping Center              928 Diamond Springs Road
                           Rio Pinar Plaza                            500 S. Chickasaw Trail
                           Baldwin Square Shopping Center             199 Hwy 96
                           Mountain Island Market Place               3300 Mt. Holly-Huntersville Road
                           Butler Square Shopping Center              201-273 West Butler Ave, @ Cary Drive
                           Shields Plaza Shopping Center              1338 Winchester Road
                           Plantation Point Shopping Center           2350 Spring Rd. @ Cambell Rd.
                           Kenilworth Commons                         1235 East Blvd. @ Kenilworth Ave.
                           Ellis Isle Shopping Center                 1770-1775 Ellis Avenue
                           Landing Station Shopping Center            Hwy 274
                           Old Canton Road Shopping Center            6240 Old Canton Road
                           Reservoir Square Shopping Center           1905-1927 Spillway Road
                           Magee Shopping Center                      705-709 Hwy 49 Bypass
                           English Village Shopping Center            902-912 E. Fortification Street
                           Gateway Plaza                              2709 US Hwy 501
                           Midway Plaza Shopping Center               236-244 Hwy 321
                           Daniel Lake Shopping Center                3366 Terry Road
                           Village Square Shopping Center             364 Monticello Street
-----------------------------------------------------------------------------------------------------------------------------------
Crystal Park IV                                                       2345 Crystal Drive
-----------------------------------------------------------------------------------------------------------------------------------

         MORTGAGE                                                                                               YEAR BUILT/
           LOAN                           PROJECT NAME                   CITY        STATE    ZIP CODE           RENOVATED
----------------------------------------------------------------------------------------------------------------------------------
Grapevine Mills                                                       Grapevine        TX      76051                1997
----------------------------------------------------------------------------------------------------------------------------------
Edens & Avant Pool I
----------------------------------------------------------------------------------------------------------------------------------
                           Fairlawn  Town Centre Shopping Center      Fairlawn         OH      44333           1958/1970/1996
                           Bishops Corner                             West Hartford    CT      06117                1970
                           South Bay Center                           Boston           MA      02125                1994
                           Brookside/Brookway Shopping Center         Bridgeport       CT      06606                1957
                           Winchester Court Shopping Center           Memphis          TN      38115                1987
                           Middlesex Mall                             Burlington       MA      01803             1974 (1991)
                           Westown Square Shopping Center             Cleveland        OH      44111                1987
                           Burlington Crossroads                      Burlington       MA      01803             1974 (1997)
                           Shrewsbury Crossing Shopping Center        Shrewsbury       MA      01545                1993
                           Buckeye Plaza                              Cleveland        OH      44104                1989
                           Acton Plaza                                Acton            MA      01720             1972 (1994)
                           Eastchester Plaza                          Eastchester      NY      10709             1956 (1988)
                           Elkhart Plaza Shopping Center              Elkhart          IN      46516             1972 (1992)
                           Columbia Detroit Shopping Center           Westlake         OH      44145             1979 (1995)
                           Center at Patchogue                        Patchogue        NY      11772                1991
----------------------------------------------------------------------------------------------------------------------------------
Mall of New Hampshire                                                 Manchester       NH      03103            1977/1996-98
----------------------------------------------------------------------------------------------------------------------------------
Westside Pavillion(1)                                                 Los Angeles      CA      90064                1985
----------------------------------------------------------------------------------------------------------------------------------
Northtown Mall                                                        Spokane          WA      99207         1955/1985/1992-1993
----------------------------------------------------------------------------------------------------------------------------------
Edens & Avant Pool II
----------------------------------------------------------------------------------------------------------------------------------
                           Promenade at Manassas                      Manassas         VA      20109                1993
                           Marietta Trade Center                      Marietta         GA      30062                1988
                           Fulton Crossing Shopping Center            Cornith          MS      38834               1992/95
                           Cypress Point Shopping Center              Virginia Beach   VA      23455                1990
                           Rio Pinar Plaza                            Orlando          FL      32825               1984/86
                           Baldwin Square Shopping Center             Fairhope         AL      36532             1979 (1997)
                           Mountain Island Market Place               Charlotte        NC      28216                1995
                           Butler Square Shopping Center              Mauldin          SC      29662                1987
                           Shields Plaza Shopping Center              Huntsville       AL      35811               1996/97
                           Plantation Point Shopping Center           Smyrna           GA      30080                1988
                           Kenilworth Commons                         Charlotte        NC      28203                1988
                           Ellis Isle Shopping Center                 Jackson          MS      39204                1973
                           Landing Station Shopping Center            Lake Wylie       SC      29710                1997
                           Old Canton Road Shopping Center            Jackson          MS      39211             1984 (1992)
                           Reservoir Square Shopping Center           Brandon          MS      39042           1979 (1987/92)
                           Magee Shopping Center                      Magee            MS      39111             1979 (1987)
                           English Village Shopping Center            Jackson          MS      39202             1973 (1989)
                           Gateway Plaza                              Conway           SC      29526                1997
                           Midway Plaza Shopping Center               Winnsboro        SC      29180                1997
                           Daniel Lake Shopping Center                Jackson          MS      39212                1978
                           Village Square Shopping Center             Brookhaven       MS      39601                1977
----------------------------------------------------------------------------------------------------------------------------------
Crystal Park IV                                                       Crystal City     VA      22202                1988
----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                      CUT-OFF DATE
         MORTGAGE                                                        TOTAL                    OCCUPANCY             ALLOCATED
           LOAN                           PROJECT NAME                 SF/UNITS     OCCUPANCY     AS OF DATE           LOAN AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
Grapevine Mills                                                        1,241,769       91%          6/1/98             155,000,000
-----------------------------------------------------------------------------------------------------------------------------------
Edens & Avant Pool I                                                   2,100,452       97%        4/98 - 6/98          125,000,000
-----------------------------------------------------------------------------------------------------------------------------------
                           Fairlawn  Town Centre Shopping Center         353,191       91%          5/31/98             18,512,000
                           Bishops Corner                                123,796      100%          5/31/98             16,570,000
                           South Bay Center                              121,540      100%          5/31/98             14,180,000
                           Brookside/Brookway Shopping Center            158,990       95%          6/30/98             12,191,000
                           Winchester Court Shopping Center              244,992       97%           6/1/98              8,651,000
                           Middlesex Mall                                222,218       98%          5/31/98              9,808,000
                           Westown Square Shopping Center                169,059       99%          6/30/98              9,806,000
                           Burlington Crossroads                         190,300      100%          5/31/98              9,043,000
                           Shrewsbury Crossing Shopping Center            74,215      100%          5/31/98              7,828,000
                           Buckeye Plaza                                 117,281       97%          5/31/98              6,247,000
                           Acton Plaza                                   136,233       99%          5/31/98              5,785,000
                           Eastchester Plaza                              23,375       92%          5/31/98              2,281,000
                           Elkhart Plaza Shopping Center                  97,560      100%           4/1/98              1,824,000
                           Columbia Detroit Shopping Center               49,602      100%          5/31/98              1,322,000
                           Center at Patchogue                            18,100      100%          5/31/98                952,000
-----------------------------------------------------------------------------------------------------------------------------------
Mall of New Hampshire                                                    329,913       91%          7/15/98            105,000,000
-----------------------------------------------------------------------------------------------------------------------------------
Westside Pavillion(1)                                                    443,723       99%          5/29/98            100,000,000
-----------------------------------------------------------------------------------------------------------------------------------
Northtown Mall                                                           709,870       77%          7/31/98             84,426,244
-----------------------------------------------------------------------------------------------------------------------------------
Edens & Avant Pool II                                                  2,175,884       96%        5/98 - 7/98           70,000,000
-----------------------------------------------------------------------------------------------------------------------------------
                           Promenade at Manassas                         303,643       98%           5/1/98             11,791,400
                           Marietta Trade Center                         305,555      100%           7/1/98             11,261,250
                           Fulton Crossing Shopping Center               179,905      100%           7/1/98              5,106,150
                           Cypress Point Shopping Center                 118,002       90%          7/14/98              4,246,500
                           Rio Pinar Plaza                               113,620       93%           7/1/98              3,521,700
                           Baldwin Square Shopping Center                139,144       67%          7/30/98              3,667,950
                           Mountain Island Market Place                   73,230      100%           6/1/98              3,546,900
                           Butler Square Shopping Center                  80,285      100%          7/20/98              3,265,500
                           Shields Plaza Shopping Center                  79,240      100%           7/1/98              2,764,500
                           Plantation Point Shopping Center               63,200       96%          7/20/98              2,850,750
                           Kenilworth Commons                             38,117      100%          7/20/98              2,629,200
                           Ellis Isle Shopping Center                    238,091      100%           6/1/98              2,552,550
                           Landing Station Shopping Center                58,400       96%           6/1/98              2,479,650
                           Old Canton Road Shopping Center                57,276      100%           6/1/98              1,762,000
                           Reservoir Square Shopping Center               57,238      100%           6/1/98              1,641,000
                           Magee Shopping Center                          93,456       91%           6/1/98              1,451,000
                           English Village Shopping Center                33,472      100%           6/1/98              1,443,000
                           Gateway Plaza                                  28,150      100%          7/28/98              1,405,000
                           Midway Plaza Shopping Center                   25,860      100%          7/28/98              1,129,000
                           Daniel Lake Shopping Center                    45,000      100%           6/1/98                752,000
                           Village Square Shopping Center                 45,000      100%           6/1/98                733,000
-----------------------------------------------------------------------------------------------------------------------------------
Crystal Park IV                                                          466,369      100%           8/1/98             67,039,458
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                              CUT-OFF       1996         1997
         MORTGAGE                                                               APPRAISED      DATE        TOTAL         TOTAL
           LOAN                           PROJECT NAME                            VALUE         LTV       REVENUE       REVENUE
-----------------------------------------------------------------------------------------------------------------------------------
Grapevine Mills                                                                 235,000,000     61.7%         -        4,921,059
-----------------------------------------------------------------------------------------------------------------------------------
Edens & Avant Pool I                                                            265,582,293     47.1%   27,339,587    31,188,916
-----------------------------------------------------------------------------------------------------------------------------------
                           Fairlawn  Town Centre Shopping Center                 42,426,352     47.1%    2,181,472     3,347,980
                           Bishops Corner                                        33,703,809     47.1%    3,454,189     4,012,389
                           South Bay Center                                      28,755,293     47.1%    4,719,564     4,616,953
                           Brookside/Brookway Shopping Center                    26,344,503     47.1%    2,405,952     2,404,938
                           Winchester Court Shopping Center                      18,100,000     47.1%    2,934,606     2,433,513
                           Middlesex Mall                                        21,785,408     47.1%    1,168,459     2,766,409
                           Westown Square Shopping Center                        20,062,883     47.1%    2,210,496     2,386,524
                           Burlington Crossroads                                 20,321,079     47.1%    2,099,543     2,744,794
                           Shrewsbury Crossing Shopping Center                   15,325,014     47.1%    1,518,040     1,587,083
                           Buckeye Plaza                                         12,835,421     47.1%    1,613,313     1,607,114
                           Acton Plaza                                           13,378,512     47.1%    1,312,761     1,533,045
                           Eastchester Plaza                                      4,552,423     47.1%      624,422       626,991
                           Elkhart Plaza Shopping Center                          2,888,082     47.1%      510,703       511,590
                           Columbia Detroit Shopping Center                       3,123,840     47.1%      331,593       356,211
                           Center at Patchogue                                    1,979,674     47.1%      254,474       253,382
---------------------------------------------------------------------------------------------------------------------------------
Mall of New Hampshire                                                           145,600,000     65.2%   10,431,201    12,700,097
---------------------------------------------------------------------------------------------------------------------------------
Westside Pavillion(1)                                                           160,000,000     62.5%   23,603,674    23,000,883
---------------------------------------------------------------------------------------------------------------------------------
Northtown Mall                                                                  128,000,000     58.5%   13,737,676    14,704,975
---------------------------------------------------------------------------------------------------------------------------------
Edens & Avant Pool II                                                           143,567,822     48.8%   12,717,892    14,872,809
---------------------------------------------------------------------------------------------------------------------------------
                           Promenade at Manassas                                 28,400,000     48.8%    2,874,629     3,066,705
                           Marietta Trade Center                                 21,450,000     48.8%    2,335,468     2,723,536
                           Fulton Crossing Shopping Center                        9,500,000     48.8%      927,055       950,831
                           Cypress Point Shopping Center                          7,750,000     48.8%            -     1,072,483
                           Rio Pinar Plaza                                        8,815,000     48.8%    1,063,499     1,059,491
                           Baldwin Square Shopping Center                         7,290,000     48.8%            -             -
                           Mountain Island Market Place                           7,136,522     48.8%      800,936       791,350
                           Butler Square Shopping Center                          6,521,683     48.8%      781,639       780,096
                           Shields Plaza Shopping Center                          5,383,000     48.8%            -       524,743
                           Plantation Point Shopping Center                       6,129,806     48.8%      686,484       668,072
                           Kenilworth Commons                                     4,895,732     48.8%      586,137       620,066
                           Ellis Isle Shopping Center                             4,600,000     48.8%      799,741       792,539
                           Landing Station Shopping Center                        5,263,478     48.8%            -             -
                           Old Canton Road Shopping Center                        3,775,000     48.8%      348,967       348,967
                           Reservoir Square Shopping Center                       3,250,000     48.8%      468,958       432,465
                           Magee Shopping Center                                  3,200,000     48.8%      341,115       344,514
                           English Village Shopping Center                        2,547,853     48.8%      311,063       312,000
                           Gateway Plaza                                          2,723,202     48.8%            -             -
                           Midway Plaza Shopping Center                           2,236,546     48.8%            -             -
                           Daniel Lake Shopping Center                            1,300,000     48.8%      210,281       203,031
                           Village Square Shopping Center                         1,400,000     48.8%      181,920       181,920
-----------------------------------------------------------------------------------------------------------------------------------
Crystal Park IV                                                                 107,000,000     62.7%   14,535,117    14,843,904
-----------------------------------------------------------------------------------------------------------------------------------

                                                                       1996          1997
         MORTGAGE                                                      TOTAL         TOTAL        Underwritable
           LOAN                           PROJECT NAME                  NOI           NOI           Cash Flow    DSCR Fee/Leashold
-----------------------------------------------------------------------------------------------------------------------------------
Grapevine Mills                                                               -    3,866,831       20,619,033    2.17     Fee
-----------------------------------------------------------------------------------------------------------------------------------
Edens & Avant Pool I                                                 18,041,571   21,358,498       21,337,841    2.72     Fee
-----------------------------------------------------------------------------------------------------------------------------------
                           Fairlawn  Town Centre Shopping Center      1,307,148    2,365,727        3,090,396    2.72     Fee
                           Bishops Corner                             2,334,499    2,982,595        2,766,516    2.72     Fee
                           South Bay Center                           2,375,611    2,704,560        2,367,435    2.72     Fee
                           Brookside/Brookway Shopping Center         1,673,000    1,592,147        2,035,408    2.72     Fee
                           Winchester Court Shopping Center           2,375,241    1,933,339        1,912,644    2.72     Fee
                           Middlesex Mall                               743,369    1,779,562        1,637,585    2.72     Fee
                           Westown Square Shopping Center             1,592,334    1,660,918        1,637,208    2.72     Fee
                           Burlington Crossroads                      1,385,749    1,975,448        1,509,724    2.72     Fee
                           Shrewsbury Crossing Shopping Center        1,217,564    1,303,931        1,306,974    2.72     Fee
                           Buckeye Plaza                              1,167,241    1,004,499        1,043,009    2.72     Fee
                           Acton Plaza                                  718,744      885,724          965,800    2.72     Fee
                           Eastchester Plaza                            397,505      408,991          380,790    2.72     Fee
                           Elkhart Plaza Shopping Center                348,879      352,052          304,605    2.72     Fee
                           Columbia Detroit Shopping Center             246,779      244,555          220,771    2.72     Fee
                           Center at Patchogue                          157,908      164,450          158,976    2.72     Fee
-----------------------------------------------------------------------------------------------------------------------------------
Mall of New Hampshire                                                 7,213,932    8,647,413       11,199,597    1.67 Fee/Leashold
-----------------------------------------------------------------------------------------------------------------------------------
Westside Pavillion(1)                                                14,551,461   14,586,111       12,632,326    1.93     Fee
-----------------------------------------------------------------------------------------------------------------------------------
Northtown Mall                                                        9,709,877   10,716,438       10,028,711    1.73     Fee
-----------------------------------------------------------------------------------------------------------------------------------
Edens & Avant Pool II                                                 9,879,831   11,674,117       12,772,222    2.90     Fee
-----------------------------------------------------------------------------------------------------------------------------------
                           Promenade at Manassas                      2,276,793    2,416,101        2,264,551    2.90     Fee
                           Marietta Trade Center                      1,793,780    2,063,814        1,956,808    2.90     Fee
                           Fulton Crossing Shopping Center              826,375      838,219          887,331    2.90     Fee
                           Cypress Point Shopping Center                      -      815,499          815,640    2.90     Fee
                           Rio Pinar Plaza                              711,101      707,585          714,054    2.90     Fee
                           Baldwin Square Shopping Center                     -            -          704,503    2.90  Leasehold
                           Mountain Island Market Place                 668,357      655,555          616,357    2.90     Fee
                           Butler Square Shopping Center                643,481      611,022          567,447    2.90     Fee
                           Shields Plaza Shopping Center                      -      470,906          531,027    2.90     Fee
                           Plantation Point Shopping Center             552,100      507,125          495,446    2.90     Fee
                           Kenilworth Commons                           456,527      508,362          456,872    2.90     Fee
                           Ellis Isle Shopping Center                   358,946      563,970          443,601    2.90     Fee
                           Landing Station Shopping Center                    -            -          436,482    2.90     Fee
                           Old Canton Road Shopping Center              337,007      337,294          321,480    2.90     Fee
                           Reservoir Square Shopping Center             392,075      353,861          299,377    2.90  Leasehold
                           Magee Shopping Center                        250,606      258,705          264,674    2.90  Leasehold
                           English Village Shopping Center              285,727      286,322          263,218    2.90     Fee
                           Gateway Plaza                                      -            -          256,285    2.90     Fee
                           Midway Plaza Shopping Center                       -            -          206,048    2.90     Fee
                           Daniel Lake Shopping Center                  151,768      104,589          137,253    2.90     Fee
                           Village Square Shopping Center               175,188      175,188          133,768    2.90     Fee
-----------------------------------------------------------------------------------------------------------------------------------
Crystal Park IV                                                      10,367,306   10,571,204        9,844,213    1.93     Fee
-----------------------------------------------------------------------------------------------------------------------------------

PROSPECTUS


                      MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)


                         MORGAN STANLEY CAPITAL I INC.
                                   DEPOSITOR
     The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"), certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities") or a combination of Mortgage Loans, MBS and/or Government Securities (with respect to any series, collectively, "Assets"). If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "Lease Assignment"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain series of Certificates, will be such rent payments. The Mortgage Loans and MBS are collectively referred to herein as the "Mortgage Assets." If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

     Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."

                                                 (cover continued on next page)

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
   UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS
     SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Investors should consider, among other things, certain risks set forth under the caption "Risk Factors" herein and in the related Prospectus Supplement.

     Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

     Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.
                                 -------------

                       MORGAN STANLEY & CO. INCORPORATED

                                October 8, 1998

     Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund.

     The Certificates of each series will not represent an obligation of or interest in the Depositor, Morgan Stanley & Co. Incorporated, any Master Servicer, any Sub-Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

     Prospective investors should review the information appearing under the caption "Risk Factors" herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Certain Federal Income Tax Consequences" herein.

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.


                             PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Sub-Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and
(x) whether such Certificates will be initially issued in definitive or book-entry form.


                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth

Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

     To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related mortgagors') rights in one or more leases (each, a "Lease") of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given series, a significant or the sole source of payments on the Mortgage Loans in such series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

     A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield, or by telephone at (212) 761-4700. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                               TABLE OF CONTENTS




                                                                       PAGE
                                                                      -----
PROSPECTUS SUPPLEMENT ...............................................   2
AVAILABLE INFORMATION ...............................................   2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ...................   3
SUMMARY OF PROSPECTUS ...............................................   5
RISK FACTORS ........................................................  12
DESCRIPTION OF THE TRUST FUNDS ......................................  18
USE OF PROCEEDS .....................................................  23
YIELD CONSIDERATIONS ................................................  24
THE DEPOSITOR .......................................................  27
DESCRIPTION OF THE CERTIFICATES .....................................  28
DESCRIPTION OF THE AGREEMENTS .......................................  35
DESCRIPTION OF CREDIT SUPPORT .......................................  50
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES ..........  52
CERTAIN FEDERAL INCOME TAX CONSEQUENCES .............................  66
STATE TAX CONSIDERATIONS ............................................  89
CERTAIN ERISA CONSIDERATIONS ........................................  89
LEGAL INVESTMENT ....................................................  91
PLAN OF DISTRIBUTION ................................................  92
LEGAL MATTERS .......................................................  93
FINANCIAL INFORMATION ...............................................  93
RATING ..............................................................  93
INDEX OF PRINCIPAL DEFINITIONS ......................................  94

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.


TITLE OF CERTIFICATES...  Mortgage Pass-Through Certificates, issuable in series (the "Certificates").


DEPOSITOR..............   Morgan Stanley Capital I Inc., a wholly-owned
                          subsidiary of Morgan Stanley Group Inc. See "The
                          Depositor."


MASTER SERVICER........   The master servicer (the "Master Servicer"), if any,
                          for each series of Certificates, which may be an affiliate of the Depositor, will be named in the related Prospectus Supplement. See "Description of the
                          Agreements--Collection and Other Servicing
                          Procedures."


SPECIAL SERVICER.......   The special servicer (the "Special Servicer"), if
                          any, for each series of Certificates, which may be an affiliate of the Depositor, will be named, or the circumstances in accordance with which a Special
                          Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the
                          Agreements--Special Servicers."


TRUSTEE................   The trustee (the "Trustee") for each series of
                          Certificates will be named in the related Prospectus
                          Supplement. See "Description of the Agreements--The
                          Trustee."


THE TRUST ASSETS.......   Each series of Certificates will represent in the
                          aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:


 (A) MORTGAGE ASSETS...   The Mortgage Assets with respect to each series of
                          Certificates will consist of a pool of multifamily and/or commercial mortgage loans (collectively, the "Mortgage Loans") and mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans (collectively, the "MBS") or a combination of Mortgage Loans and MBS. The Mortgage
                          Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or other person. As more specifically described herein, the Mortgage Loans will be secured by first or junior liens on, or security interests in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties (the "Commercial Properties"). The term
                          "Mortgaged Properties" shall refer to Multifamily
                          Properties or Commercial Properties, or both.

                          To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (each, a "Lease") of one or more lessees (each, a "Lessee") of all or a portion of the related Mortgaged Properties. Unless otherwise specified in the related Prospectus Supplement, a significant or the sole source of payments on certain Commercial Loans (as defined herein) will be the rental payments due under the related Leases. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans--Leases" and "Risk Factors--Limited Assets" herein.

                          The Mortgaged Properties may be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. The Prospectus Supplement will indicate additional jurisdictions, if any, in which the Mortgaged Properties may be located. Unless otherwise provided in the related Prospectus Supplement, all Mortgage Loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Certificates. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor.

                          Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election, in each case as described in the related Prospectus Supplement. Adjustable Mortgage Rates on the Mortgage Loans in a Trust Fund may be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Assets."


 (B) GOVERNMENT
      SECURITIES........  If so provided in the related Prospectus Supplement, the Trust Fund may include, in addition to Mortgage Assets, certain direct obligations of the United States, agencies thereof or agencies created thereby which provide for payment of interest and/or principal (collectively, "Government Securities").


 (C) COLLECTION
      ACCOUNTS..........  Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

 (D) CREDIT SUPPORT....   If so provided in the related Prospectus Supplement,
                          partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust
                          Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates.
                          The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such MBS. See
                          "Risk Factors--Credit Support Limitations" and
                          "Description of Credit Support."


 (E) CASH
      FLOW AGREEMENTS...  If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such MBS. See "Description of the Trust Funds--Cash Flow Agreements." Description of Certificates.


DISTRIBUTIONS ON
 CERTIFICATES...........  Each series of Certificates evidencing an interest in a Trust Fund that includes Mortgage Loans as part of its assets will be issued pursuant to a pooling and servicing agreement, and each series of Certificates evidencing an interest in a Trust Fund that does not include Mortgage Loans will be issued pursuant to a trust agreement. Pooling and servicing agreements and trust agreements are referred to herein as the "Agreements." Each series of Certificates will include one or more classes. Each series of Certificates (including any class or classes of Certificates of such series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a "Certificate Balance") and (other than certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, if any, and the Pass-Through Rate for each class of

                          Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate.

                          Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate Balance, notional amount and Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

                          The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates."


 (A) INTEREST..........   Interest on each class of Offered Certificates
                          (other than Stripped Principal Certificates and certain classes of Stripped Interest Certificates) of each series will accrue at the applicable Pass-Through
                          Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Stripped Interest Certificates may be made on each Distribution Date on the basis of a notional amount as described in the related
                          Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related
                          Prospectus Supplement. See "Risk Factors--Average Life of Certificates; Prepayments; Yields," "Yield
                          Considerations" and "Description of the
                          Certificates--Distributions of Interest on the
                          Certificates."


 (B) PRINCIPAL.........   The Certificates of each series initially will have
                          an aggregate Certificate Balance no greater than the outstanding principal balance of the Assets as of, unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the
                          "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund.

                          Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Stripped Interest Certificates with no Certificate Balance will not receive distributions in respect of principal. See "Description of the Certificates--Distributions of Principal of the Certificates."


ADVANCES...............   Unless otherwise provided in the related Prospectus
                          Supplement, the Master Servicer will be obligated as part of its servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments on the Whole Loans in such Trust Fund.
                          Neither the Depositor nor any of its affiliates will have any responsibility to make such advances.
                          Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Whole Loans and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus
                          Supplement for any series, the Master Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust
                          Fund. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS. See "Description of the Certificates--Advances in Respect of Delinquencies."


TERMINATION............   If so specified in the related Prospectus
                          Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or on and after a date specified in such Prospectus Supplement, the party specified therein will solicit bids for the purchase of all of the Assets of the Trust Fund, or of a sufficient portion of such Assets to retire such class or classes, or purchase such Assets at a price set forth in the related Prospectus Supplement. In addition, if so provided in the related Prospectus Supplement, certain classes of Certificates may be purchased subject to similar conditions. See "Description of the Certificates--Termination."


REGISTRATION OF
 CERTIFICATES...........  If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates will initially be represented by one or more Certificates registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


TAX STATUS OF
 THE CERTIFICATES.......  The Certificates of each series will constitute either
                          (i) "regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in a Trust Fund treated as a REMIC under Sections 860A through 860G of the Code, or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

 (A) REMIC.............   REMIC Regular Certificates generally will be treated
                          as debt obligations of the applicable REMIC for federal income tax purposes. Certain REMIC Regular
                          Certificates may be issued with original issue discount for federal income tax purposes. See "Certain
                          Federal Income Tax Consequences" in the Prospectus
                          Supplement.

                          A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates, (ii) may be treated as unrelated business taxable income for holders of REMIC Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to foreign withholding rules. See "Certain Federal Income Tax Consequences--REMICs --Taxation of Owners of REMIC Residual Certificates".

                          The Offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, in each case to the extent described herein and in the Prospectus. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.


 (B) GRANTOR TRUST.....   If no election is made to treat the Trust Fund
                          relating to a Series of Certificates as a real estate mortgage investment conduit ("REMIC"), the Trust Fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interests in the Mortgage Pool or pool of securities and any other assets held by the Trust Fund.

                          Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.


ERISA CONSIDERATIONS...   A fiduciary of an employee benefit plan or other
                          retirement plan or arrangement, including an individual retirement account or annuity or a Keogh plan, and any collective investment fund or insurance company general or separate account in which such plans, accounts, annuities or arrangements are invested, that is subject to Title I of the Employee
                          Retirement Income Security Act of 1974, as amended
                          ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section
                          4975 of the Code. See "Certain ERISA Considerations" herein and in the related Prospectus Supplement. To the extent specified in the related Prospectus
                          Supplement, certain classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code, will not cause the assets of the Trust to be deemed "plan assets" for purposes of ERISA and the Code and will not subject the Trustee, the Depositor or the Master
                          Servicer to additional obligations. See "Certain ERISA
                          Considerations" herein and in the related Prospectus
                          Supplement.


LEGAL INVESTMENT.......   The related Prospectus Supplement will specify
                          whether any class or classes of the Offered
                          Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage
                          Market Enhancement Act of 1984, as amended. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered
                          Certificates constitute legal investments for them.
                          See "Legal Investment" herein and in the related
                          Prospectus Supplement.

RATING.................   At the date of issuance, as to each series, each
                          class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

     Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.


LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders", "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for information concerning the Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination". Morgan Stanley & Co. Incorporated currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.


LIMITED ASSETS

     The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Assets will be the obligations (if any) of the Warrantying Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's, any Special Servicer's and any Sub-Servicer's servicing obligations under the related Pooling and Servicing Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable). Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Certificates (including the Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

     Unless otherwise specified in the related Prospectus Supplement, a series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.


AVERAGE LIFE OF CERTIFICATES; PREPAYMENTS; YIELDS

     Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Assets. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and
(b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.


LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

     The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See "Description of Credit Support" and "Rating."

RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

     Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Trust Funds--Assets." The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "--Junior Mortgage Loans."

     The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

     It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of only a limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

     If applicable, certain legal aspects of the Mortgage Loans for a series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans and the Leases" herein.


RISKS ASSOCIATED WITH COMMERCIAL LOANS AND LEASES

     If so described in the related Prospectus Supplement, each mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Commercial Loan will represent a nonrecourse obligation of the related mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the mortgagors will have any significant assets other than the Commercial Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hospital, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the

Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.


BALLOON PAYMENTS

     Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and convalescent homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.


JUNIOR MORTGAGE LOANS

     To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties."


OBLIGOR DEFAULT

     If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer, a Sub-Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer, a Sub-Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Whole Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Whole Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.


MORTGAGOR TYPE

     Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of single family mortgage loans. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.


CREDIT SUPPORT LIMITATIONS

     The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

     Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates.


SUBORDINATION OF THE SUBORDINATE CERTIFICATES; EFFECT OF LOSSES ON THE ASSETS

     The rights of Subordinate Certificateholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Master Servicer (to the extent that the Master Servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the Senior Certificateholders to the extent described herein. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Certificates. See "Description of the Certificates--General" and "--Allocation of Losses and Shortfalls."

     The yields on the Subordinate Certificates may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Certificates may be lower than anticipated.


ENFORCEABILITY

     Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. Moreoever, the presence of hazardous or toxic substances, or the failure to remediate such property, may adversely affect the owner or operator's ability to borrow using such property as collateral. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") and other federal law, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage under certain circumstances. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that none of the Master Servicer, the Sub-Servicer or the Special Servicer, acting on behalf of the Trust Fund, may acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation."


ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series.


CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES


     Except as provided in the Prospectus Supplement, REMIC Residual Certificates, if offered hereunder, are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC Residual Certificates in the early years of the existence of the related REMIC, even if the REMIC Residual Certificates receive no distributions from the related REMIC, with a corresponding amount of losses allocated to the REMIC Residual Certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC Residual Certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC Residual Certificates may have a negative "value." Moreover, the REMIC Residual Certificates will in effect be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but such expenses will be deductible by holders of the REMIC Residual Certificates that are individuals only as itemized deductions (and be subject to all the limitations applicable to itemized deductions). Accordingly, investment in the REMIC Residual Certificates will generally not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Finally, prospective purchasers of a REMIC Residual Certificate should be aware that recently issued final regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests. See "Certain Federal Income Tax Consequences--REMICs."


CONTROL

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default," "--Rights Upon Event of Default," "--Amendment" and "--List of Certificateholders."


BOOK-ENTRY REGISTRATION

     If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


                        DESCRIPTION OF THE TRUST FUNDS


ASSETS

     The primary assets of each Trust Fund (the "Assets") will include (i) multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS"), (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities"), or (iv) a combination of Mortgage Loans, MBS and Government Securities. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as Underlying Mortgage Loans. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Morgan Stanley Capital I Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

     Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Assets.


MORTGAGE LOANS


 GENERAL

     The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold will exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.


 LEASES

     To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the mortgagor and the mortgagee may agree that payments under Leases are to be made directly to the Master Servicer.

     To the extent described in the related Prospectus Supplement, the Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the mortgagors must rely on other income or sources (including security deposits) generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the mortgagor must rely entirely on rent paid by such Lessee in order for the mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the mortgagor, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.


 DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service

Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization,
(ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

     As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee, rather than the mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a Balloon Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Mortgage Loans could be significant even though the related Debt Service Coverage Ratio is high.

     The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor.

     Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties," "--Balloon Payments," "--Junior Mortgage Loans," "--Obligor Default" and "--Mortgagor Type."


 LOAN-TO-VALUE RATIO

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.


 MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category), (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,
(v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located,
(viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments,
(xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.


 PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.


MBS

     ANY MBS WILL HAVE BEEN ISSUED PURSUANT TO A PARTICIPATION AND SERVICING AGREEMENT, A POOLING AND SERVICING AGREEMENT, A TRUST AGREEMENT, AN INDENTURE OR SIMILAR AGREEMENT (AN "MBS AGREEMENT"). A SELLER (THE "MBS ISSUER") AND/OR SERVICER (THE "MBS SERVICER") OF THE UNDERLYING MORTGAGE LOANS (OR UNDERLYING
MBS) WILL HAVE ENTERED INTO THE MBS AGREEMENT WITH A TRUSTEE OR A CUSTODIAN UNDER THE MBS AGREEMENT (THE "MBS TRUSTEE"), IF ANY, OR WITH THE ORIGINAL PURCHASER OF THE INTEREST IN THE UNDERLYING MORTGAGE LOANS OR MBS EVIDENCED BY THE MBS.

     Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that include MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and (xiii) whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.


GOVERNMENT SECURITIES

     The Prospectus Supplement for a series of Certificates evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Government Securities, (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Government Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Government Securities and (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.


ACCOUNTS


     Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Certificate Account and Other Collection Accounts."


CREDIT SUPPORT


     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."


CASH FLOW AGREEMENTS


     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.


                                USE OF PROCEEDS


     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Assets and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS


GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."


PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.


TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.


PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the Certificates will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Certificates, the effect on yield on one or more classes of the Certificates of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.


     When a full prepayment is made on a Mortgage Loan, the mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.


     The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.


PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE


     The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.


     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.


     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).


     In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the MBS. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR.


     The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.


OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

 TYPE OF MORTGAGE ASSET

     A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

 FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

 DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                 THE DEPOSITOR

     Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of the Depositor are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4700.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of Offered Certificates.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "Limited Assets."


DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.


AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the Certificates of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

     (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

     (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

     (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

     (c) all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, a Special Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

     (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

     (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

     (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

     (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

     As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Average Life of Certificates; Prepayments; Yields" and "Yield Considerations."


DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The Certificates of each series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.


COMPONENTS

     To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively.


DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.


ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of Certificates evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account prior to any distributions being made on the Certificates to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Certificates. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer is required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.


REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Certificates of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

     (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

     (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

     (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

     (vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

     (viii) with respect to each Whole Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (ix) with respect to any Whole Loan liquidated during the related Due Period (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

     (x) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and
(b) the amount of any loss to Certificateholders;

     (xi) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

     (xii) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (xiii) with respect to any such REO Property sold during the related Due Period (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

     (xiv) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

     (xv) the aggregate amount of principal prepayments made during the related Due Period;

     (xvi) the amount deposited in the reserve fund, if any, on such Distribution Date;

     (xvii) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

     (xviii) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

     (xix) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xx) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xxi) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date;

     (xxii) and the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i),
(ii), (xiv), (xviii) and (xix) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


TERMINATION

     The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Certificate Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.


     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.


     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.


     DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.


     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.


     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

     The Certificates of each series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.


ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

     The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

     If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Master Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Lease in trust for the benefit of the Certificateholders.

     With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warrantying Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warrantying Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

     Any Warrantying Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.


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

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warrantying Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

     Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warrantying Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warrantying Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warrantying Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warrantying Party.

     Neither the Depositor (except to the extent that it is the Warrantying Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out such obligations with respect to Whole Loans.

     Unless otherwise provided in the related Prospectus Supplement the Warrantying Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering
(i) the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warrantying Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

     A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."


CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

     GENERAL

     The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Certificate Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

 Deposits

     A Master Servicer or the Trustee will deposit or cause to be deposited in the Certificate Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

     (i) all payments on account of principal, including principal prepayments, on the Assets;

     (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer, a Sub-Servicer or a Special Servicer as its servicing compensation and net of any Retained Interest;

     (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

     (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (vi) any amounts representing Prepayment Premiums;

     (vii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (viii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Certificates Termination" (also, "Liquidation Proceeds");

     (ix) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements Retained Interest; Servicing Compensation and Payment of Expenses";

     (x) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Assets; (xi) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";


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

     (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account;

     (xii) and any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related Prospectus Supplement.

 Withdrawals

     A Master Servicer or the Trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

     (i) to make distributions to the Certificateholders on each Distribution Date;

     (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Certificates Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

     (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

     (iv) to reimburse a Master Servicer for any advances described in clause
(ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related series;

     (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause
(ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

     (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, Mortgaged Properties securing defaulted Whole Loans as described under "Realization Upon Defaulted Whole Loans";

     (vii) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

     (viii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

     (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

     (x) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;


     (xi) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

     (xii) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

     (xiii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax
Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

     (xiv) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

     (xv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Certificateholders;

     (xvi) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Certificateholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

     (xvii) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

     (xviii) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement; and

     (xix) to clear and terminate the Certificate Account at the termination of the Trust Fund.

     OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer or Special Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."


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

     The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and
(ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.


SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest, Servicing Compensation and Payment of Expenses."


SPECIAL SERVICERS

     To the extent so specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the rights, obligations and compensation of a Special Servicer. The Master Servicer will only be responsible for the duties and obligations of a Special Servicer to the extent set forth in the Prospectus Supplement.


REALIZATION UPON DEFAULTED WHOLE LOANS

     A mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of the Mortgage--Loans and the Leases."

     Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

     The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

     (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

     (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances (the cost of which actions will be an expense of the Trust Fund).

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

     If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."


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

     If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Certificate Account all sums that would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

     In addition, to the extent required by the related Mortgage, the Master Servicer may require the mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer, Sub-Servicer or Special Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer, Sub-Servicer or Special Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.


RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related Prospectus Supplement, the Master Servicer or the mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the Master Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.


FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer and any Special Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as applicable. The related Agreement will allow the Master Servicer and any Special Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreement are met.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."


RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a Sub-Servicer pursuant to the Agreement.

     The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.


EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ("FHLMC"), the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.


CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;
(iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.


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

     Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.


EVENTS OF DEFAULT

     Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.



RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under "Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     Each Agreement may be amended by the parties thereto without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.


THE TRUSTEE

     The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.


DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any series entitled to at least 51% of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.


























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                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.


     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO THE WHOLE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.


INSURANCE POLICIES AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.


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

          CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."


GENERAL

     All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.


INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the mortgagor, which remains entitled to collect such revenues absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.


PERSONALTY

     Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.


FORECLOSURE


 GENERAL

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.


 JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.


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 EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent (or the mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.


 NON-JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.


 PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.


 REO PROPERTIES

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Master Servicer or any related Sub-servicer or the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Master Servicer or any related Sub-servicer or the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Master Servicer or any related Sub-servicer or the Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Master Servicer or any related Sub-servicer or the Special Servicer of its obligations with respect to such REO Property.

     In general, the Master Servicer or any related Sub-servicer or the Special Servicer or an independent contractor employed by the Master Servicer or any related Sub-servicer or the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Master Servicer or any related Sub-servicer or the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer or any related Sub-servicer or the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code (an "REO Tax") at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences-REMICs" in the Prospectus.


 RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.


     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.


 ANTI-DEFICIENCY LEGISLATION

     Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will


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

usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.


 LEASEHOLD RISKS

     Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

     In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.


BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.


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

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of Certificates to exercise certain contractual remedies with respect to the Leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related series of Certificates in the event that a related Lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. Rents and other proceeds of a Mortgage Loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a Lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related Prospectus Supplement, the Lessee will agree under certain Leases to pay all amounts owing thereunder to the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related Lessee, under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.


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

     To the extent described in the related Prospectus Supplement, certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related Prospectus Supplement, certain limited partnership agreements of the Mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related series of Certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt general partner. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the Mortgagor or its security interest in the Mortgaged Property.


JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

     To the extent specified in the related Prospectus Supplement, some of the Mortgage Loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the related Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Mortgage Loan to be sold upon default of the Mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer or Special Servicer, as applicable, asserts its subordinate interest in a Mortgaged Property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation


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

awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.


ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental liabilities may give rise to (i) a diminution in value of property securing any Mortgage Loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances, as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when these ACMs are in poor condition or when


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

a property with ACMs is undergoing repair, renovation or demolition. Such laws could also be used to impose liability upon owners and operators of real properties for release of ACMs into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal, state, and local agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and under other federal law and the law of certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a Mortgaged Property may become liable in some circumstances either to the government or to private parties for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute such an encroachment on the actual management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.

     This scope of the secured creditor exemption has been clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which was signed into law by President Clinton on September 30, 1996, and which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. The protections afforded lenders under the Asset Conversion Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Therefore, a federal statute of particular significance is Subtitle I of the Resource Conservation and Recovery Act ("RCRA"), which governs the operation and management of underground petroleum storage tanks. Under the Asset Conservation Act, the holders of security interests in underground storage tanks or properties containing such tanks are accorded protections similar to the protections accorded to lenders under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon clean up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

     Unless otherwise provided in the related Prospectus Supplement, the Warrantying Party with respect to any Whole Loan included in a Trust Fund for a particular series of Certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association ("FNMA") Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if such Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. This requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Hazard Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer or a Special Servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case may be, will in fact insulate a given Trust Fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

     Unless otherwise specified in the related Prospectus Supplement, the Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. If specified in the related Prospectus Supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the Certificates of a Series or as of another specified date, no related Mortgaged Property is affected by a Disqualifying Condition (as defined below). In the event that, following a default in payment on a Mortgage Loan that continues for 60 days,
(i) the environmental inquiry conducted by the Master Servicer or Special Servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the Certificates of a Series and (ii) the Master Servicer or the Special Servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition the Warrantying Party, at its option, will reimburse the Trust Fund, cure such Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the date of initial issuance of the Certificates of the related Series, whether due to actions of the Mortgagor, the Master Servicer, the Special Servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the Certificates of a Series.

     A "Disqualifying Condition" is defined generally as a condition, existing as a result of, or arising from, the presence of Hazardous Materials (as defined below) on a Mortgaged Property, such that the Mortgage Loan secured by the affected Mortgaged Property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the Certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the Certificates of such series.

     "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA


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and RCRA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the related Mortgaged Property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

     In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.


SUBORDINATE FINANCING

     Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.


ACCELERATION ON DEFAULT

     Unless otherwise specified in the related prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable


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or unjust or the circumstances would render the acceleration unconscionable.
Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgage Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or


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other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Brown & Wood LLP or Cadwalader, Wickersham & Taft or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.


GENERAL

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.


GRANTOR TRUST FUNDS

     If a REMIC election is not made, Brown & Wood LLP or Cadwalader, Wickersham & Taft or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.


 A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b) (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. In general, a Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income as and deductions as and when collected by or paid to the Master Servicer or, with respect to original issue discount or certain other income items for which the Certificateholder has made an election, as such amounts are accrued by the Trust Fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions (subject to the foregoing limitations) when such amounts are paid or such Certificateholder would otherwise be entitled to claim such deductions had it held the Mortgage Assets directly. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is made to the Master Servicer, whichever is earlier and may deduct its pro rata share of expense items (subject to the foregoing limitations) when such amounts are paid or such Certificateholder


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otherwise would be entitled to claim such deductions had it held the Mortgage
Assets directly. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

     Unless otherwise specified in the related Prospectus Supplement or otherwise provided below, as to each Series of Certificates, counsel to the Depositor will have advised the Depositor that:

     (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

     (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

     (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

     (iv) a Grantor Trust Certificate owned by a financial asset securitization investment trust will represent "permitted assets" with the meaning of Code
Section 860L(c).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Mortgage Asset or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate representing an interest in a Mortgage Asset or Mortgage Loan acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or


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underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     On December 30, 1997, the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that includes March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the Trust Fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related Prospectus Supplement, the Trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for


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

payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without consent of the IRS.

     Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a Mortgage Asset, Mortgage Loan or Grantor Trust Certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).


 B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

     1. STRIPPED BONDS AND STRIPPED COUPONS

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped



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or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. Unless otherwise specified in the related prospectus supplement, all payments from a Mortgage Asset underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such Certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the Certificateholder will not recover its investment. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code
Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

     2. GRANTOR TRUST CERTIFICATES REPRESENTING INTERESTS IN LOANS OTHER THAN ARM LOANS

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will


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

be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

     Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption") on the issue date of such Grantor Trust Certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

     Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the stated redemption price at maturity received during such accrual period, and
(ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price


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

equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

     3. GRANTOR TRUST CERTIFICATES REPRESENTING INTERESTS IN ARM LOANS

     The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.


 C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will generally be long-term capital gain if the Grantor Trust Certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of Grantor Trust Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a Grantor Trust Certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the Grantor Trust Certificate substantially contemporaneously with acquiring the Grantor Trust Certificate, (ii) the Grantor Trust Certificate is part of a straddle, (iii) the Grantor Trust Certificate is marketed or sold as producing capital gain, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a Grantor Trust Certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.


 D. NON-U.S. PERSONS

     Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not


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

be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). To the extent payments to Grantor Trust Certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying Mortgage Assets, or such Grantor Trust Certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to Mortgage Assets where the mortgagor is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a Grantor Trust Certificate is effectively connected with a U.S. trade or business of a Grantor Trust Certificateholder that is not a U.S. Person, such Certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons (and, with respect to Grantor Trust Certificates held by or on behalf of corporations, also may be subject to branch profits tax). In addition, if the Trust Fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a Mortgage Asset secured by such an interest (which for this purpose includes real property located in the United States and the Virgin Islands), a Grantor Trust Certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

     As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.


 E. INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a Grantor Trust Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other conditions are met. Such as sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


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

REMICS

     The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Brown & Wood LLP or Cadwalader, Wickersham & Taft or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation and any "regular interest" in another REMIC) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown & Wood LLP or Cadwalader, Wickersham & Taft or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered to evidence ownership of regular interests ("REMIC Regular Certificates") or residual interests ("REMIC Residual Certificates") in the related REMIC within the meaning of the REMIC provisions.


     Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;
(ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.


 A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.


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

     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates, stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be


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

determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These proposed regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by the Depositor and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during


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

an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:
(a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates "--that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of


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each distribution representing amounts included in such certificate's stated
redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will


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be applied as an offset against such interest payment. On June 27, 1996, the
IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the Amortizable Bond Premium Regulations, which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above for the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of the taxable year in which the election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income. Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capita gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

     It is possible that capital gain realized by holders of one or more classes of REMIC Regular Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the REMIC Regular Certificate


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

substantially contemporaneously with acquiring the REMIC Regular Certificate,
(ii) the REMIC Regular Certificate is part of a straddle, (iii) the REMIC Regular Certificate is marketed or sold as producing capital gains, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a REMIC Regular Certificate is part of a conversion transaction, all or a portion of the gain realized upon the sale or other disposition of the REMIC Regular Certificate would be treated as ordinary income instead of capital gain.

     The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.


     Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets.

     Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates


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

becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual that does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the Issuer and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S Persons that own directly or indirectly, a greater than 10% interest in any Mortgagor, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Mortgagor.

     For these purposes, a "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business or a trust as to which (i) a court in the United States is able to exercise primary supervision over its administration and (ii) one or more U.S. Persons have the right to control all substantial decisions of the trust.

     Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such


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seller is a Non-U.S. Person, and certain other conditions are met. Such as sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met).
Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     On October 6, 1997, the Treasury Department issued the New Regulations, which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


 B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest


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and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.


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

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and
(iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.


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     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.


PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

     In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Servicer's, Trustee's or Depositor's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Servicer, Trustee or Depositor, as the case may be, out of its own funds or (ii) the Depositor's obligation to repurchase a Mortgage Loan, such tax will be borne by the Depositor. In the event that such Servicer, Trustee or Depositor, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.


LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.


ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.


TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.


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

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.


TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of
(A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means
(i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships (generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through
777) will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                           STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                         CERTAIN ERISA CONSIDERATIONS


GENERAL

     Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject thereto ("ERISA Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such ERISA Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal, state or local law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.


PROHIBITED TRANSACTIONS


 GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes certain excise taxes on similar transactions between employee benefit plans and certain other retirement plans and arrangements, subject thereto including individual retirement accounts or annuities and Keogh plans, subject thereto and disqualified persons with respect to such plans and arrangements (together with ERISA Plans, "Plans").

     The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless certain exceptions apply.

     Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Depositor, the Master Servicer, any Sub-Servicer, the Trustee, any insurer of the Mortgage Assets and other persons, in providing services with respect to the assets of the Trust, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest (excluding equity interests held by persons who have discretionary authority or control with respect to the assets of the entity (or held by affiliates of such persons)). "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans and foreign plans) and entities whose underlying assets include plan assets by reason of plan investment in such entities. The 25% limitation must be met with respect to each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

     General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

     (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust with respect to the right to receive payment in the event of default or delinquencies in the underlying assets of the Trust;

     (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Credit Rating Co., Fitch Investors Service, L.P., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services;

     (4) The Trustee is not an affiliate of the Depositor, any Underwriter, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");

     (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Pooling Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

     (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     Before purchasing a Certificate in reliance on the Exemption, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the general conditions and other requirements set forth in the Exemption would be satisfied.


REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 (for certain transactions involving insurance company general accounts) may be available. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, Prohibited Transaction Class Exemption 83-1 (for certain transactions involving mortgage pool investment trusts), or any other exemption, with respect to the Certificates offered thereby.

                               LEGAL INVESTMENT

     The Prospectus Supplement for each series of Offered Certificates will identify those classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only those classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series representing interests in a Trust Fund consisting of Mortgage Loans or MBS, provided that such Mortgage Loans (or the Mortgage Loans underlying the MBS) are secured by first liens on Mortgaged Property and were originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, depository insitutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Offered Certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Accordingly, investors affected by such legislation, when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage-related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Section 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes. Until October 1, 1998, federal credit unions will still be subject to the FFIEC's now-superseded "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as adopted by the NCUA with certain modifications, which prohibited depository institutions from investing in certain "high-risk mortgage securities," except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

     Except as to the status of certain classes of Offered Certificates identified in the Prospectus Supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                             PLAN OF DISTRIBUTION

     The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated ("Morgan Stanley") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Morgan Stanley acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of Offered Certificates, Morgan Stanley will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Morgan Stanley elects to purchase Offered Certificates as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor will indemnify Morgan Stanley and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Morgan Stanley and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

     Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.


                                 LEGAL MATTERS

     Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York or Brown & Wood LLP, New York, New York or such other counsel as may be specified in the related Prospectus Supplement.


                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                    RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS



1986 Act .....................................   75
Accrual Certificates .........................   8, 28
ACMs .........................................   60
ADA ..........................................   64
Amortizable Bond Premium Regulations .........   68
Applicable Amount ............................   84
ARM Loans ....................................   21, 70
Asset Conservation Act .......................   61
Asset Seller .................................   18
Assets .......................................   1, 18
Balloon Mortgage Loans .......................   15
Bankruptcy Code ..............................   57
Book-Entry Certificates ......................   28
Cash Flow Agreement ..........................   7, 23
Cash Flow Agreements .........................   1
Cede .........................................   3, 34
CERCLA .......................................   17, 61
Certificate Account ..........................   37
Certificate Balance ..........................   7
Certificate Owners ...........................   34
Certificateholders ...........................   3
Certificates .................................   5
Closing Date .................................   75
Code .........................................   10
Commercial Loans .............................   18
Commercial Properties ........................   5, 18
Commission ...................................   2
Contributions Tax ............................   86
Cooperatives .................................   19
Covered Trust ................................   16, 50
CPR ..........................................   26
Credit Support ...............................   1, 7, 23
Crime Control Act ............................   65
Cut-off Date .................................   8
Deferred Interest ............................   72
Definitive Certificates ......................   28, 34
Depositor ....................................   18
Determination Date ...........................   28
Distribution Date ............................   8
DTC ..........................................   3, 33
Due Period ...................................   29
Environmental Hazard Condition ...............   62
Equity Participations ........................   22
ERISA ........................................   10, 89
ERISA Plans ..................................   89
Exchange Act .................................   3
Exemption ....................................   90
FDIC .........................................   37
FFIEC ........................................   91

FHLMC ...............................   45
FNMA ................................   62
Government Securities ...............   1, 6, 18
Grantor Trust Certificates ..........   9
Indirect Participants ...............   34
Insurance Proceeds ..................   38
IRS .................................   68
Labor ...............................   89
L/C Bank ............................   51
Lease ...............................   3, 5
Lease Assignment ....................   1
Legislative History .................   75
Lessee ..............................   3, 5
Liquidation Proceeds ................   38
Lock-out Date .......................   22
Lock-out Period .....................   22
Mark-to-Market Regulations ..........   83
Master REMIC ........................   74
Master Servicer .....................   5
MBS .................................   1, 5, 18
MBS Agreement .......................   22
MBS Issuer ..........................   22
MBS Servicer ........................   22
MBS Trustee .........................   22
Morgan Stanley ......................   92
Mortgage Loans ......................   1, 5, 18
Mortgage Notes ......................   19
Mortgage Rate .......................   6, 21
Mortgages ...........................   19
Multifamily Loans ...................   18
Multifamily Properties ..............   5, 18
NCUA ................................   91
New Regulations .....................   73
Nonrecoverable Advance ..............   31
OCC .................................   91
Offered Certificates ................   1
OID .................................   66, 68
OID Regulations .....................   68
Originator ..........................   19
Participants ........................   33
Pass-Through Rate ...................   7, 29
Payment Lag Certificates ............   80
Permitted Investments ...............   38
Plans ...............................   89
Prepayment Assumption ...............   71
Prepayment Premium ..................   22
Prohibited Transactions Tax .........   85
Rating Agency .......................   11
RCRA ................................   61
Record Date .........................   28
Related Proceeds ....................   31

Relief Act ...............................   65
REMIC ....................................   10
REMIC Certificates .......................   74
REMIC Regular Certificateholders .........   75
REMIC Regular Certificates ...............   9, 74
REMIC Regulations ........................   66
REMIC Residual Certificateholder .........   81
REMIC Residual Certificates ..............   9, 74
REO Extension ............................   55
REO Tax ..................................   56
Restricted Group .........................   90
RICO .....................................   65
Senior Certificates ......................   8, 28
Servicing Standard .......................   40
SMMEA ....................................   91
SMMEA Certificates .......................   91
Special Servicer .........................   5, 41
Stripped ARM Obligations .................   72
Stripped Bond Certificates ...............   69
Stripped Coupon Certificates .............   69
Stripped Interest Certificates ...........   8, 28
Stripped Principal Certificates ..........   8, 28
Subordinate Certificates .................   8, 28
Sub-Servicer .............................   41
Sub-Servicing Agreement ..................   41
Subsidiary REMIC .........................   74
Super-Premium Certificates ...............   76
Title V ..................................   64
Trust Assets .............................   2
Trust Fund ...............................   1
Trustee ..................................   5
UCC ......................................   33
Voting Rights ............................   17
Warrantying Party ........................   36

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                        INSTRUCTIONS TO INSTALL CD-ROM





ACCESSING APPRAISALS IN ADOBE ACROBAT1 PDF (PORTABLE DOCUMENT FORMAT)


FOR USERS WITH PRE-INSTALLED ACROBAT READERS


 o Insert the disk in the CD-ROM drive and double-click on your CD-ROM drive icon.


 o Please note that the file index.pdf has a listing of all mortgage loans. Double click on the file index.pdf. Acrobat Reader will launch and display an index page with a table of contents of the CD-ROM.


 o  Within index.pdf click on the name of the mortgage loan you wish to review.



 o Acrobat Reader will display the contents of the file (appraisal) on the screen.


 o Once in the Acrobat Reader, use the "Help" menu, which is located in the upper right hand corner of the screen, to learn about features of the Reader.


FOR USERS WHO NEED TO INSTALL THE ACROBAT READER


 o Insert the disk in the CD-ROM drive and double-click on your CD-ROM drive icon.


 o  Double click on the "Acrobat" folder.


 o If you are a Windows 95 or Windows NT 4.0 user, double-click on the "Win95" folder. Once inside the folder, double-click on the "Ar32e30.exe" file (the Acrobat Reader installation program). Follow the instructions of the installation program.


 o If you are a Windows 3.11 user, double-click on the "Win31" folder. Once inside the folder, double-click on the "Ar16e30.exe" file (the Acrobat Reader installation program). Follow the instructions of the installation program.


 o Once your reader is installed, go back to the CD-ROM. Please note that the file index.pdf has a listing of all mortgage loans. Double click on the file index.pdf. Acrobat Reader will launch and display an index page with a table of contents of the CD-ROM.


 o  Within index.pdf click on the name of the mortgage loan you wish to review.



 o  Acrobat Reader will display the contents of the file (appraisal) on screen.



 o Once in the Acrobat Reader, use the "Help" menu, which is located in the upper right hand corner of the screen, to learn about features of the Reader.




----------
(1)   Adobe and Acrobat are registered trademarks of Adobe Systems
      Incorporated.

     This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission either in paper form or by means of its EDGAR system as part of Current Reports on Form 8-K, which are incorporated by reference in this Prospectus Supplement, and are also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Marc Childress of Morgan Stanley & Co. Incorporated at
(212) 761-7212 to receive an original copy of the CD ROM.


     If and when the words "expects," "intends," "anticipates," "estimates" and analogous expressions are used on the CD-ROM, such statements are subject to a variety of risks and uncertainties that could cause results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, and various other events, conditions and circumstances, many of which are beyond the control of the Depositor and the Underwriter, the Trustee, the Master Servicer, the Special Servicer, MSMC and the Originator. Any forward-looking statements speak only as of their date. The Depositor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in the CD-ROM to reflect any change in events, conditions or circumstances on which any such statement is based.


     This diskette contains Loan Characteristics/Schedule of Additional Information for Mortgage Loans in Microsoft Excel (1) Version 7.0 format. The information contained in this diskette appears elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. Defined terms used in this diskette but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and Prospectus. All of the information contained in this diskette is subject to the same limitations and qualifications contained elsewhere in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this diskette. If this diskette was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Marc Childress of Morgan Stanley & Co. Incorporated at (212) 761-7212 to receive an original copy of the diskette. Upon opening the Microsoft Excel file contained on this diskette, a legend will be displayed, which should be read carefully.
--------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.